SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                            ARMSTRONG HOLDINGS, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5)  Total fee paid:

--------------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

                                                     PRELIMINARY PROXY STATEMENT
         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 2003

                            ARMSTRONG HOLDINGS, INC.

                              2500 COLUMBIA AVENUE
                               LANCASTER, PA 17603

                             -----------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD [DECEMBER 3, 2003]

                            ------------------------

                                                           [September  __, 2003]

To Our Shareholders:

           A Special Meeting of Shareholders of Armstrong Holdings, Inc. will be held on [December 3, 2003]. The meeting will be held at 11:00 a.m., Eastern Daylight Time, at Weil, Gotshal and Manges LLP, 25th Floor, 767 Fifth Avenue, New York, New York 10153. The meeting has been called by the Board of Directors to act on the dissolution and winding up of the Company.

           At the meeting, shareholders will be asked:

           1. To dissolve Armstrong Holdings, Inc. and to approve a plan of dissolution, winding up and distribution approved and recommended by the Board of Directors, pursuant to which the company will be voluntarily dissolved, its assets liquidated as necessary, its liabilities provided for and affairs wound up and any remaining assets will be distributed to shareholders, all in connection with the reorganization of the company's major operating subsidiary, Armstrong World Industries, Inc., under chapter 11 of the U.S. Bankruptcy Code; and

           2. To take action on any other matters properly brought before the meeting.

           Your proxy to vote at the meeting is being solicited on behalf of our Board of Directors. Record holders of our common shares at the close of business on [August --, 2003] may vote at the meeting. Please note that, to attend the meeting in person, you will need to show that you are a shareholder and follow the instructions printed on the proxy card accompanying the enclosed proxy statement in order to obtain an admission ticket. If your shares are in the name of your broker or bank, you must also bring evidence of your beneficial stock ownership, such as your most recent account statement, and picture identification.

           Whether or not you plan to attend the meeting in person, your vote is important. In order to maximize the economic benefits to shareholders that can result from the chapter 11 plan of Armstrong World Industries, Inc., as discussed in the accompanying proxy statement, the plan of dissolution, winding and distribution must be approved by the shareholders. Please read the enclosed proxy statement and accompanying materials and vote your shares (i) by signing and dating the proxy card and mailing it promptly in the enclosed postage prepaid envelope, or (ii) by telephone, using the toll-free telephone number printed on the proxy card, or (iii) by voting on the Internet, using the instructions printed on the proxy card. This will ensure that your shares are represented at the meeting.

                                         By order of the Board of Directors,

                                          /s/ John N. Rigas
                                         ---------------------------------------
                                         John N. Rigas
                                         Senior Vice President, Secretary and
                                          General Counsel
                                         Armstrong Holdings, Inc.

                                                     PRELIMINARY PROXY STATEMENT
         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 26, 2003



                            ARMSTRONG HOLDINGS, INC.

                              2500 COLUMBIA AVENUE
                          LANCASTER, PENNSYLVANIA 17603

                             -----------------------

                                 PROXY STATEMENT

                           ---------------------------

                         SPECIAL MEETING OF SHAREHOLDERS

                           ---------------------------
                                                          [September ____, 2003]

           This proxy statement is being furnished to the shareholders of Armstrong Holdings, Inc., a Pennsylvania corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the special meeting of shareholders of the Company to be held on [December 3, 2003] and at any adjournments thereof.

                                     SUMMARY

           At the meeting, shareholders will be asked to dissolve the Company and to approve and adopt the plan of dissolution, winding up and distribution for the Company adopted by our Board of Directors (the "Plan of Dissolution"), a copy of which is attached as Exhibit A to this proxy statement. The Plan of Dissolution provides for the Company to be dissolved voluntarily and, in accordance with procedures established by Pennsylvania law, for its business and affairs to be wound up and its remaining assets distributed to the shareholders, all in connection with, and contingent upon, the reorganization of the Company's major operating subsidiary, Armstrong World Industries, Inc. ("AWI"), under chapter 11 of the U.S. Bankruptcy Code. The Company's sole material asset is its equity interest in AWI. The proposed reorganization of AWI is described in the accompanying disclosure statement with respect to AWI's Fourth Amended Plan of Reorganization filed with the Bankruptcy Court on May 23, 2003 (as such plan may be amended or modified from time to time, "AWI's Chapter 11 Plan"). The disclosure statement was approved by the Bankruptcy Court on June 2, 2003 (the "Disclosure Statement"), and a copy accompanies this document as Exhibit B to this proxy statement.

           As further discussed in this proxy statement, the Plan of Dissolution is being proposed because the Company's only material asset, its equity interest in AWI, will be cancelled upon consummation of AWI's Chapter 11 Plan. Under AWI's Chapter 11 Plan, the Company will receive certain warrants (the "Warrants") to purchase common shares of AWI as it will be reorganized under AWI's Chapter 11 Plan (as more fully described below and in the Disclosure Statement), AWI will pay or provide for the administrative costs of the dissolution and winding up of the Company's affairs (assuming shareholder approval of the Plan of Dissolution) and the Company will receive certain other benefits. As the Company, after consummation of AWI's Chapter 11 Plan, will not have any assets other than the Warrants, it would not be practicable for the Company to continue in existence and we intend, upon shareholder approval of the Plan of Dissolution and subject to winding up the Company's affairs, to distribute the Warrants to the shareholders.

           To wind up the Company's affairs, the Company's assets must be sold or otherwise liquidated (except for any to be distributed in kind to shareholders, as is intended with respect to the Warrants), all of its liabilities must be paid or provided for and such tax reports and other regulatory filings made and other administrative actions taken as may be required for regulatory purposes or as are otherwise required by law. As further described below in this proxy statement, certain notices must be given by the Company and certain court procedures followed in order to complete the Company's winding up. We currently expect that the Company will be able to sufficiently complete its winding up so as to be able to distribute the Warrants to its shareholders in the second quarter of 2004. However, there is no assurance that claims will not be asserted against the Company in the course of the winding up process which will require additional time to resolve and delay the intended distribution of the Warrants to the Company's shareholders or that the Company, in resolving any such claims, will not be required to liquidate some or all of the Warrants, in which event all of the Warrants may not be distributed, or no Warrants may be distributed, to the Company's shareholders.

           You should read the rest of this proxy statement, the attached copy of the Plan of Dissolution and the Disclosure Statement in their entirety for more detailed information regarding the proposed dissolution and winding up of the Company, AWI's Chapter 11 Plan and the Warrants.

           At the meeting, you may also be asked to take action on other matters that may properly be brought before the meeting. We are not aware of any other matters to be brought before the meeting as of this date. Matters that are not specified in the accompanying notice of special meeting cannot be brought before the meeting other than by following the procedures set forth in the Company's bylaws. See "THE MEETING AND VOTING INFORMATION - Matters to be Considered at the Meeting" below.

           The close of business on [September --, 2003] has been established as the record date for the determination of the holders of the Company's common stock entitled to notice of and to vote at the meeting. Each such shareholder will be entitled to one vote for each common share held on all matters to come before the meeting. You may vote in person or by proxy by completing the proxy card you receive with this proxy statement and returning it in the enclosed postage prepaid envelope or, as indicated on the proxy card, by voting on the Internet or by voting by telephone. At the close of business on [September __, 2003], there were [ ] common shares of the Company entitled to vote.


                                TABLE OF CONTENTS
                                -----------------
                                                                                                                           PAGE
                                                                                                                           ----

           I.        KEY QUESTIONS AND ANSWERS REGARDING YOUR VOTE...........................................................1

           II.       MEETING AND VOTING INFORMATION..........................................................................3

           Date, Time and Place of the Meeting...............................................................................3

           Matters to Be Considered at the Meeting...........................................................................3

           Who May Vote......................................................................................................4

           How to Vote.......................................................................................................4

           Proxy Cards.......................................................................................................5

           Revocation of a Proxy.............................................................................................4

           Abstentions and Broker Nonvotes...................................................................................5

           Required Votes and Recommendation.................................................................................5

           Proxy Solicitation Costs and Period...............................................................................6

           Participants in This Solicitation.................................................................................6

           Confidential Voting Policy........................................................................................7

           III.      PROPOSAL TO APPROVE THE PLAN OF DISSOLUTION.............................................................7

           Introduction; Overview of the Plan of Dissolution.................................................................7

           Considerations Regarding Forward-Looking Information..............................................................8

           Certain Risks.....................................................................................................8

           Background and Reasons for the Plan of Dissolution; Interrelationship with
                  AWI's Chapter 11 Plan......................................................................................9

           Intercompany Settlement..........................................................................................12

           Indemnification of Directors, Officers and Employees of the Company..............................................13

           Winding up of the Company........................................................................................14

           Assets to be Distributed.........................................................................................15

           Record Date for Liquidating Distributions........................................................................18

           No Appraisal or Dissenter's Rights...............................................................................18

           Abandonment; Amendment...........................................................................................18

           Potential Liability of Shareholders..............................................................................18

           Listing and Trading of Common Shares and Warrants; Registration and Reporting Requirements.......................19

           Certain Federal Income Tax Consequences..........................................................................20

           Interested Parties and Related Transactions......................................................................22


                                       i

                         TABLE OF CONTENTS (CONTINUED)
                         -----------------------------

                                                                                                                           PAGE
                                                                                                                           ----

           Our Recommendation...............................................................................................22

           IV.       SELECTED FINANCIAL DATA................................................................................23

           V.        WHERE YOU CAN FIND FURTHER INFORMATION.................................................................24

           VI.       PROPOSALS BY SHAREHOLDERS..............................................................................24

           VII.      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........................................26

           Stock Ownership of Certain Beneficial Owners.....................................................................26

           Security Ownership of Management.................................................................................27

           EXHIBIT A - PLAN OF DISSOLUTION

           EXHIBIT B - DISCLOSURE STATEMENT


                I. KEY QUESTIONS AND ANSWERS REGARDING YOUR VOTE
         (Certain terms used below are defined in the "Summary" above.)

           Q.:   WHAT ARE THE SHAREHOLDERS BEING ASKED TO VOTE ON?

           A.: Approval at a Special Meeting of Shareholders scheduled for [December 3, 2003] of the voluntary dissolution of the Company pursuant to the Plan of Dissolution approved and recommended by the Board of Directors. The Company's operating subsidiary AWI is being reorganized under the chapter 11 of the U.S. Bankruptcy Code and the Plan of Dissolution is proposed in connection with AWI's Chapter 11 Plan and will only be given effect if AWI is reorganized. Shareholders are not entitled to vote on AWI's Chapter 11 Plan and the Special Meeting is not the forum for expression of shareholders' views on AWI's Chapter 11 Plan. Shareholders and other parties in interest in AWI's Chapter 11 case may be heard by the Bankruptcy Court on AWI's reorganization at the hearing on confirmation of AWI's Chapter 11 Plan, which is scheduled for November 17, 2003. Any objections to AWI's Chapter 11 Plan must be filed with, and served so as to be actually received by, the Bankruptcy Court and certain other parties by 4:00 p.m. Wilmington, Delaware time on September 22, 2003. See the accompanying Disclosure Statement in this regard.

           Q.: WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSED PLAN OF DISSOLUTION FOR THE COMPANY?

           A.: The affirmative vote of the holders of a majority of the shares voted at the Special Meeting is required, provided a quorum of the shareholders is present in person or by proxy at the meeting. Holders of a majority of the outstanding common shares of the Company will constitute a quorum.

           Q.:  WHY IS DISSOLUTION OF THE COMPANY BEING PROPOSED?

           A.: Currently, the Company's only material asset is its holding of shares of AWI (indirectly through a wholly-owned subsidiary of the Company). Upon consummation of AWI's Chapter 11 Plan, the shares of AWI owned by the Company will be cancelled and the Company will receive only certain Warrants to buy common shares of AWI as it will be reorganized, which Warrants will then be the Company's only asset. The Warrants are expected by AWI to have an estimated value when issued to the Company of $35 to $40 million , based on the value of the equity of reorganized AWI (as discussed further below). The Board of Directors does not consider it practicable for the Company to continue in business owning only the Warrants, and considers it in the best interests of the shareholders for the Warrants to be distributed by the Company to its shareholders, for them to hold directly. The Company will have no assets once it makes such distribution. Accordingly, the voluntary dissolution of the Company is proposed in order to wind up its affairs and permit the Warrants to be properly distributed to the shareholders, to the extent permissible under applicable law.

           Q.: IF THE SHAREHOLDERS APPROVE THE PLAN OF DISSOLUTION OF THE COMPANY AT THE SPECIAL MEETING, WILL THEY THEN RECEIVE THE WARRANTS?

           A.: The dissolution of the Company is contingent on the consummation of AWI's Chapter 11 Plan. There are various conditions that must be satisfied before AWI's Chapter 11 Plan can be consummated, including (among others) approval of the Chapter 11 Plan by the requisite vote of creditors of and claimants against AWI and confirmation of the plan by the Bankruptcy Court. A Bankruptcy Court hearing on confirmation of AWI's Chapter 11 Plan is currently scheduled for November 17, 2003 and, assuming the Chapter 11 Plan is confirmed by the court at or about that time, it is currently anticipated that the other conditions to consummation will be satisfied by, and AWI's Chapter 11 Plan will be consummated at, the end of 2003. However, there is no assurance that AWI's Chapter 11 Plan will be confirmed or that satisfaction of the other necessary conditions for consummation of the plan will be achieved as and when anticipated, or at all. Only upon consummation of AWI's Chapter 11 Plan will the Warrants be issued by reorganized AWI to the Company and only in such event will the Company be dissolved. The proposed Plan of Dissolution of the Company provides for the Warrants to be distributed to the shareholders, pro rata in accordance with their shareholdings in the Company, to the extent and as soon thereafter as permitted. Also at that time, the common shares in the Company will be cancelled. However, this distribution can only be made once the Company has paid or provided for all of its liabilities as part of winding up its business and affairs. While we believe that in connection with AWI's Chapter 11 Plan all of the liabilities of the Company will be paid or provided for, certain legal proceedings must be undertaken by the Company as part of winding up its affairs before theWarrants can be distributed and there is no assurance that claims against the Company will not be asserted in the winding up process that will prevent or delay the distribution to shareholders of some or all of the warrants. Thus, there is no assurance that you will receive a distribution of Warrants. We expect that the earliest time when the Company's winding up would permit distribution of Warrants to shareholders will be in the second quarter of 2004.

           Q.: WHY ARE SHAREHOLDERS BEING ASKED TO VOTE ON THE DISSOLUTION OF THE COMPANY AT THIS TIME, BEFORE AWI'S CHAPTER 11 PLAN HAS BEEN CONSUMMATED?

           A.: The schedule for the Special Meeting has been designed to correspond with the schedule for consummating AWI's chapter 11 plan, so as to permit the earliest possible distribution of the Warrants to shareholders consistent with the various applicable legal requirements and practical considerations and to minimize the administrative costs of effectuating the consummation of AWI's Chapter 11 Plan and the Company's dissolution and winding up.

           Q.: WHAT SHOULD A SHAREHOLDER DO IN ORDER TO RECEIVE WARRANTS? FOR EXAMPLE, SHOULD SHARE CERTIFICATES BE SENT TO THE COMPANY?

           A.: At this time shareholders are only being asked to vote to approve the Plan of Dissolution by completing, signing and timely returning a proxy by mail, or by using the telephone or Internet to vote in accordance with the instructions on the proxy card you receive with this proxy statement. If and when the dissolution of the Company becomes effective and distribution of the Warrants to shareholders becomes possible, shareholders will be notified by mail, which will include information on the procedures to follow in order to receive Warrants.

           Q.: WHAT WILL HAPPEN IF THE PLAN OF DISSOLUTION FOR THE COMPANY IS NOT APPROVED BY THE SHAREHOLDERS?

           A.: The Company will not be voluntarily dissolved in connection with consummation of AWI's Chapter 11 Plan. The vote of the shareholders on the Company's Plan of Dissolution, will not, however, prevent, delay or otherwise affect the satisfaction of the conditions to consummation of AWI's Chapter 11 Plan. If AWI's Chapter 11 Plan is consummated, reorganized AWI will issue the Warrants to the Company. Under AWI's Chapter 11 Plan, reorganized AWI is required to bear the costs of administering the Company's affairs during its winding up, if shareholders approve of the dissolution of the Company. If shareholders do not approve the dissolution of the Company, reorganized AWI will, upon consummation of AWI's Chapter 11 Plan, no longer have any responsibility for the costs of the Company's operations (after a short transitional period). Accordingly, the Company will then be required to raise funds to cover the costs of its operations, which may require sale of some or all of the warrants. The Board of Directors does not consider that the Company would be a viable business enterprise on an on-going basis in such circumstances and will consider the proper course of action for the Company. This may include a sale of the entire company or seeking reorganization of the Company under chapter 11 of the U.S. Bankruptcy Code or by a similar legal process. The costs of such a transaction or reorganization would have to be borne out of the Company's assets (i.e., the Warrants) and it is uncertain whether in such circumstances all or any of the Warrants would ultimately be available for or distributed to the shareholders.

                       II. MEETING AND VOTING INFORMATION

DATE, TIME AND PLACE OF THE MEETING

           The meeting will be held on [December --, 2003], at 11:00 a.m., Eastern Standard Time, at Weil, Gotshal and Manges LLP, 25th Floor, 767 Fifth Avenue, New York, NY 10153.

MATTERS TO BE CONSIDERED AT THE MEETING

           At the meeting, shareholders will be asked to consider and vote to approve the Plan of Dissolution. See Section III of this proxy statement, entitled, "PROPOSAL TO APPROVE THE PLAN OF DISSOLUTION." The meeting has been called by the Board of Directors solely for the shareholders to consider and act upon the Plan of Dissolution, which the Board of Directors has approved and recommended to the shareholders for their approval, and the Board of Directors does not intend to bring any other matter before the meeting. The Company is not aware of any other matter that is to be brought before the meeting. If any other matters properly come before the meeting, the persons named in your proxy card or their substitutes will vote in accordance with their best judgment on such matters.

           Matters that are not specified in the accompanying notice of special meeting cannot be brought before the meeting other than by following the procedures set forth in the Company's bylaws, which provide that if a shareholder wants any other matters brought before the meeting, then (1) the shareholder must have been a shareholder of record on the record date for the determination of shareholders entitled to vote at the meeting, and (2) written notification of such proposed business must have been received by the Secretary of the Company not later than the close of business on the fifteenth (15th) day following the date of the accompanying notice of special meeting or on which notice of such meeting is first given to shareholders or public disclosure of the meeting is made, whichever is earlier. The deadline for such proposals is [September , 2003]. Such shareholder notification shall set forth the nature of and reasons for the proposal in reasonable detail and, as to the shareholder giving notification, (1) the name and address, as they appear on the Company's books of such shareholder and (2) the class and total number of shares of the Company that are beneficially owned by such shareholder. Within fifteen (15) days following receipt by the Secretary of a shareholder notification of proposed business pursuant hereto, the Company shall advise the shareholder of any deficiencies in the notification. The notifying shareholder may cure such deficiencies within fifteen (15) days after receipt of such advice, failing which the shareholder's notification shall be deemed invalid.

           Notifications proposing matters to be brought before the meeting, along with requests for the relevant portions of the bylaws, should be addressed to the Secretary of the Company at the address printed on the first page of this proxy statement.

WHO MAY VOTE

           Only holders of common shares, as recorded in the Company's share register on [September __, 2003] may vote at the meeting. On that date, the Company had [ ____ ] common shares outstanding. Each shareholder may vote in person or by proxy. The presence at the meeting (in person or by proxy) of a majority of the shares of common stock outstanding constitutes a quorum for conducting business.

HOW TO VOTE

           You can provide your voting instructions before the meeting:

               o over the Internet in the case of a record holder at (www.voteproxy.com), which we encourage, by following the directions printed on your proxy card and the on-screen instructions; for shareowners whose shares are held through brokers or employee benefit plans, instructions for internet voting will be provided by or on behalf of your broker or plan administrator; or

               o by telephone in the case of a record holder using the toll-free number printed on your proxy card; for shareowners whose shares are held through brokers or employee benefit plans, instructions for telephone voting will be provided by or on behalf of your broker or plan administrator; or

               o by mail by completing, signing and promptly returning your proxy card in the enclosed postage prepaid envelope.

           If you hold shares through a broker or bank, your ability to vote by Internet or telephone depends on their voting processes. Please carefully follow the directions on your proxy card that you received with this proxy statement.

           Alternatively, you may vote in person if you attend the meeting.

PROXY CARDS

           You may receive more than one proxy card (or voting instruction form) depending on how you hold your shares. If you hold shares under different names, you may receive multiple sets of proxy materials. Also, if you hold your shares through a stockbroker or bank, you will get separate material from that firm asking how you want to vote those shares. You should follow the voting instructions on the form you receive from your record holder.

REVOCATION OF A PROXY

           Any shareholder who provides proxy voting instructions (whether by mail, phone or Internet) may revoke the proxy at any time before it is formally voted at the meeting. You can revoke a proxy by:

               o giving written notice of revocation to the Secretary of the Company, John N. Rigas, Armstrong Holdings, Inc., 2500 Columbia Ave., Lancaster, PA 17603.

               o executing and returning a proxy card bearing a later date, either in writing, by telephone or via the Internet; or

               o    attending the meeting and voting in person.

           Attendance at the meeting by itself will not revoke any proxy you previously granted.

ABSTENTIONS AND BROKER NONVOTES

           You can abstain from voting by marking the "abstain" box on your proxy card or, if you choose to attend and vote at the meeting, on the ballot at the meeting. Broker nonvotes occur when a broker returns a proxy for the shares it holds for customers, but does not have the authority to vote on a particular matter. Abstentions and broker nonvotes will have the effect of votes against any matter submitted to the shareholders for approval, including the proposed Plan of Dissolution. This is because such shares will be considered present at the meeting (and counted toward a quorum), but are not considered to have voted on the matter.

REQUIRED VOTES AND RECOMMENDATION

           The presence at the Special Meeting (in person or by proxy) of a majority of the common shares outstanding will constitute a quorum for conducting business. Under Pennsylvania law and the Company's bylaws, the affirmative vote of at least a majority of the outstanding common shares present (in person or by proxy) and entitled to vote at the meeting is required to approve and adopt the Plan of Dissolution. You are entitled to one vote for each common share you own on [September --, 2003]. The Board of Directors recommends a vote FOR approval of the Plan of Dissolution.

PROXY SOLICITATION COSTS AND PERIOD

           AWI will bear the costs of solicitation of proxies for the meeting, consistent with the provisions of AWI's Chapter 11 Plan, as further discussed below. In addition to solicitation by mail, directors, officers and regular employees of AWI or the Company may solicit proxies from shareholders of the Company by telephone, telegram, e-mail, personal interview or otherwise. These directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation by AWI. In addition to solicitation by our directors, officers and employees, we have engaged Innisfree M&A Incorporated, a proxy solicitation agent, in connection with the solicitation of proxies for the meeting. AWI will bear the costs of the fees for the solicitation agent, which are not expected to exceed $ 7,500. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of common shares held of record by them, and these custodians will be reimbursed by AWI for their reasonable expenses.

           This proxy statement and the accompanying proxy card are first being sent to holders of the common shares of the Company on or about [September --, 2003].

PARTICIPANTS IN THIS SOLICITATION

           Participants in this solicitation may be deemed to include various directors and officers of the Company:

           Directors: H. Jesse Arnelle, Van C. Campbell, Judith R. Haberkorn, John A. Krol, Michael D. Lockhart, James E. Marley, Ruth M. Owades, John J. Roberts, M. Edward Sellers, and Jerre L. Stead

           Officers: Matthew J. Angello, Leonard A. Campanaro, David E. Gordon, Michael D. Lockhart, John N. Rigas, William C. Rodruan, Stephen J. Senkowski and Barry M. Sullivan.

           As of the date of this proxy statement, none of these participants individually beneficially owns more than 1% of the Company's common shares. Further information about the stock ownership and other interests of the Company's directors and officers is set forth below in Section VI of this proxy statement, entitled, "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" and in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. See Section IV of this proxy statement, entitled "WHERE YOU CAN FIND FURTHER INFORMATION." Except for such beneficial ownership interests and the compensation arrangements the Company (directly or through AWI) has established with the Company's executive officers, none of these individuals have, to the knowledge of the Company, any interest, direct or indirect, by security holdings or otherwise, in the Company. Information regarding the compensation of the Company's executive officers is contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and information regarding compensation which may be awarded to the Company's executive officers in connection with AWI's reorganization is discussed in sections VIII B., C. and
D. of the Disclosure Statement.

CONFIDENTIAL VOTING POLICY

           Under the Company's confidential voting policy, all proxies, ballots and voting tabulations that identify how shareholders voted will be kept confidential. To implement this policy, the Company will engage independent vote tabulators and independent judges of election. Employees of the Company or its subsidiaries will not serve as vote tabulators or judges. This confidentiality policy does not apply: (1) when disclosure about such at matter is required by law; (2) when disclosure is necessary in connection with a claim involving the Company; (3) when a shareholder expressly requests or permits disclosure; or (4) during the course of a contested proxy solicitation. Shareholders' comments on proxy cards and ballots will be conveyed to the Company in a manner that protects the confidentiality of the voter.

                III. PROPOSAL TO APPROVE THE PLAN OF DISSOLUTION

           The following is a summary description of the material aspects of the plan of dissolution, winding up and distribution (the "Plan of Dissolution") proposed for the Company; it may not contain all the information that is important to you and is qualified in its entirety by the terms of the Plan of Dissolution (attached as Exhibit A to this proxy statement). In addition, the Plan of Dissolution is to be implemented in connection with the reorganization under chapter 11 of the U.S. Bankruptcy Code of the Company's operating subsidiary Armstrong World Industries, Inc. ("AWI") and will only become effective (if approved by shareholders) if and when AWI's reorganization is consummated. Under AWI's Fourth Amended Plan of Reorganization ("AWI's Chapter 11 Plan"), the Company will receive warrants to purchase for cash common shares of AWI as AWI will be reorganized, as further described below (the "Warrants"). The Plan of Dissolution contemplates the distribution of these Warrants to the shareholders upon completion of the winding up of the Company, to the extent permitted by law, in complete redemption and cancellation of your interest in the Company. Important information regarding the reorganization of AWI, including information regarding the Warrants, is contained in AWI's Disclosure Statement with respect to its Chapter 11 Plan, which is Exhibit B to this proxy statement and [accompanies this part of the proxy statement] as a separate booklet. In considering your vote on the Plan of Dissolution, you should read this entire proxy statement, the Plan of Dissolution and the Disclosure Statement, as well as the other documents relating to the Company referred to below under the heading "WHERE YOU CAN FIND FURTHER INFORMATION."

INTRODUCTION; OVERVIEW OF THE PLAN OF DISSOLUTION

           On April 28, 2003, the Board of Directors of the Company unanimously approved and adopted the Plan of Dissolution for the Company and directed that such plan be submitted to a vote of the shareholders of the Company at a special meeting. The Plan of Dissolution is to be submitted to a vote of the shareholders of the Company at the Special Meeting to be held on [December --, 2003].

           The Plan of Dissolution provides for the dissolution of the Company and the winding-up of its business and affairs in accordance with Pennsylvania law, contingent upon AWI's Chapter 11 Plan becoming effective. Upon completion of the winding up of the Company, the Plan of Dissolution provides for the distribution to the Company's shareholders of Warrants to buy shares of AWI as it will be reorganized under AWI's Chapter 11 plan, which Warrants the Company is to receive under AWI's Chapter 11 Plan. Approval of the shareholders of the Company is required for the Plan of Dissolution to become effective.

CONSIDERATIONS REGARDING FORWARD-LOOKING INFORMATION

           We caution you that this proxy statement (including the accompanying Disclosure Statement) contains statements that contain "forward-looking" information - statements not related to historical facts - as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on our current beliefs as to the outcome and timing of future events, and actual results may differ materially from those projected or implied in the forward-looking statements. Further, some forward-looking statements are based upon assumptions of future events that may not prove to be accurate. The forward-looking statements involve risks and uncertainties, including, but not limited to, the risks and uncertainties referred to below under "- Certain Risks" and also elsewhere within this proxy statement and in other of the Company's filings with the Securities and Exchange Commission.

CERTAIN RISKS

           In addition to the risks and uncertainties referred to below under the headings "- Winding up of the Company," " - Assets to be Received" and " - Potential Liability to Shareholders" and in other sections of this proxy statement, you should read carefully the risk factors set forth in Section XI of the Disclosure Statement, which apply to the issuance by reorganized AWI of Warrants, other aspects of the ownership of an equity interest in reorganized AWI and the other aspects of AWI's Chapter 11 Plan, including those risk factors under the heading "Certain Provisions of AWI's Amended and Restated Articles of Incorporation, Bylaws and the Pennsylvania Business Corporation Law". Regarding the general risk factors relating to AWI and the business in which it operates, shareholders should consult the Company's most recent annual report on Form 10-K and quarterly report on Form 10-Q, which you may obtain as described below under "WHERE YOU CAN FIND FURTHER INFORMATION."

           Shareholders of the Company should note that, as further discussed below, because the exercise price of the Warrants will be substantially above the expected fair market value of reorganized AWI's equity at the time the Warrants are issued upon consummation of AWI's Chapter 11 Plan, the Warrants are not expected to have any intrinsic value when they are issued and will not have any intrinsic value unless and until the value of AWI's common shares exceeds the Warrant exercise price. There is no assurance that reorganized AWI's shares will achieve such value during the seven year term of the Warrants (or ever) or that the Warrants will not be terminated before their scheduled termination in connection with a merger or other business combination transaction in which holders of common shares of reorganized AWI receive only a cash payment in an amount less than the Warrant exercise price. Thus, the Warrants may never have any intrinsic value. In addition, no trading market for the Warrants may develop, so they may never have any recognized trading market value.

BACKGROUND AND REASONS FOR THE PLAN OF DISSOLUTION;
  INTERRELATIONSHIP WITH AWI'S CHAPTER 11 PLAN

           On December 6, 2000, the Company's major operating subsidiary, AWI, filed a voluntary petition for relief under chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware in order to use the court-supervised reorganization process to achieve a resolution of tort claims, primarily for personal injury, asserted against AWI relating to its use of asbestos. AWI is in the business of designing, manufacturing and selling flooring products and ceiling systems. In the past, in some of its businesses AWI or those of its predecessors used certain asbestos-containing materials. AWI has been operating its business and managing its properties as a debtor in possession under the supervision of the Bankruptcy Court since it filed its chapter 11 petition.

           The Company on the date of AWI's chapter 11 petition owned, and continues to own, 100% of the outstanding common shares of AWI through its wholly-owned subsidiary Armstrong Worldwide, Inc. ("AWWD"), a Delaware corporation which is itself a holding company and has no assets or operations other than holding all the common shares of AWI. The Company was formed to become the publicly-owned parent company of AWI, effective as of May 1, 2000, and holds no other substantial assets or operations other than, through AWWD, the equity of AWI . The Company did not commence a case under Chapter 11 when AWI did, or subsequently, and its own affairs are not under the supervision of the Bankruptcy Court.

           On May 23, 2003, in order to resolve on a comprehensive basis the asbestos personal injury tort claims asserted and which may be asserted against it and to otherwise effectuate its reorganization under the Bankruptcy Code, AWI filed AWI's Chapter 11 Plan, a copy of which is attached as Exhibit A to the Disclosure Statement. Before it can become effective, AWI's Chapter 11 Plan requires the approval of certain of its creditors and claimants against it, as provided by the Bankruptcy Code, and must be confirmed by the Bankruptcy Court. Certain other conditions, as specified in AWI's Chapter 11 Plan, must also be satisfied. See Sections V. B. and C. of the Disclosure Statement, entitled "THE PLAN OF REORGANIZATION - Conditions to Confirmation" and " - Conditions Precedent to the Effective Date Under the Plan" and Section VII of the Disclosure Statement, entitled "CONFIRMATION AND CONSUMMATION PROCEDURE.". AWI is currently in the process of seeking the necessary creditor approval for its reorganization plan. Shareholders of the Company are not entitled to vote on AWI's Chapter 11 Plan but may be heard by the Bankruptcy Court regarding AWI's Chapter 11 Plan. The last day for AWI creditors to vote on the plan is September 22, 2003, which is also the last date on which objections to the plan (including any objections by the Company's shareholders) may be made by a filing with the Bankruptcy Court, and a hearing before the Bankruptcy Court with respect to confirmation of the plan is scheduled for November 17, 2003. Any objections to AWI's Chapter 11 Plan must be filed with, and served so as to be actually received by, the Bankruptcy Court and certain other parties by 4:00 p.m. Wilmington, Delaware time on September 22, 2003. See the accompanying Disclosure Statement in this regard.

           Subject to receipt of the necessary creditor approval of and confirmation of AWI's Chapter 11 Plan and satisfaction (or waiver, where permitted) of certain conditions as provided by the plan, AWI's business and affairs will be reorganized and, in particular, on the effective date of AWI's

Chapter 11 Plan AWI will implement a number of corporate reorganization actions. The effective date of AWI's Chapter 11 Plan is currently expected to be on or about year-end 2003 but is subject to the satisfaction or waiver of certain conditions as more specifically defined in Section 1.67 of AWI's Chapter 11 Plan. For the purposes of this proxy statement, we refer to the date upon which the reorganization of AWI becomes effective as the "Chapter 11 Plan Effective Date".

           AWI's Chapter 11 Plan provides that the existing equity interest in AWI shall be cancelled in its entirety on the Chapter 11 Plan Effective Date. This means that the Company will no longer have any ownership interest in AWI. New common shares of AWI, as it will be reorganized under AWI's Chapter 11 Plan, will be issued to unsecured creditors of AWI (34.43% of the outstanding common shares as of the Chapter 11 Plan Effective Date) and a trust for the benefit of current and future asbestos-related personal injury claimants (65.57% of the outstanding common shares as of the Chapter 11 Plan Effective Date), such share ownership in each case being subject to dilution in accordance with AWI's Chapter 11 Plan on account of the Warrants discussed below and the management equity incentive plans discussed in the Disclosure Statement. AWI's Chapter 11 Plan also provides for AWI, as reorganized, to issue to AWWD or, if AWWD has already been merged with and into the Company as contemplated by the Plan of Dissolution, to the Company, Warrants to purchase common shares of reorganized AWI, as further described below under the heading " - Assets to Be Distributed.". No other recovery or distribution is provided in respect of AWI's current equity interest under AWI's Chapter 11 Plan.

           Thus, the only value that will be available to the Company or its shareholders as a result of the consummation of AWI's Chapter 11 Plan is the Warrants for the new equity of reorganized AWI to be issued to the holder of AWI's equity when the Chapter 11 Plan Effective Date occurs.

           AWI's Chapter 11 Plan does, however, provide certain other benefits to the Company. In order to facilitate the Company's shareholders' receiving the benefit of the Warrants, AWI under its Chapter 11 plan will pay the costs incurred by the Company, or provide the services necessary for the Company, to seek shareholder approval of the dissolution and winding up of the Company and for the Company's operations in an interim period while it seeks such approval and, if such approval is obtained by the time of the issuance of the Warrants, for administering the winding up of the Company. See Section V.P. of the Disclosure Statement, entitled "THE PLAN OF REORGANIZATION -Holdings Plan of Liquidation." AWI's Chapter 11 Plan also provides that the Company will receive the protection of the Asbestos PI Permanent Channeling Injunction to be issued by the Bankruptcy Court as provided by the plan, which, in general terms, will bar any person who alleges that he or she has any claim against the Company for monetary damages on account of personal injury relating to exposure to asbestos from pursuing such claim against the Company and provides for such claims to be presented to the Asbestos PI Trust created under the plan for resolution in accordance with procedures established under the plan. For further information regarding the terms of this protective order, see Section VI. C. of the Disclosure Statement, entitled, "THE ASBESTOS PI TRUST - THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION." AWI's Chapter 11 Plan further provides that no liability may be asserted against AWWD or the Company in connection with any act or omission on its part in connection with AWI's Chapter 11 case, absent its gross negligence or willful misconduct. See Section V. W. of the Disclosure Statement, entitled, "THE PLAN OF REORGANIZATION - EXCULPATION." In addition, AWI, as reorganized, will assume the Company's obligations to indemnify the individuals who served as the Company's directors, officers or employees during AWI's Chapter 11 case. See " - Indemnification of Directors, Officers and Employees of the Company" below.

           In considering the effect on the Company of AWI's proposed reorganization, the Company's Board of Directors concluded that, given the terms of AWI's Chapter 11 Plan as described above and the situation the Company would face upon consummation of that plan, it would not be in the best interests of the Company's shareholders for the Company to continue in existence after AWI has been reorganized and, accordingly, the Board of Directors has approved the dissolution and winding up of the Company as provided by the Plan of Dissolution. Inasmuch as the Company after the Chapter 11 Plan Effective Date would cease to have any assets of value other than the Warrants to be issued to it under AWI's Chapter 11 Plan, and consequently would have to sell or borrow against the Warrants in order to fund its operations, the Board of Directors of the Company concluded that the interests of the Company's shareholders would best be served by voluntarily dissolving the Company, winding up its affairs and putting the Warrants directly in the hands of the shareholders (to the fullest extent permitted by the winding up of the Company under applicable law). In particular, the Company's Board of Directors concluded that the direct ownership of the Warrants by shareholders that it expects would result from AWI's Chapter 11 Plan and the Plan of Dissolution would be more advantageous to the shareholders than the continued ownership of the Warrants by the Company. This would permit the Company's shareholders to benefit from the Warrants at such time as each shareholder considers it most beneficial to their own respective circumstances to do so, by exercising the Warrants received at such point (if ever) as the market price of AWI's common shares makes doing so economically advantageous, or by selling the Warrants so received (if and to the extent a market for the Warrants develops). In contrast, if the Company continued in existence and held the Warrants, it would need to arrange financing based on, or sell, Warrants in order to fund its operations and would need to arrange financing (or sell some of the Warrants) in order to be able to exercise Warrants if doing so became economically attractive. There is no assurance that the Company would be able to raise the necessary funds and this course of action would likely reduce the economic benefits that may be available to the Company's shareholders from the Warrants in comparison to distribution of the Warrants to be owned by the shareholders directly.

           The Board of Directors did not consider the alternative of the Company continuing in existence, selling the Warrants and seeking to reinvest the proceeds in other business ventures to be a sensible business plan. Given the relatively small magnitude of the value of the assets which the Company would own (the Warrants are estimated to have a fair market value of approximately $35 to 40 million upon consummation of AWI's Chapter 11 Plan and are not expected to be readily saleable at that time), it was considered very unlikely that the Company would be able to function in this manner as an economically viable enterprise for the benefit of its shareholders. In particular, the costs of administering the Company's affairs as a publicly owned enterprise initially owning only Warrants and seeking other business opportunities was considered to be prohibitive of an economically efficient operation. Incurring these costs was considered as likely only to erode the value potentially available to shareholders from the Warrants. The other parties in interest in AWI's reorganization were not prepared to support provisions in AWI's Chapter 11 Plan whereby AWI would bear the costs of administering the Company while it developed such an alternative business plan, even for an initial period. However, the Company was able to include in AWI's Chapter 11 Plan provisions whereby Reorganized AWI will bear the Company's administrative costs while it winds down its affairs in order to facilitate the distribution of the Warrants to its shareholders (including any related tax costs), provided that the Company promptly undertook to do so.

           If the Company's shareholders do not approve the Plan of Dissolution, the reorganization of AWI will nevertheless go forward (assuming the conditions to consummation of AWI's Chapter 11 Plan are satisfied) and, under the terms of AWI's Chapter 11 Plan, the Warrants will still be issued to the Company. However, AWI will then cease to fund the Company's administrative costs (after a short transitional period). In that event, it is expected that the Company will be required to begin to borrow against or sell the Warrants to fund its operating expenses. There is no assurance that the Company will be able to raise operating funds in this manner. In such circumstances, the Company's Board of Directors will reconsider the Company's viability and the available alternatives, including the possible sale or merger of the Company, and may, if it concludes that there is no preferable alternative, seek reorganization of the Company under Chapter 11 of the U.S. Bankruptcy Code or by a similar legal process. In such event, the administrative costs of such transaction or reorganization will be borne out of the value of the Warrants.

INTERCOMPANY SETTLEMENT

           Pursuant to a settlement and release agreement entered into by the Company, AWI and AWWD in connection with the finalization of AWI's Chapter 11 Plan, all intercompany accounts and claims among the Company, AWWD, and AWI will be settled and released as of the Chapter 11 Plan Effective Date.

           Certain intercompany charges have arisen between these companies as a result of various transactions and relationships incidental to the Company's establishment in 2000 as a holding company for AWI and the subsequent joint operation of the Company and AWI. In the ordinary course of business, such intercompany charges have been recorded on the books and records of the Company, AWWD and AWI, and, as of December 31, 2002, the net amount of the intercompany accounts so recorded was in favor of the Company in the approximate amount of $14.2 million. In consideration of, among other things, the Warrants, the other benefits to the Company of AWI's Chapter 11 Plan, including AWI's undertaking to fund the expenses associated with the Plan of Dissolution, to protect the Company under the Asbestos PI Permanent Channeling Injunction and to assume the Company's obligations to indemnify its respective officers and directors (see "
- Indemnification of Directors, Officers and Employees of the Company" below), and the simultaneous release by AWI of any claims (known and unknown) that AWI has or may have against the Company and AWWD, and to avoid potentially protracted and complicated proceedings to determine the exact amounts, nature and status under AWI's Chapter 11 Plan of the intercompany accounts and any claims that might be asserted between the companies and to facilitate the expeditious completion of the Company's winding up, the Company and AWWD will, effective upon and subject to the occurrence of the Chapter 11 Plan Effective Date, release all such intercompany accounts and claims (known and unknown) against AWI or any of AWI's subsidiaries. Accordingly, AWI's chapter 11 Plan provides for the Company's intercompany claims against AWI to be classified along with its equity interest in AWI and for the Warrants to be issued in respect of such claims as well. See Section IV.C.11. of the Disclosure Statement, entitled "THE CHAPTER 11 CASE - Significant Events During the Chapter 11 Case - Settlement and Release of Intercompany Claims."

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES OF THE COMPANY

           Under Pennsylvania law, the Company's articles of incorporation and bylaws and various agreements the Company has entered into, the Company is obligated to indemnify its directors, officers and employees against liabilities and expenses incurred by them in connection with their service to the Company, and to advance expenses incurred in responding to claims of such liability, subject to certain very limited exceptions. The Company's dissolution will not terminate these indemnification obligations and indemnification claims could be asserted against the Company in the course of the Company's winding up in the same manner as other claims against the Company, as discussed below. The Plan of Dissolution further provides for indemnification to the fullest extent permitted by law of the Company's directors, officers and employees against liabilities and expenses incurred by them in connection with the winding up of the Company and provides that the Board of Directors may, in its sole discretion, indemnify agents, trustees and other advisors of the Company against liabilities and expenses incurred in connection with transactions contemplated by the Plan of Dissolution or otherwise relating to the wind up of the Company.

           AWI's Chapter 11 Plan provides that AWI will assume any obligation that the Company has to indemnify or reimburse expenses to any person who served as a director, officer or employee of the Company or AWWD at any time after the date that AWI filed its voluntary petition for relief under chapter 11 (December 6, 2000) to the fullest extent that such person is entitled to indemnity under the Company's articles of incorporation, bylaws or any agreement in effect at the time of confirmation of AWI's Chapter 11 Plan or by law. Such obligations shall survive, and be binding on AWI after, confirmation of AWI's Chapter 11 Plan irrespective of whether indemnification or reimbursement is owed in connection with an event occurring before, on, or after December 6, 2000 and shall apply with respect to service during the course of the Company's winding up. In furtherance of the foregoing, reorganized AWI will maintain insurance for the benefit of such directors, officers and employees at levels no less favorable than those existing as of the date of entry of the order of the Bankruptcy Court confirming AWI's Chapter 11 Plan, for a period of no less than four years following the Chapter 11 Plan Effective Date. We believe that reorganized AWI's assumption of the Company's indemnity obligations and undertaking to continue insurance coverage for the Company's current and former directors and officers, as provided by AWI's Chapter 11 Plan, makes adequate provision for indemnification claims against the Company and thereby facilitates the winding up of the Company's affairs.

           In order to facilitate the expeditious winding up of the Company's affairs and the distribution of the Warrants to shareholders, the Plan of Dissolution also authorizes the Company to grant a release to a current or former director, officer or employee of the Company of any claims the Company may have against such person in connection with such person releasing the Company from any indemnification obligations the Company has to such person.

WINDING UP OF THE COMPANY

           In accordance with Pennsylvania law, upon dissolution of the Company (assuming the shareholders approve the Plan of Dissolution), the Company's business and affairs will be wound up under the direction of the Board of Directors. Dissolution of the Company will not effect any change in the Company's Board of Directors or in its powers or role, except that the Board of Directors may then exercise its powers and perform its role only for the purpose of effectuating the winding-up of the Company in accordance with Pennsylvania law and the Plan of Dissolution. However, in connection with consummation of AWI's Chapter 11 Plan it is expected that [three] directors of the Company, Messrs. Lockhart [, __ and __], will become directors of reorganized AWI and will simultaneously resign from the Company's Board of Directors. [We expect that the remaining directors will continue in office as the Board of Directors for a period of time and that any vacancies resulting from the resignations will be eliminated by action of the Board of Directors in accordance with the By-laws reducing the size of the Board of Directors.]

           The Plan of Dissolution provides for the winding up of the Company to be accomplished in accordance with the procedure of Pennsylvania law that provides for a judicially supervised winding up of a corporation (as described below). This is intended to assure that any distribution of assets by the Company to its shareholders (which is expected to include only the Warrants which AWI's Chapter 11 Plan provides for reorganized AWI to issue to the Company) will be free and clear of any claims of creditors of the Company. See "
- Potential Liability of Shareholders" below. The Plan of Dissolution also provides that, as part of the winding up, the Company's wholly-owned subsidiary AWWD will be merged into the Company or all of AWWD's assets will otherwise be transferred to the Company subject to its liabilities. (AWWD's only material asset is its holding of shares of AWI, which shares, as discussed above, are to be cancelled under AWI's Chapter 11 Plan.)

           Under this winding up procedure, the Company is required to give notice of its dissolution, along with certain other information, to all known creditors of and claimants against the Company (as well as by publication) and provides an opportunity for any person having a claim against the Company to submit that claim. Claims that are not submitted by certain deadlines are barred. Additional procedures are provided for resolving claims that are disputed, for providing security for unmatured (including conditional or contingent) claims and for claims that have not been asserted but that, based on facts known to the Company, are likely to be asserted within two years. Included as part of these procedures are certain proceedings in the Pennsylvania courts. In this manner, the liabilities and claims which must be satisfied or provided for can be definitively determined and, likewise, the remaining assets that may be distributed to shareholders may be determined.

           Accordingly, upon dissolution of the Company, we will give the necessary notices and commence and follow the necessary procedures (including court proceedings) for determining and settling claims against the Company. We will not be able to distribute the Warrants to shareholders until these procedures have progressed sufficiently so that all claims against the Company are identified and provided for or are barred. We believe that the Company has no materials liabilities that will not be resolved, satisfied, discharged or provided for by or in connection with AWI's Chapter 11 Plan and the settlement and release of intercompany claims referred to above. Accordingly, we anticipate that we will be able to complete the Company's winding up in as short a time period as permitted by the applicable winding up procedure, which we estimate may be as short as four months after the Chapter 11 Plan Effective Date (i.e., in the second quarter of 2004 based on an anticipated year-end 2003 Chapter 11 Plan Effective Date). However, there is no assurance that the winding up of the Company will not take longer than anticipated. It may take longer than currently anticipated to complete the necessary proceedings and unanticipated claims may be raised against the Company, the resolution of which may delay completion of the Company's winding up. It may also be necessary for the Company to sell Warrants in order to raise funds to be used as security for disputed, conditional or contingent claims, or to secure such claims. In addition, if there are valid claims against the Company, it may be necessary for the Company to sell Warrants to satisfy these claims. Accordingly, there is no assurance that we will be able to distribute all, or any, of the Warrants to shareholders as anticipated.

           No federal or state regulatory approvals are required in order for the Company to effectuate the Plan of Dissolution, other than compliance with the applicable laws of the Pennsylvania governing the winding up of corporations (as discussed above), with which the Company expects to be able to comply in the ordinary course.

           In the event the Company's winding up takes materially longer than anticipated, the Company's Board of Directors may, as provided by the Plan of Dissolution, establish a liquidating trust to administer the remaining tasks involved in winding up the Company's affairs. In such event, the remaining assets of the Company (presumably, Warrants) would be transferred to the liquidating trust and the Company's shareholders will become the beneficiaries of the trust. Shareholders will be notified in this eventuality. Beneficial interests in the trust likely will not be transferable (except by operation of law). Reorganized AWI is expected to bear the costs of the liquidating trust.

ASSETS TO BE DISTRIBUTED

           Under AWI's Chapter 11 Plan, if the requisite approval of the shareholders of the Company of the Plan of Dissolution is received prior to the Chapter 11 Plan Effective Date (when the Warrants are to be issued), the Warrants will be issued to the Company or, if approval of the Plan of Dissolution has not been received prior to the issuance of the Warrants, to AWWD. The Plan of Dissolution contemplates that AWWD will be merged with and into the Company contemporaneously with or as soon as is practicable after the Chapter 11 Plan Effective Date. Assuming shareholder approval of the Plan of Dissolution at the [December 3, 2003] meeting and that the Chapter 11 Plan Effective Date occurs, as currently anticipated, at year-end 2003, we expect the Warrants to be issued to the Company on the Chapter 11 Plan Effective Date. The Plan of Dissolution provides for the Warrants to be delivered to the Company's shareholders as soon as practicable after, and subject to, the winding up of the Company's affairs (including resolution of any claims against the Company), all in accordance with winding up procedures required by Pennsylvania law, as discussed above. We do not expect this will be possible until some months after the Chapter 11 Plan Effective Date. We currently anticipate that the Warrants would be distributed to shareholders in the second quarter of 2004 at the earliest.

           After completion of its winding up, the Company is not expected to have any assets other than the Warrants, so the contemplated distribution of the Warrants to shareholders will be the only liquidating distribution the Company will make and will be in full redemption and cancellation of the Company's outstanding common shares. In order to receive this distribution, shareholders may be required to surrender to the Company any outstanding certificates representing their shares. When we are in a position to make a distribution to shareholders, shareholders will be provided information regarding the manner in which the distribution is to be made and if it will be required for them to surrender their share certificates to the Company. Shareholders should not send their share certificates to the Company at this time.

           The Warrants may only be distributed to the Company's shareholders if all liabilities of and claims against the Company have been paid or provided for, or are barred under the applicable winding up procedure (as described above). There is no assurance as to when the Company's winding up will have progressed sufficiently to permit distribution of the Warrants to the Company's shareholders or that distribution of all, or any, of the Warrants will be permissible.

           As further explained in Section V. D.4 of the Disclosure Statement, entitled "THE PLAN OF REORGANIZATION - Description of the Reorganization Consideration - New Warrants," the Warrants for reorganized AWI's common shares to be issued under AWI's Chapter 11 Plan:

               o would permit the holders of the Warrants, in the aggregate, to purchase a number of common shares representing 5% of the common shares of reorganized AWI to be outstanding on a fully diluted basis as of the Chapter 11 Plan Effective Date;

               o would be exercisable over a 7-year following the Chapter 11 Plan Effective Date; and

               o will have an exercise price equal to $37.50 per share, which is 125% of the $30.00 estimated value of a common share of reorganized AWI as of the Chapter 11 Plan Effective Date, as determined as provided by AWI's Chapter 11 Plan by Lazard Freres & Co. LLC, AWI's financial advisor in connection with its Chapter 11 Plan, with the agreement of the financial advisors to the Unsecured Creditors' Committee, the Asbestos PI Claimants' Committee and the Future Claimants' Representation appointed in AWI's chapter 11 case.

AWI expects that the Warrants when issued to the Company will have an aggregate value of between $35 and $40 million, an amount which, if divided by the number of shares of the Company outstanding, approximates a value of $0.86 to $0.98 per existing share of common stock of the Company. Further information regarding the valuation of reorganized AWI's equity for purposes of AWI's Chapter 11 Plan (including for purpose of determining the exercise prize of the Warrants and determining the value of the Warrants), which was estimated as of July 1, 2003 based on information as of May 9, 2003, is contained in Section X of the Disclosure Statement, entitled "REORGANIZATION VALUE," and with regard to the risks involved in the valuation of reorganized AWI and the Warrants in Section XI.A. of the Disclosure Statement, entitled "RISK FACTORS." There is no assurance that the fair market value of the Warrants on the Chapter 11 Plan Effective Date or, if permitted upon completion of the Company's winding up, the date they are distributed to the Company's shareholders will equal the estimated value which is being attributed to the Warrants under AWI's Chapter 11 Plan.

           The other terms and conditions of the Warrants will be as provided in a warrant agreement that reorganized AWI will enter into on or about the Chapter 11 Plan Effective Date. This warrant agreement will be in all substantial respects in a form that AWI will file with the Bankruptcy Court as part of the plan supplement to AWI's Chapter 11 Plan, which will be filed before the court's hearing on confirmation of AWI's chapter 11 Plan and is currently scheduled to be filed in September 2003. The terms and conditions of this form of warrant agreement have not yet been finalized. They must be agreed upon by Lazard Freres & Co. LLC, as financial advisor to AWI, and the financial advisors to Unsecured Creditors' Committee, the Asbestos PI Claimants Committee and the Future Claimants' Representative appointed in AWI's Chapter 11 case and are intended to be determined on a basis which is consistent with the valuation of reorganized AWI's equity for purposes of its Chapter 11 Plan. The terms of the Warrants are expected to be customary for similar publicly traded instruments. In this regard, if reorganized AWI, during the seven year period while the Warrants are outstanding, enters into a merger, consolidation or similar business combination transaction whereby its common shareholders will receive shares, other securities, other property or cash for their shares, the Warrants will become exercisable for the same shares, other securities, other property or cash which a common shareholder would have received in such transaction if the Warrants had been exercised for common shares before the transaction. As a result, in the case of a merger or other business combination transaction involving reorganized AWI in which common shareholders of AWI receive for their shares only cash in an amount that is less than the exercise price of the Warrants, the Warrants will effectively terminate and be of no value. In such event, the Warrants will not continue as a right to acquire common shares of AWI or any successor company and Warrantholders will not be entitled to any cash or other payment for their Warrants. This will be the case even if, before such transaction, the Warrants had a trading value (reflecting the right to acquire in the future common shares of reorganized AWI).

           There is no established market for the Warrants or the common shares of reorganized AWI that may be purchased pursuant to the Warrants. As discussed below under "- Listing and Trading of Common Shares and Warrants; Registration and Reporting Requirements," while reorganized AWI's common shares (including shares issuable upon exercise of the Warrants) are expected to be listed for trading on the New York Stock Exchange or the Nasdaq Stock Market, there is no assurance that this will occur. If reorganized AWI's shares are so listed, reorganized AWI is expected to list the Warrants on the same market at such time (if ever) as the Warrants are to be delivered to the Company's shareholders. There is no assurance, however, that the Warrants will be so listed. Moreover, approximately two-thirds of the common shares will initially be held by the Asbestos PI Trust and, even if the common shares are listed, there is no assurance as to how liquid the market for common shares will be. Accordingly, there may be no liquid market for the Warrants or the common shares of reorganized AWI and shareholders of the Company, if they receive Warrants, may find it difficult to sell the Warrants or may not be able to do so at all. In addition, if common shares of reorganized AWI are not regularly traded, it may be difficult for holders of Warrants to determine when it is economic for them to exercise the Warrants and the value of the Warrants.

RECORD DATE FOR LIQUIDATING DISTRIBUTIONS

           The record date for determining shareholders of record for the purposes of the distribution of assets pursuant to the Plan of Dissolution will be a date determined by the Board of Directors in the course of winding up of the affairs of the Company pursuant to the Plan of Dissolution. There may be more than one record date if there are two or more distributions.

NO APPRAISAL OR DISSENTER'S RIGHTS

           Pursuant to Pennsylvania law, there are no appraisal, dissenter's or similar rights available to the Company's shareholders in connection with the transactions contemplated by the Plan of Dissolution.

ABANDONMENT; AMENDMENT

           Notwithstanding shareholder approval of the Plan of Dissolution, the Board of Directors may abandon the dissolution of the Company and/or modify the Plan of Dissolution to the extent permitted by Pennsylvania law and the terms of the plan. Under the Plan of Dissolution, the dissolution of the Company is conditioned on the consummation of AWI's Chapter 11 Plan. Assuming shareholder approval of the Plan of Dissolution, the Company will be required to file with the Commonwealth of Pennsylvania articles of dissolution respecting the Company. This is expected to occur at the time of the Chapter 11 Plan Effective Date. Upon such filing, in accordance with Pennsylvania law, the dissolution of the Company will be effective and may no longer be abandoned and the Company must proceed to wind up its affairs in accordance with the judicially supervised procedure described above (absent court approval of other procedures). In the event that the conditions to consummation of AWI's Chapter 11 Plan are not satisfied by December 31, 2004, or AWI's Chapter 11 Plan is amended in a way materially adverse to the Company, the Board of Directors may choose to abandon or modify the Plan of Dissolution.

POTENTIAL LIABILITY OF SHAREHOLDERS

           Under Pennsylvania law, we are required, in connection with the winding up of the Company, to pay or provide for payment of all of the Company's liabilities and obligations.

           If we fail to pay or provide adequately for the Company's expenses and liabilities, for a period of two years following the filing by the Company of articles of dissolution with the Commonwealth of Pennsylvania, each shareholder could be held liable to creditors of the Company for his pro rata portion (based on relative shareholdings) of any such liability, limited to the amount previously received by the shareholder in distributions from the Company. Therefore, if we make a distribution to you of Warrants in such circumstances, you may have to forfeit some or all of these Warrants, or the proceeds you received from any sale of such Warrants or common stock upon the exercise of the Warrants, up to the value of the Warrants measured at the time of distribution of the Warrants to you under the Plan of Dissolution. Because of the procedures under Pennsylvania law we intend to follow in winding up the Company, as described above, we do not anticipate that any distribution will be made pursuant to the Plan of Dissolution without payment or provision having been made for all the Company's liabilities.

LISTING AND TRADING OF COMMON SHARES AND WARRANTS;
  REGISTRATION AND REPORTING REQUIREMENTS

           On November 8, 2002, shortly following AWI's filing of its initial chapter 11 plan on November 4, 2002, the New York Stock Exchange, Inc. determined to suspend trading and pursue delisting of the Company's common shares. The common shares of the Company are now quoted on the OTC (over-the-counter) Bulletin Board ("OTCBB") with the ticker symbol of ACKHQ. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices, and volume information in OTC equity securities. Information about the OTCBB may be found on the Internet at www.otcbb.com.

           If the Plan of Dissolution is authorized and approved, the Company currently intends to close its stock transfer books on the record date for the Company's final liquidating distribution and may require shareholders to surrender to the Company for cancellation the certificates representing the common shares of the Company they hold in order to receive a distribution of Warrants. Until such time, shareholders will be permitted to transfer common shares in the same manner as they currently may be transferred. However, the Plan of Dissolution permits the Board of Directors of the Company to close the stock transfer books of the Company at such time as it considers appropriate to facilitate the winding up of the Company's affairs.

           Whether or not the Plan of Dissolution is authorized and approved, the Company has an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended. We may, however, after the Company's dissolution becomes effective, seek relief from the Securities and Exchange Commission from some or all of these reporting requirements. We anticipate that, if such relief is granted, we would continue to file our reports on Form 8-K to disclose material events relating to our liquidation and dissolution along with any other reports that the Securities and Exchange Commission may require (until such time as the Company is no longer subject to reporting requirements because, as a result of the winding up process, it no longer has sufficient assets or it no longer has the requisite number of shareholders).

           As required by AWI's Chapter 11 Plan, reorganized AWI will apply to have its new common shares listed on the New York Stock Exchange or the Nasdaq Stock Market as of, or as soon as practicable after, the Chapter 11 Plan Effective Date and will use its best efforts to continue the listing of the common shares. Reorganized AWI will be subject to the public reporting requirements of the Securities Exchange Act of 1934, as amended, once the common shares of reorganized AWI are issued to its unsecured creditors as provided by its Chapter 11 Plan, whether or not the shares are so listed and even though the Company continues to be subject to such requirements. Reorganized AWI is expected to apply to have the Warrants listed on the same market on which the common shares of reorganized AWI will be listed as of, or as soon as practicable after, the time (if ever) when Warrants are to be distributed to the Company's shareholders. While we currently expect that the common shares of reorganized AWI and the Warrants will be so listed, there is no assurance that this will be the case. See Section V. N. of the Disclosure Statement, entitled, "THE PLAN OF REORGANIZATION -Listing of the New Common Stock."

           If the common shares of reorganized AWI are not listed and regularly traded, holders may find it difficult to sell the shares or may not be able to do so at all. If the Warrants are not listed and regularly traded, holders of Warrants may find it difficult to sell Warrants or may not be able to do at all. In addition, if common shares of reorganized AWI are not regularly traded, it may be difficult for holders of Warrants to determine if the value of a common share is greater or less than the exercise price provided by the Warrants and, thus, if it is economically advantageous for a holder to exercise the Warrants.

           AWI expects to issue the its new common shares and the Warrants under AWI's Chapter 11 Plan, and its new common shares issuable pursuant to the Warrants, without registration under the Securities Act of 1933 in reliance on the exemption from such registration provided by Section 1145 of the U.S. Bankruptcy Code. Reorganized AWI will register the Warrants under Section 12 of the Securities Exchange Act of 1934 as soon as required upon the distribution of the Warrants to shareholders of the Company (assuming the Warrants are so distributed) and, if applicable, upon the listing of the Warrants on the New York Stock Exchange or Nasdaq Stock Market, and will provide reports to Warrant holders as required by such Act.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

           The following discussion summarizes certain federal income tax consequences of the Plan of Dissolution to the Company and our shareholders.

           The following summary is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service, all as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.

           The Company has not requested an opinion of counsel or a ruling from the Internal Revenue Service with respect to any of the tax aspects of the Plan of Dissolution. In addition, this summary does not discuss foreign, state or local tax consequences of the Plan of Dissolution, nor does it purport to address the federal income tax consequences of the Plan of Dissolution to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, investors in pass-through entities, persons whose functional currency is not the U.S. dollar or who hold common shares of the Company as part of a position in a straddle or as part of a hedging or conversion transaction and persons who acquired common shares of the Company on an exercise of employee stock options or rights or otherwise as compensation or who hold employee stock options or rights to acquire common shares of the Company).

           CONSEQUENCES TO THE COMPANY: The Company will recognize gain or loss on the distribution to its shareholders of Warrants in an amount equal to the difference, if any, between the aggregate fair market value of such Warrants when distributed to the shareholders (or the proceeds of sale of the Warrants if, in the Company's winding up, the Warrants must be sold rather than distributed to the shareholders) and the Company's aggregate tax basis in such Warrants. The Company's tax basis in the Warrants will be the fair market value of the Warrants on the date the Warrants are received by Company upon consummation of AWI's Chapter 11 Plan. Although we do not expect to recognize any significant gain upon the distribution of the Warrants to shareholders (or their sale), AWI, pursuant to AWI's Chapter 11 Plan, will bear any tax liability incurred in connection with such distribution (or sale).

                  CONSEQUENCES TO SHAREHOLDERS OF THE COMPANY:

           1. Gain or Loss. In general, a shareholder of the Company will recognize gain or loss on its receipt of Warrants in an amount equal to the difference, if any, between (i) the aggregate fair market value of the Warrants received and (ii) the shareholder's aggregate tax basis in its shares in the Company. Any gain or loss recognized by a shareholder generally will be eligible for capital gain or loss treatment, assuming the shares are held as a capital asset. Any capital gain or loss recognized will be long-term capital gain or loss if the shares giving rise to the recognized gain or loss have been held for more than one year; otherwise, the capital gain or loss will be short-term.

           A non-corporate shareholder's long-term capital gain generally is subject to federal income tax at a maximum rate of 15%, while any capital loss can be offset only against other capital gains plus $3,000 ($1,500 in the case of a married individual filing a separate return) of ordinary income in any tax year. Any unutilized capital loss may generally be carried forward as a capital loss to succeeding tax years for an unlimited time until the loss is exhausted. A corporate shareholder's capital gain is subject to federal income tax at a maximum rate of 35%, while any capital loss can be offset only against other capital gains. Any unused capital loss generally can be carried back three years and carried forward five years to be offset against net capital gains generated in those years.

           A shareholder's aggregate tax basis in the Warrants received from the Company will be equal to their aggregate fair market value on the date of distribution of the Warrants by the Company to its shareholders, and the holding period with respect to such Warrants will begin the day following the shareholder's receipt of the Warrants.

           2. Exercise, Disposition or Lapse of the Warrants. A shareholder receiving Warrants generally will not recognize gain or loss upon the exercise of the Warrants. The shareholder's tax basis in the new common shares of reorganized AWI received upon exercise of a Warrant will be equal to the sum of
(i) the shareholder's tax basis in the Warrant (as discussed above) and (ii) the amount paid to exercise the Warrant. The shareholder's holding period with respect to the shares acquired upon exercise of Warrants will begin on the day the Warrant is exercised.

           Upon the sale or exchange of a Warrant, a shareholder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the aggregate amount of cash and the fair market value of other property received and (ii) the shareholder's tax basis in the Warrant. In general, such gain or loss will be considered to be gain or loss from the sale or exchange of new common shares of reorganized AWI (the property to which such Warrants relate) and, thus, generally will be a capital gain or loss (assuming such stock would be held as a capital asset) and will be long-term if the Warrants were held for more than one year and short-term otherwise.

           Upon expiration or lapse of unexercised Warrants, a shareholder generally will recognize a long term capital loss (assuming the new common shares of reorganized AWI would have been held as a capital asset) equal to its aggregate tax basis in such Warrants.

           3. Information Reporting by Shareholder. Recently effective Treasury Regulations generally require disclosure by a taxpayer on its federal income tax return of certain types of transactions in which the taxpayer participated on or after January 1, 2003, including, among other types of transactions, the following: (1) certain transactions that result in the taxpayer claiming a loss in excess of specified thresholds; and (2) certain transactions in which the taxpayer's federal income tax treatment differs by more than a specified threshold in any tax year from its treatment for financial reporting purposes. Shareholders are urged to consult their tax advisors regarding these regulations and whether the liquidation of their shares in the Company would be subject to these regulations and require disclosure on the their federal income tax returns.

           The foregoing summary has been provided only for informational purposes and is not a substitute for careful tax planning and advice based upon the individual circumstances pertaining to a shareholder of the Company. Shareholders of the Company are urged to consult their tax advisors concerning the federal, state, local and other tax consequences applicable to them under the Plan of Dissolution.

INTERESTED PARTIES AND RELATED TRANSACTIONS

           Two of the directors of the Company, Michael D. Lockhart and James E. Marley, are also directors of AWI. Information about all of the directors and executive officers of the Company and their respective stock ownership and other interests is set forth below in Section VI of this proxy statement, entitled, "Security Ownership of Certain Beneficial Owners and Management" and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. See Section IV of this proxy statement, entitled "WhereYou Can Find Further Information."

           In connection with AWI's Chapter 11 Plan and the Company's dissolution and winding up, the Company, AWI and AWWD in May 2003 agreed to settle and release various intercompany claims, as discussed above.

OUR RECOMMENDATION

           THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF DISSOLUTION AND RECOMMENDED THAT YOU VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE PLAN OF DISSOLUTION.

IV. SELECTED FINANCIAL DATA


           The following selected historical financial data is based on the consolidated financial reports for continuing operations of the Company and AWI and, accordingly, reflects (except for immaterial adjustments that would relate to the consolidation of AWI with the Company) the operations of AWI. AWI will cease to be owned by the Company if AWI's Chapter 11 Plan is consummated and, accordingly, the following information does not pertain to the situation of the Company in such circumstances, except insofar as the Company will own the Warrants, which will permit it to buy new common shares of Reorganized AWI. Additional information regarding the financial prospects of reorganized AWI is contained in the Disclosure Statement.

              (Dollars in millions except for per-share data)

                                                    For Year    2002           2001            2000           1999          1998
                                                    --------    ----           ----            ----           ----          ----
INCOME STATEMENT DATA
Net sales                                                     $3,172.3        $3,138.7       $3,248.9        $3,322.0     $2,592.4
Cost of goods sold                                             2,404.5         2,364.7        2,386.2         2,291.5      1,807.1
Selling, general and administrative expenses                     624.9           596.6          595.3           605.9        445.9
Charge for asbestos liability, net                             2,500.0            22.0          236.0           335.4        274.2
Restructuring and reorganization charges
     (reversals), net                                              1.9             9.0           18.8            (1.4)        74.4
Goodwill amortization                                             --              22.8           23.9            25.5         10.7
Equity (earnings) from affiliates, net                           (21.7)          (16.5)         (18.0)          (16.8)       (13.8)
                                                                 ------          ------         ------          ------       ------
Operating income (loss)                                       (2,337.3)          140.1            6.7            81.9         (6.1)
Interest expense                                                  13.8            13.1          102.9           105.2         62.2
Other non-operating expense                                        8.2            11.8            3.7            10.4         15.9
Other non-operating income                                        (6.0)          (13.0)         (80.4)          (17.0)       (17.6)
Chapter 11 reorganization costs, net                              23.5            12.5          103.3            --           --
Income tax expense (benefit)                                    (827.8)           42.5          (37.7)           (0.5)       (23.6)
Earnings (loss) from continuing operations
     before cumulative change in accounting
     principle                                                 (1,549.0)           73.2          (85.1)          (16.2)       (43.0)
    Per common share-- basic (a)                                 (38.25)           1.81          (2.12)          (0.41)       (1.08)
    Per common share-- diluted (a)                               (38.25)           1.79          (2.12)          (0.41)       (1.08)
Cumulative effect of a change in accounting
      principle, Net of tax of $2.2                             (593.8)           --             --              --           --
Net earnings (loss)                                           (2,142.8)           92.8           12.2            14.3         (9.3)
    Per common share-- basic (a)                                 (52.91)           2.29           0.30            0.36        (0.23)
    Per common share-- diluted (a)                               (52.91)           2.27           0.30            0.36        (0.23)

Average number of common shares outstanding (millions)            40.5            40.5           40.2            39.9         39.8
Dividends declared per share of common stock                         --             --           $1.44          $1.92         $1.88
Average number of employees                                      16,700         16,800         16,500          16,900       13,900

BALANCE SHEET DATA (DECEMBER 31)
Working capital                                                 $851.6          $740.1         $610.4          $314.6       $445.4
Total assets                                                   4,504.8         4,038.1        4,005.2         4,081.6      4,183.9
Liabilities subject to compromise                              4,861.1         2,357.6        2,385.2            --           --
Net long-term debt (b)                                            39.9            50.3           56.9         1,412.9      1,562.8
Shareholders' equity                                          (1,346.7)          760.4          665.1           679.2        709.7


Notes:
------

(a) See definition of basic and diluted earnings per share in Note 2 of the Consolidated Financial Statements of the Company for the fiscal year ended December 31, 2002.

(b) 2002, 2001 and 2000 net long-term debt excludes debt subject to compromise.

Certain prior year amounts have been reclassified to conform to the current year presentation. See Note 2 of the Consolidated Financial Statements of the Company for the fiscal year ended December 31, 2002..

Beginning in 1998, consolidated results include AWI's acquisitions of Triangle Pacific (now reported as Wood Flooring and Cabinets) and DLW (included in Resilient Flooring). The net purchase price of the acquisitions was $1,175.7 million.

                   V. WHERE YOU CAN FIND FURTHER INFORMATION

           We have filed materials relating to the Company and materials relating to AWI's Chapter 11 Plan with the U. S. Securities and Exchange Commission. In particular, we direct you to:

           (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (File No. 333-32530); and

           (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 333-32530).

           (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 203 (File No. 333-32530).

           You can inspect and copy these materials and other materials we have filed at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of reports, proxy and information statements and other information regarding registrants that file electronically, which includes the Company, are available on the Securities and Exchange Commission's website at http://www.sec.gov. In addition, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, as filed with the Commission and maintained on its website, may be accessed, without charge, through the Company's website at http://www.armstrong.com. In addition, the Company will mail a copy of such reports to any shareholder requesting a copy; such requests should be made in writing addressed to the Company, Attention:
Investor Relations, P. O. Box 3001, Lancaster, Pennsylvania 17604.

                         VI. PROPOSALS BY SHAREHOLDERS

           Because of the pending dissolution and winding up of the Company, we are not planning on calling an annual meeting of the shareholders of the Company during 2003. If the Plan of Dissolution is approved, and AWI's Chapter 11 Plan is confirmed and consummated during 2003 or the first quarter of 2004, it is not anticipated that there would be 2004 annual meeting of shareholders of the Company. [We expect that the current directors of the Company, except those who will become directors or officers of reorganized AWI upon the Chapter 11 Plan Effective Date, will continue to serve as such until the completion in all material respects of the winding up of the Company.] However, should AWI's Chapter 11 Plan not be confirmed and consummated by the end of the first quarter of 2004, the Board of Directors will reconsider whether there is a need for an annual meeting of shareholders. If an annual meeting is called, a shareholder who wishes to submit a proposal for inclusion in our proxy materials and for presentation at the annual meeting must submit such proposal to our Secretary at the address printed on the first page of this proxy statement, so that the

Secretary receives it at a reasonable time before the proposed printing of the materials for the annual meeting, as the time for the meeting may be publicly announced and specified in the Company's quarterly report on From 10-Q. Such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals (Rule 14a-8).

           The Company's bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals and nominations of individuals for election to the Board of Directors. The required notice, which must be in writing and addressed to the Secretary of the Company, must also contain specified information and conform to certain other requirements, as set forth in the bylaws. If the presiding officer at an annual meeting determines that a shareholder proposal or director nomination was not made in accordance with the bylaws, the Company may disregard such proposal or nomination. In addition, if a shareholder submits a proposal outside of Rule 14a-8 for an annual meeting and the proposal fails to comply with the advance notice procedure prescribed by the bylaws, then any proxy distributed by the Company to shareholders may confer discretionary authority on the persons being appointed as proxies to vote on the proposal.

           Proposals and nominations, along with requests for the relevant portions of the bylaws, should be addressed to the Secretary of the Company at the address printed on the first page of this proxy statement.

      VII. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

           The following table sets forth any person or entity known to the Company that may be deemed to be the beneficial owner of more than 5% of the Company's outstanding common shares (as determined in accordance with Securities and Exchange Commission rules and based on the most recent filings with the Commission reporting ownership, which are as of December 31, 2002 ).

------------------------------------------------------ ------------------------------------- ---------------------------
Name and Address of Beneficial Owner                   Amount and Nature of Beneficial       Percent Of Class
                                                       Ownership                             Outstanding (1)
------------------------------------------------------ ------------------------------------- ---------------------------
JP Morgan Chase (2)
270 Park Ave.                                          5,930,810                             14.58%
New York, NY  10017
------------------------------------------------------ ------------------------------------- ---------------------------
Royce & Associates, LLC
1414 Avenue of the Americas                            2,419,500                             5.95%
New York, NY  10019
------------------------------------------------------ ------------------------------------- ---------------------------


           All of AWI's outstanding stock is owned by the Company (indirectly, through AWWD).


-------------------------------
(1) In accordance with applicable rules of the Securities and Exchange Commission, this percentage is calculated based upon the total (40,667,584) of the Company's common shares that were outstanding on December 31, 2002.

(2) JP Morgan Chase serves as the trustee of the Armstrong World Industries, Inc. Master Retirement Plan and the trustee of the Stock Ownership Armstrong Holdings Stock Fund of the Retirement Savings and Stock Ownership Plan ("RSSOP"). As trustee, JP Morgan Chase may be deemed to be the beneficial owner of [5,930,810] shares held in the trusts. JP Morgan Chase is obligated to vote, tender, or exchange any common stock beneficially owned by the RSSOP Trust as directed by participants in RSSOP. JP Morgan Chase votes these shares in accordance with the participant's direction. Shares that are unallocated and any allocated shares for which no instructions are received are voted in the same proportion as the shares of common stock for which instructions are received. JP Morgan Chase directly votes the shares beneficially owned by the Master Retirement Plan.

SECURITY OWNERSHIP OF MANAGEMENT

           The following table shows the number of the Company's common shares owned beneficially by each director, each of the Company's five most highly compensated executive officers during 2002 and all the directors and such executive officers as a group, as of January 31, 2003.3 The ownership rights in these shares consist of sole voting and investment power, except where otherwise indicated.

------------------------------------------- --------------- --------------------------- -------------------------- -----------------
Name                                        Shares (4)      Stock Options                  Total Beneficial          Deferred Stock
                                                            Exercisable w/in 60 days          Ownership                  Units (5)
------------------------------------------- --------------- --------------------------- -------------------------- -----------------
H. Jesse Arnelle                               2,358                --                          2,358                      1,390
------------------------------------------- --------------- --------------------------- -------------------------- -----------------
Van C. Campbell                                2,200              5,330                         7,530                      7,981
------------------------------------------- --------------- --------------------------- -------------------------- -----------------
Judith R. Haberkorn                            1,184              4,970                         6,154                      1,910
------------------------------------------- --------------- --------------------------- -------------------------- -----------------
John A. Krol                                   1,433              2,990                         4,423                        644
------------------------------------------- --------------- --------------------------- -------------------------- -----------------
Michael D. Lockhart                          128,499            166,665                       295,164                        --
------------------------------------------- --------------- --------------------------- -------------------------- -----------------
James E. Marley                                4,697              1,410                         6,107                        --
------------------------------------------- --------------- --------------------------- -------------------------- -----------------
Ruth M. Owades                                 5,000                --                          5,000                        --
------------------------------------------- --------------- --------------------------- -------------------------- -----------------
John J. Roberts                                  --                 --                            --                         --
------------------------------------------- --------------- --------------------------- -------------------------- -----------------
M. Edward Sellers                                --                 --                            --                         --
------------------------------------------- --------------- --------------------------- -------------------------- -----------------
Jerre L. Stead                                 4,400              3,260                         7,660                      1,283
------------------------------------------- --------------- --------------------------- -------------------------- -----------------
Chan W. Galbato                                3,874                --                          3,874                        --
------------------------------------------- --------------- --------------------------- -------------------------- -----------------
Stephen J. Senkowski                           3,708             14,665                        18,373                      1,327
------------------------------------------- --------------- --------------------------- -------------------------- -----------------
John N. Rigas                                  1,353             17,000                        18,353                        --
------------------------------------------- --------------- --------------------------- -------------------------- -----------------
Matthew J. Angello                             6,131             10,570                        16,701                        --
------------------------------------------- --------------- --------------------------- -------------------------- -----------------
Director and officers as a group (19
persons)                                     184,501            260,380                       444,881                     16,749
------------------------------------------- --------------- --------------------------- -------------------------- -----------------


(3) Mr. Galbato resigned as an officer of the Company, to pursue other opportunities, on July 30, 2003. Mr. Roberts became a director of the Company on April 28, 2003 and his ownership information is as of such date.

(4)Includes the following shares that may be determined to be owned by the employee through the employee stock ownership accounts of the Company's (RSSOP):
M. D. Lockhart - 124; C. W. Galbato - 124; S. J. Senkowski - 2,186; J. N. Rigas
- 979; M. J. Angello - 1,407; and executive officers as a group - 11,271. Includes the following shares indirectly owned and held in the savings accounts of the RSSOP accounts of the following individuals: S. J. Senkowski - 38; M. J. Angello - 563; and executive officers as a group - 2,034. Includes the following shares indirectly owned and held in the Bonus Replacement Retirement Plan accounts: M. J. Angello - 292; and executive officers as a group - 301.

(5) Includes phantom shares held in a stock subaccount under the Company's Deferred Compensation Plan. The participants in the plan have no voting or investment power with respect to such shares.

                         EXHIBIT A - PLAN OF DISSOLUTION


                            ARMSTRONG HOLDINGS, INC.

                PLAN OF DISSOLUTION, WINDING UP AND DISTRIBUTION

1. Statement of Purpose. Armstrong Holdings, Inc. (the "COMPANY"), a corporation organized under the laws of the Commonwealth of Pennsylvania, shall dissolve and wind up its business and affairs as set forth in this Plan of Dissolution, Winding Up and Distribution (the "PLAN"). The Plan is to be instituted in connection with the proposed reorganization under chapter 11 of title 11 of the U.S. Code ("CHAPTER 11") of Armstrong World Industries, Inc. ("AWI"), also a Pennsylvania corporation, pursuant to AWI's Fourth Amended Plan of Reorganization dated as of May 23, 2003 (as such plan may from time to time be amended or supplemented after the date hereof ("AWI'S CHAPTER 11 PLAN"). All of the shares of AWI are owned by Armstrong Worldwide Inc. ("AWWD"), a Delaware corporation, all of the shares of which are owned by the Company and which shares constitute the Company's principal asset. AWI's Chapter 11 Plan provides that, subject to the confirmation of such plan and the satisfaction of certain conditions, all of the shares of AWI shall be cancelled upon the EFFECTIVE DATE of (and as defined in) such plan but that as soon thereafter as feasible, the shareholders of AWI shall receive certain warrants to buy shares of AWI as it shall be reorganized under such plan (the "WARRANTS"). This Plan is intended to provide for the dissolution, winding-up of the business and affairs of the Company (including the handling by the Company of the Warrants it may receive in connection with AWI's Chapter 11 Plan) and the distribution to creditors and shareholders of the Company of the proceeds of such liquidation, all in accordance with the Pennsylvania Business Corporation Law of 1988 (the "PBCL") and the Internal Revenue Code of 1986, as amended, as follows:

2. Dissolution of the Company; Shareholder Approval of Dissolution and the Plan. The Plan has been approved by the Board of Directors by resolution adopted at a meeting called for that purpose and dissolution of the Company and the Plan has been recommended by the Board of Directors for approval by the shareholders. Notice of the approval of the Plan by the Board of Directors shall be given to the Director of Internal Revenue, in the appropriate office, within thirty days thereafter, in accordance with the Internal Revenue Code of 1986, as amended, in an appropriate form, as prescribed therein. The dissolution of the Company and the Plan shall be presented in accordance with the PBCL to a meeting of the shareholders of the Company for approval as soon as practicable. The affirmative vote of the holders entitled to vote at least a majority of the Common Shares of the Company voted at the meeting shall be necessary for such approval, provided a quorum is present at the meeting. Unless the Plan is so approved and except as provided by the Plan, no agreement for the sale of all or substantially all the Company's assets shall be binding with respect to such a sale unless the sale is otherwise approved by the shareholders of the Company as provided by law or their approval of such sale is not required by law. The Plan shall be adopted by the Company as of the date on which such shareholder approval is obtained and shall thereupon be implemented by the Company, subject to the following provisions. Implementation of the Plan is conditional upon the consummation of AWI's Reorganization Plan by December 31, 2004. Subject to shareholder approval of the Plan, as soon as practicable following the Effective Date of AWI's Chapter 11 Plan, the appropriate officers of the Company shall cause appropriate articles of dissolution of the Company to be filed and become effective in accordance with Section 1997 of the PBCL (the date of effectiveness of the articles of dissolution being hereafter referred to as the "DISSOLUTION DATE"). If the Effective Date of AWI's Chapter 11 Plan does not occur by December 31, 2004, the Board of Directors may abandon this Plan.

3. No New Business. Commencing with the Dissolution Date, the Company will do no further business except to the extent necessary for preserving the values of and liquidating its assets, paying or providing for its liabilities, otherwise winding-up its business and affairs, and distributing its remaining cash or assets, all in accordance with the Plan and the PBCL.

4. Winding-up. As soon as practicable after the Dissolution Date, the Company shall wind up its business and affairs by completing the actions prescribed by this Section 4 in accordance, where applicable, with the provisions for post-dissolution provision for liabilities of Subchapter H of the PBCL (Section 1991 et seq.); provided, however, that, before the filing of articles of dissolution in accordance with Section 1977 of the PBCL and the Plan, the Board of Directors of the Company may by resolution determine, if in its judgment all liabilities of the Company may be adequately determined and provided for without following the provisions of said Subchapter, for the winding up of the Company to be completed in accordance with Section 1975 of the PBCL.

      (a) Liquidation of Assets; Related Transactions.

      (1) Subject to paragraphs 4(a)(2) and (3), the Company shall, as it deems expedient, collect, sell or otherwise dispose of the Company's property and assets in one or more transactions in order that all such property and assets shall be converted into cash, except for any assets that are to be reserved for disputed or unmatured claims of creditors as herein provided or that are to be distributed to shareholders of the Company in kind. In connection with such collection, sale or other disposition, the Company shall marshal its assets and collect or make provision for the collection of all accounts receivable, debts and claims, if any, owing to the Company.

                     (A) In furtherance of this section 4(a), as soon as practicable after the Effective Date of AWI's Chapter 11 Plan the Company shall cause its wholly-owned subsidiary AWWD to be merged with and into the Company in accordance with the PBCL and applicable Delaware law, with the Company being the surviving corporation of the merger and shall thereby succeed to all the assets and liabilities of AWWD (including its ownership of the shares of AWI or the Warrants if the shares of AWI have been cancelled and the Warrants issued at such time). In lieu of such merger, all of the assets of AWWD may be transferred to the Company, subject to all of AWWD's liabilities, in any other manner permitted by law.

                     (B) In connection the AWI's Chapter 11 Plan, the Company, together with AWWD, and AWI have entered into a Settlement and Release Agreement dated as of May 9, 2003 (the "INTERCOMPANY SETTLEMENT AGREEMENT"), pursuant to which upon the Effective Date of AWI's Chapter 11 Plan the Company, together with AWWD, will as of the Effective Date settle all of its accounts with and release all claims against AWI, and AWI will as of the Effective Date settle all of its accounts with and release all claims against the Company and AWWD. As a result of such settlement and release, the Company shall not be required to make any payments and shall not receive any payments, but shall be entitled to the benefits referred to in section 4(e) below. In connection with the Intercompany Settlement Agreement, the Company entered into an Agreement Regarding Taxes ("TAX SHARING AGREEMENT") dated as of the 31st day of May 2003 by and among the Company, AWWD, and AWI, pursuant to which AWI shall pay, and hold the Company harmless from, all taxes (including any interest and penalties) of the Company and AWWD for the taxable periods (or portions thereof) ending on or prior to the Effective Date and all subsequent taxable periods (or portions thereof) as to which AWI is obligated under the Intercompany Settlement Agreement to pay the administrative costs of the Company and AWWD, and AWI shall be entitled to any and all refunds or credits of taxes for such taxable periods. In the event the Company and AWWD are not dissolved and wound up following the Effective Date as contemplated by the Chapter 11 Plan and this Plan, the Company shall pay, and hold the AWI Released Parties (as defined in the Intercompany Settlement Agreement) harmless from, all taxes (including interest and penalties) of the Company or AWWD for any taxable periods (or portions thereof) occurring after the taxable periods described in the foregoing sentence.

      (2) Pending consummation of AWI's Chapter 11 Plan and the Company's receipt of the Warrants, the Company shall not sell the shares of AWWD it owns or cause or permit AWWD to sell the shares of AWI it owns; provided, however, that, if the Company determines that AWI's Chapter 11 Plan or an alternative reorganization plan that is substantially the same in respect of its effect on the Company is not reasonably likely to occur before December 31, 2004, the Company may sell AWWD's shares or cause or permit AWWD to sell AWI's shares or may cause the merger of AWWD into the Company or the transfer by other means by AWWD to the Company of the shares of AWI owned by AWWD and may then distribute in whole or in part the shares of AWI in kind to the Company's shareholders.

      (3) The Warrants shall be distributed in kind to the Common Shareholders of the Company as liquidating distributions as provided in paragraph 4(c) below, except as may be necessary to satisfy the other provisions of the Plan regarding payment of or provision for liabilities of the Company or payment of expenses of winding up the Company.

      (b) Payment and Provision for Payment of Liabilities. The Company shall, in accordance with the PBCL, give written notice of its dissolution to its creditors, to each municipal corporation in which the Company's registered office or principal place of business in Pennsylvania is located and to those persons who claim to be, or who the Company expects are likely to become within two (2) years of the Dissolution Date, creditors of the Company. Such notice shall state the date by which claims against the Company shall be presented to the Company, which shall be determined by an appropriate officer of the Corporation and shall satisfy the requirements of Section 1992 of the PBCL. Upon the filing of articles of dissolution by the Company in accordance with Section 1997, the Company in such manner as may be permitted by and as is in accordance with Subchapter H of the PBCL
      (i) shall pay all of its known and mature liabilities and uncontested claims of liability, as determined by the Company to be owing, (ii) shall pay all claims timely submitted and accepted by the Company in accordance with the notice of dissolution and the PBCL, (iii) shall post the security offered by the Company and not rejected for the compensation of all unmatured contract claims that are timely submitted, (iv) shall make an application to a court of appropriate jurisdiction as provided by the PBCL and post the security as determined by such court for the compensation of unmatured contract claims whose claimants have rejected the offer of security by the Company, and for the compensation of claims that have not yet been made known to the Company or that have not arisen but that, based on the facts known to the Company, are likely to arise or become known to the Company within two (2) years after the Dissolution Date. To the extent permitted by law, the Company may post as security assets other than cash or cash equivalents. The Company may provide for unmatured claims for indemnity by current or former directors or officers of the Company in the manner provided by section 4(e)(2) of this Plan. If there are sufficient assets, all obligations and liabilities of the Company shall be paid in full and any such provision for payment of an obligation of or claim made against the Company shall be made in full. If there are insufficient assets, the claims and liabilities of the Company shall be paid or provided in order of their priority or, among claims of equal priority, ratably to the extent of the assets legally available therefor. Any remaining assets and property of the Company shall be distributed to the shareholders of the Company according to their respective rights and preferences and in accordance with the PBCL and this Plan.

      (c) Distribution to Shareholders. Except as required to pay or provide for the Company's liabilities (matured and contingent) as provided in Section 4(b) above, the Company shall distribute to its Common Shareholders, pro rata in accordance with their holding of shares, all its remaining assets and property, including the proceeds of any sale or other disposition of property or assets of the Company. Such distribution to shareholders may be in kind as provided by the Plan or approved by the Board of Directors and may occur all at once or in a series of distributions and shall be made in such manner, and at such time, as the appropriate officers of the Company may determine.

      (d) Tax Returns, Other Filings and Financial Reports. Pursuant to the Tax Sharing Agreement, AWI shall prepare and file (or cause to be prepared and filed) on behalf of the Company, all tax returns, reports, certificates, forms or similar statements or documents for all taxable periods ending on or prior to, or including, the Effective Date and all subsequent taxable periods during which AWI is obligated under the Intercompany Settlement Agreement to pay the administrative costs of the Company and AWWD. The Company shall prepare and file all tax returns and other reports required of the Company by any governmental authority to the extent such obligations are not required to be performed by AWI under the Tax Sharing Agreement and as otherwise required by applicable law. The Company shall also prepare and distribute to its shareholders as may be required by law appropriate financial reports with respect to the Company's business and affairs before the Dissolution Date and with respect to the winding-up of the Company's business and affairs after the Dissolution Date.

      (e) Costs and Expenses of Shareholder Vote, Dissolution and Winding-Up; Release of Claims Against Directors and Officers and Waiver of Indemnification Claims.

      (1) In accordance with AWI's Reorganization Plan and the Intercompany Settlement Agreement, AWI shall either (as AWI shall determine) pay the reasonable expenses of, or provide to the Company free of charge the services necessary for, the administration of the Company's affairs (including AWWD's affairs and preparing the Plan and seeking shareholder approval of, and otherwise preparing for, the dissolution and winding up of the Company), all substantially in accordance with the practices that AWI has followed in such respect since the commencement of AWI's Chapter 11 case. Reorganized AWI will bear all costs and expenses related to the preparation and submission to a vote of the Company's shareholders of this Plan and all other operating expenses of the Company and AWWD during the interim period in which such approval is sought (and, if necessary, for a reasonable transition period thereafter) and, if the requisite approval of this Plan by the Company's shareholders is obtained, all expenses of administering the performance and consummation of this Plan, including any taxes incurred by Holdings in connection therewith.

      (2) The costs and expenses to be borne by AWI as referred to in paragraph 4(e)(1) hereof shall include those arising by reason of the obligations which the Company may have to indemnify its directors, officers, employees or agents against costs, expenses and liabilities against which they are entitled to indemnity by law, the Company's articles of incorporation or by-laws or contracts in effect on the Effective Date and arising out of their service as directors, officers, employees or agents of the Company after the commencement of AWI's Chapter 11 case, and any related advancement of expenses, and shall include the cost of the Company continuing, until at least the fourth anniversary of the Effective Date, directors' and officers' liability insurance coverage for persons who serve or have served as directors or officers of the Company on the same terms and conditions of coverage on which such coverage was provided to persons who were afforded coverage under the policies in effect on the Effective Date.

      (3) In furtherance of section 4(b) above, in connection with the release or discharge of obligations which the Company has or may have to indemnify a current or former director or officer of the Company as required by the PBCL or the articles or incorporation or bylaws of the Company, or any contract with the Company, the Company, individually and on behalf of its predecessors, successors and assigns, may, subject to and upon the occurrence of, and as of, the Effective Date, covenant not to sue and fully, finally, and forever release, acquit and discharge any or all of its current and former directors and officers, and any heir, executor, distributee, administrator, assign or other successor thereof (a "RELEASED PARTY"), jointly and severally, of and from any and all claims, demands, actions, liabilities, obligations, and/or causes of action of whatever kind or character, whether past, present, future, known or unknown, matured or unmatured, liquidated or unliquidated, accrued or unaccrued (each, a "Claim"), that the Company has, may have or might claim to have against any Released Party up to or as of the Effective Date and that, directly or indirectly, arise out of, concern, are connected with or in any way relate to the Released Party's provision of services to or activities on behalf of or in connection with the business or affairs of the Company or any of its subsidiaries or any Released Party's participation in any of the foregoing. Any such release may be made contingent upon, and rendered of no further force or effect, in the event a Released Party shall seek to recover from the Company directly on account of any right, or claim of right, to indemnity against the Company, or shall seek to have the Company post any security for any such contingent or possible future claim, but a claim for indemnity made against AWI or any of its subsidiaries or against any insurer thereof as contemplated by section 4(e)(2) above shall not have such effect.

      (4) In the event any expenses are incurred by the Company in connection with this Plan that are not payable by AWI as referred to in the foregoing provisions of this section 4(e), such expenses shall be paid out of the assets of the Company. In connection with and for the purpose of implementing and assuring completion of the Plan, the Company may pay any brokerage, agency, legal, accounting or other professional fees, and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets, the resolution of claims against the Company or any other aspect of the implementation of the Plan as the Company shall consider necessary, appropriate or desirable, including fees determined on the basis of sums collected or realized from illiquid assets and fees paid in advance for services to be provided on a contingent basis, as needed, as to which no refund may be permitted.

      (f) Direction, Oversight and Administration of the Winding-up.

      (1) The Board of Directors and officers of the Company, as in office from time to time after the Dissolution Date, and/or such agent or agents as may be appointed by them, shall be responsible for winding up the business and affairs of the Company and otherwise acting for the Company in accordance with the provisions of the Plan. To the extent necessary or appropriate to complete the winding up of the Company, the Company may contract or arrange with AWI for AWI to provide to the Company, in addition to the services to be provided by AWI as provided by section 4(e) above, any and all administrative (including professional) services that may be required in connection with the dissolution and winding-up of the Company. The board of directors of the Company may also appoint a liquidating agent to provide direction and oversight with respect to and to act on behalf of the Company in respect of the completion of the winding-up of the Company's business or affairs and may appoint a liquidating trust to deal with assets remaining to be dealt with in order to complete the winding up of the Company's business and affairs.

      (2) To the fullest extent permitted by law, the Company shall indemnify its officers, directors, employees and agents (including any liquidating agent appointed by the Board of Directors) as provided by law or the Company's articles of incorporation and by-laws and any contract entered into by the Company from and against personal liability for actions taken by any of them in connection with the Plan and the winding-up of the business and affairs of the Company.

5. Redemption of Stock; Closing of Stock Transfer Books. The distributions to the Company's shareholders pursuant to section 4 above shall be in redemption and cancellation of all of the outstanding Common Shares of the Company, and the Company may require the shareholders to surrender to the Company for cancellation the certificates representing such shares as a condition of receiving such a distribution. By action of the Board of Directors, a record date shall be set for determining the shareholders entitled to receive liquidating distributions and in connection therewith by like action the stock transfer books of the Corporation may be closed. In addition, by action of the Board of Directors the stock transfer books of the Corporation may be closed as the Board of Directors may determine is appropriate to facilitate the winding up of the Company's affairs.

6. Sale of Assets Approved. Adoption of the Plan by the shareholders of the Company shall constitute approval of the Company's shareholders of the sale, exchange or other disposition of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions (and shall constitute ratification of any contracts for sale, exchange or other disposition of assets of the Company entered into prior to the Dissolution Date which are conditioned on adoption of the Plan). Notwithstanding paragraph 4(a)(3) of this Plan, any or all of the Warrants may be sold by the Company, without shareholder approval thereof, as necessary to pay liabilities of the Company or to provide security for unmatured claims or to pay expenses of the winding up of the Company, even where the Warrants constitute the Company's only asset.

7. General Authorization. The Board of Directors of the Company is hereby authorized, without further action by the Company's shareholders, to do and perform, or cause the officers of the Company, subject to authorization by the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors or authorized officer, to implement the Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up the Company's affairs.

8. Amendment. Notwithstanding authorization or consent to the Plan and the transactions contemplated hereby by the Company's shareholders, the Board of Directors may modify, amend or abandon the Plan and the transactions contemplated hereby without further action by the Company's shareholders to the extent permitted by the PBCL.

As approved by the Board of Directors of the Company on April 28, 2003 and the shareholders of the Company, on __________, 2003

                                                     ---------------------------
                                                     Secretary

                                                     Dated:

                        EXHIBIT B - DISCLOSURE STATEMENT


                                   ARMSTRONG





                    DISCLOSURE STATEMENT, DATED JUNE 2, 2003,
                  FOR THE FOURTH AMENDED PLAN OF REORGANIZATION
                       OF ARMSTRONG WORLD INDUSTRIES, INC.


             THE FOURTH AMENDED PLAN OF REORGANIZATION OF ARMSTRONG
            WORLD INDUSTRIES, INC., WHICH IS ATTACHED AS EXHIBIT "A"
             TO THIS DISCLOSURE STATEMENT, CONTAINS THE ASBESTOS PI
             PERMANENT CHANNELING INJUNCTION, AN INJUNCTION AGAINST
            CONDUCT NOT OTHERWISE ENJOINED UNDER THE BANKRUPTCY CODE.
              FOR A DESCRIPTION OF THE ACTS TO BE ENJOINED AND THE
              IDENTITY OF THE ENTITIES THAT WOULD BE SUBJECT TO THE
            ASBESTOS PI PERMANENT CHANNELING INJUNCTION, SEE SECTION
           VI.D OF THIS DISCLOSURE STATEMENT, ENTITLED, "THE ASBESTOS
                 PI TRUST - THE ASBESTOS PI PERMANENT CHANNELING
                  INJUNCTION," AND SECTION 1.21 OF THE PLAN OF
            REORGANIZATION. THE FOURTH AMENDED PLAN OF REORGANIZATION
               ALSO CONTAINS THE CLAIMS TRADING INJUNCTION, WHICH
           RESTRICTS THE TRANSFER OF ASBESTOS PERSONAL INJURY CLAIMS.
                 SEE SECTION 1.40 OF THE FOURTH AMENDED PLAN OF
                                 REORGANIZATION.


             This Disclosure Statement has not been approved by the
              Bankruptcy Court as containing "adequate information"
             within the meaning of section 1125(a) of the Bankruptcy
              Code. Prior to the solicitation of votes to accept or
                reject the Plan, Armstrong World Industries, Inc.
                intends to seek an order of the Bankruptcy Court
                      approving this Disclosure Statement.

                                TABLE OF CONTENTS

                                                                                                                             PAGE
I.         Introduction........................................................................................................1

II.        Overview of the Plan................................................................................................5

III.       General Information................................................................................................11

           A.        Description and History of Business......................................................................11
           B.        Competition..............................................................................................13
           C.        Proposed Dissolution of Armstrong Holdings, Inc..........................................................14
           D.        Events Leading to the Commencement of the Chapter 11 Case................................................14

                     1.        AWI's Involvement with Asbestos-Containing Materials...........................................14
                     2.        Prepetition Asbestos-Related Personal Injury Litigation Against AWI............................17
                     3.        Owens Corning Fiberglas Filing for Protection under Chapter 11.................................17
                     4.        Downgrading of AWI's Credit Rating.............................................................17


IV.        The Chapter 11 Case................................................................................................18

           A.        General..................................................................................................18
           B.        Professionals Retained in the Chapter 11 Case............................................................18

                     1.        AWI's Attorneys and Advisers...................................................................18
                     2.        Committees.....................................................................................19

           C.        Significant Events During the Chapter 11 Case............................................................21

                     1.        Employee Related Matters.......................................................................21
                     2.        Vendor and Customer Issues.....................................................................22
                     3.        The DIP Credit Facility........................................................................22
                     4.        AWI's Exclusive Right to File and Confirm a Plan...............................................23
                     5.        The Bar Date (for Claims other than Asbestos Personal Injury Claims)...........................23
                     6.        Asbestos Property Damage Claims................................................................25
                     7.        Insurance Coverage Issues......................................................................28
                     8.        Litigation Involving the Center for Claims Resolution..........................................32
                     9.        Other Litigation...............................................................................34
                     10.       Settlement of Claims...........................................................................37
                     11.       Settlement and Release of Intercompany Claims..................................................38
                     12.       Department of Labor Investigation..............................................................38
                     13.       Delisting of Holdings' Common Stock and Certain of AWI's Debt Securities from the New York
                               Stock Exchange.................................................................................39

V.The Plan of Reorganization..................................................................................................40

           A.        Classification and Treatment of Claims and Equity Interests in AWI.......................................40

                     1.        Administrative Expenses........................................................................40
                     2.        Priority Tax Claims............................................................................43
                     3.        Class 1:  Priority Claims......................................................................44
                     4.        Class 2:  Secured Claims.......................................................................44
                     5.        Class 3:  Convenience Claims...................................................................45
                     6.        Class 4:  Asbestos Property Damage Claims......................................................45
                     7.        Class 5:  COLI Claims..........................................................................46
                     8.        Class 6:  Unsecured Claims other than Convenience Claims.......................................46
                     9.        Class 7:  Asbestos Personal Injury Claims......................................................47
                     10.       Class 8:  Environmental Claims.................................................................49
                     11.       Class 9:  Affiliate Claims.....................................................................50


                                       i

                     12.       Class 10:  Subsidiary Debt Guarantee Claims....................................................50
                     13.       Class 11:  Employee Benefit Claims.............................................................50
                     14.       Class 12:  AWWD's Equity Interests in AWI......................................................51

           B.        Conditions to Confirmation...............................................................................51
           C.        Conditions Precedent to the Effective Date under the Plan................................................53
           D.        Description of the Reorganization Consideration..........................................................54
           E.        144A Offering............................................................................................57
           F.        Exit Facility............................................................................................57
           G.        Executory Contracts and Unexpired Leases.................................................................57
           H.        Insurance Policies and Agreements........................................................................58
           I.        Indemnification and Reimbursement Obligations............................................................59
           J.        Compensation and Benefit Programs........................................................................60
           K.        Cancellation of Existing Debt Securities.................................................................62
           L.        Expiration of the Retention Period.......................................................................62
           M.        Compensation of the Applicable Trustees..................................................................63
           N.        Listing of the New Common Stock..........................................................................63
           O.        Corporate Reorganization Actions.........................................................................63
           P.        Holdings Plan of Liquidation.............................................................................64
           Q.        Distributions Under the Plan.............................................................................65

                     1.        Distribution Date..............................................................................65
                     2.        Disputed Unsecured Claims Reserve..............................................................66
                     3.        Timing of Distributions under the Plan.........................................................66
                     4.        Fractional Shares..............................................................................67
                     5.        Provisions for Treatment of Disputed Claims....................................................67
                     6.        Amendments to the Claims Settlement Guidelines.................................................67
                     7.        Distribution of Unclaimed Property.............................................................67

           R.        Discharge of AWI.........................................................................................67
           S.        Modification of the Plan.................................................................................68
           T.        Revocation or Withdrawal of the Plan.....................................................................68
           U.        Rights of Action.........................................................................................68
           V.        Dissolution of the Committees............................................................................68
           W.        Exculpation..............................................................................................69
           X.        Supplemental Documents...................................................................................69


VI.        The Asbestos PI Trust..............................................................................................70

           A.        General Description of the Asbestos PI Trust.............................................................70

                     1.        Creation and Purposes of the Asbestos PI Trust.................................................70
                     2.        The Asbestos PI Trustees.......................................................................70
                     3.        The Trustees' Advisory Committee...............................................................71
                     4.        The Future Claimants' Representative...........................................................71
                     5.        Transfer of Certain Property to the Asbestos PI Trust..........................................72
                     6.        Ability to Amend Asbestos PI Trust Documents...................................................74
                     7.        Asbestos PI Trust Distribution Procedures......................................................74

                                       ii

           B.        The Asbestos PI Insurance Asset..........................................................................86
           C.        The Asbestos PI Permanent Channeling Injunction..........................................................86
           D.        Application of the Claims Trading Injunction to Asbestos Personal Injury Claims..........................89
           E.        Compliance with QSF Regulations..........................................................................89

VII.Confirmation and Consummation Procedure...................................................................................90

           A.        Solicitation of Votes....................................................................................90
           B.        The Confirmation Hearing.................................................................................90
           C.        Confirmation.............................................................................................91

                     1.        Acceptance.....................................................................................91
                     2.        Unfair Discrimination and Fair and Equitable Tests.............................................91
                     3.        Feasibility....................................................................................92
                     4.        Best Interests Test............................................................................92

           D.        Consummation.............................................................................................93

VIII.Management of Reorganized AWI............................................................................................94

           A.        Board of Directors and Management........................................................................94

                     1.        Composition of the Board of Directors..........................................................94
                     2.        Identity of Officers...........................................................................94

           B.        Compensation of Executive Officers.......................................................................96
           C.        Incentive Compensation Plans and New Long-Term Incentive Plan............................................96
           D.        Management Contracts.....................................................................................98
           E.        Amendment and Restatement of AWI's Articles of Incorporation and By-Laws.................................98

IX.Exemptions from Securities Act Registration................................................................................99

           A.        Stockholder and Registration Rights Agreement...........................................................100
           B.         Issuance of New Warrants...............................................................................101

X.Reorganization Value.......................................................................................................102

XI.Risk Factors..............................................................................................................106

           A.        Overall Risks to Recovery by Holders of Claims..........................................................106

                     1.        Ability to Refinance Certain Indebtedness.....................................................106
                     2.        Ownership by the Asbestos PI Trust............................................................106
                     3.        Dividend Policies.............................................................................106
                     4.        Projected Financial Information...............................................................106
                     5.        Value of Consideration to Be Distributed under the Plan.......................................107

           B. The Asbestos PI Permanent Channeling
           Injunction..............................................................107
           C. Absence of Public Market for the Plan Notes, New Common Stock and
           New Warrants...............................107 D. Certain Provisions
           of AWI's Amended and Restated Articles of Incorporation, By-Laws and
           the
                     Pennsylvania Business Corporation Law...................................................................107

XII.Certain Federal Income Tax Consequences of the Plan......................................................................108

           A.        Consequences to AWI.....................................................................................108

                     1.        Cancellation of Debt..........................................................................108


                                      iii

                     2.        Limitation on NOL Carryforwards and Other Tax Attributes......................................109
                     3.        Alternative Minimum Tax.......................................................................110
                     4.        Treatment of the Asbestos PI Trust ...........................................................110

           B.        Consequences to Holders of Unsecured Claims and Convenience Claims......................................111

                     1.        Gain or Loss - Generally......................................................................111
                     2.        Treatment of Unsecured Claims that Constitute Securities......................................112
                     3.        Distributions in Discharge of Accrued but Unpaid Interest.....................................113
                     4.        Ownership and Disposition of the Plan Notes...................................................113
                     5.        Disposition of New Common Stock...............................................................115

           C.        Consequences to Holders of Asbestos Personal Injury Claims..............................................115
           D.        Consequences to Holders of Asbestos Property Damage Claims..............................................115
           E.        Information Reporting and Withholding...................................................................116

XIII.Alternatives to Confirmation and Consummation of the Plan...............................................................117

           A.        Liquidation under Chapter 7.............................................................................117
           B.        Alternative Plan of Reorganization......................................................................117

XIV.Conclusion and Recommendation............................................................................................118


                    DISCLOSURE STATEMENT, DATED JUNE 2, 2003,
             2003, FOR THE FOURTH AMENDED PLAN OF REORGANIZATION OF
                        ARMSTRONG WORLD INDUSTRIES, INC.


                                I. INTRODUCTION

Armstrong World Industries, Inc. ("AWI") submits this Disclosure Statement pursuant to section 1125 of title 11 of the United States Code (the "BANKRUPTCY CODE") to the holders of Claims (each a "CLAIMANT," and all or some of them "CLAIMANTS") and to Armstrong Worldwide, Inc. ("AWWD"), the holder of the common stock of AWI, in connection with (i) the solicitation of acceptances or rejections of the fourth amended chapter 11 plan of reorganization (the "PLAN") of AWI, dated May 23, 2003, filed with the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT"), and (ii) the hearing on confirmation of the Plan (the "CONFIRMATION HEARING") scheduled for November 17, 2003.

This Disclosure Statement is also being provided to shareholders of AWI's publicly held indirect parent company, Armstrong Holdings, Inc. ("HOLDINGS"). In connection with the Plan, Holdings' shareholders will be requested to approve the dissolution and winding up of Holdings following consummation of the Plan. See Section V.P, entitled "THE PLAN OF REORGANIZATION - Holdings Plan of Liquidation," for more information.

UNLESS OTHERWISE DEFINED HEREIN, ALL CAPITALIZED TERMS CONTAINED IN THIS DISCLOSURE STATEMENT SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PLAN.

Attached as Exhibits to this Disclosure Statement are the following documents:

                      1.         the Plan (Exhibit "A");

                      2. the Order of the Bankruptcy Court, dated June 2, 2003, approving this Disclosure Statement (Exhibit "B");

                      3.         Financial Appendix (Exhibit "C");

                      4. Ballot Tabulation and Solicitation Procedures, as approved by the order of the Bankruptcy Court, dated April 21, 2003 (the "VOTING PROCEDURES") (Exhibit "D");

                      5.         Liquidation Analysis (Exhibit "E"); and

                      6.         list of AWI's Subsidiaries (Exhibit "F").

In addition, the Ballot for acceptance or rejection of the Plan is enclosed with this Disclosure Statement if you are entitled to vote to accept or reject the Plan.

Holdings is the publicly held Armstrong parent holding company. It owns all of the stock of AWWD, which in turn owns all of the stock of AWI. Holdings became the parent company of AWI on May 1, 2000, following AWI shareholder approval of a plan of exchange under which each share of AWI was automatically exchanged for one share of Holdings. Stock certificates that formerly represented shares of AWI were automatically converted into certificates representing the same number of shares of Holdings. As a result, all publicly held stock certificates that bear the name "Armstrong World Industries, Inc." actually represent shares of stock of Holdings. The publicly held debt of AWI was not affected in the transaction. Holdings was formed for purposes of the share exchange, and Holdings does not have any other significant assets or operations.

Additional information concerning AWI and its financial condition, on a consolidated basis, and results of operations, on a consolidated basis, is set forth in AWI's and Holdings' joint (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2002, (ii) Quarterly Report on Form 10-Q for the period ended March 31, 2003, and (iii) Current Reports on Form 8-K filed since the most recent 10-K report. You may read and copy these documents (and any other document AWI or Holdings files with the Securities and Exchange Commission (the "SEC")) at the SEC's Public Reading Room located at 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information on the operation of the Public Reading Room by calling the SEC at 1-800-SEC-0300. The SEC also maintains an Internet site (www.sec.gov) through which you can access reports, proxy and information statements and other information regarding Holdings and AWI. These documents also may be viewed by accessing the Internet site maintained by AWI in connection with the Plan (www.armstrongplan.com).

Certain exhibits to the Plan are included with this Disclosure Statement. The remaining exhibits to the Plan will be contained in a separate exhibit volume, which will be filed with the clerk of the Bankruptcy Court by [INSERT DATE], which is not later than the earlier of (i) fifteen (15) days before the deadline for filing objections to confirmation of the Plan and (ii) thirty (30) days prior to the Confirmation Hearing. Such exhibit volume may be inspected in the office of the clerk of the Bankruptcy Court during normal court hours and may also be viewed at AWI's Internet site (www.armstrongplan.com). Claimants and AWWD, as well as Holdings' shareholders, also may obtain a copy of the exhibit volume, once filed, from AWI by written request sent to the following address:

                               Armstrong World Industries, Inc.
                               Post Office Box 3666
                               Lancaster, Pennsylvania  17604-3666

On June 2, 2003, after notice and a hearing, the Bankruptcy Court approved this Disclosure Statement as containing information of a kind and in sufficient detail adequate to enable hypothetical, reasonable investors typical of the Claimants to make an informed judgment as to whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR THE MERITS OF THE PLAN.

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

On April 21, 2003, after notice and a hearing, the Bankruptcy Court entered an order approving the Voting Procedures. Among other things, these procedures (i) designate which Claimants are entitled to vote on the Plan and (ii) establish other procedures governing the solicitation and tabulation of Ballots. A copy of the Voting Procedures is attached to this Disclosure Statement as Exhibit "D." See Section VII.A, entitled, "CONFIRMATION AND CONSUMMATION PROCEDURE - Solicitation of Votes," for a complete description of the Voting Procedures.

Each Claimant entitled to vote to accept or reject the Plan should read this Disclosure Statement and the Plan in their entirety before voting on the Plan.

Under the Bankruptcy Code, only classes of claims or equity interests that are "impaired" are entitled to vote to accept or reject the Plan. The Claims in each of Classes 3, 4, 6, 7, and 8 and AWWD's Equity Interests in AWI in Class 12 of the Plan are impaired (see Section V.A, entitled, "THE PLAN OF REORGANIZATION -- Classification and Treatment of Claims and Equity Interests in AWI," for a description of these classes). Claimants in these classes who, pursuant to the Voting Procedures, are entitled to vote on the Plan and AWWD may do so by completing and mailing the enclosed Ballot to the address set forth on the Ballot so that it is received by 5:00 p.m., Wilmington, Delaware time, on September 22, 2003 (the "VOTING DEADLINE").

BENEFICIAL OWNERS OF DEBT SECURITIES OF AWI THAT ARE REGISTERED EITHER FULLY OR AS TO PRINCIPAL ONLY ("DEBT SECURITIES") WHO HOLD SUCH SECURITIES THROUGH NOMINEES SHOULD RETURN THEIR INDIVIDUAL BALLOTS TO THEIR NOMINEES IN SUFFICIENT TIME TO ALLOW THEIR NOMINEES TO COMPLETE AND RETURN A MASTER BALLOT PRIOR TO THE VOTING DEADLINE UNLESS SUCH BENEFICIAL OWNERS RECEIVE "PREVALIDATED" BALLOTS. "PREVALIDATED" BALLOTS MAY BE SENT DIRECTLY TO THE ADDRESS SET FORTH ON THE BALLOT. See the Voting Procedures, a copy of which is annexed hereto as Exhibit "D," and Section VII.A, entitled, "CONFIRMATION AND CONSUMMATION PROCEDURE -- Solicitation of Votes," for a more detailed description of the Voting Procedures. If you have any questions about the type of Ballot you received, please call AWI's special balloting and solicitation agent, Innisfree M&A Incorporated ("INNISFREE"), at (877) 750-2689. Shareholders of Holdings are not entitled to vote on the Plan, but may object to confirmation of the Plan.

If you did not receive a Ballot, it is because AWI believes that, in accordance with the Voting Procedures, you are not entitled to vote on the Plan. Because AWI does not have records of the addresses of individual holders of Asbestos Personal Injury Claims and because no deadline for the filing of Asbestos Personal Injury Claims (other than Indirect PI Trust Claims) has been set in the Chapter 11 Case, this Disclosure Statement is being sent to attorneys who may represent holders of Asbestos Personal Injury Claims, together with a form of Ballot. The Voting Procedures provide special procedures for voting by attorneys on behalf of holders of Asbestos Personal Injury Claims (to the extent such attorneys are authorized to do so) or voting by individual holders of Asbestos Personal Injury Claims. Please review the Voting Procedures for detailed instructions regarding how to vote with respect to Asbestos Personal Injury Claims.

                    ===========================================================

                          The following are NOT entitled to vote on the Plan and, therefore, have not received Ballots with this Disclosure Statement:

                    >>         SHAREHOLDERS OF ARMSTRONG HOLDINGS, INC.

                    >>         ADMINISTRATIVE EXPENSE CLAIMANTS

                    >>         HOLDERS OF PRIORITY TAX CLAIMS

                    >>         HOLDERS OF SECURED CLAIMS

                    >>         HOLDER OF COLI CLAIMS

                    >>         HOLDERS OF ASBESTOS PROPERTY DAMAGE CLAIMS

                    >>         HOLDERS OF AFFILIATE CLAIMS

                    >>         HOLDERS OF SUBSIDIARY DEBT GUARANTEE CLAIMS

                    >>         HOLDERS OF EMPLOYEE BENEFIT CLAIMS

                    >>         CLAIMANTS WHOSE CLAIMS HAVE BEEN FULLY DISALLOWED

                    >> CLAIMANTS WHOSE CLAIMS ARE THE SUBJECT OF PENDING OBJECTIONS AND HAVE NOT BEEN ALLOWED FOR VOTING PURPOSES

                    ===========================================================

If you are not listed above and you did not receive a Ballot, received a damaged Ballot, or lost your Ballot, please call Innisfree, at (877) 750-2689.

If you are not entitled to vote solely because your Claim is the subject of a pending objection, you may apply to the Bankruptcy Court for an order allowing your Claim for voting purposes only. YOU MUST FILE ANY SUCH MOTION NO LATER THAN JULY 7, 2003 (FIFTEEN (15) DAYS AFTER THE DEADLINE FOR AWI TO COMPLETE
ITS MAILING OF SOLICITATION PACKAGES).

The Bankruptcy Code defines "acceptance" of a plan by a class of claimants as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that cast ballots for acceptance or rejection of the plan. AWI is seeking acceptance of the Plan by Claimants in Classes 3, 4, 6, 7, and 8, as well as by AWWD, the holder of the Equity Interests in Class 12. For a complete description of the requirements for acceptance of the Plan, see Section VII, entitled, "CONFIRMATION AND CONSUMMATION PROCEDURE." Moreover, the Plan requires that at least 75% of the holders of Asbestos Personal Injury Claims who vote on the Plan vote to accept the Plan.

The record date for determining which holders of Unsecured Claims (including holders of Debt Securities) are entitled to vote on the Plan is June 4, 2003. THE TRUSTEES FOR THE DEBT SECURITIES ARE NOT ENTITLED TO VOTE ON BEHALF OF THE HOLDERS OF SUCH SECURITIES, AND, CONSEQUENTLY, SUCH HOLDERS MUST SUBMIT THEIR OWN BALLOTS. Please see the Voting Procedures for further information regarding voting procedures that have been established for holders of Debt Securities.

After carefully reviewing this Disclosure Statement, including the exhibits, each Claimant in an impaired class that is entitled to vote and AWWD should vote on the enclosed Ballot and return the Ballot in the envelope provided so that it is actually received by the Voting Deadline -- 5:00 p.m., Wilmington, Delaware time, on September 22, 2003. If you have a Claim in more than one class and you are entitled to vote Claims in more than one class, you will receive separate Ballots for each Claim.

           All Ballots for Debt Securities should be returned to the following address:

                                        Innisfree M&A Incorporated
                                        501 Madison Avenue, 20th Floor
                                        New York, NY  10022
                                       (Attn:  Armstrong World Industries, Inc.)

           All Claimants other than holders of Debt Securities should vote and return their Ballots to Trumbull Services LLC ("Trumbull") at one of the following two addresses:

BY HAND DELIVERY OR COURIER:                       BY MAIL:
4 Griffin Road North                               P.O. Box 1117
Windsor, CT  06095                                 Windsor, CT  06095
(Attn:  Armstrong World                            (Attn:  Armstrong World
Industries, Inc.)                                  Industries, Inc.)


IF YOU HAVE ANY QUESTIONS ABOUT THE PLAN, THIS DISCLOSURE STATEMENT, OR THE VOTING PROCEDURES, PLEASE CALL INNISFREE AT (877) 750-2689.

TO BE COUNTED, YOUR BALLOT MUST BE ACTUALLY RECEIVED AT THE APPROPRIATE ADDRESS BY THE VOTING DEADLINE -- 5:00 P.M., WILMINGTON, DELAWARE TIME, ON
SEPTEMBER 22, 2003. BALLOTS MUST BE DELIVERED BY MAIL, COURIER, OR DELIVERY SERVICE. FACSIMILE BALLOTS WILL NOT BE ACCEPTED. ANY COMPLETED BALLOTS RECEIVED THAT DO NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR THAT INDICATE BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN WILL NOT BE COUNTED.

Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on November 17, 2003, at 9:30 a.m. (Eastern time), at the Martin Luther King, Jr. Federal Building and U.S. Courthouse, 50 Walnut Street, Newark, New Jersey, Courtroom 4609. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed on or before September 22, 2003, at 4:00 p.m. (Wilmington, Delaware time), in the manner described in this Disclosure Statement under Section VII.B, entitled, "CONFIRMATION AND CONSUMMATION PROCEDURE -- The Confirmation Hearing." The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned date of the Confirmation Hearing.


        ================================================================
         AWI AND THE REPRESENTATIVES OF THE UNSECURED CREDITORS AND THE
            ASBESTOS PERSONAL INJURY CLAIMANTS BELIEVE THAT THE PLAN
         PROVIDES THE BEST POSSIBLE RECOVERIES TO THE CLAIMANTS AND THAT
         ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF EVERY CLASS
                  OF CLAIMANTS. ACCORDINGLY, AWI, THE ASBESTOS
                 PI CLAIMANTS' COMMITTEE, THE FUTURE CLAIMANTS'
                        REPRESENTATIVE, AND THE UNSECURED
                   CREDITORS' COMMITTEE ALL RECOMMEND THAT YOU
                            VOTE TO ACCEPT THE PLAN.
        ================================================================

                            II. OVERVIEW OF THE PLAN

The following is a brief overview of the provisions of the Plan. This overview is qualified in its entirety by reference to the Plan, a copy of which is included as Exhibit "A." In addition, for a more detailed description of the terms of the Plan, see Section V, entitled, "THE PLAN OF REORGANIZATION."

The Plan and the Chapter 11 Case accomplish the following objectives, which AWI believes are essential components of a successful reorganization:

           o Resolution of AWI's liability for all Asbestos Personal Injury Claims;

           o          Fair treatment for Unsecured Claims;

           o Resolution of AWI's liability for all Asbestos Property Damage Claims; and

           o Corporate reorganization of AWI and liquidation of Holdings.

The Plan designates 12 classes -- eleven classes of Claims and one class of Equity Interests in AWI (which are held by AWWD, AWI's sole shareholder). These classes take into account the differing nature and priority under the Bankruptcy Code of the various Claims and Equity Interests.

The Plan accomplishes, and is premised on, a resolution of AWI's liability for all Asbestos Personal Injury Claims (Class 7) by channeling them to a trust established by AWI (the "ASBESTOS PI TRUST"). In exchange for the Asbestos PI Insurance Asset and the Reorganization Consideration (see Section V.D, entitled, "THE PLAN OF REORGANIZATION - Description of Reorganization Consideration") to be transferred pursuant to the terms of the Plan, the Asbestos PI Trust will assume and be responsible for all liability for Asbestos Personal Injury Claims and certain other obligations associated with the Asbestos PI Insurance Asset. All Asbestos Personal Injury Claims will be determined and paid pursuant to the terms, provisions, and procedures of the Asbestos PI Trust, the Asbestos PI Trust Distribution Procedures, and the Asbestos PI Trust Agreement. Moreover, as described in Section VI.C, entitled, "THE ASBESTOS PI TRUST - The Asbestos PI Permanent Channeling Injunction," Asbestos Personal Injury Claimants will be permanently enjoined from pursuing their claims against Reorganized AWI and certain other parties.

The Plan currently does not provide for a distribution with respect to Asbestos Property Damage Claims. AWI, the holders of outstanding Asbestos Property Damage Claims, and the Asbestos PD Committee have reached an agreement in principle with respect to the resolution of all outstanding Asbestos Property Damage Claims and various pending issues relating to Asbestos Property Damage Claims (the "GLOBAL ASBESTOS PD SETTLEMENT"). Although, as of the date hereof, the settlement agreement with respect to the Global Asbestos PD Settlement has not been fully executed, and the Global Asbestos PD Settlement has not been approved by the Bankruptcy Court, the Global Asbestos PD Settlement has the support of AWI's insurers, all of the Committees and the Future Claimants' Representative, and the holders of Asbestos Property Damage Claims. Accordingly, AWI believes it is likely that the Global Asbestos PD Settlement will be finalized, approved by the Bankruptcy Court, and consummated, in which case no Asbestos Property Damage Claims will remain outstanding as of the Effective Date. In the unlikely event, however, that AWI and the representatives of holders of Asbestos Property Damage Claims cannot reach agreement on the specific terms of a settlement agreement or if the Bankruptcy Court refuses to approve the Global Asbestos PD Settlement, then AWI intends to amend the Plan to provide alternative treatment for Asbestos Property Damage Claims. Under those circumstances AWI would propose that any treatment for Asbestos Property Damage Claims be funded exclusively from the proceeds of insurance. Thus, AWI would propose at that point only to solicit votes on the Plan from holders of Asbestos Property Damage Claims and not to re-solicit votes on the Plan from any other class. The insurers have advised AWI that they reserve all rights with respect to this issue.

Pursuant to the terms of the Plan, each holder of a Convenience Claim (Class 3) will receive a cash payment of 75% of the Allowed Amount of such Convenience Claim on the Effective Date or as soon as practicable after such Convenience Claim becomes Allowed. A "CONVENIENCE CLAIM" is an Unsecured Claim other than a

Debt Security Claim that otherwise would be classified as a general Unsecured Claim, but which either (i) is in an amount less than or equal to $10,000 or
(ii) has been reduced to $10,000 by the holder of such Claim on the Ballot.

For all Unsecured Claims other than Convenience Claims (Class 6), each holder of an Allowed Unsecured Claim in Class 6 will receive its Pro Rata Share of the following elements of Reorganization Consideration:

           >>         34.43% of the New Common Stock,

           >> 34.43% of the first $1.05 billion of (x) up to $300 million of Available Cash and (y) the principal amount of each series of Plan Notes and/or 144A Offering Proceeds,

           >> 60% of the first $50 million of the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(i)2 of the Plan,

           >> 60% of the amount of each series of Plan Notes and/or 144A Offering Proceeds equal to the difference (if positive) of $50 million less the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, and

           >> 34.43% of the remaining Available Cash and each series of Plan Notes and/or 144A Offering Proceeds after making provision for the Distribution provided in sections 3.2(f)(ii)2, 3.2(f)(ii)3 and 3.2(f)(ii)4 of the Plan and
                      the funding of the Asbestos PI Trust in sections 10.1(b)(ii), 10.1(b)(iii) and 10.1(b)(iv) of the Plan.

The proposed capital structure for Reorganized AWI, including post-Effective Date financing arrangements that Reorganized AWI expects to enter into in order to meet the working capital needs of its ongoing business operations (and, if necessary, increase the amount of Available Cash to $350 million), is as follows:

           >> Retained cash for working capital purposes of up to $100 million on a consolidated basis. AWI currently estimates that it will retain cash in the amount of $90 million for working capital purposes.

           >> Exit financing facility for working capital needs in the approximate amount of $300 million. AWI's projections assume that $124 million will be drawn under the exit financing facility to increase Available Cash to $350 million. AWI estimates that such borrowing will be repaid by the end of 2003. In addition, letters of credit will be issued under the exit financing facility to replace the Letters of Credit and to issue letters of credit in the ordinary course of Reorganized AWI's business. See Section V.F, entitled, "THE PLAN OF REORGANIZATION - Exit Facility," for a description of the proposed exit financing facility.

           >> Plan Notes in an aggregate principal account equal to the higher of (x) $1,125 million less the amount of Available Cash and (y) $775 million (the "PLAN NOTE AMOUNT"). See
                      Section V.D.2, entitled, "THE PLAN OF REORGANIZATION - Description of the Reorganization Consideration - Plan Notes," for a description of the Plan Notes. If Reorganized AWI completes a 144A Offering, the aggregate principal amount of Plan Notes will be reduced by the amount of the 144A Offering Proceeds.

           >> 50-60 million shares of New Common Stock to be issued to the Asbestos PI Trust and holders of Unsecured Claims. See
                      Section V.D.1, entitled, "THE PLAN OF REORGANIZATION -

                      Description of the Reorganization Consideration - New Common Stock," for a description of the New Common Stock. The Existing AWI Common Stock, which is held directly by AWWD (and indirectly by Holdings), will be cancelled on the Effective Date.

           >> New Warrants to purchase 5% of the New Common Stock on a fully diluted basis, which will be issued to AWWD or Holdings. See Section V.P, entitled, "THE PLAN OF REORGANIZATION - Holdings Plan of Liquidation," for a description of the Holdings Plan of Liquidation and
                      Section V.D.4, entitled, "THE PLAN OF REORGANIZATION - Description of the Reorganization Consideration - New Warrants," for a description of the New Warrants.

IMPORTANT NOTE: The industry in which AWI operates is affected by numerous uncertainties. Those uncertainties and other investment risks make it difficult to determine a precise value for AWI and the equity interests distributed under the Plan. The recoveries described in the table below represent AWI's best estimate of these values given the information available at this time. This estimate does not predict the potential trading prices of the securities under the Plan. Unless otherwise noted, the information in the following table and in the sections below is based upon an assumed Effective Date of July 1, 2003. Although the actual Effective Date is more likely to be November 1, 2003 or thereafter, AWI believes that an Effective Date as late as December 31, 2003 will not materially affect these estimates or the underlying assumptions. The estimated recoveries set forth below are based upon the following assumptions:

           >> The Plan Notes, together with the 144A Offering Proceeds (if any), will be in the aggregate principal amount of $775 million, and the Plan Notes will be worth their face value. If the 144A Offering is completed, the 144A Offering will yield net proceeds of at least $775 million.

           >> The estimated reorganization value for AWI is between $2,400 million and $3,000 million (with a midpoint valuation of $2,700 million).

           >> The estimated Equity Value of the New Common Stock (based on the residual value of the equity of Reorganized AWI) is between $24.66 per share and $35.30 per share, with a midpoint value of $30.00 per share (assuming a distribution of approximately 56.4 million shares of New Common Stock to holders of Unsecured Claims and the Asbestos PI Trust).

           >> AWI will have Available Cash of approximately $350 million as of the Effective Date.

           >>         The estimated value of the New Warrants is $35-40 million.

Based upon these assumptions, AWI estimates that the total value of the Reorganization Consideration to be available to be distributed pro rata to holders of Allowed Unsecured Claims in Class 6 will be approximately $982 million, consisting of New Common Stock with an aggregate value of approximately $582 million (or approximately 59% of the Reorganization Consideration distributed to Class 6), Available Cash in the amount of approximately $133 million (or approximately 14% of the Reorganization Consideration distributed to Class 6), and Plan Notes and/or 144A Offering Proceeds in the amount of approximately $267 million (or approximately 24% of the Reorganization Consideration distributed to Class 6). Based upon AWI's estimate of total Allowed Unsecured Claims in Class 6 of approximately $1,650 million, AWI estimates that each holder of an Allowed Unsecured Claim will receive total Distributions equal to 59.5% of its Allowed Unsecured Claim. That means, for example, that a holder of an Allowed Unsecured Claim in the amount of $100,000 would receive approximately $59,500 of Reorganization Consideration consisting of approximately $35,300 in value of New Common Stock, $8,000 in cash, and $16,200 in either Plan Notes or cash (depending upon whether and the extent to which the 144A Offering is completed).

                          SUMMARY OF CLASSIFICATION AND
                           TREATMENT UNDER THE PLAN(1)

The Plan classifies Claims and Equity Interests in AWI for all purposes, including voting, confirmation, and distribution, as follows:


---------------------------- ----------------------------------------------------------- ---------- ------------ -------------
CLASS                        TREATMENT                                                   STATUS     ENTITLED     ESTIMATED
                                                                                                    TO VOTE?     RECOVERY
---------------------------- ----------------------------------------------------------- ---------- ------------ -------------
CLASS 1:  Priority Claims    Paid in full, in cash, on the later of the Effective  Date  Unimpaired        No          100%
                             or as  soon  as  practicable  after  such  Priority  Claim becomes Allowed.
---------------------------- ----------------------------------------------------------- ---------- ------------ -------------
CLASS 2:  Secured Claims     Reinstated - Any defaults  related to Secured  Claims will  Unimpaired        No          100%
                             be cured.
---------------------------- ----------------------------------------------------------- ---------- ------------ -------------
CLASS 3:  Convenience        Paid 75% of Allowed Amount of Convenience  Claim, in cash,  Impaired          Yes          75%
Claims                       on later of the Effective  Date or as soon as  practicable after such Convenience Claim becomes Allowed.
---------------------------- ----------------------------------------------------------- ---------- ------------ -------------
CLASS 4:  Asbestos           All  Asbestos  Property  Damage  Claims  will be  resolved  Unimpaired        Yes        Unknown
Property Damage Claims       pursuant   to  the  terms  of  the  Global   Asbestos   PD
                             Settlement and, therefore, are treated as
                             unimpaired. If the Global Asbestos PD Settlement is
                             not approved by the Bankruptcy Court at least
                             fifteen (15) days before the Voting Deadline, AWI
                             will amend the Plan to provide alternative
                             treatment for Asbestos Property Damage Claims, in
                             which case the Asbestos Property Damage Claims will
                             be treated as impaired and will be entitled to vote
                             on the Plan.
---------------------------- ----------------------------------------------------------- ---------- ------------ -------------
CLASS 5:  COLI Claims        Reinstated - Any defaults  related to the COLI Claims will  Unimpaired        No          100%
                             be cured.
---------------------------- ----------------------------------------------------------- ---------- ------------ -------------
CLASS 6:  Unsecured Claims   Each  holder of an Allowed  Unsecured  Claim will  receive  Impaired          Yes         59.5%
other than Convenience       its Pro Rata Share of  (i) 34.43% of the New Common Stock,
Claims                       (ii) 34.43%  of the first $1.05  billion of (x) up to $300 million of Available Cash and (y) the Plan Notes
                             and/or 144A Offering Proceeds, (iii) 60% of the
                             next $50 million of the remaining Available Cash,
                             (iv) 60% of the remaining amount of Plan Notes
                             and/or 144A Offering Proceeds to the extent that
                             Available Cash in (iii) is less than $50 million,
                             and (v) 34.43% of the remaining Available Cash and
                             Plan Notes and/or 144A Offering Proceeds.
---------------------------- ----------------------------------------------------------- ---------- ------------ -------------
CLASS 7:  Asbestos           All Asbestos  Personal  Injury Claims will be channeled to  Impaired          Yes        Unknown
Personal Injury Claims       the  Asbestos PI Trust,  which will be funded  pursuant to section 10.1 of the Plan.
---------------------------- ----------------------------------------------------------- ---------- ------------ -------------

---------------------------------------
(1) This table is only a summary of the classification and treatment of Claims and Equity Interests under the Plan. Reference should be made to the entire
Disclosure Statement and the Plan for a complete description of such classification and treatment.

                                       8

---------------------------- ----------------------------------------------------------- ---------- ------------ -------------
CLASS                        TREATMENT                                                   STATUS     ENTITLED     ESTIMATED
                                                                                                    TO VOTE?     RECOVERY
---------------------------- ----------------------------------------------------------- ---------- ------------ -------------
CLASS 8:  Environmental      Each  Environmental  Claim  will be  treated as an Allowed  Impaired          Yes         59.5%
Claims                       Unsecured  Claim to the extent it becomes Allowed prior to any  Distribution  Date.  Other  treatment  determined  as applicable under the relevant settlement agreement.
---------------------------- ----------------------------------------------------------- ---------- ------------ -------------
CLASS 9:  Affiliate Claims   Reinstated                                                  Unimpaired        No          100%
---------------------------- ----------------------------------------------------------- ---------- ------------ -------------
CLASS 10:  Subsidiary Debt   Reinstated                                                  Unimpaired        No          100%
Guarantee Claims
---------------------------- ----------------------------------------------------------- ---------- ------------ -------------
CLASS 11:  Employee          Reinstated                                                  Unimpaired        No          100%
Benefit Claims
---------------------------- ----------------------------------------------------------- ---------- ------------ -------------
CLASS 12:  AWWD's Equity     The holder of the  Equity  Interests  in AWI will  receive  Impaired          Yes          N/A
Interests in AWI             the New Warrants  (which will be distributed in accordance with the Holdings Plan of Liquidation, if approved).
---------------------------- ----------------------------------------------------------- ---------- ------------ -------------



As a separate condition to confirmation of the Plan, at least 75% of the holders of Asbestos Personal Injury Claims who vote on the Plan must vote to ACCEPT the Plan. Moreover, for confirmation of the Plan to occur, the Confirmation Order must contain findings that are consistent with and those that are required by section 524(g) of the Bankruptcy Code. Section 524(g) contains requirements for a "channeling injunction" of the type that is provided under the Plan (see
Section V.B, entitled, "THE PLAN OF REORGANIZATION -- Conditions to Confirmation" and Section VI.C, entitled, "THE ASBESTOS PI TRUST - The Asbestos PI Permanent Channeling Injunction"). Only AWI and the Asbestos PI Claimants' Committee, the Future Claimants' Representative and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee, may waive the satisfaction of these conditions to confirmation of the Plan.

Following confirmation of the Plan, the Plan will not become effective until the first Business Day of the month immediately following the date by which all of the conditions precedent to the effectiveness of the Plan have been satisfied or waived or, if a stay of the Confirmation Order is in effect on such date, the first Business Day of the month immediately following the date of the expiration, dissolution, or lifting of such stay (the "EFFECTIVE DATE"). These conditions are described in Section V.C, entitled, "THE PLAN OF REORGANIZATION -- Conditions Precedent to the Effective Date under the Plan." For purposes of this Disclosure Statement, AWI has assumed that the Effective Date will be July 1, 2003. Of course, there can be no certainty that the Effective Date will occur by such date, and it is more likely that the Effective Date will be November 1, 2003 or thereafter. The satisfaction of many of the conditions to the occurrence of the Effective Date is beyond the control of AWI.

Distributions on account of Allowed Unsecured Claims will be made on the "INITIAL DISTRIBUTION DATE" (a date selected by Reorganized AWI within fifteen
(15) days after the Effective Date, or such later date as the Bankruptcy Court may establish upon request by Reorganized AWI, for cause shown; provided, however, that in no event shall the Initial Distribution Date be more than forty-five (45) days after the Effective Date) and on subsequent Distribution Dates. Distributions on account of all other Allowed Claims (other than Asbestos Personal Injury Claims and Asbestos Property Damage Claims) will be made on the Effective Date or as soon as practicable thereafter, but in no event more than fifteen (15) days after the Effective Date.

The timing of distributions to holders of Allowed Asbestos Personal Injury Claims will be established by the Asbestos PI Trustees pursuant to the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures. The timing of distributions to holders of Allowed Asbestos Property Damage Claims will be established by the terms of the Global Asbestos PD Settlement and as otherwise ordered by the Bankruptcy Court.

Notwithstanding the foregoing, a payment will only be made on account of a Disputed Claim after, and to the extent that, such Disputed Claim becomes Allowed. All payments to be made in cash under the Plan will be made, at the election of Reorganized AWI or the Disbursing Agent, by check or wire transfer.

                            III. GENERAL INFORMATION

A.         DESCRIPTION AND HISTORY OF BUSINESS.

AWI is a Pennsylvania corporation that was incorporated in 1891 to carry on the business founded by Thomas M. Armstrong in 1860. Together with its subsidiaries, it is referred to here as "Armstrong." Through its U.S. operations and U.S. and international subsidiaries, Armstrong designs, manufactures and sells flooring products (resilient, wood, carpeting and sports flooring), as well as ceiling systems, around the world. Armstrong products are sold primarily for use in the finishing, refurbishing and repair of residential, commercial and institutional buildings. Armstrong also designs, manufactures and sells kitchen and bathroom cabinets.

Holdings became the indirect parent company (and AWWD became the direct parent company) of AWI on May 1, 2000, following AWI shareholder approval of a plan of exchange pursuant to which each share of AWI was exchanged for one share of Holdings. As a result, stock certificates dated before that date that bear the name "Armstrong World Industries, Inc." actually represent stock of Holdings. Until the filing of the Plan, the common stock of Holdings was publicly traded on the New York Stock Exchange under the ticker symbol "ACK." The Holdings common stock currently is quoted on the OTC (over-the-counter) bulletin board with the ticker symbol "ACKHQ." Holdings and AWWD were formed for purposes of the share exchange and do not hold any other significant assets or engage in any operations.

Armstrong conducts its business through the following business segments:

           Resilient Flooring -- Armstrong is a worldwide manufacturer of a broad range of floor coverings for homes and commercial and institutional buildings, which are sold with adhesives, installation and maintenance materials and accessories. Armstrong's flooring products include vinyl sheet and vinyl tile, linoleum and laminate flooring. Various products offer ease of installation, reduced maintenance (no-wax), and cushioning for greater underfoot comfort. The products are sold in a wide variety of types, designs, and colors to commercial, residential and institutional customers through wholesalers, retailers (including large home centers and buying groups), contractors, and to the hotel/motel and manufactured homes industries.

           Building Products -- The Building Products segment includes commercial and some residential ceiling systems. Commercial suspended ceiling systems, designed for use in shopping centers, offices, schools, hospitals, and other commercial and institutional settings, are available in numerous colors, performance characteristics and designs and offer characteristics such as acoustical control, accessibility to the plenum (the area above the ceiling), rated fire protection, and aesthetic appeal. Armstrong sells commercial ceiling materials and accessories to ceiling systems contractors and to resale distributors. Ceiling materials for the home provide noise reduction and incorporate features affording ease of installation. These residential ceiling products are sold through wholesalers and retailers (including large home centers). Framework (grid) products for Armstrong suspension ceiling systems products are manufactured through a joint venture with Worthington Industries (WAVE) and are sold by both Armstrong and the WAVE joint venture.

           Wood Flooring -- The Wood Flooring segment manufactures and distributes wood and other flooring products. These products are used primarily in residential new construction and remodeling, with some commercial applications in stores, restaurants and high-end offices. Wood Flooring sales are generally made through independent wholesale flooring distributors and retailers (including large home centers and buying groups) under the brand names Bruce(TM), Hartco(TM) and Robbins(TM).

           Cabinets -- The Cabinets segment manufactures kitchen and bathroom cabinetry and related products, which are used primarily in residential new construction and remodeling. Through its nationwide system of company-owned and independent distribution centers, the Cabinets segment provides design, fabrication and installation services to single-family builders, multi-family builders and remodelers under the brand names IXL(TM), Bruce,(TM) and Armstrong(TM).

           Textiles & Sports Flooring -- The Textiles and Sports Flooring business segment manufactures carpeting and sports flooring products that are mainly sold in Europe. The carpeting products consist principally of carpet tiles and broadloom used in commercial applications as well as the leisure and travel industry. Sports flooring products include artificial turf surfaces. Both product groups are sold through wholesalers, retailers and contractors.

Armstrong businesses principally sell products through building products distributors, who re-sell its products to retailers, builders, contractors, installers and others. Armstrong also sells a significant portion of its products to home center chains and industry buying groups. For example, in 2002, Armstrong sales to The Home Depot, Inc. totaled approximately $380 million. No other customer accounted for more than 10% of Armstrong's revenue.

Raw materials essential to Armstrong businesses are purchased worldwide in the ordinary course of business from numerous suppliers. The principal raw materials used in each business include the following:

BUSINESS                         PRINCIPAL RAW MATERIALS
--------                         -----------------------

Resilient Flooring               Synthetic resins, plasticizers, PVC, latex,
                                 linseed oil, limestone, films, pigments and inks

Building Products                Mineral fibers and fillers, clays, starches,
                                 newspaper, and perlite, as well as steel used in the production of metal ceilings and manufacturing of ceiling grids

Wood Flooring                    Lumber, veneer, acrylics, and plywood

Cabinets Lumber, veneer, plywood, particleboard and fiberboard

Textiles and Sports Flooring     Yarn, latex, bitumen and wool


Armstrong's laminate flooring products are sourced from third parties under long-term supply contracts.

Armstrong also purchases significant amounts of packaging materials for all products and uses substantial amounts of energy, such as electricity and natural gas, and water in its manufacturing operations. In general, adequate supplies of raw materials have been available to all of Armstrong's businesses. Armstrong, however, cannot guarantee that a significant shortage of one raw material or another will not occur.

Customers' orders for Armstrong products are typically for immediate shipment. Thus, in each business group, Armstrong keeps sufficient inventory on hand to satisfy orders, or manufactures product to meet delivery dates specified in orders. As a result, there historically has been no material backlog in any industry segment.

Patent protection is important to Armstrong's business in the United States and other markets. Armstrong's competitive position has been enhanced by U.S. and foreign patents on products and processes developed or perfected within Armstrong or obtained through acquisition or license. In addition, Armstrong also benefits from its trade secrets for certain products and processes. Patent protection extends for varying periods according to the date of patent filing or grant and the legal term of a patent in the various countries where patent protection is obtained. The actual protection afforded by a patent, which can vary from country to country, depends upon the type of patent, the scope of its coverage, and the availability of legal remedies in the country. Although Armstrong considers that, in the aggregate, its patents and trade secrets constitute a valuable asset of material importance to its business, Armstrong does not regard any of its businesses as being materially dependent upon any single patent or trade secret, or any group of related patents or trade secrets.

Armstrong products are sold around the world under numerous brand-name trademarks that are considered in the aggregate to be of material importance. Certain of Armstrong trademarks, including, without limitation, house marks Armstrong(TM), Bruce(TM), Hartco(TM), Robbins(TM), and DLW(TM), and product line marks Ceramaguard(TM), Cirrus(TM), Corlon(TM), Cortega(TM), Designer Solarian(TM), Excelon(TM), Fundamentals(TM), i-Ceilings(TM), Medintech(TM), Minatone(TM), Natural Inspirations(TM), Second Look(TM), Switftlock(TM), ToughGuard(TM), Traffic Zone(TM), Travertone(TM) and Ultima(TM) are important to Armstrong's business because of their significant brand name recognition. Trademark protection continues in some countries as long as the mark is used and, in other countries, as long as it is registered. Registrations are generally for fixed, but renewable, terms.

Armstrong's world headquarters are located in Lancaster, Pennsylvania. Armstrong owns a 100-acre, multi-building campus comprising the site of its corporate headquarters, most operational headquarters, and its U.S. R&D operations and marketing and service headquarters. Altogether, Armstrong's headquarters operations occupy over 986,000 square feet of floor space.

Armstrong produces and markets Armstrong products and services throughout the world, owning and operating 50 manufacturing plants in 15 countries. Twenty-nine of these facilities are located throughout the United States. In addition, Armstrong has an interest through joint ventures in nine additional plants in five countries.

                                  NUMBER
      BUSINESS SEGMENT          OF PLANTS    LOCATION OF PRINCIPAL FACILITIES
      ----------------          ---------    --------------------------------

Resilient Flooring                  14      California, Illinois, Oklahoma,
                                            Pennsylvania, Mississippi, Canada,
                                            Germany, Sweden, Australia, and the
                                            U.K.

Building Products                   15      Alabama, Florida, Georgia, Oregon,
                                            Pennsylvania, China, France,
                                            Germany, and the U.K.

Wood Flooring                       13      Arkansas, Tennessee, Texas, and West
                                            Virginia

Cabinets                             3      Nebraska, Pennsylvania, and
                                            Tennessee

Textiles and Sports Flooring         5      Belgium, Germany, and The
                                            Netherlands


Sales offices are leased and owned worldwide, and leased facilities are used to supplement Armstrong's owned warehousing facilities.

Productive capacity and the extent of utilization of Armstrong facilities are difficult to quantify with certainty because maximum capacity and utilization in any one facility vary periodically depending upon the product that is being manufactured, and individual facilities manufacture multiple products. Armstrong believes its facilities have sufficient productive capacity to meet its current and anticipated future needs. Armstrong believes that its various facilities are adequate and suitable. Additional incremental investments in plant facilities are made as appropriate to balance capacity with anticipated demand, improve quality and service, and reduce costs.

As of December 31, 2002, Armstrong had approximately 16,500 full and part time employees around the world, of whom approximately 5,100 are located outside of the United States. About 68% of the approximately 8,000 hourly or salaried production and maintenance employees in the United States are represented by labor unions. This percentage includes all hourly production employees of Armstrong plants and warehouses where labor unions exist, regardless of whether or not the employees actually pay union dues.

B.         COMPETITION.

There is strong competition in all of the industry segments in which Armstrong does business. Competition in each industry segment and each geographic area where Armstrong does business includes numerous companies. Principal methods of competition include price, product performance and service. In addition, product styling is a significant component of competition. Increasing competition in the U.S. from worldwide producers is apparent in Armstrong's businesses. Over recent years, there has continued to be excess production capacity in many geographic markets, which tends to increase price competition.

C.         PROPOSED DISSOLUTION OF ARMSTRONG HOLDINGS, INC.

Holdings, which is not a debtor, will be seeking approval from its shareholders of the dissolution and winding up of Holdings in connection with the Plan (and, as part thereof, the termination of the corporate existence of AWWD) pursuant to Subchapter F, Chapter 19 of the Pennsylvania Business Corporation Law of 1988 (the "PENNSYLVANIA BCL") or in such other manner as is consistent with the terms of the Plan and permitted by law. See Section V.P, entitled "THE PLAN OF REORGANIZATION -- Holdings Plan of Liquidation."

D.         EVENTS LEADING TO THE COMMENCEMENT OF THE CHAPTER 11 CASE.

           1.         AWI'S INVOLVEMENT WITH ASBESTOS-CONTAINING MATERIALS.

AWI's involvement in asbestos personal injury litigation relates primarily to its involvement in the high temperature insulation contracting business. Throughout the early 1900's, AWI (then known as Armstrong Cork Company) manufactured, installed, and serviced low temperature primarily cork based products for cold storage insulation and pipe covering applications. In addition, as an adjunct to these cold storage contracting activities, from around 1910 to 1933, AWI manufactured various high temperature insulation products, including some that contained asbestos. These products have not been the subject of significant claims.

Commencing in 1939, AWI expanded its low temperature insulation contracting business into high temperature contracting services. AWI generally manufactured its own low temperature insulation materials for use in its contracting services, but did not manufacture the high temperature insulation materials used in its contracting operations. Some of the high temperature products furnished and installed in the contracting operations contained asbestos. AWI believes that its sale and installation of asbestos-containing insulation products was limited to the United States and Canada.

As a part of overall organizational changes that took place in the late 1950's, AWI separated the insulation contracting business from the remainder of the company with the formation of a separate, independent subsidiary, Armstrong Contracting and Supply Corporation ("ACANDS"). From January 1, 1958 through July 1969, ACandS operated as an independent subsidiary in the insulation contracting business. During this period, AWI licensed certain trade names and trademarks to ACandS, which ACandS placed on certain insulation products manufactured by others. In addition, from 1964 through 1969, another independent subsidiary of AWI, National Cork Company ("NCC"), operated an insulation contracting business. Other than two specific products, AWI did not manufacture or sell any asbestos containing thermal insulation materials during this period.

In August of 1969, a group of ACandS management employees formed a holding company and purchased the stock of ACandS from AWI. In connection with such sale, AWI assigned certain trade names to ACandS, but ACandS was not licensed to use, and did not use, AWI's trademark or the trade style "(A)rmstrong." ACandS continues to exist today and is now known as ACandS, Inc. On September 19, 2002, ACandS filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court.

AWI manufactured only two asbestos containing insulation materials between 1939 and 1968 - LT Cork Covering and Armaspray. LT Cork Covering (1956-1959) was a cork product with a purchased paper wrapper that contained chrysotile asbestos. Armaspray (1966-1968) was an investigatory high temperature spray applied insulation material that contained less than 10% amosite asbestos and was sold only to ACandS for installation. LT Cork Covering with the asbestos paper covering and Armaspray were not commercially successful products, and AWI had no involvement with asbestos containing insulation materials after AWI stopped making Armaspray in 1968. AWI has no information to suggest that LT Cork Covering was sold outside the United States.

The following asbestos containing insulation products were sold and/or installed by AWI during various points of AWI's history from about 1910 to 1957 (and to a very limited extent from 1958 to 1969), or are believed to have been used, installed, or sold by AWI's former subsidiaries ACandS from 1958 to 1969 and NCC from 1964 to 1969. This information is not intended to be an exhaustive list, but is intended to identify those products that have been the most identified by claimants in the course of AWI's history and based upon information acquired about the activities of ACandS from 1958 to 1969 and NCC from 1964 to 1969. These products were primarily (if not exclusively) used in the high temperature insulation contracting installation operations where AWI, ACandS, or NCC employed insulators. This list does not include products that may have contained some portion of the "Armstrong" name but did not contain asbestos.

                Nonpareil Pipecovering, Block and Cement (1910 -1930's only)

                85% Magnesia Pipecovering and Block (Keasbey & Mattison or Ehret Magnesia)

                Hy-Temp Pipecovering and Block  (Keasbey & Mattison)

                Bestfelt Pipecovering and Block (Keasbey & Mattison)

                Air Cell Pipecovering and Block (Keasbey & Mattison)

                Duplex Pipe Insulation (Keasbey & Mattison)

                No. 152 Asbestos Cement (Keasbey & Mattison)

                Hy-Temp Cement (Keasbey & Mattison)

                85% Magnesia Cement (Keasbey & Mattison)

                Amblerex No. 2 Cement (Keasbey & Mattison)

                Mineral Wool Cement (Keasbey & Mattison)

                Kamatt Pipecovering (Keasbey & Mattison

                Kaytherm Block (Keasbey & Mattison)

                Mani-Ply Insulation (Keasbey & Mattison)

                No. 151 Cement (Keasbey & Mattison)

                Velvet Hard Finish Cement (Keasbey & Mattison)

                Asbestos Floats (Keasbey & Mattison)

                Millboard, Rollboard, Paper and Range Boiler Jackets (Keasbey & Mattison)

                LT Cork Covering

                Armabestos Pipecovering and Block (UNR)

                Armatemp Cements (Eagle-Picher)

                Armstrong LK Pipecovering and Block (Owens-Illinois)

                Armstrong's Limpet (Turner-Newall, Keasbey & Mattison after 1962 only)

                Armaspray

                CC Navy Sealer

                LT Sealer

                P Series (2) Sealer

                Insul Mastic

                Sure Mastic

                Asbestos Asphaltum Mastic

                Fibrated/Aquaseal Emulsion

                SP Emulsion

                Plastic/Weatherproof Emulsion

                Cold Erection Plastic Emulsion

                Asbestos Shorts (Keasbey & Mattison)

                Asbestos Cloth (various manufacturers)

                Kaylo Pipecovering and Block (Owens Illinois)

                No. 1 Insulating Cement (Baldwin Hill)

                V-18 High Temperature Block (Vermiculite Co.)

In addition to the products listed above, AWI, ACandS, or NCC may have used other asbestos-containing high temperature insulation products manufactured by other manufacturers in the course of their contract insulation installation activities, depending on the requirements of the particular contract involved. It is impossible to state with certainty what other specific asbestos-containing products might have been called for by these contracts.

From 1932 until 1982, AWI manufactured various forms of resilient floor tiles, some of which contained encapsulated chrysotile asbestos. From 1954 until 1983, some of the sheet vinyl resilient floor coverings that AWI manufactured and sold were on an asbestos-containing backing material, which was designated as "Hydrocord." The chrysotile asbestos was bound into the Hydrocord backing by a latex binder, and, as installed, the backing was covered by a sheet vinyl floor covering that did not contain asbestos.

From the early 1950's until the late 1980's, AWI manufactured and sold gasket materials primarily intended for mechanical applications, including internal combustion engines. Some of these gasket materials contained encapsulated asbestos fiber. As a general matter, this gasket material was not sold directly to end users but to secondary processors for the creation of prefabricated gaskets for resale.

In addition to plants within the United States, AWI subsidiaries have manufacturing plants in Reservoir (Victoria), Australia; Gateshead (Team Valley), England; Munster, Germany; and Montreal, Canada that produced asbestos-containing floor tiles and/or sheet vinyl products or the Hydrocord backing (in the U.K., Canada, and Australia), and AWI's plant in Portumna, Ireland also may have manufactured asbestos-containing floor tiles. Although Hydrocord was manufactured by AWI within the United States, it was shipped as a backing for certain sheet vinyl products manufactured at plants in Canada, Australia, and the United Kingdom.

AWI's resilient floor covering products, including those that contained asbestos, were distributed worldwide. In addition to sales within North America, AWI's gasket products were distributed primarily within Europe and Japan, although an effort was made to distribute them worldwide.

All AWI-manufactured acoustical ceiling products never contained asbestos. AWI, however, sold a specialty asbestos cement ceiling board between the mid 1940's and the mid 1970's. This ceiling product, which was composed of asbestos containing Portland cement manufactured by both Keasbey & Mattison and National Gypsum Company, was slate-like in its appearance (which made it readily distinguishable from AWI's acoustical ceiling materials), was intended for use in high humidity areas, and was generally attached to the surface with furring strips and fasteners (and not a suspended grid system).

During the period between the mid-1930's and mid-1980's, some of the related adhesive products that AWI manufactured and sold for use in the installation of resilient floor tile or acoustical ceiling tile contained encapsulated chrysotile asbestos.

AWI manufactured two distinct roof deck systems: (1) Fluid Applied and (2) Travelon Weather Deck. Components of both systems contained asbestos. These were special-purpose systems that were distinguishable from traditional built-up roofing. Both roofing systems were unique and specially directed to a highly specialized segment of the roofing market. These products were not commercially successful and, therefore, were discontinued shortly after their introduction in the mid-1960's.

2.         PREPETITION ASBESTOS-RELATED PERSONAL INJURY LITIGATION AGAINST AWI.

Nearly all the asbestos-related personal injury and wrongful death lawsuits brought against AWI relate to individuals who claim they were exposed to the asbestos-containing high temperature thermal insulation products used by AWI in its insulation contracting activities prior to 1958, or used by ACandS in connection with ACandS's use of AWI's licensed tradename or trademarks after 1958. The majority of these claimants seek compensatory and punitive damages arising from their alleged exposure to these products. Many of these claims involve allegations of negligence, strict liability, and breach of warranty, and some allege conspiracy or other claims that seek to make AWI responsible for the activities of ACandS. In some instances, personal injury claims have been asserted against AWI on account of its asbestos-containing gaskets or flooring materials. LT Cork Covering and Armaspray have rarely been identified by plaintiffs as a cause of injury.

As of September 30, 2000, approximately 173,000 asbestos-related personal injury and wrongful death claims were pending against AWI within the tort system in a multitude of jurisdictions. As a result, AWI lacked an effective means to address its liability for asbestos-related personal injury claims in a comprehensive manner. Moreover, only the Bankruptcy Code provides a vehicle for AWI to address both its present, as well as future, unknown Asbestos Personal Injury Claims.

3.         OWENS CORNING FIBERGLAS FILING FOR PROTECTION UNDER CHAPTER 11.

On October 5, 2000 Owens Corning Fiberglas Corp. ("OCF"), a manufacturer of insulation products, filed for protection under chapter 11 of the Bankruptcy Code to address its asbestos liability. This filing adversely affected AWI's attempts at that time to obtain a credit facility to replace its then-existing $450 million credit facility, which was due to expire on October 19, 2000. Following the OCF filing, the potential lenders under the new credit facility reevaluated their credit exposure to AWI, primarily due to AWI's asbestos personal injury liability. AWI could not reach agreement on a new facility with acceptable terms, and the existing credit facility expired. In addition, AWI was concerned about a possibility of increased settlement demands of asbestos plaintiffs given that OCF, which had previously been a major defendant in asbestos litigation, had filed for chapter 11 protection.

4.         DOWNGRADING OF AWI'S CREDIT RATING.

On October 25, 2000, both Standard & Poors and Moody's Investors Services (collectively, the "RATING AGENCIES") downgraded AWI's long-term debt rating, citing the reduction in committed credit facilities, prospects for weaker operating performance, and continued uncertainty surrounding AWI's asbestos personal injury liability as a result of, among other things, OCF's chapter 11 filing. Both agencies also indicated the possibility of additional downgrades. On November 17, 2000, the Rating Agencies further downgraded AWI's long-term debt rating to below investment grade.

After October 25, 2000, AWI was unable to issue commercial paper and instead borrowed from its remaining $450 million credit facility. As of December 6, 2000, approximately $50 million of commercial paper was outstanding, and the entire $450 million credit facility had been drawn and was outstanding.

In response to the large number of Asbestos Personal Injury Claims then outstanding, the increase in settlement demands over recent years and the resulting liquidity issues, AWI filed for protection under chapter 11 of the Bankruptcy Code on December 6, 2000.

                            IV. THE CHAPTER 11 CASE

A.         GENERAL.

On December 6, 2000 (the "COMMENCEMENT DATE"), AWI filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court in order to use the court-supervised reorganization process to achieve a resolution of its liability for asbestos-related personal injury and wrongful death claims. Also filing under chapter 11 were two of AWI's wholly-owned subsidiaries, Nitram Liquidators, Inc. ("NITRAM") and Desseaux Corporation of North America, Inc. ("DESSEAUX"). The cases are being jointly administered as In re Armstrong World Industries, Inc., et al., Case No. 00-4471 (RJN) (the "CHAPTER 11 CASE").

Currently AWI is operating its business and managing its properties as a debtor in possession subject to the provisions of the Bankruptcy Code. Pursuant to the provisions of the Bankruptcy Code, AWI is not permitted to pay any claims or obligations that arose prior to the Commencement Date unless specifically authorized by the Bankruptcy Court. Similarly, Claimants may not enforce any Claims against AWI that arose prior to the Commencement Date unless specifically authorized by the Bankruptcy Court. In addition, as a debtor in possession, AWI has the right, subject to the Bankruptcy Court's approval, to assume or reject any executory contracts and unexpired leases in existence at the Commencement Date. Parties having Claims as a result of any such rejection may file claims with the Bankruptcy Court, which will be addressed as part of the Chapter 11 Case.

The Chapter 11 Case originally was assigned to the Honorable Joseph J. Farnan, Jr., a U.S. District Court Judge for the District of Delaware. During the fourth quarter of 2001, the U.S. Court of Appeals for the Third Circuit assigned U.S. District Court Judge Alfred M. Wolin of New Jersey to preside over the Chapter 11 Case in the District of Delaware. Judge Wolin also presides over other asbestos-related chapter 11 cases pending in the District of Delaware. Judge Wolin retained issues relating to asbestos personal injury claims and referred other asbestos-related issues and bankruptcy-related matters in the Chapter 11 Case to U.S. Bankruptcy Judge Randall J. Newsome.

Since the Commencement Date, AWI, the Unsecured Creditors' Committee, the Asbestos PI Claimants' Committee, and more recently, the Future Claimants' Representative, have been engaged in substantive negotiations regarding the terms of the plan of reorganization. During the course of the Chapter 11 Case, the parties participated in numerous status conferences before Judge Wolin in an effort to resolve their differences with respect to, among other things, the distribution of assets and classification of Claims in connection with the formulation of a viable plan of reorganization. As a result of such status conferences, on November 4, 2002, AWI filed a plan of reorganization with the consent of the Unsecured Creditors' Committee, the Asbestos PI Claimants' Committee, and the Future Claimants' Representative. On March 14, 2003, AWI filed the First Amended Plan of Reorganization. On April 3, 2003, AWI filed the Second Amended Plan of Reorganization. On May 1, 2003, AWI filed the Third Amended Plan, and on May 23, 2003, AWI filed the Plan. The Plan also has the support of the Unsecured Creditors' Committee, the Asbestos PI Claimants' Committee, and the Future Claimants' Representative.

THE PLAN ONLY RELATES TO AWI; IT DOES NOT RELATE TO NITRAM AND DESSEAUX, THE TWO AFFILIATED DEBTORS IN THESE CHAPTER 11 CASES. THE DEBTORS AND THEIR AFFILIATES ARE NOT BEING SUBSTANTIVELY CONSOLIDATED UNDER THE PLAN.

B.         PROFESSIONALS RETAINED IN THE CHAPTER 11 CASE.

           1.         AWI'S ATTORNEYS AND ADVISERS:

The principal professionals that AWI has retained with respect to chapter 11 matters are as follows:

ATTORNEYS                                   FINANCIAL ADVISOR

Weil, Gotshal & Manges LLP                  Lazard Freres & Co. LLC ("LAZARD")
767 Fifth Avenue                            30 Rockefeller Plaza, 61st Floor
New York, New York  10153                   New York, New York  10020
(212) 310-8000                              (212) 632-6000
(212) 310-8007 (telecopy)                   (212) 332-1748 (telecopy)

Richards, Layton & Finger, P.A.             RESTRUCTURING CONSULTANTS, AUDITORS
One Rodney Square                           AND ACCOUNTANTS
P.O. Box 551
Wilmington, Delaware  19899                 KPMG, LLP
(302) 651-7700                              99 High Street
(302) 651-7701 (telecopy)                   Boston, Massachusetts  02110
                                            (617) 988-1000
                                            (617) 988-0800 (telecopy)

CLAIMS AGENT                                SPECIAL BALLOT SOLICITATION AND T
                                            ABULATION AGENT

Trumbull Services, LLC                      Innisfree M&A Incorporated
4 Griffin Road North                        501 Madison Avenue, 20th Floor
Windsor, Connecticut  06095                 New York, New York  10022
(860) 687-3806                              (877) 750-2689
(860) 683-8697 (telecopy)


2.         COMMITTEES.

On or about December 15, 2000, the United States Trustee for the District of Delaware (the "U.S. TRUSTEE"), pursuant to her authority under section 1102 of the Bankruptcy Code, appointed the Unsecured Creditors' Committee and the Asbestos PI Claimants' Committee. On or about July 19, 2001, the U.S. Trustee appointed the Official Committee of Asbestos Property Damage Claimants (the "ASBESTOS PD COMMITTEE," and together with the Unsecured Creditors' Committee and the Asbestos PI Claimants' Committee, the "COMMITTEES"). By order dated on or about March 1, 2002, the Bankruptcy Court approved the appointment of Dean M. Trafelet as the Future Claimants' Representative. The Committees and the Future Claimants' Representative have participated actively in all aspects of the Chapter 11 Case.

(A)        ASBESTOS PI CLAIMANTS' COMMITTEE.

The Asbestos PI Claimants' Committee currently consists of the following nine members:

           >>         Robert M. Gardner, Sr.

           >>         Norma H. Garrison, Executor of the Estate of Daniel M.
                      Garrison

           >>         Joe Donald Smiley

           >>         Kaye Smith, Executor of the Estate of Willie Hampton

           >>         Roberta Jeffrey, Executor of the Estate of Frank Jeffrey

           >>         John A. Spague

           >>         Frank H. Biele, Jr.

           >>         Susan Wright, Special Administrator of the Estate of
                      Charles Wright

           >>         Miron Fidyk.

The Asbestos PI Claimants' Committee has retained the following professionals:

ATTORNEYS                              ACCOUNTANTS AND FINANCIAL ADVISOR

Caplin & Drysdale, Chartered           L. Tersigni Consulting PC
399 Park Avenue, 27th Floor            201 West Main Street, Suite 220
New York, New York  10022              Stamford, Connecticut  06902
(212) 319-7125                         (203) 569-9090
(212) 644-6755 (telecopy)              (203) 569-9098 (telecopy)
Campbell & Levine, LLC                 ASBESTOS BODILY INJURY CONSULTANTS
800 King Street, Suite 300
Wilmington, Delaware 19801             Legal Analysis Research & Planning, Inc.
(302) 426-1900                         970 Calle Arroyo
(302) 426-9947 (telecopy)              Thousand Oaks, California 91360
                                       (805) 499-3572
                                       (809) 499-7126 (telecopy)


(B)        UNSECURED CREDITORS' COMMITTEE.

The Unsecured Creditors' Committee currently consists of the following five members:

           >>         Wachovia Bank, N.A.

           >>         Deutsche Bank

           >>         Wells Fargo Bank Minnesota, N.A. as Indenture Trustee

           >>         Bank One, N.A. as Successor Indenture Trustee

           >>         OCM Opportunities Fund, III, L.P.

The Unsecured Creditors' Committee has retained the following professionals:

ATTORNEYS                                       INVESTMENT BANKER AND
                                                FINANCIAL ADVISOR

Paul, Weiss, Rifkind, Wharton & Garrison        Houlihan Lokey Howard &
                                                 Zukin Capital
1285 Avenue of the Americas                     685 Third Avenue
New York, New York  10019                       New York, New York  10017
(212) 373-3000                                  (212) 497-4100
(212) 757-3990 (telecopy)                       (212) 661-3070 (telecopy)

Cozen O'Connor                                  ASBESTOS CLAIMS CONSULTANTS
1201 North Market Street
Wilmington, Delaware  19801                     Chambers Associates Incorporated
(888) 207-2440                                  805 15th Street, NW-Suite 500
(302) 295-2013 (telecopy)                       Washington, D.C.  20005
                                                (202) 371-9770
                                                (202) 371-6601 (telecopy)

(C)        FUTURE CLAIMANTS' REPRESENTATIVE.

The Future Claimants' Representative has retained the following professionals:

ATTORNEYS                                     INVESTMENT BANKER AND FINANCIAL
                                              ADVISOR

Kaye Scholer, LLP                             Peter J. Solomon Company
425 Park Avenue                               767 Fifth Avenue
New York, New York  10022                     New York, New York  10153
(212) 836-8000                                (212) 508-1600
(212) 836-8689 (telecopy)                     (212) 508-1633 (telecopy)

Young Conaway Stargatt & Taylor, LLP          ASBESTOS BODILY INJURY CONSULTANTS
The Brandywine Building-17th Floor
1000 West Street                              Analysis Research Planning
                                               Corporation
Wilmington, Delaware                          1900 M Street, N.W.
(302) 571-6600                                Suite 410
(302) 571-1253 (telecopy)                     Washington, D.C.  20036
                                              (202) 797-1111
                                              (202) 797-3619 (telecopy)


(D)        ASBESTOS PD COMMITTEE.

The Asbestos PD Committee currently consists of the following three members:

           >>         Christine Wood

           >>         TrizecHahn Office Properties

           >>         Stephen Tancredi

The Asbestos PD Committee has retained Klehr, Harrison, Harvey, Branzburg & Ellers LLP, 919 Market Street, Suite 100, Wilmington, Delaware 19801, (302) 426-1189, (302) 426-9193 (telecopy), as its counsel.

C.         SIGNIFICANT EVENTS DURING THE CHAPTER 11 CASE.

           1.         EMPLOYEE RELATED MATTERS.

To maintain the continued support, cooperation, and morale of AWI's employees and to minimize any salary, wage, and employee benefit disruptions that might have been occasioned by the commencement of the Chapter 11 Case, AWI obtained orders of the Bankruptcy Court that authorized AWI to (i) pay employees for prepetition wages, salaries, and other compensation and (ii) continue its employee benefit programs, including maintenance of AWI's workers' compensation programs.

In order to (i) ensure that AWI's senior level executives and managers (the "KEY EMPLOYEES") continued to provide essential management and other necessary services during the Chapter 11 Case, (ii) minimize Key Employee turnover and
(iii) provide incentives to attract new senior level employees to fill critical vacant positions, AWI designed a special retention program (the "EMPLOYEE RETENTION PROGRAM") for the Key Employees and sought Bankruptcy Court approval of the program. The Employee Retention Program is comprised of annual cash retention payments for certain Key Employees, a severance benefit plan, the assumption of certain (and the ability to enter into new) change in control agreements and an employment agreement, and the continued maintenance of customary incentive compensation plans in which the Key Employees participate, including an annual incentive plan for key managers and senior level executives and a long-term cash incentive plan.

In addition, during the course of the Chapter 11 Case, AWI sought and obtained the approval of the Bankruptcy Court to assume AWI's indemnification obligations to its officers and directors, as well as officers and directors of Holdings. In addition, counsel for the board of directors of Holdings is continuing to hold a fund of $1 million to fund any unpaid professional fees of Holdings' board or other obligations to Holdings' directors.

           2.         VENDOR AND CUSTOMER ISSUES.

Following the commencement of the Chapter 11 Case, AWI took certain actions in the Bankruptcy Court, including obtaining orders of the Bankruptcy Court, that authorized AWI to (i) pay claims of critical trade vendors (the "CRITICAL VENDORS") that supply AWI with essential materials and services; (ii) provide postpetition deposits with the Critical Vendors and other suppliers to secure payment for postpetition materials; (iii) pay Claims of prepetition common carriers, warehouses, and holders of mechanics' liens; (iv) pay prepetition Claims held by certain building products distributors through which AWI sells the majority of its vinyl and laminate flooring products, residential ceiling/grid products, and installation/accessory products; (v) honor certain customer warranty programs in accordance with its prepetition practices and honor any postpetition obligations in respect thereof; and (vi) implement global procedures for resolving and paying valid reclamation claims.

           3.         THE DIP CREDIT FACILITY.

In order to fund its ongoing business operations during the pendency of the Chapter 11 Case, AWI, Nitram and Desseaux entered into a debtor in possession financing facility (the "DIP CREDIT FACILITY") with JPMorgan Chase Bank ("JPMORGAN CHASE" or the "AGENT"), as agent for a syndicate of financial institutions, including JPMorgan Chase (collectively, the "LENDERS"). The terms of the DIP Credit Facility are memorialized in a Revolving Credit and Guaranty Agreement dated as of December 6, 2000, as amended from time to time (the "CREDIT AGREEMENT").

The following are the major elements of the DIP Credit Facility:

           >> The DIP Credit Facility originally provided for a total commitment (the "COMMITMENT") of $400 million. The Commitment was available for working capital and other general corporate purposes and for the issuance of standby and import documentary letters of credit for purposes satisfactory to the Agent (collectively, the "LETTERS OF CREDIT"). Through subsequent amendments, AWI and the Lenders agreed to reduce the Commitment to $75 million and limit it to Letters of Credit.

           >>         The DIP Credit Facility contemplates that all obligations
                      (i) are secured by a perfected first priority lien on all cash maintained in the Letter of Credit Account (as such term is defined in the Credit Agreement) and (ii) will constitute superpriority obligations over any and all administrative expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code, subject in each case only to (x) in the event of the occurrence of an Event of Default (as such term is defined in the Credit Agreement), the payment of allowed and unpaid professional fees and disbursements incurred by AWI, Nitram, Desseaux or any of the Committees in an aggregate amount not to exceed $5 million, and (y) the payment of bankruptcy filing fees.

           >> The DIP Credit Facility originally provided that the sum of the aggregate outstanding amount of direct borrowings plus undrawn amount of outstanding Letters of Credit issued for the account of AWI would at no time exceed the borrowing base, which included inventory, receivables and certain other assets of AWI meeting certain eligibility standards determined by the Agent.

           >> The term of the DIP Credit Facility, as amended, extends through December 6, 2003.

As of December 31, 2002, Armstrong had cash on hand of approximately $380 million. As a result, since the Commencement Date, AWI has not drawn on the DIP Credit Facility. In the ordinary course of its business, however, AWI has requested the Lenders from time to time to issue Letters of Credit. As of December 31, 2002, Letters of Credit in the aggregate face amount of approximately $28.7 million had been issued and remained outstanding under the DIP Credit Facility.

In the fourth quarter of 2002, AWI and the Lenders further amended the DIP Credit Facility. The latest amendment (i) extended the maturity date under the Credit Agreement to December 6, 2003, (ii) terminated all obligations of the Lenders to make loans or advances and limited the Commitment under the DIP Credit Facility to issuances of Letters of Credit, (iii) reduced the total Commitment from $200 million to $75 million and (iv) suspended certain reporting requirements under the Credit Agreement. By order dated October 29, 2002, the Bankruptcy Court authorized and approved such amendment.

           4.         AWI'S EXCLUSIVE RIGHT TO FILE AND CONFIRM A PLAN.

The Bankruptcy Court has approved five extensions of the periods during which AWI has the exclusive right to file and confirm a chapter 11 plan under section 1121(a) of the Bankruptcy Code (the "EXCLUSIVE PERIODS"). The most recent order of the Bankruptcy Court, entered on September 4, 2002, provides that the Exclusive Periods are extended through and including April 4, 2003 (for filing a plan) and June 3, 2003 (for confirmation of a plan).

           5. THE BAR DATE (FOR CLAIMS OTHER THAN ASBESTOS PERSONAL INJURY CLAIMS).

On January 30, 2001, AWI filed with the Bankruptcy Court its schedules of assets and liabilities, except for Schedule F (Creditors Holding Unsecured Claims Against the Estate), which was filed on March 21, 2001, pursuant to the Bankruptcy Court's order dated February 21, 2001 extending AWI's time to file such schedule (together, the "SCHEDULES"). AWI listed an aggregate of approximately 181,198 Claims on its Schedules.

On March 30, 2001, AWI filed a motion seeking an order fixing a bar date for the filing of proofs of claim against AWI's estate for, essentially, all Claims except those for personal injury based on asbestos exposure. By order dated April 18, 2001 (the "BAR DATE ORDER"), the Bankruptcy Court set a bar date of August 31, 2001 (the "BAR DATE"). AWI mailed notices of the Bar Date and proof of claim forms to all the entities identified in the Schedules, among others (the "BAR DATE NOTICE"). Notice of the Bar Date also was published on two occasions in the national editions of The New York Times, The Wall Street Journal, and USA Today, as well as in at least fourteen trade publications and various regional newspapers.

Pursuant to the Bar Date Order, each creditor holding a prepetition claim was required, subject to certain limited exceptions, to file a proof of claim on or before the Bar Date. Specifically, as provided in the Bar Date Notice, the following types of creditors were not required to file proofs of claim on or before the Bar Date:

           >> creditors holding claims that already had been properly filed with the clerk of the Bankruptcy Court using a claim form that substantially conforms to Official Form No. 10;

           >> creditors holding claims that (a) are listed on the Schedules, (b) are not described in the Schedules as "disputed," "contingent," or "unliquidated," and (c) are in the same amount and of the same nature as set forth in the Schedules;

           >> creditors asserting an Administrative Expense against AWI's chapter 11 estate under section 503(b) or 507(a) of the Bankruptcy Code;

           >> creditors holding Claims of AWI or a subsidiary of AWI against another debtor or another subsidiary of a debtor;

           >> creditors holding Claims that had been Allowed by an order of the Bankruptcy Court entered on or before the Bar Date;

           >> creditors holding asbestos-related personal injury Claims (other than a claim for contribution, indemnity, reimbursement, or subrogation);

           >> current employees of AWI for prepetition benefits or deferred compensation; and

           >> creditors holding Claims that had been paid in full by AWI prior to the Bar Date.

As discussed below in Section IV.C.6, entitled "THE CHAPTER 11 CASE -- Significant Events During the Chapter 11 Case -- Asbestos Property Damage Claims," the Bankruptcy Court subsequently extended the Bar Date for Asbestos Property Damage Claims to March 20, 2002.

2,651 proofs of claim against AWI, not including Asbestos Personal Injury Claims or Asbestos Property Damage Claims, either were received by Trumbull or filed with the clerk of the Bankruptcy Court on or before the Bar Date. In addition, 140 additional proofs of claim, not including Asbestos Personal Injury Claims or Asbestos Property Damage Claims, were filed against AWI after the Bar Date. Thus, excluding Asbestos Personal Injury Claims and Asbestos Property Damage Claims, as of March 10, 2003, a total of 2,792 proofs of claim had been filed against AWI in the Chapter 11 Case. For information regarding the Asbestos Property Damage Claims filed against AWI in the Chapter 11 Case, see Section IV.C.6, entitled "THE CHAPTER 11 CASE -Significant Events During the Chapter 11 Case - Asbestos Property Damage Claims."

Since the Bar Date, AWI, together with its professionals, has engaged in an extensive process of reviewing and reconciling the proofs of claim asserted against AWI in the Chapter 11 Case. To date, the Debtors have filed and prosecuted seven omnibus objections to Claims, as well as several additional objections addressing specific Claims. In addition, the Debtors have engaged in discussions with a wide variety of Claimants regarding, among other things, the withdrawal of Claims where appropriate.

As a result of these efforts, the Debtors have successfully disallowed and expunged a total of 1,240 Claims asserted against AWI, leaving a total of 1,551 proofs of claim outstanding against AWI in the aggregate amount of approximately $1.88 billion, not including Asbestos Personal Injury Claims, Asbestos Property Damage Claims or Claims listed on the Schedules ("SCHEDULED CLAIMS"). In addition, pursuant to three of the seven omnibus objections to claims, AWI has obtained orders from the Bankruptcy Court reclassifying as Unsecured Claims approximately 123 Claims that were initially asserted as priority or filed as secured or administrative expense Claims.

Furthermore, in connection with each of the omnibus objections to Claims filed by AWI, as well as settlements and compromises between AWI and certain of the claimants, AWI has resolved and agreed to allow a total of 923 Claims in the aggregate amount of approximately $195.9 million.

In addition to the foregoing, of the 7,228 Scheduled Claims that were not scheduled as Asbestos Personal Injury Claims or Asbestos Property Damage Claims, approximately 3,730 Scheduled Claims (in the aggregate scheduled amount of approximately $214.76 million) were listed as contingent, disputed and/or unliquidated, were not superseded by a subsequent timely-filed proof of claim and, therefore, are now deemed null and void. Moreover, 1,353 Scheduled Claims (totaling approximately $1.5 billion) have been superseded by a subsequently filed proof of claim. In addition, on or about March 21, 2003, the Debtors filed an amended Schedule F (Unsecured Claims) with the Bankruptcy Court pursuant to which an additional 435 of these 7,228 Scheduled Claims in the total amount of approximately $20.8 million have been eliminated (amended to $0.00), and 127 of such Scheduled Claims have been reduced by a total amount of approximately $19.3 million. Pursuant to the Bar Date Order, however, the holders of such amended Scheduled Claims have until May 20, 2003 to file a proof of claim if they disagree with the amended amount of their Scheduled Claims.

AWI expects the total amount of Allowed Unsecured Claims to be treated in Class 6 will be approximately $1.65 billion as a result of AWI's continued claims reconciliation and objection process.

Effective on September 1, 2002, the Bankruptcy Court amended its Local Rules for Bankruptcy Practice and Procedure (the "LOCAL Rules") by adding Local Rule 3007-1, which governs omnibus objections to claims. Pursuant to the new Local Rule, among other things, all substantive objections (as defined in Local Rule 3007-1) that apply to a particular proof of claim must be asserted in a single omnibus objection. With respect to non-substantive objections, however, multiple objections may be filed regarding a particular proof of claim. Due to the volume of Claims filed against AWI in the Chapter 11 Case and the significant amount of time required for AWI and its professionals to analyze and reconcile such Claims, on or about October 29, 2002, AWI and its affiliated Debtors filed a

Motion for an Order Granting Relief from Certain Aspects Relating to the Filing of Omnibus Objections to Claims (the "OMNIBUS CLAIMS MOTION"), pursuant to which the Debtors requested relief from that portion of Local Rule 3007-1 limiting the Debtors' substantive objections to claims. At a hearing held by the Bankruptcy Court on November 22, 2002, the Bankruptcy Court denied the relief requested by the Debtors in the Omnibus Claims Motion, other than to clarify that the mere attachment of a notice or other pleading to a proof of claim does not constitute "documentation" attached to a proof of claim. As a result of the denial of the Omnibus Claims Motion, the modified claims objection procedures imposed by the Local Rules are likely to add delay to AWI's claims reconciliation process.

Basic information regarding Claims that have been scheduled and filed in the Chapter 11 Case can be accessed using the following website:
www.trumbull-services.com.

           6.         ASBESTOS PROPERTY DAMAGE CLAIMS.

           (A)        AWI'S LIMITED INVOLVEMENT WITH ASBESTOS PROPERTY DAMAGE
                      CLAIMS.

Prior to the commencement of the Chapter 11 Case, AWI had very limited involvement with Asbestos Property Damage Claims. Unlike Asbestos Personal Injury Claims asserted against AWI, AWI's liability for Asbestos Property Damage Claims generally is not the result of AWI's insulation installation contracting activities. Instead, Asbestos Property Damage Claims that have been actively pursued against AWI have concerned primarily resilient floor covering products manufactured and sold by AWI prior to 1983.

Beginning sometime in the 1950's through 1983, AWI manufactured three types of resilient floor covering products that contained asbestos. First, until 1972, AWI manufactured a low priced asphalt floor tile that contained asbestos. There are few claims involving such asphalt tiles. Any such asphalt tiles are now at least 30 years old in any building where they still exist. Second, after World War II AWI began to manufacture and market a new line of sheet flooring, called Corlon, made from vinyl plastic. The Corlon sheet flooring contains no asbestos, but AWI also manufactured a Hydrocord felt backing material containing asbestos that could be used to lay the vinyl sheet flooring directly over on-grade concrete. AWI discontinued the use of asbestos in the Hydrocord backing in 1983. Few property damage claims have been asserted with respect to the Hydrocord backing. This product is not subject to any abrasion unless the vinyl surface layer, which does not contain asbestos, has completely worn through. Third, until 1983, AWI manufactured a vinyl tile, called Excelon, that contained asbestos. Most property damage claims that have involved AWI products are related to Excelon. It was a popular product that has held up well over the years and is still present in many buildings.

In contrast to Asbestos Personal Injury Claims, as of the Commencement Date, only five asbestos property damage actions were commenced against AWI from 1993 to the Commencement Date. Moreover, as of the Commencement Date, only six of the 273 asbestos property damage cases brought against AWI since the early 1980's remained unresolved, and of those six only three were actively being pursued. Furthermore, as to the Asbestos Property Damage Claims that were resolved during the more than 20 year period prior to the Commencement Date, the total amount paid by AWI on account of such claims was less than $10 million.

           (B)        THE ASBESTOS PD BAR DATE.

On or about August 3, 2001, the Asbestos PD Committee filed a motion (the "MOTION TO EXTEND") pursuant to which it sought to (i) extend the Bar Date to enable holders of alleged Asbestos Property Damage Claims to have additional time to file proofs of claim and (ii) compel AWI to engage in an extensive, nationwide noticing program. By order dated August 27, 2001, the Bankruptcy Court extended the Bar Date for Asbestos Property Damage Claims until the disposition of the Motion to Extend.

At a hearing held on March 1, 2002, the Bankruptcy Court ruled that (i) the deadline for certain law firms to file a class proof of claim on behalf of a putative class of holders of alleged Asbestos Property Damage Claims was March 8, 2002, (ii) the deadline for all other holders of Asbestos Property Damage Claims to file proofs of claim in the Chapter 11 Case was March 1, 2002, and
(iii) the notice of the Bar Date provided by AWI was consistent and complied with applicable law and satisfied all requirements of due process. The ruling was memorialized in an order of the Bankruptcy Court entered on or about March

18, 2002 (the "ORDER DENYING THE MOTION TO EXTEND"). The Bankruptcy Court subsequently modified its Order Denying the Motion to Extend by order dated May 21, 2002, ruling that the deadline for all holders of Asbestos Property Damage Claims to file proofs of claim in the Chapter 11 Case was March 20, 2002.

As of December 18, 2002, a total of 581 Asbestos Property Damage Claims, totaling approximately $877 million, had been asserted against AWI. As a result of the claims reconciliation efforts expended by the Debtors to date, however, the Debtors have successfully disallowed and expunged, or the Claimant has withdrawn, a total of 124 Asbestos Property Damage Claims (in the aggregate amount of approximately $81.6 million), leaving a total of 457 Asbestos Property Damage Claims outstanding against AWI in the aggregate amount of approximately $795 million.

           (C)        THE CLASS ACTION PROCEEDING.

On August 17, 2001, certain holders of Asbestos Property Damage Claims (the "ASBESTOS PD PLAINTIFFS") commenced a class action adversary proceeding in the Bankruptcy Court and filed a motion seeking certification of a nationwide class for damages and remediation and a separate nationwide class for testing, in each case consisting of all property owners (residential and otherwise) that have AWI asbestos-containing flooring products in their structures. On October 1, 2001, AWI filed a motion to dismiss the class action proceeding on the grounds that
(i) the commencement of the class action proceeding violated the automatic stay imposed by section 362 of the Bankruptcy Code, (ii) the putative class action representatives failed to state claims upon which relief could be granted, and
(iii) the putative class action representatives failed to state a claim for class relief. In addition, on April 12, 2002, AWI and the Asbestos PI Claimants' Committee filed separate objections to the motion for class certification.

After a one-day trial on the issue of class certification, by order dated July 2, 2002, the Bankruptcy Court denied the motion for class certification. On or about July 12, 2002, the Asbestos PD Plaintiffs filed a motion for leave to appeal the Bankruptcy Court's denial of their motion for class certification. AWI filed a memorandum of law in opposition to such motion for leave to appeal on July 26, 2002. By order dated October 4, 2002, the District Court denied the motion for leave to appeal.

           (D)        THE DAUBERT HEARING.

On September 26, 2002 and September 27, 2002, the Bankruptcy Court conducted a Daubert hearing on the issue of what evidence holders of Asbestos Property Damage Claims should be required to present to demonstrate proof of property damage in their structures as a result of the presence of AWI asbestos-containing floor products in such structures. In the Daubert hearing, AWI challenged the use of the "settled dust method" proposed by the claimants as a method for determining proof of property damage in their structures. On October 22, 2002, the Bankruptcy Court granted AWI's requested relief and ruled that the "settled dust method" is not a scientifically valid method for proving asbestos property damage from flooring in a building. The Asbestos PD Committee has filed a motion for leave to appeal from such ruling. AWI has objected to such motion, which is still pending before the District Court. If the holders of Asbestos Property Damage Claims are able to appeal from the Daubert ruling and succeed on the merits of such appeal, remaining holders of Asbestos Property Damage Claims will have to meet a lower standard of proof with respect to the issue of property damage in their structures.

           (E) STATUS CONFERENCE ON ASBESTOS PROPERTY DAMAGE CLAIMS FOLLOWING THE DAUBERT RULING.

Following the Daubert ruling, the Bankruptcy Court conducted a status conference on November 1, 2002, after which the Bankruptcy Court entered an order regarding required product identification proof for Asbestos Property Damage Claims. Thereafter, on December 5, 2002, the Court entered an Amended Order Regarding Required Product Identification for Asbestos Property Damage Claims, which requires each holder of an Asbestos Property Damage Claim to submit the following information to AWI's counsel no later than February 10, 2003: (i) the name and address of each building (or other discrete location) alleged to contain asbestos-containing products manufactured or sold by AWI for which an Asbestos Property Damage Claim is asserted; (ii) the type of asbestos-containing product for which an Asbestos Property Damage Claim is asserted; and (iii) the basis, including all documentation, upon which the claimant has identified an asbestos-containing product manufactured or sold by AWI (the "PRODUCT I.D. ORDER"). Such order further provides that any Asbestos Property Damage Claim for which such information is not provided shall be disallowed in its entirety upon further order of the Bankruptcy Court.

           (F)        SETTLEMENT OF CERTAIN ASBESTOS PROPERTY DAMAGE CLAIMS.

On February 10, 2003, AWI and the holders of 360 Asbestos Property Damage Claims (the "SETTLED CLAIMS") entered into a Settlement Agreement and Release (the "PD SETTLEMENT AGREEMENT"). The Settled Claims represent approximately 78% of the total number of Asbestos Property Damage Claims pending as of February 10. Pursuant to the Settlement Agreement, AWI has agreed to pay $2 million in cash (the "PD SETTLEMENT AMOUNT") to Bilzin Sumberg Baena Price & Axelrod LLP, as agent and attorney for the holders of the Settled Claims, in full and final satisfaction, discharge, settlement and compromise, and release of the Settled Claims and any other Asbestos Property Damage Claims that could have been or may be properly asserted by such claimants. The payment of the Settlement Amount will be made on the Initial Distribution Date. Upon AWI's payment of the PD Settlement Amount, each of the Settled Claims filed by the Claimants shall be deemed immediately withdrawn in its entirety.

On February 10, 2003, AWI filed a motion pursuant to Bankruptcy Rule 9019 seeking an order authoring and approving the PD Settlement Agreement (the "PD SETTLEMENT MOTION"). AWI also requested pursuant to the PD Settlement Motion that, in the event the Bankruptcy Court refuses to approve the PD Settlement Agreement, the holders of the Settled Claims be granted a two week extension to serve their product identification information on AWI in accordance with the Product I.D. Order. Two objections were filed to the PD Settlement Motion--one by the Asbestos PD Committee and one by the Los Angeles Unified School District. On April 4, 2003, the Bankruptcy Court entered an order approving the PD Settlement Motion. A total of 97 Asbestos Property Damage Claims remain filed against AWI, only 26 of which have responded to the Product I.D. Order.

           (G)        PRODUCT IDENTIFICATION RESPONSES.

Of the remaining Asbestos Property Damage Claims only 26 (three of which relate to the Asbestos PD Contribution Claims of the Celotex Trust) submitted any information to AWI in response to the Product I.D. Order by February 10, 2003. AWI believes that many of the 26 claimants submitted insufficient or incomplete product identification information. The holders of 71 Asbestos Property Damage Claims did not submit any information in response to the Product I.D. Order. On March 6, 2003, in accordance with the Product I.D. Order, AWI filed an objection seeking the disallowance of such 71 Asbestos Property Damage Claims.

           (H)        GLOBAL ASBESTOS PD SETTLEMENT.

On May 9, 2003, AWI reached an agreement in principle on the general terms of the Global Asbestos PD Settlement. Generally speaking, the Global Asbestos PD Settlement will provide for the payment of $7 million, funded entirely out of insurance proceeds, with respect to pending Asbestos Property Damage Claims. The Global Asbestos PD Settlement contemplates that such amount will be distributed as follows: (i) $1,000 to each of the holders of pending Asbestos Property Damage Claims that did not submit responses to the Product I.D. Order and (ii) the remainder to be allocated among the holders of Asbestos Property Damage Claims that submitted responses to the Product I.D. Order as specified in the Global Asbestos PD Settlement. In exchange, all pending Asbestos Property Damage Claims will be withdrawn with prejudice, all proceedings relating to the appeals from the Daubert and class certification rulings will be withdrawn and the appeals dismissed with prejudice, and the Asbestos PD Committee will be disbanded. AWI contemplates that payments will be made under the Global Asbestos PD Settlement within ten (10) days after receipt by AWI of the $7 million payable thereunder from AWI's insurers. In addition, in connection with approval of the Global Asbestos PD Settlement, AWI will request authority from the Court to pay other Asbestos PD Claims that are the subject of existing settlements simultaneously with the payment of Asbestos Property Damage Claims under the Global Asbestos PD Settlements, if the parties to such other settlements so elect.

           7.         INSURANCE COVERAGE ISSUES.

Throughout the Chapter 11 Case, AWI has been involved in litigation and negotiations concerning the scope of liability insurance coverage available to satisfy the various claims against AWI.

           (A)        MAERTIN LITIGATION.

Prior to the Commencement Date, AWI entered into settlement agreements (the "MAERTIN SETTLEMENT AGREEMENTS") with a group of non-asbestos personal injury plaintiffs (the "MAERTIN PLAINTIFFS") in respect of the Maertin Plaintiffs' allegations that they had sustained injuries arising from exposure to polychlorinated biphenyls allegedly found on ceiling material purportedly manufactured by AWI. Pursuant to the Settlement Agreements, the Maertin Plaintiffs settled their claims against AWI for an agreed amount (the "MAERTIN SETTLEMENT AMOUNT") to be paid by AWI on January 21, 2001.

On September 20, 2000, AWI filed an action (the "MAERTIN COVERAGE CASE") in the United States District Court for the Eastern District of Pennsylvania against certain insurers (collectively, the "INSURERS") seeking a declaration that certain insurance policies issued by the Insurers in favor of AWI (collectively, the "MAERTIN INSURANCE POLICIES") provided coverage amounts to be paid pursuant to the Settlement Agreements. Shortly after the filing of the Maertin Coverage Case, AWI engaged in settlement negotiations with the Insurers to resolve the payment obligations of the Insurers under the Maertin Settlement Agreements. These negotiations were not successful, and on February 2, 2001, the Maertin Coverage Case was stayed until such time as all parties to the Maertin Coverage Case agreed or until ordered by the court overseeing the Chapter 11 Case or the court before which the Maertin Coverage Case was pending.

Due to the commencement of the Chapter 11 Case, AWI was prohibited from paying, and the Maertin Plaintiffs were stayed from collecting, the Maertin Settlement Amount. On March 29, 2001, the Maertin Plaintiffs filed a motion (the "MAERTIN STAY RELIEF Motion") seeking to modify the automatic stay to permit them to enforce their rights under the Maertin Settlement Agreements and, in particular, to recover the Maertin Settlement Amount from the proceeds of the Maertin Insurance Policies (the "MAERTIN INSURANCE PROCEEDS"). On December 10, 2001, the District Court entered an order in connection with the Maertin Stay Relief Motion (the "MAERTIN STAY RELIEF ORDER"), pursuant to which the Maertin Plaintiffs were authorized to proceed with their action. On December 18, 2001, AWI filed a notice of appeal of the Maertin Stay Relief Order to the United States Court of Appeals for the Third Circuit (the "MAERTIN APPEAL"). On or about July 2, 2002, AWI filed its brief in the Maertin Appeal. The Maertin Plaintiffs filed their response brief on November 1, 2002. The Third Circuit has notified the parties that it intends to decide the merits of the appeal on the pleadings and does not require oral argument.

On December 26, 2001, AWI filed a motion (the "MAERTIN STAY PENDING APPEAL MOTION") requesting that the Bankruptcy Court stay the Maertin Stay Relief Order pending the resolution of the Maertin Appeal. After extensive negotiations with the Maertin Plaintiffs, AWI and the Maertin Plaintiffs entered into a stipulation submitted on March 22, 2002, resolving the Maertin Stay Pending Appeal Motion (the "MAERTIN STAY PENDING APPEAL STIPULATION"). The Maertin Stay Pending Appeal Stipulation provides that the Maertin Plaintiffs are stayed from taking any action to collect any claims, judgment or settlement against AWI or its assets, other than with respect to the Maertin Insurance Policies or the Maertin Insurance Proceeds.

On or about April 12, 2002, International Insurance Co. ("INTERNATIONAL") filed an objection to the Maertin Stay Pending Appeal Stipulation on the grounds that it did not prohibit the Maertin Plaintiffs from seeking recovery from the Maertin Insurance Proceeds. On May 3, 2002, the Bankruptcy Court entered an order approving the Maertin Stay Pending Appeal Stipulation (the "MAERTIN STAY PENDING APPEAL ORDER") over International's objections. On May 13, 2002, International filed a motion to reconsider the Maertin Stay Pending Appeal Order, which motion subsequently was denied by the Bankruptcy Court on July 19, 2002.

On or about July 26, 2002, International filed a Notice of Appeal from the Maertin Stay Pending Appeal Order. On or about July 29, 2002, OneBeacon Insurance Company also filed a Notice of Appeal from the Maertin Stay Pending Appeal Order (collectively, with the Notice of Appeal filed by International, the "INSURERS' APPEAL"). On August 26, 2002, AWI filed a motion to dismiss the Insurers' Appeal for lack of subject matter jurisdiction (the "MOTION TO DISMISS") on the grounds that the Maertin Stay Pending Appeal Order was an interlocutory order. On or about August 29, 2002, AWI and the Insurers entered


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
into a stipulation staying the briefing on the Insurers' Appeal until the resolution of the Motion to Dismiss. On September 27, 2002, the Insurers filed a response to the Motion to Dismiss (the "INSURERS' RESPONSE"). On October 7, 2002, AWI filed a reply to the Insurers' Response. The Motion to Dismiss is sub judice.

On or about November 14, 2001, the Maertin Plaintiffs commenced an action styled Joan Maertin, et al. v. Armstrong World Industries, Inc., No. 01-CV-5321, in the United States District Court for the District of New Jersey (the "POSTPETITION MAERTIN ACTION"). In the Postpetition Maertin Action, the Maertin Plaintiffs asserted various causes of action against certain insurance companies believed to have issued to AWI insurance that covers the claims of the Maertin Plaintiffs. In addition, in the Postpetition Maertin Action, the Maertin Plaintiffs asserted claims of bad faith and fraud against AWI and certain other defendants, including an employee of AWI (the "MAERTIN FRAUD CLAIMS"). AWI filed a motion to dismiss the Postpetition Maertin Action as against AWI and its employee or, in the alternative, a motion for summary judgment. Although the court denied AWI's motion to dismiss the Maertin Fraud Claims, it granted AWI's motion for summary judgment.

AWI and the Maertin Plaintiffs have entered into a settlement agreement, which was approved by the Bankruptcy Court by order dated May 14, 2003.

           (B)        CENTURY ADVERSARY PROCEEDING.

Prior to the commencement of the Chapter 11 Case, AWI entered into a settlement agreement (the "CENTURY SETTLEMENT AGREEMENT") with Century Indemnity Company, as successor to Insurance Company of North America ("CENTURY"), to settle disputes and coverage issues with respect to asbestos personal injury claims under certain insurance policies (the "CENTURY POLICIES"). The Century Settlement Agreement permits Century to stretch out payments due to a trust established in connection with the Century Settlement Agreement (the "CENTURY TRUST"). AWI agreed to indemnify Century against certain claims that may be asserted directly against Century and that would have been covered under the Century Policies.

Although Century timely made its first payment to the Century Trust in accordance with the Century Settlement Agreement, Century failed to make a substantial payment that was due on or before January 5, 2001 (the "2001 INSTALLMENT PAYMENT"). On February 12, 2001, Century filed a motion which, among other things, sought to compel AWI to assume the Century Settlement Agreement (the "CENTURY MOTION TO COMPEL"). On or about February 28, 2001, AWI filed a response objecting to the Century Motion to Compel and requesting that the Bankruptcy Court direct Century to make the outstanding 2001 Installment Payment and continue to make all future payments due to the Century Trust. By order dated June 13, 2001, the Bankruptcy Court denied the Century Motion to Compel without prejudice and ordered Century to make payments due to the Century Trust. The Bankruptcy Court, however, did not rule on the dispute between the parties as to whether the Century Settlement Agreement is an executory contract. On June 21, 2001, Century remitted the 2001 Installment Payment to the Century Trust.

On or about January 3, 2002, Century commenced a proceeding (the "CENTURY ADVERSARY PROCEEDING") against AWI, the CCR (as defined below) and Chase Bank of Texas, N.A., as trustee, pursuant to which Century sought a declaration that (i) Century need not make further payments due under the Century Settlement Agreement, (ii) AWI must indemnify Century for certain claims asserted against Century in an action pending in federal district court, and (iii) Century may offset any indemnification claim against AWI against payments required to be made by Century to the Century Trust (the "CENTURY COMPLAINT").

On August 29, 2001, Century filed a proof of claim (the "CENTURY PROOF OF CLAIM") in the Chapter 11 Case pursuant to which Century asserted that it holds a secured claim against AWI's estate in an unliquidated amount and that its claim is secured by payments under a settlement agreement. On February 6, 2002, AWI filed an objection to the Century Proof of Claim pursuant to section 502(e)(1)(B) of the Bankruptcy Code. On or about March 3, 2002, the Bankruptcy Court entered an order granting Century's motion to consolidate the Century Adversary Proceeding with the objection.

On or about February 6, 2002, AWI filed a Motion to Dismiss (the "CENTURY MOTION TO DISMISS") against Century. Following the Bankruptcy Court's denial of the Century Motion to Dismiss, AWI filed its answer, affirmative defenses, and counterclaim (the "CENTURY ANSWER") to the Century Complaint on or about June 27, 2002. On or about October 24, 2002, Century filed a Motion to Dismiss the

Counterclaim asserted in the Century Answer (the "CENTURY MOTION TO DISMISS COUNTERCLAIM"). AWI filed a response to the Century Motion to Dismiss Counterclaim by November 21, 2002.

On or about November 12, 2002, the CCR filed its answer to the Century Complaint. In such answer, the CCR asserted certain cross claims against AWI. These cross claims, and AWI's counterclaims against the CCR in the Century Adversary Proceeding, are discussed more fully in Section IV.C.8(c), entitled, "THE CHAPTER 11 CASE - Significant Events During the Chapter 11 Case - Litigation Involving the Center for Claims Resolution - The CCR's Cross Claims, and AWI's Counterclaims, in the Century Adversary Proceeding." The Century Adversary Proceeding has now been consolidated with the CCR Preference Litigation. See Section IV.C.8(b), entitled "THE CHAPTER 11 CASE - Significant Events During the Chapter 11 Case - Litigation Involving the Center for Claims Resolution - The CCR Preference Litigation."

           (C)        LIBERTY MUTUAL ARBITRATION/LITIGATION.

AWI and Liberty Mutual Insurance Company ("LIBERTY MUTUAL") are involved in (i) a pending alternative dispute resolution ("ADR") proceeding under the Agreement Concerning Asbestos Related Claims dated June 19, 1985 (the "WELLINGTON AGREEMENT") and (ii) a pending lawsuit in the United States District Court for the Eastern District of Pennsylvania (the "PENNSYLVANIA LAWSUIT"). Both proceedings relate to disputes about insurance coverage for Asbestos Personal Injury Claims.

In the ADR, which was initiated in 1996, AWI is seeking a ruling that a substantial majority of the Asbestos Personal Injury Claims that have been asserted against it are "non-products" or general liability claims, which are not within the definition of "products" or "completed operations hazards," as those terms are defined in the insurance policies that Liberty Mutual issued to AWI for the period from 1973 through 1981. The Liberty Mutual policies that were in effect from 1973 through 1976 provide $40 million in coverage, plus defense costs, for settlements and judgments incurred in connection with non-products claims. The Liberty Mutual policies in effect for the period from 1977 through 1981 have no aggregate limit for non-products claims.

On January 29, 2002, a final judgment was issued in AWI's favor at the conclusion of the trial phase of the ADR. Liberty Mutual subsequently appealed from that final judgment to a panel of three appellate arbitrators pursuant to the Wellington Agreement's ADR rules. The ADR appeal has been fully briefed. Oral argument in the ADR appeal was originally scheduled to take place on October 8, 2002, but that date was postponed because one of the appellate arbitrators needed to be replaced. Oral argument was rescheduled to take place on March 11, 2003.

In the Pennsylvania Lawsuit, which was filed on July 1, 2002, AWI is seeking a declaratory judgment with respect to certain issues concerning the Liberty Mutual policies in effect from 1977 through 1981 that were not resolved in the pending ADR. These issues include: (i) Liberty Mutual's relatively recent effort to obtain reformation of the deductible and aggregate limit provisions of its policies in effect from 1977 through 1981 to make them apply to all Asbestos Personal Injury Claims and not, as written, only to products and completed operations hazard claims; (ii) Liberty Mutual's relatively recent assertion that all of the Asbestos Personal Injury Claims constitute a single occurrence for purposes of the per-occurrence limits of its policies; (iii) the manner in which AWI is entitled under the Wellington Agreement to expand its coverage block so as to obtain coverage from Liberty Mutual's 1977 policy; and (iv) disputes about the extent to which, if at all, Liberty Mutual will be entitled to collect additional premiums in the event that it provides coverage for Asbestos Personal Injury Claims under its policies in effect from 1977 through 1981.

On July 18, 2002, Liberty Mutual filed a motion with the Bankruptcy Court requesting that the automatic stay be modified to allow it to file counterclaims against AWI in the Pennsylvania Lawsuit ("LIBERTY MUTUAL'S STAY RELIEF MOTION"). Specifically, Liberty Mutual sought permission to file counterclaims setting forth its position on some of the issues with respect to which AWI is seeking a declaratory judgment in the Pennsylvania Lawsuit. AWI has not objected to Liberty Mutual's request to file these proposed counterclaims. Liberty Mutual also sought permission to file other counterclaims which, in the view of AWI, would allow Liberty Mutual improperly to re-litigate certain issues that have already been resolved against it in the trial phase of the ADR and are now on appeal to the three appellate arbitrators, and AWI has objected to these proposed counterclaims on that basis. On August 1, 2002, the Bankruptcy Court adjourned the hearing on Liberty Mutual's Stay Relief Motion until January 24, 2003, at which time it has requested that AWI and Liberty Mutual provide a report concerning the status of the ADR appeal. That hearing has since been adjourned to July 30, 2003.

Pursuant to a stipulation between Liberty Mutual and AWI, the Pennsylvania Lawsuit has been temporarily suspended because the Bankruptcy Court has not yet ruled on Liberty Mutual's Stay Relief Motion.

AWI expects that, from and after the Effective Date, the Asbestos PI Trust will pursue the Pennsylvania Lawsuit. Consistent with AWI's obligation to cooperate with the Asbestos PI Trust in connection with, inter alia, the Asbestos PI Insurance Asset, AWI may be required, however, to remain as a named plaintiff in the Pennsylvania Lawsuit and pursue recovery from Liberty Mutual at the cost and expense of the Asbestos PI Trust. Pursuant to the Plan, AWI does not seek to modify the right of AWI, Reorganized AWI, the Asbestos PI Trust, or Liberty Mutual to assert claims and defenses in any appropriate forum, including, without limitation, in the Pennsylvania Action.

           (D)        INSURANCE COVERAGE FOR ASBESTOS PROPERTY DAMAGE CLAIMS.

AWI has approximately $397 million in available insurance coverage to pay Asbestos Property Damage Claims, of which approximately $127 million is available under insurance policies issued prior to January 1, 1982. Of this $127 million, approximately $37 million is available under the property damage coverage of primary policies issued to AWI from 1942 to 1982, although slightly less than $7 million of this coverage was issued by a now-insolvent insurer. There is also approximately $15 million in remaining excess property damage coverage under AWI policies from 1960 to 1966. Of the $30 million in solvent primary coverage and the $15 million in excess coverage from 1960 to 1966, there are no gaps in coverage as a result of insolvencies, exclusions for asbestos or prior settlements or releases of coverage.

Under excess policies issued to AWI from 1977 to 1982, there is also approximately $75 million in available coverage that is subject to combined limits applicable to both bodily injury and property damage claims. Those policies contain exclusions relating to asbestos-related bodily injury claims. This $75 million in excess coverage is exclusive of policies that have been settled and released, of policies that contain exclusions relating to asbestos-related property damage claims, and of policies that were issued by now insolvent insurance companies, but is subject to gaps created as a result of insolvencies, exclusions for asbestos or prior settlements or releases related to other coverage that was issued to AWI for the same period.

AWI also has approximately $270 million in insurance from January 1, 1982 to January 1, 1986 that is potentially available to pay Asbestos Property Damage Claims. This coverage was issued at a variety of layers and, in many instances, is excess of coverage issued by insolvent insurers or coverage that contains exclusions for asbestos-related property damage claims (including exclusions at the primary layer) and, as such, is subject to gaps.

A substantial portion of the coverage available to pay Asbestos Property Damage Claims is subject to a final, non-appealable judgment addressing the coverage available under the policies for asbestos-related property damage claims. See Armstrong World Industries, Inc. v. Aetna Casualty and Surety Co., 52 Cal. Rptr. 2d 690 (Cal. Ct. App. 1996).

In the event that the Global Asbestos PD Settlement is not approved and AWI amends the Plan to provide alternative treatment for Asbestos Property Damage Claims, Travelers contends that certain provisions of the Plan, if amended as AWI indicates, would violate Travelers' contractual rights and the contractual obligations of AWI, thereby adversely impacting and/or voiding any coverage that might otherwise be available for the payment of Asbestos Property Damage Claims against AWI. Thus, there is a material risk that confirmation of the Plan itself could reduce, or eliminate entirely, AWI's projected availability of insurance proceeds from Travelers for Asbestos Property Damage Claims.

           (E)        LIBERTY MUTUAL'S CONTENTIONS REGARDING THE PLAN. (2)

Liberty Mutual objects to the proposed Plan to the extent that it is anything other than an insurance neutral plan and to the extent that the Plan or its Exhibits seek to modify or affect the rights of Liberty Mutual under policies issued by Liberty Mutual to AWI (the "LIBERTY MUTUAL POLICIES"). Liberty Mutual contends that all of its rights and all of AWI's duties under the Liberty Mutual Policies must be preserved post-confirmation, including, without limitation, Liberty Mutual's asserted right to setoff for premiums, retrospective premiums, deductibles, and other charges. Liberty Mutual contends that it is entitled to the protections of section 524(g) of the Bankruptcy Code irrespective of whether it enters into a settlement.

Liberty Mutual contends that certain provisions of the Plan and Exhibits, if approved and implemented, may adversely affect Liberty Mutual's contractual rights and AWI's contractual obligations and may void any coverage that may exist under the Liberty Mutual Policies.

Liberty Mutual vigorously disputes the legality of AWI's proposed allocation of insurance rights pursuant to the Plan and contends that a partial assignment is invalid, unlawful and violative of Liberty Mutual's contractual rights. No assignment of the Liberty Mutual Policies or rights thereunder can be done without Liberty Mutual's consent. To the extent that AWI seeks to assume and assign the Liberty Mutual Policies or rights thereunder under section 365 of the Bankruptcy Code, Liberty Mutual disputes that AWI can assign the Liberty Mutual Policies or rights thereunder without Liberty Mutual's consent (which has not been given), disputes that AWI can conduct a partial assignment under section 365, disputes AWI's characterization of the cure amounts as zero and contends that AWI must cure, or demonstrate an ability to cure, and an ability to pay, all present and future unpaid premiums, retrospective premiums, deductibles, and other obligations.

Liberty Mutual contends that the Plan and its Exhibits, if implemented and adopted, violate contractual rights and duties under the Liberty Mutual Policies, including, without limitation, AWI's duty to cooperate and Liberty Mutual's right to control the defense, investigation and settlement of asbestos-related claims. Liberty Mutual further contends that the negotiation of the Plan or terms of the Plan and its Exhibits, if approved by the Court, may violate or breach the Liberty Mutual Policies. Liberty Mutual contends that to the extent that the Plan or its Exhibits are intended to, or operate to, establish the amount of Liberty Mutual's legal liability for any claim asserted against AWI or accelerate any coverage obligations of Liberty Mutual, the Plan violates Liberty Mutual's contractual rights to pay covered claims only as they become due.

           8.         LITIGATION INVOLVING THE CENTER FOR CLAIMS RESOLUTION.

The CCR objects to confirmation of the Plan on the ground that its claims have been misclassified in Class 7 and not treated as Unsecured Claims under Class 6; i.e., the CCR objects to the characterization of its claims as Indirect PI Trust Claims. If the CCR's plan confirmation objection is sustained, the Plan may have to be amended. The Plan may only be amended with the consent of the Unsecured Creditors' Committee, the Asbestos PI Claimants' Committee, and the Future Claimants' Representative. In addition, as discussed below, among other claims now in litigation among the CCR, AWI, and other parties is the CCR's claim that it is a secured creditor to the extent of certain insurance proceeds it alleges were assigned to it. To the extent the CCR prevails in its claim as a secured creditor, there will be a concomitant diminishment of insurance proceeds able to be transferred to the Asbestos PI Trust for the purpose of payments to claimants thereto.

           (A)        SAFECO/CCR LITIGATION.

Prior to the Commencement Date, AWI was a member of The Center for Claims Resolution (the "CCR"). The CCR was formed in 1988 by AWI and certain other corporations (the "CCR MEMBERS") in order to have an agent to administer, settle and manage all asbestos-related personal injury claims asserted against the CCR

---------------------------
(2) This text in this section represents contentions of Liberty Mutual with respect to the Plan and does not reflect the views of AWI. AWI disputes these contentions by Liberty Mutual.

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
Members. On or about March 28, 2000, Safeco Insurance Company of America ("SAFECO") issued a performance bond in favor of the CCR (the "SAFECO BOND"), which related to certain group settlement agreements to resolve asbestos-related personal injury claims that were negotiated by the CCR on AWI's behalf. Concurrently with the execution of the Safeco Bond, AWI executed an indemnity agreement in favor of Safeco through which AWI could become liable to Safeco for all losses and expenses incurred by Safeco arising out of or relating to the Safeco Bond.

On or about October 27, 2000, Safeco notified the CCR and AWI that it intended to cancel the Safeco Bond on February 28, 2001. The CCR issued a written demand on Safeco demanding payment on the Safeco Bond on or about February 6, 2001.

Safeco subsequently commenced an adversary proceeding against the CCR seeking to enjoin the CCR from drawing on the Safeco Bond. By order dated March 8, 2001, the Bankruptcy Court dismissed such adversary proceeding on the grounds that Safeco lacked standing to seek such relief.

On or about April 30, 2001, AWI commenced an adversary proceeding against Safeco and the CCR (the "SAFECO/CCR ADVERSARY PROCEEDING") to enjoin Safeco and the CCR from taking any action with respect to the Safeco Bond. The District Court is presiding over the Safeco/CCR Adversary Proceeding. On or about February 27, 2002, the District Court consolidated the Safeco/CCR Adversary Proceeding with similar adversary proceedings commenced by USG Corporation and Federal-Mogul Corporation (the "CONSOLIDATED CCR PROCEEDINGS").

The parties completed discovery in the Consolidated CCR Proceedings in August 2002 and have filed cross-motions for summary judgment with respect to Phase I, which concerns whether the CCR is entitled to draw on the Safeco Bond. On March 28, 2003, the District Court rendered its opinion, denying the consolidated parties' motions for summary judgment and denying in part and granting in part the CCR's motion for summary judgment. Specifically as to AWI, the District Court ordered additional briefing on the issues related to the enforceability and the scope of the Bond. On April 7, 2003, the CCR filed a Motion to Amend Opinion by Vacating Non-Phase I Analysis and Conclusions. On May 16, 2003, the District Court issued an order denying in part and granting in part the CCR's Motion and permitting the CCR to present further arguments on whether the bonds cover sums under certain settlements consummated with asbestos claimants. The case is now entering Phase II, which concerns the amount, if any, of the Bond the CCR will be allowed to draw and on what, if anything, the CCR will be entitled to spend the proceeds of the Bond. To the extent the CCR is permitted to draw on the Safeco Bond, any reimbursement claim by Safeco against AWI will constitute an "Indirect PI Trust Claim" and will be channeled to the Asbestos PI Trust provided that the proceeds of the Safeco Bond are used by the CCR to pay Asbestos Personal Injury Claims. It is AWI's expectation that, if the CCR is permitted to draw on the Safeco Bond, the CCR will be required to use such proceeds to pay Asbestos Personal Injury Claims.

On December 5, 2002, AWI filed a motion for leave to amend its complaint. The proposed amended complaint adds counts seeking (1) declaratory and injunctive relief establishing that the Safeco Bond, if drawn, may only be used to pay certain Asbestos Personal Injury Claim obligations of AWI authorized by agreements between the parties and the law; (2) a constructive and/or express trust requiring the CCR to use any proceeds from the Safeco Bond that it is able to draw for the benefit of AWI; (3) avoidance of the transfer of the Safeco Bond as a fraudulent transfer under state law and the Bankruptcy Code; and (4) an order requiring the CCR to turn over to AWI any indemnity funds paid by AWI to the CCR that were not paid out to asbestos claimants providing releases of claims against AWI. On May 19, 2003, the District Court granted the Motion to Amend for all AWI's claims with the exception of the fraudulent transfer claim, which claim is before the Bankruptcy Court as part of the consolidated Century Adversary Proceeding.

           (B)        CCR PREFERENCE LITIGATION.

Between September 7, 2000 and December 6, 2000 (the 90-day period prior to the Commencement Date), AWI transferred and paid to the CCR the aggregate sum of approximately $93.9 million in payment of invoices issued to AWI by the CCR on July 5, 2000, August 3, 2000 and September 5, 2000. On October 8, 2002, AWI commenced an adversary proceeding against the CCR seeking to avoid and recover these payments pursuant to sections 547 and 550 of the Bankruptcy Code (the "CCR PREFERENCE CLAIM"). The complaint also seeks to disallow all claims of the CCR against AWI in the event that the Bankruptcy Court finds that the payments are recoverable and the CCR fails to reimburse AWI for the transfers.

On November 15, 2002, the CCR served its Answer and Affirmative Defenses to the CCR Preference Claim. This claim has now been consolidated with the Century Adversary Proceeding for scheduling purposes. The current discovery cut-off is July 1, 2003.

           (C) THE CCR'S CROSS CLAIMS, AND AWI'S COUNTERCLAIMS, IN THE CENTURY ADVERSARY PROCEEDING.

The CCR alleges that AWI assigned to the CCR certain rights to insurance and insurance proceeds related to asbestos-related personal injury claims. Stemming from those alleged assignments, the CCR has asserted four cross-claim counts against AWI in the Century Adversary Proceeding. In its cross-claims, the CCR seeks (1) declaratory and injunctive relief establishing that the CCR has an absolute assignment of past, present and future proceeds of certain AWI insurance policies and the proceeds of the Century Trust and a similar trust established on AWI's behalf by Travelers Indemnity Company and Travelers Casualty & Surety Company of America (formerly known as The Aetna Casualty & Surety Company) (the "INSURANCE AND TRUST PROCEEDS"); (2) declaratory and injunctive relief establishing that it is the beneficiary of an express trust of the Insurance and Trust Proceeds; (3) declaratory and injunctive relief establishing that it is the beneficiary of a constructive trust of the Insurance Trust and Proceeds; and (4) declaratory relief establishing an equitable lien on the Insurance Trust and Proceeds on the CCR's behalf.

On December 5, 2002, AWI answered the CCR's cross-claims and asserted counterclaims against the CCR in which AWI seeks to avoid the alleged transfer of the Insurance and Trust Proceeds and the Safeco Bond as a fraudulent transfer under state law and the Bankruptcy Code. AWI also seeks avoidance of any transfer of interest in rights to insurance or insurance proceeds. The CCR has filed a motion to dismiss AWI's claims of fraudulent transfer relating to the Safeco Bond. The motion has been fully briefed; however the hearing has been continued per agreement of the parties.

           9.         OTHER LITIGATION.

           (A)        EMC ADVERSARY PROCEEDING.

On or about October 16, 2001, AWI filed a complaint against EMC Corporation ("EMC"), which sought to avoid, pursuant to sections 549(a) and 550 of the Bankruptcy Code, certain unauthorized transfers of property of AWI's estate made after the Commencement Date (the "EMC ADVERSARY PROCEEDING"). The EMC Adversary Proceeding related to AWI's postpetition payment of a prepetition invoice it had received from EMC for a computer product package. Pursuant to the EMC Adversary Proceeding, AWI sought to recover the postpetition payment from EMC on the grounds that such payment was not authorized by the Bankruptcy Code or the Bankruptcy Court. After engaging in extensive negotiations, AWI and EMC agreed to resolve the EMC Adversary Proceeding pursuant to a settlement agreement (the "EMC SETTLEMENT AGREEMENT"), which requires EMC to pay to AWI, within ten (10) days after receipt of Bankruptcy Court approval, the aggregate sum of $230,000.00 (Two Hundred Thirty Thousand Dollars and 00/100 Cents) (the "EMC SETTLEMENT AMOUNT") in full and final satisfaction of all claims that were or could have been asserted by AWI in the EMC Adversary Proceeding. The EMC Settlement Agreement further provides that EMC shall be deemed to have withdrawn any proof of claim it filed in the Chapter 11 Case.

On February 24, 2003, the Bankruptcy Court entered an order approving and authorizing the EMC Settlement Agreement. AWI has received payment in full of the EMC Settlement Amount.

           (B)        AVOIDANCE ACTIONS.

The two-year period by which AWI must commence avoidance actions under sections 544, 547, and 548 of the Bankruptcy Code expired on December 6, 2002. Throughout the course of the Chapter 11 Case, AWI has continued to investigate prepetition transactions and assess whether such transactions should be avoided as preferences under section 547 of the Bankruptcy Code or as fraudulent transfers in accordance with section 544 or 548 of the Bankruptcy Code. On October 10, 2002, AWI filed a motion with the Bankruptcy Court requesting authorization to enter into tolling agreements with parties alleged to have received prepetition transfers from AWI in order to afford AWI sufficient time to complete its analysis of such prepetition transactions and discuss such analysis with the

Committees and the Future Claimants' Representative. By order dated November 1, 2002, the Bankruptcy Court approved the motion and authorized AWI to enter into the tolling agreements.

Thereafter, and prior to December 6, 2002, AWI completed its analysis of the prepetition transfers made by AWI, including payments made by AWI to creditors within the ninety (90) days preceding the Commencement Date. AWI discussed this analysis with counsel for the Unsecured Creditors' Committee, the Asbestos PI Claimants' Committee, and the Future Claimants' Representative. As a result of these discussions, and with the approval of these constituencies, AWI determined not to pursue avoidance actions, other than with respect to the CCR Preference Claim, the fraudulent transfer claims asserted against the CCR in the Century Adversary Proceeding and the Safeco/CCR Litigation (see Section IV.C.8, entitled, "THE CHAPTER 11 CASE - Significant Events During the Chapter 11 Case - Litigation Involving the Center for Claims Resolution"), and one preference action against a former supplier.

           (C)        THE BARNES LITIGATION.

In December of 2002, Herbert Friese, individually, and Diana Biehn and Lisa Barnes Schuyler, as executrixes of the estate of Patricia Barnes (collectively, the "BARNES PLAINTIFFS"), instituted an action against AWI in the United States District Court for the District of New Jersey (the "NEW JERSEY DISTRICT COURT") styled as Diana Biehn and Lisa Barnes Schuyler, Executrixes of the Estate of Patricia Barnes, and Herbert Friese, Individually v. Armstrong World Industries, Inc., No. 1:02cv05109 (the "BARNES CASE").

In their complaint in the Barnes Case (the "BARNES COMPLAINT"), the Barnes Plaintiffs allege that Patricia Barnes ("BARNES") was diagnosed with lung cancer on March 9, 2001, and died some unspecified date thereafter. The Barnes Complaint further alleges that, in or about 1970, AWI designed, manufactured, assembled and/or distributed ceiling tiles that were coated with Aroclor 1254, a substance containing polychlorinated biphenyls. The Barnes Complaint further asserts that, as a result of alleged negligence on the part of AWI in the design, manufacture, assembly and/or distribution of such ceiling tiles, Barnes contracted cancer and a variety of injuries and incurred expenses.

Barnes' counsel filed a proof of claim on Barnes' behalf (the "BARNES CLAIM") in the Chapter 11 Case. Although the Barnes Claim was not filed as an administrative expense claim, it alleges that Barnes' claim against AWI arose after the Commencement Date, in March of 2001. Barnes was one of the Maertin Plaintiffs who alleged in a prepetition action before the New Jersey Court (the "PREPETITION NEW JERSEY ACTION") that they had sustained injuries arising from exposure to polychlorinated biphenyls allegedly found on ceiling material purportedly manufactured by AWI. See Section IV.C.7(a), entitled, "THE CHAPTER 11 CASE - Significant Events During the Chapter 11 Case - Insurance Coverage Issues - Maertin Litigation." The allegations Barnes made in the Prepetition New Jersey Action are virtually identical allegations to those asserted in the Barnes Case. Barnes' claim in the Prepetition New Jersey Action, however, was dismissed prior to the time at which the Maertin Plaintiffs entered into the Maertin Settlement Agreements with AWI.

On or about January 31, 2003, AWI filed an objection (the "BARNES OBJECTION") to the Barnes Claim, pursuant to which AWI requested that the Bankruptcy Court disallow the Barnes Claim on various grounds, including, but not limited to, the following: (i) the Barnes Claim does not attach sufficient documentation so as to establish its prima facie validity under the Bankruptcy Rules, (ii) some or all of the Barnes Claim is barred by applicable statutes of limitations and the doctrine of laches, (iii) AWI did not manufacture or market Aroclor 1254, the chemical product that is alleged to have caused Barnes' injury, and (iv) any damages sustained by Barnes were directly and proximately caused by the acts or omissions of entities other than AWI, not under the control of AWI and for which AWI is not legally responsible. In the Barnes Objection, AWI requests that, to the extent the Barnes Claim is not disallowed, it should be treated as a prepetition, general unsecured claim. In the Barnes Objection, AWI also seeks the entry of an Order finding that the commencement of the Barnes Case constituted a violation of the automatic stay provisions of section 362(a)(1) of the Bankruptcy Code and that, accordingly, the Barnes Case is void ab initio.

Contemporaneously with the filing of the Barnes Objection, AWI filed a third party complaint (the "THIRD PARTY COMPLAINT") against Monsanto Company ("MONSANTO") and Solutia, Inc. ("SOLUTIA"), pursuant to which AWI alleges that at all times material to the Barnes Case, Monsanto was in the business of manufacturing, supplying, distributing and/or selling Aroclor 1254 (the product that is alleged to have caused the injuries sustained by Barnes). Consequently, in the Third Party Complaint, AWI avers that, to the extent AWI is held liable for all or a part of any injuries or damages the Barnes Plaintiffs may have sustained, then Monsanto (and/or Solutia, as Monsanto's assignee) is the party primarily liable for such injuries and damages, and is liable to AWI by way of indemnification and/or contribution for such damages.

Contemporaneously with the filing of the Barnes Objection and the Third Party Complaint, AWI also filed a motion in the Barnes Case pursuant to which it seeks to dismiss, transfer to the Bankruptcy Court, or stay the Barnes Case (the "BARNES MOTION TO TRANSFER"). Out of an abundance of caution, AWI also filed in the Bankruptcy Court a motion to transfer the Barnes Case to the Bankruptcy Court (the "BANKRUPTCY COURT MOTION TO TRANSFER"). The Motion to Transfer requests that the New Jersey Court dismiss the Barnes Case for failure to state a claim upon which relief can be granted, or, if a dismissal is not granted, to transfer the Barnes Case to the Bankruptcy Court. Alternatively, pursuant to the Motion to Transfer, AWI requests that the New Jersey Court stay the Barnes Case pending resolution of the Barnes Objection by the Bankruptcy Court.

At a hearing conducted by the Bankruptcy Court on May 1, 2003, AWI advised the Bankruptcy Court that it had withdrawn the Barnes Motion to Transfer and the Bankruptcy Court Motion to Transfer to permit the merits of the Barnes Claim to be adjudicated in the New Jersey District Court. In addition, AWI submitted to the Bankruptcy Court an agreed order between AWI and the Barnes Plaintiffs, which provides, inter alia, that the Barnes Claim, if allowed, would be treated as a general unsecured claim and not an Administrative Expense.

           (D)        THE MARKLEY LITIGATION.

On or about August 29, 2001 and July 30, 2002, respectively, two class action complaints (the "MARKLEY CLASS COMPLAINTS") asserting various federal law claims under ERISA were filed in the United States District Court for the Eastern District of Pennsylvania (the "PENNSYLVANIA DISTRICT COURT") by Dean A. Markley, Michael Resetar, and Lori Shearer (collectively, the "MARKLEY CLASS PLAINTIFFS"), individually and on behalf of a purported class of similarly situated individuals who were participants in the Retirement Savings and Stock Ownership Plan of Armstrong World Industries, Inc. (the "RSSOP") and who ceased to be employed by AWI as a result of AWI's sale or divestiture of (i) Armstrong Insulation Products on or about May 31, 2000, or (ii) its Installation Products Group on or about July 31, 2000. The Markley Class Complaint was filed against the Retirement Committee of Armstrong World Industries, Inc. (the "RETIREMENT COMMITTEE"), the RSSOP, Holdings, and certain individual members of the Retirement Committee (the "INDIVIDUAL DEFENDANTS," and collectively with the Retirement Committee, the RSSOP, and Holdings, the "ARMSTRONG/MARKLEY DEFENDANTS"), as well as Mellon Bank, N.A. ("MELLON," and collectively with the Armstrong Markley Defendants, the "MARKLEY DEFENDANTS"). Each of the Markley Class Plaintiffs is a former participant in AWI's Share In Success Plan (the "SIS"). In 1996, the SIS was merged with AWI's Retirement Savings Plan to form the RSSOP.

In addition to seeking class certification, the Markley Class Plaintiffs alleged that the Markley Defendants (i) breached fiduciary duties in the administration and investment of the RSSOP, (ii) breached fiduciary duties in connection with the 1996 merger of the SIS and the RSP, and (iii) are liable for any breaches by co-fiduciaries. In addition, the Markley Class Plaintiffs alleged that the Armstrong/Markley Defendants failed to pay benefits as required by the RSSOP and failed to follow the terms of the RSSOP.

The Armstrong/Markley Defendants filed answers denying all of the material allegations in the Markley Class Complaints and interposing affirmative defenses to the claims asserted therein. In addition, the Armstrong/Markley Defendants filed a motion to dismiss, pursuant to which the Armstrong/Markley Defendants sought to dismiss the allegations relating to events that occurred in 1996 and denied the allegations in the Markley Class Complaints.

On or about February 28, 2003, the Pennsylvania District Court entered an order consolidating the Markley Class Plaintiffs' cases into a single class action (the "MARKLEY CLASS ACTION") and certifying a class (the "MARKLEY CLASS") pursuant to Fed. R. Civ. P. 23(a) and 23(b)(2). The Markley Class is defined as "All former participants in the [RSSOP] of [AWI] who were separated from [AWI's] employment as a result of [AWI's] sale or divestiture of (1) Armstrong Insulation Products (`AIP') on or about May 31, 2000, or (2) its Installation Products Group (`IPG') on or about July 31, 2000."

On or about August 31, 2001, an omnibus proof of claim (the "MARKLEY CLASS PROOF OF CLAIM") was filed against AWI's estate on behalf of the Markley Class Plaintiffs and the Markley Class (collectively, the "MARKLEY CLASS MEMBERS"). The Markley Class Proof of Claim, which was amended on or about October 1, 2002, alleges claims similar to the allegations asserted against the Markley Defendants in the Markley Class Action. The total amount of the claim asserted in the amended Markley Class Proof of Claim is $3,865,324.53. In addition to the Markley Class Proof of Claim, approximately 69 proofs of claim totaling approximately $1,390,919.08 were filed against AWI on behalf of individual members of the Markley Class (the "INDIVIDUAL MARKLEY PROOFS OF CLAIM," and collectively with the Markley Class Proof of Claim, the "MARKLEY PROOFS OF CLAIM").

After engaging in extensive negotiations, the Defendants and the Markley Class Members agreed to resolve the Markley Class Members' claims against the Defendants (the "MARKLEY SETTLEMENT"). Generally speaking, the Markley Settlement (which is subject to the approval of the Pennsylvania District Court and the Bankruptcy Court) provides, inter alia, for the Markley Class Proof of Claim to be deemed to be amended to assert a prepetition, general unsecured claim against AWI's estate in the aggregate amount of $1 million (the "AMENDED MARKLEY CLASS PROOF OF CLAIM"). The Amended Markley Class Proof of Claim will be deemed to consist of individual claims held by the Markley Class Members, each in an amount not to exceed $10,000. Therefore, if the Markley Settlement is approved, the Amended Markley Class Proof of Claim will be treated as an Allowed Convenience Claim in the amount of $1 million in the Chapter 11 Case and, pursuant to Class 3 of the Plan, will be satisfied by payment of $750,000.00, in cash, on the earlier of (a) December 15, 2003, or (b) five (5) Business Days after the Effective Date. Even if AWI amends the Plan to provide for different treatment for Convenience Claims or to change the definition of Convenience Claims, the Markley Settlement obligates AWI to pay $750,000 upon the earlier of
(a) December 15, 2003, or (b) five Business Days after the Effective Date, and AWI will have no obligation or ability to modify the amount payable.

The $750,000.00 payment by AWI, together with payments made by or on behalf of the Defendants, will create settlement funds (the "MARKLEY SETTLEMENT FUNDS") in the aggregate amount of $1,465,000.00. The other Markley Settlement Funds will be paid by National Union Fire Insurance Company of Pittsburgh, Pa., which operates as an insurer of the Armstrong/Markley Defendants under AWI's director and officer liability policy, and Mellon. After the deduction of attorneys' fees and/or expenses, incentive awards to the Markley Class Plaintiffs, and payments to certain Markley Class Members in exchange for a release, the Markley Settlement Funds will be allocated on a pro rata basis in accordance with a plan of distribution to be approved by the Pennsylvania District Court (the "MARKLEY PLAN OF DISTRIBUTION") to a "Match Account" established for each member of the Markley Class in the RSSOP. The allocations will be made by the RSSOP and the Retirement Committee in accordance with a schedule of allocation to be provided by counsel to the Markley Class on which the RSSOP and the Retirement Committee may conclusively rely. After such allocations are made, the RSSOP may make lump sum distributions or further transfers of such individual accounts to, or IRA rollover accounts or other pension accounts for the benefit of, Markley Class Members, all in accordance with the terms of the RSSOP and the Markley Plan of Distribution.

Upon approval of the Markley Settlement, counsel to the Markley Class will seek to have the Individual Markley Proofs of Claim withdrawn with prejudice. To the extent that the holders do not voluntarily withdraw such claims, because the Markley Class is a non-opt out class and, accordingly, the Markley Class Members are bound by the terms of the Markley Settlement, AWI will object to the Individual Markley Proofs of Claim as duplicative and having been superseded by the Amended Markley Class Proof of Claim. In addition, the claims asserted by the Markley Class members in the Markley Class Action, whether asserted individually or in a representative capacity, will be dismissed with prejudice.

Pursuant to the Markley Settlement, each member of the Markley Class will receive a Class 3 (Convenience Claim) Ballot in an amount equal to his or her pro rata share of the Markley Settlement Amount, based upon information provided to AWI by the Markley Class Counsel. No Ballot sent to a Markley Class Member will have a voting amount in excess of $10,000.

           10.        SETTLEMENT OF CLAIMS.

In order to enable AWI to efficiently and economically settle numerous claims against its estate and, thus, limit its potential liability on such claims, the Bankruptcy Court entered an order (the "CLAIMS SETTLEMENT ORDER") on June 3, 2002, pursuant to which the Bankruptcy Court approved various guidelines and procedures with respect to the compromise and settlement of disputed claims asserted both by and against AWI. Specifically, the Claims Settlement Order authorizes AWI to settle certain prepetition claims in a manner substantially consistent with its prepetition practice and without the need for obtaining Bankruptcy Court approval of certain settlements on a case-by-case basis.

The claims subject to the Claims Settlement Order include, but are not limited to, (i) claims that have been asserted against AWI's estate by current or former employees for alleged wrongful termination or other contractual, statutory, and tort-based employment claims allegedly occurring prior to the Commencement Date,
(ii) tax refund claims asserted by AWI against taxing authorities, (iii) tax assessment claims asserted against AWI by taxing authorities, and (iv) general unsecured claims. Asbestos Personal Injury Claims and claims asserted by or against any of AWI's "insiders" (as such term is defined in section 101(31) of the Bankruptcy Code) are not subject to the Claims Settlement Order.

Pursuant to the Claims Settlement Order, AWI is required to file quarterly reports with the Bankruptcy Court detailing all settlements of claims into which it has entered during such quarter.

           11.        SETTLEMENT AND RELEASE OF INTERCOMPANY CLAIMS.

As of the Commencement Date, Holdings and AWWD asserted certain intercompany claims against AWI, and AWI asserted certain intercompany claims against Holdings or AWWD, as a result of various relationships and transactions arising out of Holdings' establishment in 2001 as a holding company for AWI and their subsequent joint operation. Moreover, since the Commencement Date, additional claims have been or could be asserted as a result of such relationships and transactions by Holdings or AWWD against AWI or by AWI against Holdings or AWWD. In the ordinary course of business, such intercompany claims have been recorded on the books and records of Holdings, AWWD and AWI, and, assuming that all such intercompany claims are valid, the net intercompany claim so recorded is in favor of Holdings in the approximate amount of $12 million. In consideration of, among other things, AWI's agreement under the Plan to fund the reasonable fees and expenses associated with the Holdings Plan of Liquidation, the treatment of Holdings, AWWD, and their respective officers and directors as PI Protected Parties under the Asbestos PI Permanent Channeling Injunction, the simultaneous release by AWI of any claims (known and unknown) AWI has against Holdings and AWWD, and the issuance of the New Warrants to AWWD, and to avoid potentially protracted and complicated proceedings to determine the exact amounts, nature and status under the Plan of all such claims and to facilitate the expeditious consummation of the Plan and the completion of Holdings' winding up, Holdings and AWWD will, effective upon and subject to the occurrence of the Effective Date, release all such intercompany claims (known and unknown) against AWI or any of AWI's subsidiaries.

           12.        DEPARTMENT OF LABOR INVESTIGATION.

After an audit by the United States Department of Labor (the "DOL"), AWI was informed that the DOL is investigating the validity of AWI's use of certain employee salary deferrals from 1996 to 2000, in the approximate aggregate amount of $33.4 million, to fund debt payments as provided for by the Armstrong Employee Stock Ownership Plan (the "ESOP"). AWI is cooperating with the DOL to address its questions and concerns about the transactions and has made current and former employees and directors available for interviews. AWI believes that it fully complied with all applicable laws and regulations governing the ESOP and that its current and former directors and employees have fully complied with their obligations. If the DOL asserts a claim with respect to such employee salary deferrals, it may seek to assert such claim against AWI and certain of AWI's current and former directors and employees.

The DOL has not filed a proof of claim in the Chapter 11 Case. AWI signed a tolling agreement with the DOL in which AWI agreed that it would not use any delay in filing a late proof of claim during the period from October 17, 2002 to March 1, 2003 as an argument against any attempt by the DOL to file an untimely proof of claim, but AWI reserved its rights to object to any claim on the basis that it was untimely as of October 17, 2002 or as a result of any delay by the DOL in filing the claim after March 1, 2003. AWI intends to seek Bankruptcy Court approval of any extension of the tolling agreement, if agreed to by AWI.


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
AWI believes that (i) any claim against AWI is barred as a result of the DOL's failure to file a timely proof of claim in the Chapter 11 Case, and (ii) the DOL's claims are barred in part by applicable statutes of limitation and are otherwise wholly without merit. In connection with the DOL's investigation of possible claims against AWI and its current and former employees and directors, AWI's fiduciary liability insurer is providing a defense (subject to a $250,000 deductible), but has preliminarily reserved its rights with respect to coverage of any such claims, which are currently unspecified. Moreover, any claims against any employee or director of AWI or Holdings that served as an officer or director at any time after the Commencement Date would be subject to indemnification by AWI pursuant to section 8.6 of the Plan. See Section V.I., entitled "THE PLAN OF REORGANIZATION - Indemnification and Reimbursement Obligations."

           13. DELISTING OF HOLDINGS' COMMON STOCK AND CERTAIN OF AWI'S DEBT SECURITIES FROM THE NEW YORK STOCK EXCHANGE.

Following the filing of the Plan, the New York Stock Exchange, Inc. determined to suspend trading and pursue delisting of Holdings' common stock (NYSE: ACK) and of AWI's 9.75% Debentures due April 15, 2008 and 7.45% Senior Quarterly Interest Bonds due October 15, 2038 (NYSE: AKK). The common stock of Holdings is now quoted on the OTC (over-the-counter) Bulletin Board ("OTCBB") with the ticker symbol of ACKHQ. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices, and volume information in OTC equity securities. Information about the OTCBB may be found on the Internet at www.otcbb.com.









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
                         V. THE PLAN OF REORGANIZATION

AWI believes that (i) through the Plan, Claimants will obtain a substantially greater recovery from its estate than the recovery that would be available if AWI's assets were liquidated under chapter 7 of the Bankruptcy Code, and (ii) the Plan will afford AWI the opportunity and ability to continue in business as a viable going concern and thereby preserve ongoing employment for AWI's employees.

The Plan is annexed hereto as Exhibit "A" and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by the more detailed provisions set forth in the Plan.

A.         CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS IN AWI.

The Plan classifies Claims and AWWD's Equity Interests in AWI separately and provides different treatment for different classes of Claims and AWWD's Equity Interests in accordance with the Bankruptcy Code. As described more fully below, the Plan provides, separately for each class, either that Claims are unimpaired or that holders of Claims and AWWD's Equity Interests will receive various types of consideration (e.g., Available Cash, Plan Notes and/or 144A Offering Proceeds, New Warrants and New Common Stock (collectively, the "REORGANIZATION CONSIDERATION")) or no distribution, thereby giving effect to the different rights of the holders of Claims of each class and AWWD.

           1.         ADMINISTRATIVE EXPENSES.

"ADMINISTRATIVE EXPENSES" are Claims constituting a cost or expense of administration of the Chapter 11 Case allowed under section 503(b) of the Bankruptcy Code. Such Claims include any actual and necessary costs and expenses of preserving the estate of AWI, any expenses of professionals under sections 330 and 331 of the Bankruptcy Code, any actual and necessary costs and expenses of operating the business of AWI, any indebtedness or obligations incurred or assumed by AWI, as debtor in possession, in connection with the conduct of its business, the acquisition or lease of property, the rendition of services, any allowance of compensation and reimbursement of expenses to the extent allowed by a Final Order under section 330 of the Bankruptcy Code, and fees or charges assessed against the estate of AWI under section 1930 of title 28 of the United States Code.

           (A)        ADMINISTRATIVE EXPENSE BAR DATE.

By order dated March 21, 2003 (the "ADMINISTRATIVE EXPENSE BAR DATE ORDER"), the Bankruptcy Court established a deadline for the filing of certain Administrative Expenses against AWI's estate. THE DEADLINE FOR THE FILING OF ADMINISTRATIVE EXPENSES OF THE TYPE DESCRIBED BELOW IS 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 24, 2003 (THE "ADMINISTRATIVE EXPENSE BAR DATE"), THE DATE THAT IS FIVE
(5) BUSINESS DAYS AFTER THE DATE SCHEDULED FOR THE COMMENCEMENT OF THE HEARING ON CONFIRMATION OF THE PLAN. IF A HOLDER OF AN ADMINISTRATIVE EXPENSE IS REQUIRED TO FILE A PROOF OF ADMINISTRATIVE EXPENSE AND FAILS TO FILE PROOF OF ITS ADMINISTRATIVE EXPENSE SO THAT IT IS ACTUALLY RECEIVED AT THE ADDRESS SPECIFIED BELOW BEFORE THE ADMINISTRATIVE EXPENSE BAR DATE, THEN SUCH ADMINISTRATIVE EXPENSE WILL BE BARRED AND DISCHARGED, AND THE HOLDER OF SUCH ADMINISTRATIVE EXPENSE WILL HAVE NO RIGHT TO ASSERT SUCH ADMINISTRATIVE EXPENSE AGAINST AWI, AWI'S ESTATE, OR REORGANIZED AWI.

Not all holders of Administrative Expenses are required to file a proof of Administrative Expense. Pursuant to the Administrative Expense Bar Date Order, only an Entity asserting any of the following types of Claims as an Administrative Expense must file proof of such Administrative Expense:

           >> Any Administrative Expense representing personal injury, property damage, or other tort claims against AWI, excluding Asbestos Personal Injury Claims.

           >> Any Administrative Expense for breach of an obligation - contractual, statutory or otherwise - by AWI, including any environmental liability (other than any environmental liability with respect to property that is currently owned or operated by AWI).

           >> Any Administrative Expense for amounts incurred by AWI after the Commencement Date in the ordinary course of AWI's business if payment of such amounts is alleged to be overdue by at least sixty (60) days as of the Confirmation Date.

           >> Any Administrative Expense incurred by AWI outside the ordinary course of its business or on other than ordinary business terms, except to the extent the incurrence of such Administrative Expense was approved by the Bankruptcy Court (such as the DIP Credit Facility Claim or any Claims under any hedging agreement entered into after the Commencement Date) or represents fees and expenses of professionals arising under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.
                      AWI believes that any obligation arising under a contract entered into after the Commencement Date (other than an indemnification or reimbursement obligation or an obligation arising out of an alleged breach of such contract) or any obligation to pay for goods or services received after the Commencement Date is an obligation arising in the ordinary course of business and pursuant to ordinary business terms, and the holder of any such Administrative Expense does not need to file a proof of Administrative Expense unless such Administrative Expense is alleged to be overdue by at least sixty (60) days as of the Confirmation Date.

           >> Any Administrative Expense that would not ordinarily be reflected as a payable on AWI's books and records or as a liability on AWI's financial statements.

           >> Any Administrative Expense representing an employee claim against AWI, other than a claim for wages, benefits, pension or retirement benefits or expense reimbursement by an employee who is employed by AWI as of the Administrative Expense Bar Date or a grievance claim under any collective bargaining agreement to which AWI is a party.

If, however, a claim is of the type specified above and the holder of such alleged Administrative Expense has asserted such claim in an action commenced against and served on AWI on or before March 21, 2003 in which such holder alleges that AWI's liability is predicated upon the operation of AWI's business after the Commencement Date or otherwise alleges that such liability should be accorded Administrative Expense status, such holder of an alleged Administrative Expense is not required to file a proof of Administrative Expense.

A form of proof of Administrative Expense may be obtained by downloading it from the Internet site maintained by AWI in connection with the Plan
(www.armstrongplan.com) or by calling AWI's claims agent, Trumbull, at (860) 687-3806.

All proofs of Administrative Expense must be mailed, hand delivered, or delivered by courier service to AWI's claims agent, Trumbull, at the following address so that they are actually received by Trumbull at one of the following addresses by November 24, 2003:

BY HAND DELIVERY OR COURIER:                       BY MAIL:

4 Griffin Road North                               P.O. Box 1117
Windsor, CT  06095                                 Windsor, CT  06095
(Attn:  Armstrong World                            (Attn:  Armstrong World
Industries, Inc.)                                  Industries, Inc.)

Trumbull will not accept proofs of Administrative Expense by facsimile or any electronic means.

           (B)        ALLOWANCE OF ADMINISTRATIVE EXPENSES.

The method by which an Administrative Expense becomes Allowed under the Plan differs depending upon the type of Administrative Expense that is being asserted.

Pursuant to section 1.5(c)(i) of the Plan, each Administrative Expense that represents an actual or necessary cost or expense of preserving AWI's estate or operating the business of AWI for payment of goods, services, wages, or benefits or for credit extended to AWI, as debtor in possession, will be Allowed to the extent that such postpetition liability is reflected on AWI's books and records as of the Effective Date. Pursuant to section 2.1 of the Plan, these Administrative Expenses (which are intended to represent the day-to-day obligations of AWI to its vendors, employees, and parties to contracts) will be assumed and paid by Reorganized AWI in accordance with the terms and conditions of the particular transactions and any agreements relating thereto.

Also included within the Administrative Expenses Allowed pursuant to section 1.5(c)(i) are the DIP Credit Facility Claims. The "DIP CREDIT FACILITY CLAIM" is the Claim of the Lenders arising under the DIP Credit Facility. See Section IV.C.3, entitled, "THE CHAPTER 11 CASE -- Significant Events During the Chapter 11 Case -- The DIP Credit Facility," for a description of the DIP Credit Facility. Section 2.3 of the Plan provides that, on the Effective Date, the DIP Credit Facility Claim will be paid, in full, in cash. Because the DIP Credit Facility has been modified so that the Commitment is only available for the issuance of the Letters of Credit, AWI does not expect any amounts to be due and owing to the Lenders on the Effective Date. AWI does expect, however, that approximately $40.0 million in face amount of Letters of Credit issued on AWI's behalf will be outstanding as of the Effective Date. Section 2.3 of the Plan provides that, unless otherwise agreed to by the Lenders, to the extent that any Letters of Credit issued pursuant to the DIP Credit Facility remain outstanding on the Effective Date, AWI will pay to the Agent Bank, for the ratable benefit of the Lenders, cash in an amount equal to the face amount of such Letters of Credit, which will be held by the Agent Bank for the repayment of all amounts due in respect of such Letters of Credit. On the Effective Date, AWI expects to replace any outstanding Letters of Credit under the DIP Credit Facility with Letters of Credit issued under an exit facility to which Reorganized AWI will be a party. Accordingly, AWI does not expect to make any payments on account of the DIP Credit Facility Claim.

Any Administrative Expense that is timely asserted against AWI but disputed by AWI (whether because AWI disputes that it has liability or because AWI disputes that such Administrative Expense is entitled to administrative expense priority under sections 503(b) and 507(a)(i) of the Bankruptcy Code) will only become Allowed when a court of competent jurisdiction enters an order allowing such Administrative Expense and such order becomes a Final Order. Moreover, if AWI disputes that such Administrative Expense is entitled to Administrative Expense priority, then such Administrative Expense will only become an Allowed Administrative Expense if and to the extent the Bankruptcy Court determines, by a Final Order, that it is entitled to administrative expense priority. The Allowed Amount of any such Administrative Expense will be paid in full, in cash, as soon as practicable after such Administrative Expense becomes Allowed.

The Bankruptcy Court will fix in the Confirmation Order a date for the filing of, and a date to hear and determine, all applications for final allowances of compensation or reimbursement of expenses under section 330 of the Bankruptcy Code or applications for allowance of Administrative Expenses arising under section 503(b)(2)-(6) of the Bankruptcy Code. The Allowed Amount of all Administrative Expenses arising under section 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 503(b)(6) of the Bankruptcy Code will be paid in full, in cash, (a) upon the later of (i) the Effective Date and (ii) the date upon which any such Administrative Expense becomes Allowed or (b) at such later date or upon such other terms as may be mutually agreed upon between each such Administrative Expense Creditor and Reorganized AWI. ADMINISTRATIVE EXPENSES ARISING UNDER SECTION 330 OR 503(B)(2)-(B)(6) OF THE BANKRUPTCY CODE ARE NOT SUBJECT TO THE ADMINISTRATIVE EXPENSE BAR DATE ORDER.

Aside from payables that are recorded on AWI's books and records and paid in the ordinary course of business, AWI estimates that, on the Effective Date, it will have Administrative Expenses that may become Allowed in the following approximate amounts:

NATURE OF CLAIMS                                             ESTIMATED AMOUNT
----------------                                             ----------------
Unpaid fees and expenses of professionals  retained in
the Chapter 11 Case.................................           $  18,200,000

Costs relating to post-reorganization financing.....               3,500,000

DIP Credit Facility Claims..........................                    0.00

Cash posted to secure
repayment of Letters of Credit......................                    0.00

Miscellaneous administrative expenses...............               9,200,000
                                                               -------------

             TOTAL..................................           $  30,900,000

These amounts exclude any underwriting commissions or other costs incurred in connection with any 144A Offering.

           2.         PRIORITY TAX CLAIMS.

"PRIORITY TAX CLAIMS" are those Claims for taxes entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code. On the Commencement Date, the Bankruptcy Court authorized AWI to pay most of the types of tax claims that constitute Priority Tax Claims (with the exception of income taxes). As a result, most of the Priority Tax Claims have been paid and resolved during the Chapter 11 Case. AWI estimates that the amount of remaining Priority Tax Claims that may become Allowed is $30,214.00. The following summarizes the types of Allowed Priority Tax Claims that comprise AWI's estimate:

Income taxes.........................................            $30,164.00

Real and personal property taxes.....................                  0.00

Employment and other taxes...........................                 50.00
                                                              -------------

             TOTAL..................................             $30,214.00

Under the Plan, each holder of an Allowed Priority Tax Claim will be paid the Allowed Amount of its Allowed Priority Tax Claim either (a) in full, in cash, on the latest of (i) the Effective Date, (ii) the date such Allowed Priority Tax Claim becomes Allowed, and (iii) the date such Allowed Priority Tax Claim is payable under applicable non-bankruptcy law or (b) upon such other terms as may be mutually agreed upon between each holder of a Priority Tax Claim and Reorganized AWI. Although some additional claims have been filed in the Chapter 11 Case asserting an entitlement to treatment as Priority Tax Claims pursuant to section 507(a)(8) of the Bankruptcy Code, AWI believes that most of these claims do not represent valid Priority Tax Claims against AWI's estate, either (i) because AWI is in the process of disputing or settling the asserted tax liability and believes, ultimately, that such claims will be disallowed, or (ii) because such claims were erroneously filed as Priority Tax Claims and are not properly entitled to priority pursuant to section 507(a) of the Bankruptcy Code. Most notably, the Pennsylvania Department of Revenue (the "PA DOR") filed a claim in the total estimated amount of $4,264,648.33 for purported sales tax liability, which claim is the subject of a pending audit. AWI, however, has significant tax offsets and refund claims currently filed against the PA DOR that AWI believes will be sufficient to eliminate any liability found as a result of the audit. Therefore, AWI believes that it will have no further liability on account of the PA DOR claim. Indeed, AWI is currently in negotiations with the PA DOR regarding an agreed withdrawal of such claim.

           3.         CLASS 1: PRIORITY CLAIMS.

"PRIORITY CLAIMS" consist of those Claims that are entitled to priority in accordance with section 507(a) of the Bankruptcy Code, other than an Administrative Expense, DIP Credit Facility Claim or Priority Tax Claim. Such Claims include (i) unsecured claims for accrued employee compensation earned within ninety (90) days prior to the Commencement Date to the extent of $4,650 for each employee and (ii) contributions to employee benefit plans arising from services rendered within one hundred eighty (180) days prior to the Commencement Date, but only for each such plan to the extent of (x) the number of employees covered by such plan multiplied by $4,650, less (y) the aggregate amount paid to such employees from the estate of AWI for wages, salaries, or commissions. Because AWI obtained orders from the Bankruptcy Court that allowed AWI to satisfy its prepetition wage claims and employee benefit obligations during the pendency of its Chapter 11 Case, AWI believes that no unpaid Priority Claims exist.

Although some additional claims have been filed in the Chapter 11 Case asserting an entitlement to treatment as Priority Claims pursuant to section 507(a) of the Bankruptcy Code, AWI believes that most of these claims do not represent valid Priority Claims against AWI's estate, as such Claims either (i) assert Claims for Administrative Expenses, (ii) will be addressed as a result of the assumption of the underlying agreement to which they relate, (iii) have already been paid pursuant to an order of the Bankruptcy Court, or (iv) were erroneously filed as Priority Claims and are not properly entitled to priority pursuant to section 507(a) of the Bankruptcy Code. The only potentially valid Priority Claim that has been filed, and has not been already disallowed or reclassified pursuant to an objection, is that of the U.S. Customs Service, which filed an unliquidated claim pursuant to section 507(a)(8)(F) for any customs duties, fees or other charges that may be due and owing with respect to approximately 1,400 unliquidated prepetition entries (the "CUSTOMS CLAIM"). While the validity and amount of the Customs Claim has not yet been determined, AWI does not currently believe that it has any liability on account of the Customs Claim.

Pursuant to the Plan, the holder of an Allowed Priority Claim will be paid the Allowed Amount of its Allowed Priority Claim, in full, in cash, on the later of the Effective Date and as soon as practicable after the date such Priority Claim becomes Allowed.

Priority Claims are unimpaired under the Plan.

           4.         CLASS 2: SECURED CLAIMS.

"SECURED CLAIMS" are the Claims against AWI to the extent of the value of any interest in property of the estate of AWI securing such Claim, except for the DIP Credit Facility Claim and the COLI Claims. The class of Secured Claims includes the Secured Claims of governmental taxing authorities for real and personal property, the aggregate amount of which totaled $0.00 as of the Commencement Date. It also includes certain miscellaneous Secured Claims for items such as utilities and mechanic's liens, the aggregate amount of which totaled $41,429.00 as of November 15, 2002. Because AWI received authorization to pay most of its Secured Claims during the course of the Chapter 11 Case, AWI believes that few valid Secured Claims still exist. One such Claim is the Secured Claim relating to financing for certain improvements made in connection with AWI's facility in St. Helens, Oregon. Such Claim, which has an outstanding principal balance of $74,145, will be reinstated on the Effective Date, and AWI will pay to the holder thereof all past due interest (estimated to total $12,975 as of the assumed Effective Date of July 1, 2003).

Although several other entities have filed Claims against AWI alleging an entitlement to treatment as Secured Claims, AWI does not currently believe that any of such Claims are entitled to treatment as Secured Claims pursuant to section 506(a) of the Bankruptcy Code. Indeed, the majority of such Claims were filed by asbestos personal injury litigation co-defendants as Secured Claims on the basis of alleged setoff rights. However, because AWI believes that such Claims are subject to disallowance pursuant to section 502(e)(i)(B) of the Bankruptcy Code (and has objected to such Claims on that basis), AWI does not believe that any such Claims represent valid Secured Claims. Moreover, any asbestos-related personal injury co-defendant claims, whether secured or unsecured, will be channeled to the Asbestos PI Trust and addressed pursuant to the Asbestos PI Trust Distribution Procedures. If any additional Secured Claims are determined to exist, AWI believes that the value of such Secured Claims will be de minimis. Although all Secured Claims are placed together in one category for purposes of convenience, each Secured Claim will be treated as though in a separate class for all purposes under the Plan.

In accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Secured Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default under the agreements governing or instruments evidencing such Claim, such Allowed Secured Claim will be reinstated, and AWI will (i) cure all defaults that occurred before or from and after the Commencement Date (other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy Code), (ii) reinstate the maturity of such Claim as such maturity existed prior to the occurrence of such default, (iii) compensate the holder of such Claim for any damages incurred as a consequence of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise alter the legal, equitable, or contractual rights to which the holder of such Claim is entitled.

The Secured Claims are unimpaired under the Plan.

           5.         CLASS 3: CONVENIENCE CLAIMS.

Under the Plan, a "CONVENIENCE CLAIM" is an Unsecured Claim (other than a Debt Security Claim) in the amount of $10,000 or less or that is reduced to $10,000 at the election of the Claimant. Any Allowed Unsecured Claim in an amount equal to or less than $10,000 automatically will be treated as a Convenience Claim. Pursuant to the Plan, each holder of an Allowed Convenience Claim will be paid 75% of the Allowed Amount of its Allowed Convenience Claim in cash on the later of the Effective Date and as soon as practicable after such Convenience Claim becomes Allowed.

AWI estimates that the 75% payment with respect to Allowed Unsecured Claims of $10,000 or less will total approximately $3.1 million. In addition, AWI expects to finalize a settlement with the Markley Class Plaintiffs, who represent approximately 360 former employees of AWI. See Section IV.C.9(d), entitled, "THE CHAPTER 11 CASE - Significant Events During the Chapter 11 Case - Other Litigation - The Markley Litigation." Pursuant to the proposed settlement, the Markley Class will have an aggregate claim of $1 million against AWI, which will be deemed to constitute a Convenience Claim consisting of individual claims of the Markley Class Members each in an amount not to exceed $10,000. If such settlement is approved and authorized, AWI will be obligated to pay the Markley Class Counsel, for allocation among the Markley Class Members, the sum of $750,000 in cash upon the earlier of (a) December 15, 2003 or (b) within five
(5) Business Days after the Effective Date.

Moreover, AWI estimates that 68 Claimants hold Allowed Unsecured Claims (other than Debt Securities) over $10,000 and less than or equal to $12,500, and 69 Claimants hold Allowed Unsecured Claims (other than Debt Securities) over $12,500 and less than or equal to $16,000. These Claimants may elect to have their Allowed Unsecured Claims treated as Convenience Claims. AWI cannot estimate how many of these Claimants will elect to have their Allowed Unsecured Claims treated as Convenience Claims and has not included any Claims in excess of $16,000 in its estimate (although such Claimants are entitled under the Plan to reduce their Unsecured Claims to $10,000). If all such holders of Unsecured Claims greater than $10,000 and less than or equal to $16,000 elect to be treated as Convenience Claims, AWI will be required to make an additional cash payment of $7,500 per claim for total additional payments of approximately $1 million. Accordingly, AWI has estimated that it will make total cash payments with respect to Allowed Convenience Claims of approximately $4.85 million.

Convenience Claims are impaired under the Plan.

           6.         CLASS 4: ASBESTOS PROPERTY DAMAGE CLAIMS.

An "ASBESTOS PROPERTY DAMAGE CLAIM" is any Claim or remedy or liability against AWI, whether or not such Claim, remedy, or liability is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases therefor are known or unknown, under any theory of law, equity, admiralty, or otherwise, for damages for property damage, including, but not limited to, the cost of inspecting, maintaining, encapsulating, repairing, decontaminating, removing or disposing asbestos or asbestos-containing products in buildings, other structures, or other property arising from the installation in, presence in or removal from buildings or other structures of asbestos or asbestos-containing products that was or were installed, manufactured, sold, supplied, produced, distributed, released or marketed by AWI prior to the Commencement Date, or for which AWI is allegedly liable, including, without express or implied limitation, any such Claims, remedies and liabilities for compensatory damages (such as proximate, consequential, general, and special damages) and punitive damages, and any Claim, remedy or liability for reimbursement, indemnification, subrogation and contribution, including, without limitation, any Asbestos Property Damage Contribution Claim. Asbestos Property Damage Claims will not include Asbestos Personal Injury Claims.

As discussed above, AWI has reached agreement with the holders of outstanding Asbestos Property Damage Claims and the Asbestos PD Committee on the terms of the Global Asbestos PD Settlement. Because AWI expects that, pursuant to the Global Asbestos PD Settlement, all pending Asbestos Property Damage Claims will be paid and withdrawn prior to confirmation of the Plan, the Plan does not provide separate treatment for Asbestos Property Damage Claims, and such claims are treated as unimpaired under the Plan. If, however, AWI and the representatives of holders of Asbestos Property Damage Claims cannot reach agreement on the specific terms of a settlement agreement or if the Bankruptcy Court refuses to approve the Global Asbestos PD Settlement, then AWI intends to amend the Plan to provide alternative treatment for Asbestos Property Damage Claims. Under those circumstances, AWI would propose that any treatment for Asbestos Property Damage Claims be funded exclusively from the proceeds of insurance. Thus, AWI would propose at that point only to solicit votes on the Plan from holders of Asbestos Property Damage Claims and not to re-solicit votes on the Plan from any other class. The insurers have advised AWI that they reserve all rights with respect to this issue.

Asbestos Property Damage Claims are currently treated as unimpaired under the Plan.

           7.         CLASS 5: COLI CLAIMS.

"COLI CLAIMS" are all amounts due to Pacific Life Insurance Company for loans made by Pacific Life Insurance Company to AWI against (and collateralized by) certain life insurance policies for which AWI is the holder and beneficiary and for which certain of AWI's employees are insureds. The COLI Claims do not include similar loans that were made to AWI after the Commencement Date, which loans will be paid by AWI and Reorganized AWI in the ordinary course of business.

In accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed COLI Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default under the agreements governing or instruments evidencing such Claim, such allowed COLI Claim will be reinstated, and AWI will (i) cure all defaults that occurred before or from and after the Commencement Date (other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy Code), (ii) reinstate the maturity of such Claim as such maturity existed prior to the occurrence of such default, (iii) compensate the holder of such Claim for any damages incurred as a consequence of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise alter the legal, equitable, or contractual rights to which the holder of such Claim is entitled.

Based upon an assumed Effective Date of July 1, 2003, AWI estimates that the outstanding principal balance on the COLI Claims as of the Effective Date will total approximately $19.2 million.

COLI Claims are unimpaired under the Plan.

           8.         CLASS 6: UNSECURED CLAIMS OTHER THAN CONVENIENCE CLAIMS.


Class 6 consists of all Allowed Unsecured Claims other than Convenience Claims. AWI estimates that the amount of Allowed Unsecured Claims other than Convenience Claims is approximately $1.651 billion. This estimate does not include any Unsecured Claims filed or scheduled with respect to retiree benefit plans because, as described more fully in Section V.J, entitled, "THE PLAN OF REORGANIZATION - Compensation and Benefit Programs," AWI intends to assume all its obligations under such plans. Accordingly, any Claims with respect to the benefits payable under such plans are treated as Employee Benefit Claims under Class 11 of the Plan. In addition, this estimate does not include any Unsecured Claims under any executory contracts that AWI intends to assume, all of which Unsecured Claims will be paid as part of AWI's cure obligations relating to such executory contracts and will be deducted from AWI's cash on hand in calculating Available Cash. See Section V.G, entitled, "THE PLAN OF REORGANIZATION - Executory Contracts and Unexpired Leases." Finally, the above estimate does not include Unsecured Claims that will be treated as Convenience Claims because they have been filed or scheduled in an amount equal to or less than $10,000 or that AWI estimates will elect to "drop down" to Convenience Claim treatment, as described in Section V.A.5, entitled, "THE PLAN OF REORGANIZATION - Classification and Treatment of Claims and Equity Interests in AWI - Class 3:
Convenience Claims."

Each holder of an Allowed Unsecured Claim will receive on each Distribution Date its Pro Rata Share of the following elements of Reorganization Consideration:

           >>         34.43% of the New Common Stock,

           >> 34.43% of the first $1.05 billion of (x) up to $300 million of Available Cash and (y) principal amount of each series of the Plan Notes and/or 144A Offering Proceeds,

           >> 60% of the first $50 million of the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(i)2 of the Plan,

           >> 60% of the amount of each series of Plan Notes and/or 144A Offering Proceeds equal to the difference (if positive) of $50 million less the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, and

           >> 34.43% of the remaining Available Cash and each series of Plan Notes and/or 144A Offering Proceeds after making provision for the Distribution provided in sections 3.2(f)(ii)2, 3.2(f)(ii)3 and 3.2(f)(ii)4 of the Plan and
                      the funding of the Asbestos PI Trust in sections 10.1(b)(ii), 10.1(b)(iii) and 10.1(b)(iv) of the Plan.

In any Distribution made to the holder of an Allowed Unsecured Claim, there shall be deducted from such Distribution the amount of each element of the Reorganization Consideration (computed as provided in section 3.2(f)(ii) of the Plan) previously distributed to such holder on account of such Allowed Unsecured Claim in any Distribution made prior thereto.

Based upon AWI's projections, the total value of the Reorganization Consideration being distributed to Class 6 will equal approximately $928 million. Assuming that total Unsecured Claims and Environmental Claims equal approximately $1.651 billion, AWI estimates that each holder of an Allowed Unsecured Claim will receive a combination of New Common Stock, Available Cash, and Plan Notes and/or 144A Offering Proceeds having a value of approximately 59.5% of the amount of such Allowed Unsecured Claim. Based upon AWI's assumptions and estimates, that means, for example, that a holder of an Allowed Unsecured Claim in the amount of $100,000 would receive approximately $59,500 of Reorganization Consideration consisting of approximately $35,300 in value of New Common Stock, $8,000 in cash, and $16,200 in either Plan Notes and/or cash (depending upon whether and the extent to which the 144A Offering is completed).

Unsecured Claims other than Convenience Claims are impaired under the Plan.

           9.         CLASS 7: ASBESTOS PERSONAL INJURY CLAIMS.

An "ASBESTOS PERSONAL INJURY CLAIM" is any Claim or remedy, liability, or Demand against AWI now existing or hereafter arising, whether or not such Claim, remedy, liability, or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases therefor are known or unknown, under any theory of law, equity, admiralty, or otherwise, for death, bodily injury, sickness, disease, medical monitoring or other personal injuries (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by the presence of or exposure (whether prior to or after the Commencement Date) to asbestos or asbestos-containing products or things that was or were installed, engineered, designed, manufactured, fabricated, constructed, sold, supplied, produced, specified, selected, distributed, released, marketed, serviced, maintained, repaired, purchased, owned, occupied, used, removed, replaced or disposed by AWI or an Entity for whose products or operations AWI allegedly has liability or for which AWI is otherwise allegedly liable, including, without express or implied limitation, any Claim, remedy, liability, or Demand for compensatory damages (such as loss of consortium, wrongful death, medical monitoring, survivorship, proximate, consequential, general, and special damages) and punitive damages, and any Claim, remedy, liability or Demand for reimbursement, indemnification, subrogation and contribution (including, without limitation, any Indirect PI Trust Claim), and any claim under any settlement entered into by or on behalf of AWI prior to the Commencement Date relating to an Asbestos Personal Injury Claim. An Asbestos Property Damage Claim or a workers' compensation claim brought directly by a past or present employee of AWI under an applicable workers' compensation statute against AWI shall not constitute an Asbestos Personal Injury Claim.

The following types of Claims and Demands are included in the definition of Asbestos Personal Injury Claim:

           >> Claims and Demands for personal injuries relating to the asbestos-containing insulation installation operations while such operations were conducted as a division of AWI, regardless of when such personal injuries manifest themselves;

           >> Claims and Demands for personal injuries arising out of asbestos-containing products manufactured by AWI, including asbestos-containing flooring products, asbestos-containing gaskets, Armaspray, and LT Cork Covering, regardless of when exposure to any such products occurs and when such personal injuries manifest themselves;

           >> Claims and Demands for personal injuries arising from exposure to asbestos-containing products where AWI is alleged to be liable for the conduct of another Entity as a result of AWI's relationship with such Entity at the time of the acts giving rise to the alleged liabilities, including Claims and Demands relating to the activities of ACandS and NCC;

           >> Claims and Demands relating to asbestos personal injuries under settlement agreements executed by or on behalf of AWI prior to the Commencement Date; and

           >>         Indirect PI Trust Claims, which include the following:

                      o Claims and Demands by co-defendants in actions involving asbestos-related personal injuries or wrongful death where the co-defendants allege that AWI is liable for all or a portion of the liabilities incurred by such co-defendants;

                      o Claims and Demands by distributors of AWI's products, including AWI's asbestos-containing flooring products, that AWI is obligated to indemnify such distributors (as a contractual matter or otherwise) because the products at issue are allegedly AWI products;

                      o Any Claim or Demand by the CCR or any present or former member of the CCR arising from the payment of Asbestos Personal Injury Claims by such Entity;

                      o Claims and Demands under contractual indemnifications pursuant to which AWI has agreed to indemnify an Entity against asbestos-related liabilities for which AWI otherwise would have liability or allegedly would have liability as a result of AWI's relationship with another Entity; and

                      o Any reimbursement claim by Safeco to the extent the Safeco Bond is drawn and the proceeds applied to satisfy Asbestos Personal Injury Claims.

All Asbestos Personal Injury Claims will be determined and paid pursuant to the terms, provisions, and procedures of the Asbestos PI Trust, the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures. The sole recourse of the holder of an Asbestos Personal Injury Claim will be the Asbestos PI Trust, and such holder will have no right whatsoever at any time to assert its Asbestos Personal Injury Claim against Reorganized AWI. Pursuant to the Asbestos PI Channeling Injunction, on the Effective Date all entities will be permanently and forever stayed, restrained, and enjoined from taking those actions specified in the Plan for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Personal Injury Claims (other than actions brought to enforce any right or obligation under the Plan, any exhibits to the Plan, or any other agreement or instrument between AWI or Reorganized AWI and the Asbestos PI Trust, which actions will be in conformity and compliance with the provisions of the Plan).

The Asbestos PI Trust will be funded with (i) the Insurance Asset and (ii) (a) 65.57% of the New Common Stock, (b) 65.57% of the first $1.05 billion of (x) up to $300 million of Available Cash and (y) the principal amount of each series of Plan Notes and/or 144A Offering Proceeds, (c) 40% of the first $50 million of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, (d) 40% of an amount of each series of Plan Notes and/or 144A Offering Proceeds equal to the difference (if positive) of $50 million less the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, and (e) 65.57% of the remaining Available Cash and each series of Plan Notes and/or 144A Offering Proceeds after making provision for the Distribution provided in sections 3.2(f)(ii)2, 3.2(f)(ii)3 and 3.2(f)(ii)4 of the Plan and the funding of the Asbestos PI Trust in sections 10.1(b)(ii), 10.1(b)(iii) and 10.1(b)(iv) of the Plan. AWI estimates that the value of the assets with which the Asbestos PI Trust will be funded, other than the Insurance Asset, will be approximately $1.8 billion as of the Effective Date. If Class 6 votes to reject the Plan, as soon as practicable after the Effective Date, the New Warrants will be issued with respect to Asbestos Personal Injury Claims, but the Plan provides that such claimants have waived on behalf of themselves and the Asbestos PI Trust any right to the New Warrants, and the New Warrants will be issued by Reorganized AWI, without any action by, or any direction by, the Asbestos PI Trust or the Asbestos PI Trustees, to AWWD or, if the Holdings Plan of Liquidation has been approved, to Holdings (as the successor to AWWD under the Holdings Plan of Liquidation).

For a description of the Asbestos PI Trust and the Asbestos PI Trust Distribution Procedures, see Section VI, entitled, "THE ASBESTOS PI TRUST."

Asbestos Personal Injury Claims are impaired under the Plan.

           10.        CLASS 8: ENVIRONMENTAL CLAIMS.

"ENVIRONMENTAL CLAIMS" are those Claims as to which the treatment thereof is set forth in an agreement by and between AWI and any party asserting a Claim against AWI relating to alleged contamination under federal or state environmental laws or regulations, pursuant to which agreement all or a portion of such Claim (to the extent and subject to the limitations imposed by such agreement) may be asserted by the holder thereof after the Effective Date, to the extent that such agreement is approved and authorized by a Final Order of the Bankruptcy Court or otherwise in accordance with the Claims Settlement Guidelines.

Each holder of an Environmental Claim will be entitled to treatment of its Environmental Claim and will receive such consideration as is provided in the settlement agreement applicable to such Environmental Claim. Without limiting the provisions of such settlement agreement, to the extent any portion of an Environmental Claim becomes Allowed prior to any distribution, such Environmental Claim will be deemed to constitute, and will be treated as, an Allowed Unsecured Claim under Class 6. The sole recourse of the holder of an Environmental Claim will be in accordance with the rights of such holder set forth in such settlement agreement. Nothing contained in the Plan or in any settlement agreement relating to an Environmental Claim will constitute or be deemed a waiver of any claim, right, or cause of action that AWI or Reorganized AWI may have against any entity that is not a party to such settlement agreement. AWI currently is negotiating an agreement with the Environmental Protection Agency (the "EPA") to address AWI's alleged liability under federal environmental laws. If such agreement is finalized and the requisite approvals are obtained, the EPA will have a liquidated, Allowed Claim against AWI with respect to certain offsite liabilities. Such Claim will be treated as an Allowed Unsecured Claim for purposes of Distributions under the Plan. AWI has taken into account its estimate of its potential liability to the EPA and to other entities in calculating the estimated total amount of Allowed Unsecured Claims.

As of the date hereof, AWI has not entered into any settlement agreement with respect to environmental-related claims, and, therefore, no Environmental Claims currently exist.

Environmental Claims are impaired under the Plan.

           11.        CLASS 9: AFFILIATE CLAIMS.

Class 9 consists of all Affiliate Claims held among AWI and its affiliates (other than (a) any Entity in which AWI has less than a fifty percent (50%) direct or indirect interest, (b) AWWD, or (c) Holdings). Neither Nitram nor Desseaux, which are the subject of related chapter 11 cases that are pending in the Bankruptcy Court, has any Affiliate Claims against AWI. The Affiliate Claims consist principally of intercompany book entries, all of which are preserved by the Plan. Accordingly, the Affiliate Claims are unimpaired under the Plan.

           12.        CLASS 10: SUBSIDIARY DEBT GUARANTEE CLAIMS.

Class 10 consists of all Subsidiary Debt Guarantee Claims. A "SUBSIDIARY DEBT GUARANTEE CLAIM" is any Claim against AWI arising from the guaranty by AWI of an obligation of one or more Entities that are subsidiaries of AWI as of the date immediately preceding the Effective Date so long as such obligation has not been accelerated or declared in default prior to the Effective Date (and such acceleration has not been rescinded or such default waived), other than any Claim relating to any obligations of Nitram or Desseaux and other than any Claim relating to obligations arising from the sale or disposition of the business, operations, or assets of any Entity. As of the date hereof, the following Subsidiary Debt Guarantee Claims exist:

                                                                                                             ESTIMATED
                                                                                                           BALANCE AS OF
     BENEFICIARY                       PRIMARY OBLIGOR                       TYPE                          JUNE 30, 2003
     -----------                       ---------------                       ----                          -------------
Banc of America Leasing            Armstrong Wood Products
(Robbins)                          ("AWP")                          Lease                                         $3,729,501.00

Wachovia Bank                      AWP                              AWP Somerset Industrial                      $10,000,000.00
                                                                    Revenue Bond

Province of Quebec                 Armstrong World Industries       Canadian Government Loan                         $91,423.00
                                   Canada Ltd.                                                      (Canadian dollars - loan is
                                                                                                    expected to be repaid on June
                                                                                                    30, 2003)

In accordance with section 1124 of the Bankruptcy Code, each Subsidiary Debt Guarantee Claim will be reinstated. Accordingly, the Subsidiary Debt Guarantee Claims are unimpaired under the Plan.

           13.        CLASS 11: EMPLOYEE BENEFIT CLAIMS.

Under the Plan, AWI, except as provided in sections 8.7(b) and 8.7(c) of the Plan, will be assuming all employment and severance policies, workers' compensation programs, and all compensation and benefit plans, policies, and programs. See Section V.J, entitled, "THE PLAN OF REORGANIZATION - Compensation and Benefit Programs." In addition, AWI will be assuming any existing prepetition collective bargaining agreements. Accordingly, any claims or benefits arising under such programs, policies, or agreements will continue to be paid by AWI in the ordinary course of its business. To avoid confusion regarding the treatment of certain "protective" claims filed by present and former employees for such benefits, AWI has created a separate Class under the Plan, Class 11, consisting of Employee Benefit Claims. An "EMPLOYEE BENEFIT CLAIM" is any Claim of a current or former employee of AWI, a current or former employee of any current or former subsidiary of AWI, or of the Pension Benefit Guaranty Corporation, for benefits payable or arising under any of the plans being assumed pursuant to section 8.7(a) of the Plan or any collective bargaining agreements being assumed under the Plan; provided, however, that any Claim for damages or other relief arising from any termination of any plans pursuant to section 8.7(b) of the Plan, any "rejection" of any plans as to any party that objects to any amendment under section 8.7(c) of the Plan, based upon any alleged breach by AWI of its responsibilities or duties under any plan specified in section 8.7(a) of the Plan (other than any obligation to pay the benefits arising thereunder, as modified), or related to the allegations made by the plaintiffs in the Markley Class Action shall be deemed an Unsecured Claim. In accordance with section 1124 of the Bankruptcy Code, each Employee Benefit Claim will be reinstated. Accordingly, the Employee Benefit Claims are unimpaired under the Plan. The effect of this will be, among other things, that Reorganized AWI will maintain the Armstrong World Industries Retirement Income Plan in accordance with the plan document and the Employee Retirement Income Security Act.

           14.        CLASS 12: AWWD'S EQUITY INTERESTS IN AWI.

Class 12 consists of the Equity Interests in AWI. AWWD, as the parent company of AWI, is the sole holder of Equity Interests in AWI. AWWD is wholly owned by Holdings, which is expected to dissolve and wind up in connection with the Plan pursuant to the Holdings Plan of Liquidation. See V.P, entitled, "THE PLAN OF REORGANIZATION - Holdings Plan of Liquidation." Public shareholders of Holdings do not have any direct interest in AWI, and any distribution to Holdings' shareholders in connection with the Plan will be governed by the Holdings Plan of Liquidation. If the Holdings Plan of Liquidation has been approved by the board of directors and shareholders of Holdings as required by the Pennsylvania BCL prior to the issuance of the New Warrants, AWWD's existence will terminate, and the New Warrants will be issued to Holdings in respect of the Equity Interests in AWI. If the Holdings Plan of Liquidation has not been approved by the board of directors and requisite shareholders of Holdings prior to the issuance of the New Warrants, the distribution of the New Warrants will be made to AWWD. If Class 6 votes to reject the Plan, however, no distribution will be made under the Plan from AWI's estate in respect of the Equity Interests in AWI, but, in such event, Reorganized AWI will issue the New Warrants as provided in section 10.1(b) of the Plan in respect of the Asbestos Personal Injury Claims to Holdings (assuming that AWWD's existence has been terminated in accordance with the Holdings Plan of Liquidation or, if not, to AWWD). On the Effective Date, the certificates that previously evidenced ownership of Existing AWI Common Stock will be cancelled and will be null and void, and AWWD, the holder thereof, will have no rights, and such certificates will evidence no rights.

B.         CONDITIONS TO CONFIRMATION.

The Plan will not be confirmed and the Confirmation Order will not be entered until and unless each of the following conditions to confirmation is either satisfied or waived in writing by each of AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 accepts the Plan, the Unsecured Creditors' Committee:

           1. The Bankruptcy Court makes the following findings, each of which shall be contained in the Confirmation Order:

           (i) With respect to any Asbestos Personal Injury Claim that is Allowed by the Asbestos PI Trust in accordance with the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures, such allowance will establish the amount of legal liability against the Asbestos PI Trust in the amount of the liquidated value of such Claim, as determined in accordance with the Asbestos PI Trust Distribution Procedures.

           (ii) The Asbestos PI Permanent Channeling Injunction is to be implemented in connection with the Plan and the Asbestos PI Trust.

           (iii) The Plan and its exhibits are a fair, equitable and reasonable resolution of the liabilities of AWI for Asbestos Personal Injury Claims.

           (iv)       The Plan complies with section 524(g) of the Bankruptcy
                      Code.

           (v) In light of the benefits provided, or to be provided, to the Asbestos PI Trust on behalf of each PI Protected Party, the Asbestos PI Permanent Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Asbestos Personal Injury Claims against any PI Protected Party.

           (vi) At the time of the order for relief with respect to AWI, AWI had been named as a defendant in personal injury, wrongful death and property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.

           (vii) The Asbestos PI Trust, as of the Effective Date, will assume the liabilities of AWI with respect to all Asbestos Personal Injury Claims and, upon such assumption, Reorganized AWI and the AWI Progeny will have no liability for any Asbestos Personal Injury Claim.

           (viii) The Asbestos PI Trust is to be funded in whole or in part by securities of Reorganized AWI and by the obligation of Reorganized AWI to make future payments, including dividends.

           (ix) The Asbestos PI Trust is to own, or by the exercise of rights granted under the Plan would be entitled to own if specified contingencies occur, a majority of the voting shares of AWI.

           (x) AWI is likely to be subject to substantial future demands for payment arising out of the same or similar conduct or events that gave rise to the claims that are addressed by the Asbestos PI Permanent Channeling Injunction.

           (xi) The actual amounts, numbers, and timing of the future demands referenced in section 7.15(a)(x) of the Plan cannot be determined.

           (xii) Pursuit of the demands referenced in section 7.15(a)(x) of the Plan outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with claims and future demands.

           (xiii) The terms of the Asbestos PI Permanent Channeling Injunction, including any provisions barring actions against third parties pursuant to section 524(g)(4)(A) of the Bankruptcy Code, are set out in the Plan and in any disclosure statement supporting the Plan.

           (xiv) The Plan establishes, in Class 7 (Asbestos Personal Injury Claims), a separate class of the claimants whose claims are to be addressed by the Asbestos PI Trust.

           (xv) The Future Claimants' Representative was appointed as part of the proceedings leading to the issuance of the Asbestos PI Permanent Channeling Injunction for the purpose of protecting the rights of persons that might subsequently assert demands of the kind that are addressed in the Asbestos PI Permanent Channeling Injunction and transferred to the Asbestos PI Trust. The Future Claimants' Representative has fulfilled his duties, responsibilities, and obligations as the future representative in accordance with section 524(g) of the Bankruptcy Code.

           (xvi) Identifying each PI Protected Party in the Asbestos PI Permanent Channeling Injunction is fair and equitable with respect to persons that might subsequently assert demands against each such PI Protected Party, in light of the benefits provided, or to be provided, to the Asbestos PI Trust by or on behalf of any such PI Protected Party.

           (xvii) Class 7 (Asbestos Personal Injury Claims) has voted, by at least seventy-five percent (75%) of those voting, in favor of the Plan.

           (xviii) Pursuant to court orders or otherwise, the Asbestos PI Trust will operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of present claims and future demands, or other comparable mechanisms, that provide reasonable assurance that the Asbestos PI Trust will value, and be in a financial position to pay, present claims and future demands that involve similar claims in substantially the same manner.

           (xix) If Class 6 votes to reject the Plan, the transfer of the New Warrants to the holder of the Equity Interests will not be subject to prior registration under the Securities Act of 1933, as amended.

           2. Class 7 (Asbestos Personal Injury Claims) has voted, by at least 75 percent (75%) of those voting, in favor of the Plan.

           3. The Confirmation Order will be, in form and substance, acceptable to the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee.

Travelers and Liberty Mutual contend that certain of the conditions to confirmation of the Plan, including, without limitation, the entry of a Confirmation Order setting forth findings of fact and conclusions of law that may be relevant to rights and obligations under AWI's insurance contracts, cannot be satisfied. Travelers and Liberty Mutual contend that the requested findings of fact and conclusions of law would violate the Bankruptcy Code and are matters for a separate coverage lawsuit in a court of competent jurisdiction. Moreover, Travelers and Liberty Mutual contend that the requested findings of fact and conclusions of law would violate their constitutional rights to trial by jury and due process of law. Accordingly, Travelers and Liberty Mutual contend that the Confirmation Order cannot be entered to the extent it contains such findings of fact and conclusions of law. AWI disputes these contentions.

C.         CONDITIONS PRECEDENT TO THE EFFECTIVE DATE UNDER THE PLAN.

The "effective date of the plan," as used in section 1129 of the Bankruptcy Code, will not occur, and the Plan will be of no force and effect, until the Effective Date. The occurrence of the Effective Date is subject to satisfaction of the following conditions precedent:

           >>         The Confirmation Order has become a Final Order.

           >> The Bankruptcy Court and/or the District Court, as required, will have entered the Asbestos PI Permanent Channeling Injunction (which may be included in the Confirmation Order), which will contain terms satisfactory to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee.

           >> The Confirmation Order, the Claims Trading Injunction and the Asbestos PI Permanent Channeling Injunction will be in full force and effect.

           >>         No proceedings to estimate any claims are pending.

           >> All Asbestos PI Trustees will have been selected and will have executed the Asbestos PI Trust Agreement.

           >> A favorable ruling will have been obtained from the IRS with respect to the qualification of the Asbestos PI Trust as a "qualified settlement fund" within the meaning of Treasury Regulation section 1.468B-1, or AWI will have received an opinion of counsel with respect to the tax status of the Asbestos PI Trust as a "qualified settlement fund" reasonably satisfactory to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee.

           >> Reorganized AWI will have entered into and will have credit availability under a credit facility to provide Reorganized AWI with working capital (including letters of credit) in an amount sufficient to meet the needs of Reorganized AWI, as determined by Reorganized AWI.

           >> Each of the Exhibits will be in form and substance acceptable to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee.

Notwithstanding the foregoing, AWI reserves the right in its sole discretion, with the written consent of the Asbestos PI Claimants' Committee, the Future Claimants' Representative and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee, to waive the occurrence of any of the foregoing conditions precedent to the Effective Date or to modify any of such conditions precedent. Any such written waiver of any such condition precedent may be effected at any time, without notice, without leave or order of the Bankruptcy Court or the District Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date will take place and will be deemed to have occurred simultaneously, and no such action will be deemed to have occurred prior to the taking of any other such action. If AWI decides that one of the foregoing conditions cannot be satisfied, and the occurrence of such condition is not waived in writing by each of AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative and, if required, the Unsecured Creditors' Committee, then AWI will file a notice of the failure of the Effective Date with the Bankruptcy Court, at which time the Plan and the Confirmation Order will be deemed null and void.

D.         DESCRIPTION OF THE REORGANIZATION CONSIDERATION.

Under the Plan, AWI will issue New Common Stock, Plan Notes (if the 144A Offering is not completed or does not yield net proceeds at least equal to the Plan Note Amount), and the New Warrants (together, the "PLAN SECURITIES"), together with Available Cash, as follows:

           1.         NEW COMMON STOCK.

On the Effective Date, pursuant to the Plan, Reorganized AWI will authorize approximately 200 million shares of New Common Stock and will issue approximately 56.4 million shares of New Common Stock without any further action necessary under applicable law, regulation, rule or order. Each share of New Common Stock will entitle its holder to one vote. The New Common Stock will be subject to dilution as a result of future issuances, including shares that are or may be issued under the Management Incentive Plan (see Section VIII.C, entitled, "MANAGEMENT OF REORGANIZED AWI - Incentive Compensation Plans and New Long-Term Incentive Plan") or that are issued upon the exercise of New Warrants. Holders of New Common Stock will have the right to participate proportionately in any dividends distributed by Reorganized AWI. AWI believes that the Equity Value of New Common Stock as of the Effective Date, based upon the residual value of the equity of Reorganized AWI, will be $30.00 per share, prior to any dilution. See Section X, entitled, "REORGANIZATION VALUE." The Equity Value has been agreed upon by Lazard and the financial consultants for the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee.

AWI and the Asbestos PI Trust will enter into a Stockholder and Registration Rights Agreement. See Section IX.A., entitled, "EXEMPTIONS FROM SECURITIES ACT REGISTRATION - Stockholder and Registration Rights Agreement," for a description of the registration rights of the Asbestos PI Trust with respect to the New Common Stock.

           2.         PLAN NOTES.

As more fully described below in Section V.E, entitled, "THE PLAN OF REORGANIZATION - 144A Offering," AWI will use commercially reasonable efforts to complete a 144A Offering as soon as practicable between the Effective Date and the Initial Distribution Date (the "144A OFFERING"). If one or more 144A Offerings is or are successfully completed, then the aggregate net proceeds from the 144A Offerings up to the Plan Note Amount (the "144A OFFERING PROCEEDS") will be distributed to the holders of Unsecured Claims in Class 6 and to the Asbestos PI Trust in lieu of notes ("PLAN NOTES") having an aggregate principal amount equal to the amount of the 144A Offering Proceeds. To the extent the 144A Offering Proceeds, if any, are less than the Plan Note Amount, Plan Notes will be issued in an aggregate principal amount equal to the difference between the Plan Note Amount and the amount of the 144A Offering Proceeds.

To the extent Plan Notes are issued, the Plan Notes will be issued by Reorganized AWI pursuant to an indenture (the "PLAN NOTE INDENTURE"), substantially in the form of Exhibit "1.96" to the Plan, by and between AWI, as the issuer, and a trustee selected by AWI prior to the date of the commencement of the hearing on confirmation of the Plan, which indenture will be qualified under the Trust Indenture Act of 1939, as amended. To the extent the Plan Notes are issued, they will be issued on the following terms:

           >> The aggregate principal amount of the Plan Notes will be equal to the Plan Note Amount less the 144A Offering Proceeds. Because AWI estimates that Available Cash will total $350 million, the Plan Note Amount is estimated to be $775 million.

           >> The Plan Notes will bear interest at a fixed or floating interest rate based upon U.S. Treasury Notes or three-month U.S. dollar LIBOR, respectively, with like maturities plus a spread determined to be the average corporate spread over such Treasury Notes or LIBOR for outstanding issues of comparable maturity and comparably rated U.S. industrial companies over the 30-day period ending on the last day of the month immediately preceding the Effective Date. Interest will be paid semi-annually on the fixed rate Plan Notes and quarterly on the floating rate Plan Notes.

           >> The maturity of the Plan Notes, as selected by AWI, will be not less than five years and no more than 10 years. No principal payments will be required to be made on the Plan Notes until the maturity date.

           >> The Plan Notes will be callable at par at the option of AWI, in whole or in part, at any time during the first six months following the Effective Date.

           >> The Plan Notes will have such other terms, covenants, and conditions substantially similar to those contained in indentures for issues of comparable maturity of comparably rated U.S. industrial companies and, with respect to any floating rate tranche, structured in a manner similar to, and as liquid as, marketable bank debt.

AWI and the Asbestos PI Trust will enter into a Stockholder and Registration Rights Agreement, which will give the Asbestos PI Trust registration rights with respect to the Plan Notes, if they are issued. See Section IX.A., entitled, "EXEMPTIONS FROM SECURITIES ACT REGISTRATION - Stockholder and Registration Rights Agreement," for a general description of the registration rights of the Asbestos PI Trust with respect to the Plan Notes, if they are issued.


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
Based upon these terms and assuming an Effective Date of July 1, 2003, AWI expects that the three series of Plan Notes, if issued, would have the following terms:

           >> $275 million in Plan Notes having a five-year maturity with a floating interest rate (which AWI has assumed will be an annual interest rate of 2.35%). For purposes of the Projected Financial Information, however, AWI has assumed that this series of Plan Notes will be swapped back to a fixed rate and, accordingly, will bear a fixed annual interest rate of 4.89%.

           >> $250 million in Plan Notes having a seven-year maturity with a fixed annual interest rate of 5.45%.

           >> $250 million in Plan Notes having a ten-year maturity with a fixed annual interest rate of 5.65%.

The above interest rates represent AWI's estimate of what the interest rates would be based upon current conditions. The actual interest rates for the Plan Notes, which will be determined on the Effective Date, may vary.

           3.         AVAILABLE CASH.

Under the Plan, AWI also will distribute Available Cash. With the exception of proceeds from certain insurance policies received after the Effective Date with respect to Environmental Claims, Available Cash will be calculated on the last day of the month prior to the month in which the Effective Date occurs. "AVAILABLE CASH" will be equal to the sum of the following: (a) all cash on hand of AWI and its subsidiaries as of the last day of the month immediately preceding the Effective Date less the sum of the following as of such date: (i) a working capital reserve in the amount of $100 million (or such lesser amount as AWI, in its sole discretion (after consultation with the Asbestos PI Claimants' Committee, Unsecured Creditors' Committee, and the Future Claimants' Representative), determines it requires for working capital purposes), (ii) the Allowed Amount of Allowed Administrative Expenses, (iii) a reasonable estimate by AWI of additional Administrative Expenses (such as professional fees and expenses) that may become Allowed thereafter (other than Administrative Expenses of the type specified in section 1.5(c)(i) of the Plan) and fees and expenses payable in connection with any exit facility referred to in section 7.16(g) of the Plan, (iv) the Allowed Amount of Allowed Priority Tax Claims, (v) a reasonable estimate by AWI of additional Priority Tax Claims that may become Allowed thereafter, (vi) the Allowed Amount of all Priority Claims, (vii) a reasonable estimate of all Priority Claims that may became Allowed thereafter,
(viii) the DIP Credit Facility Claim, (ix) the cash required to make the distributions for Class 3 (Convenience Claims) for those that are Allowed and a reasonable estimate by AWI of additional Convenience Claims that may become Allowed thereafter, (x) any other cash required to be paid or distributed by AWI pursuant to the Plan (other than in respect of "Available Cash"), and (xi) the amount reasonably estimated by AWI to be the cost of curing any defaults under the executory contracts and unexpired leases to be assumed by AWI under the Plan, (b) any amounts drawn, in AWI's sole discretion, under the working capital facility referenced in section 7.16(g) of the Plan for the purpose of funding the Distributions under the Plan, and (c) any proceeds of insurance received and retained by Reorganized AWI from the Effective Date to the Final Distribution Date on account of an Allowed Environmental Claim that is treated as an Allowed Unsecured Claim in accordance with sections 3.2(f) and 3.2(h) of the Plan. Based upon the assumption that the Effective Date will occur on July 1, 2003 and that AWI will draw $124 million under its working capital facility, AWI, after retaining $90 million for working capital purposes, expects to have approximately $350 million in Available Cash on the Effective Date.

           4.         NEW WARRANTS.

If the Holdings Plan of Liquidation is approved prior to the issuance of the New Warrants, the existence of AWWD (the current holder of the Equity Interests in AWI) will be terminated, and Reorganized AWI will issue to Holdings the New Warrants; otherwise, the New Warrants will be issued to AWWD. The New Warrants will be warrants to purchase the New Common Stock pursuant to a warrant agreement substantially in the form of Exhibit "1.91" to the Plan on terms and conditions determined in a manner agreed to by Lazard and the financial consultants for the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee. The New Warrants (i) will provide the right to purchase an aggregate of 5% of the New Common Stock on a fully diluted basis determined as of the Effective Date (estimated to be 3.0 million shares), (ii) will have an exercise price equal to 125% of the Equity Value (i.e., $37.50), and (iii) will have a term of seven years from the Effective Date. AWI expects that the New Warrants will have a value of $35-40 million, an amount which, if divided by the number of shares of Holdings outstanding, equals $0.86 to $0.98 per share.

           E.         144A OFFERING.

AWI will use commercially reasonable efforts to complete a 144A Offering as soon as practicable after the Effective Date, but prior to the Initial Distribution Date.

Any 144A Offering Proceeds from a successfully completed 144A Offering, up to the Plan Note Amount, will be distributed by AWI to the holders of Unsecured Claims in Class 6 and to the Asbestos PI Trust pursuant to the Plan. The distribution of any 144A Offering Proceeds to such Claimants and the Asbestos PI Trust will reduce the aggregate principal amount of Plan Notes issuable pursuant to the Plan on a dollar for dollar basis, such that the sum of (x) the aggregate principal amount of Plan Notes issued under the Plan plus (y) the amount of 144A Offering Proceeds will be equal to the Plan Note Amount (assumed herein to be $775 million).

Accordingly, if the amount of 144A Offering Proceeds distributed is equal to the Plan Note Amount, AWI will not issue any Plan Notes under the Plan. Similarly, if a 144A Offering is not completed and no 144A Offering Proceeds are distributed, the aggregate principal amount of Plan Notes issued under the Plan will be equal to the Plan Note Amount.

To the extent that 144A Debt Securities are issued in a 144A Offering, such 144A Debt Securities will have such terms and conditions as AWI and the initial purchasers will determine in their sole discretion; provided, however, that if the 144A Offering Proceeds are less than the Plan Note Amount such that AWI also will issue Plan Notes under the Plan, then AWI may not issue the 144A Debt Securities without the consent of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee. The 144A Debt Securities, if issued, will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

           F.         EXIT FACILITY.

The company expects to enter into a $300 million syndicated bank credit facility at the time of emergence to provide for liquidity through short-term borrowings for working capital and other general corporate purposes and to permit the issuance of letters of credit. This credit facility will include covenants and terms and conditions that are expected to be similar to comparably rated industrial companies obtaining similarly structured credit facilities at that time. It is expected that the syndicated credit facility may be secured and will be multi-year in maturity and permit borrowings in both U.S. Dollars and Euros, priced at applicable margins over the lenders' cost of funds. No significant borrowings are expected immediately post-emergence, but AWI will use the facility to replace the Letters of Credit issued under the DIP Credit Facility. In addition, AWI's projections assume that AWI will draw $124 million under the credit facility to increase "Available Cash" so that Available Cash totals $350 million on the Effective Date. AWI estimates that such borrowing will be repaid by the end of 2003.

           G.         EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

Any executory contracts or unexpired leases listed on Exhibit "8.1" to the Plan will be deemed to have been assumed by Reorganized AWI as of the Effective Date, and the Plan will constitute a motion to assume (and, to the extent necessary, assign) such executory contracts and unexpired leases.

Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Clerk of the Bankruptcy Court will constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case. With respect to each such executory contract or unexpired lease assumed by Reorganized AWI, unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, the dollar amount required to cure any defaults of AWI existing as of the Confirmation Date will be conclusively presumed to be the amount set forth in Exhibit "8.1" with respect to such executory contract or unexpired lease. Subject to the occurrence of the Effective Date, any such cure amount will be treated as an Allowed Administrative Expense under the Plan, and, upon payment of such Allowed Administrative Expense, all defaults of AWI existing as of the Confirmation Date with respect to such executory contract or unexpired lease will be deemed cured.

Any executory contracts or unexpired leases of AWI that either (x) are set forth on Exhibit "8.2" to the Plan or (y)(i) are not listed on Exhibit "8.1" to the Plan, (ii) have not been assumed by AWI with the approval of the Bankruptcy Court, and (iii) are not the subject of pending motions to assume at the Confirmation Date will be deemed to have been rejected by AWI, the Plan will constitute a motion to reject such executory contracts and unexpired leases, and Reorganized AWI will have no liability thereunder except as is specifically provided in the Plan. Entry of the Confirmation Order by the Clerk of the Bankruptcy Court will constitute approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected executory contract or unexpired lease is burdensome and that the rejection thereof is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case. Without limiting the foregoing, any agreement entered into prior to the Commencement Date by or on behalf of AWI with respect to the settlement of any Asbestos Personal Injury Claim will be deemed rejected as of the Effective Date to the extent such settlement agreement is deemed to be an executory contract within the meaning of section 365(a) of the Bankruptcy Code.

Claims created by the rejection of executory contracts or unexpired leases (including, without limitation, the rejection provided in section 8.2 of the Plan) or the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date, other than Asbestos Personal Injury Claims, must be filed with the Bankruptcy Court and served on AWI no later than thirty (30) days after (i) in the case of an executory contract or unexpired lease that was terminated or expired by its terms prior to the Confirmation Date, the Confirmation Date, (ii) in the case of an executory contract or unexpired lease rejected by AWI, the entry of the order of the Bankruptcy Court authorizing such rejection, or (iii) in the case of an executory contract or unexpired lease that is deemed rejected pursuant to section 8.2 of the Plan, the Confirmation Date. Notwithstanding the foregoing, Exhibit "8.2" to the Plan sets forth AWI's value of the rejection claim for each executory contract or unexpired lease set forth thereon, which claim shall be deemed an Allowed Unsecured Claim if no proof of claim is timely filed and served in accordance with the immediately preceding sentence. Any claims for which a rejection claim is not set forth on Exhibit "8.2" to the Plan and for which a proof of claim is not filed and served within the time provided herein will be forever barred from assertion and shall not be enforceable against AWI, its estate, assets, properties, or interests in property, or Reorganized AWI or its estate, assets, properties, or interests in property. Unless otherwise ordered by the Bankruptcy Court, all such Claims (other than Asbestos Personal Injury Claims) that are timely filed as provided herein will be treated as Unsecured Claims under the Plan and will be subject to the provisions of Article V of the Plan.

Exhibit "8.4" to the Plan sets forth a list of agreements that were listed on the Schedules as executory contracts, but which AWI believes should not be considered executory contracts, either because such agreements were not executory as of the Commencement Date or because such agreements terminated or expired, or are expected to have expired by their terms prior to the Effective Date. If any such agreements are determined to be executory contracts, AWI or Reorganized AWI, as the case may be, reserves the right to seek the assumption or rejection of any such contract, and the time within which AWI or Reorganized AWI, as the case may be, may seek to assume or reject any such agreements shall be tolled until twenty (20) Business Days after the date on which an order determining that any such agreement is an executory contract becomes a Final Order. Set forth on Exhibit "8.4" to the Plan is the amount that AWI intends to treat as an Allowed Unsecured Claim for each such agreement. Such amount and the treatment of each such agreement shall be binding unless, on or before ten (10) days after the Confirmation Date, the other party to any such agreement either
(i) files a proof of claim (which proof of claim shall be deemed timely filed) or (ii) files a motion seeking to compel assumption or rejection of such agreement.

           H.         INSURANCE POLICIES AND AGREEMENTS.

AWI does not believe that the insurance policies issued to, or insurance agreements entered into by, AWI prior to the Commencement Date constitute executory contracts. To the extent that such insurance policies or agreements are considered to be executory contracts, then, notwithstanding anything contained in sections 8.1 or 8.2 of the Plan to the contrary, the Plan will constitute a motion to assume such insurance policies and agreements, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order by the clerk of the Bankruptcy Court will constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case. Unless otherwise determined by the Bankruptcy Court pursuant to a final order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of AWI existing as of the Confirmation Date with respect to each such insurance policy or agreement. In accordance with section 10.1 of the Plan, the rights under the insurance policies and agreements constituting the Asbestos PI Insurance Asset will, to the extent necessary, be deemed assigned to the Asbestos PI Trust as of the Effective Date and, pursuant to section 365 of the Bankruptcy Code, AWI will have no further liability thereunder from and after the Effective Date.

Some of the insurance policies issued to, or insurance agreements entered into by, AWI prior to the Commencement Date provide coverage or a source of funding for Asbestos Personal Injury Claims and other types of claims. The Plan allocates rights under such policies and agreements to the entity that will have liability for such claims. The Asbestos PI Insurance Asset is being transferred to the Asbestos PI Trust. Reorganized AWI will retain rights under the policies and agreements with respect to other types of claims.

None of the rights retained by Reorganized AWI will have the effect of reducing the amount of the Asbestos PI Insurance Asset because the only coverage that will be available to Reorganized AWI is coverage that does not reduce any limits applicable to Asbestos Personal Injury Claims.

AWI believes that allocation of rights under the insurance policies and agreements in accordance with the provisions of the Plan does not require the consent of its insurers. Many courts have held that rights to proceeds of insurance policies may be transferred without the consent of the insurers after the events that trigger coverage under the policies have already occurred. Such transfers have been approved in the context of the settlement of claims and in the context of corporate transactions such as the sale of assets. Liberty Mutual Insurance Company and Travelers Indemnity Company have asserted that any transfers of rights under the insurance policies and agreements that are made without their consent are not permitted by the terms of their policies and may have the effect of voiding coverage. Other insurers may take the same position.

In the event that a court or arbitrator of competent jurisdiction should later determine that the transfer of insurance rights to the Asbestos PI Trust is invalid, the Plan provides that Reorganized AWI shall, at the request of either Trust, pursue such rights on behalf of such Trust at the expense of such trust, and assign any proceeds to such Trust.

Nothing contained in the Plan will constitute a waiver of any claim, right, or cause of action that AWI, the Asbestos PI Trust, or Reorganized AWI, as the case may be, may hold against the insurer under any policy of insurance or insurance agreement.

Liberty Mutual contends that the Liberty Mutual Policies are executory contracts. Liberty Mutual disputes that AWI can allocate or partially assign rights under the Liberty Mutual Policies and contends that such allocation or partial assignment would violate the Liberty Mutual Policies. To the extent that the Court treats the Liberty Mutual Policies as executory contracts under section 365 of the Bankruptcy Code, Liberty Mutual disputes AWI's characterization of the cure amounts as zero and contends that AWI must cure, or demonstrate an ability to cure, and an ability to pay, all present and future unpaid premiums, retrospective premiums, deductibles, and other obligations under the Liberty Mutual Policies. Liberty Mutual also asserts that AWI must comply with all other provisions of section 365.

           I.         INDEMNIFICATION AND REIMBURSEMENT OBLIGATIONS.

For purposes of the Plan, the obligations of AWI to indemnify and reimburse persons who are or were directors, officers, or employees of Holdings, AWWD, or AWI on the Commencement Date or at any time thereafter against and for any obligations (including, without limitation, fees and expenses incurred by the board of directors of Holdings, or the members thereof, in connection with the Chapter 11 Case) pursuant to articles of incorporation, codes of regulations, by-laws, applicable state law, or specific agreement, or any combination of the foregoing, will survive confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code, irrespective of whether indemnification or reimbursement is owed in connection with an event occurring before, on, or after the Commencement Date. In furtherance of the foregoing, Reorganized AWI will maintain insurance for the benefit of such directors, officers, or employees at levels no less favorable than those existing as of the date of entry of the Confirmation Order for a period of no less than four years following the Effective Date.

           J.         COMPENSATION AND BENEFIT PROGRAMS.

Except as set forth in section 8.7(b) and (c) of the Plan, all employment and severance policies, workers' compensation programs, and all compensation and benefit plans, policies and programs of AWI applicable to its present and former employees, officers, and directors, including, without express or implied limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, will be deemed to be, and will be treated as though they are, executory contracts that are deemed assumed under the Plan, and AWI's obligations under such plans, policies, and programs will be deemed assumed pursuant to section 365(a) of the Bankruptcy Code, survive confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code. Any defaults existing under any of such plans, policies, and programs shall be cured promptly after they become known by Reorganized AWI.

Certain employee benefit plans and policies will be terminated or amended on the Effective Date or earlier. These plans and policies are as follows:

           >> The Employment Protection Plan for Salaried Employees is provided for severance benefits for salaried employees of AWI in certain change-in-control situations. Prior to the Effective Date, such plan will be deemed to have been terminated, cancelled, and of no further force and effect, and the participants thereunder will have no further rights thereunder.

           >> The 1993 Long-Term Stock Incentive Plan is an equity incentive plan used by AWI to issue stock options and restricted stock to employees. On the Effective Date, such plan will be deemed terminated, cancelled, and of no further force and effect, and the participants thereunder will have no further rights thereunder; provided that any and all remaining restrictions on restricted stock awards under the 1993 Long-Term Stock Incentive Plan will lapse on the Effective Date to the extent participants do not elect to waive their right to such awards prior to such date.

           >> The 1999 Long-Term Incentive Plan is an equity and cash performance incentive plan used by AWI to provide equity and cash bonus incentives to employees. This plan has been used during the Chapter 11 Case to make long-term incentive awards. On the Effective Date, this plan will be deemed terminated, cancelled, and of no further force and effect, and the participants thereunder will have no further rights thereunder; provided that any and all remaining restrictions on restricted stock awards under this plan will lapse on the Effective Date to the extent participants do not elect to waive their right to such awards prior to such date. Cash awards granted during the course of the Chapter 11 Case, however, constitute Allowed Administrative Expenses, will not be affected by the termination of this plan, and will be paid out according to their terms.

           >> The Armstrong Holdings Stock Award Plan is an equity incentive plan under which AWI gave its employees awards of Holdings common stock. On the Effective Date, such plan will be deemed terminated, cancelled, and of no further force and effect, and the participants thereunder will have no further rights thereunder; provided that any and all remaining restrictions on restricted stock awards under the Armstrong Holdings Stock Award Plan will lapse on the Effective Date to the extent participants do not elect to waive their right to such awards prior to such date.

           >> The Armstrong Deferred Compensation Plan is a plan under which members of Armstrong's management elected to defer compensation due them from Armstrong, generally until after their retirement. No deferrals of compensation have been made under this plan since the Commencement Date. As of the Effective Date, balances under this plan are estimated to total approximately $34 million. The normal form of payment is an annuity paid over 15 years. Plan participants may request full or partial single-sum payments. On the Effective Date, the Armstrong Deferred Compensation Plan will be modified so that Reorganized AWI, and not Holdings, will be the nominal sponsor of such plan and to provide that Reorganized AWI has the right, in its sole discretion, not to honor single-sum withdrawal requests. The Armstrong Deferred Compensation Plan will be assumed, as so amended; provided, however, as to any party that objects to such amendment by the deadline for filing objections to confirmation of the Plan, the Armstrong Deferred Compensation Plan will be deemed rejected, and such party will have an Unsecured Claim for any benefits thereunder in accordance with section 8.3 of the Plan. In addition, as of a date immediately prior to the Effective Date, the Armstrong Deferred Compensation Plan will be deemed amended to exclude the occurrence of the Effective Date, the creation of the Asbestos PI Trust, and the issuance of the New Common Stock to the Asbestos PI Trust from triggering a change in control thereunder.

           >> The Severance Pay Plan for Salaried Employees is a severance plan for salaried employees. On the Effective Date, such plan will be amended to provide that, if the participant is in a position at a grade level of 15 or higher on Reorganized AWI's organizational management system on the date of termination, the participant will be eligible for severance benefits based on two weeks of pay for each year of service, subject to a minimum of eight weeks pay and a maximum of 52 weeks pay. On the Effective Date, the Severance Pay Plan for Salaried Employees will be assumed, as amended.

           >> The Retirement Income Plan (Pension) is Armstrong's qualified defined benefit retirement plan. Such plan will be amended prior to the Effective Date in the manner described below and, as amended, will be assumed as of the Effective Date:

                      o to eliminate the Social Security retirement enhancement that may become payable due to job loss following a Change in Control (as that term is defined in such benefit plan), and

                      o to eliminate future accruals of all other retirement enhancements that may become payable due to job loss following a Change in Control to the fullest extent permitted by applicable law.

           >> The Retirement Benefit Equity Plan is an ERISA excess pension plan that provides participants with benefits that otherwise would be denied by reason of certain Internal Revenue Code limitations applicable to the qualified Retirement Income Plan. As of the Effective Date, accrued liabilities under this plan are expected to total approximately $34 million. The normal form of payment is an annuity. Under the terms of the Retirement Income Plan, which also impact the Retirement Benefit Equity Plan, plan participants are eligible for enhanced pension benefits in the event of (i) a job loss within two years of a change in control of Holdings or (ii) termination of the Retirement Income Plan within five years of an

                      Extraordinary Event. The Extraordinary Event involves a more narrowly defined change in control of Holdings as defined in the Retirement Income Plan. The Retirement Benefit Equity Plan will be amended as of any date prior to the Effective Date designated by AWI in the manner described below and, as amended, will be assumed as of the Effective Date:

                      o to exclude in the definition of Change in Control (as defined in the Retirement Benefit Equity Plan) the occurrence of the Effective Date, the creation of the Asbestos PI Trust, and the issuance of the New Common Stock to the Asbestos PI Trust,

                      o to eliminate the Extraordinary Event provisions as covered under the Retirement Income Plan,

                      o to eliminate any and all retirement enhancements, related to past and future service, that may become payable due to job loss following a Change in Control as covered under the Retirement Income Plan, and

                      o to terminate any right or obligation of Reorganized AWI to honor single-sum withdrawal requests;

                     provided, however, as to any party that objects to such amendments by the deadline for filing objections to confirmation of the Plan, such plan will be deemed rejected, and such party will have an Unsecured Claim for any benefits thereunder in accordance with section 8.3 of the Plan.

On the Effective Date, the assumption, rejection, and amendment of the foregoing plans will be deemed to have occurred as of such date or earlier date specified in section 8.7 of the Plan, will be authorized, and will be deemed approved in all respects, and will be in effect from and after the Effective Date or such other date in each case without requiring further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by any party or Entity, including any administrative committee of any plan or the stockholders or directors of AWI or Reorganized AWI. On the Effective Date or as soon thereafter as is practicable, Reorganized AWI will restate the plans amended above as provided in section 8.7(c) of the Plan and will communicate such amendments in such manner and as may be required without any further order of the Bankruptcy Court. Each of the officers of AWI and Reorganized AWI is authorized, in accordance with his or her authority under the resolutions of the Board of Directors, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the plan amendments set forth in section 8.7 of the Plan.

           K.         CANCELLATION OF EXISTING DEBT SECURITIES.

As of the Effective Date, all notes, agreements, and securities evidencing Unsecured Claims and the rights of the holders thereof thereunder, will be cancelled and deemed null and void and of no further force and effect, and the holders thereof will have no rights, and such instruments will evidence no rights, except the right to receive the distributions provided for in the Plan.

           L.         EXPIRATION OF THE RETENTION PERIOD.

Upon the expiration of the Retention Period, all monies or other property held for distribution by any trustee under any indenture governing any of the Unsecured Claims will be returned to Reorganized AWI by such trustee, free and clear of any claim or interest of any nature whatsoever, including, without express or implied limitation, escheat rights of any governmental unit under applicable law.

           M.         COMPENSATION OF THE APPLICABLE TRUSTEES.

Reorganized AWI will pay the Indenture Trustees' Fees and Expenses to the extent that an Indenture Trustee makes a written request for Indenture Trustees' Fees and Expenses within thirty (30) days after the Effective Date. Although it will not be necessary for the Indenture Trustees to apply to the Bankruptcy Court for approval of the Indenture Trustees' Fees and Expenses, any dispute between Reorganized AWI and an Indenture Trustee regarding the reasonableness of any such fees and expenses shall be resolved by the Bankruptcy Court. Each Indenture Trustee shall be compensated by Reorganized AWI for services rendered from and after the Effective Date, including the reasonable compensation, disbursements, and expenses of the agents and legal counsel of such trustee in connection with the performance after the Effective Date of its duties under this section, and shall be indemnified by Reorganized AWI for any loss, liability, or expense incurred by it in connection with the performance of such duties to the same extent and in the same manner as provided in the related indenture.

           N.         LISTING OF THE NEW COMMON STOCK.

As soon as practicable after the Effective Date, Reorganized AWI will use its best efforts to obtain, as of or as soon as practicable after the Effective Date, the listing of its common stock for trading on the New York Stock Exchange or for quotation in the NASDAQ Stock Market and, for so long as there are at least 300 holders of shares of its common stock, to continue the listing of its common stock for trading on either of such markets.

           O.         CORPORATE REORGANIZATION ACTIONS.

On or as soon as practicable after the Effective Date, Reorganized AWI shall take such actions as may be or become necessary to effectuate the following, all of which shall be authorized and approved in all respects, in each case without further action being required under applicable law, regulation, order, or rule (including, without limitation, any action by the shareholders or directors of AWI or Reorganized AWI or the Asbestos PI Trust or the Asbestos PI Trustees):

           >> AWI will file the Amended and Restated Articles of Incorporation with the Secretary of State for the Commonwealth of Pennsylvania.

           >> Certain wholly owned, non-operating subsidiaries of AWI will merge with and into AWI on or as soon as practicable after the Effective Date. Neither Nitram nor Desseaux is one of the entities that will merge with AWI, and neither Nitram nor Desseaux or any of their respective creditors will be affected by the Plan or its confirmation (except to the extent a creditor asserts a claim directly against
                      AWI).

           >>         The Existing AWI Common Stock will be cancelled.

           >> Subject to section 7.3 of the Plan, the Plan Note Indenture will become effective and, upon such effectiveness, the Plan Notes will be issued and delivered in accordance with sections 3.2(f) and 11.8 of the Plan and sections 3.2(g) and 10.1(b) of the Plan.

           >> The New Common Stock will be issued and delivered in accordance with sections 3.2(f) and 11.8 of the Plan and sections 3.2(g) and 10.1(b) of the Plan.

           >> The New Warrants will be issued and delivered as provided in section 7.24 of the Plan (and, if applicable, in accordance with section 10.1(b) of the Plan).

           >>         At AWI's election, AWI will complete the 144A Offering.
                      See Section V.E, entitled, "THE PLAN OF REORGANIZATION - 144A Offering."


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
           >> If a 144A Offering is completed, AWI will distribute the 144A Offering Proceeds in accordance with the Plan.

           >> Reorganized AWI will enter into the New Long-Term Incentive Plan. See Section VIII.C, entitled "MANAGEMENT OF REORGANIZED AWI - Incentive Compensation Plans and New Long-Term Incentive Plan."

The principal assets of the wholly owned non-operating subsidiaries to be merged with and into Reorganized AWI are equity interests in various foreign operating subsidiaries and intercompany debt obligations of Reorganized AWI (which as a result of this transaction will be extinguished). As these subsidiaries are non-operating, the liabilities of these subsidiaries substantially arise out of the allocation by AWI and its subsidiaries of certain administrative expenses and tax liabilities, which, for financial reporting purposes, are treated on a consolidated basis and which will be offset and extinguished in the mergers, with the exception of certain liabilities of one of the non-operating subsidiaries, Armstrong Enterprises, Inc. ("AEI") described below.

In 1995, AEI sold the stock of a wholly-owned operating subsidiary, Thomasville Furniture Industries, Inc. ("THOMASVILLE"), to Furniture Brands International, Inc. ("FURNITURE BRANDS") pursuant to a stock purchase agreement dated as of November 18, 1995 ("THOMASVILLE SALE AGREEMENT"). Pursuant to the Thomasville Sale Agreement, AEI agreed to indemnify Furniture Brands against liabilities, if any, arising out of certain tax and environmental matters. AWI guaranteed the performance by AEI of its obligations under the Thomasville Sale Agreement.

Furniture Brands has alleged that it holds a claim against AWI and AWI's estate in an amount of $766,370 with respect to the tax indemnification under the Thomasville Sale Agreement. AWI intends to object to such claim in the Chapter 11 Case. To date, AWI has paid approximately $3,700,000 on account of the environmental indemnification obligation under the Thomasville Sale Agreement, and AWI estimates that the range of future liability with respect to such obligation will be from approximately $750,000 to $2,880,000. As a result of the merger of AEI into Reorganized AWI following the Effective Date, any liabilities of AEI will become liabilities of Reorganized AWI.

           P.         HOLDINGS PLAN OF LIQUIDATION.

Holdings' board of directors expects to approve, and recommend to Holdings' shareholders approval of, the Holdings Plan of Liquidation, to be effectuated subject to the Plan being confirmed by the Bankruptcy Court. Approval of Holdings' shareholders of the Holdings Plan of Liquidation will be sought pursuant to a separate proxy statement and proxy, which will be sent to Holdings shareholders and will further describe the Holdings Plan of Liquidation. If the Holdings Plan of Liquidation is approved as required, Holdings will be dissolved and, as soon as practicable, will wind up its business and affairs in accordance with Pennsylvania law and the Holdings Plan of Liquidation. As part of Holdings' winding up, its wholly-owned subsidiary, AWWD, will be merged into Holdings or will dissolve and transfer all of its assets, subject to all of its liabilities, to Holdings, with the result that Holdings will succeed to the interest in AWI now held directly by AWWD. In addition, all intercompany claims among Holdings, AWWD, and AWI will be released. See Section IV.C.11., entitled, "THE CHAPTER 11 CASE - Significant Events During the Chapter 11 Case - Settlement and Release of Intercompany Claims."

If the requisite approvals of the board of directors and shareholders of Holdings of the Holdings Plan of Liquidation are received prior to the issuance of the New Warrants, the New Warrants will be issued to Holdings, for distribution pursuant to the Holdings Plan of Liquidation, as soon as is practicable after the Effective Date. If the requisite approvals of the board of directors and shareholders of Holdings of the Holdings Plan of Liquidation have not been received by that time, the New Warrants will be issued to AWWD. From and after the Effective Date, other than as provided in the Plan (including, without limitation, provisions of the Plan relating to the indemnification rights of Holdings' officers, directors, and employees and the requirement to provide insurance for the benefit of such persons), Reorganized AWI will have no ongoing obligations to Holdings or AWWD. Reorganized AWI will, however, bear all costs and expenses related to the preparation and submission to a vote of Holdings' shareholders of the Holdings Plan of Liquidation and all other operating expenses of Holdings and AWWD during the interim period in which such approval is sought (and, if necessary, for a reasonable transition period thereafter) and, if the requisite approval of the Holdings Plan of Liquidation


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
by Holdings' shareholders is obtained, all expenses of administering the performance and consummation of the Holdings Plan of Liquidation, including any taxes incurred by Holdings in connection therewith. Holdings currently expects, assuming occurrence of the Effective Date and receipt of the required approvals of the Holdings Plan of Liquidation, that the New Warrants will be delivered to Holdings' shareholders as soon as the winding up of Holdings' affairs permits. As further explained in Section V.D.4 of this Disclosure Statement, entitled, "THE PLAN OF REORGANIZATION - Description of the Reorganization Consideration - New Warrants," the New Warrants are expected to have a fair market value of between $40 and $50 million, an amount which, if divided by the number of shares of Holdings outstanding, equals $0.86 to $0.98 per share.

                      IMPORTANT INFORMATION FOR HOLDERS OF
                    COMMON STOCK OF ARMSTRONG HOLDINGS, INC.

             IN CONNECTION WITH THE PROPOSED PLAN, THE BOARD OF DIRECTORS OF HOLDINGS CONTEMPLATES PROPOSING THE DISSOLUTION AND WINDING-UP OF HOLDINGS. IN THAT REGARD, HOLDINGS INTENDS TO FILE RELEVANT MATERIALS WITH THE SEC, INCLUDING A PROXY SOLICITATION STATEMENT WITH RESPECT TO APPROVAL BY HOLDINGS' SHAREHOLDERS OF A PLAN OF DISSOLUTION, WINDING UP AND DISTRIBUTION FOR HOLDINGS. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, STOCKHOLDERS OF HOLDINGS ARE URGED TO READ THEM, IF AND WHEN THEY BECOME AVAILABLE. WHEN FILED WITH THE SEC, THEY WILL BE AVAILABLE FOR FREE AT THE SEC'S WEBSITE, WWW.SEC.GOV. HOLDINGS STOCKHOLDERS WILL RECEIVE INFORMATION AT AN APPROPRIATE TIME ON HOW TO OBTAIN DOCUMENTS RELATED TO SUCH MATTERS FOR FREE FROM HOLDINGS.

             DIRECTORS AND EXECUTIVE OFFICERS OF HOLDINGS AND ITS SUBSIDIARIES MAY BE DEEMED TO BE PARTICIPANTS IN HOLDINGS' SOLICITATION OF PROXIES OR CONSENTS FROM ITS STOCKHOLDERS IN CONNECTION WITH THIS MATTER. INFORMATION ABOUT SUCH DIRECTORS AND EXECUTIVE OFFICERS AND THEIR RESPECTIVE STOCK OWNERSHIP AND OTHER INTERESTS IS SET FORTH IN HOLDINGS' ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002. PARTICIPANTS IN HOLDINGS' SOLICITATION MAY ALSO BE DEEMED TO INCLUDE VARIOUS DIRECTORS, EXECUTIVE OFFICERS AND OTHER PERSONS:

                      DIRECTORS: H. Jesse Arnelle, Van C. Campbell, Judith R. Haberkorn, John A. Krol, Michael D. Lockhart, James E. Marley, Ruth M. Owades, John J. Roberts, M. Edward Sellers, and Jerre L. Stead

                      OFFICERS: Matthew J. Angello, Leonard A. Campanaro, Chan
                      W. Galbato, Gerard L. Glenn, David E. Gordon, Michael D. Lockhart, John N. Rigas, William C. Rodruan, Stephen J. Senkowski, Barry M. Sullivan, and April L. Thornton

             AS OF THE DATE OF THIS COMMUNICATION, NONE OF THESE PARTICIPANTS INDIVIDUALLY BENEFICIALLY OWNS MORE THAN 1% OF HOLDINGS' COMMON STOCK. EXCEPT AS DISCLOSED ABOVE, TO THE KNOWLEDGE OF HOLDINGS, NONE OF THESE PERSONS HAS ANY INTEREST, DIRECT OR INDIRECT, BY SECURITY HOLDINGS OR OTHERWISE, IN HOLDINGS. STOCKHOLDERS OF HOLDINGS WILL BE ABLE TO OBTAIN ADDITIONAL INFORMATION REGARDING THE INTERESTS OF THE PARTICIPANTS BY READING THE PROXY OR CONSENT SOLICITATION STATEMENT OF HOLDINGS IF AND WHEN IT BECOMES AVAILABLE.

Q.         DISTRIBUTIONS UNDER THE PLAN.

           1.         DISTRIBUTION DATE.

Each of the following will constitute a Distribution Date: (a) the Initial Distribution Date, (b) the first Business Day after the end of the months of March, June, September, and December, commencing with the first such date to occur more than one hundred eighty (180) days after the Effective Date and until the second anniversary of the Effective Date, (c) after the second anniversary


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
of the Effective Date, the first Business Day after the end of the month of December, and (d) the Final Distribution Date; provided, however, that (i) a Distribution Date (other than the Initial Distribution Date and the Final Distribution Date) shall not occur if the aggregate amount of Plan Notes and Available Cash to be distributed on any Distribution Date is less than one million dollars ($1,000,000), in which case the amount to be distributed shall be retained and added to the amount to be distributed on the next Distribution Date, and (ii) any Unsecured Claim that becomes Allowed less than twenty (20) Business Days prior to a Distribution Date shall be treated as a Disputed Claim for the purposes of the Distribution occurring on such Distribution Date and shall not receive a Distribution until the Distribution Date immediately succeeding such Distribution Date.

           2.         DISPUTED UNSECURED CLAIMS RESERVE.

If the Plan Notes are issued under the Plan, on the Initial Distribution Date, Reorganized AWI will establish the Disputed Unsecured Claims Reserve, pursuant to which Plan Notes not distributed on the Initial Distribution Date or on any subsequent Distribution will be issued but held in trust by the Disbursing Agent pending the resolution of Disputed Claims. In accordance with and subject to the provisions of sections 3.2(f)(ii), 5.3 and 7.8 of the Plan, any Distribution of Plan Notes with respect to a Disputed Claim that becomes Allowed will include interest and other accretions with respect to such Plan Notes, net of the portion of expenses (including, without limitation, taxes payable by the Disputed Unsecured Claims Reserve) attributable to such Plan Notes.

           3.         TIMING OF DISTRIBUTIONS UNDER THE PLAN.

Any Distribution to be made by AWI or Reorganized AWI pursuant to the Plan will be deemed to have been timely made if made within ten (10) days after the time therefor specified in the Plan. No interest will accrue or be paid with respect to any Distribution as a consequence of such Distribution not having been made on the Effective Date; provided, however, that any Plan Notes distributed from the Disputed Unsecured Claims Reserve after the Initial Distribution Date will include accrued interest and any other accretions thereon (net of the portion of the expenses of the Disputed Unsecured Claims Reserve (including, without limitation, taxes) attributable to such Plan Notes) from and after the Initial Distribution Date in accordance with the terms of the Plan Note Indenture, and New Common Stock issued to holders of Allowed Claims in Class 6 and 8 after the Effective Date will include all dividends declared and paid and other distributions made in respect thereto after the Effective Date.

           (A) DISTRIBUTIONS WITH RESPECT TO UNSECURED CLAIMS AND ENVIRONMENTAL CLAIMS.

Distributions with respect to Classes 6 and 8 will only be made on each Distribution Date; provided, however, that, if a Claim in any of Classes 6 or 8 becomes Allowed subsequent to the Initial Distribution Date, AWI may, in its sole discretion, make a Distribution with respect to such Claim prior to a Distribution Date. For purposes of treatment and Distribution under the Plan, except as provided with respect to treatment of Claims in the voting procedures approved by the Voting Procedures Order, all Unsecured Claims held by a Creditor shall be aggregated and treated as a single Claim. At the written request of AWI or the Disbursing Agent, any Creditor holding multiple Unsecured Claims shall provide to AWI or the Disbursing Agent, as the case may be, a single address to which any Distributions shall be sent. At the written request of any Creditor holding multiple Unsecured Claims made to the Disbursing Agent within thirty
(30) days prior to a Distribution Date, such Creditor shall receive an itemized statement of the Unsecured Claims for which the Distribution is being made.

           (B)        DISTRIBUTION TO THE ASBESTOS PI TRUST.

The Distribution to the Asbestos PI Trust shall be made on the later of (i) the date the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement and
(ii) the Effective Date; provided, however, that if Reorganized AWI intends to complete the 144A Offering, then the Distribution of the 144A Offering Proceeds and/or Plan Notes to the Asbestos PI Trust shall occur as soon as practicable after the 144A Offering is completed or Reorganized AWI determines not to complete a 144A Offering, but in no event shall such Distribution occur after the Initial Distribution Date.

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
           4.         FRACTIONAL SHARES.

No fractional shares of New Common Stock will be distributed, no Plan Notes will be issued in an amount less than $1,000, and no cash payments of fractions of cents will be made. Fractional cents will be rounded to the nearest whole cent (with 0.5 cent or less to be rounded down). Fractional shares will be rounded to the nearest whole share (with 0.5 share or less to be rounded down). Plan Notes in denominations of less than $1,000 will be rounded to the nearest $1,000 increment (with Plan Notes in denominations of $500 or less to be rounded down). No cash will be paid in lieu of such fractional shares or Plan Notes in increments of less than $1,000.

           5.         PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS.

Reorganized AWI will object to the allowance of Claims filed with the Bankruptcy Court (other than Asbestos Personal Injury Claims and Asbestos Property Damage Claims) with respect to which Reorganized AWI disputes liability in whole or in part. All objections that are filed and prosecuted by Reorganized AWI as provided in the Plan will be litigated to Final Order by Reorganized AWI or compromised and settled in accordance with the Claims Settlement Guidelines. Unless otherwise provided in the Plan or ordered by the Bankruptcy Court, all objections by Reorganized AWI to Claims will be served and filed no later than ninety (90) days after the Effective Date.

Notwithstanding the above, a Distribution will only be made by Reorganized AWI to the holder of a Disputed Claim when, and to the extent that, such Disputed Claim becomes Allowed. No interest will be paid on account of Disputed Claims that later become Allowed except to the extent that payment of interest is required under section 506(b) of the Bankruptcy Code. No Distribution will be made with respect to all or any portion of any Disputed Claim pending the entire resolution thereof in the manner described above.

           6.         AMENDMENTS TO THE CLAIMS SETTLEMENT GUIDELINES.

On the Effective Date, the Claims Settlement Guidelines will be amended in the form set forth in Exhibit "1.39" to the Plan. It is expected that such amendment will eliminate the requirement for approval by the committees for certain claims settlements, but add the requirement of the consent of a designated representative of the Creditors' Committee. In addition, the threshold for obtaining Bankruptcy Court approval of certain settlements will be increased so that Bankruptcy Court approval will only be required for (i) settlements with Affiliates, (ii) settlements as to which the Creditors' Committee representative objects, and (iii) settlements where the difference between AWI's scheduled claim and the allowed claim is greater than $10 million. The Claims Settlement Guidelines do not and will not address the resolution of Asbestos Personal Injury Claims, which will be governed exclusively by the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures.

           7.         DISTRIBUTION OF UNCLAIMED PROPERTY.

Any Distribution under the Plan that is unclaimed after one hundred eighty (180) days following the date such property is distributed will be deemed not to have been made and will be transferred to Reorganized AWI, free and clear of any claims or interests of any entities, including, without express or implied limitation, any claims or interests of any governmental unit under escheat principles. This will not affect the discharge of the Claim with respect to which such Distribution was made, and the holder of such Claim will be forever barred from enforcing such Claim against Reorganized AWI or Reorganized AWI's assets, estate, properties, or interests in property.

R.         DISCHARGE OF AWI.

The rights provided by the Plan and the treatment of the Claims and Equity Interests therein will be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued thereon from and after the Commencement Date, against AWI or its estate, properties, or interests in property. Except as otherwise provided in the Plan, upon the Effective Date all such Claims and Equity Interests in AWI will be deemed satisfied, discharged, and released in full. Pursuant to the Plan and the Confirmation Order, all parties will be precluded from asserting against Reorganized AWI, its successors, or its or their assets, properties, or interests in property any other or further Claims or Equity Interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Confirmation Date. In addition, the Confirmation Order will contain, inter alia,


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
the Asbestos PI Permanent Channeling Injunction. For a description of the Asbestos PI Permanent Channeling Injunction, see Section VI.C, entitled "THE ASBESTOS PI TRUST -- The Asbestos PI Permanent Channeling Injunction." AWI is not seeking an injunction under section 524(g) of the Bankruptcy Code with respect to Asbestos Property Damage Claims. Instead, AWI will rely upon the general discharge and injunction against the assertion of preconfirmation claims that the Bankruptcy Code makes applicable to all Claims, whatever their nature.

S.         MODIFICATION OF THE PLAN.

AWI may only, with the written consent of the Future Claimants' Representative, the Asbestos PI Claimants' Committee, and, if Class 6 has not voted to reject the Plan at the time of the requested alteration, amendment, or modification, the Unsecured Creditors' Committee, alter, amend, or modify the Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date so long as the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code. After the Confirmation Date and prior to the Effective Date, AWI, with the written consent of the Future Claimants' Representative, the Asbestos PI Claimants' Committee, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee, may only alter, amend, or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code.

T.         REVOCATION OR WITHDRAWAL OF THE PLAN.

The Plan may be revoked or withdrawn prior to the Confirmation Date by AWI, with the written consent of the Future Claimants' Representative, the Asbestos PI Claimants' Committee, and, if Class 6 has not voted to reject the Plan at the time of the requested revocation or withdrawal, the Unsecured Creditors' Committee, or, after the Confirmation Deadline, by AWI. If the Plan is revoked or withdrawn prior to the Confirmation Date, then the Plan will be deemed null and void. In such event, nothing contained in the Plan will be deemed to constitute a waiver or release of any claims or defenses or any admission or statement against interest by AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, the Unsecured Creditors' Committee, or any other Entity or to prejudice in any manner the rights of AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, the Unsecured Creditors' Committee, or any Entity in any further proceedings involving AWI.

U.         RIGHTS OF ACTION.

Any rights, claims, or causes of action accruing to AWI pursuant to the Bankruptcy Code or pursuant to any statute or legal theory, including, without express or implied limitation, any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code and (except as provided in Articles X and XI of the Plan) any rights to, claims, or causes of action for recovery under any policies of insurance issued to or on behalf of AWI will remain assets of AWI's estate and, on the Effective Date, will be transferred to Reorganized AWI. Reorganized AWI will be deemed the appointed representative to, and may, pursue, litigate, and compromise and settle any such rights, claims, or causes of action, as appropriate, in accordance with what is in the best interests of and for the benefit of Reorganized AWI.

On December 6, 2002, the two-year statutory limitations period imposed by section 546(a) of the Bankruptcy Code during which AWI must commence avoidance actions expired. Prior to the expiration of such period, AWI conducted a comprehensive review of its prepetition transactions to determine if AWI should commence any avoidance actions prior to December 6, 2002. As a result of such review, the details of which were discussed with counsel to the Unsecured Creditors' Committee, the Asbestos PI Claimants' Committee, and the Future Claimants' Representative, AWI determined not to bring any avoidance actions other than the action against the CCR (see section IV.C.8(b), entitled, "THE CHAPTER 11 CASE - Significant Events During the Chapter 11 Case - Litigation Involving the Center for Claims Resolution - CCR Preference Litigation) and a preference action brought against one of AWI's former suppliers.

V.         DISSOLUTION OF THE COMMITTEES.

On the Effective Date, except for the limited purpose of presenting final applications for fee and expenses, the Future Claimants' Representative, the Asbestos PI Claimants' Committee, the Asbestos PD Committee and the Unsecured


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Creditors' Committee will be released and discharged of and from all further authority, duties, responsibilities, and obligations relating to and arising from and in connection with the Chapter 11 Case, and all such committees will be deemed dissolved, and the Future Claimants' Representative's appointment will continue to serve through the termination of the Asbestos PI Trust in order to perform the functions required by the Asbestos PI Trust Agreement; provided, however, (i) if the Effective Date occurs before the Confirmation Order becomes a Final Order, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee may continue to exist and to serve for the purposes of pursuing any appeal of the Confirmation Order, and (ii) if any adversary proceeding to which any of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, or, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee is participating is pending as of the Effective Date, any such committee may continue to exist or the Future Claimants' Representative may continue to serve for the limited purpose of litigating such adversary proceeding. The fees and expenses of the Future Claimants' Representative from and after the Effective Date relating to the role of the Future Claimants' Representative in the Asbestos PI Trust, pursuant to the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures (including, without limitation, the fees and expenses of any professionals retained by the Future Claimants' Representative), will be the sole responsibility of the Asbestos PI Trust.

W.         EXCULPATION.

None of Reorganized AWI, any of the members of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, any of the members of the Unsecured Creditors' Committee, any of the members of the Asbestos PD Committee, AWWD, Holdings, or any of their officers, directors, employees, or agents will have or incur any liability to any entity for any act or omission in connection with or arising out of the Chapter 11 Case, including, without limitation, the commencement of the Chapter 11 Case, the negotiation of the Plan, pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct, and in all respects will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under, or in connection with, the Plan.

X.         SUPPLEMENTAL DOCUMENTS.

Certain Exhibits to the Plan, such as the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures, are included in this Disclosure Statement as Exhibits to the Plan. Other Exhibits to the Plan will be contained in a separate exhibit volume and will be filed with the Clerk of the Bankruptcy Court by [INSERT DATE], which is not later than the earlier of (i) fifteen (15) days before the deadline for filing objections to confirmation of the Plan and
(ii) thirty (30) days prior to the Confirmation Hearing. Such exhibit volume may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours and may also be viewed at AWI's Internet site (www.armstrongplan.com). Claimants and holders of Equity Interests and shareholders of Holdings may also obtain a copy of the exhibit volume, once filed, from AWI upon written request to the following address:


                     Armstrong World Industries, Inc.
                     Post Office Box 3666
                     Lancaster, Pennsylvania  17604-3666





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
                           VI. THE ASBESTOS PI TRUST

The following summarizes the terms of the governing documents for the Asbestos PI Trust. These documents consist of the Asbestos PI Trust Agreement (the "ASBESTOS PI TRUST AGREEMENT") and The Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust Distribution Procedures (defined in the Plan as the "ASBESTOS PI TRUST DISTRIBUTION PROCEDURES"). The following is intended only to be a summary and is qualified in its entirety by reference to the full text of such documents. In the event of any inconsistency between the provisions of these documents and the summary contained herein, the terms of such documents will control. Interested parties should therefore review the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures, copies of which are attached to the Plan as Exhibits "1.23" and "1.24," respectively.

Liberty Mutual contends that the treatment of AWI's insurance contracts and the structure of the Asbestos PI Trust, among other contemplated provisions of the Plan, including, without limitation, the Asbestos PI Trust Distribution Procedures, would violate Liberty Mutual's contractual rights and AWI's contractual obligations and may void any coverage that may exist under the Liberty Mutual Policies. Thus, Liberty Mutual contends that there is a significant risk that coverage for the Asbestos Personal Injury Claims may be vitiated by confirmation of the Plan. AWI disputes these contentions.

A.         GENERAL DESCRIPTION OF THE ASBESTOS PI TRUST.

           1.         CREATION AND PURPOSES OF THE ASBESTOS PI TRUST.

Effective as of the later of (i) the date the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement and (ii) the Effective Date, the Asbestos PI Trust will be created. The Asbestos PI Trust will be established pursuant to the Asbestos PI Trust Agreement. The purposes of the Asbestos PI Trust are (a) to assume all liabilities of AWI, its successors in interest, and its Affiliates with respect to Asbestos Personal Injury Claims; (b) to use its assets and income to pay holders of valid Asbestos Personal Injury Claims in accordance with the Asbestos PI Trust Distribution Procedures in such a way that such holders are treated fairly, equitably and reasonably in light of the limited assets available to satisfy such claims; and (c) to comply in all respects with the requirements for the Asbestos PI Trust that are described in section 524(g)(2)(B)(i) of the Bankruptcy Code.

           2.         THE ASBESTOS PI TRUSTEES.

On the Confirmation Date, effective as of the Effective Date, the Bankruptcy Court will appoint the individuals selected jointly by the Asbestos PI Claimants' Committee and the Future Claimants' Representative (as identified in Exhibit "7.2" to the Plan), which individuals will be appointed after consultation with AWI, to serve as the Asbestos PI Trustees for the Asbestos PI Trust. The Asbestos PI Trustees will serve staggered initial terms of five (5), four (4), three (3) years, and two (2) years from the effective date of the Asbestos PI Trust Agreement. Two of the initial Asbestos PI Trustees will each serve two-year terms. At the end of that two-year period, the number of Asbestos PI Trustees will be reduced from five (5) to three (3). The remaining three (3) initial Asbestos PI Trustees, after consultation with the TAC and the Future Claimants' Representative, will then decide who among their number will serve the remainder of the three (3), four (4), and five (5) year terms. Thereafter, each term of service will be five years.

Each Asbestos PI Trustee will serve until the end of the Asbestos PI Trustee's term, his or her death, resignation or removal, or the termination of the Asbestos PI Trust. Any Asbestos PI Trustee may be removed by the unanimous vote of the remaining Asbestos PI Trustees and with the approval of the Bankruptcy Court in the event he or she becomes unable to discharge his or her duties due to accident or physical or mental deterioration, or for good cause, including any substantial failure to comply with the general administration provisions of the Asbestos PI Trust Agreement. In the event of a vacancy in an Asbestos PI Trustee position, the remaining Asbestos PI Trustees will consult with the TAC (see below) and the Future Claimants' Representative concerning appointment of a successor Asbestos PI Trustee. The vacancy will be filled by the unanimous vote of the remaining Asbestos PI Trustees unless a majority of the TAC or the Future Claimants' Representative vetoes the appointment. In that event, the Bankruptcy Court will make the appointment.

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
Each Asbestos PI Trustee will be entitled to receive annual compensation for his or her service, which compensation will be disclosed to the Bankruptcy Court prior to the Confirmation Hearing, plus a per diem allowance for meetings attended and out-of-pocket costs and expenses. The Asbestos PI Trustees' annual and per diem compensation will be reviewed every three years and appropriately adjusted with the approval of the Bankruptcy Court.

The Asbestos PI Trustees may sit on the Board of Directors of Reorganized AWI, but they will not receive additional compensation for their service on such board over and above the compensation they receive as Trustees. The Asbestos PI Trustees will receive from the Asbestos PI Trust, however, the same per diem allowance as Reorganized AWI pays its directors for attendance at meetings. Subject to a number of limitations set forth in the Asbestos PI Trust Agreement, the Asbestos PI Trustees have the power to take any and all actions that are necessary to fulfill the purposes of the Asbestos PI Trust and need not obtain Bankruptcy Court approval to do so.

           3.         THE TRUSTEES' ADVISORY COMMITTEE.

The Asbestos PI Trust Agreement provides for the establishment of a Trustees' Advisory Committee (the "TAC"). The initial members of the TAC will be identified, and a complete biography for each such initial member will be provided, to the Bankruptcy Court prior to the Confirmation Hearing.

Each member of the TAC will serve until his or her death, resignation or removal, or the termination of the Asbestos PI Trust. Any TAC member may be removed by the remaining TAC members with the approval of the Bankruptcy Court in the event he or she becomes unable to discharge his or her duties due to accident or physical or mental deterioration, or for good cause, including any substantial failure to comply with the general administration provisions of the Asbestos PI Trust Agreement, or other good cause. In the event of a vacancy caused by the resignation or term expiration of a TAC member, his or her successor will be selected by the TAC member who is resigning or whose term is expiring, unless the remaining members unanimously veto the selection, in which case the successor will be selected by a unanimous vote of the remaining members. If the remaining members cannot unanimously agree, the Bankruptcy Court will appoint the successor. In the event of a vacancy caused by removal or death of a TAC member, or in the event that a resigning member or retiring member does not name his or her successor, the remaining members of the TAC by unanimous vote will name the successor. If the remaining members of the TAC cannot reach unanimous agreement, the Bankruptcy Court will appoint the successor.

The Asbestos PI Trustees are required to consult with the TAC on the appointment of successor Asbestos PI Trustees, the general implementation and administration of the Asbestos PI Trust and the Asbestos PI Trust Distribution Procedures, and on various other matters required by the Asbestos PI Trust Agreement. The Asbestos PI Trustees must also obtain the consent of a majority of TAC members on a variety of matters, including material amendments to the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures, merger or participation with other claims resolution facilities, and termination of the Asbestos PI Trust under certain conditions specified in the Asbestos PI Trust Agreement.

The members of the TAC will be entitled to receive compensation from the Asbestos PI Trust for their services as TAC members in the form of a reasonable hourly rate set by the Asbestos PI Trustees for attendance at meetings or other conduct of Asbestos PI Trust business. The members of the TAC will also be reimbursed promptly for all reasonable out-of-pocket costs and expenses incurred in connection with the performance of their duties hereunder. As with the initial Asbestos PI Trustees, the initial members of the TAC will serve staggered terms, with five-year terms thereafter. The identity of the individuals who will serve as the initial TAC members will be disclosed at the Confirmation Hearing.

           4.         THE FUTURE CLAIMANTS' REPRESENTATIVE.

The Asbestos PI Trust Agreement provides for the appointment of Dean M. Trafelet, Esq. as the Future Claimants' Representative who will serve in a fiduciary capacity, representing the interests of the holders of Demands against the Asbestos PI Trust for the purposes of protecting the rights of such persons.

The Future Claimants' Representative will serve until his or her death, resignation or removal, or the termination of the Asbestos PI Trust. The Future Claimants' Representative may resign at any time by written notice to the


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
Asbestos PI Trustees and may be removed by the Bankruptcy Court in the event he or she becomes unable to discharge his or her duties due to accident or physical or mental deterioration, or for good cause, including any substantial failure to comply with the general administration provisions of the Asbestos PI Trust Agreement. A vacancy in the position of Future Claimants' Representative caused by resignation will be filled by an individual nominated prior to the effective date of the resignation by the resigning Future Claimants' Representative. A vacancy caused by death or removal of the Future Claimants' Representative will be filled by an individual nominated by the Asbestos PI Trustees, the TAC, or both. In any case, the nominee will be subject to the approval of the Bankruptcy Court.

The Asbestos PI Trustees are required to consult with the Future Claimants' Representative on the appointment of successor Asbestos PI Trustees, the general implementation and administration of the Asbestos PI Trust and the Asbestos PI Trust Distribution Procedures, and on various other matters required by the Asbestos PI Trust Agreement. The Asbestos PI Trustees must also obtain the consent of the Future Claimants' Representative on a variety of matters, including material amendments to the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures, merger or participation with other claims resolution facilities, and termination of the Asbestos PI Trust under certain conditions specified in the Asbestos PI Trust Agreement.

The Future Claimants' Representative will be entitled to receive compensation from the Asbestos PI Trust in the form of payment at the Future Claimants' Representative's normal hourly rate for services performed and will be reimbursed by the Asbestos PI Trust for all reasonable out-of-pocket costs and expenses incurred by the Future Claimants' Representative in connection with the performance of his or her duties hereunder.

           5.         TRANSFER OF CERTAIN PROPERTY TO THE ASBESTOS PI TRUST.

           (A)        TRANSFER OF BOOKS AND RECORDS.

On the Effective Date or as soon thereafter as is practicable, at the sole cost and expense of the Asbestos PI Trust and in accordance with written instructions provided to Reorganized AWI by the Asbestos PI Trust, Reorganized AWI will transfer and assign, or cause to be transferred and assigned, to the Asbestos PI Trust the books and records of AWI that pertain directly to Asbestos Personal Injury Claims that have been asserted against AWI. AWI will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfer does not result in the destruction or waiver of any applicable privileges pertaining to such books and records. If the Bankruptcy Court does not so rule, at the option of the Asbestos PI Trust, Reorganized AWI will, at the sole cost and expense of the Asbestos PI Trust, retain the books and records and enter into arrangements to permit the Asbestos PI Trust to have access to such books and records. If the Asbestos PI Trust does not issue written instructions for the transfer or retention of such books and records within one hundred eighty (180) days after the later of the Effective Date and the date by which all the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement, or if the Asbestos PI Trust so requests, Reorganized AWI may (and shall, if the Asbestos PI Trust so requests, but at the sole cost and expense of the Asbestos PI Trust) destroy any such books and records, and the order of the District Court entered during the Chapter 11 Case with respect to the retention of books and records shall be deemed superseded by the Plan.

           (B)        TRANSFER OF REORGANIZATION CONSIDERATION.

On the later of the Effective Date and the date by which all the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement, AWI will transfer to the Asbestos PI Trust the Asbestos PI Insurance Asset and the following assets:

           >>         65.57% of the New Common Stock,

           >> 65.57% of the first $1.05 billion of (x) up to $300 million of Available Cash and (y) principal amount of each series of the Plan Notes and/or 144A Offering Proceeds,


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
           >> 40% of the first $50 million of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan,

           >> 40% of an amount of each series of Plan Notes and/or 144A Offering Proceeds equal to the difference (if positive) of $50 million less the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, and

           >> 65.57% of the remaining Available Cash and each series of Plan Notes and/or 144A Offering Proceeds after making provision for the Distribution provided in sections 3.2(f)(ii)2, 3.2(f)(ii)3, and 3.2(f)(ii)4 of the Plan and
                      the funding of the Asbestos PI Trust in sections 10.1(b)(ii), 10.1(b)(iii), and 10.1(b)(iv) of the Plan.

If, however, AWI intends to complete the 144A Offering, then the Distribution of the 144A Offering Proceeds and/or Plan Notes to the Asbestos PI Trust will occur as soon as practicable after the 144A Offering is completed or Reorganized AWI determines not to complete a 144A Offering, but in no event will such Distribution occur after the Initial Distribution Date. AWI estimates that the total value of assets to be distributed by AWI to the Asbestos PI Trust, excluding the Asbestos PI Insurance Asset, will be approximately $1.8 billion as of the Effective Date. See Section V.D, entitled, "THE PLAN OF REORGANIZATION - Description of the Reorganization Consideration," for a description of the New Common Stock and the Plan Notes and the definition and estimate of Available Cash.

If Class 6 votes to reject the Plan, as soon as practicable after the Effective Date, the New Warrants will be issued by Reorganized AWI on account of the Asbestos Personal Injury Claims, but the Plan provides that such claimants have waived on behalf of themselves and the Asbestos PI Trust any right to the New Warrants, and the New Warrants will be issued by Reorganized AWI, without any action by, or any direction by, the Asbestos PI Trust or the Asbestos PI Trustees, to AWWD or to Holdings, as the successor to AWWD consistent with the provisions of section 7.24 of the Plan regarding the dissolution and winding up of Holdings.

           (C)        ASBESTOS PI TRUST TERMINATION PROVISIONS.

The Asbestos PI Trust is irrevocable, but will terminate ninety (90) days after the first to occur of any of the following events:

           >> the Asbestos PI Trustees decide to terminate the Asbestos PI Trust because (a) they deem it unlikely that new asbestos claims will be filed against the Asbestos PI Trust, (b) all Asbestos Personal Injury Claims duly filed with the Asbestos PI Trust have been liquidated and paid to the extent provided in the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures or disallowed by a final, non-appealable order, to the extent possible based upon the funds available through the Plan, and (c) twelve (12) consecutive months have elapsed during which no new asbestos claim has been filed with the Asbestos PI Trust; or

           >> if the Asbestos PI Trustees have procured and have in place irrevocable insurance policies and have established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the Asbestos PI Trust in a manner consistent with the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a final order; or


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
           >> to the extent that any rule against perpetuities will be deemed applicable to the Asbestos PI Trust, twenty-one
                      (21) years less ninety-one (91) days pass after the death of the last survivor of all of the descendents of the late Joseph P. Kennedy, Sr., father of the late President John
                      F. Kennedy, living on the date of the Asbestos PI Trust Agreement.

On the termination date, after payment of all the Asbestos PI Trust's liabilities have been provided for, all monies remaining in the Asbestos PI Trust estate will be given to such organization(s) exempt from federal income tax under section 501(c)(3) of the Internal Revenue Code, which tax-exempt organization(s) will be selected by the Asbestos PI Trustees using their reasonable discretion; provided, however, that (i) if practicable, the activities of the selected tax-exempt organization(s) will be related to the treatment of, research on, or the relief of suffering of individuals suffering from asbestos-related lung disorders, and (ii) the tax-exempt organization(s) will not bear any relationship to Reorganized Debtors within the meaning of section 468(d)(3) of the Internal Revenue Code. AWI believes that the likelihood of any monies remaining in the Asbestos PI Trust after the Asbestos PI Trust terminates is extremely remote.

           6.         ABILITY TO AMEND ASBESTOS PI TRUST DOCUMENTS.

The Asbestos PI Trustees, subject to the TAC's and the Future Claimants' Representative's consent, may modify or amend certain provisions of the Asbestos PI Trust Agreement or any document annexed thereto. However, the Asbestos PI Trust provisions may not be modified or amended in any way that could jeopardize, impair, or modify the applicability of section 524(g) of the Bankruptcy Code, the efficacy or enforceability of the injunction entered thereunder, or the Asbestos PI Trust's qualified settlement fund status under
Section 468B of the Internal Revenue Code.

           7.         ASBESTOS PI TRUST DISTRIBUTION PROCEDURES.

           (A)        ASBESTOS PI TRUST GOALS.

The Asbestos PI Trustees will implement and administer the Asbestos PI Trust Distribution Procedures, which are attached to the Plan as Exhibit "1.24." These procedures will have been adopted after lengthy negotiations between and among the ACC, the Future Claimants' Representative, and AWI. Nothing approaching full payment of all Asbestos Personal Injury Claims is possible in light of the value of the Asbestos Personal Injury Claims that could be filed against the Asbestos PI Trust, both currently and in the future, and the value of the Asbestos PI Trust assets.

The goal of the Asbestos PI Trust is to treat all claimants equitably. The Asbestos PI Trust Distribution Procedures further that goal by setting forth procedures for processing and paying claims generally on an impartial, first-in-first-out ("FIFO") basis, with the intention of paying all claimants over time as equivalent a share as possible of the value of their claims based on historical values for substantially similar claims in the tort system. To this end, the Asbestos PI Trust Distribution Procedures establish a schedule of eight asbestos-related diseases ("DISEASE LEVELS"), all of which have presumptive medical and exposure requirements ("MEDICAL/EXPOSURE CRITERIA"), seven of which have specific liquidated values ("SCHEDULED VALUES"), anticipated average values ("AVERAGE VALUES"), and caps on their liquidated values ("MAXIMUM VALUES"). The Disease Levels, Medical/Exposure Criteria, Scheduled Values, Average Values and Maximum Values have all been selected and derived with the intention of achieving a fair allocation of the Asbestos PI Trust funds as among claimants suffering from different disease processes in light of the best available information considering the settlement history of AWI and the rights claimants would have in the tort system absent the bankruptcy.

           (B) DISEASE LEVELS, SCHEDULED VALUES AND MEDICAL/EXPOSURE CRITERIA SET FORTH IN THE ASBESTOS PI TRUST DISTRIBUTION PROCEDURES.

The eight Disease Levels covered by the Asbestos PI Trust Distribution Procedures, together with the Medical/Exposure Criteria for each and the Scheduled Values for the seven Disease Levels eligible for Expedited Review, are set forth below. These Disease Levels, Scheduled Values, and Medical/Exposure Criteria will apply to all Asbestos PI Trust Voting Claims (as defined in the Asbestos PI Trust Distribution Procedures) filed with the Asbestos PI Trust on


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
or before the Initial Asbestos PI Trust's Claims Filing Date (defined below). Thereafter, with the consent of the TAC and the Future Claimants' Representative, the Asbestos PI Trustees may add to, change, or eliminate Disease Levels, Scheduled Values, or Medical/Exposure Criteria; develop subcategories of Disease Levels, Scheduled Values or Medical/Exposure Criteria; or determine that a novel or exceptional asbestos personal injury claim is compensable even though it does not meet the Medical/Exposure Criteria for any of the then current Disease Levels.

                               SCHEDULED
DISEASE LEVEL                    VALUE           MEDICAL/EXPOSURE CRITERIA
-------------                    -----           -------------------------

Mesothelioma (Level VIII)       $110,000    (1) Diagnosis of mesothelioma; and
                                            (2) credible evidence of AWI
                                            Exposure. (3)

Lung Cancer 1 (Level (VII)       $42,500    (1) Diagnosis of a primary lung
                                            cancer plus evidence of an
                                            underlying Bilateral
                                            Asbestos-Related Nonmalignant
                                            Disease,(4) (2) six months AWI
                                            Exposure prior to December 31, 1982,
                                            (3) Significant Occupational
                                            Exposure(5) to asbestos, and (4)
                                            supporting medical documentation
                                            establishing asbestos exposure as a
                                            contributing factor in causing the
                                            lung cancer in question.

Lung Cancer 2 (Level VI)            None    (1) Diagnosis of a primary lung
                                            cancer; (2) AWI Exposure prior to
                                            December 31, 1982; and (3)
                                            supporting medical documentation
                                            establishing asbestos exposure as a
                                            contributing factor in causing the
                                            lung cancer in question.

                                            Lung Cancer 2 (Level VI) claims are
                                            claims that do not meet the more
                                            stringent medical and/or exposure
                                            requirements of Lung Cancer (Level
                                            VII) claims. All claims in this
                                            Disease Level will be individually
                                            evaluated. The estimated likely
                                            average of the individual evaluation
                                            awards for this category is $15,000,
                                            with such awards capped at $50,000
                                            unless the claim qualified for
                                            Extraordinary Claim treatment.

                                            Level VI claims that show no
                                            evidence of either an underlying
                                            Bilateral Asbestos-Related
                                            Non-malignant Disease or Significant
                                            Occupational Exposure may be
                                            individually evaluated, although it
                                            is not expected that such claims
                                            will be treated as having any
                                            significant value, especially if the
                                            claimant is also a smoker.(6) In any

---------------------------
(3) As defined in the Asbestos PI Trust Distribution Procedures.

(4) Evidence of "Bilateral Asbestos-Related Nonmalignant Disease" for purposes of meeting the criteria for establishing Disease Levels I, II, V, and VII is described in the Asbestos PI Trust Distribution Procedures.

(5) As defined in the Asbestos PI Trust Distribution Procedures.

(6) There is no distinction in the Asbestos PI Trust Distribution Procedures between non-smokers and smokers for either Lung Cancer (Level VII) or Lung Cancer (Level VI), although a claimant who meets the more stringent requirements of Lung Cancer (Level VII) (evidence of an underlying Bilateral Asbestos-Related Nonmalignant Disease plus Significant Occupational Exposure), and who is also a Non-Smoker, may wish to have his or her claim individually evaluated by the PI

                               SCHEDULED
DISEASE LEVEL                    VALUE           MEDICAL/EXPOSURE CRITERIA
-------------                    -----           -------------------------

                                            event, no presumption of validity
                                            will be available for any claims in
                                            this category.

Other Cancer (Level V)          $21,500     (1) Diagnosis of a primary
                                            colo-rectal, laryngeal, esophageal,
                                            pharyngeal, or stomach cancer, plus
                                            evidence of an underlying Bilateral
                                            Asbestos-Related Nonmalignant
                                            Disease, (2) six months AWI Exposure
                                            prior to December 31, 1982, (3)
                                            Significant Occupational Exposure to
                                            asbestos, and (4) supporting medical
                                            documentation establishing asbestos
                                            exposure as a contributing factor in
                                            causing the other cancer in
                                            question.

Severe Asbestosis (Level IV)    $42,500     (1) Diagnosis of asbestosis with ILO
                                            of 2/1 or greater, or asbestosis
                                            determined by pathological evidence
                                            of asbestos, plus (a) TLC less than
                                            65%, or (b) FVC less than 65% and
                                            FEV1/FVC ratio greater than 65%, (2)
                                            six months AWI Exposure prior to
                                            December 31, 1982, (3) Significant
                                            Occupational Exposure to asbestos,
                                            and (4) supporting medical
                                            documentation establishing asbestos
                                            exposure as a contributing factor in
                                            causing the pulmonary disease in
                                            question.

Asbestos/Pleural Disease        $9,700
(Level III)                                 Diagnosis of asbestosis with ILO of
                                            1/0 or greater or asbestosis
                                            determined by pathology, or
                                            bilateral pleural disease of B2 or
                                            greater, plus (a) TLC less than 80%,
                                            or (b) FVC less than 80% and
                                            FEV1/FVC ratio greater than or equal
                                            to 65%, and (2) six months AWI
                                            Exposure prior to December 31, 1982,
                                            (3) Significant Occupational
                                            Exposure to asbestos, and (4)
                                            supporting medical documentation
                                            establishing asbestos exposure as a
                                            contributing factor in causing the
                                            pulmonary disease in question.

Asbestosis/Pleural Disease      $3,700
(Level II)                                  (1) Diagnosis of a Bilateral
                                            Asbestos-Related Nonmalignant
                                            Disease, and (2) six months AWI
                                            Exposure prior to December 31, 1982,
                                            and (3) five years cumulative
                                            occupational exposure to asbestos.

Other Asbestos Disease            $400
(Level I - Cash Discount
 Payment)                                   (1) Diagnosis of a Bilateral
                                            Asbestos- Related Nonmalignant
                                            Disease or an asbestos-related
                                            malignancy other than mesothelioma,
                                            and (2) AWI Exposure prior to
                                            December 31, 1982.

--------------------------
.... (continued)

Trust. In such a case, absent circumstances that would otherwise reduce the value of the claim, it is anticipated that the liquidated value of the claim might well exceed the $42,500 Scheduled Value for Lung Cancer (Level VII) shown above.

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
           (C)        CLAIMS LIQUIDATION PROCEDURES.

Asbestos Personal Injury Claims will be processed based on their place in the FIFO Processing Queue (defined below) to be established pursuant to the Asbestos PI Trust Distribution Procedures. The Asbestos PI Trust will liquidate all Asbestos Personal Injury Claims that meet the presumptive Medical/Exposure Criteria of Disease Levels I-V, VII and VIII efficiently and expeditiously under the Expedited Review Process described below. Claims involving Disease Levels I-V, VII and VIII that do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may undergo the Asbestos PI Trust's Individual Review Process described below. In such a case, notwithstanding that the claim does not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level, the Asbestos PI Trust can offer the claimant an amount up to the Scheduled Value of that Disease Level if the Asbestos PI Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system.

Claimants holding claims involving Disease Level II through VIII may in addition or alternatively seek to establish a liquidated value for the claim that is greater than its Scheduled Value by electing the Asbestos PI Trust's Individual Review Process. However, the liquidated value of a claim that undergoes the Asbestos PI Trust's Individual Review Process for valuation purposes may be determined by the Asbestos PI Trust to be less than its Scheduled Value, and in any event may not exceed the Maximum Value for the relevant Disease Level, unless the claim qualifies as an Extraordinary Claim (defined below), in which case its liquidated value cannot exceed the Maximum Value specified in that provision for such claims. Level VI (Lung Cancer 2) claims may be liquidated only pursuant to the Asbestos PI Trust's Individual Review Process.

All unresolved disputes over a claimant's medical condition, exposure history and/or the liquidated value of the claim will be subject to binding or non-binding arbitration at the election of the claimant. Asbestos Personal Injury Claims that are the subject of a dispute with the Asbestos PI Trust that cannot be resolved by non-binding arbitration may enter the tort system. However, if and when a claimant obtains a judgment in the tort system, the judgment will be payable from the Asbestos PI Trust subject to the Payment Percentage, Maximum Available Payment, and Claims Payment Ratio provisions set forth below.

           (D)        PAYMENT PERCENTAGE.

After the liquidated value of an Asbestos Personal Injury Claim other than a claim involving Other Asbestos Disease (Disease Level I - Cash Discount Payment) is determined by the Asbestos PI Trust, the claimant will receive a pro-rata share of that value based on a payment percentage (the "PAYMENT PERCENTAGE").

The initial Payment Percentage has been set at twenty percent (20%) (the "INITIAL PAYMENT PERCENTAGE"), and will apply to all Asbestos PI Trust Voting Claims accepted as valid by the Asbestos PI Trust, unless adjusted by the Asbestos PI Trust pursuant to the consent of the TAC and the Future Claimants' Representative. The term "ASBESTOS PI VOTING TRUST CLAIMS" includes (i) Pre-Petition Liquidated Claims (defined below); (ii) claims filed against AWI in the tort system or actually submitted to AWI pursuant to an administrative settlement agreement prior to the Commencement Date; and (iii) all claims filed against another defendant in the tort system prior to the date (November 4, 2002) the original Plan was filed with the Bankruptcy Court (the "PLAN FILING DATE"); provided, however, that the claim described in subsection (i), (ii) or
(iii) above actually voted to accept or reject the Plan pursuant to the voting procedures established by the Bankruptcy Court, and provided further that the claim was subsequently filed with the Asbestos PI Trust by the Asbestos PI Trust's Initial Claims Filing Date (defined below). The Initial Payment Percentage has been calculated on the assumption that the Average Values will be achieved with respect to existing present claims and projected future claims involving Disease Levels II - VIII.

The Payment Percentage may be adjusted upwards or downwards from time to time by the Asbestos PI Trust with the consent of the TAC and the Future Claimants' Representative to reflect then-current estimates of the Asbestos PI Trust's assets and its liabilities, as well as then-estimated value of then-pending and future claims. Because there is uncertainty in the prediction of both the number and severity of future claims, and the amount of the Asbestos PI Trust's assets, no guarantee can be made of any Payment Percentage of a Asbestos Personal Injury Claim's liquidated value other than of an Asbestos PI Trust Voting Claim. However, in the event of substantial insurance recoveries, the Payment Percentage may be adjusted upwards and supplemental payments may be made to claimants who received payments in prior periods based on a lower Payment Percentage.

           (E)        MAXIMUM ANNUAL PAYMENT AND MAXIMUM AVAILABLE PAYMENT.

The Asbestos PI Trust will estimate or model the amount of cash flow anticipated to be necessary over its entire life to ensure that funds will be available to treat all present and future claimants as similarly as possible. In each year, the Asbestos PI Trust will be empowered to pay out all of the interest earned during the year, together with a portion of its principal, calculated so that the application of Asbestos PI Trust funds over its life will correspond with the needs created by the anticipated flow of claims (the "MAXIMUM ANNUAL PAYMENT"). The Asbestos PI Trust's distributions to all claimants for that year may not exceed the Maximum Annual Payment determined for that year.

In distributing the Maximum Annual Payment, the Asbestos PI Trust will first allocate the amount in question to outstanding Pre-Petition Liquidated Claims (defined below) and to liquidated Asbestos Personal Injury Claims involving Disease Level I (Cash Discount Payment), in proportion to the aggregate value of each group of claims. The remaining portion of the Maximum Annual Payment (the "MAXIMUM AVAILABLE PAYMENT"), if any, will then be allocated and used to satisfy all other liquidated Asbestos Personal Injury Claims, subject to the Claims Payment Ratio (discussed below).

           (F)        CLAIMS PAYMENT RATIO.

Based upon AWI's claims settlement history and analysis of present and future claims, a Claims Payment Ratio has been determined which, as of the Effective Date, will be set at 65% for Category A claims, which consist of Asbestos Personal Injury Claims involving severe asbestosis and malignancies (Disease Levels IV - VIII) that were unliquidated as of the Commencement Date, and at 35% for Category B claims, which are Asbestos Personal Injury Claims involving non-malignant Asbestosis or Pleural Disease (Disease Levels II and III) that were similarly unliquidated as of the Commencement Date. The Claims Payment Ratio will not apply to any Pre-Petition Liquidated Claims or to any claims for Other Asbestos Disease (Disease Level I - Cash Discount Payment). In each year, after the determination of the Maximum Available Payment, 65% of that amount will be available to pay Category A claims and 35% will be available to pay Category B claims.

The 65%/35% Claims Payment Ratio will apply to all Asbestos PI Trust Voting Claims and will not be amended until the fifth anniversary of the Effective Date. Thereafter, the Claims Payment Ratio will be continued absent circumstances, such as a significant change in law or medicine, necessitating amendment to avoid a manifest injustice.

In any event, no amendment to the Claims Payment Ratio may be made without the consent of the TAC and the Future Claimants' Representative. However, the Asbestos PI Trustees, with the consent of the TAC and the Future Claimants' Representative, may offer the option of a reduced Payment Percentage to holders of claims in either Category A or Category B in return for prompter payment (the "REDUCED PAYMENT OPTION").

           (G)        INDEMNITY AND CONTRIBUTION CLAIMS.

Indirect PI Trust Claims for indemnity and contribution (referred to in the Asbestos PI Trust Distribution Procedures as "INDIRECT ASBESTOS PERSONAL INJURY CLAIMS"), if any, will be subject to the same categorization, evaluation, and payment provisions of this Asbestos PI Trust Distribution Procedures as all other Asbestos Personal Injury Claims.

           (H)        ORDERING OF CLAIMS.

The Asbestos PI Trust will order claims that are sufficiently complete to be reviewed for processing purposes on a FIFO basis except as otherwise provided herein (the "FIFO PROCESSING QUEUE"). For all claims filed on or before the date


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
six months after the Effective Date (the "INITIAL ASBESTOS PERSONAL INJURY CLAIMS FILING DATE"), a claimant's position in the FIFO Processing Queue will be determined as of the earlier of (i) the date prior to the Commencement Date (if any) that the specific claim was either filed against AWI in the tort system or was actually submitted to AWI pursuant to an administrative settlement agreement; (ii) the date before the Commencement Date that a claim was filed against another defendant in the tort system if at the time the claim was subject to a tolling agreement with AWI; (iii) the date after the Commencement Date (if any) but before the Effective Date that the claim was filed against another defendant in the tort system; (iv) the date the claim was filed in the Bankruptcy Court for purposes of voting on the Plan; or (v) the date after the Effective Date but on or before the Initial Asbestos Personal Injury Claims Filing Date that the claim was filed with the Asbestos PI Trust.

Following the Initial Asbestos Personal Injury Claims Filing Date, the claimant's position in the FIFO Processing Queue will be determined by the date the claim was filed with the Asbestos PI Trust.

           (I)        EFFECT OF STATUTES OF LIMITATIONS AND REPOSE.

To be eligible for a place in the FIFO Processing Queue, a claim must meet either (i) for claims first filed in the tort system against AWI prior to the Commencement Date, the applicable federal, state and foreign statute of limitation and repose that was in effect at the time of the filing of the claim in the tort system, or (ii) for claims not filed against AWI in the tort system prior to the Commencement Date, the applicable statute of limitation and repose that was in effect at the time of the filing with the Asbestos PI Trust. However, the running of the relevant statute of limitation will be tolled for purposes of the Asbestos PI Trust as of the earliest of (A) the actual filing of the claim against AWI prior to the Commencement Date, whether in the tort system or by submission of the claim to AWI pursuant to an administrative settlement agreement; (B) the filing of the claim against another defendant in the tort system prior to the Commencement Date if the claim was tolled against AWI at the time by an agreement or otherwise; (C) the filing of a claim after the Commencement Date but prior to the Effective Date against another defendant in the tort system; (D) the filing of the claim for voting purposes in the Chapter 11 Case; or (E) the filing of a proof of claim with the requisite supporting documentation with the Asbestos PI Trust after the Effective Date.

If an Asbestos Personal Injury Claim meets any of the tolling provisions described in the preceding sentence and the claim was not barred by the applicable statute of limitation at the time of the tolling event, it will be treated by the Asbestos PI Trust as timely filed if it is actually filed with the Asbestos PI Trust within three (3) years after the Effective Date. In addition, any claims that were first diagnosed after the Commencement Date, irrespective of the application of any relevant statute of limitation or repose, may be filed with the Asbestos PI Trust within three (3) years after the date of diagnosis or within three (3) years after the Effective Date, whichever occurs later. However, the processing of any Asbestos Personal Injury Claim by the Asbestos PI Trust may be deferred at the election of the claimant.

           (J)        PAYMENT OF CLAIMS.

Asbestos Personal Injury Claims that have been liquidated by the Expedited Review Process (described below), by arbitration or by litigation in the tort system, will be paid in FIFO order based on the date their liquidation became final (the "FIFO PAYMENT QUEUE").

           (K) RESOLUTION OF PRE-PETITION LIQUIDATED ASBESTOS PERSONAL INJURY CLAIMS.

As soon as practicable after the Effective Date, the Asbestos PI Trust will pay, upon submission by the claimant of the applicable Asbestos PI Trust proof of claim form (which will be included in Attachment B to the Asbestos PI Trust Distribution Procedures) together with all documentation required thereunder, all Asbestos Personal Injury Claims that were liquidated by (i) a binding settlement agreement for the particular claim entered into prior to the Commencement Date that is judicially enforceable by the claimant, (ii) a jury verdict or non-final judgment in the tort system obtained prior to the Commencement Date, or (iii) by a judgment that became final and non-appealable prior to the Commencement Date (collectively "PRE-PETITION LIQUIDATED CLAIMS").

The liquidated value of a Pre-Petition Liquidated Claim will be the unpaid portion of the amount agreed to in the binding settlement agreement, the unpaid portion of the amount awarded by the jury verdict or non-final judgment, or the unpaid portion of the amount of the final judgment, as the case may be, plus


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interest, if any, that has accrued on that amount in accordance with the terms of the agreement, if any, or under applicable state law for settlements or judgments as of the Commencement Date; however, the liquidated value of a Pre-Petition Liquidated Claim will not include any punitive or exemplary damages. In the absence of a final order of the Bankruptcy Court determining whether a settlement agreement is binding and judicially enforceable, a dispute between the claimant and the Asbestos PI Trust over this issue will be resolved pursuant to the same procedures that are provided in the Asbestos PI Trust Distribution Procedures for resolving the validity and/or liquidated value of an Asbestos Personal Injury Claim.

Pre-Petition Liquidated Claims will be processed and paid by the Asbestos PI Trust in accordance with their order in a separate FIFO queue to be established by the Asbestos PI Trust based on the date the Asbestos PI Trust received a completed proof of claim form with all required documentation for the particular claim; provided, however, the amounts payable with respect to such claims will not be subject to or taken into account in consideration of the Claims Payment Ratio, but will be subject to the Maximum Annual Payment and Payment Percentage provisions set forth above.

           (L)        RESOLUTION OF UNLIQUIDATED ASBESTOS PERSONAL INJURY
                      CLAIMS.

Within six months after the establishment of the Asbestos PI Trust, the Asbestos PI Trustees, with the consent of the TAC and the Future Claimants' Representative, are required to adopt procedures for reviewing and liquidating all unliquidated Asbestos Personal Injury Claims, which will include deadlines for processing such claims. Such procedures will also require claimants seeking resolution of unliquidated Asbestos Personal Injury Claims to first file a proof of claim form, together with the required supporting documentation. It is anticipated that the Asbestos PI Trust will provide an initial response to the claimant within six months of receiving the proof of claim form.

The proof of claim form will require the claimant to assert his or her claim for the highest Disease Level for which the claim qualifies at the time of filing. Irrespective of the Disease Level alleged on the proof of claim form, all claims will be deemed by the Asbestos PI Trust Distribution Procedures to be a claim for the highest Disease Level for which the claim qualifies at the time of filing, and all lower Disease Levels for which the claim may also qualify at the time of filing or in the future will be treated as subsumed into the higher Disease Level for both processing and payment purposes.

Upon filing of a valid proof of claim form with the required supporting documentation, the claimant will be placed in the FIFO Processing Queue in accordance with the ordering described above, and will advise the Asbestos PI Trust whether the claim should be liquidated under the Asbestos PI Trust's Expedited Review Process or, in certain circumstances, the Asbestos PI Trust's Individual Review Process (both of which are described below).

           (M)        EXPEDITED REVIEW PROCESS.

The Asbestos PI Trust's Expedited Review Process ("EXPEDITED REVIEW") is designed primarily to provide an expeditious, efficient and inexpensive method for liquidating all claims (except those involving Lung Cancer 2 - Disease Level
VI) where the claim can easily be verified by the Asbestos PI Trust as meeting the presumptive Medical/Exposure Criteria for the relevant Disease Level. Expedited Review thus provides claimants with a substantially less burdensome process for pursuing Asbestos Personal Injury Claims than does the Individual Review Process. Expedited Review is also intended to provide qualifying claimants a fixed and certain claims payment.

Thus, claims that undergo Expedited Review and meet the presumptive Medical/Exposure Criteria for the relevant Disease Level will be paid the Scheduled Value for such Disease Level. However, except for claims involving Other Asbestos Disease (Disease Level I), all claims liquidated by Expedited Review will be subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio limitations set forth above. Claimants holding claims that cannot be liquidated by Expedited Review because they do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may elect the Asbestos PI Trust's Individual Review Process.


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
           (N)        CLAIMS PROCESSING UNDER EXPEDITED REVIEW.

All claimants seeking liquidation of their claims pursuant to Expedited Review must file the Asbestos PI Trust's proof of claim form provided in Attachment B to the Asbestos PI Trust Distribution Procedures. As a proof of claim form is reached in the FIFO Processing Queue, the Asbestos PI Trust will determine whether the claim described therein meets the Medical/Exposure Criteria for one of the seven Disease Levels eligible for Expedited Review, and will advise the claimant of its determination. If a Disease Level is determined, the Asbestos PI Trust will tender to the claimant an offer of payment of the Scheduled Value for the relevant Disease Level multiplied by the applicable Payment Percentage, together with a form of release approved by the Asbestos PI Trust.

           (O)        INDIVIDUAL REVIEW PROCESS.

The Asbestos PI Trust's Individual Review Process provides a claimant with an opportunity for individual consideration and evaluation of an Asbestos Personal Injury Claim that fails to meet the presumptive Medical/Exposure Criteria for Disease Levels I - V, VII and VIII. In such a case, the Asbestos PI Trust will either deny the claim, or, if the Asbestos PI Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system, the Asbestos PI Trust can offer the claimant a liquidated value amount up to the Scheduled Value for that Disease Level, unless the claim qualifies as an Extraordinary Claim, in which case its liquidated value cannot exceed the Maximum Value for such a claim.

Claimants holding Asbestos Personal Injury Claims involving Disease Levels II - VIII will also be eligible to seek Individual Review of the liquidated value of their claims, as well as of their medical/exposure evidence. The Individual Review Process is intended to result in payments equal to the full liquidated value for each claim multiplied by the Payment Percentage; however, the liquidated value of any Asbestos Personal Injury Claim that undergoes Individual Review may be determined to be less than the Scheduled Value the claimant would have received under Expedited Review. Moreover, the liquidated value for a claim involving Disease Levels II - VIII will not exceed the Maximum Value for the relevant Disease Level, unless the claim meets the requirements of an Extraordinary Claim, in which case its liquidated value cannot exceed the Maximum Value set forth in that provision for such claims. Because the detailed examination and valuation process pursuant to Individual Review requires substantial time and effort, claimants electing to undergo the Individual Review Process will necessarily be paid the liquidated value of their Asbestos Personal Injury Claims later than would have been the case had the claimant elected the Expedited Review Process.

           (P)        VALUATION FACTORS TO BE CONSIDERED IN INDIVIDUAL REVIEW.

The Asbestos PI Trust will liquidate the value of each Asbestos Personal Injury Claim that undergoes Individual Review based on the historic liquidated values of other similarly situated claims in the tort system for the same Disease Level. The Asbestos PI Trust will thus take into consideration the factors that affect the severity of damages and values within the tort system including, but not limited to (i) the degree to which the characteristics of a claim differ from the presumptive Medical/Exposure Criteria for the Disease Level in question; (ii) factors such as the claimant's age, disability, employment status, disruption of household, family or recreational activities, dependencies, special damages, and pain and suffering; (iii) evidence that the claimant's damages were (or were not) caused by asbestos exposure, including exposure to an asbestos-containing product for which AWI has legal responsibility (for example, alternative causes, and the strength of documentation of injuries); (iv) the industry of exposure; and (v) settlements, verdicts and the claimant's and other law firms' experience in the claimant's jurisdiction for similarly situated claims.

           (Q)        SCHEDULED, AVERAGE AND MAXIMUM VALUES.

The Scheduled, Average and Maximum Values for claims involving Severe Asbestosis (Disease Level IV) and malignancies (Disease Levels V - VIII) are the following:


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

SCHEDULED DISEASE                           SCHEDULED VALUE            AVERAGE VALUE               MAXIMUM VALUE
-----------------                           ---------------            -------------               -------------
Mesothelioma (Level VIII)                       $110,000                  $130,500                    $400,000
Lung Cancer (Level VII)                         $42,500                   $43,800                     $150,000
Lung Cancer (Level VI)                          None                      $15,000                     $50,000
Other Cancer (Level V)                          $21,500                   $21,800                     $75,000
Severe Asbestosis (Level IV)                    $42,500                   $44,300                     $140,000
Asbestosis/Pleural Disease (Level               $9,700                    $10,100                     $20,000
III)
Asbestos/Pleural Disease (Level II)             $3,700                    $4,200                      $10,000
Other Asbestos Disease (Level I)                $400                      None                        None


These Scheduled Values, Average Values and Maximum Values will apply to all Asbestos PI Trust Voting Claims filed with the Asbestos PI Trust on or before the Initial Claims Filing Date. Thereafter, the Asbestos PI Trust, with the consent of the TAC and the Future Claimants' Representative, may change these valuation amounts for good cause and consistent with other restrictions on the amendment power.

           (R)        EXTRAORDINARY AND/OR EXIGENT HARDSHIP CLAIMS.

"EXTRAORDINARY CLAIM" means an Asbestos Personal Injury Claim that otherwise satisfies the Medical Criteria for Disease Levels II - VIII, and that is held by a claimant whose exposure to asbestos (1) occurred predominately as the result of working in a manufacturing facility of AWI during a period in which AWI was manufacturing asbestos-containing products at that facility, or (2) was at least 75% the result of exposure to an asbestos-containing product or to conduct for which AWI has legal responsibility, and there is little likelihood of a substantial recovery elsewhere. All such Extraordinary Claims will be presented for Individual Review and, if valid, will be entitled to an award of up to a Maximum Value of five (5) times the Scheduled Value for claims qualifying for Disease Levels II -V, VII and VIII, and five (5) times the Average Value for claims in Disease Level VI, multiplied by the applicable Payment Percentage. An Extraordinary Claim, following its liquidation, will be placed in the FIFO Queue ahead of all other Asbestos Personal Injury Claims except Exigent Hardship Claims, which will be first in said FIFO Queue, based on its date of liquidation, subject to the Maximum Available Payment and Claims Payment Ratio described above.

At any time the Asbestos PI Trust may liquidate and pay certain Asbestos Personal Injury Claims that qualify as Exigent Hardship Claims. Such claims may be considered separately by the Asbestos PI Trust no matter what the order of processing otherwise would have been under this Asbestos PI Trust Distribution Procedures. An Exigent Hardship Claim, following its liquidation, will be placed first in the FIFO Payment Queue ahead of all other liquidated Asbestos Personal Injury Claims, subject to the Maximum Available Payment and Claims Payment Ratio described above. An Asbestos Personal Injury Claim will qualify for payment as an Exigent Hardship Claim if the claim meets the Medical/Exposure Criteria for Severe Asbestosis (Disease Level IV) or an asbestos-related malignancy (Disease Levels V-VIII), and the Asbestos PI Trust, in its sole discretion, determines
(a) that the claimant needs financial assistance on an immediate basis based on the claimant's expenses and all sources of available income, and (b) that there is a causal connection between the claimant's dire financial condition and the claimant's asbestos-related disease.


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
           (S)        SECONDARY EXPOSURE CLAIMS.

If a claimant alleges an asbestos-related disease resulting solely from exposure to an occupationally exposed person, such as a family member, the claimant may seek Individual Review of his or her claim. In such a case, the claimant will be required to establish that the occupationally exposed person would have met the exposure requirements under the Asbestos PI Trust Distribution Procedures that would have been applicable had that person filed a direct claim against the Asbestos PI Trust. In addition, the claimant with secondary exposure must establish that he or she is suffering from one of the eight Disease Levels above, that his or her own exposure to the occupationally exposed person occurred within the same time frame as the occupationally exposed person was exposed to an asbestos-containing product or to conduct for which AWI has legal responsibility, and that such secondary exposure was a cause of the claimed disease. The proof of claim form included in Attachment B to the Asbestos PI Trust Distribution Procedures contains an additional section for Secondary Exposure Claims. All other liquidation and payment rights and limitations under the Asbestos PI Trust Distribution Procedures will be applicable to such claims.

           (T)        EVIDENTIARY REQUIREMENTS.

                      (a)        MEDICAL EVIDENCE.

The Asbestos PI Trust Distribution Procedures require that all diagnoses of a Disease Level presented to the Asbestos PI Trust be accompanied by either (i) a statement by the physician providing the diagnosis that at least ten years have elapsed between the date of first exposure to asbestos or asbestos-containing products and the diagnosis, or (ii) a histoy of the claimant's exposure sufficient to establish a 10-year latency period. A finding by a physician after the Petitrion Date (7) that a claimant's disease is "consistent with" or "compatible with" asbestosis will not alone be treated by the Asbestos PI Trust as a diagnosis.

Except for claims filed against AWI or another asbestos defendant in the tort system prior to the Commencement Date, all diagnoses of a non-malignant asbestos-related disease (Disease Levels I-IV) submitted to the Asbestos PI Trust must be based (i) in the case of a claimant who was living at the time the claim was filed, upon (A) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease; (B) an X-ray reading by a certified B-reader or a CT scan read by a qualified physician showing bilateral pleural disease or bilateral interstitial fibrosis, and (C) pulmonary function testing if the claim involves Asbestosis/Pleural Disease (Level III) or Severe Asbestosis (Level IV), and (ii) in the case of a claimant who was deceased at the time the claim was filed, upon (A) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease, or (B) pathological evidence of the non-malignant asbestos-related disease, or (C) an X-ray reading by a certified B reader or a CT scan read by a qualified physician showing bilateral pleural disease or bilateral interstitial fibrosis.

Except for claims filed against AWI or another asbestos defendant in the tort system prior to the Commencement Date, diagnoses of an asbestos-related malignancy (Disease Levels V - VIII) submitted to the Asbestos PI Trust must be based upon either (i) a physical examination of the claimant by the physician providing the diagnosis of the malignant asbestos-related disease, or (ii) on a diagnosis of such a malignant Disease Level by a board-certified pathologist.

However, if the holder of an Asbestos Personal Injury Claim has available the medical evidence described above, or if the holder has filed such medical evidence with another asbestos-related personal injury settlement trust that


-----------------------------
(7) Because certain of the claimants obtained their medical evidence years ago in connection with filing Asbestos Personal Injury Claims against AWI and/or other defendants in the tort system before the Commencement Date, and did so to meet then applicable evidentiary requirements that are different from those provided in the Asbestos PI Trust Distribution Procedures, certain minor exceptions are made for them from the medical evidentiary requirements required from all other present and future claimants in order to be more fair to them and not to require that they duplicate existing medical evidence and/or the costs of obtaining such evidence. These exceptions will not cause any significant economic impact upon the allocation of the funds of the Asbestos PI Trust as between present and future claimants.

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
requires such evidence, the Asbestos PI Trust Distribution Procedures require that the holder provide such medical evidence to the Asbestos PI Trust notwithstanding any exceptions to the contrary.

                      (b)        CREDIBILITY OF MEDICAL EVIDENCE.

The Asbestos PI Trust must have reasonable confidence that the medical evidence provided in support of the claim is credible and consistent with recognized medical standards before making any payment to a claimant. The Asbestos PI Trust may require the submission of X-rays, CT scans, detailed results of pulmonary function tests, laboratory tests, tissue samples, results of medical examination or reviews of other medical evidence, and may require that medical evidence submitted comply with recognized medical standards regarding equipment, testing methods and procedure to assure that such evidence is reliable. Medical evidence
(i) that is of a kind shown to have been received in evidence by a state or federal judge at trial, (ii) that is consistent with evidence submitted to AWI to settle for payment similar disease cases prior to AWI's bankruptcy, or (iii) a diagnosis by a physician shown to have previously qualified as a medical expert with respect to the asbestos-related disease in question before a state or federal judge, is presumed by the Asbestos PI Trust to be reliable, although the Asbestos PI Trust may seek to rebut the presumption.

In addition, claimants who otherwise meet the requirements of the Asbestos PI Trust Distribution Procedures for payment of an Asbestos Personal Injury Claim will be paid by the Asbestos PI Trust irrespective of the results in any litigation at anytime between the claimant and any other defendant in the tort system. However, the Asbestos PI Trust Distribution Procedures contemplate that any relevant evidence submitted in a proceeding in the tort system, other than any findings of fact, a verdict, or a judgment, involving another defendant may be introduced by either the claimant or the Asbestos PI Trust in any Individual Review proceeding or any Extraordinary Claim proceeding conducted by the Asbestos PI Trust.

                      (c)        EXPOSURE EVIDENCE.

To qualify for any Disease Level the Asbestos PI Trust Distribution Procedures require that the claimant demonstrate some exposure to an asbestos-containing product or to conduct for which AWI has legal responsibility. Claims based on conspiracy theories that involve no such AWI Exposure or conduct are not compensable under the Procedures. To meet the presumptive exposure requirements of Expedited Review, the claimant must show (i) for all Disease Levels, AWI Exposure as defined below prior to December 31, 1982; (ii) for Asbestos/Pleural Disease Level II, six months AWI Exposure prior to December 31, 1982, plus five years cumulative occupational asbestos exposure; and (iii) for Asbestosis/Pleural Disease (Disease Level III), Severe Asbestosis (Disease Level
IV), Other Cancer (Disease Level V) or Lung Cancer 1 (Disease Level VII), the claimant must show six months AWI Exposure prior to December 31, 1982, plus Significant Occupational Exposure to asbestos. If the claimant cannot meet the relevant presumptive exposure requirements for a Disease Level eligible for Expedited Review, the claimant may seek Individual Review of his or her claim based on exposure to an asbestos-containing product or to conduct for which AWI has legal responsibility.

To recover from the Asbestos PI Trust, the claimant must demonstrate meaningful and credible exposure to asbestos or asbestos-containing products supplied, specified, manufactured, installed, maintained, or repaired by AWI and/or any entity, including a AWI contracting unit, for which AWI has legal responsibility. The meaningful and credible exposure evidence may be established by an affidavit of the claimant, by an affidavit of a co-worker or the affidavit of a family member in the case of a deceased claimant (providing the Asbestos PI Trust finds such evidence reasonably reliable), by invoices, employment, construction or similar records, or by other credible evidence. The Asbestos PI Trust may also require submission of other or additional evidence of exposure when it deems such to be necessary. The specific exposure information required by the Asbestos PI Trust to process a claim under either Expedited or Individual Review is set forth on the proof of claim form to be used by the Asbestos PI Trust, which is attached as Attachment B to the Asbestos PI Trust Distribution Procedures. The Asbestos PI Trust may also require submission of other or additional evidence of exposure when it deems such to be necessary.

           (U)        SECOND DISEASE (MALIGNANCY) CLAIMS.

The Asbestos PI Trust Distribution Procedures allow the holder of an Asbestos Personal Injury Claim involving a non-malignant asbestos-related disease (Disease Levels I through IV) to assert a new Asbestos Personal Injury Claim against the Asbestos PI Trust for a malignant disease (Disease Levels V - VIII)


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that is subsequently diagnosed. The Asbestos PI Trust will not reduce any additional payments to which such claimant may be entitled with respect to such malignant asbestos-related by the amount paid for the non-malignant asbestos-related disease, provided that the malignant disease had not been diagnosed at the time the claimant filed his or her original claim involving the non-malignant disease.

           (V)        PUNITIVE DAMAGES.

In determining the value of any liquidated or unliquidated Asbestos Personal Injury Claim, punitive or exemplary damages, i.e., damages other than compensatory damages, will not be considered or allowed, notwithstanding their availability in the tort system.

           (W)        INTEREST.

Except for an Asbestos Personal Injury Claim involving Other Asbestos Disease (Disease Level I - Cash Discount Payment) and subject to the limitations set forth below, the Asbestos PI Trust Distribution Procedures provide that interest will be paid on all Asbestos Personal Injury Claims with respect to which the claimant has had to wait a year or more for payment, provided, however, that no claimant will receive interest for a period in excess of seven (7) years. The applicable interest rate is be six percent (6%) simple interest per annum for the first five (5) years after the Effective Date; thereafter, the Asbestos PI Trustees have the discretion to change the annual interest rate with the consent of the TAC and the Future Claimants' Representative.

Interest is payable on the Scheduled Value of any unliquidated Asbestos Personal Injury Claim that meets the requirements of Disease Levels II -V, VII and VIII, whether the claim is liquidated under Expedited Review, Individual Review, or by arbitration. Interest on an unliquidated Asbestos Personal Injury Claim that meets the requirements of Disease Level VI will be based on the Average Value of such a claim. Interest on all such unliquidated claims will be measured from the date of payment back to the earliest of the date that is one year after the date on which (a) the claim was filed against AWI prior to the Commencement Date; (b) the claim was filed against another defendant in the tort system on or after the Commencement Date but before the Effective Date; or (c) the claim was filed with the Asbestos PI Trust after the Effective Date.

Interest is also payable on the liquidated value of all Pre-Petition Liquidated Claims. In the case of Pre-Petition Liquidated Claims liquidated by verdict or judgment, interest will be measured from the date of payment back to the date that is one year after the date that the verdict or judgment was entered. In the case of Pre-Petition Liquidated Claims liquidated by a binding, judicially enforceable settlement, interest will be measured from the date of payment back to the date that is one year after the Commencement Date.

           (X)        SUITS IN THE TORT SYSTEM.

If the holder of a disputed claim disagrees with the Asbestos PI Trust's determination regarding the Disease Level of the claim, the claimant's exposure history or the liquidated value of the claim, and if the holder has first submitted the claim to non-binding arbitration, the Asbestos PI Trust Distribution Procedures contemplate that the holder may file a lawsuit in the claimant's jurisdiction. All defenses (including, with respect to the Asbestos PI Trust, all defenses which could have been asserted by AWI) will be available to both sides at trial; however, the Asbestos PI Trust may waive any defense and/or concede any issue of fact or law. If the claimant was alive at the time the initial pre-petition complaint was filed or on the date the proof of claim was filed, the case will be treated as a personal injury case with all personal injury damages to be considered even if the claimant has died during the pendency of the claim.

If and when a claimant obtains a judgment in the tort system, the claim will be placed in the FIFO Payment Queue based on the date on which the judgment became final. Thereafter, the claimant will receive from the Asbestos PI Trust an initial payment (subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio provisions set forth above) of an amount equal to one-hundred percent (100%) of the greater of (i) the Asbestos PI Trust's last offer to the claimant or (ii) the award that the claimant declined in non-binding arbitration. The claimant will receive the balance of the judgment, if any, in five equal installments in years six (6) through ten


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
(10) following the year of the initial payment (also subject to the applicable Payment Percentage, the Maximum Available Payment and the Claims Payment Ratio provisions above).

In the case of non-Extraordinary Claims involving Disease Levels II - VIII, the total amounts paid with respect to such claims may not exceed the relevant Maximum Values for such Disease Levels. In the case of Extraordinary Claims, the total amounts paid with respect to such claims similarly may not exceed the Maximum Value for such claims. Under no circumstances will interest be paid on any judgments obtained in the tort system.

B.         THE ASBESTOS PI INSURANCE ASSET.

On the later of the Effective Date and the date by which all of the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement, AWI will transfer to the Asbestos PI Trust all rights arising under liability insurance policies issued to AWI with inception dates prior to January 1, 1982 with respect to the liability for Asbestos Personal Injury Claims (with the exception of AWI's claim against Liberty Mutual Insurance Company for costs, expenses and fees incurred in connection with an Alternative Dispute Resolution Proceeding initiated in 1996 under the Agreement Concerning Asbestos Related Claims of June 19, 1985 and AWI's rights to insurance relating to workers' compensation claims). The foregoing includes, but is not limited to, rights under insurance policies, rights under settlement agreements made with respect to such insurance policies, rights against the estates of insolvent insurers that issued such policies or entered into such settlements, and rights against state insurance guaranty associations arising out of any such insurance policies issued by insolvent insurers. The foregoing also includes the right, on behalf of AWI and its subsidiaries as of the Effective Date, to give a full release of the insurance rights of AWI and its subsidiaries as of the Effective Date under any such policy or settlement agreement with the exception of rights to coverage for Asbestos Property Damage Claims and rights to coverage for the amount that AWI agreed to pay to plaintiffs in the Maertin Litigation in a settlement agreement executed November 22, 2000 and rights to coverage with respect to workers' compensation claims.

C.         THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION.

THE CONFIRMATION ORDER WILL CONTAIN, INTER ALIA, THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION. PURSUANT TO THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION, ALL ENTITIES WILL BE FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING CERTAIN ACTIONS SPECIFIED IN THE PLAN AGAINST ANY PI PROTECTED PARTY FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY ASBESTOS PERSONAL INJURY CLAIMS, ALL OF WHICH WILL BE CHANNELED TO THE ASBESTOS PI TRUST FOR RESOLUTION AS SET FORTH IN THE ASBESTOS PI TRUST DISTRIBUTION PROCEDURES, AGAINST ANY PI PROTECTED PARTY OR ITS PROPERTY (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN AWI OR REORGANIZED AWI AND THE ASBESTOS PI TRUST, WHICH ACTIONS WILL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS OF THE PLAN). NOTHING CONTAINED IN THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION WILL BE DEEMED A WAIVER OF ANY CLAIM, RIGHT, OR CAUSE OF ACTION THAT AWI, REORGANIZED AWI, OR THE ASBESTOS PI TRUST MAY HAVE AGAINST ANY ENTITY IN CONNECTION WITH OR ARISING OUT OF AN ASBESTOS PERSONAL INJURY CLAIM.

IT IS THE INTENT OF THE PROVISIONS OF THE PLAN RELATING TO TREATMENT OF ASBESTOS PERSONAL INJURY CLAIMS TO CHANNEL ALL SUCH CLAIMS (EXCEPT WORKERS' COMPENSATION CLAIMS), REGARDLESS OF THEORY OF RECOVERY, AND REGARDLESS OF HOW THE CLAIM ARISES, I.E., DIRECTLY OR INDIRECTLY, TO THE ASBESTOS PI TRUST. FOR EXAMPLE, REGARDLESS OF WHETHER A CLAIM ARISES BY VIRTUE OF A PRODUCT LIABILITY THEORY OF RECOVERY, A PREMISES LIABILITY THEORY OF RECOVERY, A CONTRACT THEORY OF RECOVERY OR ANY OTHER THEORY OF RECOVERY, IF IT RELATES TO A PERSONAL INJURY (INCLUDING MEDICAL MONITORING, FEAR OF INJURY, EMOTIONAL DISTRESS, LOSS OF CONSORTIUM OR ANY OTHER INJURY OF OR RELATING TO A PERSON) IT WILL BE CHANNELED TO THE ASBESTOS PI TRUST.

In 1994, the Bankruptcy Code was amended to add subsections (g) and (h) to section 524. These subsections confirm the validity of existing injunctions (such as those used in the chapter 11 cases of Johns-Manville Corporation and UNR Corporation) similar to the Asbestos PI Permanent Channeling Injunction and codify a court's authority to issue a permanent injunction in asbestos-related reorganizations under chapter 11 to supplement the injunctive relief afforded by section 524. Section 524(g) provides that, if certain specified conditions are satisfied, a court may issue a supplemental permanent injunction, such as the Asbestos PI Permanent Channeling Injunction, barring claims and demands against


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the reorganized company and certain identified protected parties and channeling those claims and demands to an independent trust.

Pursuant to the Asbestos PI Permanent Channeling Injunction and the Plan, the following entities will be "PI PROTECTED PARTIES" and, therefore, protected by the scope of the Asbestos PI Permanent Channeling Injunction:

           >>         AWI;

           >>         Reorganized AWI;

           >>         Holdings;

           >>         AWWD;

           >>         any Affiliate of AWI;

           >> Interface Solutions, Inc. and Armacell, LLC, two prepetition purchasers of assets from AWI, so long as each such entity and its affiliates (if appropriate) enters into appropriate stipulations with AWI releasing any and all indemnification claims against AWI and AWI's estate and agreeing not to make any offset from amounts owed to AWI by such entities on account of any such alleged indemnification claims;

           >> any Entity that, pursuant to the Plan or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any assets of AWI, Reorganized AWI, or the Asbestos PI Trust (but only to the extent that liability is asserted to exist by reason of it becoming such a transferee or successor);

           >> any Entity that, pursuant to the Plan or after the Effective Date, makes a loan to Reorganized AWI or the Asbestos PI Trust or to a successor to, or transferee of, any assets of AWI, Reorganized AWI, or the Asbestos PI Trust (but only to the extent that liability is asserted to exist by reason of such Entity becoming such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired); or

           >> any Entity to the extent he, she, or it is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on AWI, Reorganized AWI, or the Asbestos PI Trust on account of Asbestos Personal Injury Claims by reason of one or more of the following:

                      o such Entity's ownership of a financial interest in AWI or Reorganized AWI, a past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), or predecessor in interest of AWI or Reorganized AWI;

                      o such Entity's involvement in the management of AWI, AWWD, Holdings, an Affiliate, Reorganized AWI, or any predecessor in interest of AWI or Reorganized AWI;

                      o such Entity's service as an officer, director, or employee of AWI, Reorganized AWI, AWWD, Holdings, an Affiliate, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), any predecessor in interest of AWI or Reorganized AWI, or any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past or present


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
                                 affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), or any predecessor in interest of AWI or Reorganized AWI.

                      o such Entity's provision of insurance to (a) AWI, (b) Reorganized AWI, (c) any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), (d) any predecessor in interest of AWI or Reorganized AWI, or (e) any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), or any predecessor in interest of AWI or Reorganized AWI, but only to the extent that AWI, Reorganized AWI, or the Asbestos PI Trust enters into a settlement with such Entity that is approved by the Bankruptcy Court and expressly provides that such Entity shall be entitled to the protection of the Asbestos PI Permanent Channeling Injunction as a Protected Party; or

                      o such Entity's involvement in a transaction changing the corporate structure, or in a loan or other financial transaction affecting the financial condition, of AWI, AWWD, Holdings, an Affiliate, Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI, any predecessor in interest of AWI or Reorganized AWI, or any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), or any predecessor in interest of AWI or Reorganized AWI.

Pursuant to the Asbestos PI Permanent Channeling Injunction, the PI Protected Parties will be protected against any Entity taking any of the following actions for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos Personal Injury Claims, including, but not limited to:

           >> commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including, without express or implied limitation, a judicial, arbitral, administrative, or other proceeding) in any forum against or affecting any PI Protected Party or any property or interests in property of any PI Protected Party;

           >> enforcing, levying, attaching (including, without express or implied limitation, any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any PI Protected Party or any property or interests in property of any PI Protected Party;

           >> creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any PI Protected Party or any property or interests in property of any PI Protected Party;

           >> setting off, seeking reimbursement of, contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any PI Protected Party or any property or interests in property of any PI Protected Party; and


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
           >> proceeding in any manner in any place with regard to any matter that is subject to resolution pursuant to the Asbestos PI Trust, except in conformity and compliance therewith.

AWI will seek the issuance of the Asbestos PI Permanent Channeling Injunction pursuant to section 524(g) and any other applicable provision of the Bankruptcy Code. To qualify under the statute, a trust must meet certain standards that are specified in section 524(g). To ensure that the Asbestos PI Trust meets these standards, AWI has made compliance with them a condition precedent to confirmation of the Plan. See Section V.B, entitled "THE PLAN OF REORGANIZATION -- Conditions to Confirmation."

D. APPLICATION OF THE CLAIMS TRADING INJUNCTION TO ASBESTOS PERSONAL INJURY CLAIMS.

The Confirmation Order will also contain, inter alia, the Claims Trading Injunction. PURSUANT TO THE CLAIMS TRADING INJUNCTION, A HOLDER OF AN ASBESTOS PERSONAL INJURY CLAIM IS STAYED, RESTRAINED, AND ENJOINED FROM, DIRECTLY OR INDIRECTLY, PURCHASING, SELLING, TRANSFERRING, ASSIGNING, CONVEYING, PLEDGING, OR OTHERWISE ACQUIRING OR DISPOSING OF SUCH ASBESTOS PERSONAL INJURY CLAIM. The restrictions on transfer of Asbestos Personal Injury Claims, however, will not apply to (i) the transfer of an Asbestos Personal Injury Claim to the holder of an Indirect PI Trust Claim solely as a result of such holder's satisfaction of such Asbestos Personal Injury Claim or (ii) the transfer of an Asbestos Personal Injury Claim by will or under the laws of descent and distribution. The Claims Trading Injunction also will provide that any action taken in violation thereof will be void ab initio.

It is a condition precedent to the Effective Date under the Plan that the Claims Trading Injunction be in full force and effect. See Section V.C, entitled "THE PLAN OF REORGANIZATION - Conditions Precedent to the Effective Date under the Plan."

E.         COMPLIANCE WITH QSF REGULATIONS.

AWI has requested a private letter ruling from the IRS substantially to the effect that, among other things, the Asbestos PI Trust will be a "qualified settlement fund" within the meaning of section 468B of the Internal Revenue Code and the Treasury Regulations thereunder. As a condition to the occurrence of the Effective Date, AWI must have received either a favorable ruling from the IRS with respect to the qualification of the Asbestos PI Trust as a "qualified settlement fund," or an opinion of counsel with respect to the tax status of the Asbestos PI Trust as a "qualified settlement fund" reasonably satisfactory to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee.

Within sixty (60) days before or after the funding of the Asbestos PI Trust (but not later than February 14th of the following calendar year), AWI or Reorganized AWI will obtain a Qualified Appraisal of the fair market value of the New Common Stock transferred (or to be transferred) to the Asbestos PI Trust. Following the funding of the Asbestos PI Trust and the receipt of the Qualified Appraisal (and in no event later than February 15th of the calendar year following the funding of the Asbestos PI Trust), Reorganized AWI will provide a "ss. 1.468B-3 Statement" to the Asbestos PI Trustees in accordance with Treasury Regulations section 1.468B-3(e).



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                  VII. CONFIRMATION AND CONSUMMATION PROCEDURE

Under the Bankruptcy Code, the following steps must be taken to confirm the
Plan:

A.         SOLICITATION OF VOTES.

In accordance with sections 1126 and 1129 of the Bankruptcy Code, the Claims in each of Classes 3 (Convenience Claims), 6 (Unsecured Claims other than Convenience Claims), 7 (Asbestos Personal Injury Claims), 8 (Environmental Claims) and AWWD's Equity Interests in AWI (in Class 12) are impaired, and the holders of Claims in each of such classes are entitled to vote to accept or reject the Plan in the manner and to the extent set forth in the Voting Procedures. Pursuant to the Voting Procedures, any Claimant holding a Claim in an impaired class under the Plan may vote on the Plan so long as such Claim has not been disallowed and is not the subject of an objection pending as of the Voting Record Date (the date that is two (2) Business Days after the entry of the order approving this Disclosure Statement by the Bankruptcy Court --
June 4, 2003). Nevertheless, if a Claim is the subject of such an objection, the holder thereof may vote if, prior to the Voting Deadline (September 22, 2003), such holder obtains an order of the Bankruptcy Court, or the Bankruptcy Court approves a stipulation between AWI and such holder, fully or partially allowing such Claim, whether for all purposes or for voting purposes only. YOU MUST FILE ANY MOTION SEEKING TO ALLOW A CLAIM FOR VOTING PURPOSES NO LATER THAN
JULY 7, 2003 (FIFTEEN (15) DAYS AFTER THE DEADLINE FOR AWI TO COMPLETE
ITS MAILING OF SOLICITATION PACKAGES).

Claims in each of Classes 1 (Priority Claims), 2 (Secured Claims), 4 (Asbestos Property Damage Claims), 5 (COLI Claims), 9 (Affiliate Claims), 10 (Subsidiary Debt Guarantee Claims), and 11 (Employee Benefit Claims) are unimpaired. The holders of Allowed Claims in each of such classes are conclusively presumed to have accepted the Plan, and the solicitation of acceptances with respect to each such Class is not required under section 1126(f) of the Bankruptcy Code. If your Claim is in one of these classes, you will not be receiving a Ballot.

THE VOTING PROCEDURES SET FORTH DETAILED INSTRUCTIONS CONCERNING THE VOTING OF ASBESTOS PERSONAL INJURY CLAIMS AND IMPOSE REQUIREMENTS ON ATTORNEYS FOR HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS TO NOTIFY TRUMBULL IF THEY ARE NOT AUTHORIZED TO VOTE ON THE PLAN ON BEHALF OF THE HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS WHO THEY REPRESENT. PLEASE REFER TO THE VOTING PROCEDURES, WHICH ARE ATTACHED TO THIS DISCLOSURE STATEMENT AS EXHIBIT "D," FOR MORE INFORMATION REGARDING THE VOTING OF ASBESTOS PERSONAL INJURY CLAIMS.

As to classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan. Please refer to the Voting Procedures for special rules concerning the calculation of the amount of Claims voting in a Class of Claims.

Detailed voting instructions are provided with the Ballot accompanying this Disclosure Statement and are set forth in the Voting Procedures annexed to this Disclosure Statement. Claims or Interests in Classes 3 (Convenience Claims), 6 (Unsecured Claims other than Convenience Claims), 7 (Asbestos Personal Injury Claims), 8 (Environmental Claims), and 12 (Equity Interests) are impaired, and are therefore entitled to vote to accept or reject the Plan.

B.         THE CONFIRMATION HEARING.

The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled to commence on Noveber 17, 2003, at 9:30 a.m. at the Martin Luther King, Jr. Federal Building and U.S. Courthouse, 50 Walnut Street, Newark, New Jersey, Courtroom 4609 The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing.

Any objection to confirmation must be made in writing and must specify in detail the name and address of the objector, all grounds of the objection, and the amount and class of the Claim or number of shares of Holdings common stock held by the objector. Any such objection must be filed with the Bankruptcy Court and served so that it is received by the Bankruptcy Court and the persons identified as the Notice Parties in Exhibit "B" to this Disclosure Statement on or before


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September 22, 2003, at 4:00 p.m., Wilmington, Delaware time. Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014.

C.         CONFIRMATION.

At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of the Plan are that the Plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the Plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible, and (iii) in the "best interests" of creditors and stockholders that are impaired under the Plan.

           1.         ACCEPTANCE.

Classes 3, 4, 6, 7, 8, and 12 of the Plan are impaired under the Plan and are entitled to vote to accept or reject the Plan. Classes 1, 2, 5, 9, 10, and 11 are unimpaired and are conclusively deemed to have voted to accept the Plan. AWI reserves the right to seek nonconsensual confirmation of the Plan with respect to any class of Claims that is entitled to vote to accept or reject the Plan if such class rejects the Plan.

           2.         UNFAIR DISCRIMINATION AND FAIR AND EQUITABLE TESTS.

To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, nonaccepting Class. The Bankruptcy Code provides the following non-exclusive definition of the phrase "fair and equitable," as it applies to secured creditors, unsecured creditors, and equity holders:

           (A)        SECURED CREDITORS.

With respect to any holder of a secured claim that rejects a plan, the Bankruptcy Code requires that either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim, or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds is provided in clause (i) or (ii) of this subparagraph. Because all Secured Claims are unimpaired under the Plan and, therefore, conclusively are deemed to accept the Plan, this test is inapplicable to the Plan.

           (B)        UNSECURED CREDITORS.

With respect to any class of unsecured claims that rejects a plan, the Bankruptcy Code requires that either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim, or (ii) the holders of claims and interests that are junior to the claims of the rejecting class of unsecured creditors will not receive or retain any property under the plan. This test will be applicable if any of Class 3 (Convenience Claims), Class 6 (Unsecured Claims other than Convenience Claims), or Class 8 (Environmental Claims) rejects the Plan.

           (C)        EQUITY HOLDERS.

With respect to any class of equity interests that rejects a plan, the Bankruptcy Code requires that either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled, or the value of the interest, or (ii) the holder of an interest that is junior to the non-accepting class will not receive or retain any property under the plan. This test will be applicable if AWWD, the holder of the Equity Interests, rejects the Plan or is deemed to have rejected the Plan if Class 6 rejects the Plan.

AWI believes that the Plan and the treatment of all classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

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
           3.         FEASIBILITY.

The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, AWI has analyzed its ability to meet its obligations under the Plan. As part of this analysis, AWI has prepared projections of its financial performance for the six-month period ending December 31, 2003 and each of the years ending December 31, 2004 through 2007 (the "PROJECTION PERIOD"). These projections, and the assumptions on which they are based, are included in the Armstrong World Industries, Inc. Projected Financial Information included in the Financial Appendix annexed hereto as Exhibit "C" (the "PROJECTED FINANCIAL INFORMATION"). Based upon the Projected Financial Information, AWI believes that Reorganized AWI will be able to make all payments required pursuant to the Plan, and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization. AWI further believes that Reorganized AWI will be able to repay or refinance any and all of the then-outstanding secured indebtedness under the Plan at or prior to the maturity of such indebtedness.

           The Projected Financial Information consists of the following:

           >> Projected Consolidated Balance Sheets of Reorganized AWI as of July 1, 2003 (which reflects the projected accounting effects of consummation of the Plan and the application of "fresh start" accounting principles) and at December 31 for each of the years from 2004 through 2007

           >> Projected Consolidated Statements of Income of Reorganized AWI for the six-month period ending December 31, 2003 and each of the years ending December 31, 2004 through 2007

           >> Projected Consolidated Statements of Cash Flow of Reorganized AWI for the six-month period ending December 31, 2003 and each of the years ending December 31, 2004 through 2007

The Projected Financial Information is based upon the assumption that the Plan will be confirmed and, for projection purposes, that the Effective Date and the initial distributions take place as of July 1, 2003. Although the Projected Financial Information is based upon a July 1, 2003, Effective Date, AWI believes that an actual Effective Date as late as December 31, 2003 would not have any material adverse effect on the projections.

AWI has prepared the Projected Financial Information based upon certain assumptions that it believes to be reasonable under the circumstances. Those assumptions considered to be significant are described in the Projected Financial Information. The Projected Financial Information has not been examined or compiled by independent accountants. Many of the assumptions on which the Projected Financial Information is based are subject to significant uncertainties. Inevitably, some assumptions will not materialize, and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the projected results, and the variations may be material. All holders of Claims that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Projected Financial Information is based in evaluating the Plan.

           4.         BEST INTERESTS TEST.

With respect to each impaired Class of Claims and Equity Interests, confirmation of the Plan requires that each holder of a Claim or Equity Interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if AWI were liquidated under chapter 7 of the Bankruptcy Code. This requirement is referred to as the "best interests test." To determine what holders of Claims and Equity Interests of each impaired Class would receive if AWI were liquidated under chapter 7, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of AWI's assets and properties in the context of a chapter 7 liquidation case. The cash amount that would be available for satisfaction of Claims (other than Secured Claims) and Equity Interests would consist of the proceeds resulting from the disposition of the unencumbered assets of AWI, augmented by the unencumbered cash held by AWI


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at the time of the commencement of the liquidation case. Such cash amount would be reduced by the amount of the costs and expenses of the liquidation and by such additional administrative and priority claims that may result from the termination of AWI's businesses and the use of chapter 7 for the purposes of liquidation.

AWI's costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those that might be payable to attorneys and other professionals that such a trustee may engage. In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by AWI during the pendency of the Chapter 11 Case. The foregoing types of claims and other claims that may arise in a liquidation case or result from the pending Chapter 11 Case, including any unpaid expenses incurred by AWI, as debtor in possession, during the Chapter 11 Case, such as compensation for attorneys, financial advisers, and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Claims.

To determine if the Plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of the liquidation of AWI's unencumbered assets and properties, after subtracting the amounts attributable to the foregoing Claims, are then compared with the value of the property offered to such classes of Claims and Equity Interests under the Plan.

After considering the effects that chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Case, including (i) the increased costs and expenses of liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisers to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under a chapter 7 case and the "forced sale" atmosphere that would prevail, and (iii) the substantial increases in Claims that would be satisfied on a priority basis or on a parity with creditors in the Chapter 11 Case, AWI has determined that confirmation of the Plan will provide each holder of an Allowed Claim or Equity Interest with a recovery that is not less than such holder would receive pursuant to a liquidation of AWI under chapter 7 of the Bankruptcy Code.

AWI also believes that the value of any distributions to each class of Allowed Claims in a chapter 7 case, including all Secured Claims, would be less than the value of distributions under the Plan because such distributions in a chapter 7 case would not occur for a substantial period of time. It is likely that distribution of the proceeds of the liquidation could be delayed a number of years after the completion of such liquidations in order to resolve claims and prepare for distributions. In the likely event litigation was necessary to resolve claims asserted in the chapter 7 case, the delay could be prolonged.

AWI's Liquidation Analysis is attached hereto as Exhibit "E" (the "LIQUIDATION ANALYSIS"). The information set forth in Exhibit "E" provides a summary of the liquidation values of AWI's assets assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of AWI's estate. Reference should be made to the Liquidation Analysis for a complete discussion and presentation of the Liquidation Analysis.

Underlying the Liquidation Analysis are a number of estimates and assumptions that, although considered reasonable by AWI's management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of AWI's management. The Liquidation Analysis is also based upon assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected may not be realized if AWI were, in fact, to undergo such a liquidation.

D.         CONSUMMATION.

The Plan will be consummated on the Effective Date. For a more detailed discussion of the conditions precedent to the Plan and the impact of the failure to meet such conditions, see Section V.C, "THE PLAN OF REORGANIZATION -- Conditions Precedent to the Effective Date under the Plan."

The Plan is to be implemented pursuant to the provisions of the Bankruptcy Code.


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                      VIII. MANAGEMENT OF REORGANIZED AWI

A.         BOARD OF DIRECTORS AND MANAGEMENT.

           1.         COMPOSITION OF THE BOARD OF DIRECTORS.

On the Effective Date, the Board of Directors of Reorganized AWI will consist of either seven or nine individuals, one of whom is expected to be Michael D. Lockhart, AWI's chief executive, who will serve as Chairman of the Board as well as continuing as chief executive. If the Board of Directors consists of seven individuals, four of the remaining members will be designated jointly by the Asbestos PI Claimants' Committee and the Future Claimants' Representative, and two of the remaining members will be designated by the Unsecured Creditors' Committee. If the Board of Directors consists of nine individuals, five of the remaining members will be designated jointly by the Asbestos PI Claimants' Committee and the Future Claimants' Representative, and three of the remaining members will be designated by the Unsecured Creditors' Committee. The identity of the members of the Board of Directors of Reorganized AWI will be set forth on Exhibit "7.21" to the Plan.

Other than Mr. Lockhart, none of the Board members will be members of the management of Reorganized AWI, and at least a majority of the members will qualify as independent directors in accordance with the prevailing standards of the New York Stock Exchange or the NASDAQ Stock Market (depending upon which of such markets the common stock of Reorganized AWI will be listed for trading upon after the Effective Date). Each of the initial and future members of the Board of Directors of Reorganized AWI will serve as such in accordance with the Amended and Restated Articles of Incorporation and the by-laws of Reorganized AWI, as amended from time to time, and, while such agreement remains in effect, the Stockholder and Registration Rights Agreement between Reorganized AWI and the Asbestos PI Trust in the form of Exhibit "1.109" to the Plan. Under the organizational documents of Reorganized AWI and the Stockholder and Registration Rights Agreement, the initial Board members will serve a two-year term, and the composition of the Board of Directors will be established to satisfy the corporate governance standards of the stock market on which the common stock of Reorganized AWI is listed and will include at least one individual who is recognized as a "financial expert" in accordance with the rules of the SEC and at least three individuals who qualify as outside directors under section 162(m) of the Internal Revenue Code and are eligible to serve on the committee of the Board responsible for executive compensation matters.

           2.         IDENTITY OF OFFICERS.

Armstrong officers immediately prior to the Effective Date will serve as the officers of Reorganized AWI. Set forth below is the name, age, and position of each of these executive officers, with a description of each officer's employment history:

           Matthew J. Angello. Age 43; Senior Vice President, Corporate Human Resources since October 2000. Previously, Mr. Angello was Vice President, Human Resources, of the Floor Products Operations from January 1997 to September 2000; he was Vice President and Senior Director, Human Resources, of The Restaurant Company (food service) from 1992 to January 1997.

           Leonard A. Campanaro. Age 54; Senior Vice President and Chief Financial Officer since April 2001. Mr. Campanaro previously was President, Chief Operating Officer and board member of Harsco Corporation (provider of industrial services and products) from January 1998 to July 2000. He served at Harsco for over 20 years in a variety of financial and operations positions, including as Senior Vice President and Chief Financial Officer from 1992 to 1997, before assuming the role of President of Harsco.

           Chan W. Galbato. Age 40; President and Chief Executive Officer, Armstrong Floor Products, since July 2001. Previously, Mr. Galbato was President and Chief Executive Officer of ChoiceParts LLC (provider of integrated virtual exchange services for auto parts industry) from June 2000 to June 2001. Mr. Galbato has held senior management positions at various divisions of General Electric, including most recently President and Chief Executive Officer of Coregis (GE Capital insurance company) from February 1999 to June 2000.

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
           Michael D. Lockhart. Age 53; Chairman of the Board and Chief Executive Officer. He joined Armstrong in August 2000 and has served AWI as Director since November 2000 and Chairman of the Board and President since March 2001. Mr. Lockhart previously served as Chairman and Chief Executive Officer of General Signal (a diversified manufacturer) headquartered in Stamford, Connecticut from September 1995 until it was acquired in October 1998. He joined General Signal as President and Chief Operating Officer in September 1994. From 1981 until 1994, Mr. Lockhart worked for General Electric in various executive capacities in the GE Credit Corporation (now GE Capital), GE Transportation Systems and GE Aircraft Engines. He is a member of the Business Council for the Graduate School of Business at the University of Chicago.

           John N. Rigas. Age 53; Senior Vice President, Secretary, and General Counsel and Director of AWI since November 2000. Previously, Mr. Rigas was Deputy General Counsel-Litigation from March 1999 to November 2000. Mr. Rigas worked for Dow Corning Corporation (a specialty chemical company) from October 1982 to March 1999, his last title being Senior Managing Counsel.

           Stephen J. Senkowski. Age 51; President and Chief Executive Officer, Armstrong Building Products Operations, since October 2000. Previously, Mr. Senkowski was the Senior Vice President, Americas, of the Building Products Operations from April 2000 to October 2000; he was the President/Chief Executive Officer of the Worthington-Armstrong Venture (joint venture) from July 1997 to April 2000 and Vice President, Innovation Process, of the Building Products Operations from 1994 to July 1997.

           April L. Thornton. Age 41; Senior Vice President and Chief Marketing Officer since April 2001. Previously, Ms. Thornton was Vice President, Marketing and Sales for Capitol Wire, Inc. (an online interactive news service) from May 2000 to March 2001; Vice President, Marketing, of Armstrong's Worldwide Building Products Operations from September 1997 to May 2000; and Marketing Director, New Beverage Product Strategy and Development, of the Pepsi Cola Company (snack food, soft drink and juice) from April 1992 to August 1997.





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
B.         COMPENSATION OF EXECUTIVE OFFICERS.

The following table shows the compensation received by the Chief Executive Officer and the four other highest paid individuals who served as executive officers during 2002.

-------------------------------------------------------------------------------------------------------------------------------
                                     ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                       --------------------------------------------- --------------------------------------------
                                                                                Awards                 Payout
                                                                     ------------------------------ -------------
                                                                        Holdings        Holdings
                                                                       Restricted      Securities        LTIP      All Other
                                                  Other Annual        Stock Awards     Underlying      Payouts     Compensation
       Name            Salary ($)   Bonus ($) (8) Compensation ($)(9)   ($)  (10)     Options/SARs(#)    ($) (11)      ($) (12)
---------------------- ------------ ------------ -------------------  -------------- --------------- ------------- ------------
---------------------- ------------ ------------ -------------------  -------------- --------------- ------------- ------------
Michael D. Lockhart      860,000     1,055,000         82,477             -----          -----        2,241,000         25,776
---------------------- ------------ ------------ -------------------  -------------- --------------- ------------- ------------
   C. W. Galbato         450,000      723,400          -----              -----          -----         747,000          24,776
---------------------- ------------ ------------ -------------------  -------------- --------------- ------------- ------------
  S. J. Senkowski        385,000      634,500          -----              -----          -----         721,000          27,588
---------------------- ------------ ------------ -------------------  -------------- --------------- ------------- ------------
    J. N. Rigas          330,000      640,875          -----              -----          -----         355,350          25,776
---------------------- ------------ ------------ -------------------  -------------- --------------- ------------- ------------
   M. J. Angello         340,000      474,700          -----              -----          -----         310,254          27,778
---------------------- ------------ ------------ -------------------  -------------- --------------- ------------- ------------


C.         INCENTIVE COMPENSATION PLANS AND NEW LONG-TERM INCENTIVE PLAN.

AWI and the representatives of its principal constituencies have negotiated the principal terms and conditions of compensation and benefits for executive management of Reorganized AWI. A summary of certain of the principal terms is listed below.

           Terms of the New Long-Term Incentive Plan. Awards may be made in the form of grants of shares of stock, restricted stock, stock options, performance shares, and stock appreciation rights, or cash incentives in lieu of stock-based awards, in each case pursuant to a New Long-Term Incentive Plan effective as of the Effective Date. Although the New Long-Term Incentive Plan will become effective on the Effective Date without any further action by the Board of Directors of Reorganized AWI or the shareholders of Reorganized AWI, a majority

-----------------------------
(8) The amounts disclosed for 2002 include payments under the Management Achievement Plan and, where applicable, cash retention payments.

(9) Except for the income related to Mr. Lockhart during 2002, the aggregate value does not exceed the lesser of $50,000 or 10% of shown salary and bonus. Mr. Lockhart had income of $42,162 related to the personal use of the company aircraft and related tax assistance of $37,053.

(10) The number and value of restricted stock held by each executive as of January 31, 2003 is as follows: M. D. Lockhart - 100,000 ($66,000); S.J. Senkowski - 668 ($441); M. J. Angello - 2,160 ($1,426).

(11) Payout for the 2001 Long-Term Cash Incentive Award

(12) The amounts disclosed for 2002 include:

          a) Non-elective contribution by AWI to each individual's Bonus Replacement Retirement Plan account: M. D. Lockhart - $20,000; C.
               W. Galbato - $20,000; S. J. Senkowski - $20,000; J. N. Rigas - $20,000; M. J. Angello - $20,000.

          b) Match Account contributions under the Retirement Savings and Stock Ownership Plan; M.D. Lockhart - $5,500; C.W. Galbato - $4,656; S.J. Senkowski - $5,340; J. N. Rigas - $5,500; M. J.
               Angello - $5,500.

          c)   Taxable income related to company-paid life insurance benefits:
               M. D. Lockhart - $276; C. W. Galbato - $120; J. N. Rigas - $276.

          d) Present value costs of AWI's portion of 2002 premiums for split-dollar life insurance: S. J. Senkowski - $2,248 and M. J. Angello - $2,278.

           of the shareholders of Reorganized AWI must approve the New Long-Term Incentive Plan in order for such plan to qualify under section 162(m) of the Internal Revenue Code. Accordingly, AWI intends to request that the Asbestos PI Trust, as the majority shareholder of Reorganized AWI, approve the New Long-Term Incentive Plan on or immediately after the Effective Date.

           Initial Awards. Approximately 565,800 shares of restricted stock and 1,697,400 shares of stock options of Reorganized AWI (assuming issuance of approximately 56.4 million shares of New Common Stock) will be reserved for awards to employees of Reorganized AWI on the Effective Date. On the Effective Date, in accordance with negotiations between AWI and the representatives of its principal constituencies, initial awards of restricted stock and stock options will be made to the senior executive officers and a select group of senior management of Reorganized AWI under the New Long-Term Incentive Plan. Each such initial award shall be comprised of a number of shares of restricted stock determined for such employee and a number of shares of stock options equal to three times the number of shares of restricted stock (i.e., one-to-three ratio). Pursuant to the negotiations, the 43 employees selected to receive initial awards were grouped into six different tiers. Messrs. Lockhart, Galbato, and Senkowski have been designated as Tier 1 employees, and will each receive an initial award consisting of 55,200 shares of restricted stock and 165,600 stock options. Messrs. Angello, Campanaro, and Rigas were grouped in Tier 2, and will each receive an initial award consisting of 27,600 shares of restricted stock and 82,800 stock options. The remaining 37 senior managers will be grouped into four tiers and will receive a total of 317,400 shares of restricted stock and 952,200 stock options. The initial award amounts for each of the 37 senior managers will be established prior to the date of the Confirmation Hearing, and all initial award grants will be approved upon acceptance of the Plan.

                     Restricted Stock. The initial awards of restricted stock will vest in the ordinary course in one-third increments on the second, third and fourth anniversaries of the Effective Date, subject to continued employment through the relevant vesting date; provided, however, that (i) upon retirement or a resignation without "good reason" (as defined in any applicable individual change in control agreement or, if none applies, the New Long-Term Incentive Plan), all then unvested shares of restricted stock will be immediately forfeited, and (ii) upon a change in control of Reorganized AWI (as defined in any applicable individual change in control agreement or, if none applies, the New Long-Term Incentive Plan) or a resignation for good reason, all then unvested shares of restricted stock shall vest. The compensation committee of the Board of Directors of Reorganized AWI will determine the treatment of unvested restricted stock awards in the event of any other termination. Shares of restricted stock will be held by Reorganized AWI and will be released and delivered to the employee as the shares of restricted stock vest.

                     Stock Options. The initial awards of stock options will each have a term of ten years and an exercise price per share equal to the fair market value of a share of common stock of Reorganized AWI (as determined for purposes of the Plan - i.e., $30.00 per share) as of the Effective Date. The initial stock options will vest in the ordinary course in one-third increments on the second, third and fourth anniversaries of the Effective Date, subject to continued employment through the relevant vesting date; provided, however, that
           (i) upon retirement or a resignation without "good reason" (as defined in any applicable employment or individual change in control agreement), all then unvested stock options shall be immediately forfeited, and (ii) upon a change in control of Reorganized AWI (as defined in any applicable individual change in control agreement or, if none applies, the New Long-Term Incentive Plan) or a resignation for good reason, all outstanding stock options will fully vest. The compensation committee of the Board of Directors of Reorganized AWI will determine the treatment of unvested stock options in the event of any other termination unless such treatment is specified in an employment agreement.

                     Reserve of Common Stock for Potential Issuance in the Future. In addition, the New Long-Term Incentive Plan provides that an additional five percent (5%) of the shares of Reorganized AWI's common stock on a fully diluted basis will be reserved for potential issuance (in the form of restricted stock or stock options) in the future. The issuance of such additional benefits, however, will be at the sole discretion of the Board of Directors of Reorganized AWI and the compensation committee of the Board of Directors, and nothing in the New Long-Term Incentive Plan requires that the Board of Directors or the compensation committee ever approve such additional benefits.

D.         MANAGEMENT CONTRACTS.

On the Effective Date, all employment contracts between AWI and any employee of AWI who was employed by AWI as of the date immediately preceding the Effective Date (including, without limitation, any offer letters issued to any such employees to the extent such offer letters are not superseded by formal employment contracts) will be deemed assumed by Reorganized AWI. The existing employment agreement for Mr. Lockhart, the Chief Executive Officer of Reorganized AWI, previously was assumed by AWI pursuant to an order of the Bankruptcy Court, and such agreement will continue in effect after the Effective Date. In addition, AWI entered into an employment agreement with Mr. Galbato with Bankruptcy Court approval. Also, AWI entered into change in control severance agreements with certain executives pursuant to Bankruptcy Court approval, and such agreements will continue in effect after the Effective Date.

E.         AMENDMENT AND RESTATEMENT OF AWI'S ARTICLES OF INCORPORATION AND
           BY-LAWS.

The Articles of Incorporation of AWI will be amended and restated as of the Effective Date in substantially the form of the Amended and Restated Articles of Incorporation attached as Exhibit "1.13" to the Plan, inter alia, (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such Amended and Restated Articles of Incorporation as permitted by applicable law, and (b) to authorize 215 million (215,000,000) shares of capital stock of which (i) 200 million (200,000,000) shares will be shares of common stock, (A) of which approximately 56.4 million (56,400,000) shares will be New Common Stock issued under the Plan, (B) a portion of which will be reserved for issuance upon exercise of the New Warrants and (C) the remainder of which will be reserved for future issuance, and (ii) 15 million (15,000,000) shares will be preferred stock of Reorganized AWI, with such rights, preferences and privileges as may be determined by the Board of Directors of Reorganized AWI.

The By-Laws of AWI will be amended and restated as of the Effective Date in substantially the form of the Amended and Restated By-Laws attached as Exhibit "1.14" to the Plan.

                IX. EXEMPTIONS FROM SECURITIES ACT REGISTRATION

Holders of Allowed Claims in Classes 6 and 8 and AWWD, the holder of the Equity Interests in Class 12, will receive Plan Securities pursuant to the Plan.
Section 1145 of the Bankruptcy Code provides that the securities registration requirements of federal and state securities laws do not apply to the offer or sale of stock, warrants, or other securities by a debtor if (i) the offer or sale occurs under a plan of reorganization, (ii) the recipients of securities hold a claim against, an interest in, or claim for administrative expense against the debtor, and (iii) the securities are issued in exchange for a claim against or interest in a debtor or are reissued principally in such exchange and partly for cash and property. In reliance upon this exemption, the issuance of the Plan Securities on the Effective Date as provided in the Plan generally will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Accordingly, such securities may be resold without registration under the Securities Act or other federal securities laws pursuant to an exemption provided by section 4(1) of the Securities Act, unless the holder is an "underwriter" (see discussion below) with respect to such securities, as that term is defined in the Bankruptcy Code. In addition, such securities generally may be resold without registration under state securities or "blue sky" laws pursuant to various exemptions provided by the respective laws of the several states. However, recipients of securities issued under the Plan are advised to consult with their own legal advisors as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability.

Section 1145(b)(1) of the Bankruptcy Code defines "UNDERWRITER" for purposes of the Securities Act as one who, except with respect to "ordinary trading transactions" of an entity that is not an "issuer," (i) purchases a claim against, interest in, or claim for an administrative expense, with a view to distribution of any security to be received in exchange for the claim or interest, (ii) offers to sell securities issued under a plan to the holders of such securities, (iii) offers to buy securities issued under a plan from the holders of such securities, if the offer to buy is made with a view to distribution of such securities and under an agreement made in connection with the plan, the consummation of the plan, or the offer or sale of securities under the plan, or (iv) is an issuer of the securities within the meaning of section 2(11) of the Securities Act.

The term "ISSUER" is defined in section 2(4) of the Securities Act; however, the reference contained in section 1145(b)(1)(D) of the Bankruptcy Code to section 2(11) of the Securities Act purports to include as statutory underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. "CONTROL" (as defined in Rule 405 under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a "CONTROL PERSON" of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor's or its successor's voting securities. Moreover, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns ten percent (10%) or more of the securities of a reorganized debtor may be presumed to be a "control person." AWI does not believe that any entity other than the Asbestos PI Trust will be considered a control person of Reorganized AWI.

To the extent that persons deemed to be "underwriters" receive Plan Securities pursuant to the Plan, resales by such persons would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Entities deemed to be statutory underwriters for purposes of section 1145 of the Bankruptcy Code may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act.

Under certain circumstances, holders of Plan Securities deemed to be "underwriters" may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144. Generally, Rule 144 provides that, if certain conditions are met (e.g., the availability of current public information with respect to the issuer, volume of sale limitations, and notice and manner of sale requirements), specified persons who resell "restricted securities" or who resell securities which are not restricted but such persons are "affiliates" of the issuer of the securities sought to be resold, will not be deemed to be "underwriters" as defined in section 2(11) of the Securities Act.

Pursuant to the Plan, certificates evidencing Plan Securities received by a holder of ten percent (10%) or more of the outstanding New Common Stock will bear a legend substantially in the form below in the event that AWI reasonably believes such holder is an underwriter:

                THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

Any person or entity that would receive legended securities as provided above may instead receive certificates evidencing Plan Securities without such legend if, prior to the Effective Date, such person or entity delivers to Reorganized AWI (i) an opinion of counsel reasonably satisfactory to Reorganized AWI to the effect that the Plan Securities to be received by such person or entity are not subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act and (ii) a certification that such person or entity is not an "underwriter" within the meaning of section 1145 of the Bankruptcy Code.

Any holder of a certificate evidencing Plan Securities bearing such legend may present such certificate to the transfer agent for the shares of Reorganized AWI for exchange for one or more new certificates not bearing such legend or for transfer to a new holder without such legend at such time as (i) such shares are sold pursuant to an effective registration statement under the Securities Act, or (ii) such holder delivers to Reorganized AWI an opinion of counsel reasonably satisfactory to Reorganized AWI to the effect that such shares are no longer subject to the restrictions applicable to "underwriters" under section 1145 of the Bankruptcy Code and may be sold without registration under the Securities Act or to the effect that such transfer is exempt from registration under the Securities Act, in which event the certificate issued to the transferee shall not bear such legend, unless otherwise specified in such opinion.

Whether or not any particular person would be deemed to be an "underwriter" of Plan Securities to be issued pursuant to the Plan, or an "affiliate" of Reorganized AWI, would depend upon various facts and circumstances applicable to that person. Accordingly, AWI expresses no view as to whether any such person (other than the Asbestos PI Trust) would be such an "underwriter" or an "affiliate."

IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE OF REORGANIZED AWI, AWI MAKES NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN PLAN SECURITIES. ACCORDINGLY, AWI RECOMMENDS THAT POTENTIAL RECIPIENTS OF PLAN SECURITIES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

A.         STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT.

Reorganized AWI and the Asbestos PI Trust will enter into an agreement substantially in the form of Exhibit "1.109" to the Plan (the "STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT"), which will provide for (i) rights of minority shareholders in connection with certain transactions undertaken by the Asbestos PI Trust, (ii) rights of the Asbestos PI Trust with respect to registrations of the Plan Notes, if they are issued under the Plan, and (iii) rights of the Asbestos PI Trust with respect to registrations of the New Common Stock. The Asbestos PI Claimants' Committee and the Future Claimants' Representative have requested other provisions in the Stockholder and Registration Rights Agreement to protect the rights of the Asbestos PI Trust, which currently are under discussion.

           1. REGISTRATION RIGHTS OF THE ASBESTOS PI TRUST WITH RESPECT TO THE PLAN NOTES.

Pursuant to the Stockholder and Registration Rights Agreement, the Asbestos PI Trust will be granted, among other things, the right to "demand" registrations with respect to the Plan Notes. The Asbestos PI Trust, however, will not be permitted to demand registration of less than $100 million in aggregate principal amount of Plan Notes (or such lesser amount if that the Asbestos PI

Trust may hold at such time), and, subject to any obligation of Reorganized AWI to file a shelf registration statement with respect to the Plan Notes, Reorganized AWI will not be required to effect more than one demand registration in any nine-month period.

The Stockholder and Registration Rights Agreement also will provide that Reorganized AWI will have the customary right to refuse a demand registration under certain circumstances and for limited periods of time; that Reorganized AWI will bear the costs and expenses associated with any registration; and will include such other customary terms, provisions, representations and warranties typically contained in registration rights agreements, including indemnification and contribution rights.

           2. REGISTRATION RIGHTS OF THE ASBESTOS PI TRUST WITH RESPECT TO THE NEW COMMON STOCK.

In addition, pursuant to the Stockholder and Registration Rights Agreement, the Asbestos PI Trust will be granted registration rights with respect to its shares of New Common Stock. These registration rights will include the right to "demand" registrations and unlimited "piggyback" rights with respect to registrations by Reorganized AWI of its common stock.

As with the registration rights relating to the Plan Notes, the Stockholder and Registration Rights Agreement will provide that Reorganized AWI will have the customary right to refuse a demand registration under certain circumstances and for limited periods of time; that Reorganized AWI will bear the costs and expenses associated with any registration; and include such other customary terms, provisions, representations and warranties typically contained in registration rights agreements, including indemnification and contribution rights.

           3. MINORITY PROTECTIONS UNDER THE STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT.

Pursuant to the Stockholder and Registration Rights Agreement, under certain circumstances, the holders of the New Common Stock other than the Asbestos PI Trust will have the right to participate in certain transactions with the Asbestos PI Trust. These "tagalong" provisions are intended to ensure that the Asbestos PI Trust does not transfer a substantial block of stock ownership without affording the minority holders the right to participate in such transaction.

B.          ISSUANCE OF NEW WARRANTS.

If Class 6 votes to reject the Plan, the New Warrants will be issued by Reorganized AWI with respect to the Asbestos Personal Injury Claims, but the Plan provides that such claimants have waived on behalf of themselves and the Asbestos PI Trust any right to the New Warrants and that Reorganized AWI will issue the New Warrants, without any action by, or any direction by, the Asbestos PI Trust or the Asbestos PI Trustees, to Holdings (as the successor to AWWD under the Holdings Plan of Liquidation) or to AWWD (if the Holdings Plan of Liquidation has not been approved by the time of the issuance of the New Warrants). AWI will seek a determination in the Confirmation Order that the issuance of the New Warrants by Reorganized AWI to Holdings or AWWD, as applicable, in accordance with the provisions of the Plan will not be subject to registration under the Securities Act, inasmuch as Reorganized AWI will be issuing the New Warrants directly to the holder of AWI's equity under the Plan.





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
                            X. REORGANIZATION VALUE

AWI has been advised by Lazard, its financial advisor, with respect to the reorganization value of Reorganized AWI on a going concern basis. Solely for purposes of the Plan, the estimated range of reorganization value of Reorganized AWI was assumed to be approximately $2,400 million to $3,000 million (with a midpoint value of $2,700 million) as of an assumed Effective Date of July 1, 2003. Although the Effective Date is likely to be November 1, 2003 or thereafter, AWI believes that an Effective Date as late as December 31, 2003 will not have a material effect on the projections. This estimated reorganization value includes $300 million associated with a tax net operating loss carryforward that is created as part of the Plan. Lazard's estimate of a range of enterprise values does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan.

THE ASSUMED RANGE OF THE REORGANIZATION VALUE, AS OF AN ASSUMED EFFECTIVE DATE OF JULY 1, 2003, REFLECTS WORK PERFORMED BY LAZARD ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESS AND ASSETS OF AWI AVAILABLE TO LAZARD AS OF MAY 9, 2003. IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT LAZARD'S CONCLUSIONS, LAZARD DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM ITS ESTIMATE.

Based upon the assumed range of the reorganization value of Reorganized AWI of between $2,400 million and $3,000 million and an assumed total debt of $972 million (including $775 million aggregate principal amount of Plan Notes, $124 million of debt outstanding under the exit facility, and $73 million in other reinstated debt), Lazard has employed an imputed estimate of the range of equity value for Reorganized AWI between $1,429 million and $2,029 million, with a mid-point value of $1,729 million. Equity to be distributed to the Asbestos PI Trust and the holder of Unsecured Claims, net of an estimated $35-40 million value for the New Warrants, will be in a range between $1,391 million and $1,991 million, with a mid-point value of $1,691 million. Assuming a distribution of approximately 56.4 million shares of Reorganized AWI Common Stock pursuant to the Plan, the imputed estimate of the range of Equity Values on a per share basis for Reorganized AWI is between $24.66 and $35.30 per share, with a midpoint value of $30.00 per share. The Equity Value of $30.00 on a per share basis does not give effect to the potentially dilutive impact of any restricted stock or options to be issued or granted pursuant to New Long-Term Incentive Plan. See Section VIII.C, entitled, "MANAGEMENT OF REORGANIZED AWI - Incentive Compensation Plans and the New Long-Term Incentive Plan."

The foregoing estimate of the reorganization value of Reorganized AWI is based on a number of assumptions, including a successful reorganization of AWI's business and finances in a timely manner, the implementation of Reorganized AWI's business plan, the achievement of the forecasts reflected in the Projected Financial Information, access to adequate exit financing, the continuing leadership of the existing management team, market conditions as of December 16, 2002 continuing through the assumed Effective Date of July 1, 2003, and the Plan becoming effective in accordance with the estimates and other assumptions discussed herein.

With respect to the Projected Financial Information prepared by the management of AWI and included in the Financial Appendix that is Exhibit "C" to this Disclosure Statement, Lazard assumed that such Projected Financial Information has been reasonably prepared in good faith and on a basis reflecting the best currently available estimates and judgments of AWI as to the future operating and financial performance of Reorganized AWI. Lazard's estimate of a range of reorganization values assumes that operating results projected by AWI will be achieved by Reorganized AWI in all material respects, including revenue growth and improvements in operating margins, earnings and cash flow. Certain of the results forecast by the management of AWI are materially better than the recent historical results of operations of AWI. As a result, to the extent that the estimate of enterprise values is dependent upon Reorganized AWI performing at the levels set forth in the Projected Financial Information, such analysis must be considered speculative. If the business performs at levels below those set forth in the Projected Financial Information, such performance may have a material impact on the Projected Financial Information and on the estimated range of values derived therefrom.

IN ESTIMATING THE RANGE OF THE REORGANIZATION VALUE AND EQUITY VALUE OF REORGANIZED AWI, LAZARD


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           >>         REVIEWED CERTAIN HISTORICAL FINANCIAL INFORMATION OF AWI
                      FOR RECENT YEARS AND INTERIM PERIODS;

           >> REVIEWED CERTAIN INTERNAL FINANCIAL AND OPERATING DATA OF AWI, INCLUDING THE PROJECTED FINANCIAL INFORMATION, WHICH WAS PREPARED AND PROVIDED TO LAZARD BY AWI'S MANAGEMENT AND WHICH RELATE TO AWI'S BUSINESS AND ITS PROSPECTS;

           >> MET WITH CERTAIN MEMBERS OF SENIOR MANAGEMENT OF AWI TO DISCUSS AWI'S OPERATIONS AND FUTURE PROSPECTS;

           >> REVIEWED PUBLICLY AVAILABLE FINANCIAL DATA AND CONSIDERED THE MARKET VALUE OF PUBLIC COMPANIES THAT LAZARD DEEMED GENERALLY COMPARABLE TO THE OPERATING BUSINESS OF AWI;

           >> CONSIDERED RELEVANT PRECEDENT TRANSACTIONS IN THE BUILDING PRODUCTS INDUSTRY;

           >> CONSIDERED CERTAIN ECONOMIC AND INDUSTRY INFORMATION RELEVANT TO THE OPERATING BUSINESS; AND

           >> CONDUCTED SUCH OTHER STUDIES, ANALYSIS, INQUIRIES, AND INVESTIGATIONS AS IT DEEMED APPROPRIATE.

ALTHOUGH LAZARD CONDUCTED A REVIEW AND ANALYSIS OF AWI'S BUSINESS, OPERATING ASSETS AND LIABILITIES AND REORGANIZED AWI'S BUSINESS PLANS, IT ASSUMED AND RELIED ON THE ACCURACY AND COMPLETENESS OF ALL FINANCIAL AND OTHER INFORMATION FURNISHED TO IT BY AWI, AS WELL AS PUBLICLY AVAILABLE INFORMATION. IN ADDITION, LAZARD DID NOT INDEPENDENTLY VERIFY MANAGEMENT'S PROJECTIONS IN CONNECTION WITH SUCH ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE, AND NO INDEPENDENT VALUATIONS OR APPRAISALS OF AWI WERE SOUGHT OR OBTAINED IN CONNECTION HEREWITH.

ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE DO NOT PURPORT TO BE APPRAISALS OR NECESSARILY REFLECT THE VALUES THAT MAY BE REALIZED IF ASSETS ARE SOLD AS A GOING CONCERN, IN LIQUIDATION, OR OTHERWISE.

IN THE CASE OF REORGANIZED AWI, THE ESTIMATES OF THE REORGANIZATION VALUE PREPARED BY LAZARD REPRESENT THE HYPOTHETICAL REORGANIZATION VALUE OF REORGANIZED AWI. SUCH ESTIMATES WERE DEVELOPED SOLELY FOR PURPOSES OF THE FORMULATION AND NEGOTIATION OF THE PLAN AND THE ANALYSIS OF IMPLIED RELATIVE RECOVERIES TO CREDITORS THEREUNDER. SUCH ESTIMATES REFLECT COMPUTATIONS OF THE RANGE OF THE ESTIMATED REORGANIZATION ENTERPRISE VALUE OF REORGANIZED AWI THROUGH THE APPLICATION OF VARIOUS VALUATION TECHNIQUES AND DO NOT PURPORT TO REFLECT OR CONSTITUTE APPRAISALS, LIQUIDATION VALUES OR ESTIMATES OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH HEREIN.

THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT TO PREDICT AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE ESTIMATE OF THE RANGE OF THE REORGANIZATION ENTERPRISE VALUE OF REORGANIZED AWI SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. BECAUSE SUCH ESTIMATES ARE INHERENTLY SUBJECT TO UNCERTAINTIES, NEITHER AWI, LAZARD, NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THEIR ACCURACY. IN ADDITION, THE VALUATION OF NEWLY ISSUED SECURITIES IS SUBJECT TO ADDITIONAL UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT. ACTUAL MARKET PRICES OF SUCH SECURITIES AT ISSUANCE WILL DEPEND UPON, AMONG OTHER THINGS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL MARKETS, THE ANTICIPATED INITIAL SECURITIES HOLDINGS OF PREPETITION CREDITORS, SOME OF WHICH


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MAY PREFER TO LIQUIDATE THEIR INVESTMENT RATHER THAN HOLD IT ON A LONG-TERM
BASIS, AND OTHER FACTORS WHICH GENERALLY INFLUENCE THE PRICES OF SECURITIES.

Valuation Methodology Lazard performed a variety of analyses and considered a variety of factors in preparing the valuation of AWI. While several generally accepted valuation techniques for estimating AWI's enterprise value were used, Lazard primarily relied on three methodologies: comparable public company analysis, discounted cash flow analysis, and precedent transactions analysis. Lazard placed different weights on each of these analyses and made judgments as to the relative significance of each analysis in determining AWI's indicated enterprise value range. Lazard's valuation must be considered as a whole, and selecting just one methodology or portions of the analyses, without considering the analyses as a whole, could create a misleading or incomplete conclusion as to AWI's enterprise value.

In preparing its valuation estimate, Lazard performed a variety of analyses and considered a variety of factors, some of which are described herein. The following summary does not purport to be a complete description of the analyses and factors undertaken to support Lazard's conclusions. The preparation of a valuation is a complex process involving various determinations as to the most appropriate analyses and factors to consider, as well as the application of those analyses and factors under the particular circumstances. As a result, the process involved in preparing a valuation is not readily summarized.

           Comparable Public Company Analysis. A comparable public company analysis estimates value based on a comparison of the target company's financial statistics with the financial statistics of public companies that are similar to the target company. It establishes a benchmark for asset valuation by deriving the value of "comparable" assets, standardized using a common variable such as revenues, earnings, and cash flows. The analysis includes a detailed multi-year financial comparison of each company's income statement, balance sheet, and cash flow statement. In addition, each company's performance, profitability, margins, leverage and business trends are also examined. Based on these analyses, a number of financial multiples and ratios are calculated to gauge each company's relative performance and valuation.

           A key factor to this approach is the selection of companies with relatively similar business and operational characteristics to the target company. Criteria for selecting comparable companies include, among other relevant characteristics, similar lines of businesses, business risks, target market segments, growth prospects, maturity of businesses, market presence, size, and scale of operations. The selection of truly comparable companies is often difficult and subject to interpretation. However, the underlying concept is to develop a premise for relative value, which, when coupled with other approaches, presents a foundation for determining firm value.

           In performing the Comparable Public Company Analysis, the following publicly traded companies deemed generally comparable to AWI in some or all of the factors described above, were selected: American Woodmark, Black & Decker, Elkcorp, Interface, Masco, Mohawk, and NCI Building Systems. Lazard excluded several building products manufacturers that were deemed not comparable because of size, specific product comparability and/or status of comparable companies (e.g., currently in a chapter 11). Lazard analyzed the current trading value for the comparable companies as a multiple of latest twelve months' revenue, earnings before interest, taxes, depreciation, and amortization ("EBITDA"), and earnings before interest and taxes ("EBIT"). These multiples were then applied to AWI's fiscal year end 2002 financial results (9 months actual and 3 months forecast) to determine the range of enterprise value.

           Discounted Cash Flow Approach. The discounted cash flow ("DCF") valuation methodology relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business. The DCF methodology is a "forward looking" approach that discounts the expected future cash flows by a theoretical or observed discount rate determined by calculating the average cost of debt and equity for publicly traded companies that are similar to AWI. The expected future cash flows have two components: the present value of the projected unlevered after-tax free cash flows for a determined period and the present value of the terminal value of cash flows (representing firm value beyond the time horizon of the projections). Lazard's discounted cash flow valuation


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           is based on a five-year projection of AWI's operating results. Lazard discounted the projected cash flows using AWI's estimated weighted average cost of capital and calculated the terminal value of AWI using both EBITDA multiple and perpetual growth methodologies.

           This approach relies on the company's ability to project future cash flows with some degree of accuracy. Because AWI's projections reflect significant assumptions made by AWI's management concerning anticipated results, the assumptions and judgments used in the Projected Financial Information may or may not prove correct and, therefore, no assurance can be provided that projected results are attainable or will be realized. Lazard cannot and does not make any representations or warranties as to the accuracy or completeness of AWI's projections.

           Precedent Transactions Analysis. Precedent transactions analysis estimates value by examining public merger and acquisition transactions. An analysis of the disclosed purchase price as a multiple of various operating statistics reveals industry acquisition multiples for companies in similar lines of businesses to AWI. These transaction multiples are calculated based on the purchase price (including any debt assumed) paid to acquire companies that are comparable to AWI. Lazard specifically focused on prices paid as a multiple of Revenue, EBITDA and EBIT in determining a range of values for AWI. These multiples are then applied to AWI's key operating statistics to determine the total enterprise value or value to a potential strategic buyer.

           Unlike the comparable public company analysis, the valuation in this methodology includes a "control" premium, representing the purchase of a majority or controlling position in a company's assets. Thus, this methodology generally produces higher valuations than the comparable public company analysis. Other aspects of value that manifest itself in a precedent transaction analysis include the following:

           >> Circumstances surrounding a merger transaction may introduce "diffusive quantitative results" into the analysis (e.g., an additional premium may be extracted from a buyer in the case of a competitive bidding contest).

           >> The market environment is not identical for transactions occurring at different periods of time.

           >> Circumstances pertaining to the financial position of a company may have an impact on the resulting purchase price (e.g., a company in financial distress may receive a lower price due to perceived weakness in its bargaining leverage).

           As with the comparable company analysis, because no acquisition used in any analysis is identical to a target transaction, valuation conclusions cannot be based solely on quantitative results. The reasons for and circumstances surrounding each acquisition transaction are specific to such transaction, and there are inherent differences between the businesses, operations and prospects of each. Therefore, qualitative judgments must be made concerning the differences between the characteristics of these transactions and other factors and issues that could affect the price an acquirer is willing to pay in an acquisition. The number of completed transactions for which public data is available also limits this analysis. Because the precedent transaction analysis explains other aspects of value besides the inherent value of a company, there are limitations as to its use in AWI's valuation.

THE ESTIMATES OF THE REORGANIZATION VALUE AND EQUITY VALUE DETERMINED BY LAZARD REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE IMPUTED ESTIMATE OF THE RANGE OF THE REORGANIZATION EQUITY VALUE OF REORGANIZED AWI ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET TRADING VALUE. ANY SUCH TRADING VALUE MAY BE MATERIALLY DIFFERENT FROM THE IMPUTED ESTIMATE OF THE REORGANIZATION EQUITY VALUE RANGE FOR REORGANIZED AWI ASSOCIATED WITH LAZARD'S VALUATION ANALYSIS.

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                                XI. RISK FACTORS

HOLDERS OF CLAIMS AGAINST AWI SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR REFERRED TO HEREIN BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION. IN ADDITION, HOLDERS OF CLAIMS AGAINST AWI SHOULD CONSULT AWI'S MOST RECENT ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q FOR GENERAL RISK FACTORS RELATING TO AWI AND THE BUSINESS IN WHICH IT OPERATES.

A.         OVERALL RISKS TO RECOVERY BY HOLDERS OF CLAIMS.

The ultimate recoveries under the Plan to holders of Claims (other than holders whose entire Distribution is paid in cash) depend upon the realizable value of the Plan Notes (if issued) and the New Common Stock, which are subject to a number of material risks, including, but not limited to, those specified below. The factors below assume that the Plan is confirmed and that the Effective Date occurs on or about July 1, 2003. Prior to voting on the Plan, each holder of a Claim should consider carefully the risk factors specified or referred to below, including the exhibits annexed hereto, as well as all of the information contained in the Plan.

           1.         ABILITY TO REFINANCE CERTAIN INDEBTEDNESS.

Following the Effective Date of the Plan, AWI's working capital borrowings and letters of credit requirements are anticipated to be funded under a new credit facility. See Section V.F, entitled, "THE PLAN OF REORGANIZATION - Exit Facility." Obtaining such a credit facility is a condition precedent to the Effective Date. There can be no assurance, however, that Reorganized AWI will be able to obtain financing for such facility to fund future working capital borrowings and letters of credit, or that financing, if obtained, would be on terms as favorable to Reorganized AWI. Furthermore, if the Plan Notes are issued, there can be no assurance that Reorganized AWI will be able to refinance the Plan Notes upon their maturity should such a need arise.

           2.         OWNERSHIP BY THE ASBESTOS PI TRUST.

The Asbestos PI Trust will beneficially own more than 65% of the shares of the New Common Stock to be issued pursuant to the Plan. Accordingly, the Asbestos PI Trust will be in a position to control the outcome of actions requiring stockholder approval, including the election of the majority of directors. This concentration of ownership could also facilitate or hinder a negotiated change of control of Reorganized AWI, and, consequently, affect the value of the New Common Stock.

           3.         DIVIDEND POLICIES.

AWI cannot anticipate whether Reorganized AWI will pay any dividends on the New Common Stock in the foreseeable future. In addition, the covenants in certain debt instruments to which Reorganized AWI will be a party may limit the ability of Reorganized AWI to pay dividends.

           4.         PROJECTED FINANCIAL INFORMATION.

The Projected Financial Information is dependent upon numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of Reorganized AWI, conditions in the industries in which Reorganized AWI operates, certain assumptions with respect to competitors of Reorganized AWI, general business and economic conditions, and other matters, many of which are beyond the control of AWI. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the Projected Financial Information may affect the actual financial results of Reorganized AWI. Although AWI believes that the projections are reasonable and attainable, some or all of the estimates will vary, and variations between the actual financial results and those projected may be material. The Projected


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Financial Information also assumes that Reorganized AWI will be rated
"investment grade" (BBB- or better) by the Rating Agencies. If Reorganized AWI is rated BB+ or lower by the Rating Agencies, the interest rate payable on the Plan Notes (if issued) or any other debt incurred by Reorganized AWI will be higher, and AWI's cash flow will be adversely affected.

           5.         VALUE OF CONSIDERATION TO BE DISTRIBUTED UNDER THE PLAN.

In estimating the value of distributions under the Plan, AWI has assumed that
(i) cash has a value equal to its face amount, (ii) the Plan Notes have a value equal to their face amount, (iii) the New Warrants have an aggregate value of $35-40 million, or $11.80 to $13.48 per New Warrant (with a midpoint of $12.64 per warrant), and (iv) the New Common Stock will have an aggregate value of approximately $1.691 billion, or $30.00 a share. There is no assurance that such assumed values can be obtained.

B.         THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION.

The Asbestos PI Permanent Channeling Injunction, which, inter alia, bars the assertion of "future" Asbestos Personal Injury Claims against AWI and the other PI Protected Parties, is the cornerstone of the Plan. As described in Section VI.C, entitled "THE ASBESTOS PI TRUST -- The Asbestos PI Permanent Channeling Injunction," in 1994 the United States Congress added subsections (g) and (h) to section 524 of the Bankruptcy Code in order to confirm the authority of the Bankruptcy Court, subject to the conditions specified therein, to issue injunctions such as the Asbestos PI Permanent Channeling Injunction with respect to present and future asbestos-related personal injury claims and demands. Although the Plan, the Asbestos PI Trust Agreement, and the Asbestos PI Trust Distribution Procedures all have been drafted with the intention of complying with section 524(g)-(h) of the Bankruptcy Code, and satisfaction of the conditions imposed by section 524(g)-(h) is a condition precedent to confirmation of the Plan, there is no guarantee that the validity and enforceability of the Asbestos PI Permanent Channeling Injunction or section 524(g)-(h) or the application of the Asbestos PI Permanent Channeling Injunction to Asbestos Personal Injury Claims will not be challenged, either before or after confirmation of the Plan. Although AWI believes adequate bases exist for the courts to uphold section 524(g)-(h) and the Asbestos PI Permanent Channeling Injunction, there can be no assurance that, in the future, courts might not invalidate all or a portion of section 524(g)-(h) or the Asbestos PI Permanent Channeling Injunction.

C.         ABSENCE OF PUBLIC MARKET FOR THE PLAN NOTES, NEW COMMON STOCK AND NEW
           WARRANTS.

There can be no assurance that the Plan Notes, New Common Stock and/or New Warrants will be listed or traded on an established trading market. As a result, there can be no assurance that the secondary markets for the Plan Notes, New Common Stock, and New Warrants will be liquid.

D. CERTAIN PROVISIONS OF AWI'S AMENDED AND RESTATED ARTICLES OF INCORPORATION, BY-LAWS AND THE PENNSYLVANIA BUSINESS CORPORATION LAW.

AWI's Amended and Restated Articles of Incorporation and By-Laws, as well as the Pennsylvania BCL, contain provisions that may have the effect of delaying, deterring or preventing a change in control of AWI.


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            XII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion summarizes certain federal income tax consequences of the implementation of the Plan to AWI and to certain holders of Claims. The following summary does not discuss the federal income tax consequences to (i) holders whose Claims are entitled to reinstatement or payment in full in cash or are otherwise unimpaired under the Plan (such as an Administrative Expense Creditor and holders of Priority Claims, Secured Claims, COLI Claims, Affiliate Claims, and Subsidiary Debt Guarantee Claims), (ii) holders of Environmental Claims (the distributions to which will be governed by their respective settlement agreements), or (iii) holders of Equity Interests.

The following summary is based on the Internal Revenue Code of 1986, as amended (the "INTERNAL REVENUE CODE"), Treasury Regulations promulgated thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service ("IRS") as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.

The federal income tax consequences of the Plan are complex and are subject to significant uncertainties. AWI has not requested an opinion of counsel with respect to any of the tax aspects of the Plan and, other than as involves the Asbestos PI Trust, does not currently intend to seek a ruling from the IRS concerning any of the tax aspects of the Plan. However, there is no assurance that a ruling, even though requested, will be obtained. In addition, this summary does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, and investors in pass-through entities).

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS FOR THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES APPLICABLE TO THEM UNDER THE PLAN.

A.         CONSEQUENCES TO AWI.

For federal income tax purposes, AWI is a member of an affiliated group of corporations of which Holdings is the common parent (the "HOLDINGS GROUP") and joins in the filing of a consolidated federal income tax return. The Holdings Group does not currently have a consolidated net operating loss ("NOL") carryforward. However, as discussed below, AWI expects to incur a substantial NOL (a portion of which would be carried back to obtain a refund of taxes paid in prior years) for the taxable year that includes the Effective Date as a result of the funding of the Asbestos PI Trust on the Effective Date. See Exhibit "C," Financial Appendix, which assumes that the Asbestos PI Trust is funded on the Effective Date in accordance with sections 7.8(b) and 7.16(e) of the Plan. Although the Plan provides that the execution of the Asbestos PI Trust Agreement is an express condition to the effectiveness of the Plan, this condition (like all Effective Date conditions) can be waived by AWI with the written consent of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and if Class 6 accepts the Plan, the Unsecured Creditors' Committee. If waived, the funding of the Asbestos PI Trust would not occur until after the Effective Date in a subsequent taxable year, with the result that the amount of the tax refund obtainable by AWI would be significantly reduced. Accordingly, the following discussion assumes that AWI does not waive this condition.

AWI also has substantial tax basis in its assets. As discussed below, any NOLs of AWI will be reduced as a result of the implementation of the Plan, and the tax basis of AWI's depreciable assets also may be reduced.

           1.         CANCELLATION OF DEBT.

The Internal Revenue Code provides that a debtor in a bankruptcy case must reduce certain of its tax attributes - such as NOLs, excess tax credits and tax basis in assets - by the amount of any cancellation of debt ("COD"). COD is the amount by which the indebtedness discharged exceeds any consideration given in


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exchange therefor, subject to certain statutory or judicial exceptions that can apply to limit the amount of COD (such as where the payment of the cancelled debt would have given rise to a tax deduction). Where a debtor joins in the filing of a consolidated federal income tax return, it is unclear whether the reduction in NOLs and other consolidated tax attributes occurs on a group basis or instead on a separate company basis (although, in the present case, only AWI is expected to have any NOLs to reduce). To the extent the amount of COD exceeds the tax attributes available for reduction, the excess COD is simply forgiven. If advantageous, a debtor can elect to reduce the basis of depreciable property prior to any reduction in its NOLs or other tax attributes.

As a result of the discharge of Claims pursuant to the Plan, AWI likely will realize substantial COD. The extent of such COD and the resulting tax attribute reduction will depend, in part, on the value of the New Common Stock. Based on the estimated reorganization value of Reorganized AWI (see Section X, entitled "REORGANIZATION VALUE," above), AWI expects to incur approximately $668 million of COD with a corresponding reduction in its NOL for the taxable year (or, at Reorganized AWI's election, the tax basis of its depreciable assets).

           2.         LIMITATION ON NOL CARRYFORWARDS AND OTHER TAX ATTRIBUTES.

Following the implementation of the Plan, the availability of the remaining portion of any NOLs and possibly certain other tax attributes of AWI allocable to periods prior to the Effective Date to offset future taxable income will be subject to the limitations imposed by Section 382 of the Internal Revenue Code.

           (A)        GENERAL LIMITATION.

Under Section 382, if a corporation undergoes an "ownership change," the amount of its pre-change losses that may be utilized to offset future taxable income is, in general, subject to an annual limitation. Such limitation also may apply to certain losses or deductions which are "built-in" (i.e., economically accrued but unrecognized) as of the date of the ownership change that are subsequently recognized. The issuance of the New Common Stock pursuant to the Plan will constitute an ownership change of AWI.

In general, the amount of the annual limitation to which a corporation would be subject is equal to the product of (i) the fair market value of the stock of the corporation immediately before the ownership change (with certain adjustments) multiplied by (ii) the "long-term tax-exempt rate" in effect for the month in which the ownership change occurs (4.58% for ownership changes occurring in May
2003). For a corporation in bankruptcy that undergoes the ownership change pursuant to a confirmed plan, the stock value generally is determined immediately after (rather than before) the ownership change, and certain adjustments that ordinarily would apply do not apply.

Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year. However, if the corporation does not continue its historic business or use a significant portion of its assets in a new business for two years after the ownership change, the annual limitation resulting from the ownership change is zero.

If a loss corporation has a "net unrealized built-in loss" at the time of an ownership change (taking into account most assets and items of "built-in" income and deductions), then any built-in losses recognized during the following five years (up to the amount of the original net built-in loss) generally will be treated as pre-change losses and similarly will be subject to the annual limitation. Conversely, if the loss corporation has a "net unrealized built-in gain" at the time of an ownership change, any built-in gains recognized during the following five years (up to the amount of the original net built-in gain) generally will increase the annual limitation in the year recognized, such that the loss corporation would be permitted to use its pre-change losses (including recognized built-in losses) against such built-in gain income in addition to its regular annual allowance. In general, a loss corporation's net unrealized built-in gain or loss will be deemed to be zero unless it is greater than the lesser of (i) $10 million or (ii) 15% of the fair market value of its assets (with certain adjustments) before the ownership change. In a consolidated return context, the determination of whether a loss corporation is in a net unrealized built-in gain or built-in loss position is sometimes made on a consolidated group (or subgroup) basis. Subject to certain interpretational issues, AWI anticipates that it will be in a net unrealized built-in gain position on the Effective Date.

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           (B)        SPECIAL BANKRUPTCY EXCEPTION.

An exception to the foregoing annual limitation rules generally applies where the shareholders and/or qualified (so-called "old and cold") creditors of a debtor receive or retain, in respect of their claims or equity interests, at least 50% of the vote and value of the stock of the reorganized debtor (or a controlling corporation if also in bankruptcy) pursuant to a confirmed chapter 11 plan. Under this exception, a debtor's pre-change losses are not limited on an annual basis but, instead, are reduced by the amount of any interest deductions claimed during the three taxable years preceding the date of the reorganization, in respect of the debt converted into stock in the reorganization. Moreover, if this exception applies, any further ownership change of the debtor within a two-year period after the consummation of the chapter 11 plan will preclude the debtor's utilization of any NOLs and other losses existing at the time of the subsequent ownership change against future taxable income.

AWI anticipates that the receipt of New Common Stock by the holders of Allowed Unsecured Claims and the Asbestos PI Trust will qualify for this exception. Reorganized AWI may, if it so desires, elect not to have this exception apply and instead remain subject to the annual limitation described above. Such election would have to be made in Reorganized AWI's federal income tax return for the taxable year in which the Effective Date occurs. Because the Asbestos PI Trust will hold a majority of the New Common Stock and may choose to dispose of all or a significant portion of such stock within two years of the Effective Date, the projections in the Financial Appendix (Exhibit "C") conservatively assume that AWI will elect not to have this exception apply due to the possibility of another ownership change occurring within two years.

           3.         ALTERNATIVE MINIMUM TAX.

In general, an alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income at a 20% rate to the extent that such tax exceeds the corporation's regular federal income tax. For purposes of computing taxable income for AMT purposes, certain tax deductions and other beneficial allowances are modified or eliminated. For example, a corporation is generally not allowed to offset more than 90% of its taxable income for AMT purposes by available NOL carryforwards. However, recent legislation provides for a temporary waiver of this limitation for AMT NOL carrybacks originating in years ending in 2001 or 2002, or NOL carryforwards to the 2001 and 2002 tax years.

In addition, if a corporation undergoes an "ownership change" within the meaning of Section 382 and is in a net unrealized built-in loss position on the date of the ownership change, the corporation's aggregate tax basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date. Although not entirely clear, it appears that the application of this provision would be unaffected by whether AWI qualifies for the special bankruptcy exception to the annual limitation (and built-in gain and loss) rules of Section 382 discussed in the preceding section. As indicated above, AWI anticipates that it will be in a net unrealized built-in gain position on the Effective Date.

Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to the AMT.

           4.         TREATMENT OF THE ASBESTOS PI TRUST.

The Asbestos PI Trust is intended to be a "qualified settlement fund" within the meaning of Treasury Regulation section 1.468B-1 et seq. In accordance with the Plan, AWI has requested a ruling from the IRS confirming such treatment with respect to the Asbestos PI Trust. Moreover, it is a condition to the effectiveness of the Plan (waivable by AWI, with appropriate consents) that a favorable ruling be obtained from the IRS with respect to the qualification of the Asbestos PI Trust as a "qualified settlement fund" or that AWI have received an opinion of counsel with respect to the tax status of the trust reasonably satisfactory to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and if Class 6 approves the Plan, the Unsecured Creditors' Committee.

Assuming the Asbestos PI Trust is treated as a qualified settlement fund, AWI generally would be entitled to a current federal income tax deduction for all transfers of cash, stock and other property (other than notes) to the Asbestos


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PI Trust to the same extent it would have been entitled to a deduction if such amounts had been paid directly to the holder of an Asbestos Personal Injury Claim. AWI expects to transfer to the Asbestos PI Trust its share of the cash (other than any 144A Offering Proceeds) and the New Common Stock components of the Reorganization Consideration on the Effective Date. Accordingly, AWI expects to obtain a substantial tax deduction upon the funding of the Asbestos PI Trust on the Effective Date and, consequently, to have a substantial NOL for such taxable year (which, as discussed above, would be reduced by reason of the discharge of debt under the Plan and would be subject to limitation under Internal Revenue Code section 382). Reorganized AWI would only be entitled to a deduction with respect to any Plan Notes contributed to the Asbestos PI Trust as and when payments are made on such notes and, with respect to the Asbestos PI Trust's share of any 144A Offering Proceeds distributable in lieu of Plan Notes, at the time such proceeds are actually transferred to the Asbestos PI Trust. In addition, AWI generally will not be entitled to a deduction to the extent that the Asbestos PI Trust is funded through insurance proceeds or the transfer of AWI's rights under various insurance policies.

As a qualified settlement fund, the Asbestos PI Trust will be subject to a separate entity level tax at the maximum rate applicable to trusts and estates (currently 38.6%). In determining the taxable income of each trust, (a) any amounts transferred by AWI or Reorganized AWI to the trust (other than with respect to the accrual of interest on the Plan Notes or distributions with respect to the New Common Stock) will be excluded from the trust's income; (b) any sale, exchange or distribution of property by the trust generally will result in the recognition of gain or loss in an amount equal to the difference between the fair market value of the property on the date of disposition and the adjusted tax basis of the trust in such property; and (c) administrative costs (including state and local taxes) incurred by the trust will be deductible. In general, the adjusted tax basis of property received by the Asbestos PI Trust pursuant to the Plan will be its fair market value at the time of such receipt.

B.         CONSEQUENCES TO HOLDERS OF UNSECURED CLAIMS AND CONVENIENCE CLAIMS.

Pursuant to the Plan, in satisfaction and discharge of their Allowed Claims, holders of Allowed Unsecured Claims (other than Convenience Claims) will receive a combination of cash, New Common Stock and Plan Notes (if issued), and holders of Convenience Claims will receive solely cash. In addition to their initial distribution on or about the Effective Date, holders of Allowed Unsecured Claims (other than Convenience Claims) may receive an additional distribution in the event (i) there is additional cash available for distribution as a result of subsequent insurance recoveries received by AWI with respect to Allowed Environmental Claims or (ii) any Disputed Unsecured Claim (other than a Convenience Claim) is subsequently disallowed or allowed in a lesser amount than the Disputed Claim Amount.

The federal income tax consequences of the Plan to a holder of an Unsecured Claim (other than a Convenience Claim) depend, in part, on whether such Claim and all or part of any Plan Notes issued under the Plan received by a holder of an Unsecured Claim constitute "securities" for federal income tax purposes. The term "security" is not defined in the Internal Revenue Code or the Treasury Regulations promulgated thereunder and has not been clearly defined by judicial decisions. The determination of whether a particular debt constitutes a "security" depends on an overall evaluation of the nature of the debt. One of the most significant factors considered in determining whether a particular debt is a security is its original term. In general, debt obligations issued with a maturity at issuance of five years or less (e.g., trade debt and revolving credit obligations) do not constitute securities, whereas debt obligations with a maturity at issuance of ten years or more constitute securities. The maturity of the Plan Notes, if issued, has not yet been established, but will be at least five years and no more than ten years. Each holder of a Claim is urged to consult its tax advisor regarding the status of its Claim and the Plan Notes as "securities" for federal income tax purposes.

           1.         GAIN OR LOSS - GENERALLY.

In general, each holder of an Allowed Unsecured Claim (including a Convenience Claim) that is not a "security" for federal income tax purposes will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of any cash, the "issue price" of any Plan Notes (which is intended to be their face amount) and the fair market value of any New Common Stock received in satisfaction of its Claim (other than in respect of any Claim for accrued but unpaid interest, and excluding any portion required to be treated as imputed interest due to the post-Effective Date distribution of such consideration) and
(ii) the holder's adjusted tax basis in its Claim (other than any Claim for


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accrued but unpaid interest). For a discussion of the federal income tax consequences of any Claim for accrued interest, see "Distributions in Discharge of Accrued but Unpaid Interest" below. For a discussion of the potential tax consequences to holders of Unsecured Claims (other than Convenience Claims) that constitute "securities" for federal income tax purposes, see "Treatment of Unsecured Claims that Constitute Securities" below.

Due to the possibility that a holder of an Allowed Claim may receive additional distributions subsequent to the Effective Date, the imputed interest provisions of the Internal Revenue Code may apply to treat a portion of such later distributions to such holders as imputed interest. In addition, it is possible that any loss realized, and a portion of any gain realized, by a holder in satisfaction of an Allowed Unsecured Claim may be deferred until all subsequent distributions with respect to such Claim are determinable. Holders are urged to consult their tax advisors regarding the possibility of deferral and the ability to elect out of the installment method of reporting any gain realized in respect of their Claims.

Where gain or loss is recognized by a holder in respect of its Claim, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Claim was acquired at a market discount, and whether and to what extent the holder had previously claimed a bad debt deduction. A holder that purchased its Claim from a prior holder at a market discount may be subject to the market discount rules of the Internal Revenue Code. Under those rules, assuming that the holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of such Claim (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.

In general, a holder's tax basis in any Plan Notes received will equal the issue price of such notes, a holder's tax basis in any New Common Stock received will equal the fair market value of such stock, and the holding period for such notes and stock generally will begin the day following the Effective Date.

           2.         TREATMENT OF UNSECURED CLAIMS THAT CONSTITUTE SECURITIES.

In the event that a holder's Allowed Unsecured Claim constitutes a "security" for federal income tax purposes, the exchange of such Claim partially for New Common Stock will be treated as a "recapitalization" for federal income tax purposes. Accordingly, the holder of such Claim generally (i) will not be entitled to recognize any loss upon the exchange of such Claim, but (ii) will be required to recognize gain (computed as described in the preceding section), if any, to the extent of any consideration received other than stock or "securities" (excluding any consideration received in respect of any Claim for accrued but unpaid interest, or required to be treated as imputed interest due to the post-Effective Date distribution of such consideration). As discussed above, holders are urged to consult their tax advisor regarding the possible characterization of the Plan Notes as "securities" for federal income tax purposes.

The character and timing of such gain, and the potential applicability of the imputed interest rules, would be determined in accordance with the principles discussed in the preceding section. For a discussion of the U.S. federal income tax consequences of any Claim for accrued interest, see "Distributions in Discharge of Accrued but Unpaid Interest" below.

In general, a holder's aggregate tax basis in any New Common Stock and, if treated as securities, any Plan Notes received in satisfaction of an Unsecured Claim that constitutes a security for federal income tax purposes will equal the holder's aggregate tax basis in such Claim (including any Claim for accrued but unpaid interest), increased by any gain recognized or interest income received in respect of such Claim and decreased by any consideration received other than stock or securities, and any deductions claimed in respect of any previously accrued interest. Such tax basis will be allocable among such stock and notes based on their relative fair market value. In general, the holder's holding period for such stock and notes will include the holder's holding period for its Claim, except to the extent such stock or notes were received in respect of a Claim for accrued but unpaid interest.

In general, the holder's tax basis in any Plan Notes received that do not constitute securities will equal the issue price of such notes, and the holding period for such notes generally will begin the day following the Effective Date.


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           3.         DISTRIBUTIONS IN DISCHARGE OF ACCRUED BUT UNPAID INTEREST.

Pursuant to the Plan, distributions to any holder of an Allowed Unsecured Claim will be allocated first to the original principal portion of such Claim as determined for federal income tax purposes, and then, to the extent the consideration exceeds such amount, to the portion of such Claim representing accrued but unpaid interest. However, there is no assurance that the IRS would respect such allocation for federal income tax purposes.

In general, to the extent that an amount received (cash, stock or notes) by a holder of debt is received in satisfaction of interest accrued during its holding period, such amount will be taxable to the holder as interest income (if not previously included in the holder's gross income). Conversely, a holder generally recognizes a deductible loss to the extent any accrued interest claimed or amortized original issue discount ("OID") was previously included in its gross income and is not paid in full. However, the IRS has privately ruled that a holder of a security, in an otherwise tax-free exchange, could not claim a current deduction with respect to any unpaid OID. Accordingly, it is also unclear whether, by analogy, a holder of a Claim with previously included OID that is not paid in full would be required to recognize a capital loss, rather than an ordinary loss. Each holder is urged to consult its tax advisor regarding the allocation of consideration and the deductibility of unpaid interest for federal income tax purposes.

           4.         OWNERSHIP AND DISPOSITION OF THE PLAN NOTES.

           (A)        INTEREST AND ORIGINAL ISSUE DISCOUNT ON THE PLAN NOTES.

If they are issued, the Plan Notes will bear interest at a fixed or floating rate and provide for at least the annual payment of all stated interest. Such stated interest generally will be includable in income by a holder in accordance with the holder's regular method of accounting..

In addition, under certain circumstances, the Plan Notes may be treated as issued with OID. In general, a debt instrument is treated as having OID to the extent its "stated redemption price at maturity" (in this case, the stated principal amount of the Plan Notes) exceeds its "issue price" by more than by a de minimis amount.

The "issue price" of the Plan Notes will depend upon whether they are traded on an "established securities market" during the sixty (60) day period ending thirty (30) days after the Effective Date. Pursuant to Treasury Regulations, an "established securities market" need not be a formal market. It is sufficient that the notes appear on a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations or actual prices of recent sales transactions, or that price quotations for such notes are readily available from dealers, brokers or traders.

It is anticipated that the Plan Notes will be traded on an established securities market, and that the "issue price" of such Plan Notes will be their fair market value. Because the interest rate on the Plan Notes will be fixed at a rate that is intended to be a rate at which the Plan Notes will trade at par, AWI expects that the fair market value will equal (or be very close to) their stated principal amount. If the Plan Notes are not traded on an established securities market, the issue price of the Plan Notes automatically will be their stated principal amount if, as is also expected, the stated interest rate is greater than the applicable federal rate for obligations of similar maturity in effect on the Confirmation Date. Accordingly, in either case, AWI does not expect the Plan Notes to be issued with significant OID, if any.

If the Plan Notes are issued with OID, each holder generally will be required to accrue the OID in respect of the Plan Notes received and include such amount in gross income as interest over the term of such notes based on the constant yield method. Accordingly, each holder generally will be required to include amounts in gross income in advance of the payment of cash in respect of such income. A holder's tax basis in a New Note will be increased by the amount of any OID included in income and reduced by any cash received (other than payments of stated interest) made with respect to such note.


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With respect to holders of Disputed Claims allowed after the Effective Date, any
New Note received will have been outstanding since the Effective Date. Such holders should consider their federal income tax consequences accordingly.

           (B)        ACQUISITION AND BOND PREMIUM.

If a holder of an Unsecured Claim has a tax basis in any of the Plan Notes received that exceeds the issue price (or the "adjusted issue price" in the case of a Disputed Claim allowed subsequent to the Effective Date) of such note, but is less than or equal to the unpaid principal amount of such notes, the amount of OID includable in the holder's gross income generally is reduced in each period in proportion to the percentage of the OID represented by the excess basis. Alternatively, if a holder treats all stated interest as OID, such holder may elect to recompute the OID accruals by treating its acquisition as a purchase at original issue and applying the constant yield method. Such an election may not be revoked without the consent of the IRS.

If a holder has a tax basis in any of the Plan Notes received that exceeds the unpaid principal amount of such notes (i.e., a "bond premium"), the holder will not include any of the OID in income. Moreover, a holder may elect to deduct any bond premium over the period from its acquisition of such note to the maturity date of such note (or, if it results in a smaller amount of amortizable bond premium, until an earlier call date), but not in excess of the stated interest. If such bond premium is amortized, the amount of stated interest on any New Note that must be included in the holder's gross income for each period ending on an interest payment date or at the maturity date, as the case may be, will (except as Treasury Regulations may otherwise provide) be reduced by the portion of bond premium allocable to such period based on the note's yield to maturity. The holder's tax basis in its New Note will be reduced by a like amount. If such an election to amortize bond premium is not made, a holder will receive a tax benefit from the premium only in computing such holder's gain or loss upon the sale or other taxable disposition of the New Note, or upon the full or partial payment of principal.

An election to amortize bond premium will apply to amortizable bond premium on all notes and other bonds the interest on which is includable in the holder's gross income and that are held at, or acquired after, the beginning of the holder's taxable year as to which the election is made. The election may be revoked only with the consent of the IRS.

           (C)        MARKET DISCOUNT.

Any holder of a Claim that has a tax basis in any Plan Notes received less than the issue price (or the "adjusted issue price" in the case of a Disputed Claim allowed subsequent to the Effective Date) of such notes generally will be subject to the market discount rules of the Internal Revenue Code (unless such difference is less than a de minimis amount). In addition, as discussed below, a holder who acquired its Claim at a market discount and that receives its Plan Notes as part of a tax-free exchange may be required to carry over to such notes, as well as any New Common Stock received, any accrued market discount with respect to its Claim to the extent not previously included in income.

Under the market discount rules, a holder is required to treat any principal payment on, or any gain recognized on the sale, exchange, retirement or other disposition of, a New Note as ordinary income to the extent of the market discount that has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. A holder could be required to defer the deduction of a portion of the interest expense on any indebtedness incurred or maintained to purchase or to carry a market discount note, unless an election is made to include all market discount in income as it accrues. Such an election would apply to all bonds acquired by the holder on or after the first day of the first taxable year to which such election applies, and may not be revoked without the consent of the IRS.

Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition of such Plan Notes to the maturity date of the notes, unless the holder irrevocably elects to compute the accrual on a constant yield basis. This election can be made on a note-by-note basis.


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The Treasury Department is expected to promulgate regulations that will provide that any accrued market discount not treated as ordinary income upon a tax-free exchange of market discount bonds would carry over to the nonrecognition property (such as a "recapitalization") received in the exchange. If such regulations are promulgated and applicable to the Plan (and, likely, even without the issuance of regulations), any holder of an Unsecured Claim that constitutes a "security" for federal income tax purposes would carry over any accrued market discount incurred in respect of such Claim to any New Common Stock and, if treated as a security for federal income tax purposes, any Plan Notes received for such Claim pursuant to the Plan (presumably allocated on the basis of relative fair market value), such that any gain recognized by the holder upon a subsequent disposition of such stock or notes also would be treated as ordinary income to the extent of any such accrued market discount not previously included in income.

           5.         DISPOSITION OF NEW COMMON STOCK.

Any gain recognized by a holder upon a subsequent sale or other taxable disposition of any New Common Stock received pursuant to the Plan (or any stock or property received for it in a later tax-free exchange) will be treated as ordinary income to the extent of (i) any bad debt deductions (or additions to a bad debt reserve) claimed with respect to its Claim and any ordinary loss deductions incurred upon satisfaction of its Claim, less any income (other than interest income) recognized by the holder upon satisfaction of its Claim, and
(ii) with respect to a cash-basis holder, any amounts which would have been included in its gross income if the holder's Claim had been satisfied in full but which was not included by reason of the cash method of accounting.

In addition, as discussed in the preceding section, a holder that receives its New Common Stock in exchange for an Unsecured Claim that constitutes a security for federal income tax purposes may be required to treat all or a portion of any gain recognized as ordinary income under the market discount provisions of the Internal Revenue Code.

C.         CONSEQUENCES TO HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS.

Each Allowed Asbestos Personal Injury Claim will be liquidated and satisfied in cash solely from the Asbestos PI Trust, in accordance with the Asbestos PI Trust Distribution Procedures. The federal income tax treatment of a receipt of payments by a holder of such Claim generally will depend upon the nature of the Claim. Because the amounts received by a holder of an Allowed Asbestos Personal Injury Claim (other than an Indirect PI Trust Claim) generally will be attributable to, and compensation for, such holder's personal physical injuries or sickness, within the meaning of section 104 of the Internal Revenue Code, any such amounts received by the holder should be nontaxable. Each holder of an Asbestos Personal Injury Claim should consult his or her own tax advisors as to the proper tax treatment of any amounts received with respect to such Claim.

D.         CONSEQUENCES TO HOLDERS OF ASBESTOS PROPERTY DAMAGE CLAIMS.

AWI currently expects that each pending Asbestos Property Damage Claim will be liquidated and satisfied in cash solely pursuant to the terms of the Global Asbestos PD Settlement. The federal income tax treatment of a receipt of payments by a holder of such Claim generally will depend upon the nature of the Claim. If any amount received by such holder with respect to such Claim is used to restore damaged property to its original condition, such amount generally should be nontaxable to the holder. However, any amount received in respect of property that has been destroyed and will not be replaced by the holder generally should be treated as received in respect of a sale or exchange of such property and may give rise to gain or loss generally equal to the difference between (i) such amount and (ii) the adjusted tax basis of the holder in the destroyed property. To the extent the amount received is used to replace destroyed property, or a part thereof, with similar property, the holder may be able to avoid recognizing gain under section 1033 of the Internal Revenue Code (governing involuntary conversions). Because the tax treatment of any amount received by a holder under the Plan will depend on facts peculiar to each holder, all holders of Asbestos Property Damage Claims should consult their own tax advisors as to the proper tax treatment of such receipts.


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E.         INFORMATION REPORTING AND WITHHOLDING.

All distributions to holders of Allowed Claims under the Plan are subject to any applicable withholding (including employment tax withholding). Under federal income tax law, interest, dividends, and other reportable payments may, under certain circumstances, be subject to "backup withholding" at the then applicable rate (currently 30%). Backup withholding generally applies if the holder (a) fails to furnish its social security number or other taxpayer identification number ("TIN"), (b) furnishes an incorrect TIN, (c) fails properly to report interest or dividends, or (d) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons are exempt from backup withholding, including, in certain circumstances, corporations and financial institutions.

Recently effective Treasury Regulations generally require disclosure by a taxpayer on its federal income tax return of certain types of transactions in which the taxpayer participated on or after January 1, 2003, including, among other types of transactions, the following: (1) a transaction offered under "conditions of confidentiality;" (2) a transaction where the taxpayer was provided contractual protection for a refund of fees if the intended tax consequences of the transaction are not sustained; (3) certain transactions that result in the taxpayer claiming a loss in excess of specified thresholds; and
(4) a transaction in which the taxpayer's federal income tax treatment differs by more than a specified threshold in any tax year from its treatment for financial reporting purposes. These categories are very broad; however, there are numerous exceptions. Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the holders' tax returns.


            THE FOREGOING SUMMARY HAS BEEN PROVIDED FOR INFORMATIONAL
         PURPOSES ONLY. ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR
             TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL, AND
                OTHER TAX CONSEQUENCES APPLICABLE UNDER THE PLAN.







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                       XIII. ALTERNATIVES TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

If the Plan is not confirmed and consummated, AWI's alternatives include (i) liquidation under chapter 7 of the Bankruptcy Code and (ii) the preparation and presentation of an alternative plan of reorganization.

A.         LIQUIDATION UNDER CHAPTER 7.

If no chapter 11 plan can be confirmed, the Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate AWI's assets. A discussion of the effect that a chapter 7 liquidation would have on the recovery of holders of Claims is set forth in Section VII.C.4, entitled "CONFIRMATION AND CONSUMMATION PROCEDURE -- Confirmation -- Best Interests Test." In performing the liquidation analysis, AWI has assumed that all holders of Asbestos Personal Injury Claims (whether presently known or unknown) will be determined to have "claims" that are entitled to share in the proceeds from any such liquidation. AWI believes that liquidation under chapter 7 would result in (i) smaller distributions being made to creditors than those provided for in the Plan because of the additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of unexpired leases and executory contracts in connection with the cessation of AWI's operations, and (iii) the failure to realize the greater, going concern value of all of AWI's assets.

B.         ALTERNATIVE PLAN OF REORGANIZATION.

If the Plan is not confirmed, AWI or any other party in interest could attempt to formulate a different plan of reorganization. Such a plan might involve either a reorganization and continuation of AWI's businesses or an orderly liquidation of its assets. During the negotiations prior to the filing of the Plan, AWI explored various alternatives to the Plan.

AWI believes that the Plan enables AWI to emerge from chapter 11 successfully and expeditiously, preserves its businesses, and allows Claimants to realize the highest recoveries under the circumstances. In a liquidation under chapter 11 of the Bankruptcy Code, the assets of AWI would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7, and a trustee need not be appointed. Accordingly, creditors would receive greater recoveries than in a chapter 7 liquidation. Although a chapter 11 liquidation is preferable to a chapter 7 liquidation, AWI believes that a liquidation under chapter 11 is a much less attractive alternative to Claimants than the Plan because a greater return is provided for in the Plan to Claimants. In any liquidation, Claimants will be paid their distribution in cash, whereas, under the Plan, some Claimants will receive a part of their distribution in New Common Stock and Plan Notes (if issued).

                       XIV. CONCLUSION AND RECOMMENDATION

AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee, however, all believe that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims. In addition, other alternatives would involve significant delay, uncertainty, and substantial additional administrative costs. WE URGE HOLDERS OF IMPAIRED CLAIMS ENTITLED TO VOTE ON THE PLAN TO VOTE TO ACCEPT THE PLAN AND TO EVIDENCE SUCH ACCEPTANCE BY RETURNING THEIR BALLOTS TO THE ADDRESS SET FORTH THEREON SO THAT THEY WILL BE RECEIVED NO LATER THAN 5:00 P.M., WILMINGTON, DELAWARE TIME, ON SEPTEMBER 22, 2003.



Dated:     June 2, 2003



                                          Respectfully submitted,

                                          ARMSTRONG WORLD INDUSTRIES, INC

                                          /s/ Michael D. Lockhart
                                          -------------------------------------
                                          Name: Michael D. Lockhart
                                          Title: Chairman

                                      INDEX


144A OFFERING...............................................55
144A OFFERING PROCEEDS......................................55
2001 INSTALLMENT PAYMENT....................................29
ACANDS......................................................14
ADMINISTRATIVE EXPENSE BAR DATE.............................40
ADMINISTRATIVE EXPENSE BAR DATE ORDER.......................40
ADMINISTRATIVE EXPENSES.....................................40
ADR.........................................................30
AEI.........................................................64
AGENT.......................................................22
AMENDED MARKLEY CLASS PROOF OF CLAIM........................37
AMT........................................................111
ARMSTRONG/MARKLEY DEFENDANTS................................36
ASBESTOS PD COMMITTEE.......................................19
ASBESTOS PD PLAINTIFFS......................................26
ASBESTOS PERSONAL INJURY CLAIM..............................47
ASBESTOS PI CLAIMANTS' COMMITTEE.............................i
ASBESTOS PI TRUST............................................5
ASBESTOS PI TRUST AGREEMENT.................................70
ASBESTOS PI TRUST DISTRIBUTION PROCEDURES...................70
ASBESTOS PI VOTING TRUST CLAIMS.............................77
ASBESTOS PROPERTY DAMAGE CLAIM..............................45
AVERAGE VALUES..............................................74
AWI..........................................................i
AWP.........................................................50
AWWD.........................................................i
BANKRUPTCY CODE..............................................1
BANKRUPTCY COURT.............................................1
BANKRUPTCY COURT MOTION TO TRANSFER.........................36
BAR DATE....................................................23
BAR DATE NOTICE.............................................23
BAR DATE ORDER..............................................23
BARNES......................................................35
BARNES CASE.................................................35
BARNES CLAIM................................................35
BARNES COMPLAINT............................................35
BARNES MOTION TO TRANSFER...................................36
BARNES OBJECTION............................................35
BARNES PLAINTIFFS...........................................35
CCR.........................................................33
CCR MEMBERS.................................................33
CCR PREFERENCE CLAIM........................................34
CENTURY.....................................................29
CENTURY ADVERSARY PROCEEDING................................29
CENTURY ANSWER..............................................30
CENTURY COMPLAINT...........................................30
CENTURY MOTION TO COMPEL....................................29
CENTURY MOTION TO DISMISS...................................30
CENTURY MOTION TO DISMISS COUNTERCLAIM......................30
CENTURY POLICIES............................................29
CENTURY PROOF OF CLAIM......................................30
CENTURY SETTLEMENT AGREEMENT................................29
CENTURY TRUST...............................................29
CHAPTER 11 CASE.............................................18
CLAIMANT.....................................................1
CLAIMANTS....................................................1
CLAIMS SETTLEMENT ORDER.....................................38
COD........................................................109
COLI CLAIMS.................................................46
COMMENCEMENT DATE...........................................18
COMMITMENT..................................................22
COMMITTEES..................................................19
CONFIRMATION HEARING.........................................1
CONSOLIDATED CCR PROCEEDINGS................................33
CONTROL.....................................................99
CONTROL PERSON..............................................99
CONVENIENCE CLAIM........................................5, 45
CREDIT AGREEMENT............................................22
CRITICAL VENDORS............................................22
CUSTOMS CLAIM...............................................44
DCF........................................................104
DEBT SECURITIES..............................................2
DESSEAUX....................................................18
DIP CREDIT FACILITY.........................................22
DIP CREDIT FACILITY CLAIM...................................42
DISEASE LEVELS..............................................74
DOL.........................................................39
EBIT.......................................................104
EBITDA.....................................................104
EFFECTIVE DATE...............................................9
EMC.........................................................34
EMC ADVERSARY PROCEEDING....................................34
EMC SETTLEMENT AGREEMENT....................................34
EMC SETTLEMENT AMOUNT.......................................34
EMPLOYEE RETENTION PROGRAM..................................21
ENVIRONMENTAL CLAIMS........................................49
EPA.........................................................50
ESOP........................................................39
EXCLUSIVE PERIODS...........................................23
EXPEDITED REVIEW............................................80
EXTRAORDINARY CLAIM.........................................82
FIFO........................................................74
FIFO PAYMENT QUEUE..........................................79
FIFO PROCESSING QUEUE.......................................79
FURNITURE BRANDS............................................64
FUTURE CLAIMANTS' REPRESENTATIVE.............................i
HOLDINGS.....................................................1
HOLDINGS GROUP.............................................109
INDIRECT ASBESTOS PERSONAL INJURY CLAIMS....................78
INDIVIDUAL DEFENDANTS.......................................36
INDIVIDUAL MARKLEY PROOFS OF CLAIM..........................37

INITIAL ASBESTOS PERSONAL INJURY CLAIMS FILING DATE.........79
INITIAL PAYMENT PERCENTAGE..................................77
INNISFREE....................................................2
INSURANCE AND TRUST PROCEEDS................................34
INSURERS....................................................28
INSURERS' APPEAL............................................29
INSURERS' RESPONSE..........................................29
INTERNAL REVENUE CODE......................................109
INTERNATIONAL...............................................28
IRS........................................................109
ISSUER......................................................99
JPMORGAN CHASE..............................................22
KEY EMPLOYEES...............................................21
LAZARD......................................................19
LENDERS.....................................................22
LETTERS OF CREDIT...........................................22
LIBERTY MUTUAL..............................................30
LIBERTY MUTUAL'S STAY RELIEF MOTION.........................31
LIQUIDATION ANALYSIS........................................93
LOCAL RULES.................................................25
MAERTIN APPEAL..............................................28
MAERTIN COVERAGE CASE.......................................28
MAERTIN FRAUD CLAIMS........................................29
MAERTIN INSURANCE POLICIES..................................28
MAERTIN INSURANCE PROCEEDS..................................28
MAERTIN PLAINTIFFS..........................................28
MAERTIN SETTLEMENT AGREEMENTS...............................28
MAERTIN SETTLEMENT AMOUNT...................................28
MAERTIN STAY PENDING APPEAL MOTION..........................28
MAERTIN STAY PENDING APPEAL ORDER...........................28
MAERTIN STAY PENDING APPEAL STIPULATION.....................28
MAERTIN STAY RELIEF MOTION..................................28
MAERTIN STAY RELIEF ORDER...................................28
MARKLEY CLASS...............................................37
MARKLEY CLASS COMPLAINTS....................................36
MARKLEY CLASS MEMBERS.......................................37
MARKLEY CLASS PLAINTIFFS....................................36
MARKLEY CLASS PROOF OF CLAIM................................37
MARKLEY DEFENDANTS..........................................36
MARKLEY PLAN OF DISTRIBUTION................................37
MARKLEY PROOFS OF CLAIM.....................................37
MARKLEY SETTLEMENT..........................................37
MARKLEY SETTLEMENT FUNDS....................................37
MAXIMUM ANNUAL PAYMENT......................................78
MAXIMUM AVAILABLE PAYMENT...................................78
MAXIMUM VALUES..............................................74
MEDICAL/EXPOSURE CRITERIA...................................74
MELLON......................................................36
MONSANTO....................................................36
MOTION TO DISMISS...........................................29
MOTION TO EXTEND............................................25
NCC.........................................................14
NEW JERSEY DISTRICT COURT...................................35
NITRAM......................................................18
NOL........................................................109
OCF.........................................................17
OID........................................................114
OMNIBUS CLAIMS MOTION.......................................25
ORDER DENYING THE MOTION TO EXTEND..........................26
OTCBB.......................................................39
PA DOR......................................................43
PAYMENT PERCENTAGE..........................................77
PD SETTLEMENT AGREEMENT.....................................27
PD SETTLEMENT AMOUNT........................................27
PD SETTLEMENT MOTION........................................27
PENNSYLVANIA BCL............................................14
PENNSYLVANIA DISTRICT COURT.................................36
PENNSYLVANIA LAWSUIT........................................30
PI PROTECTED PARTIES........................................87
PLAN.........................................................i
PLAN FILING DATE............................................77
PLAN NOTE AMOUNT.............................................6
PLAN NOTE INDENTURE.........................................55
PLAN NOTES..................................................55
PLAN SECURITIES.............................................54
POSTPETITION MAERTIN ACTION.................................29
PRE-PETITION LIQUIDATED CLAIMS..............................80
PREPETITION NEW JERSEY ACTION...............................35
PRODUCT I.D. ORDER..........................................27
PROJECTED FINANCIAL INFORMATION.............................92
PROJECTION PERIOD...........................................92
RATING AGENCIES.............................................17
REDUCED PAYMENT OPTION......................................78
REORGANIZATION CONSIDERATION................................40
RETIREMENT COMMITTEE........................................36
RSSOP.......................................................36
SAFECO......................................................33
SAFECO BOND.................................................33
SAFECO/CCR ADVERSARY PROCEEDING.............................33
SCHEDULED CLAIMS............................................24
SCHEDULED VALUES............................................74
SCHEDULES...................................................23
SEC..........................................................2
SECURED CLAIMS..............................................44
SECURITIES ACT..............................................99
SETTLED CLAIMS..............................................27
SIS.........................................................36
SOLUTIA.....................................................36
STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT..............100
SUBSIDIARY DEBT GUARANTEE CLAIM.............................50
TAC.........................................................71
THIRD PARTY COMPLAINT.......................................36
THOMASVILLE.................................................64
THOMASVILLE SALE AGREEMENT..................................64
TRUMBULL.....................................................4
U.S. TRUSTEE................................................19
UNDERWRITER.................................................99
UNSECURED CREDITORS' COMMITTEE...............................i
VOTING DEADLINE..............................................2
VOTING PROCEDURES............................................1
WELLINGTON AGREEMENT........................................30

                                  EXHIBIT "A"


                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

-----------------------------------------X
IN RE                                    :        CHAPTER 11 CASE NO.
                                         :
ARMSTRONG WORLD INDUSTRIES,              :        00-4471 (RJN)
INC., ET AL.,                            :
                                         :
                               DEBTORS.  :        (JOINTLY ADMINISTERED)
-----------------------------------------X



                      FOURTH AMENDED PLAN OF REORGANIZATION
                       OF ARMSTRONG WORLD INDUSTRIES, INC.








            THIS PLAN OF REORGANIZATION PROVIDES FOR THE ISSUANCE OF AN ASBESTOS PI PERMANENT CHANNELING INJUNCTION AND A CLAIMS TRADING INJUNCTION. SEE SECTIONS 1.18 (DEFINITION OF "ASBESTOS PERSONAL INJURY CLAIM"), 1.21 (DEFINITION OF "ASBESTOS PI PERMANENT CHANNELING INJUNCTION"), 1.93 (DEFINITION OF "PI PROTECTED PARTY"), AND 3.2(G)(II) (TREATMENT OF ASBESTOS PERSONAL INJURY CLAIMS UNDER THE
            PLAN) FOR DETAILS RELATING TO THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION AND SECTIONS 1.18 (DEFINITION OF "ASBESTOS PERSONAL INJURY CLAIM") AND 1.40 (DEFINITION OF "CLAIMS TRADING INJUNCTION") FOR DETAILS REGARDING THE CLAIMS TRADING INJUNCTION.

                                TABLE OF CONTENTS

                                                                                                                        PAGE
                                                                                                                        ----
ARTICLE I            DEFINITIONS..........................................................................................1

           A.        Defined Terms........................................................................................1

                     1.1       144A Debt Securities.......................................................................1

                     1.2       144A Offering..............................................................................1

                     1.3       144A Offering Proceeds.....................................................................1

                     1.4       Administrative Bar Date Order..............................................................1

                     1.5       Administrative Expense.....................................................................1

                     1.6       Administrative Expense Creditor............................................................2

                     1.7       Administrative Expense Objection Deadline..................................................2

                     1.8       Affiliate..................................................................................2

                     1.9       Affiliate Claims...........................................................................2

                     1.10      Agent Bank.................................................................................2

                     1.11      Allowed....................................................................................2

                     1.12      Allowed Amount.............................................................................3

                     1.13      Amended and Restated Articles of Incorporation.............................................3

                     1.14      Amended and Restated By-Laws...............................................................3

                     1.15      Articles of Incorporation..................................................................4

                     1.16      Asbestos PD Bar Date.......................................................................4

                     1.17      Asbestos PD Committee......................................................................4

                     1.18      Asbestos Personal Injury Claim.............................................................4

                     1.19      Asbestos PI Claimants' Committee...........................................................4

                     1.20      Asbestos PI Insurance Asset................................................................4

                     1.21      Asbestos PI Permanent Channeling Injunction................................................5

                     1.22      Asbestos PI Trust..........................................................................5

                     1.23      Asbestos PI Trust Agreement................................................................6

                     1.24      Asbestos PI Trust Distribution Procedures..................................................6

                     1.25      Asbestos PI Trustees.......................................................................6

                     1.26      Asbestos Property Damage Claim.............................................................6

                     1.27      Asbestos Property Damage Contribution Claim................................................6

                     1.28      Available Cash.............................................................................6

                     1.29      AWWD.......................................................................................7

                     1.30      AWI........................................................................................7


                                       i

                     1.31      Ballot.....................................................................................7

                     1.32      Bankruptcy Code............................................................................7

                     1.33      Bankruptcy Court...........................................................................7

                     1.34      Bankruptcy Rules...........................................................................7

                     1.35      Board of Directors.........................................................................7

                     1.36      Business Day...............................................................................7

                     1.37      Chapter 11 Case............................................................................7

                     1.38      Claim......................................................................................7

                     1.39      Claims Settlement Guidelines...............................................................8

                     1.40      Claims Trading Injunction..................................................................8

                     1.41      Class......................................................................................8

                     1.42      COLI Claims................................................................................8

                     1.43      Commencement Date..........................................................................8

                     1.44      Confirmation Date..........................................................................8

                     1.45      Confirmation Deadline......................................................................8

                     1.46      Confirmation Order.........................................................................8

                     1.47      Contingent Claim...........................................................................8

                     1.48      Convenience Claim..........................................................................9

                     1.49      Creditor...................................................................................9

                     1.50      Debtor.....................................................................................9

                     1.51      Debtor in Possession.......................................................................9

                     1.52      Debt Security Claim........................................................................9

                     1.53      Demand.....................................................................................9

                     1.54      DIP Credit Facility........................................................................9

                     1.55      DIP Credit Facility Claim..................................................................9

                     1.56      DIP Lenders................................................................................9

                     1.57      Disallowed Claim...........................................................................9

                     1.58      Disbursing Agent...........................................................................9

                     1.59      Disputed Claim.............................................................................9

                     1.60      Disputed Claim Amount.....................................................................10

                     1.61      Disputed Unsecured Claims Reserve.........................................................10

                     1.62      Distribution..............................................................................10


                                       ii

                     1.63      Distribution Date.........................................................................10

                     1.64      District Court............................................................................10

                     1.65      DTC.......................................................................................10

                     1.66      Employee Benefit Claim....................................................................10

                     1.67      Effective Date............................................................................10

                     1.68      Encumbrance...............................................................................11

                     1.69      Entity....................................................................................11

                     1.70      Environmental Claim.......................................................................11

                     1.71      Equity Interest...........................................................................11

                     1.72      Equity Value..............................................................................11

                     1.73      Estimated Amount..........................................................................11

                     1.74      Existing AWI Common Stock.................................................................11

                     1.75      Final Distribution Date...................................................................11

                     1.76      Final Order...............................................................................11

                     1.77      Future Claimants' Representative..........................................................12

                     1.78      Global Asbestos PD Settlement.............................................................12

                     1.79      Holdings..................................................................................12

                     1.80      Holdings Plan of Liquidation..............................................................12

                     1.81      Indentures................................................................................12

                     1.82      Indenture Trustees........................................................................12

                     1.83      Indenture Trustees' Fees and Expenses.....................................................12

                     1.84      Indirect PI Trust Claim...................................................................12

                     1.85      Initial Distribution Date.................................................................13

                     1.86      Internal Revenue Code.....................................................................13

                     1.87      IRS.......................................................................................13

                     1.88      Lazard....................................................................................13

                     1.89      New Common Stock..........................................................................13

                     1.90      New Long-Term Incentive Plan..............................................................13

                     1.91      New Warrants..............................................................................13

                     1.92      Pennsylvania BCL..........................................................................13

                     1.93      PI Protected Party........................................................................13

                     1.94      Plan......................................................................................15


                                      iii

                     1.95      Plan Note Amount..........................................................................15

                     1.96      Plan Note Indenture.......................................................................15

                     1.97      Plan Notes................................................................................15

                     1.98      Priority Claim............................................................................16

                     1.99      Priority Tax Claim........................................................................16

                     1.100     Pro Rata Share............................................................................16

                     1.101     Qualified Appraisal.......................................................................16

                     1.102     Record Date...............................................................................16

                     1.103     Reorganized AWI...........................................................................16

                     1.104     Reorganization Consideration..............................................................16

                     1.105     Retention Period..........................................................................16

                     1.106     Schedules.................................................................................16

                     1.107     SEC.......................................................................................16

                     1.108     Secured Claim.............................................................................16

                     1.109     Stockholder and Registration Rights Agreement.............................................16

                     1.110     Subsidiary Debt Guarantee Claim...........................................................16

                     1.111     Treasury Regulations......................................................................17

                     1.112     Unliquidated Claim........................................................................17

                     1.113     Unsecured Claim...........................................................................17

                     1.114     Unsecured Creditors' Committee............................................................17

                     1.115     Voting Deadline...........................................................................17

                     1.116     Voting Procedures Order...................................................................17

           B.        Other Terms.........................................................................................17

           C.        Exhibits............................................................................................17

ARTICLE II           PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS...........................18

                     2.1       Payment of Allowed Administrative Expenses................................................18

                     2.2       Compensation and Reimbursement Claims.....................................................18

                     2.3       DIP Credit Facility Claim.................................................................18

                     2.4       Priority Tax Claims.......................................................................18

ARTICLE III          CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS.........................................18

                     3.1       Summary...................................................................................18


                                       iv

                     3.2       Classification and Treatment..............................................................20

ARTICLE IV           MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN.................................................26

                     4.1       Modification of the Plan..................................................................26

                     4.2       Revocation or Withdrawal..................................................................26

                     4.3       Amendment of Plan Documents...............................................................27

ARTICLE V            PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS.........................................................27

                     5.1       Objections to Claims; Prosecution of Disputed Claims......................................27

                     5.2       Claims Settlement Guidelines..............................................................27

                     5.3       Distributions on Account of Disputed Claims...............................................27

                     5.4       Disputed Unsecured Claims Reserve.........................................................27

                     5.5       Tax Treatment of Disputed Unsecured Claims Reserve........................................27

ARTICLE VI           ACCEPTANCE OR REJECTION OF THE PLAN.................................................................28

                     6.1       Impaired Classes to Vote..................................................................28

                     6.2       Acceptance by Class of Claims.............................................................28

                     6.3       Nonconsensual Confirmation................................................................28

ARTICLE VII          IMPLEMENTATION OF THE PLAN..........................................................................28

                     7.1       Creation of Asbestos PI Trust.............................................................28

                     7.2       Appointment of Asbestos PI Trustees.......................................................28

                     7.3       144A Offering.............................................................................28

                     7.4       Amendment of Articles of Incorporation....................................................29

                     7.5        Amendment of By-Laws.....................................................................29

                     7.6       Stockholder and Registration Rights Agreement.............................................29

                     7.7       Distributions under the Plan..............................................................29

                     7.8       Timing of Distributions under the Plan....................................................29

                     7.9       Disbursing Agent..........................................................................30

                     7.10      Record Date...............................................................................30

                     7.11      Distributions to Holders of Debt Security Claims Administered by the Indenture Trustees...30

                     7.12      Manner of Payment under the Plan..........................................................31

                     7.13      Hart-Scott-Rodino Compliance..............................................................31

                     7.14      Fractional Shares or Other Distributions..................................................31

                     7.15      Occurrence of the Confirmation Date.......................................................31


                                       v

                     7.16      Occurrence of the Effective Date..........................................................33

                     7.17      Cancellation of Existing Debt Securities..................................................34

                     7.18      Expiration of the Retention Period........................................................35

                     7.19      Compensation of the Applicable Indenture Trustees.........................................35

                     7.20      Distribution of Unclaimed Property........................................................35

                     7.21      Management of Reorganized AWI.............................................................35

                     7.22      Listing of Reorganized AWI Common Stock...................................................36

                     7.23      Corporate Reorganization Actions..........................................................36

                     7.24      Holdings Transactions.....................................................................36

                     7.25      Compliance with QSF Regulations...........................................................37

                     7.26      Effectuating Documents and Further Transactions...........................................37

                     7.27      Allocation of Plan Distributions Between Principal and Interest...........................37

ARTICLE VIII         EXECUTORY CONTRACTS AND UNEXPIRED LEASES............................................................37

                     8.1       Assumption of Executory Contracts and Unexpired Leases....................................37

                     8.2       Rejection of Executory Contracts and Unexpired Leases.....................................38

                     8.3       Claims Arising from Rejection, Termination or Expiration..................................38

                     8.4       Previously Scheduled Contracts............................................................38

                     8.5       Insurance Policies and Agreements.........................................................39

                     8.6       Indemnification and Reimbursement Obligations.............................................39

                     8.7       Compensation and Benefit Programs.........................................................40

                     8.8       Management Agreements.....................................................................42

ARTICLE IX           RETENTION OF JURISDICTION...........................................................................42

ARTICLE X            TRANSFERS OF PROPERTY TO AND ASSUMPTION OF CERTAIN LIABILITIES BY THE ASBESTOS PI TRUST.............44

                     10.1      Transfer of Certain Property to the Asbestos PI Trust.....................................44

                     10.2      Assumption of Certain Liabilities by the Asbestos PI Trust................................45

                     10.3      Cooperation with Respect to Insurance Matters.............................................45

                     10.4      Authority of AWI..........................................................................46

ARTICLE XI           MISCELLANEOUS PROVISIONS............................................................................46

                     11.1      Payment of Statutory Fees.................................................................46

                     11.2      Discharge of AWI..........................................................................46

                     11.3      Rights of Action..........................................................................46

                     11.4      Third Party Agreements....................................................................47


                                       vi

                     11.5      Dissolution of Committees.................................................................47

                     11.6      Exculpation...............................................................................47

                     11.7      Title to Assets; Discharge of Liabilities.................................................47

                     11.8      Surrender and Cancellation of Instruments.................................................48

                     11.9      Notices...................................................................................48

                     11.10     Headings..................................................................................49

                     11.11     Severability..............................................................................49

                     11.12     Governing Law.............................................................................49

                     11.13     Compliance with Tax Requirements..........................................................50

                     11.14     Exemption from Transfer Taxes.............................................................50

                     11.15     Expedited Determination of Postpetition Taxes.............................................50


                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

---------------------------------------------  X
IN RE                                          :        CHAPTER 11 CASE NO.
                                               :
ARMSTRONG WORLD INDUSTRIES,                    :        00-4471 (RJN)
INC., ET AL.,                                  :
                                               :
-----------                       DEBTORS.     :        (JOINTLY ADMINISTERED)
---------------------------------------------  X


                      FOURTH AMENDED PLAN OF REORGANIZATION
                       OF ARMSTRONG WORLD INDUSTRIES, INC.

                     Armstrong World Industries, Inc. hereby proposes the following plan of reorganization:

                                    ARTICLE I

                                   DEFINITIONS

                     A. DEFINED TERMS. As used herein, the following terms shall have the respective meanings specified below, unless the context otherwise requires:

                     1.1 144A Debt Securities: Debt securities issued by Reorganized AWI in a 144A Offering, having terms and conditions as determined by AWI and the initial purchasers in their sole discretion; provided, however, that if the 144A Offering Proceeds are less than the Plan Note Amount, then AWI may not issue the 144A Debt Securities without the consent of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee.

                     1.2 144A Offering: One or more private offerings of 144A Debt Securities, pursuant to Rule 144A and/or Regulation S under the Securities Act of 1933, through initial purchasers to institutional and other investors, completed on or after the Effective Date but prior to the Initial Distribution Date.

                     1.3 144A Offering Proceeds: The amount of the aggregate net cash proceeds of any 144A Offerings.

                     1.4 Administrative Bar Date Order: An order of the Bankruptcy Court setting a deadline for the filing of certain Administrative Expenses.

                     1.5 Administrative Expense: Any Claim constituting a cost or expense of administration in the Chapter 11 Case under section 503 of the Bankruptcy Code, including, without express or implied limitation, any actual and necessary costs and expenses of preserving the estate of AWI, any expenses of professionals under sections 330 and 331 of the Bankruptcy Code, any actual and necessary costs and expenses of operating the businesses of AWI, any indebtedness or obligations incurred or assumed by AWI, as debtor in possession, in connection with the conduct of its business or for the acquisition or lease of property or the rendition of services, any allowed compensation or reimbursement of expenses under section 503(b)(2)-(5) of the Bankruptcy Code, and any fees or charges assessed against the estate of AWI under section 1930, chapter 123, title 28, United States Code.

                     1.6 Administrative Expense Creditor: Any Creditor entitled to payment of an Administrative Expense.

                     1.7 Administrative Expense Objection Deadline: The first Business Day that is thirty (30) days after the Effective Date, as such date may be extended from time to time by order of the Bankruptcy Court.

                     1.8 Affiliate: Any Entity, other than (a) an Entity in which AWI has less than a fifty percent (50%) direct or indirect interest, (b) AWWD, or (c) Holdings, that is an "affiliate" of AWI, as of the date immediately preceding the Effective Date, within the meaning of section 101(2) of the Bankruptcy Code.

                     1.9 Affiliate Claims: All Claims against AWI held by an Affiliate.

                     1.10 Agent Bank: The JPMorgan Chase Bank, or such other Entity acting as agent under the DIP Credit Facility from time to time.

                     1.11 Allowed:

                     (a) With respect to any Claim (other than an Administrative Expense, Asbestos Property Damage Claim or Asbestos Personal Injury Claim), proof of which was filed within the applicable period of limitation fixed in accordance with Bankruptcy Rule 3003(c)(3) by the Bankruptcy Court, (i) as to which no objection to the allowance thereof has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court, such Claim to the extent asserted in the proof of such Claim, or (ii) as to which an objection has been interposed, such Claim to the extent that it has been allowed in whole or in part by a Final Order of the Bankruptcy Court or by an agreement with AWI or Reorganized AWI, as the case may be, in accordance with the Claims Settlement Guidelines as in effect at the time of such agreement.

                     (b) With respect to any Claim (other than an Administrative Expense or Asbestos Personal Injury Claim), as to which no proof of claim was filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order of the Bankruptcy Court, such Claim to the extent that it has been listed by AWI in its Schedules as liquidated in amount and not disputed or contingent.

                     (c) With respect to any Claim that is asserted to constitute an Administrative Expense

                      (i) that represents an actual or necessary expense of preserving the estate or operating the business of AWI for payment of goods, services, wages, or benefits or for credit extended to AWI, as debtor in possession, any such Claim to the extent that such claim is reflected as a postpetition liability of AWI on AWI's books and records as of the Effective Date;

                      (ii) in an action against AWI pending as of the Confirmation Date or not required to be filed against AWI pursuant to the Administrative Bar Date Order, any such Claim to the extent (x) it is allowed by a Final Order of a court of competent jurisdiction or by agreement between Reorganized AWI and the holder of such Administrative Expense, and (y) if AWI disputes that such claim is a cost or expense of administration under sections 503(b) and 507(a)(1) of the Bankruptcy Code, to the extent the Bankruptcy Court determines by a Final Order that it constitutes a cost or expense of administration under sections 503(b) and 507(a)(1) of the Bankruptcy Code;

                      (iii) timely filed in accordance with the Administrative Bar Date Order, any such Claim to the extent (i) no objection is interposed by the Administrative Expense Objection Deadline or (ii) if an objection is interposed by the Administrative Expense Objection Deadline, is allowed in whole or in part by a Final Order of the Bankruptcy Court and only to the extent that such allowed portion is deemed, pursuant to a Final Order of the Bankruptcy Court, to constitute a cost or expense of administration under sections 503(b) and 507(a)(1) of the Bankruptcy Code; or

                      (iv) that represents a Claim of a professional person employed under section 327 or 1103 of the Bankruptcy Code that is required to apply to the Bankruptcy Court for the allowance of compensation and reimbursement of expenses pursuant to section 330 of the Bankruptcy Code or an Administrative Expense arising under section 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 503(b)(6) of
           the Bankruptcy Code, such Claim to the extent it is allowed by a Final Order of the Bankruptcy Court.

                     (d) With respect to any Asbestos Personal Injury Claim, such Claim to the extent that it is Allowed in accordance with the procedures established pursuant to the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures. Pursuant to the Confirmation Order, an Allowed Claim, with respect to any Asbestos Personal Injury Claim, shall establish the amount of legal liability against the Asbestos PI Trust in the amount of the liquidated value of such Claim, as determined in accordance with the Asbestos PI Trust Distribution Procedures.

                     (e) With respect to any Asbestos Property Damage Claim, proof of which was filed by the Asbestos PD Bar Date, such Claim to the extent that it is allowed by an order of the Bankruptcy Court.

                     1.12 Allowed Amount: The lesser of (a) the dollar amount of an Allowed Claim or (b) the Estimated Amount of such Claim. Unless otherwise specified herein, in the Asbestos PI Trust Distribution Procedures or by Final Order of the Bankruptcy Court, the Allowed Amount of an Allowed Claim shall not include interest accruing on such Allowed Claim from and after the Commencement Date.

                     1.13 Amended and Restated Articles of Incorporation: The Articles of Incorporation of Reorganized AWI, to be amended and restated in accordance with section 7.1 hereof, in substantially the form of Exhibit 1.13 to the Plan.

                     1.14 Amended and Restated By-Laws: The By-Laws of Reorganized AWI, to be amended and restated in accordance with section 7.4 hereof, in substantially the form of Exhibit 1.14 to the Plan.

                     1.15 Articles of Incorporation: The Articles of Incorporation of AWI, as such Articles of Incorporation may be amended by the Amended and Restated Articles of Incorporation or otherwise.

                     1.16 Asbestos PD Bar Date: March 20, 2002.

                     1.17 Asbestos PD Committee: The Asbestos Property Damage Committee, consisting of Entities appointed as members in the Chapter 11 Case by the United States Trustee for the District of Delaware and their duly appointed successors, if any, as the same may be reconstituted from time to time.

                     1.18 ASBESTOS PERSONAL INJURY CLAIM: ANY CLAIM OR REMEDY, LIABILITY, OR DEMAND AGAINST AWI NOW EXISTING OR HEREAFTER ARISING, WHETHER OR NOT SUCH CLAIM, REMEDY, LIABILITY, OR DEMAND IS REDUCED TO JUDGMENT, LIQUIDATED, UNLIQUIDATED, FIXED, CONTINGENT, MATURED, UNMATURED, DISPUTED, UNDISPUTED, LEGAL, EQUITABLE, SECURED, OR UNSECURED, WHETHER OR NOT THE FACTS OF OR LEGAL BASES THEREFOR ARE KNOWN OR UNKNOWN, UNDER ANY THEORY OF LAW, EQUITY, ADMIRALTY, OR OTHERWISE, FOR DEATH, BODILY INJURY, SICKNESS, DISEASE, MEDICAL MONITORING OR OTHER PERSONAL INJURIES (WHETHER PHYSICAL, EMOTIONAL, OR OTHERWISE) TO THE EXTENT CAUSED OR ALLEGEDLY CAUSED, DIRECTLY OR INDIRECTLY, BY THE PRESENCE OF OR EXPOSURE (WHETHER PRIOR TO OR AFTER THE COMMENCEMENT DATE) TO ASBESTOS OR ASBESTOS-CONTAINING PRODUCTS OR THINGS THAT WAS OR WERE INSTALLED, ENGINEERED, DESIGNED, MANUFACTURED, FABRICATED, CONSTRUCTED, SOLD, SUPPLIED, PRODUCED, SPECIFIED, SELECTED, DISTRIBUTED, RELEASED, MARKETED, SERVICED, MAINTAINED, REPAIRED, PURCHASED, OWNED, OCCUPIED, USED, REMOVED, REPLACED OR DISPOSED BY AWI OR AN ENTITY FOR WHOSE PRODUCTS OR OPERATIONS AWI ALLEGEDLY HAS LIABILITY OR FOR WHICH AWI IS OTHERWISE ALLEGEDLY LIABLE, INCLUDING, WITHOUT EXPRESS OR IMPLIED LIMITATION, ANY CLAIM, REMEDY, LIABILITY, OR DEMAND FOR COMPENSATORY DAMAGES (SUCH AS LOSS OF CONSORTIUM, WRONGFUL DEATH, MEDICAL MONITORING, SURVIVORSHIP, PROXIMATE, CONSEQUENTIAL, GENERAL, AND SPECIAL DAMAGES) AND PUNITIVE DAMAGES, AND ANY CLAIM, REMEDY, LIABILITY OR DEMAND FOR REIMBURSEMENT, INDEMNIFICATION, SUBROGATION AND CONTRIBUTION (INCLUDING, WITHOUT LIMITATION, ANY INDIRECT PI TRUST CLAIM), AND ANY CLAIM UNDER ANY SETTLEMENT ENTERED INTO BY OR ON BEHALF OF AWI PRIOR TO THE COMMENCEMENT DATE RELATING TO AN ASBESTOS PERSONAL INJURY CLAIM. AN ASBESTOS PROPERTY DAMAGE CLAIM OR A WORKERS' COMPENSATION CLAIM BROUGHT DIRECTLY BY A PAST OR PRESENT EMPLOYEE OF AWI UNDER AN APPLICABLE WORKERS' COMPENSATION STATUTE AGAINST AWI SHALL NOT CONSTITUTE AN ASBESTOS PERSONAL INJURY CLAIM.

                     1.19 Asbestos PI Claimants' Committee: The Official Committee of Asbestos Claimants, consisting of Entities appointed as members in the Chapter 11 Case by the United States Trustee for the District of Delaware and their duly appointed successors, if any, as the same may be reconstituted from time to time.

                     1.20 Asbestos PI Insurance Asset: All rights arising under liability insurance policies issued to AWI with inception dates prior to January 1, 1982 with respect to the liability for Asbestos Personal Injury Claims (with the exception of AWI's claim against Liberty Mutual Insurance Company for costs, expenses and fees incurred in connection with an Alternative Dispute Resolution Proceeding initiated in 1996 under the Agreement Concerning Asbestos Related Claims of June 19, 1985, AWI's claim against Century Indemnity Company for payments due and owing to AWI before February 2003 under a settlement agreement dated February 8, 2000, together with applicable interest to the date of payment, and AWI's rights to insurance relating to workers' compensation claims). The foregoing includes, but is not limited to, rights under insurance policies, rights under settlement agreements made with respect to such insurance policies (with the exception of AWI's claim against Century Indemnity Company for amounts, including, without limitation, interest, due and owing under a settlement agreement dated February 8, 2000), rights against the estates of insolvent insurers that issued such policies or entered into such settlements, and rights against state insurance guaranty associations arising out of any such insurance policies issued by insolvent insurers. The foregoing also includes the right, on behalf of AWI and its subsidiaries as of the Effective Date, to give a full release of the insurance rights of AWI and its subsidiaries as of the Effective Date under any such policy or settlement agreement with the exception of rights to coverage for Asbestos Property Damage Claims and rights to coverage for the amount that AWI agreed to pay to plaintiffs in Maertin et al. v. Armstrong World Industries, Inc. et al., No. 95-CV-20849 (JBS) (D.N.J.) in a settlement agreement executed November 22, 2000 and rights to coverage with respect to workers' compensation claims.

                     1.21 ASBESTOS PI PERMANENT CHANNELING INJUNCTION: AN ORDER OR ORDERS OF THE DISTRICT COURT IN ACCORDANCE WITH, AND PURSUANT TO, SECTION 524(G) OF THE BANKRUPTCY CODE PERMANENTLY AND FOREVER STAYING, RESTRAINING, AND ENJOINING ANY ENTITY FROM TAKING ANY OF THE FOLLOWING ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY ASBESTOS PERSONAL INJURY CLAIMS, ALL OF WHICH SHALL BE CHANNELED TO THE ASBESTOS PI TRUST FOR RESOLUTION AS SET FORTH IN THE ASBESTOS PI TRUST DISTRIBUTION PROCEDURES (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN AWI OR REORGANIZED AWI AND THE ASBESTOS PI TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS HEREOF), INCLUDING, BUT NOT LIMITED TO:

                     (a) COMMENCING, CONDUCTING, OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION, OR OTHER PROCEEDING (INCLUDING, WITHOUT EXPRESS OR IMPLIED LIMITATION, A JUDICIAL, ARBITRAL, ADMINISTRATIVE, OR OTHER PROCEEDING) IN ANY FORUM AGAINST OR AFFECTING ANY PI PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PI PROTECTED PARTY;

                     (b) ENFORCING, LEVYING, ATTACHING (INCLUDING, WITHOUT EXPRESS OR IMPLIED LIMITATION, ANY PREJUDGMENT ATTACHMENT), COLLECTING, OR OTHERWISE RECOVERING BY ANY MEANS OR IN ANY MANNER, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE, OR OTHER ORDER AGAINST ANY PI PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PI PROTECTED PARTY;

                     (c) CREATING, PERFECTING, OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ENCUMBRANCE AGAINST ANY PI PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PI PROTECTED PARTY;

                     (d) SETTING OFF, SEEKING REIMBURSEMENT OF, CONTRIBUTION FROM, OR SUBROGATION AGAINST, OR OTHERWISE RECOUPING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY AMOUNT AGAINST ANY LIABILITY OWED TO ANY PI PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PI PROTECTED PARTY; AND

                     (e) PROCEEDING IN ANY MANNER IN ANY PLACE WITH REGARD TO ANY MATTER THAT IS SUBJECT TO RESOLUTION PURSUANT TO THE ASBESTOS PI TRUST, EXCEPT IN CONFORMITY AND COMPLIANCE THEREWITH.

                     1.22 Asbestos PI Trust: The trust established by AWI in accordance with the Asbestos PI Trust Agreement.

                     1.23 Asbestos PI Trust Agreement: That certain AWI Asbestos Personal Injury Settlement Trust Agreement, executed by AWI and the Asbestos PI Trustees, substantially in the form of Exhibit 1.23 to the Plan.

                     1.24 Asbestos PI Trust Distribution Procedures: The AWI Asbestos Personal Injury Settlement Trust Distribution Procedures to be implemented by the Asbestos PI Trustees pursuant to the terms and conditions of the Plan and the Asbestos PI Trust Agreement to process, liquidate, and pay Asbestos Personal Injury Claims, substantially in the form of Exhibit 1.24 to the Plan.

                     1.25 Asbestos PI Trustees: Collectively, the persons confirmed by the Bankruptcy Court to serve as trustees of the Asbestos PI Trust, pursuant to the terms of the Asbestos PI Trust Agreement, or as subsequently may be appointed pursuant to the terms of the Asbestos PI Trust Agreement.

                     1.26 Asbestos Property Damage Claim: Any Claim or remedy or liability against AWI, whether or not such Claim, remedy, or liability is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases therefor are known or unknown, under any theory of law, equity, admiralty, or otherwise, for damages for property damage, including but not limited to, the cost of inspecting, maintaining, encapsulating, repairing, decontaminating, removing or disposing of asbestos or asbestos-containing products in buildings, other structures, or other property arising from the installation in, presence in or removal from buildings or other structures of asbestos or asbestos-containing products that was or were installed, manufactured, sold, supplied, produced, distributed, released or marketed by AWI prior to the Commencement Date, or for which AWI is allegedly liable, including, without express or implied limitation, any such Claims, remedies and liabilities for compensatory damages (such as proximate, consequential, general, and special damages) and punitive damages, and any Claim, remedy or liability for reimbursement, indemnification, subrogation and contribution, including, without limitation, any Asbestos Property Damage Contribution Claim. Asbestos Property Damage Claims shall not include Asbestos Personal Injury Claims.

                     1.27 Asbestos Property Damage Contribution Claim: Any Claim or remedy or liability against AWI, whether or not such Claim, remedy or liability is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases for such Claim, remedy or liability are known or unknown, that is (i) held by (A) any Entity (other than a director or officer entitled to indemnification pursuant to section 8.6 of the
Plan) who has been, is, or may be a defendant in an action seeking damages for property damage, including but not limited to, the cost of inspecting, maintaining, encapsulating, repairing, decontaminating, removing or disposing of asbestos or asbestos-containing products in buildings, other structures, or other property, or (B) any assignee or transferee of such Entity, and (ii) on account of alleged liability by AWI for reimbursement, indemnification, subrogation, or contribution of any portion of any damages such Entity has paid or may pay to the plaintiff in such action.

                     1.28 Available Cash: The sum of the following: (a) all cash on hand of AWI and its subsidiaries as of the last day of the month immediately preceding the Effective Date less the sum of the following as of such date: (i) One Hundred Million and 00/100 Dollars ($100,000,000.00) or such lesser amount as AWI, in its sole discretion (after consultation with the Asbestos PI Claimants' Committee, Unsecured Creditors' Committee, and the Future Claimants' Representative), determines it requires for working capital purposes, (ii) the Allowed Amount of Allowed Administrative Expenses, (iii) a reasonable estimate by AWI of additional Administrative Expenses (such as professional fees and expenses) that may become Allowed thereafter (other than Administrative Expenses of the type specified in section 1.11(c)(i) of the Plan) and fees and expenses payable in connection with any exit facility referred to in section 7.16(g) of the Plan, (iv) the Allowed Amount of Allowed Priority Tax Claims, (v) a reasonable estimate by AWI of additional Priority Tax Claims that may become Allowed thereafter, (vi) the Allowed Amount of all Priority Claims, (vii) a reasonable estimate of all Priority Claims that may became Allowed thereafter,
(viii) the DIP Credit Facility Claim, (ix) the cash required to make the distributions for Class 3 (Convenience Claims) for those that are Allowed and a reasonable estimate by AWI of additional Convenience Claims that may become Allowed thereafter, (x) any other cash required to be paid or distributed by AWI pursuant to the Plan (other than in respect of "Available Cash"), and (xi) the amount reasonably estimated by AWI to be the cost of curing any defaults under the executory contracts and unexpired leases to be assumed by AWI under the Plan, (b) any amounts drawn, in AWI's sole discretion, under the working capital facility referenced in section 7.16(g) of the Plan for the purpose of funding the Distributions under the Plan, and (c) any proceeds of insurance received and retained by Reorganized AWI from the Effective Date to the Final Distribution Date on account of an Allowed Environmental Claim that is treated as an Allowed Unsecured Claim in accordance with sections 3.2(f) and 3.2(h) of the Plan.

                     1.29 AWWD: Armstrong Worldwide, Inc., a Delaware corporation.

                     1.30 AWI: Armstrong World Industries, Inc., a Pennsylvania corporation.

                     1.31 Ballot: The form or forms distributed to holders of impaired Claims and Equity Interests on which is to be indicated the acceptance or rejection of the Plan.

                     1.32 Bankruptcy Code: The Bankruptcy Reform Act of 1978, as amended, and as codified in title 11 of the United States Code, as applicable to the Chapter 11 Case.

                     1.33 Bankruptcy Court: The United States District Court for the District of Delaware, having jurisdiction over the Chapter 11 Case and, to the extent of any reference made pursuant to section 157 of title 28 of the United States Code, the unit of such District Court constituted pursuant to section 151 of title 28 of the United States Code.

                     1.34 Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure, as amended, as applicable to the Chapter 11 Case, including the Local Rules of the Bankruptcy Court.

                     1.35 Board of Directors: The Board of Directors of AWI or Reorganized AWI, as it may exist from time to time.

                     1.36 Business Day: Any day on which commercial banks are required to be open for business in New York, New York.

                     1.37 Chapter 11 Case: The chapter 11 case of AWI pending in the Bankruptcy Court as In re Armstrong World Industries, Inc., et al., Case No. 00-4471 (RJN) (Jointly Administered).

                     1.38 Claim: (a) A "claim," as defined in section 101(5) of the Bankruptcy Code, against AWI, as debtor or Debtor in Possession, whether or not asserted, whether or not the facts of or legal bases therefor are known or unknown, and specifically including, without express or implied limitation, any rights under sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, any claim of a derivative nature, any potential or unmatured contract claims, and any other Contingent Claim, and (b) any Environmental Claim, whether or not it constitutes a "claim" under section 101(5) of the Bankruptcy Code, but in either case, not including a Demand.

                     1.39 Claims Settlement Guidelines: The settlement guidelines and authority contained in that certain Order Granting Motion of the Debtors for Order Pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019(b) Authorizing the Establishment of Procedures to Settle Certain Prepetition Claims Against the Debtors' Estates dated May 31, 2002, as amended by the amendments set forth in Exhibit 1.39 to the Plan.

                     1.40 CLAIMS TRADING INJUNCTION: AN ORDER OR ORDERS OF THE BANKRUPTCY COURT PERMANENTLY AND FOREVER STAYING, RESTRAINING, AND ENJOINING ANY ENTITY FROM, DIRECTLY OR INDIRECTLY, PURCHASING, SELLING, TRANSFERRING, ASSIGNING, CONVEYING, PLEDGING, OR OTHERWISE ACQUIRING OR DISPOSING OF ANY ASBESTOS PERSONAL INJURY CLAIM; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT APPLY TO (I) THE TRANSFER OF AN ASBESTOS PERSONAL INJURY CLAIM TO THE HOLDER OF AN INDIRECT PI TRUST CLAIM SOLELY AS A RESULT OF SUCH HOLDER'S SATISFACTION OF SUCH ASBESTOS PERSONAL INJURY CLAIM OR (II) THE TRANSFER OF AN ASBESTOS PERSONAL INJURY CLAIM BY WILL OR UNDER THE LAWS OF DESCENT AND DISTRIBUTION. ANY SUCH ORDER OR ORDERS ALSO WILL PROVIDE THAT ANY ACTION TAKEN IN VIOLATION THEREOF WILL BE VOID AB INITIO.

                     1.41 Class: Any group of Claims or Equity Interests classified by the Plan pursuant to section 1122(a)(1) of the Bankruptcy Code.

                     1.42 COLI Claims: All amounts due to Pacific Life Insurance Company for loans made by Pacific Life Insurance Company to AWI against (and collateralized by) certain life insurance policies for which AWI is the holder and beneficiary and for which certain of AWI's employees are insureds.

                     1.43 Commencement Date: December 6, 2000.

                     1.44 Confirmation Date: The date on which the Confirmation Order is entered by the Clerk of the Bankruptcy Court.

                     1.45 Confirmation Deadline: The date that is two hundred seventy (270) days after the filing of the Plan with the Bankruptcy Court or such later date as AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee may agree in writing.

                     1.46 Confirmation Order: The order or orders of the Bankruptcy Court confirming the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code, which will contain, inter alia, the Asbestos PI Permanent Channeling Injunction and the Claims Trading Injunction.

                     1.47 Contingent Claim: Any Claim (other than an Asbestos Personal Injury Claim), the liability for which attaches or is dependent upon the occurrence or happening, or is triggered by, an event, which event has not yet occurred, happened, or been triggered, as of the date on which such Claim is sought to be estimated or an objection to such Claim is filed, whether or not such event is within the actual or presumed contemplation of the holder of such

Claim and whether or not a relationship between the holder of such Claim and AWI now or hereafter exists or previously existed.

                     1.48 Convenience Claim: As to each holder of an Unsecured Claim, other than a Debt Security Claim, (a) an Unsecured Claim held by such holder in an Allowed Amount of Ten Thousand and 00/100 Dollars ($10,000.00) or less or (b) an Unsecured Claim of such holder the Allowed Amount of which has been reduced to Ten Thousand and 00/100 Dollars ($10,000.00) by the election of the holder thereof, as provided on the Ballot.

                     1.49 Creditor: Any Entity that holds a Claim against AWI as Debtor or Debtor in Possession.

                     1.50 Debtor: AWI.

                     1.51 Debtor in Possession: AWI in its capacity as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

                     1.52 Debt Security Claim: Any Unsecured Claim represented by a series of notes or debt securities issued pursuant to an indenture, bank credit agreement, or a note purchase agreement prior to the Commencement Date or any guarantee by AWI of any obligations of another Entity under any series of notes or debt securities issued pursuant to an indenture, bank credit agreement, or a note purchase agreement prior to the Commencement Date.

                     1.53 Demand: A demand for payment, present or future, that
(i) was not a Claim during the Chapter 11 Case; (ii) arises out of the same or similar conduct or events that gave rise to the Claims addressed by the Asbestos PI Permanent Channeling Injunction; and (iii) pursuant to the Plan, is to be paid by the Asbestos PI Trust.

                     1.54 DIP Credit Facility: Revolving Credit and Guaranty Agreement dated as of December 6, 2000 among Armstrong World Industries, Inc., a Pennsylvania corporation, and its subsidiaries, Nitram Liquidators, Inc., a Delaware corporation, and Desseaux Corporation of North America, a Delaware corporation, the banks party thereto, and the Agent Bank, as amended, modified or supplemented from time to time.

                     1.55 DIP Credit Facility Claim: Collectively, all Claims of the DIP Lenders arising under the DIP Credit Facility.

                     1.56 DIP Lenders: The financial institutions party to the DIP Credit Facility.

                     1.57 Disallowed Claim: A Claim that is disallowed in its entirety by an order of the Bankruptcy Court or such other court of competent jurisdiction or that is disallowed in its entirety pursuant to the Asbestos PI Trust Distribution Procedures, as the case may be.

                     1.58 Disbursing Agent: Any Entity in its capacity as a disbursing agent under section 7.9 hereof.

                     1.59 Disputed Claim: A Claim (other than an Asbestos Personal Injury Claim) that is neither an Allowed Claim nor a Disallowed Claim.

                     1.60 Disputed Claim Amount: The Estimated Amount of a Disputed Claim, or, if no Estimated Amount exists, the amount set forth in the proof of claim relating to such Disputed Claim as the liquidated amount of such Disputed Claim.

                     1.61 Disputed Unsecured Claims Reserve: The trust established pursuant to section 5.4 of the Plan to hold the portion of Plan Notes reserved for Distribution pending the resolution of Disputed Claims in Class 6 of the Plan.

                     1.62 Distribution: The payment or distribution under the Plan of property or interests in property to the holders of Allowed Claims (other than Asbestos Personal Injury Claims and Asbestos Property Damage Claims), the holder of the Equity Interest, and to the Asbestos PI Trust.

                     1.63 Distribution Date: (a) The Initial Distribution Date,
(b) the first Business Day after the end of the months of March, June, September, and December, commencing with the first such date to occur more than one hundred eighty (180) days after the Effective Date and until the second anniversary of the Effective Date, (c) after the second anniversary of the Effective Date, the first Business Day after the end of the month of December, and (d) the Final Distribution Date; provided, however, that (i) a Distribution Date (other than the Initial Distribution Date and the Final Distribution Date) shall not occur if the aggregate amount of Plan Notes and/or 144A Offering Proceeds and Available Cash to be distributed on any Distribution Date is less than One Million and 00/100 Dollars ($1,000,000.00), in which case the amount to be distributed shall be retained and added to the amount to be distributed on the next Distribution Date, and (ii) any Unsecured Claim that becomes Allowed less than twenty (20) Business Days prior to a Distribution Date shall be treated as a Disputed Claim for the purposes of the Distribution occurring on such Distribution Date and shall not receive a Distribution until the Distribution Date immediately succeeding such Distribution Date.

                     1.64 District Court: The United States District Court for the District of Delaware having jurisdiction over the Chapter 11 Case.

                     1.65 DTC: Depository Trust Company.

                     1.66 Employee Benefit Claim: Any Claim of a current or former employee of AWI, a current or former employee of any current or former subsidiary of AWI, or of the Pension Benefit Guaranty Corporation, for benefits payable or arising under any of the plans being assumed pursuant to section 8.7(a) of the Plan; provided, however, that any Claim for damages or other relief arising from any termination of any plans pursuant to section 8.7(b) of the Plan, any "rejection" of any plans as to any party that objects to any amendment under section 8.7(c) of the Plan, based upon any alleged breach by AWI of its responsibilities or duties under any plan specified in section 8.7(a) of the Plan (other than any obligation to pay the benefits arising thereunder, as modified), or related to the allegations made by the plaintiffs in those certain two class action complaints asserting various federal law claims under ERISA filed in the United States District Court for the Eastern District of Pennsylvania by Dean A. Markley, Michael Resetar, and Lori Shearer shall be deemed an Unsecured Claim.

                     1.67 Effective Date: The first Business Day of the month immediately following the date by which all of the conditions precedent to the effectiveness of the Plan specified in Section 7.16 have been satisfied or waived or, if a stay of the Confirmation Order is in effect on such date, the first Business Day of the month immediately following the date of the expiration, dissolution, or lifting of such stay.

                     1.68 Encumbrance: With respect to any asset, any mortgage, lien, pledge, charge, security interest, assignment, or encumbrance of any kind or nature in respect of such asset (including, without express or implied limitation, any conditional sale or other title retention agreement, any security agreement, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

                     1.69 Entity: An individual, corporation, partnership, limited liability company, association, joint stock company, joint venture, estate, trust, unincorporated organization, or government or any political subdivision thereof, or other person or entity.

                     1.70 Environmental Claim: Any Claim as to which the treatment thereof is set forth in an agreement by and between AWI and any party asserting a Claim against AWI relating to alleged contamination under the federal or state environmental laws or regulations, pursuant to which agreement all or a portion of such Claim (to the extent and subject to the limitations imposed by such agreement) may be asserted by the holder thereof after the Effective Date, to the extent that such agreement is approved and authorized by a Final Order of the Bankruptcy Court or otherwise in accordance with the Claims Settlement Guidelines.

                     1.71 Equity Interest: Any interest in AWI represented by shares of Existing AWI Common Stock.

                     1.72 Equity Value: For purposes of calculating the exercise price on the New Warrants, the value of each share of New Common Stock as of the Effective Date, based upon the residual value of the equity of Reorganized AWI, as agreed among Lazard and the financial consultants for the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee and as set forth in the disclosure statement approved by the Bankruptcy Court.

                     1.73 Estimated Amount: The estimated dollar value of an Unliquidated Claim, Disputed Claim, or Contingent Claim pursuant to section 502(c) of the Bankruptcy Code.

                     1.74 Existing AWI Common Stock: Common stock, par value of $0.01 per share, of AWI, authorized pursuant to the Articles of Incorporation as in effect immediately prior to the Effective Date.

                     1.75 Final Distribution Date: A date on or after the Initial Distribution Date and after all Disputed Claims (other than Asbestos Personal Injury Claims and Asbestos Property Damage Claims) have become either Allowed Claims or Disallowed Claims that is selected by Reorganized AWI in its discretion but, in any event, is no later than thirty (30) days thereafter, or such later date as the Bankruptcy Court may establish, upon request by Reorganized AWI, for cause shown.

                     1.76 Final Order: An order as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to AWI or Reorganized AWI, as the case may be, and its counsel or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed, or certiorari has been denied or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

                     1.77 Future Claimants' Representative: Dean M. Trafelet, the Legal Representative for Future Claimants appointed pursuant to the order dated on or about March 1, 2002.

                     1.78 Global Asbestos PD Settlement: Agreement with respect to the resolution of all outstanding Asbestos Property Damage Claims and related issues relating to Asbestos Property Damage Claims, as such agreement may be approved by the Bankruptcy Court.

                     1.79 Holdings: Armstrong Holdings, Inc., a Pennsylvania corporation.

                     1.80 Holdings Plan of Liquidation: The dissolution of Holdings as approved by its Board of Directors and shareholders as required by Sections 1972, 1973 and 1974 of the Pennsylvania BCL and the liquidation and winding up of the business and affairs of Holdings (and, as part thereof, the dissolution and winding up, or other termination of the corporate existence, of
AWWD) in accordance with a plan of liquidation and winding up approved by the Board of Directors and shareholders of Holdings as may be required by Subchapter F or H of Chapter 19 of the Pennsylvania BCL (which plan may provide for the distribution by Holdings of the New Warrants to Holdings' shareholders), or such other plan and manner of dissolution, liquidation and winding up of Holdings as is consistent with the terms of the Plan and permitted by law.

                     1.81 Indentures: The indenture agreements between the Indenture Trustees and AWI relating to the Debt Security Claims.

                     1.82 Indenture Trustees: The indenture trustees under Debt Security Claims (other than Debt Securities Claims representing obligations guaranteed by AWI), including Bank One Trust Company, N.A., as indenture trustee for the holders of AWI's 9 3/4% Debentures due 2008 and for the holders of the 8 3/4%-9% Medium Term Notes, Wells Fargo Minnesota, N.A., as indenture trustee for the holders of AWI's 6.35% Senior Notes due 2003, 6 1/2% Senior Notes due 2005, 7.45% Senior Notes due 2029, and the 7.45% Senior Quarterly Interest Bonds due 2038, and Wilmington Trust Company, as successor to Chase Manhattan Trust Company, National Association, as indenture trustee for the holders of the Solid Waste Disposal Revenue Bonds (Armstrong World Industries, Inc. Project) Series 1996.

                     1.83 Indenture Trustees' Fees and Expenses: All the fees and expenses, including the reasonable fees and expenses of their attorneys, incurred by the Indenture Trustees under their respective indentures from the Commencement Date to the Effective Date, up to a maximum of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) for the Indenture Trustee for each series of Debt Security Claims for which it acts as Indenture Trustee.

                     1.84 Indirect PI Trust Claim: Any Claim or remedy, liability, or Demand against AWI now existing or hereafter arising, whether or not such Claim, remedy, liability, or Demand is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, whether or not the facts of or legal bases for such Claim, remedy, liability, or Demand are known or unknown, that is
(x) (i) held by (A) any Entity (other than a director or officer entitled to indemnification pursuant to section 8.6 of the Plan) who has been, is, or may be a defendant in an action seeking damages for death, bodily injury, sickness, disease, or other personal injuries (whether physical, emotional, or otherwise) to the extent caused or allegedly caused, directly or indirectly, by exposure to asbestos or asbestos-containing products or (B) any assignee or transferee of such Entity and (ii) on account of alleged liability of AWI for reimbursement, indemnification, subrogation, or contribution of any portion of any damages such Entity has paid or may pay to the plaintiff in such action or (y) held by any Entity that is seeking reimbursement, indemnification, subrogation, or contribution from AWI with respect to any surety bond, letter of credit or other financial assurance issued by any Entity on account of, or with respect to, Asbestos Personal Injury Claims.

                     1.85 Initial Distribution Date: A date on or after the Effective Date that is selected by Reorganized AWI in its discretion but, in any event, is within fifteen (15) days after the Effective Date, or such later date as the Bankruptcy Court may establish upon request by Reorganized AWI, for cause shown; provided, however, that in no event shall the Initial Distribution Date be more than forty-five (45) days after the Effective Date.

                     1.86 Internal Revenue Code: The Internal Revenue Code of 1986, as amended from time to time, and any applicable rulings, Treasury Regulations, judicial decisions, and notices, announcements, and other releases of the United States Treasury Department or the IRS.

                     1.87 IRS: The United States Internal Revenue Service.

                     1.88 Lazard: Lazard Freres & Co. LLC, or such other investment bank or financial advisor retained by AWI.

                     1.89 New Common Stock: Common stock, par value $0.01 per share, of Reorganized AWI which is to be authorized and issued pursuant to the Plan and subject to dilution for equity to be issued under the New Long-Term Incentive Plan and for the New Warrants.

                     1.90 New Long-Term Incentive Plan: The Management Incentive Plan, substantially in the form of Exhibit 1.90 to the Plan.

                     1.91 New Warrants: Warrants to purchase the New Common Stock pursuant to a warrant agreement substantially in the form of Exhibit 1.91 to the Plan on terms and conditions determined in a manner agreed to by Lazard and the financial consultants for the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee; provided, however, that such New Warrants (a) shall comprise 5% of the New Common Stock on a fully diluted basis determined as of the Effective Date, (b) shall have an exercise price equal to 125% of the Equity Value, and (iii) shall have a term of seven years from the Effective Date.

                     1.92 Pennsylvania BCL: Pennsylvania Business Corporation Law of 1988, as amended from time to time and as applicable to the events described in the Plan.

                     1.93 PI PROTECTED PARTY: ANY OF THE FOLLOWING PARTIES:

                     (a) AWI;

                     (b) REORGANIZED AWI;

                     (c) HOLDINGS;

                     (d) AWWD;

                     (e) ANY AFFILIATE;

                     (f) INTERFACE SOLUTIONS, INC., A CORPORATION ORGANIZED UNDER THE LAWS OF PENNSYLVANIA, OR ARMACELL LLC, A LIMITED LIABILITY COMPANY ORGANIZED UNDER THE LAWS OF DELAWARE, BUT ONLY TO THE EXTENT THAT EITHER SUCH ENTITY IS ALLEGED TO BE DIRECTLY OR INDIRECTLY LIABLE FOR THE CONDUCT OF, CLAIMS AGAINST, OR DEMANDS ON AWI, REORGANIZED AWI, OR THE ASBESTOS PI TRUST ON ACCOUNT OF ASBESTOS PERSONAL INJURY CLAIMS;

                     (g) ANY ENTITY THAT, PURSUANT TO THE PLAN OR AFTER THE EFFECTIVE DATE, BECOMES A DIRECT OR INDIRECT TRANSFEREE OF, OR SUCCESSOR TO, ANY ASSETS OF AWI, REORGANIZED AWI, OR THE ASBESTOS PI TRUST (BUT ONLY TO THE EXTENT THAT LIABILITY IS ASSERTED TO EXIST BY REASON OF IT BECOMING SUCH A TRANSFEREE OR SUCCESSOR);

                     (h) ANY ENTITY THAT, PURSUANT TO THE PLAN OR AFTER THE EFFECTIVE DATE, MAKES A LOAN TO REORGANIZED AWI OR THE ASBESTOS PI TRUST OR TO A SUCCESSOR TO, OR TRANSFEREE OF, ANY ASSETS OF AWI, REORGANIZED AWI OR THE ASBESTOS PI TRUST (BUT ONLY TO THE EXTENT THAT LIABILITY IS ASSERTED TO EXIST BY REASON OF SUCH ENTITY BECOMING SUCH A LENDER OR TO THE EXTENT ANY PLEDGE OF ASSETS MADE IN CONNECTION WITH SUCH A LOAN IS SOUGHT TO BE UPSET OR IMPAIRED); OR

                     (i) ANY ENTITY TO THE EXTENT HE, SHE, OR IT IS ALLEGED TO BE DIRECTLY OR INDIRECTLY LIABLE FOR THE CONDUCT OF, CLAIMS AGAINST, OR DEMANDS ON AWI, REORGANIZED AWI OR THE ASBESTOS PI TRUST ON ACCOUNT OF ASBESTOS PERSONAL INJURY CLAIMS BY REASON OF ONE OR MORE OF THE FOLLOWING:

                      (i) SUCH ENTITY'S OWNERSHIP OF A FINANCIAL INTEREST IN AWI, REORGANIZED AWI, A PAST OR PRESENT AFFILIATE OF AWI OR REORGANIZED AWI (OTHER THAN ACANDS, INC. F/K/A ARMSTRONG CONTRACTING AND SUPPLY CORP.), OR A PREDECESSOR IN INTEREST OF AWI, OR REORGANIZED AWI;

                      (ii) SUCH ENTITY'S INVOLVEMENT IN THE MANAGEMENT OF AWI, AWWD, HOLDINGS, AN AFFILIATE, REORGANIZED AWI, OR ANY PREDECESSOR IN INTEREST OF AWI, OR REORGANIZED AWI;

                      (iii) SUCH ENTITY'S SERVICE AS AN OFFICER, DIRECTOR, OR EMPLOYEE OF AWI, REORGANIZED AWI, AWWD, HOLDINGS, AN AFFILIATE, ANY PAST OR PRESENT AFFILIATE OF AWI OR REORGANIZED AWI (OTHER THAN ACANDS, INC. F/K/A ARMSTRONG CONTRACTING AND SUPPLY CORP.), ANY PREDECESSOR IN INTEREST OF AWI OR REORGANIZED AWI, OR ANY ENTITY THAT OWNS OR AT ANY TIME HAS OWNED A FINANCIAL INTEREST IN AWI OR REORGANIZED AWI, ANY PAST OR PRESENT AFFILIATE OF AWI OR REORGANIZED AWI (OTHER THAN ACANDS, INC. F/K/A ARMSTRONG CONTRACTING AND SUPPLY CORP.), OR ANY PREDECESSOR IN INTEREST OF AWI OR REORGANIZED AWI.

                      (iv) SUCH ENTITY'S PROVISION OF INSURANCE TO (A) AWI, (B) REORGANIZED AWI, (C) ANY PAST OR PRESENT AFFILIATE OF AWI OR REORGANIZED AWI (OTHER THAN ACANDS, INC. F/K/A ARMSTRONG CONTRACTING AND SUPPLY CORP.), (D) ANY PREDECESSOR IN INTEREST OF AWI OR

           REORGANIZED AWI; OR (E) ANY ENTITY THAT OWNS OR AT ANY TIME HAS OWNED A FINANCIAL INTEREST IN AWI OR REORGANIZED AWI, ANY PAST OR PRESENT AFFILIATE OF AWI OR REORGANIZED AWI (OTHER THAN ACANDS, INC. F/K/A ARMSTRONG CONTRACTING AND SUPPLY CORP.), OR ANY PREDECESSOR IN INTEREST OF AWI OR REORGANIZED AWI, BUT ONLY TO THE EXTENT THAT AWI, REORGANIZED AWI, OR THE ASBESTOS PI TRUST ENTERS INTO A SETTLEMENT WITH SUCH ENTITY THAT IS APPROVED BY THE BANKRUPTCY COURT AND EXPRESSLY PROVIDES THAT SUCH ENTITY SHALL BE ENTITLED TO THE PROTECTION OF THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION AS A PI PROTECTED PARTY; OR

                      (v) SUCH ENTITY'S INVOLVEMENT IN A TRANSACTION CHANGING THE CORPORATE STRUCTURE, OR IN A LOAN OR OTHER FINANCIAL TRANSACTION AFFECTING THE FINANCIAL CONDITION, OF AWI, AWWD, HOLDINGS, AN AFFILIATE, REORGANIZED AWI, ANY PAST OR PRESENT AFFILIATE OF AWI OR REORGANIZED AWI (OTHER THAN AC AND S, INC. F/K/A ARMSTRONG CONTRACTING AND SUPPLY CORP.), ANY PREDECESSOR IN INTEREST OF AWI OR REORGANIZED AWI, OR ANY ENTITY THAT OWNS OR AT ANY TIME HAS OWNED A FINANCIAL INTEREST IN AWI OR REORGANIZED AWI, ANY PAST OR PRESENT AFFILIATE OF AWI OR REORGANIZED AWI (OTHER THAN ACANDS, INC. F/K/A ARMSTRONG CONTRACTING AND SUPPLY CORP.), OR ANY PREDECESSOR IN INTEREST OF AWI OR REORGANIZED AWI;

                     1.94 Plan: This plan of reorganization, either in its present form or as it may be amended, supplemented, or otherwise modified from time to time, and the exhibits and schedules to the foregoing, as the same may be in effect at the time such reference becomes operative.

                     1.95 Plan Note Amount: An amount equal to the greater of
(x) $1.125 billion less the amount of Available Cash and (y) $775 million.

                     1.96 Plan Note Indenture: An indenture, substantially in the form of Exhibit 1.96 to the Plan, by and between AWI, as the issuer, and a trustee selected by AWI prior to the date of the commencement of the hearing on confirmation of the Plan, pursuant to which the Plan Notes will be issued, which will be qualified under the Trust Indenture Act of 1939, as amended.

                     1.97 Plan Notes: Unsecured notes issued pursuant to the Plan Note Indenture (a) in an aggregate principal amount equal to the Plan Note Amount less the 144A Offering Proceeds, (b) bearing a fixed or floating interest rate based upon U.S. Treasury Notes or three-month U.S dollar LIBOR, respectively, with like maturities plus a spread determined to be the average corporate spread over such Treasury Notes or LIBOR for outstanding issues of comparable maturity and comparably rated U.S. industrial companies over the 30-day period ending on the last day of the month immediately preceding the Effective Date, (c) with a maturity, as selected by AWI, of not less than five years, but not more than ten years and no principal payments required to be paid prior to the maturity date, (d) callable at par at the option of Reorganized AWI, in whole or in part, at any time during the first six months following the Effective Date, and (e) having such other terms, covenants, and conditions substantially similar to those contained in indentures for issues of comparable maturity of comparably rated U.S. industrial companies and, with respect to any floating rate tranche, structured in a manner similar to, and as liquid as, marketable bank debt.

                     1.98 Priority Claim: Any Claim to the extent such claim is entitled to priority in right of payment under section 507(a) of the Bankruptcy Code, other than an Administrative Expense, DIP Credit Facility Claim, or Priority Tax Claim.

                     1.99 Priority Tax Claim: A Claim against AWI that is of a kind specified in section 507(a)(8) of the Bankruptcy Code.

                     1.100 Pro Rata Share: Means the ratio (expressed as a percentage) of the amount of an Allowed Claim in a Class to the aggregate amount of all Allowed Claims plus the Disputed Claim Amount of all Disputed Claims in the same Class.

                     1.101 Qualified Appraisal: A "qualified appraisal" within the meaning of Treasury Regulations section 1.468B-3(b)(3).

                     1.102 Record Date: The first Business Day that is five (5) days from and after the Confirmation Date.

                     1.103 Reorganized AWI: AWI, as reorganized as of the Effective Date in accordance with this Plan, or any successors in interest thereto, from and after the Effective Date.

                     1.104 Reorganization Consideration: Collectively, the Available Cash, the Plan Notes and/or the 144A Offering Proceeds, the New Common Stock, and the New Warrants.

                     1.105 Retention Period: Five (5) years from and after the Effective Date, or such shorter period as the Bankruptcy Court may set.

                     1.106 Schedules: The schedules of assets and liabilities and the statements of financial affairs filed by AWI with the Bankruptcy Court, as required by section 521 of the Bankruptcy Code and the Official Bankruptcy Forms of the Bankruptcy Rules, as such schedules and statements have been and may be amended by AWI from time to time in accordance with Bankruptcy Rule 1009.

                     1.107 SEC: The United States Securities and Exchange Commission.

                     1.108 Secured Claim: Any Claim against AWI to the extent of the value of any interest in property of the estate of AWI securing such Claim, except for the DIP Credit Facility Claim and the COLI Claims.

                     1.109 Stockholder and Registration Rights Agreement: The Stockholder and Registration Rights Agreement to be entered into by Reorganized AWI and the Asbestos PI Trustees on behalf of the Asbestos PI Trust, pursuant to section 7.6 hereof, in substantially the same form of Exhibit 1.109 to the Plan.

                     1.110 Subsidiary Debt Guarantee Claim: Any Claim against AWI arising from the guaranty by AWI of an obligation of one or more Entities that are subsidiaries of AWI as of the date immediately preceding the Effective Date so long as such obligation has not been accelerated or declared in default prior to the Effective Date (and such acceleration has not been rescinded or such default waived), other than any Claim relating to any obligations of Nitram Liquidators, Inc. or Desseaux Corporation of North America and other than any Claim relating to obligations arising from the sale or disposition of the business, operations, or assets of any Entity.

                     1.111 Treasury Regulations: Regulations (including temporary and proposed) promulgated under the Internal Revenue Code by the United States Treasury Department, as amended from time to time.

                     1.112 Unliquidated Claim: Any Claim (other than an Asbestos Personal Injury Claim), the amount of liability for which has not been fixed, whether pursuant to agreement, applicable law, or otherwise, as of the date on which such Claim is sought to be estimated.

                     1.113 Unsecured Claim: Any Claim other an Administrative Expense, Subsidiary Debt Guarantee Claim, a COLI Claim, a Priority Tax Claim, a Priority Claim, an Asbestos Personal Injury Claim, an Asbestos Property Damage Claim, an Environmental Claim (except to the extent provided in section 3.2(h)(ii) of the Plan), an Affiliate Claim, an Employee Benefit Claim, or a Secured Claim. Unsecured Claims include Debt Security Claims administered by the Indenture Trustees.

                     1.114 Unsecured Creditors' Committee: The Official Unsecured Creditors' Committee, consisting of Entities appointed as members in the Chapter 11 Case by the United States Trustee for the District of Delaware in accordance with section 1102(a) of the Bankruptcy Code and their duly appointed successors, if any, as the same may be reconstituted from time to time.

                     1.115 Voting Deadline: The date set by the Bankruptcy Court by which all completed ballots must be received.

                     1.116 Voting Procedures Order: An order of the Bankruptcy Court approving procedures relating to the solicitation and tabulation of votes with respect to the Plan.

                     B. OTHER TERMS. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, the feminine, and the neuter. The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan. An initially capitalized term used herein that is not defined herein shall have the meaning ascribed to such term, if any, in the Bankruptcy Code, unless the context shall otherwise require.

                     C. EXHIBITS. All Exhibits to the Plan shall be contained in a separate Exhibit Volume, which shall be filed with the Clerk of the Bankruptcy Court not later than the earlier of (i) thirty (30) days prior to the commencement of the hearing on confirmation of the Plan and (ii) fifteen (15) days prior to the deadline for filing objections to confirmation of the Plan. Such Exhibits may be inspected in the office of the Clerk of the Bankruptcy Court during normal hours of operation of the Bankruptcy Court. Such Exhibits shall also be available for download from the following website: www.armstrongplan.com. Holders of Claims or shareholders of Holdings may also obtain a copy of such Exhibit Volume, once filed, from AWI by a written request sent to the following address:

                        Armstrong World Industries, Inc.
                              Post Office Box 3666
                       Lancaster, Pennsylvania 17604-3666

                                   ARTICLE II

                PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSES
                             AND PRIORITY TAX CLAIMS

                     2.1 Payment of Allowed Administrative Expenses. The Allowed Amount of each Administrative Expense that is Allowed as of the Effective Date shall be paid in full, in cash, on the Effective Date; provided, however, that Administrative Expenses of the type specified in section 1.11(c)(i) of the Plan shall be assumed and paid by Reorganized AWI in accordance with the terms and conditions of the particular transactions and any agreements relating thereto. Each Administrative Expense of the type specified in section 1.11(c)(ii) or 1.11(c)(iii) of the Plan shall be paid the Allowed Amount of such Administrative Expense in full, in cash, as soon as practicable after such Administrative Expense is Allowed. 2.2 Compensation and Reimbursement Claims. The Bankruptcy Court shall fix in the Confirmation Order a date for the filing of, and a date to hear and determine, all applications for final allowances of compensation or reimbursement of expenses under section 330 of the Bankruptcy Code or applications for allowance of Administrative Expenses arising under section 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 503(b)(6) of the Bankruptcy Code.
The Allowed Amount of all Administrative Expenses arising under section 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 503(b)(6) of the Bankruptcy
Code shall be paid in full, in cash, (a) upon the later of (i) the Effective Date and (ii) the date upon which any such Administrative Expense becomes Allowed or (b) at such later date or upon such other terms as may be mutually agreed upon between each such Administrative Expense Creditor and Reorganized AWI.

                     2.3 DIP Credit Facility Claim. On the Effective Date, the DIP Credit Facility Claim shall be paid in full, in cash. Unless otherwise agreed by the DIP Lenders, to the extent that any letters of credit issued pursuant to the DIP Credit Facility remain outstanding on the Effective Date, AWI will pay to the Agent Bank, for the ratable benefit of the DIP Lenders, cash in an amount equal to the face amount of such letters of credit, which shall be held by the Agent Bank for the repayment of all amounts due in respect of such letters of credit.

                     2.4 Priority Tax Claims. Each holder of an Allowed Priority Tax Claim shall be paid the Allowed Amount of its Allowed Priority Tax Claim either (a) in full, in cash, on the latest of (i) the Effective Date, (ii) the date such Allowed Priority Tax Claim becomes Allowed, and (iii) the date such Allowed Priority Tax Claim is payable under applicable non-bankruptcy law or (b) upon such other terms as may be mutually agreed upon between each holder of a Priority Tax Claim and Reorganized AWI.

                                  ARTICLE III

           CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

                     3.1 Summary. Claims and Equity Interests are classified for all purposes, including, without express or implied limitation, voting, confirmation, and distribution pursuant to the Plan, as follows:

---------------------------- ----------------------------------------------------------- ----------------- -------------------
                                                                                                           ENTITLED
CLASS                        TREATMENT                                                   STATUS            TO VOTE?
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS                        1: Priority Claims Paid in full, in cash, on the
                             later of the Effective Date Unimpaired No or as
                             soon as practicable after such Priority Claim
                             becomes Allowed.
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 2:  Secured Claims     Reinstated - Any defaults  related to Secured  Claims will  Unimpaired        No
                             be cured.
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 3:  Convenience        Payment of 75% of Allowed Amount of Convenience  Claim, in  Impaired          Yes
Claims                       cash,  on  later  of the  Effective  Date  or as  soon  as practicable after such Convenience Claim becomes Allowed.
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 4:  Asbestos           All  Asbestos  Property  Damage  Claims  will be  resolved  Unimpaired        Yes
Property Damage Claims       pursuant   to  the  terms  of  the  Global   Asbestos   PD
                             Settlement. If the Global Asbestos PD Settlement is
                             not approved by the Bankruptcy Court at least
                             fifteen (15) days before the Voting Deadline, AWI
                             will amend the Plan to provide alternative
                             treatment for Asbestos Property Damage Claims, in
                             which case the Asbestos Property Damage Claims will
                             be treated as impaired and will be entitled to vote
                             on the Plan.
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS                        5: COLI Claims Reinstated - Any defaults related to
                             the COLI Claims will Unimpaired No be cured.
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 6: Unsecured Claims    Each holder of an Allowed Unsecured Claim will receive      Impaired           Yes
other than Convenience       its Pro Rata Share of (i) 34.43% of the New Common Stock,
Claims                       (ii) 34.43% of the first $1.05 billion of (x) up to $300
                             million of Available Cash and (y) the principal
                             amount of Plan Notes and/or 144A Offering Proceeds,
                             (iii) 60% of the next $50 million of the remaining
                             Available Cash, (iv) 60% of the remaining amount of
                             Plan Notes and/or 144A Offering Proceeds to the
                             extent that Available Cash in (iii) is less than
                             $50 million, and (v) 34.43% of the remaining
                             Available Cash and Plan Notes and/or 144A Offering
                             Proceeds.
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 7:  Asbestos           All Asbestos  Personal  Injury Claims will be channeled to  Impaired          Yes
Personal Injury Claims       the  Asbestos PI Trust,  which will be funded  pursuant to section 10.1 of the Plan.
---------------------------- ----------------------------------------------------------- ----------------- -------------------


                                       19

---------------------------- ----------------------------------------------------------- ----------------- -------------------
                                                                                                           ENTITLED
CLASS                        TREATMENT                                                   STATUS            TO VOTE?
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 8:  Environmental      Each  Environmental  Claim  will be  treated as an Allowed  Impaired          Yes
Claims                       Unsecured  Claim to the extent it becomes Allowed prior to any  Distribution  Date.  Other  treatment  determined  as applicable under the relevant settlement agreement.
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 9:  Affiliate Claims   Reinstated                                                  Unimpaired        No
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 10:  Subsidiary Debt   Reinstated                                                  Unimpaired        No
Guarantee Claims
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 11:  Employee          Reinstated                                                  Unimpaired        No
Benefit Claims
---------------------------- ----------------------------------------------------------- ----------------- -------------------
CLASS 12:  Equity Interests  The holder of the  Equity  Interests  in AWI will  receive  Impaired          Yes
                             the New Warrants  (which will be distributed in accordance with the  Holdings  Plan of  Liquidation,  if the Holdings
                             Plan of Liquidation is approved).
---------------------------- ----------------------------------------------------------- ----------------- -------------------


                     3.2 Classification and Treatment.

                     (a) CLASS 1. PRIORITY CLAIMS.

                      (i) Classification: Class 1 consists of all Allowed Priority Claims.

                      (ii) Treatment: Each holder of an Allowed Priority Claim shall be paid the Allowed Amount of its Allowed Priority Claim, in full, in cash, on the later of the Effective Date and as soon as practicable after the date such Priority Claim becomes Allowed.

                      (iii) Status: Class 1 is not impaired. The holders of the Claims in Class 1 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                     (b) CLASS 2. SECURED CLAIMS.

                      (i) Classification: Class 2 consists of all Allowed Secured Claims. Although placed in one class for purposes of convenience, each Allowed Secured Claim shall be treated as though in a separate class for all purposes under the Plan.

                      (ii) Treatment: At the option of AWI and in accordance with section 1124 of the Bankruptcy Code, each Allowed Secured Claim shall be treated in one of the following ways:

                                 1. The legal, equitable and contractual rights
                      to which such Allowed Secured Claim entitles the holder of such Claim shall be unaltered.

                                       or

                                 2. Notwithstanding any contractual provision or
                      applicable law that entitles the holder of an Allowed Secured Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default under the agreements governing or instruments evidencing such Claim, such Claim shall be reinstated, and AWI shall (i) cure all defaults that occurred before or from and after the Commencement Date (other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy Code), (ii) reinstate the maturity of such Claim as such maturity existed prior to the occurrence of such default, (iii) compensate the holder of such Claim for any damages incurred as a consequence of any reasonable reliance by such holder on such contractual provision or such applicable law, and
                      (iv) not otherwise alter the legal, equitable, or contractual rights to which the holder of such Claim is entitled.

                      (iii) Status: Class 2 is not impaired. The holders of the Claims in Class 2 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                     (c) CLASS 3. CONVENIENCE CLAIMS.

                      (i) Classification: Class 3 consists of all Allowed Convenience Claims.

                      (ii) Treatment: Each holder of an Allowed Convenience Claim shall be paid 75% of the Allowed Amount of its Allowed Convenience Claim, in cash, on the later of the Effective Date and as soon as practicable after such Convenience Claim becomes Allowed.

                      (iii) Election: Any holder of an Unsecured Claim in an amount equal to or less than Ten Thousand and 00/100 Dollars ($10,000.00) and which otherwise constitutes a Convenience Claim automatically shall be treated as a Convenience Claim. Any holder of any other Unsecured Claim that desires treatment of such Claim as a Convenience Claim shall make such election on the Ballot to be provided to holders of Unsecured Claims in Class 6 and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on AWI unless the Voting Deadline is expressly waived in writing by AWI with respect to any such Claim.

                      (iv) Status: Class 3 is impaired. To the extent and in the manner provided in the Voting Procedures Order, the holders of the Claims in Class 3 are entitled to vote to accept or reject the Plan.

                     (d) CLASS 4. ASBESTOS PROPERTY DAMAGE CLAIMS.

                      (i) Classification: Class 4 consists of all Allowed Asbestos Property Damage Claims.

                      (ii) Treatment: All pending Asbestos Property Damage Claims will be Allowed and treated in accordance with the terms of the Global Asbestos PD Settlement.

                      (iii) Status: Class 4 is unimpaired. The holders of the Claims in Class 4 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                     (e) CLASS 5. COLI CLAIMS.

                      (i) Classification: Class 5 consists of all Allowed COLI Claims.

                      (ii) Treatment: In accordance with section 1124 of the Bankruptcy Code, notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed COLI Claim to demand or receive payment of such Claim prior to the stated maturity of such Claim from and after the occurrence of a default under the agreements governing or instruments evidencing such Claim, such Claim shall be reinstated, and AWI shall (i) cure all defaults that occurred before or from and after the Commencement Date (other than defaults of a kind specified in section 365(b)(2) of the Bankruptcy
           Code), (ii) reinstate the maturity of such Claim as such maturity existed prior to the occurrence of such default, (iii) compensate the holder of such Claim for any damages incurred as a consequence of any reasonable reliance by such holder on such contractual provision or such applicable law, and (iv) not otherwise alter the legal, equitable, or contractual rights to which the holder of such Claim is entitled.

                      (iii) Status: Class 5 is not impaired. The holders of the Claims in Class 5 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                     (f) CLASS 6. UNSECURED CLAIMS OTHER THAN CONVENIENCE
CLAIMS.

                      (i) Classification: Class 6 consists of Unsecured Claims other than Convenience Claims.

                      (ii) Treatment: Each holder of an Allowed Unsecured Claim in Class 6 will receive on each Distribution Date its Pro Rata Share of the following elements of Reorganization Consideration:

                                 1. 34.43% of the New Common Stock,

                                 2. 34.43% of the first $1.05 billion of (x) up
                      to $300 million of Available Cash and (y) the Plan Notes and/or 144A Offering Proceeds,

                                 3. 60% of the first $50 million of the amount
                      of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan,

                                 4. 60% of the amount of Plan Notes and/or 144A
                      Offering Proceeds equal to the difference (if positive) of $50 million less the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, and

                                 5. 34.43% of the remaining Available Cash and
                      Plan Notes and/or 144A Offering Proceeds after making provision for the Distribution provided in sections 3.2(f)(ii)2, 3.2(f)(ii)3, and 3.2(f)(ii)4 of the Plan and
                      the funding of the Asbestos PI Trust in sections 10.1(b)(ii), 10.1(b)(iii) and 10.1(b)(iv) of the Plan.

                      In any Distribution made to the holder of an Allowed Unsecured Claim, there shall be deducted from such Distribution the amount of each element of the Reorganization Consideration (computed as provided in this section 3.2(f)(ii)) previously distributed to such holder on account of such Allowed Unsecured Claim in any Distribution made prior thereto.

                      (iii) Interest: Interest shall neither accrue nor be payable from and after the Commencement Date with respect to Allowed Unsecured Claims.

                      (iv) Status: Class 6 is impaired. To the extent and in the manner provided in the Voting Procedures Order, the holders of the Claims in Class 6 are entitled to vote to accept or reject the Plan.

                     (g) CLASS 7. ASBESTOS PERSONAL INJURY CLAIMS.

                      (i) Classification: Class 7 consists of all Asbestos Personal Injury Claims.

                      (ii) Treatment: All Asbestos Personal Injury Claims shall be determined and paid pursuant to the terms, provisions, and procedures of the Asbestos PI Trust, the Asbestos PI Trust Distribution Procedures, and the Asbestos PI Trust Agreement. The Asbestos PI Trust will be funded in accordance with the provisions of section 10.1 of the Plan. The sole recourse of the holder of an Asbestos Personal Injury Claim shall be the Asbestos PI Trust, and such holder shall have no right whatsoever at any time to assert its Asbestos Personal Injury Claim against any PI Protected Party. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL ENTITIES SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY ASBESTOS PERSONAL INJURY CLAIM (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN AWI OR REORGANIZED AWI AND THE ASBESTOS PI TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS HEREOF):

                                 1. COMMENCING, CONDUCTING, OR CONTINUING IN ANY
                      MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION, OR OTHER PROCEEDING (INCLUDING, WITHOUT EXPRESS OR IMPLIED LIMITATION, A JUDICIAL, ARBITRAL, ADMINISTRATIVE, OR OTHER PROCEEDING) IN ANY FORUM AGAINST OR AFFECTING ANY PI PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PI PROTECTED PARTY;

                                 2. ENFORCING, LEVYING, ATTACHING (INCLUDING,
                      WITHOUT EXPRESS OR IMPLIED LIMITATION, ANY PREJUDGMENT ATTACHMENT), COLLECTING, OR OTHERWISE RECOVERING BY ANY MEANS OR IN ANY MANNER, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE, OR OTHER ORDER AGAINST ANY PI PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PI PROTECTED PARTY;

                                 3. CREATING, PERFECTING, OR OTHERWISE ENFORCING
                      IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ENCUMBRANCE AGAINST ANY PI PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PI PROTECTED PARTY;

                                 4. SETTING OFF, SEEKING REIMBURSEMENT OF,
                      CONTRIBUTION FROM, OR SUBROGATION AGAINST, OR OTHERWISE RECOUPING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY AMOUNT AGAINST ANY LIABILITY OWED TO ANY PI PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY PI PROTECTED PARTY; AND

                                 5. PROCEEDING IN ANY MANNER IN ANY PLACE WITH
                      REGARD TO ANY MATTER THAT IS SUBJECT TO RESOLUTION PURSUANT TO THE ASBESTOS PI TRUST AGREEMENT, EXCEPT IN CONFORMITY AND COMPLIANCE THEREWITH.

           Nothing contained herein shall constitute or be deemed a waiver of any claim, right, or cause of action that AWI, Reorganized AWI, or the Asbestos PI Trust may have against any Entity in connection with or arising out of an Asbestos Personal Injury Claim, and the injunction shall not apply to the assertion of any such claim, right, or cause of action by AWI, Reorganized AWI, or the Asbestos PI Trust.

                      (iii) Status: Class 7 is impaired. To the extent and in the manner provided in the Voting Procedures Order, the holders of the Claims in Class 7 are entitled to vote to accept or reject the Plan.

                     (h) CLASS 8. ENVIRONMENTAL CLAIMS.

                      (i) Classification: Class 8 consists of all Environmental Claims.

                      (ii) Treatment: Each holder of an Environmental Claim shall be entitled to treatment of its Environmental Claim and receive such consideration as is provided in the settlement agreement applicable to such Environmental Claim. Without limiting the provisions of such settlement agreement, to the extent any portion of an Environmental Claim becomes Allowed prior to any Distribution Date, such Environmental Claim shall be deemed to constitute, and will be treated as, an Allowed Unsecured Claim under Class 6 of the

           Plan. The sole recourse of the holders of Environmental Claims shall be in accordance with the rights of such holders set forth in such settlement agreement. Nothing contained herein or in any settlement agreement relating to an Environmental Claim shall constitute or be deemed a waiver of any claim, right, or cause of action that AWI or Reorganized AWI may have against any Entity that is not a party to such settlement agreement.

                      (iii) Status: Class 8 is impaired. To the extent and in the manner provided in the Voting Procedures Order, the holders of the Claims in Class 8 are entitled to vote to accept or reject the Plan.

                     (i) CLASS 9. AFFILIATE CLAIMS.

                      (i) Classification: Class 9 consists of Affiliate Claims.

                      (ii) Treatment: In accordance with section 1124 of the Bankruptcy Code, the legal, equitable, and contractual rights to which such Allowed Affiliate Claims entitle the holder of any such Claims shall be unaltered.

                      (iii) Status. Class 9 is unimpaired. The holders of the Claims in Class 9 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                     (j) CLASS 10. SUBSIDIARY DEBT GUARANTEE CLAIMS.

                      (i) Classification: Class 10 consists of all Subsidiary Debt Guarantee Claims.

                      (ii) Treatment: In accordance with section 1124 of the Bankruptcy Code, each Subsidiary Debt Guarantee Claim shall be reinstated.

                      (iii) Status: Class 10 is not impaired. The holders of Claims in Class 10 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                     (k) CLASS 11. EMPLOYEE BENEFIT CLAIMS.

                      (i) Classification: Class 11 consists of all Employee Benefit Claims.

                      (ii) Treatment: In accordance with section 1124 of the Bankruptcy Code, each Employee Benefit Claim shall be reinstated.

                      (iii) Status: Class 11 is not impaired. The holders of Claims in Class 11 are deemed to accept the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

                     (l) CLASS 12. EQUITY INTERESTS.

                      (i) Classification: Class 12 consists of Equity Interests.

                      (ii) Treatment: On or as soon as practicable after the Effective Date, Reorganized AWI shall issue the New Warrants in respect of the Equity Interests in AWI as provided in section 7.24 hereof; provided, however, that, if Class 6 votes to reject the Plan, no distribution shall be made under the Plan from AWI's estate in respect of the Equity Interests in AWI but, in such event, Reorganized AWI shall issue the New Warrants as provided in section
           7.24 hereof in respect of the Asbestos Personal Injury Claims and in accordance with section 10.1(b) hereof. On the Effective Date, the certificates that previously evidenced ownership of Existing AWI Common Stock shall be cancelled and shall be null and void, the holder(s) thereof shall no longer have any rights in respect of the Equity Interests in AWI, and such certificates shall not evidence any rights under the Plan.

                      (iii) Status: Class 12 is impaired. To the extent and in the manner provided in the Voting Procedures Order, the holder of the Equity Interests in Class 12 is entitled to vote to accept or reject the Plan; provided, however, if Class 6 votes to reject the Plan, Class 12 shall be deemed to have rejected the Plan.

                     3.3 In the event of a controversy as to whether any class of Claims or Equity Interests is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy prior to the Confirmation Date.

                                   ARTICLE IV

               MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

                     4.1 Modification of the Plan. AWI may only, with the written consent of the Future Claimants' Representative, the Asbestos PI Claimants' Committee, and, if Class 6 has not voted to reject the Plan at the time of the requested alteration, amendment, or modification, the Unsecured Creditors' Committee, alter, amend, or modify the Plan under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date so long as the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code. After the Confirmation Date and prior to the Effective Date, AWI, with the written consent of the Future Claimants' Representative, the Asbestos PI Claimants' Committee, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee, may only alter, amend, or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code.

                     4.2 Revocation or Withdrawal.

                     (a) Right to Revoke. The Plan may be revoked or withdrawn prior to the Confirmation Date by AWI, with the written consent of the Future Claimants' Representative, the Asbestos PI Claimants' Committee, and, if Class 6 has not voted to reject the Plan at the time of the requested revocation or withdrawal, the Unsecured Creditors' Committee, or, after the Confirmation Deadline, by AWI.

                     (b) Effect of Withdrawal or Revocation. If the Plan is revoked or withdrawn prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claims or defenses or any admission or statement against interest by AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, the Unsecured Creditors' Committee, or any other Entity or to prejudice in any manner the rights of AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, the Unsecured Creditors' Committee, or any Entity in any further proceedings involving AWI.

                     4.3 Amendment of Plan Documents. From and after the Effective Date, the authority to amend, modify, or supplement the Exhibits to the Plan and any documents attached to such Exhibits shall be as provided in such Exhibits and their respective attachments.

                                   ARTICLE V

                   PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

                     5.1 Objections to Claims; Prosecution of Disputed Claims. Reorganized AWI shall object to the allowance of Claims filed with the Bankruptcy Court (other than Asbestos Personal Injury Claims and Asbestos Property Damage Claims) with respect to which Reorganized AWI disputes liability in whole or in part. All objections that are filed and prosecuted by Reorganized AWI as provided herein shall be litigated to Final Order by Reorganized AWI or compromised and settled in accordance with the Claims Settlement Guidelines. Unless otherwise provided herein or ordered by the Bankruptcy Court, all objections by Reorganized AWI to Claims shall be served and filed no later than ninety (90) days after the Effective Date.

                     5.2 Claims Settlement Guidelines. The Confirmation Order shall approve the amendment to the Claims Settlement Guidelines, as set forth in
Exhibit 1.39 to the Plan.

                     5.3 Distributions on Account of Disputed Claims. Notwithstanding section 3.2 hereof, a Distribution shall only be made by Reorganized AWI to the holder of a Disputed Claim when, and to the extent that, such Disputed Claim becomes Allowed. No interest shall be paid on account of Disputed Claims that later become Allowed except to the extent that payment of interest is required under section 506(b) of the Bankruptcy Code. No Distribution shall be made with respect to all or any portion of any Disputed Claim pending the entire resolution thereof in the manner prescribed by section
5.1 hereof.

                     5.4 Disputed Unsecured Claims Reserve. On the Initial Distribution Date, if the Plan Notes are issued, Reorganized AWI will establish the Disputed Unsecured Claims Reserve, pursuant to which Plan Notes not distributed on the Initial Distribution Date or on any subsequent Distribution will be issued but held in trust by the Disbursing Agent pending the resolution of Disputed Claims. In accordance with and subject to the provisions of sections 3.2(f)(ii), 5.3, and 7.8 of the Plan, any Distribution of Plan Notes with respect to a Disputed Claim that becomes Allowed shall include interest and other accretions with respect to such Plan Notes, net of the portion of expenses (including, without limitation, taxes payable by the Disputed Unsecured Claims Reserve) attributable to such Plan Notes.

                     5.5 Tax Treatment of Disputed Unsecured Claims Reserve.

                     (a) Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Disbursing Agent of a private letter ruling if the Disbursing Agent so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Disbursing Agent), the Disbursing Agent shall (i) treat the Disputed Unsecured Claims Reserve established to hold Plan Notes and any earnings with respect thereto as a discrete trust for federal income tax purposes, consisting of separate and independent shares to be established in respect of each Disputed Claim in Class 6, in accordance with the trust provisions of the Tax Code (sections 641 et seq.), and (ii) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes. All parties (including Reorganized AWI and all holders of Claims in Class 6) shall report, for tax purposes, consistently with such treatment.

                     (b) The Disbursing Agent may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Disputed Unsecured Claims Reserve for all taxable periods through the termination of such reserve.

                                   ARTICLE VI

                       ACCEPTANCE OR REJECTION OF THE PLAN

                     6.1 Impaired Classes to Vote. Each holder of a Claim in an impaired Class of Claims shall be entitled to vote to accept or reject the Plan to the extent and in the manner provided by the Voting Procedures Order.

                     6.2 Acceptance by Class of Claims. Acceptance of the Plan by any impaired Class of Claims shall be determined in accordance with the Voting Procedures Order.

                     6.3 Nonconsensual Confirmation. In the event that any impaired Class of Claims shall fail to accept the Plan in accordance with section 1129(a) of the Bankruptcy Code, AWI reserves the right to (a) request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code with respect to such non-accepting Class, in which case the Plan shall constitute a motion for such relief, or (b) amend the Plan in accordance with section 4.1 hereof.

                                  ARTICLE VII

                           IMPLEMENTATION OF THE PLAN

                     7.1 Creation of Asbestos PI Trust. Effective as of the later of (i) the date the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement and (ii) the Effective Date, the Asbestos PI Trust shall be created. The Asbestos PI Trust is intended to be a "qualified settlement fund" within the meaning of section 468B of the Internal Revenue Code. The purpose of the Asbestos PI Trust shall be to, among other things, (a) direct the processing, liquidation, and payment of all Asbestos Personal Injury Claims in accordance with the Plan, the Asbestos PI Trust Distribution Procedures, and the Confirmation Order and (b) preserve, hold, manage, and maximize the assets of the Asbestos PI Trust for use in paying and satisfying Asbestos Personal Injury Claims.

                     7.2 Appointment of Asbestos PI Trustees. On the Confirmation Date, effective as of the Effective Date, the Bankruptcy Court shall appoint the individuals selected jointly by the Asbestos PI Claimants' Committee and the Future Claimants' Representative (as identified in Exhibit 7.2 to the Plan), which individuals shall be appointed after consultation with AWI, to serve as the Asbestos PI Trustees for the Asbestos PI Trust.

                     7.3 144A Offering. AWI will use reasonable efforts to effect the 144A Offering on or as soon as practicable after the Effective Date such that the 144A Offering yields net proceeds in an amount at least equal to the Plan Note Amount, in which case the Plan Notes will not be issued under the

Plan. AWI will not complete a 144A Offering that yields net proceeds less than the amount of the Plan Note Amount without the consent of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee. If a 144A Offering is completed, but yields net proceeds less than the Plan Note Amount, then Reorganized AWI will issue Plan Notes in an aggregate amount equal to the Plan Note Amount less the net proceeds of the 144A Offering.

                     7.4 Amendment of Articles of Incorporation. The Articles of Incorporation shall be amended and restated as of the Effective Date in substantially the form of the Amended and Restated Articles of Incorporation, inter alia, (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such Amended and Restated Articles of Incorporation as permitted by applicable law, and (b) to authorize 215 million (215,000,000) shares of capital stock of which (i) 200 million (200,000,000) shares will be shares of common stock, and (ii) 15 million shares will be preferred stock of Reorganized AWI, with such rights, preferences and privileges as may be determined by the Board of Directors. Pursuant to the Plan, of the 200 million shares of common stock
(A) fifty to sixty million (50,000,000-60,000,000) shares shall be New Common Stock issued under the Plan, (B) an amount equal to 5% of the New Common Stock on a fully diluted basis determined as of the Effective Date shall be reserved for issuance upon exercise of the New Warrants, and (C) a portion shall be reserved for issuance under the New Long-Term Incentive Plan, and (D) the remainder shall be reserved for future issuance.

                     7.5 Amendment of By-Laws. The By-Laws of AWI shall be amended and restated as of the Effective Date in substantially the form of the Amended and Restated By-Laws.

                     7.6 Stockholder and Registration Rights Agreement: On the Effective Date, AWI and the Asbestos PI Trust shall enter into the Stockholder and Registration Rights Agreement, which will provide, among other things, for the registration by Reorganized AWI of shares of New Common Stock and Plan Notes owned by the Asbestos PI Trust for public sale in certain circumstances, will provide for rights of others to participate in certain sales of New Common Stock and Plan Notes by the Asbestos PI Trust, and will establish certain requirements for amendment of provisions of the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws.

                     7.7 Distributions under the Plan. Whenever any Distribution to be made under this Plan shall be due on a day other than a Business Day, such Distribution shall instead be made, without interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due.

                     7.8 Timing of Distributions under the Plan. Any Distribution to be made by AWI or Reorganized AWI pursuant to the Plan shall be deemed to have been timely made if made within ten (10) days after the time therefore specified in the Plan. No interest shall accrue or be paid with respect to any Distribution as a consequence of such Distribution not having been made on the Effective Date; provided, however, that any Plan Notes distributed from the Disputed Unsecured Claims Reserve after the Initial Distribution Date shall include accrued interest and any other accretions thereon (net of the portion of the expenses of the Disputed Unsecured Claims Reserve (including, without limitation, taxes) attributable to such Plan Notes) from and after the Initial Distribution Date in accordance with the terms of the Plan Note Indenture, and New Common Stock issued to holders of Allowed Claims in Classes 6 and 8 after the Effective Date shall include all dividends declared and paid and other distributions made in respect thereto after the Effective Date.

                     (a) Distributions with Respect to Unsecured Claims and Environmental Claims. Distributions with respect to Classes 6 and 8 shall only be made on each Distribution Date; provided, however, that, if a Claim in any of Classes 6 or 8 becomes Allowed subsequent to the Initial Distribution Date, AWI may, in its sole discretion, make a Distribution with respect to such Claim prior to a Distribution Date. For purposes of treatment and Distribution under the Plan, except as provided with respect to treatment of Claims in the voting procedures approved by the Voting Procedures Order, all Unsecured Claims held by a Creditor shall be aggregated and treated as a single Claim. At the written request of AWI or the Disbursing Agent, any Creditor holding multiple Unsecured Claims shall provide to AWI or the Disbursing Agent, as the case may be, a single address to which any Distributions shall be sent. At the written request of any Creditor holding multiple Unsecured Claims made to the Disbursing Agent within thirty (30) days prior to a Distribution Date, such Creditor shall receive an itemized statement of the Unsecured Claims for which the Distribution is being made.

                     (b) Distribution to the Asbestos PI Trust. The Distribution to the Asbestos PI Trust shall be made on the later of (a) the date the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement and (b) the Effective Date; provided, however, that if AWI intends to complete the 144A Offering, then the Distribution of the 144A Offering Proceeds and/or Plan Notes to the Asbestos PI Trust shall occur as soon as practicable after the 144A Offering is completed or Reorganized AWI determines not to complete a 144A Offering, but in no event shall such Distribution occur after the Initial Distribution Date.

                     7.9 Disbursing Agent. All distributions under the Plan shall be made by Reorganized AWI as Disbursing Agent or such other entity designated by Reorganized AWI as a Disbursing Agent. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized AWI. Distributions on account of Debt Security Claims shall be made to the Indenture Trustee under the applicable Indenture for subsequent distribution to the holders of the Debt Security Claims, and upon such Distribution to the Indenture Trustees, AWI and Reorganized AWI shall have no further obligations with respect thereto.

                     7.10 Record Date. Except as and to the extent otherwise required by customary procedures of the DTC with respect to Debt Security Claims, as of the close of business on the Record Date, the various transfer and claims registers for each of the classes of Claims as maintained by AWI, its respective agents, or the Indenture Trustees shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims. AWI and Reorganized AWI shall have no obligation to recognize any transfer of the Claims occurring after the close of business on the Record Date. AWI, Reorganized AWI, the Disbursing Agent, and the Indenture Trustees shall be entitled to recognize and deal hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Record Date, to the extent applicable.

                     7.11 Distributions to Holders of Debt Security Claims Administered by the Indenture Trustees.

                     (a) Distributions to holders of Debt Security Claims administered by the Indenture Trustees will be made on each Distribution Date by means of book-entry exchange through the facilities of the DTC in accordance with the customary practices of the DTC, as and to the extent practicable. In connection with such book-entry exchange, each Indenture Trustee will deliver


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
instructions to the DTC directing the DTC to effect distributions on a pro rata basis of the elements of Reorganization Consideration as provided under the Plan with respect to the Debt Security Claims upon which such Indenture Trustee acts as trustee.

                     (b) The Indenture Trustees providing services related to Distributions pursuant to the Plan will receive from Reorganized AWI reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services in an amount pursuant to the procedures set forth in section 7.19 herein.

                     7.12 Manner of Payment under the Plan. Unless the Entity receiving a payment agrees otherwise, any payment in cash to be made by AWI or Reorganized AWI shall be made, at the election of AWI or Reorganized AWI (as the case may be), by check drawn on a domestic bank or by wire transfer from a domestic bank.

                     7.13 Hart-Scott-Rodino Compliance. Any shares of New Common Stock to be distributed under the Plan to any Entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such Entity shall have expired or been terminated.

                     7.14 Fractional Shares or Other Distributions. Notwithstanding anything to the contrary contained herein, no fractional shares of New Common Stock shall be distributed, no Plan Notes will be issued in an amount less than $1,000, and no cash payments of fractions of cents will be made. Fractional cents shall be rounded to the nearest whole cent (with .5 cent or less to be rounded down). Fractional shares shall be rounded to the nearest whole share (with .5 share or less to be rounded down). Plan Notes in denominations of less than $1,000 shall be rounded to the nearest $1,000 increment (with Plan Notes in denominations of $500 or less to be rounded down). No cash will be paid in lieu of such fractional shares or Plan Notes in increments of less than $1,000.

                     7.15 Occurrence of the Confirmation Date. The following shall constitute conditions to confirmation of the Plan:

                     (a) The Bankruptcy Court makes the following findings, each of which shall be contained in the Confirmation Order:

                      (i) With respect to any Asbestos Personal Injury Claim that is Allowed by the Asbestos PI Trust in accordance with the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures, such allowance shall establish the amount of legal liability against the Asbestos PI Trust in the amount of the liquidated value of such Claim, as determined in accordance with the Asbestos PI Trust Distribution Procedures.

                      (ii) The Asbestos PI Permanent Channeling Injunction is to be implemented in connection with the Plan and the Asbestos PI Trust.

                      (iii) The Plan and its Exhibits are a fair, equitable, and reasonable resolution of the liabilities of AWI for Asbestos Personal Injury Claims.

                      (iv) The Plan complies with section 524(g) of the Bankruptcy Code.

                      (v) In light of the benefits provided, or to be provided, to the Asbestos PI Trust on behalf of each PI Protected Party, the Asbestos PI Permanent Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Asbestos Personal Injury Claims against any PI Protected Party.

                      (vi) At the time of the order for relief with respect to AWI, AWI had been named as a defendant in personal injury, wrongful death, and property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.

                      (vii) The Asbestos PI Trust, as of the Effective Date, will assume the liabilities of AWI with respect to all Asbestos Personal Injury Claims and, upon such assumption, Reorganized AWI shall have no liability for any Asbestos Personal Injury Claim.

                      (viii) The Asbestos PI Trust is to be funded in whole or in part by securities of Reorganized AWI and by the obligation of Reorganized AWI to make future payments, including dividends.

                      (ix) The Asbestos PI Trust is to own, or by the exercise of rights granted under the Plan would be entitled to own if specified contingencies occur, a majority of the voting shares of AWI.

                      (x) AWI is likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to the Claims that are addressed by the Asbestos PI Permanent Channeling Injunction.

                      (xi) The actual amounts, numbers, and timing of the future Demands referenced in section 7.15(a)(x) of the Plan cannot be determined.

                      (xii) Pursuit of the Demands referenced in section 7.15(a)(x) of the Plan outside the procedures prescribed by the Plan is likely to threaten the Plan's purpose to deal equitably with Claims and future Demands.

                      (xiii) The terms of the Asbestos PI Permanent Channeling Injunction, including any provisions barring actions against third parties pursuant to section 524(g)(4)(A) of the Bankruptcy Code, are set out in the Plan and in any disclosure statement supporting the Plan.

                      (xiv) The Plan establishes, in Class 7 (Asbestos Personal Injury Claims), a separate class of the claimants whose Claims are to be addressed by the Asbestos PI Trust.

                      (xv) The Future Claimants' Representative was appointed as part of the proceedings leading to issuance of the Asbestos PI Permanent Channeling Injunction for the purpose of protecting the rights of persons that might subsequently assert unknown Asbestos Personal Injury Claims and Demands that are addressed in the Asbestos PI Permanent Channeling Injunction and transferred to the Asbestos PI Trust. The Future Claimants' Representative has fulfilled his duties, responsibilities, and obligations as the future representative in accordance with section 524(g) of the Bankruptcy Code.

                      (xvi) Identifying each PI Protected Party in the Asbestos PI Permanent Channeling Injunction is fair and equitable with respect to persons that might subsequently assert Demands against each such PI Protected Party, in light of the benefits provided, or to be provided, to the Asbestos PI Trust by or on behalf of any such PI Protected Party.

                      (xvii) Class 7 (Asbestos Personal Injury Claims) has voted, by at least 75 percent (75%) of those voting, in favor of the Plan.

                      (xviii) Pursuant to court orders or otherwise, the Asbestos PI Trust will operate through mechanisms such as structured, periodic, or supplemental payments, pro rata distributions, matrices, or periodic review of estimates of the numbers and values of Asbestos Personal Injury Claims and Demands, or other comparable mechanisms, that provide reasonable assurance that the Asbestos PI Trust will value, and be in a financial position to pay, Asbestos Personal Injury Claims and Demands that involve similar Claims in substantially the same manner.

                      (xix) If Class 6 votes to reject the Plan, the transfer of the New Warrants to the holder of the Equity Interests will not be subject to prior registration under the Securities Act of 1933, as amended.

                     (b) Class 7 (Asbestos Personal Injury Claims) has voted, by at least 75 percent (75%) of those voting, in favor of the Plan.

                     (c) The Confirmation Order shall be, in form and substance, acceptable to the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to the accept the Plan, the Unsecured Creditors' Committee.

The Plan shall not be confirmed and the Confirmation Order shall not be entered until and unless each of the foregoing conditions to confirmation is either satisfied or waived in writing by each of AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee.

                     7.16 Occurrence of the Effective Date. The "effective date of the plan," as used in section 1129 of the Bankruptcy Code, shall not occur, and the Plan shall be of no force and effect, until the Effective Date. The occurrence of the Effective Date is subject to satisfaction of the following conditions precedent:

                     (a) The Confirmation Order has become a Final Order.

                     (b) The Bankruptcy Court and/or the District Court, as required, shall have entered the Asbestos PI Permanent Channeling Injunction (which may be included in the Confirmation Order), which shall contain terms satisfactory to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee.

                     (c) The Confirmation Order, the Claims Trading Injunction and the Asbestos PI Permanent Channeling Injunction shall be in full force and effect.

                     (d) No proceedings to estimate any Claims shall be pending.

                     (e) All Asbestos PI Trustees shall have been selected and shall have executed the Asbestos PI Trust Agreement.

                     (f) A favorable ruling shall have been obtained from the IRS with respect to the qualification of the Asbestos PI Trust as a "qualified settlement fund" within the meaning of Treasury Regulation section 1.468B-1, or AWI shall have received an opinion of counsel with respect to the tax status of the Asbestos PI Trust as a "qualified settlement fund" reasonably satisfactory to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee.

                     (g) Reorganized AWI shall have entered into and shall have credit availability under a credit facility to provide Reorganized AWI with working capital (including letters of credit) in an amount sufficient to meet the needs of Reorganized AWI, as determined by Reorganized AWI.

                     (h) Each of the Exhibits shall be in form and substance acceptable to AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and the Unsecured Creditors' Committee.

Notwithstanding the foregoing, AWI reserves, in its sole discretion, the right, with the written consent of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee, to waive the occurrence of any of the foregoing conditions precedent to the Effective Date or to modify any of such conditions precedent. Any such written waiver of a condition precedent set forth in this section may be effected at any time, without notice, without leave or order of the Bankruptcy Court or the District Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If AWI decides that one of the foregoing conditions cannot be satisfied, and the occurrence of such condition is not waived in writing by each of AWI, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if required, the Unsecured Creditors' Committee, then AWI shall file a notice of the failure of the Effective Date with the Bankruptcy Court, at which time the Plan and the Confirmation Order shall be deemed null and void.

                     7.17 Cancellation of Existing Debt Securities.

                     (a) As of the Effective Date, all notes, agreements, and securities evidencing Unsecured Claims and the rights of the holders thereof thereunder shall be cancelled and deemed null and void and of no further force and effect, and the holders thereof shall have no rights, and such instruments shall evidence no rights, except the right to receive the Distributions provided herein.

                     (b) Notwithstanding any other provisions in the Plan, each Indenture or other agreement that governs the rights of a holder of a Debt Security Claim that is administered by an Indenture Trustee shall continue in effect solely for the purposes of permitting the applicable Indenture Trustee thereunder (i) to make distributions to such holder pursuant to the terms of the applicable Indenture; (ii) maintain any rights and liens it may have for any unpaid fees, costs, expenses, and indemnification under such Indenture or other agreement, provided, however, such rights and liens are limited to the Distributions, if any, to such holders; and (iii) to be paid by such holders or reimbursed for such prepetition and postpetition fees, costs, expenses, and indemnification (to the extent not paid as an Administrative Expense or otherwise) from the Distributions, if any, to such holders (until payment in full of such fees, costs, expenses or indemnification) on the terms and conditions set forth by the respective Indenture, other agreement, or applicable law.

                     7.18 Expiration of the Retention Period. Upon the expiration of the Retention Period, all monies or other property held for distribution by any trustee under any indenture governing any of the Unsecured Claims shall be returned to Reorganized AWI by such trustee, free and clear of any claim or interest of any nature whatsoever, including, without express or implied limitation, escheat rights of any governmental unit under applicable law.

                     7.19 Compensation of the Applicable Indenture Trustees. Reorganized AWI will pay the Indenture Trustees' Fees and Expenses to the extent that an Indenture Trustee makes a written request for Indenture Trustees' Fees and Expenses within thirty (30) days after the Effective Date. Although it will not be necessary for the Indenture Trustees to apply to the Bankruptcy Court for approval of the Indenture Trustees' Fees and Expenses, any dispute between Reorganized AWI and an Indenture Trustee regarding the reasonableness of any such fees and expenses shall be resolved by the Bankruptcy Court. Each Indenture Trustee shall be compensated by Reorganized AWI for services rendered from and after the Effective Date, including the reasonable compensation, disbursements, and expenses of the agents and legal counsel of such trustee in connection with the performance after the Effective Date of its duties under this section, and shall be indemnified by Reorganized AWI for any loss, liability, or expense incurred by it in connection with the performance of such duties to the same extent and in the same manner as provided in the related indenture.

                     7.20 Distribution of Unclaimed Property. Any Distribution under the Plan that is unclaimed after one hundred eighty (180) days following the date such property is distributed shall be deemed not to have been made and shall be transferred to Reorganized AWI, free and clear of any claims or interests of any Entities, including, without express or implied limitation, any claims or interests of any governmental unit under escheat principles. Nothing contained herein shall affect the discharge of the Claim with respect to which such Distribution was made, and the holder of such Claim shall be forever barred from enforcing such Claim against Reorganized AWI or Reorganized AWI's assets, estate, properties, or interests in property.

                     7.21 Management of Reorganized AWI. On the Effective Date, the Board of Directors shall consist of at least three individuals who at that time qualify under the prevailing standards of the New York Stock Exchange or the NASDAQ Stock Market (depending upon on which of such markets the common stock of Reorganized AWI will be listed for trading purposes upon the Effective
Date) and applicable laws as independent, outside directors, and are eligible to serve on the audit committee of the Board of Directors, as an SEC-reporting public company, and at least three individuals who qualify as outside directors under section 162(m) of the Internal Revenue Code eligible to serve on the committee of the Board of Directors of Reorganized AWI responsible for matters of executive compensation. Each of the members of such Board of Directors shall be identified on Exhibit 7.21 to the Plan and shall serve in accordance with the Amended and Restated Articles of Incorporation, the Amended and Restated By-Laws, and the Stockholder and Registration Rights Agreement. The officers of

AWI immediately prior to the Effective Date shall serve as the officers of Reorganized AWI in accordance with the terms of any employment agreements pursuant to section 8.8 of the Plan and the requirements of applicable nonbankruptcy law.

                     7.22 Listing of Reorganized AWI Common Stock. Reorganized AWI shall use its best efforts to obtain, as of or as soon as practicable after the Effective Date, the listing of its common stock for trading on the New York Stock Exchange or for quotation in the NASDAQ Stock Market and, for so long as there are at least 300 holders of shares of its common stock, to continue the listing of its common stock for trading on either of such markets.

                     7.23 Corporate Reorganization Actions. On or as soon as practicable after the Effective Date, Reorganized AWI shall take such actions as may be or become necessary to effectuate the following, all of which shall be authorized and approved in all respects, in each case without further action being required under applicable law, regulation, order, or rule (including, without limitation, any action by the shareholders or directors of AWI or Reorganized AWI or the Asbestos PI Trust or the Asbestos PI Trustees):

                     (a) AWI will file the Amended and Restated Articles of Incorporation with the Secretary of State for the Commonwealth of Pennsylvania.

                     (b) Certain wholly owned, non-operating subsidiaries of AWI will merge with and into AWI on or as soon as practicable after the Effective Date.

                     (c) The Existing AWI Common Stock will be cancelled.

                     (d) Subject to section 7.3 hereof, the Plan Note Indenture will become effective and, upon such effectiveness, the Plan Notes will be issued and delivered in accordance with sections 3.2(f) and 11.8 hereof and sections 3.2(g) and 10.1(b) hereof; the New Common Stock will be issued and delivered in accordance with sections 3.2(f) and 11.8 hereof and sections 3.2(g) and 10.1(b) hereof; and the New Warrants will be issued and delivered as provided in section 7.24 hereof (and, if applicable, in accordance with section 10.1(b) hereof), in each case such issuance and delivery to be subject to the other provisions of ARTICLE VII of the Plan regarding the conditions to and manner of delivery of Plan Notes, New Common Stock and New Warrants.

                     (e) Reorganized AWI may consummate the 144A Offering.

                     (f) Reorganized AWI will enter into the working capital facility referenced in section 7.16 of the Plan.

                     (g) Reorganized AWI will enter into the New Long-Term Incentive Plan.

                     7.24 Holdings Transactions. On or as soon as is practicable after the Effective Date and, if applicable, in accordance with section 10.1(b) hereof, the New Warrants will be issued to the holder of the Equity Interests, which will be Holdings if the Holdings Plan of Liquidation has been approved on or before such date. From and after the Effective Date, other than as provided in the Plan (including, without limitation, provisions of the Plan relating to the indemnification rights of Holdings' officers, directors, and employees and the requirement to provide insurance for the benefit of such persons), Reorganized AWI shall have no ongoing obligations to Holdings or AWWD; provided, however, that Reorganized AWI shall bear (i) all costs and expenses related to the preparation and submission to a vote of Holdings' shareholders of the

Holdings Plan of Liquidation, which shall be undertaken as soon as reasonably practicable, and (ii) all other operating expenses of Holdings and AWWD until the time of such vote (and for a reasonable time thereafter to permit an orderly transition on the administration of Holdings' affairs), and (iii) if the requisite approval of the Holdings Plan of Liquidation is obtained, all costs and expenses of administering the performance and consummation of the Holdings Plan of Liquidation, including any taxes incurred by Holdings in connection therewith.

                     7.25 Compliance with QSF Regulations.

                     (a) Tax Status of Asbestos PI Trust. AWI shall timely seek a private letter ruling from the IRS substantially to the effect that, among other things, the Asbestos PI Trust shall be a "qualified settlement fund" within the meaning of section 468B of the Internal Revenue Code and the Treasury Regulations thereunder.

                     (b) Qualified Appraisal. Within sixty (60) days before or after the funding of the Asbestos PI Trust (but not later than February 14th of the following calendar year), AWI or Reorganized AWI shall obtain a Qualified Appraisal of the fair market value of the New Common Stock transferred (or to be transferred) to the Asbestos PI Trust.

                     (c) Delivery of Statement of Transfers. Following the funding of the Asbestos PI Trust and the receipt of the Qualified Appraisal (and in no event later than February 15th of the calendar year following the funding of the Asbestos PI Trust), Reorganized AWI shall provide a "ss. 1.468B-3 Statement" to the Asbestos PI Trustees in accordance with Treasury Regulations section 1.468B-3(e).

                     7.26 Effectuating Documents and Further Transactions. Each of the officers of AWI and Reorganized AWI is authorized, in accordance with his or her authority under the resolutions of the Board of Directors, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes or securities issued pursuant to the Plan.

                     7.27 Allocation of Plan Distributions Between Principal and Interest. To the extent that any Allowed Unsecured Claim or Allowed Convenience Claim entitled to a Distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such Distribution shall be allocated to the principal amount of the Claim (as determined for federal income tax purposes) first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

                                  ARTICLE VIII

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                     8.1 Assumption of Executory Contracts and Unexpired Leases. Any executory contracts or unexpired leases listed on Exhibit 8.1 to the Plan shall be deemed to have been assumed by Reorganized AWI as of the Effective Date, and the Plan shall constitute a motion to assume such executory contracts and unexpired leases. Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case. With respect to each such executory contract or unexpired lease assumed by

Reorganized AWI, unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, the dollar amount required to cure any defaults of AWI existing as of the Confirmation Date shall be conclusively presumed to be the amount set forth in
Exhibit 8.1 with respect to such executory contract or unexpired lease. Subject to the occurrence of the Effective Date, any such cure amount shall be treated as an Allowed Administrative Expense under the Plan, and, upon payment of such Allowed Administrative Expense, all defaults of AWI existing as of the Confirmation Date with respect to such executory contract or unexpired lease shall be deemed cured.

                     8.2 Rejection of Executory Contracts and Unexpired Leases. Any executory contracts or unexpired leases of AWI that either (x) are set forth on Exhibit 8.2 to the Plan or (y)(i) are not listed on Exhibit 8.1 to the Plan,
(ii) have not been assumed by AWI with the approval of the Bankruptcy Court, and
(iii) are not the subject of pending motions to assume at the Confirmation Date shall be deemed to have been rejected by AWI, the Plan shall constitute a motion to reject such executory contracts and unexpired leases, and Reorganized AWI shall have no liability thereunder except as is specifically provided in the Plan. Entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected executory contract or unexpired lease is burdensome and that the rejection thereof is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case. Without limiting the foregoing, any agreement entered into prior to the Commencement Date by or on behalf of AWI with respect to the settlement of any Asbestos Personal Injury Claim shall be deemed rejected as of the Effective Date to the extent such settlement agreement is deemed to be an executory contract within the meaning of section 365(a) of the Bankruptcy Code.

                     8.3 Claims Arising from Rejection, Termination or Expiration. Claims created by the rejection of executory contracts or unexpired leases (including, without limitation, the rejection provided in section 8.2 of the Plan) or the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date, other than Asbestos Personal Injury Claims, must be filed with the Bankruptcy Court and served on AWI no later than thirty (30) days after (i) in the case of an executory contract or unexpired lease that was terminated or expired by its terms prior to the Confirmation Date, the Confirmation Date, (ii) in the case of an executory contract or unexpired lease rejected by AWI, the entry of the order of the Bankruptcy Court authorizing such rejection, or (iii) in the case of an executory contract or unexpired lease that is deemed rejected pursuant to section 8.2 of the Plan, the Confirmation Date. Notwithstanding the foregoing,
Exhibit 8.2 to the Plan sets forth AWI's value of the rejection claim for each executory contract or unexpired lease set forth thereon, which claim shall be deemed an Allowed Unsecured Claim if no proof of claim is timely filed and served in accordance with the immediately preceding sentence. Any Claims for which a rejection claim is not set forth on Exhibit 8.2 to the Plan and for which a proof of claim is not filed and served within the time provided herein will be forever barred from assertion and shall not be enforceable against AWI, its estate, assets, properties, or interests in property, or Reorganized AWI or its estate, assets, properties, or interests in property. Unless otherwise ordered by the Bankruptcy Court, all such Claims (other than Asbestos Personal Injury Claims) that are timely filed as provided herein shall be treated as Unsecured Claims under the Plan and shall be subject to the provisions of
Article V of the Plan.

                     8.4 Previously Scheduled Contracts. Exhibit 8.4 to the Plan sets forth a list of agreements that were listed on the Schedules as executory contracts, but which AWI believes should not be considered executory contracts (either because they were not executory contracts as of the Commencement Date or because they have expired or terminated in accordance with their terms prior to the Effective Date). If any such agreements are determined to be executory contracts, AWI or Reorganized AWI, as the case may be, reserves the right to seek the assumption or rejection of any such contract, and the time within which AWI or Reorganized AWI, as the case may be, may seek to assume or reject any such agreements shall be tolled until twenty (20) Business Days after the date on which an order determining that any such agreement is an executory contract becomes a Final Order. Set forth on Exhibit 8.4 to the Plan is the amount that AWI intends to treat as an Allowed Unsecured Claim for each such agreement. Such amount and the treatment of each such agreement shall be binding unless, on or before ten (10) days after the Confirmation Date, the other party to any such agreement either (i) files a proof of claim (which proof of claim shall be deemed timely filed) or (ii) files a motion seeking to compel assumption or rejection of such agreement.

                     8.5 Insurance Policies and Agreements.

                     (a) Assumed Insurance Policies and Agreements. AWI does not believe that the insurance policies issued to, or insurance agreements entered into by, AWI prior to the Commencement Date constitute executory contracts. To the extent that such insurance policies or agreements are considered to be executory contracts, then, notwithstanding anything contained in sections 8.1 or
8.2 of the Plan to the contrary, the Plan shall constitute a motion to assume such insurance policies and agreements, and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order by the Clerk of the Bankruptcy Court shall constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of AWI, its estate, and all parties in interest in the Chapter 11 Case. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of AWI existing as of the Confirmation Date with respect to each such insurance policy or agreement. In accordance with section 10.1 hereof, the rights under the insurance policies and agreements constituting the Asbestos PI Insurance Asset shall, to the extent necessary, be deemed assigned to the Asbestos PI Trust as of the Effective Date and, pursuant to section 365 of the Bankruptcy Code, AWI shall have no further liability thereunder from and after the Effective Date.

                     (b) Reservation of Rights. Nothing contained in the Plan, including this section 8.5, shall constitute a waiver of any claim, right, or cause of action that AWI, the Asbestos PI Trust, or Reorganized AWI, as the case may be, may hold against the insurer under any policy of insurance or insurance agreement.

                     8.6 Indemnification and Reimbursement Obligations. For purposes of the Plan, the obligations of AWI to indemnify and reimburse persons who are or were directors, officers, or employees of Holdings, AWWD, or AWI on the Commencement Date or at any time thereafter against and for any obligations (including, without limitation, fees and expenses incurred by the board of directors of Holdings, or the members thereof, in connection with the Chapter 11
Case) pursuant to articles of incorporation, codes of regulations, bylaws, applicable state law, or specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code, irrespective of whether indemnification or reimbursement is owed in connection with an event occurring before, on, or after the Commencement Date. In furtherance of the foregoing, Reorganized AWI shall maintain insurance for the benefit of such directors, officers, or employees at levels no less favorable than those existing as of the date of entry of the Confirmation Order for a period of no less than four years following the Effective Date.

                     8.7 Compensation and Benefit Programs. Except as set forth below in sections 8.7(b) and 8.7(c) of the Plan, all employment and severance policies, workers' compensation programs, and all compensation and benefit plans, policies and programs of AWI applicable to its present and former employees, officers, and directors, including, without express or implied limitation, all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive plans, and life, accidental death, and dismemberment insurance plans, shall be deemed to be, and shall be treated as though they are, executory contracts that are deemed assumed under the Plan, and AWI's obligations under such plans, policies, and programs shall be deemed assumed pursuant to section 365(a) of the Bankruptcy Code, survive confirmation of the Plan, remain unaffected thereby, and not be discharged in accordance with section 1141 of the Bankruptcy Code. Any defaults existing under any of such plans, policies, and programs shall be cured promptly after they become known by Reorganized AWI.

                     (b) Notwithstanding section 8.7(a) of the Plan, on the Effective Date (unless an earlier date is specified herein),

                      (i) the Employment Protection Plan for Salaried Employees will be deemed to have been terminated, cancelled, and of no further force and effect prior to the Effective Date, and the participants thereunder shall have no further rights thereunder;

                      (ii) the 1993 Long-Term Stock Incentive Plan will be deemed terminated, cancelled, and of no further force and effect, and the participants thereunder shall have no further rights thereunder; provided that any and all remaining restrictions on restricted stock awards under the 1993 Long-Term Stock Incentive Plan will lapse on the Effective Date to the extent participants do not elect to waive their right to such awards prior to such date;

                      (iii) the 1999 Long-Term Incentive Plan will be deemed terminated, cancelled, and of no further force and effect, and the participants thereunder shall have no further rights thereunder; provided that any and all remaining restrictions on restricted stock awards under the 1999 Long-Term Incentive Plan will lapse on the Effective Date to the extent participants do not elect to waive their right to such awards prior to such date; and

                      (iv) the Armstrong Holdings Stock Award Plan will be deemed terminated, cancelled, and of no further force and effect, and the participants thereunder shall have no further rights thereunder; provided that any and all remaining restrictions on restricted stock awards under the Armstrong Holdings Stock Award Plan will lapse on the Effective Date to the extent participants do not elect to waive their right to such awards prior to such date.

                     (c) Notwithstanding section 8.7(a) of the Plan, on the Effective Date (unless an earlier date is specified herein),

                      (i) the Armstrong Deferred Compensation Plan will be modified so that Reorganized AWI, and not Holdings, will be the sponsor of such plan and to provide that Reorganized AWI has the right, in its sole discretion, not to honor single-sum withdrawal requests, and the Armstrong Deferred Compensation Plan will be assumed, as amended; provided, however, as to any party that objects to such amendment by the deadline for filing objections to confirmation of the Plan, the Armstrong Deferred Compensation Plan will be deemed rejected, and such party will have an Unsecured Claim for any benefits thereunder in accordance with section 8.3 of the Plan, and, as of any date immediately prior to the Effective Date designated by Holdings, the Armstrong Deferred Compensation Plan will be deemed amended to exclude the occurrence of the Effective Date, the creation of the Asbestos PI Trust, and the issuance of the New Common Stock to the Asbestos PI Trust from triggering a change in control thereunder;

                      (ii) the Severance Pay Plan for Salaried Employees will be amended as of the Effective Date as follows: If the participant is in a position at a grade level of 15 or higher on Reorganized AWI's organizational management system on the date of termination, the participant will be eligible for severance benefits based on two weeks of pay for each year of service, subject to a minimum of 8 weeks pay and a maximum of 52 weeks pay, and the Severance Pay Plan for Salaried Employees will be assumed, as amended;

                      (iii) the Retirement Income Plan (Pension) will be amended prior to the Effective Date in the manner described below and, as amended, will be assumed as of the Effective Date:

                                 1. to eliminate the Social Security retirement
                      enhancement that may become payable due to job loss following a Change in Control (as defined in the Retirement Income Plan (Pension)), and

                                 2. to eliminate future accruals of all other
                      retirement enhancements that may become payable due to job loss following a Change in Control to the fullest extent permitted by applicable law; and

                      (iv) the Retirement Benefit Equity Plan will be amended as of any date prior to the Effective Date designated by AWI in the manner described below and, as amended, will be assumed as of the Effective Date:

                                 1. to exclude in the definition of Change in
                      Control (as defined in the Retirement Benefit Equity Plan) the occurrence of the Effective Date, the creation of the Asbestos PI Trust, and the issuance of the New Common Stock to the Asbestos PI Trust,

                                 2. to eliminate the Extraordinary Event
                      provisions as covered under the Retirement Income Plan,

                                 3. to eliminate any and all retirement
                      enhancements, related to past and future service, that may become payable due to job loss following a Change in Control as covered under the Retirement Income Plan, and

                                 4. to terminate any right or obligation of
                      Reorganized AWI to honor single-sum withdrawal requests;

           provided, however, as to any party that objects to such amendments by the deadline for filing objections to confirmation of the Plan, such plan will be deemed rejected, and such party will have an Unsecured

           Claim for any benefits thereunder in accordance with section 8.3 of the Plan.

                     (d) On the Effective Date, the assumption, rejection, and amendment of the foregoing plans provided in this section 8.7 shall be deemed to have occurred as of such date or earlier date specified in such section, shall be authorized, and shall be deemed approved in all respects, and shall be in effect from and after the Effective Date or such other date in each case without requiring further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by any party or Entity, including any administrative committee of any plan or the stockholders or directors of AWI or Reorganized AWI. On the Effective Date or as soon thereafter as is practicable, Reorganized AWI shall restate the plans amended above as provided in section 8.7(c) and shall communicate such amendments in such manner and as may be required without any further order of the Bankruptcy Court. Each of the officers of AWI and Reorganized AWI is authorized, in accordance with his or her authority under the resolutions of the Board of Directors, to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the plan amendments set forth in this section of the Plan.

                     8.8 Management Agreements. On the Effective Date, all employment contracts between AWI and any employee of AWI who was employed by AWI as of the date immediately preceding the Effective Date (including, without limitation, any offer letters issued to any such employees to the extent such offer letters are not superseded by formal employment contracts) shall be deemed assumed by Reorganized AWI. In addition, Reorganized AWI shall enter into new employment contracts with those persons listed on Exhibit 8.8-A substantially in the form of Exhibit 8.8-B to the Plan, which employment contracts shall be deemed authorized without any further approval of the Board of Directors of AWI or Reorganized AWI and automatically shall become effective on the Effective Date.

                                   ARTICLE IX

                            RETENTION OF JURISDICTION

                     Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall retain and shall have exclusive jurisdiction over any matter (a) arising under the Bankruptcy Code, (b) arising in or related to the Chapter 11 Case or the Plan, or (c) to perform any of the following actions:

                     9.1 To interpret, enforce, and administer the terms of the Asbestos PI Trust Agreement (including all annexes and exhibits thereto), and the restrictions on transfer of Asbestos Personal Injury Claims contained in the Confirmation Order.

                     9.2 To hear and determine any and all motions or applications pending on the Confirmation Date (or thereafter if a contract listed on Exhibit 8.4 of the Plan is thereafter determined to be executory, and AWI is required to assume or reject it) for the assumption and/or assignment or rejection of executory contracts or unexpired leases to which AWI is a party or with respect to which AWI may be liable, and to hear and determine any and all Claims resulting therefrom or from the expiration or termination prior to the Confirmation Date of any executory contract or unexpired lease;

                     9.3 To determine any and all adversary proceedings, applications, motions, and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by Reorganized AWI after the Effective Date, including, without express or implied limitation, any claims to avoid any preferences, fraudulent transfers, or other voidable transfers, or otherwise to recover assets for the benefit of AWI's estate;

                     9.4 To hear and determine any objections to the allowance of Claims arising prior to the Effective Date (other than Asbestos Personal Injury Claims), whether filed, asserted, or made before or after the Effective Date, including, without express or implied limitation, to hear and determine any objections to the classification of any Claim and to allow or disallow any Disputed Claim in whole or in part;

                     9.5 To issue such orders in aid of execution of the Plan to the extent authorized or contemplated by section 1142 of the Bankruptcy Code;

                     9.6 To consider any modifications of the Plan, remedy any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without express or implied limitation, the Confirmation Order;

                     9.7 To hear and determine all applications for allowances of compensation and reimbursement of expenses of professionals under sections 330 and 331 of the Bankruptcy Code and any other fees and expenses authorized to be paid or reimbursed under the Plan;

                     9.8 To hear and determine all controversies, suits, and disputes that may relate to, impact upon, or arise in connection with the Plan (and all Exhibits to the Plan) or its interpretation, implementation, enforcement, or consummation;

                     9.9 To the extent that Bankruptcy Court approval is required, to consider and act on the compromise and settlement of any Claim (other than an Asbestos Personal Injury Claim) or cause of action by or against AWI's estate;

                     9.10 To determine such other matters that may be set forth in the Plan, the Confirmation Order, the Claims Trading Injunction, or the Asbestos PI Permanent Channeling Injunction, or that may arise in connection with the Plan, the Confirmation Order, the Claims Trading Injunction, or the Asbestos PI Permanent Channeling Injunction;

                     9.11 To hear and determine any proceeding that involves the validity, application, construction, enforceability, or modification of the Claims Trading Injunction or the Asbestos PI Permanent Channeling Injunction or of the application of section 524(g) of the Bankruptcy Code to the Asbestos PI Permanent Channeling Injunction;

                     9.12 To hear and determine matters concerning state, local, and federal taxes, fines, penalties, or additions to taxes for which AWI, as Debtor or Debtor in Possession, or the Disputed Unsecured Claims Reserve may be liable, directly or indirectly, in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any request for expedited determination under section 505(b) of the Bankruptcy Code);

                     9.13 To enter an order or final decree closing the Chapter 11 Case; and

                     9.14 To hear and determine all objections to the termination of the Asbestos PI Trust.

To the extent that the Bankruptcy Court is not permitted under applicable law to preside over any of the foregoing matters, the reference to the "Bankruptcy Court" in this ARTICLE IX shall be deemed to be replaced by the "District Court." Notwithstanding anything in this ARTICLE IX to the contrary, (i) the allowance of Asbestos Personal Injury Claims and the forum in which such allowance will be determined will be governed by and in accordance with the Asbestos PI Trust Distribution Procedures and the Asbestos PI Trust Agreement; and (ii) the Bankruptcy Court and/or the District Court shall have concurrent rather than exclusive jurisdiction with respect to (x) disputes relating to rights under insurance policies issued to AWI that are included in the Asbestos PI Insurance Asset, (y) disputes relating to AWI's claim for costs, expenses and fees incurred in connection with an Alternative Dispute Resolution Proceeding initiated in 1996, as referenced in section 1.20 of the Plan, and (z) disputes relating to AWI's rights to insurance with respect to workers' compensation claims.

                                   ARTICLE X

                   TRANSFERS OF PROPERTY TO AND ASSUMPTION OF
                  CERTAIN LIABILITIES BY THE ASBESTOS PI TRUST

                     10.1 Transfer of Certain Property to the Asbestos PI Trust.

                     (a) Transfer of Books and Records. On the Effective Date or as soon thereafter as is practicable, at the sole cost and expense of the Asbestos PI Trust and in accordance with written instructions provided to Reorganized AWI by the Asbestos PI Trust, Reorganized AWI shall transfer and assign, or cause to be transferred and assigned, to the Asbestos PI Trust the books and records of AWI that pertain directly to Asbestos Personal Injury Claims that have been asserted against AWI. AWI will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfer does not result in the destruction or waiver of any applicable privileges pertaining to such books and records. If the Bankruptcy Court does not so rule, at the option of the Asbestos PI Trust, Reorganized AWI will, at the sole cost and expense of the Asbestos PI Trust, retain the books and records and enter into arrangements to permit the Asbestos PI Trust to have access to such books and records. If the Asbestos PI Trust does not issue written instructions for the transfer or retention of such books and records within one hundred eighty (180) days after the later of the Effective Date and the date by which all the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement, or if the Asbestos PI Trust so requests, Reorganized AWI may (and shall, if the Asbestos PI Trust so requests, but at the sole cost and expense of the Asbestos PI Trust) destroy any such books and records, and the order of the District Court entered during the Chapter 11 Case with respect to the retention of books and records shall be deemed superseded by this section of the Plan.

                     (b) Transfer of Plan Consideration. On the later of the Effective Date and the date by which all the Asbestos PI Trustees have executed the Asbestos PI Trust Agreement, AWI shall transfer to the Asbestos PI Trust the Asbestos PI Insurance Asset and the following assets:

                      (i) 65.57% of the New Common Stock,

                      (ii) 65.57% of the first $1.05 billion of (x) up to $300 million of Available Cash and (y) principal amount of each series of Plan Notes and/or 144A Offering Proceeds,

                      (iii) 40% of the first $50 million of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan,

                      (iv) 40% of an amount of each series of Plan Notes and/or 144A Offering Proceeds equal to the difference (if positive) of $50 million less the amount of Available Cash remaining after making provision for the Distribution provided in section 3.2(f)(ii)2 of the Plan and the funding of the Asbestos PI Trust in section 10.1(b)(ii) of the Plan, and

                      (v) 65.57% of the remaining Available Cash and each series of Plan Notes and/or 144A Offering Proceeds after making provision for the Distribution provided in sections 3.2(f)(ii)2, 3.2(f)(ii)3, and 3.2(f)(ii)4 of the Plan and the funding of the Asbestos PI Trust in sections 10.1(b)(ii), 10.1(b)(iii), and 10.1(b)(iv) of the Plan.

Notwithstanding the foregoing, if AWI intends to complete a 144A Offering and the 144A Offering has not been completed as of the time for the Distribution to the Asbestos PI Trust specified herein, then the Distribution of the Plan Notes and/or 144A Offering Proceeds to the Asbestos PI Trust shall be made as soon as practicable after the 144A Offering is completed or Reorganized AWI determines not to complete a 144A Offering, but in no event shall such Distribution occur after the Initial Distribution Date. In addition, if Class 6 has voted to reject the Plan, the New Warrants shall be issued by Reorganized AWI on account of the Asbestos Personal Injury Claims; however, such claimants have waived on behalf of themselves and the Asbestos PI Trust any right to the New Warrants. The New Warrants shall be issued by Reorganized AWI to AWWD (or to Holdings as the successor to AWWD under the Holdings Plan of Liquidation), consistent with section 7.24 hereof (and shall never be issued or delivered to the Asbestos PI Trust), without any action being required of, or any direction by, the Asbestos PI Trust or the Asbestos PI Trustees in such regard.

                     10.2 Assumption of Certain Liabilities by the Asbestos PI Trust. In consideration for the property transferred to the Asbestos PI Trust pursuant to section 10.1 hereof and in furtherance of the purposes of the Asbestos PI Trust and the Plan, the Asbestos PI Trust shall assume all liability and responsibility for all Asbestos Personal Injury Claims, and Reorganized AWI shall have no further financial or other responsibility or liability therefor. The Asbestos PI Trust shall also assume all liability for premiums, deductibles, retrospective premium adjustments, security or collateral arrangements, or any other charges, costs, fees, or expenses (if any) that become due to any insurer in connection with the Asbestos PI Insurance Asset as a result of Asbestos Personal Injury Claims, asbestos-related personal injury claims against Entities insured under policies included in the Asbestos PI Insurance Asset by reason of vendor's endorsements, or under the indemnity provisions of settlement agreements that AWI made with various insurers prior to the Commencement Date to the extent that those indemnity provisions relate to Asbestos Personal Injury Claims, and Reorganized AWI shall have no further financial or other responsibility or liability for any of the foregoing.

                     10.3 Cooperation with Respect to Insurance Matters. Reorganized AWI shall cooperate with the Asbestos PI Trust and use commercially reasonable efforts to take or cause to be taken all appropriate actions and to do or cause to be done all things necessary or appropriate to effectuate the transfer of the Asbestos PI Insurance Asset to the Asbestos PI Trust. By way of enumeration and not of limitation, Reorganized AWI shall be obligated (i) to provide the Asbestos PI Trust with copies of insurance policies and settlement agreements included within or relating to the Asbestos PI Insurance Asset; (ii) to provide the Asbestos PI Trust with information necessary or helpful to the Asbestos PI Trust in connection with its efforts to obtain insurance coverage for Asbestos Personal Injury Claims: and (iii) to execute further assignments or allow the Asbestos PI Trust to pursue claims relating to the Asbestos PI Insurance Asset in its name (subject to appropriate disclosure of the fact that the Asbestos PI Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings or litigation, to the extent necessary or helpful to the efforts of the Asbestos PI Trust to obtain insurance coverage under the Asbestos PI Insurance Asset for Asbestos Personal Injury Claims. To the extent that the transfer of the Asbestos PI Insurance Asset to the Asbestos PI Trust is determined to be invalid by a court or arbitrator of competent jurisdiction, upon the request of the Asbestos PI Trust, Reorganized AWI shall (i) pursue any rights to the Asbestos PI Insurance Asset for the benefit of, and to the fullest extent required by, the Asbestos PI Trust, and (ii) immediately transfer any amounts recovered under or on account of the Asbestos PI Insurance Asset to the Asbestos PI Trust. The Asbestos PI Trust shall be obligated to compensate Reorganized AWI for costs reasonably incurred in connection with providing assistance to the Asbestos PI Trust or in pursuing recovery for the benefit of the Asbestos PI Trust pursuant to this section 10.3, including, but not limited to, out-of-pocket costs and expenses, consultant fees, and attorneys' fees.

                     10.4 Authority of AWI. Effective on the Confirmation Date, AWI shall be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable it to implement effectively the provisions of the Plan and the Asbestos PI Trust Agreement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                     11.1 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing on confirmation of the Plan, shall be paid by AWI on or before the Effective Date.

                     11.2 Discharge of AWI. The rights afforded in the Plan and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued thereon from and after the Commencement Date, against AWI, or its estate, assets, properties, or interests in property. Except as otherwise provided herein, on the Effective Date, all Claims against and Equity Interests in AWI shall be satisfied, discharged, and released in full. Reorganized AWI shall not be responsible for any obligations of AWI except those expressly assumed by Reorganized AWI in the Plan. All Entities shall be precluded and forever barred from asserting against AWI, Reorganized AWI, their successors or assigns, or their assets, properties, or interests in property any other or further Claims based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

                     11.3 Rights of Action. Any rights, claims, or causes of action accruing to AWI pursuant to the Bankruptcy Code or pursuant to any statute or legal theory, including, without express or implied limitation, any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code and (except as provided in Articles X and XI hereof) any rights to, claims or causes of action for recovery under any policies of insurance issued to or on behalf of AWI shall remain assets of AWI's estate and, on the Effective Date, shall be transferred to Reorganized AWI. Reorganized AWI shall be deemed the appointed representative to, and may, pursue, litigate, and compromise and settle any such rights, claims, or causes of action, as appropriate, in accordance with what is in the best interests of and for the benefit of Reorganized AWI.

                     11.4 Third Party Agreements. The Distributions to the various classes of Claims hereunder shall not affect the right of any Entity to levy, garnish, attach, or employ any other legal process with respect to such Distributions by reason of any claimed subordination rights or otherwise. All of such rights and any agreements relating thereto shall remain in full force and effect.

                     11.5 Dissolution of Committees. On the Effective Date, the Future Claimants' Representative, the Asbestos PI Claimants' Committee, the Asbestos PD Committee, and the Unsecured Creditors' Committee shall thereupon be released and discharged of and from all further authority, duties, responsibilities, and obligations relating to and arising from and in connection with the Chapter 11 Case, and, except for the limited purpose of presenting final applications for fee and expenses, all such committees shall be deemed dissolved, and the Future Claimants' Representative shall continue to serve through the termination of the Asbestos PI Trust in order to perform the functions required by the Asbestos PI Trust Agreement; provided, however, (i) if the Effective Date occurs before the Confirmation Order becomes a Final Order, the Asbestos PI Claimants' Committee, the Future Claimants' Representative, and, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee may continue to exist and to serve for the purposes of pursuing any appeal of the Confirmation Order, and (ii) if any adversary proceeding to which any of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, or, if Class 6 votes to accept the Plan, the Unsecured Creditors' Committee is participating is pending as of the Effective Date, any such committee may continue to exist or the Future Claimants' Representative may continue to serve for the limited purpose of litigating such adversary proceeding. The fees and expenses of the Future Claimants' Representative from and after the Effective Date relating to the role of the Future Claimants' Representative in the Asbestos PI Trust, pursuant to the Asbestos PI Trust Agreement and the Asbestos PI Trust Distribution Procedures (including, without limitation, the fees and expenses of any professionals retained by the Future Claimants' Representative), shall be the sole responsibility of the Asbestos PI Trust.

                     11.6 Exculpation. None of Reorganized AWI, any of the members of the Asbestos PI Claimants' Committee, the Future Claimants' Representative, any of the members of the Unsecured Creditors' Committee, any members of the Asbestos PD Committee, AWWD, Holdings, or any of their officers, directors, employees, or agents shall have or incur any liability to any Entity for any act or omission in connection with or arising out of the Chapter 11 Case, including, without limitation, the commencement of the Chapter 11 Case, the negotiation of the Plan, pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under, or in connection with, the Plan.

                     11.7 Title to Assets; Discharge of Liabilities. Except as otherwise provided in the Plan, on the Effective Date, title to all assets and properties and interests in property dealt with by the Plan shall vest in Reorganized AWI free and clear of all Claims, Equity Interests, Encumbrances, and other interests, and the Confirmation Order shall be a judicial determination of discharge of the liabilities of AWI arising prior to the Effective Date, except as may be otherwise provided in the Plan.

                     11.8 Surrender and Cancellation of Instruments. Except as otherwise provided in section 7.11 of the Plan with respect to Debt Security Claims issued under the Indentures, and in addition to the provisions of section 3.2(f) hereof, each holder of a promissory note or other instrument evidencing an Unsecured Claim shall surrender such promissory note or instrument to Reorganized AWI, and Reorganized AWI shall distribute or cause to be distributed to the holder thereof the appropriate Distribution hereunder. At the option of Reorganized AWI (in its sole and absolute discretion), no Distribution hereunder shall be made to or on behalf of any holder of such Unsecured Claim unless and until such promissory note or instrument is received or the unavailability of such note or instrument is reasonably established to the satisfaction of Reorganized AWI. In accordance with section 1143 of the Bankruptcy Code, any such holder of such a Claim that fails to surrender or cause to be surrendered such promissory note or instrument or to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to Reorganized AWI and, in the event that Reorganized AWI requests, furnish a bond in form and substance (including, without limitation, amount) reasonably satisfactory to Reorganized AWI within the Retention Period shall be deemed to have forfeited all rights, claims, and interests and shall not participate in any Distribution hereunder.

                     11.9 Notices. Any notices, requests, and demands required or permitted to be provided under the Plan, in order to be effective, shall be in writing (including, without express or implied limitation, by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to AWI:                         Armstrong World Industries, Inc.
                                   Corporate Center
                                   Post Office Box 3666
                                   Lancaster, Pennsylvania  17604-3666
                                   Attention:  General Counsel


                                   and

                                   Weil, Gotshal & Manges LLP
                                   767 Fifth Avenue
                                   New York, New York  10153
                                   Attention: Stephen Karotkin, Esq.
                                   Telecopier: (212) 310-8007
                                   Telephone Confirmation: (212) 310-8888

If to the Asbestos PI
                                   Claimants' Committee: Caplin & Drysdale
                                   399 Park Avenue
                                   New York, New York  10022
                                   Attention: Elihu Inselbuch, Esq.
                                   Telecopier: (212) 644-6755
                                   Telephone Confirmation: (212) 319-7125

If to the Future Claimants'
                                   Representative: Dean M. Trafelet, Esq.
                                   9130 Wild Lane
                                   Baileys Harbor, Wisconsin  54292
                                   Telecopier: (920) 839-9438
                                   Telephone Confirmation: (920) 839-1485

                                   and

                                   Kaye Scholer LLP
                                   425 Park Avenue
                                   New York, New York  10022
                                   Telecopier: (212) 836-7157
                                   Telephone Confirmation: (212) 836-8781
                                   Attention:  Michael J. Crames, Esq.


If to the Unsecured Creditors'
 Committee:

                                   Paul, Weiss, Rifkind, Wharton & Garrison
                                   1285 Avenue of the Americas
                                   New York, New York  10019-6064
                                   Telecopier:  (212) 757-3990
                                   Telephone Confirmation:  (212) 373-3000
                                   Attention:  Andrew N. Rosenberg, Esq.



                     11.10 Headings. The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

                     11.11 Severability. At the unanimous option of AWI, the Asbestos PI Trust, the Future Claimant's Representative, and the Unsecured Creditors' Committee, each acting in its or his sole discretion, any provision of the Plan, the Claims Trading Injunction, the Confirmation Order, the Asbestos PI Permanent Channeling Injunction, or any of the Exhibits to the Plan that is prohibited, unenforceable, or invalid shall, as to any jurisdiction in which such provision is prohibited, unenforceable, or invalidated, be ineffective to the extent of such prohibition, unenforceability, or invalidation without invalidating the remaining provisions of the Plan, the Claims Trading Injunction, the Confirmation Order, the Asbestos PI Permanent Channeling Injunction, and the Exhibits to the Plan or affecting the validity or enforceability of such provisions in any other jurisdiction.

                     11.12 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or by Pennsylvania corporate law, the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, shall govern the construction of the Plan and any agreements, documents, and instruments executed in connection with the Plan, except as otherwise expressly provided in such instruments, agreements or documents.

                     11.13 Compliance with Tax Requirements. In connection with the Plan, AWI and the Disbursing Agent will comply with all withholding and reporting requirements imposed by federal, state and local taxing authorities, and all distributions hereunder shall be subject to such withholding and reporting requirements.

                     11.14 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without express or implied limitation, any liens granted in connection with the exit finance facility referred to in section 7.16(g) hereof, shall not be subject to any sales and use, stamp, real estate transfer, mortgage recording, or other similar tax.

                     11.15 Expedited Determination of Postpetition Taxes. AWI and Reorganized AWI are authorized (but not required) to request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, AWI for all taxable periods (or portions thereof) from the Commencement Date through (and including) the Effective Date.

Dated:     Wilmington, Delaware
           May 23, 2003


                                  Respectfully submitted,

                                  ARMSTRONG WORLD INDUSTRIES, INC.

                                  By: /s/ John N. Rigas
                                      -----------------------------------------
                                      Name: John N. Rigas
                                      Title: Senior Vice President, Secretary,
                                             and General Counsel



WEIL, GOTSHAL & MANGES LLP
Co-Attorneys for Armstrong World
  Industries, Inc., et al.
Chapter 11 Debtor in Possession
767 Fifth Avenue
New York, New York  10153
(212) 310-8000

and

RICHARDS, LAYTON & FINGER
Co-Attorneys for Armstrong World
  Industries, Inc., et al.
Chapter 11 Debtor in Possession
One Rodney Square
P.O. Box 551 Wilmington, Delaware 19899
(302) 658-6541

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE


----------------------------------------- X
IN RE                                     :        CHAPTER 11 CASE NO.
                                          :
ARMSTRONG WORLD INDUSTRIES,               :        00-4471 (RJN)
INC., ET AL.,                             :
                                          :
                               DEBTORS.   :        (JOINTLY ADMINISTERED)
----------------------------------------- X


                                  EXHIBIT LIST

Exhibit 1.13: Amended and Restated Articles of Incorporation (to be included in Exhibit Volume)

Exhibit 1.14:         Amended and Restated By-Laws (to be included in Exhibit
                      Volume)

Exhibit 1.23:         Asbestos PI Trust Agreement (attached)

Exhibit 1.24:         Asbestos PI Trust Distribution Procedures (attached)

Exhibit 1.39:         Claims Settlement Guidelines (to be included in Exhibit
                      Volume)

Exhibit 1.90:         New Long-Term Incentive Plan (to be included in Exhibit
                      Volume)

Exhibit 1.91:         New Warrants (to be included in Exhibit Volume)

Exhibit 1.96:         Plan Note Indenture (to be included in Exhibit Volume)

Exhibit 1.109: Stockholder and Registration Rights Agreement (to be included in Exhibit Volume)

Exhibit 7.2: Individuals Appointed as Asbestos PI Trustees (to be included in Exhibit Volume)

Exhibit 7.21:         Board of Directors of Reorganized AWI (to be included in
                      Exhibit Volume)

Exhibit 8.1: Assumed Executory Contracts and Unexpired Leases (to be attached prior to distribution of solicitation packages)

Exhibit 8.2: Rejected Executory Contracts and Unexpired Leases (to be attached prior to distribution of solicitation packages)

Exhibit 8.4: Previously Listed Executory Contracts No Longer Considered Executory Contracts (to be attached prior to distribution of solicitation packages)

Exhibit 8.8:          Management Agreements (to be included in Exhibit Volume)

                      Exhibit 8.8-A: Identity of Persons Entering into Management Agreements (to be included in Exhibit Volume)

                      Exhibit 8.8-B: Form of Management Agreement (to be included in Exhibit Volume)

                                  EXHIBIT "B"

                                  EXHIBIT "B"

                                   (PROPOSED)

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

-------------------------------------------------------x
IN RE                                                  :
                                                       :  CHAPTER 11 CASE NO.
ARMSTRONG WORLD INDUSTRIES,                            :
   INC., ET AL.,                                       :   00-4471 (RJN)
                                                       :
                                       DEBTORS.        :  (JOINTLY ADMINISTERED)
-------------------------------------------------------x

                       ORDER (I) APPROVING THE DISCLOSURE
                   STATEMENT AND (II) ESTABLISHING NOTICE AND
                OBJECTION PROCEDURES FOR CONFIRMATION OF THE PLAN
                -------------------------------------------------

           Upon consideration of the proposed disclosure statement, (as the same has been amended upon the filing of written modifications with the United States Bankruptcy Court for the District of Delaware (the "Court") or as announced at the hearings conducted by the Court on February 28, 2003, April 4, 2003, May 2, 2003 and May 30, 2003 (collectively, the "Hearing"), the "Disclosure Statement") of Armstrong World Industries, Inc., as debtor and debtor in possession ("AWI"), with respect to AWI's Fourth Amended Plan of Reorganization, dated May 23, 2003 (as the same has been or may be amended, the "Plan"); and upon the record of the Hearing and all of the proceedings had before the Court; and any objections to the Disclosure Statement having been withdrawn, overruled by the Court, or rendered moot by reason of modifications made to the Disclosure Statement and/or the Plan; and it appearing that the Court has jurisdiction over this matter; and due and sufficient notice of the filing of the Disclosure Statement, the Hearing, and this order as proposed having been provided, and it appearing that no other or further notice need be provided; and just cause existing for the relief granted herein;

            THE COURT HEREBY FINDS AS FOLLOWS:

           I. The Disclosure Statement contains adequate information within the meaning of section 1125 of title 11 of the United States Code (the "Bankruptcy Code").

           II. Actual notice of the Hearing was provided to all creditors who timely filed a proof of claim, all creditors listed in the Schedules as having a noncontingent, liquidated, and undisputed claim, all holders of AWI's debt securities, the holder of AWI's equity securities, all parties who have filed notices of appearance in this chapter 11 case pursuant to Bankruptcy Rule 2002, all parties on AWI's Core Group Service List and All Notices List in this case pursuant to the Court's Order Establishing Case Management Procedures and Hearing Schedule, dated February 11, 2002, the Securities and Exchange Commission, and the Internal Revenue Service and such notice constitutes sufficient notice to all interested parties.

           III. Notice of the Hearing held on February 28, 2003 was published once in the weekday edition of the national editions of The New York Times, The Wall Street Journal, and USA Today at least one month prior to such Hearing, and the form and manner of such notice by publication constituted sufficient notice to all unknown creditors and parties in interest consistent with principles of due process.

           IV. The form and manner of notice of the time set for filing objections to, and the time, date, and place of the Hearing to consider the approval of the Disclosure Statement was adequate and comports with due process.

           V. The procedures set forth below regarding notice and the form of notice to be included in the solicitation packages annexed hereto as Exhibit "A" (the "Confirmation Hearing Notice") to all creditors of the time, date, and place of the hearing to confirm the Plan (as such hearing may be continued from time to time in accordance with this order, the "Confirmation Hearing") are adequate, comply with Rules 2002 and 3017 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), and constitute sufficient notice to all interested parties.

           VI. The manner of notice provided for in this order to be given by publication to all unknown holders of Asbestos Personal Injury Claims (as such term is defined in the Plan) and the form of such notice in the form annexed hereto as Exhibit "B" (the "Asbestos Publication Notice") regarding the deadline for voting on, and objecting to confirmation of, the Plan and other information relating to the solicitation of votes on the Plan are adequate, comply with Bankruptcy Rules 2002 and 3017, and constitute sufficient notice to all unknown holders of Asbestos Personal Injury Claims consistent with principles of due process.

           VII. The manner of notice provided for in this order to be given by publication of the time, date, and place of the Confirmation Hearing, the deadline for voting on, and objecting to confirmation of, the Plan, as well as other procedures relating to the Confirmation Hearing and the solicitation of votes on the Plan and the form of notice in the form annexed hereto as Exhibit "C" (the "Confirmation Hearing Publication Notice") are adequate, comply with Bankruptcy Rules 2002 and 3017, and constitute sufficient notice to all unknown creditors and parties in interest consistent with principles of due process.

           VIII. The notices of the Asbestos PI Permanent Channeling Injunction and the Claims Trading Injunction (as such terms are defined in the Plan) set forth in the Confirmation Hearing Notice and the Confirmation Hearing Publication Notice comply with Bankruptcy Rule 2002(c)(3) as such notices include in conspicuous language statements that the Plan proposes the injunctions, briefly describe the nature of the injunctions, and identify the entities subject to the injunctions.

           IX. The period during which AWI may solicit votes on the Plan is a reasonable time for creditors and equity security holders to make an informed decision to accept or reject the Plan.

           NOW, THEREFORE, IT IS:

           ORDERED that, in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017(b), the Disclosure Statement is APPROVED in all respects; and it is further

           ORDERED that the Confirmation Hearing will commence at 9:30 a.m. (Eastern time) on November 17, 2003, at the Martin Luther King, Jr. Federal Building and U.S. Courthouse, 50 Walnut Street, Newark, New Jersey, Courtroom 4609, or as soon thereafter as counsel may be heard with Bankruptcy Judge Randall J. Newsome and District Judge Alfred M. Wolin presiding jointly over the Confirmation Hearing; provided, however, that the Confirmation Hearing may be continued from time to time by the Court or AWI without further notice to any party in interest except an announcement made at the Confirmation Hearing; and it is further

           ORDERED that objections, if any, to confirmation of the Plan or proposed modifications to the Plan must (i) be in writing, (ii) state the name and address of the objecting party and the nature of the claim or interest of such party, (iii) state with particularity the basis and nature of each objection to confirmation of the Plan or proposed modification to the Plan, and
(iv) be filed, together with proof of service, with the Court and served so that they are actually received no later than 4:00 p.m. Wilmington, Delaware time on

September 22, 2003, 2003 by the Clerk of the Court and each of the following parties: (a) the attorneys for AWI, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (Attn: Stephen Karotkin, Esq.) and Richards, Layton & Finger, P.A., One Rodney Square, P.O. Box 551, Wilmington, Delaware 19899 (Attn: Mark D. Collins, Esq.); (b) the attorneys for the agent for AWI's prepetition bank lenders (the "Prepetition Lenders"), Duane, Morris, LLP, 1 Riverfront Plaza, 2nd Floor, Newark, NJ 07102 (Attn: William S. Katchen, Esq.) and Duane, Morris, LLP, 1100 North Market Street, Suite 1200, Wilmington, Delaware 19801 (Attn: Michael R. Lastowski, Esq.); (c) the attorneys for AWI's postpetition lenders (the "DIP Lenders"), Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 (Attn: Robert Scheibe, Esq.) and Klett Rooney Lieber & Schorling PC, The Brandywine Building, 1000 West Street Suite 1410, P.O. Box 1397, Wilmington, Delaware 19899 (Attn: Terry Currier, Esq.); (d) the attorneys for the Official Committee of Unsecured Creditors (the "Unsecured Creditors' Committee"), Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019 (Attn: Andrew N. Rosenberg, Esq.) and Cozen & O'Connor, Chase Manhattan Center, Suite 1400, 1201 North Market Street, Wilmington, Delaware 19801 (Attn: Mark E. Felger, Esq.); (e) the attorneys for the Official Committee of Asbestos Claimants (the "Asbestos Personal Injury Claimants' Committee"), Caplin & Drysdale, Chartered, 399 Park Avenue, 36th Floor, New York, New York 10022 (Attn: Elihu Inselhuch, Esq.), Caplin & Drysdale, Chartered, One Thomas Circle, Suite 1100, Washington D.C. 20005 (Attn:
Peter Van N. Lockwood, Esq.), and Campbell & Levine, 1201 Market Street, 15th Floor, Wilmington, Delaware 19801 (Attn: Aileen Maguire, Esq.); (f) the attorneys for the Official Committee of Asbestos Property Damage Claimants (the "Asbestos Property Damage Claimants' Committee"), Klehr, Harrison, Harvey, Branzburg & Ellers, 919 Market Street, Suite 1000, Wilmington Delaware 19801 (Attn: Joanne B. Wills, Esq.); (g) the attorneys for the legal representative for AWI's future asbestos personal injury claimants (the "Future Claimants' Representative," and together with the Unsecured Creditors' Committee, the Asbestos Personal Injury Claimants' Committee, and the Asbestos Property Damage Claimants' Committee, the "Committees"), Kaye Scholer, LLP, 425 Park Avenue, New York, New York 10022 (Attn: Michael J. Crames, Esq.) and Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 17th Floor, 1000 West Street, Wilmington, Delaware 19801

(Attn: James L. Patton, Jr., Esq.); and (h) the United States Trustee for the District of Delaware (the "U.S. Trustee"), 844 King Street, Suite 2313, Lockbox 35, Wilmington, Delaware 19801 (Attn: Frank Perch, Esq.) (collectively, the "Notice Parties"); and it is further

           ORDERED that objections to confirmation of the Plan not timely filed and served in the manner set forth above shall not be considered and shall be overruled; and it is further

           ORDERED that AWI, the DIP Lenders, the Prepetition Lenders, and the Committees may file and serve replies, if any, to any objections to confirmation or proposed modifications to the Plan, and such replies shall be filed and served so that such replies are actually received by no later than 4:00 p.m., Wilmington, Delaware time on October 24, 2003 by the Court, the objecting party, and each of the Notice Parties; and it is further

           ORDERED that the Voting Deadline, as such term is defined in the Plan and used in the Voting Procedures approved by an order of the Court dated April 21, 2003, will be 5:00 p.m., Wilmington, Delaware time on April 21, 2003; and it is further

           ORDERED that, at least five (5) Business Days prior to the Confirmation Hearing, AWI shall cause to be filed with the Court a certification of the tabulation of the Ballots by the Voting Agent, which tabulation shall (i) set forth the amount and number of Claims and Equity Interests in each class entitled to vote on the Plan voting to accept and voting to reject the Plan;
(ii) with respect to Asbestos Personal Injury Claims, set forth the amount of votes to accept and to reject the Plan separately for each disease category set forth in the Voting Procedures; (iii) list, by class, any Ballots excluded from tabulation pursuant to section 6.d. of the Voting Procedures; and (iv) set forth a list of all claimants that the Voting Agent contacted to cure defects pursuant to section 6.e.(ii) of the Voting Procedures; and it is further

           ORDERED that the equity securityholders of Armstrong Holdings, Inc. shall have standing to file objections to confirmation of the Plan; and it is further

           ORDERED that (a) notwithstanding the Voting Procedures, the Holdings Record Date, as such term is defined in the Voting Procedures, will be May 19, 2003 or such later date as the Board of Directors of Armstrong Holdings, Inc. may set, and (b) AWI is hereby authorized and directed to cause a Solicitation Package, as such term is defined in the Voting Procedures, to be served on the equity securityholders of Armstrong Holdings, Inc. by no later than the earlier of (i) the deadline for distribution of the proxy solicitation materials relating to the Holdings Plan of Liquidation, as such term is defined in the Plan, and (ii) thirty (30) days prior to the Voting Deadline; and it is further

           ORDERED that AWI is hereby authorized and directed to mail or cause to be mailed by first-class mail by no later than [June 20, 2003] (or, with respect to equity securityholders of Armstrong Holdings Inc., such later date as provided in the immediately preceding paragraph), a Solicitation Package to all entities as provided in the Voting Procedures; and it is further

           ORDERED that, within thirty (30) days after entry of this order, AWI also shall mail Solicitation Packages to (i) the U.S. Trustee, (ii) the attorneys for the agent for the Prepetition Lenders, (iii) the attorneys for the agent for the DIP Lenders, (iv) the attorneys for the Committees, (v) all persons or entities that have filed a request for notice pursuant to Bankruptcy Rule 2002 in AWI's chapter 11 case, (vi) the Securities and Exchange Commission, and (vii) the Internal Revenue Service; and it is further

           ORDERED that, with respect to addresses from which notices of the hearing to approve the Disclosure Statement were returned to AWI as undeliverable by the United States Postal Service, AWI is excused from mailing Solicitation Packages to those entities listed at such addresses unless AWI is provided with accurate addresses for such entities prior to August 22, 2003, such entities shall be deemed unknown creditors for notice purposes, and failure to mail Solicitation Packages to such entities will not constitute inadequate notice of the Confirmation Hearing and the Voting Deadline; and it is further

           ORDERED that AWI shall publish the Asbestos Publication Notice once in each of the publications set forth on Exhibit "D" hereto on a date not less than thirty (30) calendar days prior to the Voting Deadline; and it is further

           ORDERED that AWI shall publish the Confirmation Hearing Publication Notice not less than thirty (30) calendar days prior to the Voting Deadline (i) twice in the weekday edition of the national editions of The New York Times, The Wall Street Journal, and USA Today, (ii) once in each of the trade publications set forth on Exhibit "E" hereto, and (iii) once in each of the newspapers set forth on Exhibit "F" hereto; and it is further

           ORDERED that the provision of notice in accordance with the procedures set forth in this order and the Voting Procedures shall be deemed good and sufficient notice of the Confirmation Hearing, the time fixed for filing objections to confirmation, or proposing modifications to, the Plan, and the Voting Deadline; and it is further

           ORDERED that AWI is authorized to make nonsubstantive changes to the Disclosure Statement, the Plan, and related documents without further order of the Court, including, without limitation, changes to correct typographical and grammatical errors and to make conforming changes among the Disclosure Statement, the Plan, and any other related materials prior to their mailing to parties in interest; and it is further

           ORDERED that AWI is authorized to take or refrain from taking any action necessary or appropriate to implement the terms of and the relief granted in this order without seeking further order of the Court.

Dated:     Wilmington, Delaware
           June 2, 2003

                                            /s/ Randall J. Newsome
                                           -------------------------------------
                                           THE HONORABLE RANDALL J. NEWSOME
                                           UNITED STATES BANKRUPTCY JUDGE

                                                                     EXHIBIT A
                                                              [Mailing Notice]

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

------------------------------------------x
IN RE                                     :
                                          :         CHAPTER 11 CASE NO.
ARMSTRONG WORLD INDUSTRIES,               :
   INC., ET AL.,                          :         00-4471 (RJN)
                                          :
                                DEBTORS.  :         (JOINTLY ADMINISTERED)
------------------------------------------x


                 NOTICE OF (I) APPROVAL OF DISCLOSURE STATEMENT;
                 (II) ESTABLISHMENT OF A RECORD DATE FOR VOTING
                       PURPOSES; (III) HEARING TO CONSIDER
                  CONFIRMATION OF THE PLAN; (IV) PROCEDURES FOR
                   OBJECTING TO CONFIRMATION OF THE PLAN; AND
               (V) PROCEDURES AND DEADLINE FOR VOTING ON THE PLAN

PLEASE TAKE NOTICE THAT:

                     1. By order dated June 2, 2003, 2003 (the "Order"), the United States Bankruptcy Court for the District of Delaware (the "Court") approved the Disclosure Statement, dated June 2, 2003, 2003 (as may be amended, the "Disclosure Statement") for the Fourth Amended Plan of Reorganization of Armstrong World Industries, Inc., filed by Armstrong World Industries, Inc. ("AWI"), dated May 23, 2003 (as may be amended, the "Plan") as providing adequate information for holders of claims against or interests in AWI to make a decision as to whether to accept or reject the Plan. The Disclosure Statement and the Plan are contained in the separate, bound document that accompanies this notice.

                     2. In addition, the Court entered an order (the "Voting Procedures Order") establishing voting procedures in connection with the Plan (the "Voting Procedures"). The Voting Procedures, which are contained in Exhibit "D" to the Disclosure Statement, (i) contain special balloting instructions and solicitation and tabulation procedures, (ii) establish a record date for voting purposes only, (iii) provide special procedures for voting Asbestos Personal Injury Claims,(1) (iv) set forth special procedures relating to the voting of Debt Securities, and (v) require certain Claim holders who wish to vote on the Plan and whose Claims are the subject of an objection or who wish to vote their Claim in a different amount, to file a motion with the Court, in accordance with the Voting Procedures, requesting temporary allowance of such Claim for voting purposes in an amount deemed proper by the Court. CREDITORS, ESPECIALLY HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS AND THEIR ATTORNEYS, SHOULD REVIEW THE VOTING PROCEDURES CAREFULLY.

                     3. The Order establishes the deadline by which votes to accept or reject the Plan must be ACTUALLY RECEIVED by the Voting Agent (Trumbull Services, LLC) (or for holders of Debt Securities only, the Special Voting Agent (Innisfree M&A Incorporated)) as September 22, 2003 at 5:00 p.m (Wilmington, Delaware time) (THE "VOTING DEADLINE").

                     4. THE PLAN PROPOSES TWO INJUNCTIONS: (I) AN ASBESTOS PI PERMANENT CHANNELING INJUNCTION AND (II) A CLAIMS TRADING INJUNCTION.



--------------------------
(1) Capitalized terms used herein but not defined herein have the meanings ascribed to such terms in the Disclosure Statement and the Voting Procedures.

                     5. THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION IS AN INJUNCTION UNDER SECTION 524(G) OF THE BANKRUPTCY CODE, APPLICABLE TO ALL PERSONS AND ENTITIES, THAT RESULTS IN THE PERMANENT CHANNELING OF ALL ASBESTOS PERSONAL INJURY CLAIMS AGAINST ANY PI PROTECTED PARTY TO A NEW TRUST FOR RESOLUTION AND PAYMENT. PURSUANT TO THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION AND THE PLAN, THE FOLLOWING ENTITIES WILL BE PI PROTECTED PARTIES AND, THEREFORE, PROTECTED BY THE SCOPE OF THE INJUNCTION:

o     AWI;

o     Reorganized AWI;

o     Holdings;

o     AWWD;

o     any Affiliate;

o Interface Solutions, Inc., a corporation organized under the laws of Pennsylvania, or Armacell LLC, a limited liability company organized under the laws of Delaware, but only to the extent that either such Entity is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on AWI, or the Asbestos PI Trust on account of Asbestos Personal Injury Claims;

o any distributor of AWI's asbestos-containing flooring products, but only to the extent that such Entity is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on AWI, Reorganized AWI, or the Asbestos PI Trust on account of Asbestos Personal Injury Claims;

o any Entity that, pursuant to the Plan or after the Effective Date, becomes a direct or indirect transferee of, or successor to, any assets of AWI, Reorganized AWI, or the Asbestos PI Trust (but only to the extent that liability is asserted to exist by reason of it becoming such a transferee or successor);

o any Entity that, pursuant to the Plan or after the Effective Date, makes a loan to Reorganized AWI, or the Asbestos PI Trust or to a successor to, or transferee of, any assets of AWI, Reorganized AWI, or the Asbestos PI Trust (but only to the extent that liability is asserted to exist by reason of such Entity becoming such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired); or

o any Entity to the extent he, she, or it is alleged to be directly or indirectly liable for the conduct of, Claims against, or Demands on AWI, Reorganized AWI, or the Asbestos PI Trust on account of Asbestos Personal Injury Claims by reason of one or more of the following:

      o such Entity's ownership of a financial interest in AWI or Reorganized AWI, a past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), or predecessor in interest of AWI or Reorganized AWI;

      o such Entity's involvement in the management of AWI, AWWD, Holdings, an Affiliate, Reorganized AWI, or any predecessor in interest of AWI or Reorganized AWI;

      o such Entity's service as an officer, director, or employee of AWI, Reorganized AWI, AWWD, Holdings, an Affiliate, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), any predecessor in interest of AWI or Reorganized AWI, or any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI (other than ACandS,

            Inc. f/k/a Armstrong Contracting and Supply Corp.), or any predecessor in interest of AWI or Reorganized AWI.

      o such Entity's provision of insurance to (a) AWI, (b) Reorganized AWI, (c) any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), (d) any predecessor in interest of AWI or Reorganized AWI, or (e) any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.) or any predecessor in interest of AWI or Reorganized AWI, but only to the extent that AWI, Reorganized AWI, or the Asbestos PI Trust enters into a settlement with such Entity that is approved by the Bankruptcy Court and expressly provides that such Entity shall be entitled to the protection of the Asbestos PI Permanent Channeling Injunction as a PI Protected Party; or

      o such Entity's involvement in a transaction changing the corporate structure, or in a loan or other financial transaction affecting the financial condition, of AWI, AWWD, Holdings, an Affiliate, Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI, any predecessor in interest of AWI or Reorganized AWI, or any Entity that owns or at any time has owned a financial interest in AWI or Reorganized AWI, any past or present affiliate of AWI or Reorganized AWI (other than ACandS, Inc. f/k/a Armstrong Contracting and Supply Corp.), or any predecessor in interest of AWI or Reorganized AWI.

                     6. THE CLAIMS TRADING INJUNCTION IS AN INJUNCTION THAT PROHIBITS THE TRANSFER (WITH CERTAIN EXCEPTIONS) OF ASBESTOS PROPERTY DAMAGE CLAIMS OR ASBESTOS PERSONAL INJURY CLAIMS AFTER THE EFFECTIVE DATE OF THE PLAN. SEE SECTION 1.47 OF THE PLAN FOR A DETAILED DESCRIPTION OF THE CLAIMS TRADING INJUNCTION.

                     7. A hearing (the "Confirmation Hearing") to consider the confirmation of the Plan will be held at 9:30 a.m. (Eastern Time) on November 17, 2003, at the Martin Luther King, Jr. Federal Building and U.S. Courthouse, 50 Walnut Street, Newark, New Jersey, Courtroom 4609. The Confirmation Hearing may be continued from time to time without further notice other than the announcement by AWI of the adjourned date(s) at the Confirmation Hearing or any continued hearing, and the Plan may be modified, if necessary, pursuant to 11 U.S.C. ss. 1127 prior to, during, or as a result of the Confirmation Hearing, without further notice to interested parties other than by filing such modifications with the Court prior to the Confirmation Hearing or announcing any such modifications at the Confirmation Hearing.

                     8. In accordance with the Voting Procedures, Solicitation Packages, including copies of the Plan and Disclosure Statement, will be mailed to all known creditors, except to individual holders of Asbestos Personal Injury Claims who are represented by counsel known to AWI. Holders of Claims, other than individual holders of Asbestos Personal Injury Claims who are represented by known counsel, that are entitled to vote on the Plan will receive ballots and instructions for voting in the Solicitation Packages. Individual holders of Asbestos Personal Injury Claims who are represented by known counsel may receive a copy of the Disclosure Statement and a ballot from their counsel and may authorize their counsel to vote their Claims. To the extent counsel is not authorized to vote their claims, individual holders of Asbestos Personal Injury Claims will be sent Solicitation Packages directly once counsel provides their names and addresses to AWI. Individual holders of Asbestos Personal Injury Claims or attorneys for the holders of Asbestos Personal Injury Claims also may receive a Solicitation Package by calling the Special Voting Agent toll-free at
(877) 750-2689. Such materials also may be viewed at and downloaded from AWI's website, www.armstrongplan.com.

                     9. Shareholders of Armstrong Holdings, Inc. do not have a direct interest in AWI and, therefore, are not entitled to vote on the Plan. Shareholders will be receiving, however, a Disclosure Statement and, pursuant to the Order, are entitled to file objections to confirmation of the Plan.

                     10. In addition, unless otherwise set forth in the objection, Claims that are the subject of an objection are not entitled to vote on the Plan and, therefore, did not receive a Ballot in their Solicitation Packages. Holders of claims that are wholly unliquidated, contingent, and/or undetermined will receive a Ballot entitling such holder to vote in the amount of $1. If you disagree with AWI's classification of, or objection to, your Claim and believe that you should be entitled to vote on the Plan, then you must (i) have timely filed a proof of Claim by the applicable Bar Date and (ii) serve on AWI's counsel at the addresses set forth in paragraph 12(b) of this notice and file with the Court a motion for an order pursuant to Rule 3018(a) of the Federal Rules of Bankruptcy Procedure (a "Claimant's Voting Motion") temporarily allowing such Claim in a different amount or in a different class for purposes of voting to accept or reject the Plan. Pursuant to the Voting Procedures Order, all Claimant's Voting Motions must be filed on or before the fifteenth (15th) day after the deadline by which AWI must have served the Solicitation Packages ([INSERT DATE]). In accordance with Bankruptcy Rule 3018, as to any creditor filing a Claimant's Voting Motion, such creditor's Ballot will not be counted unless temporarily allowed by the Court for voting purposes, after notice and a hearing. Creditors may contact the Voting Agent toll-free at (877) 866-0655 to receive a Ballot for any Claim for which a proof of claim and a Claimant's Voting Motion have been timely filed. Claimant's Voting Motions that are not timely filed and served in the manner as set forth above shall not be considered.

                     11. If you hold a Claim against AWI as of June 4, 2003, the Record Date as established in the Voting Procedures Order, and are entitled to vote to accept or reject the Plan, you have received with this Notice a Ballot and voting instructions appropriate for your Claim. For your vote to accept or reject the Plan to be counted, a Ballot (or a Master Ballot, in the case of a Master Ballot submitted by (i) a law firm on behalf of multiple holders of Asbestos Personal Injury Claims or (ii) a Debt Nominee on behalf of beneficial owners of Debt Securities) to accept or reject the Plan must be ACTUALLY RECEIVED by the Voting Agent (or, solely for Debt Securities, the Special Voting Agent) by the Voting Deadline. In accordance with the Voting Procedures, all Ballots other than Ballots for holders of Debt Securities are to be returned by mail to Armstrong World Industries, Inc., c/o Trumbull Services, LLC, P.O. Box 1117, Windsor, CT 06095. Ballots other than Ballots for holders of Debt Securities may also be returned by hand delivery or overnight courier to the Voting Agent, Trumbull Services, LLC, 4 Griffin Road North, Windsor, CT 06095 (Attn: Armstrong World Industries, Inc.). All Ballots for holders of Debt Securities (including record holder Ballots, Master Ballots, and prevalidated owner Ballots), except those beneficial owner Ballots that are to be returned to the Debt Nominees, are to be returned to the Special Voting Agent, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022 (Attn:
Armstrong World Industries, Inc.).

                     12. Objections to the confirmation of, or proposed modifications to, the Plan, if any, must (i) be in writing, (ii) state the name and address of the objecting party and the nature of the claim or interest of such party, (iii) state with particularity the basis and nature of any objection or proposed modification, and (iv) be filed, together with proof of service, with the Court and served so that they are ACTUALLY RECEIVED no later than 4:00 p.m. (Wilmington, Delaware time) on September 22, 2003 (THE "OBJECTION DEADLINE") by all of the following parties:

a)         the Clerk, 824 Market Street, Fifth Floor, Wilmington, Delaware
           19801;

b) the attorneys for AWI, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (Attn: Stephen Karotkin, Esq.) and Richards, Layton & Finger, P.A., One Rodney Square, P.O. Box 551, Wilmington, Delaware 19899 (Attn: Mark D. Collins, Esq.);

c) the attorneys for the agent for AWI's prepetition bank lenders (the "Prepetition Lenders"), Duane, Morris, LLP, 1 Riverfront Plaza, 2nd Floor, Newark, NJ 07102 (Attn: William S. Katchen, Esq.) and Duane, Morris, LLP, 1100 North Market Street, Suite 1200, Wilmington, Delaware 19801 (Attn: Michael R. Lastowski, Esq.);

d) the attorneys for AWI's postpetition lenders (the "DIP Lenders"), Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 (Attn: Robert Scheibe, Esq.) and Klett Rooney Lieber & Schorling PC, The Brandywine Building, 1000 West Street Suite 1410, P.O. Box 1397, Wilmington, Delaware 19899 (Attn: Terry Currier, Esq.);

e) the attorneys for the Official Committee of Unsecured Creditors (the "Creditors' Committee"), Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019 (Attn: Andrew
           N. Rosenberg, Esq.) and Cozen & O'Connor, Chase Manhattan Center, Suite 1400, 1201 North Market Street, Wilmington, Delaware 19801 (Attn: Mark E. Felger, Esq.);

f) the attorneys for the Official Committee of Asbestos Claimants (the "Asbestos PI Claimants' Committee"), Caplin & Drysdale, Chartered, 399 Park Avenue, 36th Floor, New York, New York 10022 (Attn: Elihu Inselhuch, Esq.), Caplin & Drysdale, Chartered, One Thomas Circle, Suite 1100, Washington D.C. 20005 (Attn: Peter Van N. Lockwood, Esq.), and Campbell & Levine, 1201 Market Street, 15th Floor, Wilmington, Delaware 19801 (Attn: Aileen Maguire, Esq.);

g) the attorneys for the Official Committee of Asbestos Property Damage Claimants (the "Asbestos PD Committee"), Klehr, Harrison, Harvey, Branzburg & Ellers, 919 Market Street, Suite 1000, Wilmington Delaware 19801 (Attn: Joanne B. Wills, Esq.);

h) the attorneys for the Future Claimants' Representative (together with the Creditors' Committee, the Asbestos PI Claimants' Committee, and the Asbestos PD Committee, the "Committees"), Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022 (Attn: Michael J. Crames, Esq.) and Young, Conway, Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington Delaware 19801 (Attn: James
           L. Patton, Jr., Esq.); and

i) the United States Trustee for the District of Delaware, 844 King Street, Suite 2313, Lockbox 35, Wilmington, Delaware 19801 (Attn: Frank Perch, Esq.).

Objections not timely filed and served in the manner set forth above shall not be considered and shall be overruled. AWI, the DIP Lenders, the Prepetition Lenders, and the Committees may serve replies to such objections and proposed modifications by no later than October 24, 2003.

                     13. Any holder of a Claim that (i) is scheduled in AWI's schedules of assets and liabilities dated January 30, 2001, or any amendment thereof at zero or in an unknown amount or as disputed, contingent, or unliquidated, and is not the subject of a timely filed proof of claim or a proof of claim deemed timely filed with the Court pursuant to either the Bankruptcy Code or any order of the Court or otherwise deemed timely filed under applicable law, or (ii) other than an Asbestos Personal Injury Claim, is not scheduled and is not the subject of a timely filed proof of claim or a proof of claim deemed timely filed with the Court pursuant to either the Bankruptcy Code or any order of the Court or otherwise deemed timely filed under applicable law, shall not be treated as a creditor with respect to such Claim for purposes of (a) receiving notices regarding, or distributions under, the Plan, or (b) voting on the Plan.

                     14. Any party in interest wishing to obtain (i) information about the Voting Procedures or (ii) copies of the Disclosure Statement, the Plan, or the Voting Procedures Order (a) should telephone AWI's Special Voting Agent, Innisfree M&A Incorporated, toll-free at (877) 750-2689, or (b) may view such documents at AWI's website, at www.armstrongplan.com. All documents that are filed with the Court may be reviewed during regular business hours (8:30 a.m. to 4:00 p.m. weekdays, except legal holidays) at the United States Bankruptcy Court for the District of Delaware, Marine Midland Plaza, 824 Market Street, Wilmington, Delaware 19801.



RICHARDS, LAYTON & FINGER, P.A.                  WEIL, GOTSHAL & MANGES LLP
One Rodney Square                                767 Fifth Avenue
P.O. Box 551                                     New York, New York  10153
Wilmington, Delaware  19899                      Stephen Karotkin
Mark D. Collins (No. 2981)                       Debra A. Dandeneau
Rebecca Booth (No. 4031)

                ATTORNEYS FOR THE DEBTOR AND DEBTOR IN POSSESSION

                                                                     EXHIBIT B
                                             [Asbestos Personal Injury Notice]


                   ARMSTRONG WORLD INDUSTRIES, INC. BANKRUPTCY

                     NOTICE TO HOLDERS OF ASBESTOS PERSONAL
                   INJURY CLAIMS OF VOTING DEADLINE AND OTHER
              INFORMATION RELATING TO THE SOLICITATION OF VOTES TO
                   ACCEPT OR REJECT THE PLAN OF REORGANIZATION
                       OF ARMSTRONG WORLD INDUSTRIES, INC.


                     On June 2, 2003, 2003, the United States Bankruptcy Court for the District of Delaware (the "Court") entered an order approving the Disclosure Statement, dated June 2, 2003, 2003 (as may be amended, the "Disclosure Statement"), for the Fourth Amended Plan of Reorganization of Armstrong World Industries, Inc., dated May 23, 2003 (as may be amended, the "Plan"), as providing adequate information for holders of claims against or interests in AWI to make a decision as to whether to accept or reject the Plan.

                     In addition, the Court entered an order establishing voting procedures (the "Voting Procedures") for creditors to vote on the Plan.

SPECIAL VOTING PROCEDURES FOR ASBESTOS PERSONAL INJURY CLAIMS

                     The Voting Procedures contain special procedures for distributing the Plan, the Disclosure Statement, and certain related documents (a "Solicitation Package") to holders of Asbestos Personal Injury Claims and for the voting on the Plan on behalf of holders of Asbestos Personal Injury Claims. Under the Voting Procedures, a single Solicitation Package will be mailed to each attorney known by AWI to represent or potentially represent individuals who may hold or assert Asbestos Personal Injury Claims. SOLICITATION PACKAGES AND A BALLOT TO VOTE ON THE PLAN WILL NOT BE SENT TO INDIVIDUAL HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS, EXCEPT TO THE EXTENT (I) AN INDIVIDUAL REQUESTS A SOLICITATION PACKAGE, (II) A PROOF OF AN ASBESTOS PERSONAL INJURY CLAIM HAS BEEN SIGNED AND FILED BY AN INDIVIDUAL PRIOR TO THE VOTING RECORD DATE ESTABLISHED BY ORDER OF THE COURT, OR (III) AN ATTORNEY TIMELY ADVISES AWI'S VOTING AGENT, TRUMBULL SERVICES, LLC (THE "VOTING AGENT"), OF THE NAMES AND ADDRESSES OF INDIVIDUALS WHO HOLD OR MAY ASSERT ASBESTOS PERSONAL INJURY CLAIMS WHO SHOULD RECEIVE THEIR OWN SOLICITATION PACKAGE. An attorney may also choose to transmit a Solicitation Package to his or her clients directly.

                     If you would like to directly obtain a copy of the Plan, Disclosure Statement, or notice of the hearing to consider confirmation of the Plan and the procedures relating thereto, please call Innisfree M&A Incorporated toll-free at (877) 750-2689, 9:00 AM - 6:00 PM, Eastern Time, Monday through Friday. You may also review such documents on AWI's website, www.armstrongplan.com. You may also wish to contact your attorney.

                     Under the Voting Procedures, attorneys for holders of Asbestos Personal Injury Claims may vote on the Plan on behalf of their clients if they are authorized by their clients to do so. If you are unsure whether your attorney is authorized to vote on the Plan on your behalf, please contact your attorney.

DEADLINE FOR VOTING ON THE PLAN

                     All ballots on the Plan must be actually received by the Voting Agent by 5:00 P.M., WILMINGTON, DELAWARE TIME, ON September 22, 2003 (the "Voting Deadline"). Ballots may be received by the Voting Agent by mail at Armstrong World Industries, Inc., c/o Trumbull Services, LLC, P.O. Box 1117, Windsor, CT 06095, or by hand delivery or overnight courier at Trumbull Services, LLC, 4 Griffin Road North, Windsor, CT 06095 (Attn: Armstrong World Industries, Inc.). Ballots will not be accepted by the Voting Agent by facsimile or electronic transmission.

EFFECT OF NOT VOTING ON THE PLAN

                     This notice is only for purposes of notifying you of your right to vote on the Plan and receive a Disclosure Statement if you wish. You are NOT required to file a proof of claim with the Bankruptcy Court at this time.

                     The deadline for the receipt of ballots by the Voting Agent is September 22, 2003, at 5:00 p.m., Wilmington, Delaware time. Any holder of an Asbestos Personal Injury Claim who does not submit a ballot that is received by the Voting Agent by the Voting Deadline will not be entitled to have his or her vote tabulated by the Voting Agent. However, any individual who holds an Asbestos Personal Injury Claim but who does not submit a ballot that is received by the Voting Agent by the Voting Deadline will not forfeit or lose his or her Asbestos Personal Injury Claim. Such holders will still be able to file a claim at a later date against the Asbestos Personal Injury Trust, which will be established pursuant to the Plan.

                     While it is not required that a holder of an Asbestos Personal Injury Claim vote on the Plan, it is important that all holders of Asbestos Personal Injury Claims do cast votes to accept or reject the Plan. The Plan requires that at least 75% of the holders of Asbestos Personal Injury Claims who vote on the Plan vote in favor of the Plan. Moreover, the names and addresses of all holders of Asbestos Personal Injury Claims or their lawyers, as applicable, who vote on the Plan will be forwarded to the Asbestos Personal Injury Trust so that claimants can later be notified of the opportunity and procedures to file an Asbestos Personal Injury Claim against the Asbestos Personal Injury Trust. Therefore, it is important for all holders of Asbestos Personal Injury Claims (or their attorney, if authorized) to vote on the Plan.

INJUNCTIONS PROPOSED TO BE ISSUED UNDER THE PLAN.

                     The Plan proposes two injunctions: (i) an Asbestos PI Permanent Channeling Injunction and (ii) a Claims Trading Injunction. The Asbestos PI Permanent Channeling Injunction is an injunction under section 524(g) of the Bankruptcy Code, applicable to all persons and entities, that results in the permanent channeling of all Asbestos Personal Injury Claims against any PI Protected Party to a new trust for resolution and payment. The Claims Trading Injunction is an injunction that prohibits the transfer (with certain exceptions) of Asbestos Property Damage Claims or Asbestos Personal Injury Claims after the Effective Date of the Plan. See the Plan and the Disclosure Statement for the specific terms and conditions of the Asbestos PI Permanent Channeling Injunction and the Claims Trading Injunction.

QUESTIONS OR ADDITIONAL INFORMATION

                     If you have any questions about the ballot or any part of the voting process, call Innisfree M&A Incorporated toll-free at (877) 750-2689, 9:00 a.m. - 6:00 p.m., Eastern Time, Monday through Friday. You may also wish to contact your attorney.

                                                                     EXHIBIT C
                                                    [Plication Hearing Notice]

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

-------------------------------------x
IN RE                                :
                                     :         CHAPTER 11 CASE NO.
ARMSTRONG WORLD INDUSTRIES,          :
   INC., ET AL.,                     :         00-4471 (RJN)
                                     :
                           DEBTORS.  :         (JOINTLY ADMINISTERED)
-------------------------------------x

                 NOTICE OF (I) APPROVAL OF DISCLOSURE STATEMENT;
                     (II) ESTABLISHMENT OF A RECORD DATE FOR
                   VOTING PURPOSES; (III) HEARING TO CONSIDER
                  CONFIRMATION OF THE PLAN; (IV) PROCEDURES FOR
                   OBJECTING TO CONFIRMATION OF THE PLAN; AND
               (V) PROCEDURES AND DEADLINE FOR VOTING ON THE PLAN


PLEASE TAKE NOTICE THAT:

                     1. By order dated June 2, 2003 (the "Order"), the
United States Bankruptcy Court for the District of Delaware (the "Court") approved the Disclosure Statement, dated June 2, 2003 (as may be amended, the "Disclosure Statement") for the Fourth Amended Plan of Reorganization of Armstrong World Industries, Inc., filed by Armstrong World Industries, Inc. ("AWI"), dated May 23, 2003 (as may be amended, the "Plan") as providing adequate information for holders of claims against or interests in AWI to make a decision as to whether to accept or reject the Plan.

                     2. In addition, the Court entered an order (the "Voting Procedures Order") establishing voting procedures in connection with the Plan (the "Voting Procedures"). Capitalized terms used but not defined in this notice have the meanings ascribed to such terms in the Disclosure Statement and the Voting Procedures. The Voting Procedures, which are contained in Exhibit "D" to the Disclosure Statement, (i) contain special balloting instructions and solicitation and tabulation procedures, (ii) establish a record date for voting purposes only, (iii) provide special procedures for voting Asbestos Personal Injury Claims, (iv) set forth special procedures relating to the voting of Debt Securities, and (v) require certain Claim holders who wish to vote on the Plan and whose Claims are the subject of an objection or who wish to vote their Claim in a different amount, to file a motion with the Court, in accordance with the Voting Procedures, requesting temporary allowance of such Claim for voting purposes in an amount deemed proper by the COURT. CREDITORS, ESPECIALLY HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS AND THEIR ATTORNEYS, SHOULD REVIEW THE VOTING PROCEDURES CAREFULLY.

                     3. The Order establishes the deadline by which votes to accept or reject the Plan must be ACTUALLY RECEIVED by the Voting Agent (Trumbull Services, LLC) (or for holders of Debt Securities only, the Special Voting Agent (Innisfree M&A Incorporated)) as September 22, 2003 at 5:00 p.m. (Wilmington, Delaware time) (THE "VOTING DEADLINE").

                     4. THE PLAN PROPOSES TWO INJUNCTIONS: (I) AN ASBESTOS PI PERMANENT CHANNELING INJUNCTION AND (II) A CLAIMS TRADING INJUNCTION. THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION IS AN INJUNCTION UNDER SECTION 524(G) OF THE BANKRUPTCY CODE, APPLICABLE TO ALL PERSONS AND ENTITIES, THAT RESULTS IN THE PERMANENT CHANNELING OF ALL ASBESTOS PERSONAL INJURY CLAIMS AGAINST ANY PI PROTECTED PARTY TO A NEW TRUST FOR RESOLUTION AND PAYMENT. THE CLAIMS TRADING INJUNCTION IS AN INJUNCTION THAT PROHIBITS THE TRANSFER (WITH CERTAIN EXCEPTIONS) OF ASBESTOS PROPERTY DAMAGE CLAIMS OR ASBESTOS PERSONAL INJURY CLAIMS AFTER THE EFFECTIVE DATE OF THE PLAN. SEE THE PLAN AND THE DISCLOSURE STATEMENT FOR THE SPECIFIC TERMS AND CONDITIONS OF THE ASBESTOS PI PERMANENT CHANNELING INJUNCTION AND THE CLAIMS TRADING INJUNCTION.

                     5. A hearing (the "Confirmation Hearing") to consider the confirmation of the Plan will be held at 9:30 a.m. Eastern time, at the Martin Luther King, Jr. Federal Building and U.S. Courthouse, 50 Walnut Street, Newark, New Jersey, Courtroom 4609 The Confirmation Hearing may be continued from time to time without further notice other than the announcement by AWI of the adjourned date(s) at the Confirmation Hearing or any continued hearing, and the Plan may be modified, if necessary, pursuant to 11 U.S.C. ss. 1127 prior to, during, or as a result of the Confirmation Hearing, without further notice to interested parties other than by filing such modifications with the Court prior to the Confirmation Hearing or announcing any such modifications at the Confirmation Hearing.

                     6. In accordance with the Voting Procedures, Solicitation Packages, including copies of the Plan and Disclosure Statement, will be mailed to all known creditors, except to individual holders of Asbestos Personal Injury Claims who are represented by counsel known to AWI. Holders of Claims, other than individual holders of Asbestos Personal Injury Claims who are represented by known counsel, that are entitled to vote on the Plan will receive ballots and instructions for voting in the Solicitation Packages. Individual holders of Asbestos Personal Injury Claims who are represented by known counsel may receive a copy of the Disclosure Statement and a ballot from their counsel and may authorize their counsel to vote their Claims. To the extent counsel is not authorized to vote their claims, individual holders of Asbestos Personal Injury Claims will be sent Solicitation Packages directly once counsel provides their names and addresses to AWI. Individual holders of Asbestos Personal Injury Claims or attorneys for the holders of Asbestos Personal Injury Claims also may receive a Solicitation Package by calling the Special Voting Agent toll-free at
(877) 750-2689. Such materials also may be viewed at and downloaded from AWI's website, www.armstrongplan.com.

                     7. Shareholders of Armstrong Holdings, Inc. do not have a direct interest in AWI and, therefore, are not entitled to vote on the Plan. Shareholders will be receiving, however, a Disclosure Statement and, pursuant to the Order, are entitled to file objections to confirmation of the Plan.

                     8. Any holder of a Claim that AWI believes, in accordance with the Voting Procedures Order, is entitled to vote to accept or reject the Plan, has been mailed a Ballot and voting instructions appropriate for such Claim. The Record Date for determining creditors entitled to vote on the Plan is June 4, 2003. For any vote to accept or reject the Plan to be counted, a Ballot (or a Master Ballot, in the case of a Master Ballot submitted by (i) a law firm on behalf of multiple holders of Asbestos Personal Injury Claims or (ii) a Debt Nominee on behalf of beneficial owners of Debt Securities) to accept or reject the Plan must be ACTUALLY RECEIVED by the Voting Agent (or, solely for Debt Securities, the Special Voting Agent) by the Voting Deadline. In accordance with the Voting Procedures, all Ballots other than Ballots for holders of Debt Securities are to be returned by mail to Armstrong World Industries, Inc., c/o Trumbull Services, LLC, P.O. Box 1117, Windsor, CT 06095. Ballots other than Ballots for holders of Debt Securities may also be returned by hand delivery or overnight courier to the Voting Agent, Trumbull Services, LLC, 4 Griffin Road North, Windsor, CT 06095 (Attn: Armstrong World Industries, Inc.). All Ballots for holders of Debt Securities (including record holder Ballots, Master Ballots, and prevalidated owner Ballots), except those beneficial owner Ballots that are to be returned to the Debt Nominees, are to be returned to the Special Voting Agent, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022 (Attn: Armstrong World Industries, Inc.).

                     9. Objections to the confirmation of, or proposed modifications to, the Plan, if any, must (i) be in writing, (ii) state the name and address of the objecting party and the nature of the claim or interest of such party, (iii) state with particularity the basis and nature of any objection or proposed modification, and (iv) be filed, together with proof of service, with the Court and served so that they are ACTUALLY RECEIVED no later than 4:00 p.m. (Wilmington, Delaware time) on September 22, 2003 (THE "OBJECTION DEADLINE") by all of the following parties: (a) the Clerk, 824 Market Street, Fifth Floor, Wilmington, Delaware 19801; (b) the attorneys for AWI, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (Attn: Stephen Karotkin, Esq.) and Richards, Layton & Finger, P.A., One Rodney Square, P.O. Box 551, Wilmington, Delaware 19899 (Attn: Mark D. Collins, Esq.); (c) the attorneys for the agent for AWI's prepetition bank lenders, Duane, Morris, LLP, 1 Riverfront Plaza, 2nd Floor, Newark, NJ 07102 (Attn: William S. Katchen, Esq.) and Duane, Morris, LLP, 1100 North Market Street, Suite 1200, Wilmington, Delaware 19801 (Attn: Michael R. Lastowski, Esq.); (d) the attorneys for AWI's postpetition lenders, Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 (Attn: Robert Scheibe, Esq.) and Klett Rooney Lieber & Schorling PC, The Brandywine Building, 1000 West Street Suite 1410, P.O. Box 1397, Wilmington, Delaware 19899 (Attn: Terry Currier, Esq.); (e) the attorneys for the Official Committee of Unsecured Creditors, Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019 (Attn: Andrew N. Rosenberg, Esq.) and Cozen & O'Connor, Chase Manhattan Center, Suite 1400, 1201 North Market Street, Wilmington, Delaware 19801 (Attn: Mark E. Felger, Esq.);
(f) the attorneys for the Official Committee of Asbestos Claimants, Caplin & Drysdale, Chartered, 399 Park Avenue, 36th Floor, New York, New York 10022 (Attn: Elihu Inselhuch, Esq.), Caplin & Drysdale, Chartered, One Thomas Circle, Suite 1100, Washington D.C. 20005 (Attn: Peter Van N. Lockwood, Esq.), and Campbell & Levine, 1201 Market Street, 15th Floor, Wilmington, Delaware 19801 (Attn: Aileen Maguire, Esq.); (g) the attorneys for the Official Committee of Asbestos Property Damage Claimants, Klehr, Harrison, Harvey, Branzburg & Ellers, 919 Market Street, Suite 1000, Wilmington Delaware 19801 (Attn: Joanne B. Wills, Esq.); (h) the attorneys for the Future Claimants' Representative, Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022 (Attn: Michael J. Crames, Esq.) and Young, Conway, Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington Delaware 19801 (Attn: James L. Patton, Jr., Esq.); and (i) the United States Trustee for the District of Delaware, 844 King Street, Suite 2313, Lockbox 35, Wilmington, Delaware 19801 (Attn: Frank Perch, Esq.). Objections not timely filed and served in the manner set forth above shall not be considered and shall be overruled.

                     10. Any holder of a Claim that (i) is scheduled in AWI's schedules of assets and liabilities dated January 30, 2001, or any amendment thereof at zero or in an unknown amount or as disputed, contingent, or unliquidated, and is not the subject of a timely filed proof of claim or a proof of claim deemed timely filed with the Court pursuant to either the Bankruptcy Code or any order of the Court or otherwise deemed timely filed under applicable law, or (ii) other than an Asbestos Personal Injury Claim, is not scheduled and is not the subject of a timely filed proof of claim or a proof of claim deemed timely filed with the Court pursuant to either the Bankruptcy Code or any order of the Court or otherwise deemed timely filed under applicable law, shall not be treated as a creditor with respect to such Claim for purposes of (a) receiving notices regarding, or distributions under, the Plan, or (b) voting on the Plan.

                     11. Any party in interest wishing to obtain (i) information about the Voting Procedures or (ii) copies of the Disclosure Statement, the Plan, or the Voting Procedures Order (a) should telephone AWI's Special Voting Agent, Innisfree M&A Incorporated, toll-free at (877) 750-2689, or (b) may view such documents at AWI's website, at www.armstrongplan.com. All documents that are filed with the Court may be reviewed during regular business hours (8:30 a.m. to 4:00 p.m. weekdays, except legal holidays) at the United States Bankruptcy Court for the District of Delaware, Marine Midland Plaza, 824 Market Street, Wilmington, Delaware 19801.


RICHARDS, LAYTON & FINGER, P.A.                    WEIL, GOTSHAL & MANGES LLP
One Rodney Square                                  767 Fifth Avenue
P.O. Box 551                                       New York, New York  10153
Wilmington, Delaware  19899                        Stephen Karotkin
Mark D. Collins (No. 2981)                         Debra A. Dandeneau
Rebecca Booth (No. 4031)

                ATTORNEYS FOR THE DEBTOR AND DEBTOR IN POSSESSION

                                                                     EXHIBIT D


                 ASBESTOS PUBLICATION NOTICE TRADE PUBLICATIONS

Subject to modification before AWI commences its solicitation process, the Asbestos Publication Notice will be published in one time insertions in the following publications, so long as an issue of such publication will be printed and mailed prior to thirty days prior to the Voting Deadline:


                  --------------------------------------------
                                   PUBLICATION
                  ============================================
                                 Field & Stream
                  --------------------------------------------
                                     Parade
                  --------------------------------------------
                                 Reader's Digest
                  --------------------------------------------
                               Sports Illustrated
                  --------------------------------------------
                                   USA Weekend
                  --------------------------------------------

                                                                      Exhibit E

                               TRADE PUBLICATIONS
                       ----------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
      MEDIA NAME                          NEXT AVAILABLE ISSUE DATE*        MAIL DATE           SPACE CLOSE      MATERIALS CLOSE
===================================================================================================================================
A H A News                                          June 2, 2003             June 2, 2003         May 15, 2003       May 15, 2003
-----------------------------------------------------------------------------------------------------------------------------------
BOMA                                                    July                 July 1, 2003         May 16, 2003       June 2, 2003
-----------------------------------------------------------------------------------------------------------------------------------
Building Operating Management                       June 5, 2003             June 5, 2003          May 1, 2003        May 1, 2003
-----------------------------------------------------------------------------------------------------------------------------------
Buildings                                           June 5, 2003             June 5, 2003          May 1, 2003        May 1, 2003
-----------------------------------------------------------------------------------------------------------------------------------
Business Officer                                        July                 July 3, 2003         May 15, 2003       May 30, 2003
-----------------------------------------------------------------------------------------------------------------------------------
Chronicle of Higher Education                       May 23, 2003             May 23, 2003          May 5, 2003       May 12, 2003
-----------------------------------------------------------------------------------------------------------------------------------
College Planning & Management                           June                 June 20, 2003         May 2, 2003        May 9, 2003
-----------------------------------------------------------------------------------------------------------------------------------
Commercial Property News                           June 16, 2003             June 16, 2003        May 15, 2003       May 22, 2003
-----------------------------------------------------------------------------------------------------------------------------------
Facilities Manager                                  July/August              July 1, 2003         May 23, 2003       May 30, 2003
-----------------------------------------------------------------------------------------------------------------------------------
Facility Management Journal                         July/August              July 1, 2003         June 2, 2003       June 10, 2003
-----------------------------------------------------------------------------------------------------------------------------------
Facility Manager                                    July/August              July 1, 2003         May 16, 2003       June 6, 2003
-----------------------------------------------------------------------------------------------------------------------------------
FacilityCare                                        July/August              July 1, 2003         June 24, 2003      July 1, 2003
-----------------------------------------------------------------------------------------------------------------------------------
Governing                                               July                 July 1, 2003         May 22, 2003       May 29, 2003
-----------------------------------------------------------------------------------------------------------------------------------
Government Executive                                    June                 June 1, 2003          May 1, 2003        May 7, 2003
-----------------------------------------------------------------------------------------------------------------------------------
Health Facilities Management                            June                 June 1, 2003          May 1, 2003        May 1, 2003
-----------------------------------------------------------------------------------------------------------------------------------
Journal of Property Management                      July/August              July 10, 2003        June 2, 2003       June 9, 2003
-----------------------------------------------------------------------------------------------------------------------------------
National Real Estate Investor                           June                 June 1, 2003          May 5, 2003        May 5, 2003
-----------------------------------------------------------------------------------------------------------------------------------
Nation's Cities Weekly                              May 26, 2003             May 26, 2003          May 5, 2003       May 12, 2003
-----------------------------------------------------------------------------------------------------------------------------------
School Administrator                                   August                July 29, 2003        June 13, 2003      June 20, 2003
-----------------------------------------------------------------------------------------------------------------------------------
State Government News                                  August               August 1, 2003        June 26, 2003      July 2, 2003
-----------------------------------------------------------------------------------------------------------------------------------
University Business                                     June                 May 27, 2003          May 1, 2003        May 8, 2003
-----------------------------------------------------------------------------------------------------------------------------------

* Based upon entry of order approving disclosure statement on May 2, 2003


** Many of the publications listed above publish infrequently and have early deadlines for the submission of advertising. Therefore, the availability of the publications will be dependent upon the actual date on which the order approving the disclosure statement is entered and whether an issue of such publication will be printed and mailed prior to thirty days prior to the Voting Deadline.


                                                                       Exhibit F

REGIONAL NEWSPAPERS
------------------------------------------------
Mobile Register
------------------------------------------------
Daily News
------------------------------------------------
LA Times
------------------------------------------------
Pensacola News Journal
------------------------------------------------
Macon Telegraph
------------------------------------------------
Kankakee Daily Journal
------------------------------------------------
Baltimore Sun
------------------------------------------------
Jackson Clarion Ledger
------------------------------------------------
Columbus Dispatch
------------------------------------------------
Stillwater Newspress
------------------------------------------------
Portland Oregonian
------------------------------------------------
Beaver County Times
------------------------------------------------
Lancaster Intelligencer
------------------------------------------------
Williamsport Sun-Gazette
------------------------------------------------

                                   EXHIBIT "C"


                         PROJECTED FINANCIAL INFORMATION
                        ARMSTRONG WORLD INDUSTRIES, INC.

For purposes of developing the Plan of Reorganization (as such plan may be amended or modified, the "PLAN") for Armstrong World Industries, Inc. ("AWI")(1) and evaluating its feasibility, the following financial projections were prepared. These financial projections reflect AWI's estimate of its expected consolidated financial position, results of operations, and cash flows. Accordingly, the projections reflect AWI's judgment, as of the date of this Disclosure Statement, of expected future operating and business conditions, which are subject to change.

All estimates and assumptions shown within the projections were developed by AWI. The assumptions disclosed herein are those which AWI believes to be significant to the projections. Although AWI is of the opinion that these assumptions are reasonable under the circumstances, such assumptions are subject to significant uncertainties, such as change in demand of public and private commercial and residential building construction and renovation, laws and regulations, foreign currency and interest rates, and inflation; business combinations among our competitors, suppliers and customers; availability and cost of raw materials, energy and labor, or other related factors affecting AWI's businesses. Despite AWI's efforts to foresee and plan for the effects of changes in these circumstances, AWI cannot predict their impact with certainty. Consequently, actual financial results could vary significantly from projected results.

THE PROJECTED FINANCIAL INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY AWI OR ANY OTHER PERSON AS TO THE ACCURACY OF THE PROJECTED FINANCIAL INFORMATION OR THAT ANY PROJECTIONS SET FORTH HEREIN WILL BE REALIZED.

The Projected Financial Information was prepared by AWI; it has not been audited or reviewed by independent accountants. The significant assumptions used in the preparation of the Projected Financial Information are stated below.

THE PROJECTED FINANCIAL INFORMATION, INCLUDING THE UNDERLYING ASSUMPTIONS, SHOULD BE CAREFULLY REVIEWED IN EVALUATING THE PLAN.

The Projected Financial Information is based upon the assumption that the Plan will be confirmed and, for projection purposes, that the Effective Date and the initial distributions take place as of July 1, 2003. Although the Projected Financial Information is based upon a July 1, 2003, Effective Date, AWI believes that an actual Effective Date as late as December 31, 2003 would not have any material adverse effect on the projections for subsequent accounting periods within the Projection Period.

The reorganization will be accounted for in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7").

-------------------------
(1) Any capitalized term used but not defined in this Exhibit "C" will have the meaning ascribed to such term in the Plan.

The following Projected Financial Information is included herein:

           >> Projected Consolidated Balance Sheets of Reorganized Armstrong World Industries as of the Effective Date (which reflects the projected accounting effects of the Plan's consummation and of "fresh start" accounting as promulgated by SOP 90-7) and at December 31 for each of the years from 2003 through 2007.

           >> Projected Consolidated Statements of Income of Reorganized Armstrong World Industries for the six month period ending December 31, 2003, and each of the years ending December 31, 2004 through 2007.

           >> Projected Consolidated Statements of Cash Flow of Reorganized Armstrong World Industries for the six month period ending December 31, 2003, and each of the years ending December 31, 2004 through 2007.

The Projected Financial Information has been prepared on the basis of generally accepted accounting principles consistent with those currently utilized by Armstrong World Industries in the preparation of its consolidated financial statements except as noted in the following assumptions. The projections should be read in conjunction with the significant assumptions, qualifications and notes set forth below and with the audited consolidated financial statements for the fiscal year ended December 31, 2002 contained in the 2002 Form 10-K, and with AWI's first quarter 2003 Form 10-Q filed in May, 2003. Because these documents contain important information, users of this document are encouraged to read them. The forms 10-K and 10-Q are available free from the company's website or from the SEC at www.sec.gov).

WHILE AWI BELIEVES THE ASSUMPTIONS UNDERLYING THE PROJECTED FINANCIAL INFORMATION, WHEN CONSIDERED ON AN OVERALL BASIS, ARE REASONABLE IN LIGHT OF CURRENT CIRCUMSTANCES AND EXPECTATIONS, NO ASSURANCE CAN BE GIVEN THAT ANY PROJECTIONS WILL BE REALIZED.

A. GENERAL ASSUMPTIONS

The forecast was created on a basis of combined business unit operations using segmental data for the business reporting entities, which include domestic and international affiliates of AWI which are not in chapter 11.

The Business Plan assumes certain specific economic and business conditions for 2003, with general assumptions based upon future macroeconomic indicators, historic growth and estimated directions of specific markets thereafter which were available in early 2003. AWI has incorporated the impact of recent revisions to the macroeconomic assumptions wherever possible. However, AWI believes there is a high degree of volatility inherent in the recent revisions, the duration and extent of which are uncertain, including, but not limited to, the destabilizing effect of international political tensions and lower consumer and business confidence in key markets.

                               ECONOMIC CONDITIONS

NORTH AMERICA

Plans have been built around a moderate economic recovery, with an assumption of 2.2% Real GDP improvement in 2003 and similar sustained modest growth for the duration of the forecasted period.

In the residential market, housing starts and single-family sales are projected to remain strong, but are expected to fall approximately 2% in 2003 from record levels in 2002. The forecast assumes that home affordability, climbing in recent years, will continue to enable ownership, which has grown from 64% to 68% over the previous decade. In support of this assumption, interest rates are expected to rise 0.5-0.7% in the latter part of 2003, but will remain near historically low levels in the forecasted period, continuing to fuel personal and commercial investment.

Recovery in the commercial markets is anticipated to be slower than the growth in residential, but some renewed confidence by commercial developers is expected to take hold in late 2003 as the economy starts to rebound and vacancy rates, which rose significantly in 2002, begin to decline in the latter part of the year. The lagged impact on AWI's business of this recovery will not be reflected fully until fiscal 2004. Moderate growth in commercial should persist in 2004-2007, driven by a stronger economy and low interest rates. Similar trends are anticipated in the U.S. retail segment.

EUROPE

Armstrong competes in most countries throughout Western Europe. In general, much like the United States, Western Europe has seen lower interest rates support the housing market while helping to keep the continent from sliding into a significant economic recession. There are concerns that home affordability is becoming an economic strain, and, in some areas, there is a general softening of demand. Discretionary spending on "other housing spending" is also being fueled by interest rates. Commercial markets remain weak and are expected to grow at a rate lower than the GDP.

For purposes of this forecast, it is assumed that a moderate (1-2%) economic recovery in Europe will take place later in 2003, with similar moderate growth in the periods forecasted. This growth will vary by region, with some countries (U.K, Russia, and Poland) growing more quickly than others in the Eurozone. As in the case of North America, the impact of this recovery on AWI's business will not become fully apparent until fiscal 2004.

ASIA

The expected strong growth of the Chinese market (7.0% GDP in 2003) is expected to lead economic expansion in the area. The forecast assumes that, due to relatively low interest rates, low inflation, and continued manufacturing expansion by U.S. and European firms in the area, economic growth is anticipated to continue in the mid-single digits for the foreseeable future, though this will vary by country. Some countries, such as Japan and Korea, are expected to experience more moderate growth. These forecasts could be impacted by the effects of the SARS virus epidemic.

                                FOREIGN EXCHANGE

The projected figures include the results of AWI's international operations, which pursue sales in over 75 countries throughout the world. The most significant currencies relating to these operations are the Canadian Dollar, British Pound, Euro and Swiss Franc. With the exception of 2003, where exchange rates prevailing in the first quarter of the year have been used, the following constant rates of exchange for these currencies have been used to translate results into US dollars for these projections, as follows (US Dollar = 1 foreign currency unit):

           Canadian Dollar              $0.6407
           British Pound                  $1.60
           Euro                           $1.05
           Swiss Franc                    $0.72

Although these rates are likely to fluctuate in value against the US Dollar over time, such changes may not occur with all currencies simultaneously. As an indication of the sensitivity of the projections to exchange rate changes, the Company has estimated that a simultaneous 5% change in all of the above rates would impact the translation of 2003 projected results into US Dollars approximately as follows:

           Cash & Cash Equivalents as of 6/30/03              $2.5 million
           Non-filed entity debt                              $2.5 million
           Net sales for 6 months to 12/31/2003               $18 million
           Operating income for 6 months to 12/31/2003        $1 million

Because the Company hedges most of its known transactional foreign currency exposures for periods of up to one year, any additional impact resulting from exchange rate changes on such economic exposures is not expected to be material.

                          COMPETITIVE POSITION- FLOORS

AMERICAS

Over the past 10 years ending 2001, the floor coverings market has grown at a Compound Average Growth Rate (CAGR) of 5.6%. Growth has varied for the category types, with customer preference, new product designs, and technology changing the product offering mix and sales results. The Company participates in three of these primary product lines - resilient (vinyl), hardwood, and laminates. Experience varies by product:

           U.S. FLOOR COVERING SALES 1992-2001

                           1992                      2001
                           ($12.4B SALES)            ($20.2B SALES)
                           Carpet 71%                Carpet  65%
                           Vinyl  12%                Ceramic 10%
                           Ceramic 9%                Hardwood 9%
                           Hardwood  5%              Vinyl  8%
                           Rubber  3%                Laminates 4%
                                                     Rubber 4%

Segment sales experience and future expectations in the forecast vary by product:

           WOOD: [historic 10-year CAGR 12%]

           Wood floors have gained significant share of the floor covering segments, growing from 5% to 9% of total share. The Company, selling under the product names Bruce(R), Robbins(R) and Hartco(R), participates in a highly competitive landscape of traditional wood floor and new entry manufacturers. The sales expectations in the forecast are based on assumptions that the wood floor market will continue to take some share away from other types of floor covering surfaces. However, as more suppliers enter the marketplace, price-point pressure will grow. The Company plans on offsetting this pressure through superior new product offerings at continuously improving service levels.

           LAMINATE: [historic 10 year CAGR 25+%]

           The fastest growing market in all of Americas flooring is laminates, and the Company, by some estimates, is #2 in market size for this product. The growing competition in this relatively small market has increased pricing pressure significantly. The product is expected to continue to grow sales in the high single-digit range, with technology and price the largest determinates on margin growth. The Company does not manufacture laminate flooring. Instead, the Company enters into long-term contracts with third party manufacturers for supply of this product.

           RESILIENT: [historic 10 year CAGR 2%]

           While shrinking as a percentage of total floor offerings, resilient/vinyl sales have grown based upon the overall growth of the industry. The forecast assumes that the markets will remain flat in resilient as wood and laminates take share, mainly from carpet. The Company plans on improving product market share by improved performance with key distributors and customers and continuously improving product design offerings and services.

EUROPE

The Company competes in two distinct Flooring markets in Europe, each with its own market demands, supply conditions, and competitive landscapes.

Sports Flooring/Textile is served by the Armstrong Desso business and concentrates primarily on customers throughout Europe, though a small amount of sales also occurs in North America. The sports flooring/textile market in Europe is forecasted to be flat over the forecast period, with a series of highly fragmented manufacturers challenged by excess capacity for the foreseeable future. Sales and margin growth assumptions are consistent with the Company's continued commitment to pursuing market leadership and cost productivity in this flat environment.

Resilient Floors are also facing a flat to declining market during the course of the forecast. The resilient market is characterized as highly fragmented, with excess capacity further depressing market prices. Product preferences on style differ significantly by country, further fragmenting the market. For the period forecasted, AWI is assuming minimal growth in Western Europe, but plans to grow sales of European linoleum into the U.S. market. Germany, the Company's largest volume region, is expected to remain in its economic stagnation at least through 2003, although the Company plans to increase market share in this territory.

The Company will grow revenues and margins by focusing efforts in key targeted market segments and pursuing productivity in manufacturing to drive profit improvement.

                     COMPETITIVE POSITION- BUILDING PRODUCTS

AMERICAS

The Commercial Ceiling business is expected to decline in 2003 versus the previous year, as current office vacancies will defer much new construction. Expectations incorporated in the forecast are for growth averaging approximately 2% for the remaining duration of the projected period. Retail sales are expected to grow 1-2% over the same period.

Similar to Floors, new product development, styling, price, and services continue to drive market share for products in the Americas. New product developments, especially in alternative material ceilings such as wood and metal, are increasing customer options and competition.

EUROPE

As in the U.S., the commercial markets in Europe are expected to grow, but at a slower rate than GDP due to current vacancies. In addition, sales growth will differ by region, with slight improvements in Western Europe following several years of decline, and moderate growth in Russia and Eastern Europe.

The Company is the leading branded commercial mineral fiber supplier in Western Europe. As pressure is increasingly being placed on traditional mineral fiber by metal and soft ceiling entries, the Company expects to grow its metal ceilings business in Europe.

ASIA

The rapidly growing Chinese industrialization, coupled with preparations for the 2008 Olympics, should continue to attract investment over the projected period. Other countries in the region should also experience growth, especially South Asia. There is strong competition in the region from drywall ceilings, competition that is fueled by excess capacity and low installed pricing, which makes the product attractive versus other ceiling applications.

                         COMPETITIVE POSITION- CABINETS

The market for cabinets in the U.S. is expected to rise modestly in 2003, as activity from strong housing start levels in 2001-2003 continues to drive demand. From 2004-2006, however, a moderate (1-2%/year) contraction in the market is anticipated, reflecting the lagged effect of slowing housing starts. Thereafter, a recovery of 2-3%/year growth is forecast. The Company contends that share can be gained through improving customer delivery performance, leveraging its existing customer sales and support infrastructure, and introducing new product styles and offerings.

                                PRICING/INFLATION

Inflation on sales price differs by business, depending on the industry and geography in which it competes, the competitive platform that exists, new products that may be introduced, and the expected demands of the customer. In general, the forecasts assume little to no gain in sales price due to the competitive nature of the businesses.

Inflation on costs other than raw materials and natural gas is generally assumed to be in line with CPI (U.S.) and other country equivalent calculations of price increase. Except where stated otherwise, inflation pressures are expected to be moderate (<2% in the U.S. and approximately 2% in most other countries) in 2003 and the duration of the forecast. Salary increases are assumed at 3% per annum. Where available, contracted wage increases are included in the forecast. Otherwise, similar assumptions on CPI and unemployment are utilized for manufacturing labor cost inflation assumptions. Principal raw material assumptions differ by business and by product line. Raw materials purchases include the following:

           WOOD:

           During the first quarter of 2003, lumber prices have increased over prior year levels at an annual rate of 24%. Although prices at this level are considered abnormally high, they are expected to remain near these levels for the remainder of 2003. Prices are then projected to decrease by approximately 7% in 2004 and 9% in 2005, followed by small inflationary increases of 2.5% per annum thereafter.

           PVC/PLASTICIZERS

           Average prices for these hydrocarbon-based products increased 15% in the first quarter of 2003 versus the prior year, mainly due to the abnormal effect on oil prices from political tensions in the Middle East, and are expected to remain at these levels for the duration of the year. Thereafter, a small decline of approximately 2% per annum is projected as prices are restored to normal levels.

           NATURAL GAS

           For 2003, the company expects annual costs for this energy source to increase 27% over the prior year, and remain at this level for 2004. Thereafter, prices are expected to decline by 2.3%-5.4%. In addition, the Company utilizes a formal hedging system to moderate exposure to large short-term price swings.

               SELLING, GENERAL, ADMINISTRATIVE AND OTHER EXPENSE

Selling, general, administrative and other expenses are forecasted in the individual business entities based upon their expectations of delivering quality products to the customer while attaining productivity within the operations to improve operating margin. Growth and decline outlooks in each business entity are based upon the individual needs of the specific business unit. In addition, corporate support costs are assessed to the businesses. Cost assessments are based upon a level of effort; generally a calculation based on measurements such as employee headcount per group, man hours per group, invoices processed or materials procured per group. Corporate support costs cover services for accounting, treasury, tax, human resources, communications, legal, safety, shared services, and other corporate officer services.

B.         DISTRIBUTIONS UNDER THE PLAN

Cash, debt securities and common stock of Reorganized AWI will be distributed pursuant to the Plan.

The projections assume the Asbestos PI Trust and the holders of Allowed Unsecured Claims will share in the Plan consideration, made up of the following components:

           >>         Available Cash

           >>         Plan Notes, and

           >> Substantially all of the outstanding common stock of Reorganized AWI


ASSET DISTRIBUTIONS

AWI expects to distribute cash and certain other assets on or after the Effective Date as follows:

           >> Approximately $350 million of cash will be distributed to the Asbestos PI Trust and to holders of Allowed Unsecured Claims.

           >> Approximately $174 million in book value of insurance assets will be distributed to the Asbestos PI Trust.

           DEBT SECURITIES

           Debt securities, as described below, will be issued on the Effective
           Date:

           AWI will issue three series of Plan Notes, which will be unsecured notes in the principal amounts of $275 million, $250 million, and $250 million, which will mature five, seven, and ten years, respectively, after the Effective Date. See discussion under "Debt," below.

           COMMON STOCK

           Common Stock of Reorganized AWI will also be issued pursuant to the Plan. Based on, among other things, its analysis of the Projected Financial Information, the market value of securities of other companies serving similar markets and their capitalization rates, AWI's financial advisors, Lazard Freres & Co. LLC, have calculated the Reorganization Value of Reorganized AWI to be $2,700 million. Refer to Section X, entitled, "REORGANIZATION VALUE," of the Disclosure Statement for a description of the assumptions made and caveats thereto.

SHARE OF DISTRIBUTION

Refer to Section V, entitled, "THE PLAN OF REORGANIZATION," of the Disclosure Statement for a description of the distributions to be made to various classes of creditor.

OTHER LIABILITIES

AWI will reinstate approximately $38 million of liabilities, including loans against Company Owned Life Insurance ("COLI") for certain retired and current executives.

C.         OTHER SIGNIFICANT ASSUMPTIONS

CASH

It is assumed that interest of 1.3% will be earned on surplus cash balances. A revolving credit facility is assumed to be necessary to enable Reorganized AWI to fund part of the distributions under the Plan and, if necessary, working capital and operating needs. For these purposes, approximately $124 million in borrowings will be required as of the Effective Date under this facility, and repayments of these borrowings will be made no later than December 2003. Interest is calculated accordingly at a rate of 2.75% per annum on these borrowings based upon an assumed drawdown period of 6 months.

Reorganized AWI will retain $129.2 million in cash for ongoing business needs and certain expenses pursuant to the Plan, as follows: AWI will reserve approximately $90 million for ongoing working capital purposes and will pay approximately $27 million for certain Administrative Expenses, $8 million with respect to Allowed Convenience Claims and cure costs with respect to assumed executory contracts, and $4 million for new debt financing costs.

PROPERTY, PLANT AND EQUIPMENT

To adjust net property, plant and equipment to an estimate of its fair value in accordance with SOP 90-7, AWI plans to review its property, plant and equipment and has hired American Appraisals to obtain appraisals to determine what revisions, if any, should be made to these asset values. Since the appraisal process is not yet complete, a $150 million increase is an estimate used for purposes of the projections. The actual adjustment at the Effective Date could be higher or lower. Any adjustment to this allocation would have no impact on cash flow but would impact the projected statement of income.

For purposes of this projection, the fair value adjustment of the property, plant and equipment is being amortized over eleven years, which approximates the estimated useful remaining life of the assets. However, actual amortization periods used at the Effective Date could be shorter or longer based on the outcome of the appraisal process.

PENSION AND POST-RETIREMENT BENEFIT OBLIGATIONS

In accordance with SOP 90-7, asset and liability accounts representing pension assets and obligations and post-retirement benefit obligations are adjusted to reflect projected actuarial valuations of these assets and liabilities as of the Effective Date. The key assumptions used to project the actuarial valuations in respect of U.S. plans are as follows:

-------------------------------------------- ------------------------------ ----------------------------------------------------
                ASSUMPTIONS                              2003                                 2004 AND BEYOND
-------------------------------------------- ------------------------------ ----------------------------------------------------
Discount rate                                            6.50%                                     6.75%
-------------------------------------------- -----------------------------------------------------------------------------------
Mortality assumptions                        Retirement Plan (RP2000) Table, provided by the Society of Actuaries, updated to
                                             2003
-------------------------------------------- -----------------------------------------------------------------------------------
Return on assets (pension)                               8.00%                                     8.00%
-------------------------------------------- ------------------------------ ----------------------------------------------------
Health care cost trend rate (post                         11%                                  10% for 2004
retirement benefit)                                                                             9% for 2005
                                                                                                8% for 2006
                                                                                                7% for 2007
                                                                                          6% for 2008 and beyond
-------------------------------------------- ------------------------------ ----------------------------------------------------


INVENTORIES

In accordance with SOP 90-7, inventories are adjusted to recognize the estimated manufacturing profit in finished goods and work in process. In addition, existing LIFO inventory reserves are eliminated as of the Effective Date.

REORGANIZATION GOODWILL

In accordance with SOP 90-7, the reorganization value in excess of amounts allocable to identifiable assets is an intangible asset. This item has no tax or cash flow implications.

DEBT

One tranche of the Plan Notes is expected to bear interest on a floating basis related to the three month U.S. Dollar LIBOR, and the two fixed rate tranches will bear fixed interest coupons based upon U.S. Treasury notes with like maturities. The floating rate tranche will include a spread (which will be set for the tenor on the notes) determined to be the average corporate spread over three month LIBOR for recently issued syndicated bank credit facilities of comparable size and maturity and comparably rated U.S. companies over the 30-day period ending on the last day of the month immediately preceding the Effective Date. The coupon rates for the fixed income tranches will include a spread determined to be the average corporate spread over such Treasury Notes for outstanding issues of comparable maturity and comparably rated U.S companies over the 30-day period ending on the last day of the month immediately preceding the Effective Date.

For the purposes of this forecast, it is assumed that Reorganized AWI will issue Plan Notes on the following terms:

           >> $275 million, five year floating rate note with interest at 2.35% per annum. However, for the purposes of this forecast, it is assumed that this tranche will be swapped back to fixed rate and accordingly will bear a fixed interest rate of 4.89% per annum for its five year tenor.

           >> $250 million, seven year fixed rate note with interest at 5.45% per annum

           >> $250 million, ten year fixed rate note with interest at 5.65% per annum

All Plan Notes are assumed to be publicly tradable, unsecured and have bullet maturities with full repayments of principal to be made at the respective 5, 7 and 10-year anniversaries of the Effective Date and to have interest paid quarterly in the case of the floating rate note and semi-annually in the case of the fixed rate notes, unless otherwise specified.

The above interest rates are based on the assumption that Reorganized AWI will be rated "investment grade" (BBB- or better) by the credit rating agencies. If Reorganized AWI is rated BB+ or lower by the credit rating agencies, depending on credit market conditions at the time of emergence, a BB+ or lower credit rating could cause annual interest expense to increase by approximately $20 million for each of the years in the forecast.

In addition, Reorganized AWI has agreed on a "reasonable efforts basis" to place $775 million of debt in the debt markets under a Rule 144A private placement at the Effective Date and, if successful, the Asbestos PI Trust and the holders of Allowed Unsecured Claims would receive $775 million in cash in lieu of the Plan Notes on the Initial Distribution Date. Reorganized AWI would incur incremental fees estimated at $5 million to place such debt in the debt markets. Should Reorganized AWI be rated "investment grade" (BBB- or better) by the credit rating agencies, the interest costs of the debt so raised in the debt markets should approximate the interest costs of the Plan Notes indicated above. Similarly, if Reorganized AWI is rated BB+ or lower by the credit rating agencies, the initial costs of issuing the notes placed under Rule 144A would increase from an estimated $5 million to $15 million, and the coupon rates would increase significantly. Funding of either of these amounts may come from available cash or additional borrowings not reflected in this forecast.

INCOME TAXES

As described more fully in Section XII of the Disclosure Statement, entitled "CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN," it is expected that Reorganized AWI will receive federal income tax deductions in an amount equal to the cash and the value of stock transferred to the Asbestos PI Trust upon such transfer. With respect to debt securities transferred to the Asbestos PI Trust, it is also expected that Reorganized AWI will receive federal income tax deductions equal to the payments on such debt securities as and when made. The federal income tax deductions attributable to the transfer of the cash and stock to the Asbestos PI Trust will result in substantial net operating losses for federal income tax purposes. These net operating losses will be reduced by the amount of debt (excluding asbestos liabilities) and certain other prepetition liabilities cancelled in the reorganization.

A federal income tax receivable of $54.8 million will result from the carryback of these net operating losses to years in which income is available and for which the Company elects a carryback. This receivable of $54.8 million should be received prior to the first anniversary of the Effective Date (i.e., by June 30, 2004 if the Effective Date were July 1, 2003). This assumes that the Asbestos PI Trust is funded on the Effective Date. If funding occurs after the Effective Date, the income tax receivable would be eliminated and would be offset by an increase in deferred income tax assets.

A deferred income tax asset results from tax net operating losses and deferred deductions available to offset income tax payments in future years. Foreign tax credit carryforwards have been ignored, since it is expected that they will expire unutilized. For purposes of these projections, it is assumed that all other tax benefits are available upon the Effective Date and that no valuation allowance is necessary.

A statutory federal income tax rate of 35% is assumed throughout the projection period. The differences between the statutory and the effective tax rates for the projection period are due primarily to foreign and state income taxes.

The current portion of income taxes payable set forth in the consolidated balance sheets is based on the assumption that payment generally occurs before the end of the calendar year.

LIABILITIES SUBJECT TO COMPROMISE

Liabilities subject to compromise will be discharged at the Effective Date.

                ARMSTRONG WORLD INDUSTRIES, INC. AND SUBSIDIARIES
                      PROJECTED CONSOLIDATED BALANCE SHEETS
                           ($ IN MILLIONS - UNAUDITED)


                                                                 ---------------------------------------------------------------
                                                                                         Pro Forma July 1, 2003
                                                                 ---------------------------------------------------------------
                                                                      Pre-emergence            POR               Reorganization
                                    Assets                            Balance Sheet        Adjustments           Balance Sheet
                                    ------
Current assets:
     Cash and cash equivalents                                           $ 355.6          $ (226.4)(1,8)                $ 129.2
     Accounts receivable less allowance                                    368.4                 -                        368.4
     Inventories                                                           461.5              72.7 (2)                    534.2
     Income Tax Benefit                                                     14.7              54.8 (3)                     69.5
     Other current assets                                                   69.4              (8.0)(5)                     61.4
                                                                 ----------------------------------           ------------------
               Total current assets                                      1,269.6            (106.9)                     1,162.7

Property, plant, and equipment, net                                      1,266.4             150.0 (4)                  1,416.4

Insurance for asbestos related liabilities                                 166.1            (166.1)(5)                        -
Prepaid pension costs                                                      437.4            (246.3)(6)                    191.1
Investment in affiliates                                                    47.2                 -                         47.2
Goodwill, net                                                              222.1            (222.1)(7)                        -
Excess Reorganization  Value                                                   -             585.2 (7)                    585.2
Other intangibles, net                                                      86.3                 -                         86.3
Income Tax Benefit                                                         869.5            (523.5)(3)                    346.0
Other noncurrent assets                                                    113.5              (1.0)(6)                    112.5
                                                                 ----------------------------------           ------------------
               Total assets                                            $ 4,478.1          $ (530.7)                   $ 3,947.4
                                                                 ==================================           ==================


                      Liabilities & Shareholders' Equity
                      ----------------------------------

Current liabilities:
     Short-term debt                                                      $ 11.6               $ -                       $ 11.6
     Current installments of long-term debt                                  6.3                 -                          6.3
     Accounts payable and accrued expenses                                 340.0                 -                        340.0
     Income taxes                                                           29.7                 -                         29.7
                                                                 ----------------------------------           ------------------
          Total current liabilities                                        387.6                 -                        387.6

Liabilities subject to compromise                                        4,861.1          (4,861.1)(8)                        -

Long-term debt                                                              30.7                 -                         30.7
Restructured Debt                                                              -             775.0 (8)                    775.0
Exit Revolver                                                                  -             123.6 (8)                    123.6
Postretirement and post employment benefit liabilities                     258.8             169.5 (6)                    428.3
Pension benefit liabilities                                                179.6              62.3 (6)                    241.9
Other long-term liabilities                                                 72.5              37.5 (9)                    110.0
Deferred income taxes                                                       15.5              96.5 (10)                   112.0
Minority interest in subsidiaries                                            9.8                 -                          9.8
                                                                 ----------------------------------           ------------------
          Total liabilities                                              5,815.6          (3,596.7)                     2,218.9

Shareholders' equity:
   Equity pre/post emergence                                            (1,337.5)          3,066.0                      1,728.5
   Additional changes in APIC for restricted stock
   Retained earnings                                                                                                          -
                                                                 ----------------------------------           ------------------
          Total shareholders' equity                                    (1,337.5)          3,066.0                      1,728.5

                                                                 ----------------------------------           ------------------
          Total liabilities and shareholders' equity                   $ 4,478.1          $ (530.7)                   $ 3,947.4
                                                                 ==================================           ==================

See Explanatory Notes to the Consolidated Financial Statements


                                      C-13 (a)

** TABLE CONTINUED... **

                                                                --------------------------------------------------------------------
                                                                                        Reorganized Projected at
                                                                --------------------------------------------------------------------
                                                                                                 December 31,
                                                                --------------------------------------------------------------------
                                    Assets                        2003           2004         2005           2006           2007
                                    ------
Current assets:
     Cash and cash equivalents                                    $ 105.1        $ 258.2      $ 435.0        $ 659.3        $ 897.8
     Accounts receivable less allowance                             327.6          343.1        360.0          374.8          387.3
     Inventories                                                    495.2          509.3        516.1          527.5          534.8
     Income Tax Benefit                                              69.5           14.7         14.7           14.7           14.7
     Other current assets                                            62.2           62.8         62.8           62.9           63.1
                                                                --------------------------------------------------------------------
               Total current assets                               1,059.6        1,188.1      1,388.6        1,639.2        1,897.7

Property, plant, and equipment, net                               1,364.6        1,344.5      1,322.7        1,301.0        1,284.4

Insurance for asbestos related liabilities                              -              -            -              -              -
Prepaid pension costs                                               198.5          213.3        227.7          241.5          254.8
Investment in affiliates                                             50.5           54.7         60.4           65.9           71.8
Goodwill, net                                                           -              -            -              -              -
Excess Reorganization  Value                                        585.2          585.2        585.2          585.2          585.2
Other intangibles, net                                               84.9           79.5         72.2           66.3           60.4
Income Tax Benefit                                                  330.9          300.6        270.4          240.1          209.9
Other noncurrent assets                                             114.7          122.6        129.9          137.4          145.3
                                                                --------------------------------------------------------------------
               Total assets                                     $ 3,788.9      $ 3,888.5    $ 4,057.1      $ 4,276.6      $ 4,509.5
                                                                ====================================================================


                      Liabilities & Shareholders' Equity
                      ----------------------------------

Current liabilities:
     Short-term debt                                               $ 11.6         $ 11.6       $ 11.6         $ 11.6         $ 11.6
     Current installments of long-term debt                           6.3            6.3          6.3            6.3            6.3
     Accounts payable and accrued expenses                          312.1          317.7        329.6          339.9          346.3
     Income taxes                                                    31.2           31.2         31.2           31.2           31.2
                                                                --------------------------------------------------------------------
          Total current liabilities                                 361.2          366.8        378.7          389.0          395.4

Liabilities subject to compromise                                       -              -            -              -              -

Long-term debt                                                       26.4           19.6         13.9            9.7            8.4
Restructured Debt                                                   775.0          775.0        775.0          775.0          775.0
Exit Revolver                                                           -              -            -              -              -
Postretirement and post employment benefit liabilities              428.1          425.2        421.5          417.0          412.7
Pension benefit liabilities                                         242.9          244.6        246.5          248.2          250.0
Other long-term liabilities                                         102.3          104.5        105.3          106.2          107.3
Deferred income taxes                                               100.3          104.9        110.4          122.8          129.6
Minority interest in subsidiaries                                    10.6           12.8         15.2           18.0           20.8
                                                                --------------------------------------------------------------------
          Total liabilities                                       2,046.8        2,053.4      2,066.5        2,085.9        2,099.2

Shareholders' equity:
   Equity pre/post emergence                                      1,728.5        1,728.5      1,728.5        1,728.5        1,728.5
   Additional changes in APIC for restricted stock                                                5.6           11.2           16.8
   Retained earnings                                                 13.6          106.6        256.5          451.0          665.0
                                                                --------------------------------------------------------------------
          Total shareholders' equity                              1,742.1        1,835.1      1,990.6        2,190.7        2,410.3

                                                                --------------------------------------------------------------------
          Total liabilities and shareholders' equity            $ 3,788.9      $ 3,888.5    $ 4,057.1      $ 4,276.6      $ 4,509.5
                                                                ====================================================================

See Explanatory Notes to the Consolidated Financial Statements


                                      C-13 (b)

** TABLE COMPLETE **

           EXPLANATORY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


EXPLANATORY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS CONCERNING "POR ADJUSTMENTS."

1. Cash projected to be paid as of the Effective Date includes $350 million to the Asbestos PI Trust and the holders of Allowed Unsecured Claims paid out of cash and cash equivalent balances and drawings under the Revolving Credit Facility. The remaining cash and cash equivalent balance of $129.2 million will be used for distributions and payments with respect to Allowed Convenience Claims, cure amounts under assumed executory contracts, Exit Financing Costs, and certain Administrative Expenses, as well as operating cash needs estimated in this projection to be $90 million.

2. To adjust inventory to its approximate fair value through the elimination of the LIFO reserve ($52.6 million) and recognition of the estimated manufacturing profit in finished goods inventory ($20.1 million). Following the Effective Date, inventory will continue to be calculated on the LIFO method for both book and tax purposes, where permitted.

3. AWI will receive tax deductions for cash, debt and the value of equity securities contributed to the Asbestos PI Trust. An income tax receivable of $54.8 million will result from carryback of losses to years with available income. Deferred income tax assets of $346.0 million result from deferred deductions available to offset income tax payment in future periods. For purposes of these projections, it is assumed that all tax benefits, other than foreign tax credit carryforwards, are available upon the Effective Date and no valuation allowance is necessary. Foreign tax carryforwards were ignored because they are expected to expire unutilized.

4. To adjust net property, plant and equipment to an estimate of its fair value in accordance with the fresh start accounting provisions of SOP 90-7. Since the appraisal process is not yet complete, $150 million is an estimate used for purposes of these projections.

5. To record the transfer, at book value, of certain insurance related assets to the Asbestos PI Trust.

6. To record the fair value of the benefit plans as of the Effective Date, in accordance with SOP 90-7 and FAS 106, 112, and 87.

7. In accordance with the fresh start accounting provisions SOP 90-7, existing goodwill is eliminated, and excess reorganization value is recorded for amounts in excess of value allocable to identifiable assets.

8. To record the discharge of Liabilities Subject to Compromise through the distribution pursuant to the Plan of debt securities, common stock, and the cash previously mentioned in Note 1.

           o Armstrong will issue five, seven and ten year notes in the aggregate principal amount of $775 million.

           o Reorganized AWI has an estimated equity value of $1,728.5 million. New Common Stock of Reorganized AWI will be issued with an estimated value of $1,691 million after deducting $37.5 million of value for the New Warrants and before dilution from the equity incentive plan. The Existing AWI Common Stock will be cancelled, and the holders thereof will receive New Warrants with an expected fair value of approximately $35-$40 million.

           o Restricted stock awards granted at the Effective Date are expensed over the term of the award based on the fair value of the stock at the date of grant. As the restricted stock vests, the fair value is credited to equity as a component of Additional Paid In Capital.

9. To record liabilities reinstated on the books of Reorganized AWI.

10. To the extent that the above adjustments give rise to temporary book/tax differences, deferred taxation has been provided on these amounts at statutory rates of income tax.


INCOME STATEMENT IMPACT

SOP 90-7 adjustments impact the consolidated statement of income as follows:

1. Manufacturing profit in inventory as part of the finished goods inventory adjustment to fair value. Disposal of this inventory based on estimated sales is projected to increase cost of sales by approximately $20 million in the second half of 2003.

2. The fair value adjustment of the property, plant and equipment is being amortized over eleven years, unfavorably impacting the P&L by $6.8 million in the second half of 2003 and $13.6 million per year thereafter.

3. Projected reorganization expense incurred after the Effective Date in the amount of $9.2 million in 2003 and $2.0 million in 2004 has been included in the determination of Operating Income.

                ARMSTRONG WORLD INDUSTRIES, INC. AND SUBSIDIARIES
                     PROJECTED CONSOLIDATED INCOME STATEMENT
                           ($ IN MILLIONS - UNAUDITED)

                                                       ----------------------------------------------------------------------------
                                                                                     Reorganized Projected at
                                                                                            December 31,
                                                       ----------------------------------------------------------------------------
                                                            2H 2003           2004           2005           2006              2007
                                                            -------           ----           ----           ----              ----
 Net Sales                                                $ 1,648.7      $ 3,427.6      $ 3,589.2      $ 3,732.7         $ 3,852.2
 Cost of Goods Sold                                         1,270.0        2,577.5        2,663.6        2,747.3           2,824.5
                                                       ----------------------------------------------------------------------------
 Gross Profit                                                 378.7          850.1          925.6          985.4           1,027.7
       SGA                                                    323.8          656.2          649.8          644.3             659.7
       Amortization                                             8.2           17.9           18.8           17.4              17.4
       Equity in earnings from affiliates                     (10.9)         (21.2)         (24.0)         (24.9)            (25.8)
       Post Confirmation Reorganization Expense                 9.2            2.0            0.0            0.0               0.0
                                                       ----------------------------------------------------------------------------
Operating income (loss)                                      $ 48.4        $ 195.2        $ 281.0        $ 348.6           $ 376.4
       Interest expense                                        25.3           48.9           48.7           48.4              48.3
       Other (income) expense                                  (2.9)          (2.4)          (4.5)          (7.1)            (10.1)
       Minority interest                                        0.9            2.3            2.6            2.8               2.9
                                                       ----------------------------------------------------------------------------
Earnings before income taxes                                 $ 25.1        $ 146.4        $ 234.2        $ 304.5           $ 335.3
       Income tax expense                                      11.5           53.4           84.3          110.0             121.3

                                                       ----------------------------------------------------------------------------
Net earnings from Continued Operations                       $ 13.6         $ 93.0        $ 149.9        $ 194.5           $ 214.0
                                                       ============================================================================



SEGMENTAL DATA
                                                            2H 2003           2004           2005           2006              2007
                                                            -------           ----           ----           ----              ----
Net Sales

Resilient Floor                                             $ 602.8      $ 1,236.0      $ 1,273.0      $ 1,326.0         $ 1,370.0
Wood Floor                                                    373.9          789.0          822.0          844.0             867.0
Textile & Sports Floor                                        131.7          261.0          266.0          272.0             275.0
Eliminations                                                   (2.2)          (9.4)          (9.8)         (10.3)            (10.8)
                                                       ----------------------------------------------------------------------------
Total Floor                                               $ 1,106.2      $ 2,276.6      $ 2,351.2      $ 2,431.7         $ 2,501.2
Building Products                                             431.3          901.0          963.0        1,001.0           1,026.0
Cabinets                                                      111.2          250.0          275.0          300.0             325.0
                                                       ----------------------------------------------------------------------------
Total Company                                             $ 1,648.7      $ 3,427.6      $ 3,589.2      $ 3,732.7         $ 3,852.2
                                                       ============================================================================

Operating Income

Resilient Floor                                              $ 45.7         $ 92.0        $ 106.0        $ 135.0           $ 147.0
Wood Floor                                                     14.0           61.0           76.0           81.0              88.0
Textile & Sports Floor                                         (1.0)          10.0           15.0           20.0              23.0
                                                       ----------------------------------------------------------------------------
Total Floor                                                  $ 58.7        $ 163.0        $ 197.0        $ 236.0           $ 258.0
Building Products                                              46.9           86.0          130.0          147.0             149.0
Cabinets                                                        0.5           15.0           22.0           32.0              38.0
Corporate/other (including Fresh Start adjustments)           (57.7)         (68.8)         (68.0)         (66.4)            (68.6)
                                                       ----------------------------------------------------------------------------
Total Company                                                $ 48.4        $ 195.2        $ 281.0        $ 348.6           $ 376.4
                                                       ============================================================================


                ARMSTRONG WORLD INDUSTRIES, INC. AND SUBSIDIARIES
                 PROJECTED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           ($ IN MILLIONS - UNAUDITED)

                                                                     --------------------------------------------------------------
                                                                                        Reorganized Projected at
                                                                                                 December 31,
                                                                     --------------------------------------------------------------
                                                                       2H 2003         2004        2005          2006         2007
                                                                       -------         ----        ----          ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income                                                       $ 13.6       $ 93.0     $ 149.9       $ 194.5      $ 214.0
       Depreciation, amortization, other non-cash charges                 96.8        151.0       151.4         150.4        150.2
       Deferred income taxes                                             (11.8)         4.6         5.5          12.4          6.8
       Equity (earnings) change in affiliates                            (10.9)       (21.2)      (24.0)        (24.9)       (25.8)
       (Increase) decrease in receivables                                 40.8        (15.5)      (16.9)        (14.9)       (12.5)
       (Increase) decrease in inventories                                 39.0        (14.1)       (6.9)        (11.3)        (7.3)
       (Increase) decrease in other current assets                        (0.8)        54.2         0.0          (0.1)        (0.2)
       (Increase) decrease in other noncurrent assets                      5.6          7.5        14.1          14.5         14.6
       Increase (decrease)  in accounts payable and accrued expenses     (27.9)         5.6        11.8          10.4          6.4
       Increase (decrease) in income taxes payable                         1.6          0.0         0.0           0.0          0.0
       Increase (decrease) in other long-term liabilities                 (7.0)         1.1        (1.1)         (1.8)        (1.5)
       Other                                                               1.2          2.3         2.7           2.8          3.0
                                                                     --------------------------------------------------------------
NET CASH PROVIDED (USED BY) OPERATING ACTIVITIES                       $ 140.2      $ 268.5     $ 286.5       $ 332.0      $ 347.7

CASH FLOWS FROM INVESTING ACTIVITIES:
       Capital Expenditures                                              (44.7)      (125.6)     (122.3)       (122.8)      (127.8)
       Distributions of equity affiliates                                  8.4         17.0        18.3          19.4         19.9
                                                                     --------------------------------------------------------------
NET CASH PROVIDED (USED FOR) INVESTING ACTIVITIES                      $ (36.3)    $ (108.6)   $ (104.0)     $ (103.4)    $ (107.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
       Total Debt (non-revolver)                                          (4.4)        (6.8)       (5.7)         (4.3)        (1.3)
       Total Revolver                                                   (123.6)         0.0         0.0           0.0          0.0
                                                                     --------------------------------------------------------------
NET CASH PROVIDED (USED FOR) FINANCING ACTIVITIES                     $ (128.0)      $ (6.8)     $ (5.7)       $ (4.3)      $ (1.3)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                   $ (24.1)     $ 153.1     $ 176.8       $ 224.3      $ 238.5
Cash and cash equivalents at beginning of period                       $ 129.2      $ 105.1     $ 258.2       $ 435.0      $ 659.3

Cash and cash equivalents at end of period                             $ 105.1      $ 258.2     $ 435.0       $ 659.3      $ 897.8
                                                                     ==============================================================


                      IMPORTANT INFORMATION FOR HOLDERS OF
                    COMMON STOCK OF ARMSTRONG HOLDINGS, INC.

In connection with the proposed Plan, the Board of Directors of Armstrong Holdings, Inc. ("AHI") contemplates proposing the dissolution and winding-up of AHI. In that regard, AHI intends to file relevant materials with the U.S. Securities and Exchange Commission ("SEC"), including a proxy or consent solicitation statement with respect to approval by AHI's shareholders of the dissolution of AHI and a plan of liquidation. Because those documents will contain important information, stockholders of AHI are urged to read them, if and when they become available. When filed with the SEC, they will be available for free at the SEC's website, www.sec.gov. AHI stockholders will receive information at an appropriate time on how to obtain documents related to such matters for free from AHI. Such documents are not currently available.

Directors and executive officers of AHI and its subsidiaries may be deemed to be participants in AHI's solicitation of proxies or consents from its stockholders in connection with this matter. Information about such directors and executive officers and their respective stock ownership and other interests is set forth in AHI's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. Participants in AHI's solicitation may also be deemed to include various directors, executive officers and other persons:

DIRECTORS: H. Jesse Arnelle, Van C. Campbell, Judith R. Haberkorn, John A. Krol, Michael D. Lockhart, James E. Marley, John J. Roberts, Ruth M. Owades, M. Edward Sellers, Jerre L. Stead

OFFICERS: Matthew J. Angello, Leonard A. Campanaro, Chan W. Galbato, Gerard L. Glenn, David E. Gordon, Michael D. Lockhart, John N. Rigas, William C. Rodruan, Stephen J. Senkowski, Barry M. Sullivan, April L. Thornton

As of the date of this communication, none of these participants individually beneficially owns more than 1% of AHI's common stock. Except as disclosed above, to the knowledge of AHI, none of these persons has any interest, direct or indirect, by security holdings or otherwise, in AHI. Stockholders will be able to obtain additional information regarding the interests of the participants by reading the proxy or consent solicitation statement of AHI if and when it becomes available.

                                   EXHIBIT "D"


                        ARMSTRONG WORLD INDUSTRIES, INC.
                  BALLOT SOLICITATION AND TABULATION PROCEDURES
                  ---------------------------------------------


1.         Definitions:.........................................................................................................1

           a.        "Asbestos Publication Notice"..............................................................................1

           b.        "Bankruptcy Court".........................................................................................1

           c.        "Claims Settlement Guidelines".............................................................................1

           d.        "Confirmation Hearing".....................................................................................1

           e.        "Debt Nominees"............................................................................................1

           f.        "Depository"...............................................................................................1

           g.        "Disclosure Statement".....................................................................................1

           h.        "Disclosure Statement Order"...............................................................................1

           i.        "Debt Securities"..........................................................................................1

           j.        "Debt Securities Trustee"..................................................................................1

           k.        "Equity Nominees"..........................................................................................1

           l.        "Equity Securities Transfer Agents"........................................................................2

           m.        "General Bar Date Order"...................................................................................2

           n.        "Holdings Equity Securities"...............................................................................2

           o.        "Holdings Record Date".....................................................................................2

           p.        "Lenders"..................................................................................................2

           q.        "Master Ballot"............................................................................................2

           r.        "Plan".....................................................................................................2

           s.        "Publication Notice".......................................................................................2

           t.        "Record Amount"............................................................................................2

           u.        "Solicitation Package".....................................................................................2

           v.        "Special Voting Agent".....................................................................................2

           w.        "Voting Agent".............................................................................................3

           x.        "Voting Deadline"..........................................................................................3

           y.        "Voting Record Date".......................................................................................3

2.         Publication Notices..................................................................................................3

           a.        Publication Notice.........................................................................................3

           b.        Asbestos Publication Notice................................................................................3

3.         Distribution of Solicitation Packages................................................................................3

           a.        Scheduled Claims...........................................................................................3

           b.        Filed Claims...............................................................................................3



           c.        Asbestos Personal Injury Claims............................................................................4

           d.        Parties to Executory Contracts and Unexpired Leases........................................................4

           e.        Determination of Holders of Record.........................................................................4

           f.        Lender Claims..............................................................................................4

           g.        Debt Securities and Holdings Equity Securities.............................................................4

           h.        Equity Interests...........................................................................................6

           i.        Other Parties..............................................................................................6

4.         Special Procedures Relating to Asbestos Personal Injury Claims.......................................................7

           a.        Distribution of Solicitation Packages......................................................................7

           b.        Calculation of Votes With Respect to Asbestos Personal Injury Claims.......................................8

           c.        Completion and Return of Master Ballots by Attorneys for Holders of
                     Asbestos Personal Injury Claims...........................................................................10

5.         Return of Ballots...................................................................................................11

           a.        Claimants that Are Entitled to Vote.......................................................................11

           b.        Authority to Complete and Execute Ballots.................................................................12

           c.        Place to Send Completed Ballots...........................................................................12

           d.        Deadline for Receiving Completed Ballots..................................................................12

6.         Tabulation of Ballots...............................................................................................13

           a.        Determination of Amount of Claims Voted...................................................................13

           b.        Determination of Number of Claims Voted by Beneficial Owners of Debt Securities...........................16

           c.        Aggregation of Multiple Unsecured Claims (other than Debt
                     Securities) for Voting, Classification, and Treatment under the Plan 16

           d.        Ballots Excluded..........................................................................................16

           e.        General Voting Procedures and Standard Assumptions........................................................17



                        ARMSTRONG WORLD INDUSTRIES, INC.
                  BALLOT SOLICITATION AND TABULATION PROCEDURES
                  ---------------------------------------------

The following procedures (the "Voting Procedures") are adopted with respect to
(a) the distribution of Ballot solicitation materials with respect to the Plan (as hereinafter defined) and (b) the return and tabulation of Ballots and Master Ballots.

1.   DEFINITIONS:

     A. "ASBESTOS PUBLICATION NOTICE" means a published notice of (a) the approval of the Disclosure Statement and the scheduling of the Confirmation Hearing and (b) the procedure for holders of Asbestos Personal Injury Claims to obtain a Solicitation Package in a form approved by the Bankruptcy Court in the Disclosure Statement Order.

     B. "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware.

     C. "CLAIMS SETTLEMENT GUIDELINES" means the settlement guidelines and authority contained in that certain Order Granting Motion of the Debtors for Order Pursuant to Section 105(a) of the Bankruptcy Code and Bankruptcy Rule 9019(b) Authorizing the Establishment of Procedures to Settle Certain Prepetition Claims Against the Debtors' Estates dated May 31, 2002.

     D. "CONFIRMATION HEARING" means the hearing on the confirmation of the Plan, as such hearing may be adjourned from time to time.

     E. "DEBT NOMINEES" means institutional holders of record of Debt Securities who hold Debt Securities in "street name" on behalf of beneficial owners or otherwise represent such beneficial holders.

     F. "DEPOSITORY" means the Depository Trust Company in the United States, and Euroclear and Clearstream or other similar entity outside the United States.

     G. "DISCLOSURE STATEMENT" means the disclosure statement in connection with the Plan, as approved by the Bankruptcy Court in the Disclosure Statement Order.

     H. "DISCLOSURE STATEMENT ORDER" means the Order of the Bankruptcy Court approving the Disclosure Statement.

     I. "DEBT SECURITIES" means the debt securities of AWI that are either fully registered or registered as to principal only. Debt Securities does not include Claims arising under or in connection with that certain Credit Agreement, dated October 29, 1998, among AWI, JPMorgan Chase Bank, as agent, and the Lenders.

     J. "DEBT SECURITIES TRUSTEE" means the indenture trustee for any issue of debt securities of AWI as to which all or some of such debt securities constitute Debt Securities.

     K. "EQUITY NOMINEES" means institutional holders of record of Holdings Equity Securities who hold Holdings Equity Securities in "street name" on behalf of beneficial owners or otherwise represent such beneficial owners.

     L. "EQUITY SECURITIES TRANSFER AGENTS" means the transfer agent for any issue of Holdings Equity Securities.

     M. "GENERAL BAR DATE ORDER" means the order of the Bankruptcy Court, dated April 18, 2001, which fixed the deadline for filing proofs of claim against AWI's estate for all claims other than Asbestos Personal Injury Claims and Asbestos Property Damage Claims.

     N. "HOLDINGS EQUITY SECURITIES" means any equity securities issued by Armstrong Holdings, Inc.

     O. "HOLDINGS RECORD DATE" means the earlier of (i) the date selected by the Board of Directors of Armstrong Holdings, Inc. as the record date for the voting of Holdings Equity Securities on the Holdings Plan of Liquidation and (ii) May 9, 2003.

     P. "LENDERS" means the lenders under that certain Credit Agreement, dated October 29, 1998, among AWI, JPMorgan Chase Bank, as agent, and the lenders party thereto.

     Q. "MASTER BALLOT" means a Ballot (a) filed on behalf of one or more beneficial owners of Debt Securities in accordance with the procedures set forth in section 3.f of these Voting Procedures or (b) filed on behalf of one or more holders of Asbestos Personal Injury Claims pursuant to section 4.c of these Voting Procedures.

     R. "PLAN" means the Plan of Reorganization of Armstrong World Industries, Inc. dated November 4, 2002, as may be amended.

     S. "PUBLICATION NOTICE" means a published notice of (a) the approval of the Disclosure Statement and the scheduling of the Confirmation Hearing and (b) the procedure for holders of Claims to obtain a Solicitation Package in a form approved by the Bankruptcy Court in the Disclosure Statement Order.

     T. "RECORD AMOUNT" means the amount shown on the records of the Debt Securities Trustees and the Debt Nominees (as confirmed by record and depositary listings) as of the Voting Record Date.

     U. "SOLICITATION PACKAGE" means, and will consist of, all of the following:

          i. Notice of the Confirmation Hearing and related matters, substantially in a form approved by the Bankruptcy Court, setting forth, inter alia, the time fixed for filing acceptances and rejections to the Plan, the time fixed for filing objections to confirmation of the Plan, and the date and time of the Confirmation Hearing.

          ii.  Disclosure Statement Order.

          iii. Disclosure Statement (with the Plan attached as an exhibit thereto).

          iv.  Order approving the Voting Procedures described herein.

          v. For Entities entitled to vote, appropriate Ballots and voting instructions.

          vi. For Entities entitled to vote, pre-addressed, postage-paid, return envelopes.

          vii. Any other materials ordered by the Bankruptcy Court to be included as part of the Solicitation Package.

     V. "SPECIAL VOTING AGENT" means with respect to Debt Securities and Holdings Equity Securities, Innisfree M&A Incorporated, or such other firm that may be retained by AWI to act as the solicitation and tabulation agent with respect to the Plan.

     W. "VOTING AGENT" means with respect to the holder of the Equity Interests and all holders of Claims entitled to vote on the Plan other than the holders of Debt Securities, Trumbull Services, LLC, or such other firm that may be retained by AWI to act as the solicitation and tabulation agent with respect to the Plan.

     X. "VOTING DEADLINE" means the date that is established by the Bankruptcy Court as the deadline for the return of Ballots on the Plan.

     Y. "VOTING RECORD DATE" means the date that is two (2) Business Days after the date of the Disclosure Statement Order.

           Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

2.   PUBLICATION NOTICES:

     A.   PUBLICATION NOTICE:

          AWI will cause the Publication Notice to be published (i) twice in the weekday edition of the national editions of The New York Times, The Wall Street Journal, and USA Today, (ii) once, in each of the trade publications as set forth in the Disclosure Statement Order, and (iii) once, in each of the newspapers set forth on Exhibit "A" hereto on a date not less than thirty (30) calendar days prior to the Confirmation Hearing.

     B.   ASBESTOS PUBLICATION NOTICE:

          AWI will cause the Asbestos Publication Notice to be published once in each of the publications set forth on Exhibit "B" hereto on a date not less than thirty (30) calendar days prior to the Confirmation Hearing.

3.   DISTRIBUTION OF SOLICITATION PACKAGES:

     A.   SCHEDULED CLAIMS:

          The Voting Agent will cause a Solicitation Package to be served upon each holder of a Claim against AWI listed in the Schedules as of the Voting Record Date as liquidated, undisputed, and noncontingent (other than holders of Debt Securities) and with a claim amount in excess of $0.00.

     B.   FILED CLAIMS:

          The Voting Agent will cause a Solicitation Package to be served upon each holder of a Claim represented by a proof of claim filed against AWI that has not been withdrawn or disallowed or expunged by an order of the Bankruptcy Court entered on or before the Voting Record Date, other than a proof of claim asserting (a) Claims under, or evidenced by, any Debt Securities and (b) Asbestos Personal Injury Claims, which claims shall be dealt with as described below. If the relevant proof of claim does not indicate the appropriate classification of a Claim, and such classification cannot be determined from the Schedules, such Claim shall be treated as an Unsecured Claim. Each holder of an Asbestos Property Damage Claim that timely filed a proof of claim that has not been withdrawn, expunged, or disallowed by the Voting Record Date will be sent a Solicitation Package and, if no objection to such Asbestos Property Damage Claim is pending as of the Voting Record Date, a Ballot.

     C.   ASBESTOS PERSONAL INJURY CLAIMS:

          The Voting Agent will cause Solicitation Packages to be served with respect to Asbestos Personal Injury Claims in the manner described in section 4.a hereof.

     D.   PARTIES TO EXECUTORY CONTRACTS AND UNEXPIRED LEASES:

          (i) Each Entity that is listed on the Schedules as a party to an executory contract or an unexpired lease with AWI, irrespective of whether, pursuant to section 365(a) of the Bankruptcy Code, such contract is, in fact, an "executory contract" or such lease is, in fact, an "unexpired lease," and (ii) any other Entity listed as a party to any contract listed on Exhibit 8.2, Exhibit 8.4, or Exhibit 8.5(b) to the Plan will receive a Solicitation Package.

     E.   DETERMINATION OF HOLDERS OF RECORD:

          Except with respect to Asbestos Personal Injury Claims, Claims under, or evidenced by, any Debt Securities, or Holdings Equity Securities, the Solicitation Package will be served upon the Entity that holds a Claim or the Equity Interests as of the Voting Record Date, and AWI will have no obligation to cause a Solicitation Package to be served upon any subsequent holder of such Claim (as evidenced by any notice of assignment of such Claim entered on the Bankruptcy Court's docket or that only becomes effective after the Voting Record Date or otherwise) or Equity Interest.

     F.   LENDER CLAIMS

          JPMorgan Chase Bank, as agent, will provide, within five (5) business days of the date of the Disclosure Statement Order, the Voting Agent with a list of the names, addresses, and holdings of the Lenders as of the Voting Record Date. The Voting Agent will cause a Solicitation Package to be served upon each holder of a Claim held by a Lender as of the Voting Record Date. The Lenders shall then return the Ballots to the Voting Agent by the Voting Deadline.

     G.   DEBT SECURITIES AND HOLDINGS EQUITY SECURITIES:

          To all holders of Debt Securities and Holdings Equity Securities, according to the following procedures:

          (I)  LIST OF RECORD HOLDERS:

               Pursuant to Bankruptcy Rules 1007(i) and 3017(e), within five (5) Business Days after the Voting Record Date or the Holdings Record Date, as the case may be, the Debt Securities Trustees and Equity Securities Transfer Agents shall provide to the Special Voting Agent (a) a copy of the list of the names, addresses, and holdings of the holders of Debt Securities as of the Voting Record Date, or Holdings Equity Securities as of the Holdings Record Date, as applicable, (b) a set of mailing labels for such holders, and (c) such other information as the Special Voting Agent deems reasonably necessary to perform its duties hereunder. Upon request by the Special Voting Agent, the Debt Securities Trustees and Equity Securities Transfer Agents shall provide additional sets of mailing labels. The Special Voting Agent shall use such lists, mailing labels, and other information only for purposes consistent with these Voting Procedures.

          (II) DETERMINATION OF NUMBER OF BENEFICIAL OWNERS:

               As soon as practicable after the entry of the Disclosure Statement Order, the Special Voting Agent shall attempt to contact the institutional holders of record of the Debt Securities to determine whether such holders hold as Debt Nominees and to ascertain the number of beneficial owners of such

               Debt Securities holding through each such Debt Nominee. As soon as practicable after the Holdings Record Date has been determined, the Special Voting Agent shall attempt to contact the institutional holders of record of the Equity Securities to determine whether such holders hold as Equity Nominees and to ascertain the number of beneficial owners of such Equity Securities holding through each such Equity Nominee.

          (III) DISTRIBUTION TO RECORD HOLDERS OTHER THAN DEBT NOMINEES AND EQUITY NOMINEES:

               The Special Voting Agent will cause to be served upon each registered record holder (other than Debt Nominees), as of the Voting Record Date, of any Debt Securities, a Solicitation Package within the time provided by the Disclosure Statement Order. The Special Voting Agent will cause to be served upon each registered holder (other than Equity Nominees), as of the Holdings Record Date, of any Holdings Equity Securities, a Solicitation Package, no later than the earlier of (i) the deadline for distribution of the proxy solicitation materials relating to the Holdings Plan of Liquidation and (ii) ten (10) Business Days after the Holdings Record Date.

          (IV) DISTRIBUTION TO DEBT NOMINEES AND EQUITY NOMINEES:

               For Debt Securities and Holdings Equity Securities, the Special Voting Agent will cause to be served upon each Debt Nominee and Equity Nominee materials comprising Solicitation Packages, in sufficient numbers estimated to allow dissemination of Solicitation Packages to each of the beneficial owners of Debt Securities and Holdings Equity Securities for which it serves, together with a copy of these Voting Procedures, and with instructions to each such Debt Nominee and Equity Nominee to (i) contact the Special Voting Agent for additional sets of Solicitation Packages, if necessary, and (ii) promptly (within five (5) Business Days after receipt of the Solicitation Packages) distribute the Solicitation Packages to the beneficial owners for which it serves. Upon request by a Debt or Equity Securities Nominee, the Special Voting Agent shall send any such Entity a Solicitation Package. For Debt Securities, the Special Voting Agent will cause such materials to be served within the time provided by the Disclosure Statement Order. For Equity Securities, the Special Voting Agent will cause such materials to be served no later than the earlier of (i) the deadline for distribution of the proxy solicitation materials relating to the Holdings Plan of Liquidation and (ii) ten (10) Business Days after the Holdings Record Date.

               (1)  DEBT NOMINEES' OPTIONS FOR OBTAINING VOTES:

               Debt Nominees will have two options for obtaining the votes of beneficial owners of Debt Securities, consistent with customary practices for obtaining the votes of securities held in street name:

                    (a) The Debt Nominee may "prevalidate" the individual Ballot contained in the Solicitation Package and then forward the Solicitation Package to the beneficial owner of the Debt Securities for voting within five (5) Business Days after the receipt by such Debt Nominee of the Solicitation Package, with the beneficial owner then returning the individual Ballot directly to the Special Voting Agent in the return envelope to be provided in the Solicitation Package. A Debt Nominee "prevalidates" a beneficial owner's Ballot by indicating thereon the record holder of the Debt Securities voted, the amount of Debt Securities held by the beneficial owner, and the appropriate account numbers through which the beneficial owner's holdings are derived. The beneficial owner shall return the "prevalidated" Ballot to the Special Voting Agent.

                    (b) The Debt Nominee may forward the Solicitation Package to the beneficial owner of the Debt Securities for voting along with a return envelope provided by and addressed to the Debt Nominee, with the beneficial owner then returning the individual Ballot to the Debt Nominee. In such case, the Debt Nominee will summarize the votes of its respective beneficial owners on a Master Ballot that will be provided to the Debt Nominee separately by the Special Voting Agent, in accordance with any instructions set forth in the instructions to the Master Ballot, and then return the Master Ballot to the Special Voting Agent. THE DEBT NOMINEE SHOULD ADVISE THE BENEFICIAL OWNERS TO RETURN THEIR INDIVIDUAL BALLOTS TO THE DEBT NOMINEE BY A DATE CALCULATED BY THE DEBT NOMINEE TO ALLOW IT TO PREPARE AND RETURN THE MASTER BALLOT TO THE SPECIAL VOTING AGENT SO THAT THE MASTER BALLOT IS ACTUALLY RECEIVED BY THE SPECIAL VOTING AGENT BY THE VOTING DEADLINE.

                    (c) Debt Nominees that elect to use the Master Ballot voting process are required to retain the Ballots cast by their respective beneficial owners for inspection for one (1) year following the Voting Deadline, unless otherwise instructed in writing by AWI or ordered by the Bankruptcy Court. Each Debt Nominee that elects to "prevalidate" Ballots must maintain a list of those beneficial owners as of the Voting Record Date to whom Ballots were sent for one (1) year following the Voting Deadline, unless otherwise instructed in writing by AWI or ordered by the Bankruptcy Court.

          (2)  REIMBURSEMENT OF EXPENSES:

               AWI will, upon written request, reimburse Debt Securities Trustees, Debt Nominees, Equity Securities Transfer Agents, and Equity Nominees, or any of their agents, for their reasonable, actual, and necessary out-of-pocket expenses incurred in performing the tasks described above, and will utilize the guidelines of the New York Stock Exchange in approving such requests.

H.   EQUITY INTERESTS:

     The Voting Agent will cause a Solicitation Package to be served upon the holder of record of the Equity Interests in AWI.

I.   OTHER PARTIES:

     The Voting Agent will cause a Solicitation Package to be served upon the Securities and Exchange Commission, the Office of the United States Trustee for the District of Delaware, the attorneys for the agent for the AWI's prepetition bank lenders, the attorneys for the Debtors' postpetition bank lenders, the attorneys for the Unsecured Creditors' Committee, the attorneys for the Asbestos PI Claimants' Committee, the attorneys for the Asbestos Property Damage Committee, the attorneys for the Future Claimants' Representative, and on each party that filed a notice of appearance with the Bankruptcy Court and has not withdrawn such notice of appearance as of the Voting Record Date.

4.   SPECIAL PROCEDURES RELATING TO ASBESTOS PERSONAL INJURY CLAIMS:

     A.   DISTRIBUTION OF SOLICITATION PACKAGES:

          The Voting Agent will cause Solicitation Packages to be served with respect to Asbestos Personal Injury Claims as follows:

          (I) TO ATTORNEYS REPRESENTING INDIVIDUAL HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS:

               (1) A single Solicitation Package will be served upon each attorney known by AWI (as reflected in information furnished to AWI by the Center for Claims Resolution and as contained in any lists of attorneys furnished to AWI on or before the entry of the Disclosure Statement Order) to represent or potentially represent individuals who may hold or assert Asbestos Personal Injury Claims. SOLICITATION PACKAGES WILL NOT BE SERVED UPON THE INDIVIDUAL HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS, EXCEPT TO THE EXTENT (I) AN INDIVIDUAL HOLDER OF AN ASBESTOS PERSONAL INJURY CLAIM REQUESTS A SOLICITATION PACKAGE, (II) A PROOF OF ASBESTOS PERSONAL INJURY CLAIM IS SIGNED AND FILED BY AN INDIVIDUAL HOLDER OF AN ASBESTOS PERSONAL INJURY CLAIM PRIOR TO THE VOTING RECORD DATE, OR (III) AN ATTORNEY TIMELY ADVISES THE VOTING AGENT, PURSUANT TO SECTION 4.A(I)(2) HEREOF, OF THE NAMES AND ADDRESSES OF INDIVIDUALS WHO HOLD OR MAY ASSERT ASBESTOS PERSONAL INJURY CLAIMS WHO SHOULD RECEIVE THEIR OWN SOLICITATION PACKAGES. The Solicitation Package to be sent to each attorney will contain a separate copy of excerpts of these Voting Procedures pertaining directly to Asbestos Personal Injury Claims and a Master Ballot (as described more fully below) for the computation of votes on the Plan.

               (2)  If an attorney who receives a Solicitation Package either
                    (i) is unable to certify with respect to any holder of an Asbestos Personal Injury Claim represented by such attorney that such attorney has the authority to vote on the Plan on behalf of such holder (see section 4.c(ii) hereof) or (ii) wishes any holder of an Asbestos Personal Injury Claim represented by such attorney to cast his or her own Ballot on the Plan, such attorney shall, within ten (10) Business Days after the mailing of the Solicitation Package, furnish the Voting Agent with the name and address of each such holder.

          (II) TO INDIVIDUALS WHO HOLD OR ASSERT ASBESTOS PERSONAL INJURY
               CLAIMS:

               (1) TRANSMITTAL BY THE VOTING AGENT: If (x) an individual who holds or asserts an Asbestos Personal Injury Claim requests a Solicitation Package either by written or telephonic notice to the Voting Agent, or (y) an attorney who represents or purports to represent the holder of an Asbestos Personal Injury Claim furnishes names and addresses of individuals in accordance with section 4.a(i)(2) hereof to the Voting Agent, then the Voting Agent will cause to be mailed a Solicitation Package, together with a Ballot, directly to each such individual who holds or asserts an Asbestos Personal Injury Claim as to which it has received names and addresses within five (5) Business Days after receiving an individual request for a Solicitation Package or names and addresses of individual holders of Asbestos Personal injury Claims from any attorneys. If an individual who holds or asserts an Asbestos Personal Injury Claim signs and files a proof of Asbestos Personal Injury Claim prior to the Voting Record Date, then the Voting Agent will cause to be mailed a Solicitation Package, together with a Ballot, directly to each such individual by the deadline for mailing Solicitation Packages to holders of Claims other than Asbestos Personal Injury Claims established by the Bankruptcy Court in the Disclosure Statement Order.

               (2) TRANSMITTAL BY AN ATTORNEY: An attorney may choose to transmit the Solicitation Packages to his or her clients directly. If an attorney chooses to transmit the Solicitation Packages to his or her clients directly, such attorney must, within ten (10) Business Days after the mailing of the Solicitation Package, furnish a written request to the Voting Agent for a specified amount of Solicitation Packages and individual Ballots, which will be provided to such attorney within five (5) Business Days after receipt of such written request. AWI will reimburse such attorney for the actual postage incurred by the attorney. Attorneys seeking reimbursement shall submit reasonable evidence of postage expenses incurred in order to obtain such reimbursement.

          (III) TO HOLDERS OF INDIRECT PI TRUST CLAIMS:

               The Voting Agent will cause a Solicitation Package to be served upon each holder of an Indirect PI Trust Claim that has not been withdrawn or disallowed or expunged by an order of the Bankruptcy Court entered on or before the Voting Record Date.

B.   CALCULATION OF VOTES WITH RESPECT TO ASBESTOS PERSONAL INJURY CLAIMS:

     (I)  INDIVIDUAL HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS:

          Each holder of an Asbestos Personal Injury Claim (other than an Indirect PI Trust Claim) will have a single vote in an amount that will be based upon the type of disease that forms the basis for such holder's asserted Asbestos Personal Injury Claim. The amount of an Asbestos Personal Injury Claim, for voting purposes only, is as follows:

               (1) If the basis for the Asbestos Personal Injury Claim is alleged to be "MESOTHELIOMA" (according to the criteria set forth in the Asbestos PI Trust Distribution Procedures, which criteria will be described in the instructions on the Ballot), then each holder of an Asbestos Personal Injury Claim of this type shall vote its Asbestos Personal Injury Claim in an amount equal to the Average Value for "mesothelioma" set forth in the Asbestos PI Trust Distribution Procedures (which Average Value will be set forth in the instructions on the Ballot).

               (2) If the basis for the Asbestos Personal Injury Claim is alleged to be "LUNG CANCER 1" (according to the criteria set forth in the Asbestos PI Trust Distribution Procedures, which criteria will be described in the instructions on the Ballot), then each holder of an Asbestos Personal Injury Claim of this type shall vote its Asbestos Personal Injury Claim in an amount equal to the Average Value for "lung cancer 1" set forth in the Asbestos PI Trust Distribution Procedures (which Average Value will be set forth in the instructions on the Ballot).

               (3) If the basis for the Asbestos Personal Injury Claim is alleged to be "LUNG CANCER 2" (according to the criteria set forth in the Asbestos PI Trust Distribution Procedures, which criteria will be described in the instructions on the Ballot), then each holder of an Asbestos Personal Injury Claim of this type shall vote its Asbestos Personal Injury

                    Claim in an amount equal to the Average Value for "lung cancer 2" set forth in the Asbestos PI Trust Distribution Procedures (which Average Value will be set forth in the instructions on the Ballot).

               (4) If the basis for the Asbestos Personal Injury Claim is alleged to be "OTHER CANCER" (according to the criteria set forth in the Asbestos PI Trust Distribution Procedures, which criteria will be described in the instructions on the Ballot), then each holder of an Asbestos Personal Injury Claim of this type shall vote its Asbestos Personal Injury Claim in an amount equal to the Average Value for "other cancer" set forth in the Asbestos PI Trust Distribution Procedures (which Average Value will be set forth in the instructions on the Ballot).

               (5) If the basis for the Asbestos Personal Injury Claim is "SEVERE ASBESTOSIS" (according to the criteria set forth in the Asbestos PI Trust Distribution Procedures, which criteria will be described in the instructions on the Ballot), then each holder of an Asbestos Personal Injury Claim of this type shall vote its Asbestos Personal Injury Claim in an amount equal to the Average Value for "severe asbestosis" set forth in the Asbestos PI Trust Distribution Procedures (which Average Value will be set forth in the instructions on the Ballot).

               (6) If the basis for the Asbestos Personal Injury Claim is "ASBESTOSIS/PLEURAL DISEASE (LEVEL III)" (according to the criteria set forth in the Asbestos PI Trust Distribution Procedures, which criteria will be described in the instructions on the Ballot), then each holder of an Asbestos Personal Injury Claim of this type shall vote its Asbestos Personal Injury Claim in an amount equal to the Average Value for "asbestos/pleural disease (level III)" set forth in the Asbestos PI Trust Distribution Procedures (which Average Value will be set forth in the instructions on the Ballot).

               (7) If the basis for the Asbestos Personal Injury Claim is "ASBESTOSIS/PLEURAL DISEASE (LEVEL II)" (according to the criteria set forth in the Asbestos PI Trust Distribution Procedures, which criteria will be described in the instructions on the Ballot), then each holder of an Asbestos Personal Injury Claim of this type shall vote its Asbestos Personal Injury Claim in an amount equal to the Average Value for "asbestosis/pleural disease (level II)" set forth in the Asbestos PI Trust Distribution Procedures (which Average Value will be set forth in the instructions on the Ballot).

               (8) If the basis for the Asbestos Personal Injury Claim is "OTHER ASBESTOS DISEASE" (according to the criteria set forth in the Asbestos PI Trust Distribution Procedures, which criteria will be described in the instructions on the Ballot), then each holder of an Asbestos Personal Injury Claim of this type shall vote its Asbestos Personal Injury Claim in an amount equal to the Scheduled Value for "other asbestos disease" set forth in the Asbestos PI Trust Distribution Procedures (which Scheduled Value will be set forth in the instructions on the Ballot).

               The designation of the disease category by the holder of an Asbestos Personal Injury Claim or his or her attorney will be for voting purposes only and will not be binding upon the holder, AWI, the Asbestos PI Trust or any other Entity for any purpose other than for voting on the Plan.

          (II) INDIRECT PI TRUST CLAIMS:

               With respect to the tabulation of Ballots for all Indirect PI Trust Claims entitled to vote on the Plan, the amount to be used to tabulate acceptance or rejection of the Plan will be as follows: If, prior to the Voting Deadline, (i) the Bankruptcy Court enters an order fully or partially allowing a Claim, whether for all purposes or for voting purposes only, (ii) a Claim is fully or partially allowed for all purposes in accordance with the Claims Settlement Guidelines, or (iii) AWI and the holder of a Claim agree to fully or partially allow such Claim for voting purposes only and no objection to such allowance is received by AWI within seven (7) calendar days after service by first-class mail of notice of such agreement to the parties on the All Notices List (as such term is defined in the Order Establishing Case Management Procedures and Hearing Schedule, entered on February 11, 2002), the amount allowed thereunder. Otherwise, each holder of an Indirect PI Trust Claim entitled to vote will receive one vote in the amount of $100.00.

C. COMPLETION AND RETURN OF MASTER BALLOTS BY ATTORNEYS FOR HOLDERS OF ASBESTOS PERSONAL INJURY CLAIMS:

     Attorneys who represent individual holders of Asbestos Personal Injury Claims shall be permitted to cast Ballots for such holders, but only to the extent such attorneys have the authority from their clients to do so. Each attorney voting on behalf of the individuals who hold or assert Asbestos Personal Injury Claims who it represents and on whose behalf he or she has authority to vote shall complete a Master Ballot, which will set forth the votes cast by such attorney on behalf of any such clients. The following procedures will govern the completion and return of a Master Ballot:

          (I)  SUMMARIZING VOTES ON THE MASTER BALLOT:

               (1) The Master Ballot shall contain the following options for voting, one of which shall be marked by the attorney:

                    (a) "All claimants listed on the exhibit accompanying this Ballot ACCEPT the Plan."

                    (b) "All claimants listed on the exhibit accompanying this Ballot REJECT the Plan."

                    (c) "All claimants listed on the exhibit accompanying this Ballot ACCEPT the Plan, except as marked on such exhibit."

                    (d) "All claimants listed on the exhibit accompanying this Ballot REJECT the Plan, except as marked on such exhibit."

               (2) The attorney completing the Master Ballot also will have to complete the following summary of votes on the Plan for each disease category of Asbestos Personal Injury Claims for which the attorney is voting on the Plan:

                    (a) "Of the claimants listed in the MESOTHELIOMA disease category on the exhibit accompany this Ballot, _____ number of claimants vote to ACCEPT the Plan, and ______ number of claimants vote to REJECT the Plan."

                    (b) "Of the claimants listed in the LUNG CANCER 1 disease category on the exhibit accompany this Ballot, _____ number of claimants vote to ACCEPT the Plan, and ______ number of claimants vote to REJECT the Plan."

                    (c) "Of the claimants listed in the LUNG CANCER 2 disease category on the exhibit accompany this Ballot, _____ number of claimants vote to ACCEPT the Plan, and ______ number of claimants vote to REJECT the Plan."

                    (d) "Of the claimants listed in the OTHER CANCER disease category on the exhibit accompany this Ballot, _____ number of claimants vote to ACCEPT the Plan, and ______ number of claimants vote to REJECT the Plan."

                    (e) "Of the claimants listed in the SEVERE ASBESTOSIS disease category on the exhibit accompany this Ballot, _____ number of claimants vote to ACCEPT the Plan, and
                         ______ number of claimants vote to REJECT the Plan."

                    (f) "Of the claimants listed in the ASBESTOSIS/PLEURAL DISEASE (LEVEL III) disease category on the exhibit accompany this Ballot, _____ number of claimants vote to ACCEPT the Plan, and ______ number of claimants vote to REJECT the Plan."

                    (g)  "Of the claimants listed in the OTHER
                         ASBESTOSIS/PLEURAL DISEASE (LEVEL II) disease category on the exhibit accompany this Ballot, _____ number of claimants vote to ACCEPT the Plan, and ______ number of claimants vote to REJECT the Plan."

                    (h) "Of the claimants listed in the OTHER ASBESTOS DISEASE disease category on the exhibit accompany this Ballot, _____ number of claimants vote to ACCEPT the Plan, and
                         ______ number of claimants vote to REJECT the Plan."

          (II) CERTIFICATION BY ATTORNEY OF AUTHORITY TO VOTE:

               (1) The Master Ballot will contain certifications to be completed by the attorney preparing and signing the Master Ballot pursuant to which such attorney will certify that such attorney (i) has the authority to cast a Ballot on the Plan on behalf of the holders of each of the Asbestos Personal Injury Claims listed on the exhibit attached to the Master Ballot, and (ii) has the authority to represent the disease category indicated with respect to each holder of an Asbestos Personal Injury Claim listed on the exhibit attached to the Master Ballot, which disease category is true and correct.

               (2) If the attorney is unable to make such certifications on behalf of any holder of an Asbestos Personal Injury Claim whom he or she represents, the attorney may not cast a vote on behalf of such claimant and must timely send the information relating to the names and addresses of its clients for whom he or she may not vote to the Voting Agent in accordance with section 4.a(i)(2) hereof.

          (III) SUMMARY SHEET EXHIBIT TO THE MASTER BALLOT:

               (1) Each attorney shall prepare a summary sheet in the form attached to the Master Ballot. This summary sheet will become an exhibit to the Master Ballot and will list each individual holder of an Asbestos Personal Injury Claim represented by such attorney and on whose behalf the attorney is voting on the Plan by name, social security number, and disease type (i.e., mesothelioma, lung cancer 1, etc.). If any exceptions to the vote are noted pursuant to section 4.b(i)(4) or section 4.c(i)(1)(d) hereof, the attorney shall note such exceptions on the summary sheet.

               (2) The entire summary sheet must be attached as an exhibit to the Master Ballot, and the completed Master Ballot and exhibit must be returned to the Voting Agent in accordance with section 5.c(i) of these Voting Procedures.

5.   RETURN OF BALLOTS:

     A.   CLAIMANTS THAT ARE ENTITLED TO VOTE:

          Except as provided herein with respect to Asbestos Personal Injury Claims and Debt Securities, each claimant that has a Claim (i) for which a Claim amount may be determined pursuant to section 6.a hereof as of the Voting Deadline, (ii) which Claim is not treated as unimpaired under the Plan, (iii) which Claim is not in a class that is deemed to have rejected the Plan, and (iv) which Claim is not the subject of an objection that is pending as of the Voting Record Date unless an order is entered by the Bankruptcy Court allowing such Claim by the Voting Deadline, is entitled to vote to accept or reject the Plan. Notwithstanding the immediately preceding sentence, holders of Asbestos Property Damage Claims that provided to AWI's counsel by February 10, 2003 information responsive to the Bankruptcy Court's order on product identification shall be entitled to vote on the Plan unless (i) any such holder waives its right to vote on the Plan pursuant to a settlement agreement entered into with AWI and approved by the Bankruptcy Court prior to the Voting Deadline, or (ii) such Asbestos Property Damage Claim is disallowed prior to the Voting Deadline. The assignee of a transferred and assigned Claim (whether a filed or scheduled Claim) shall be permitted to vote such Claim only if the transfer and assignment has been noted on the Bankruptcy Court's docket and is effective pursuant to Bankruptcy Rule 3001(e) as of the close of business on the Voting Record Date.

     B.   AUTHORITY TO COMPLETE AND EXECUTE BALLOTS:

          If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or any other Entity acting in a fiduciary or representative capacity, such person must indicate such capacity when signing. The authority of the signatory of each Ballot to complete and execute the Ballot shall be presumed, but each such signatory shall certify, by executing the Ballot, that he or she has such authority and shall provide evidence of such authority upon request of the Voting Agent or Special Voting Agent.

     C.   PLACE TO SEND COMPLETED BALLOTS:

          (I)  VOTING AGENT:

               All Ballots other than Ballots for holders of Debt Securities, should be returned by mail to Trumbull Services, LLC, Attn:
               Armstrong World Industries, Inc., P.O. Box 1117, Windsor, CT 06095. Ballots may also be sent by hand delivery or overnight courier to Armstrong World Industries, Inc., c/o Trumbull Services, LLC, 4 Griffin Road North, Windsor, CT 06095.

          (II) SPECIAL VOTING AGENT:

               All Ballots for holders of Debt Securities (including, record holder Ballots, Master Ballots for Debt Securities, and "prevalidated" beneficial owner Ballots), except those beneficial owner Ballots that are to be returned to the Debt Nominees, should be returned by mail, hand delivery, or overnight courier to Innisfree M&A Incorporated, 501 Madison Avenue, 20th floor, New York, New York 10022 (Attn: Armstrong World Industries, Inc.).

     D.   DEADLINE FOR RECEIVING COMPLETED BALLOTS:

          (I) All Ballots must be ACTUALLY RECEIVED by the Voting Agent (Trumbull Services, LLC) or the Special Voting Agent (Innisfree M&A Incorporated), as applicable, by 5:00 p.m., New York, New York, time, by the Voting Deadline. Such Ballots may be received by the Voting Agent or Special Voting Agent at the applicable address set forth on the return envelope. Neither the Voting Agent nor the Special Voting Agent will accept Ballots submitted by facsimile or electronic transmission. The Voting Agent and the Special Voting Agent will date and time-stamp all Ballots when received. In addition, the Voting Agent and Special Voting Agent will make a photocopy of all such Ballots received (including all

               Ballots forwarded to either by the other Agent) and will retain a copy of such Ballots for a period of one (1) year after the Effective Date of the Plan, unless otherwise instructed by AWI, in writing, or otherwise ordered by the Bankruptcy Court.

6.   TABULATION OF BALLOTS:

     A.   DETERMINATION OF AMOUNT OF CLAIMS VOTED:

          (I)  DEBT SECURITIES:

               With respect to the tabulation of Ballots cast by record holders and beneficial owners of Debt Securities, for purposes of voting, the amount that will be used to tabulate acceptance or rejection of the Plan will be the Record Amount. The following additional rules will apply to the tabulation of Ballots cast by record holders and beneficial owners of Debt Securities:

               (1) Votes cast by beneficial owners holding Debt Securities through a Debt Nominee will be applied against the positions held by such entities in the applicable Debt Securities as of the Voting Record Date, as evidenced by the record and depository listings. Votes submitted by a Debt Nominee, whether pursuant to a Master Ballot or prevalidated Ballots, will not be counted in excess of the Record Amount of Debt Securities held by such Debt Nominee.

               (2) To the extent that conflicting votes or "overvotes" are submitted by a Debt Nominee, whether pursuant to a Master Ballot or prevalidated Ballots, the Special Voting Agent will attempt to resolve the conflict or overvote prior to the preparation of the vote certification.

               (3) To the extent that overvotes on a Master Ballot or prevalidated Ballots are not reconcilable prior to the preparation of the vote certification, the Special Voting Agent will apply the votes to accept and to reject the Plan in the same proportion as the votes to accept and reject the Plan submitted on the Master Ballot or prevalidated Ballots that contained the overvote, but only to the extent of the Debt Nominee's position in the applicable Debt Security.

               (4) Multiple Master Ballots may be completed by a single Debt Nominee and delivered to the Special Voting Agent. Votes reflected by multiple Master Ballots will be counted, except to the extent that they are duplicative of other Master Ballots. If two or more Master Ballots are inconsistent, the latest Master Ballot received prior to the Voting Deadline will, to the extent of such inconsistency, supersede and revoke any prior Master Ballot.

               (5) For purposes of tabulating votes, each registered record holder or beneficial owner of a Debt Security will be deemed to have voted the full amount of its Claim relating to such Debt Security.

          (II) CLAIMS OTHER THAN DEBT SECURITIES, ASBESTOS PROPERTY DAMAGE CLAIMS, ASBESTOS PERSONAL INJURY CLAIMS, AND ENVIRONMENTAL
               CLAIMS:

               With respect to the tabulation of Ballots for all Claims other than (a) Debt Securities, (b) Asbestos Property Damage Claims,
               (c) Asbestos Personal Injury Claims, and (d) Environmental Claims, for purposes of voting, the amount to be used to tabulate acceptance or rejection of the Plan is as follows (in order of priority):

               (1) If, prior to the Voting Deadline, (i) the Bankruptcy Court enters an order fully or partially allowing a Claim, whether for all purposes or for voting purposes only, (ii) a Claim is fully or partially allowed for all purposes in accordance with the Claims Settlement Guidelines, or (iii) AWI and the holder of a Claim agree to fully or partially allow such Claim for voting purposes only and no objection to such allowance is received by AWI within seven (7) calendar days after service by first-class mail of notice of such agreement to the parties on the All Notices List (as such term is defined in the Order Establishing Case Management Procedures and Hearing Schedule, entered on February 11,
                    2002), the amount allowed thereunder.

               (2) The liquidated amount specified in a proof of claim timely filed in accordance with the General Bar Date Order, so long as such Claim has not been disallowed or expunged by the Bankruptcy Court and is not the subject of an objection pending as of the Voting Record Date.

               (3) The Claim amount listed in the Schedules as unliquidated, undisputed, and noncontingent.

               (4) If a claim is recorded in the Schedules or on a proof of claim as unliquidated, contingent and/or undetermined only in part, the holder of the claim shall be entitled to vote that portion of the claim that is liquidated, noncontingent and undisputed in the liquidated, noncontingent and undisputed amount, subject to any limitations set forth herein and unless otherwise ordered by the Court.

               (5)  Wholly Unliquidated, Contingent, and/or Undetermined Claims:

                    (a) If a proof of claim has been timely filed in accordance with the General Bar Date Order and such Claim is wholly unliquidated, contingent, and/or undetermined, the claim amount, for voting purposes only, shall be $1.00 so long as such Claim has not been disallowed or expunged by the Court and is not the subject of an objection pending as of the Voting Record Date.

                    (b) CLAIMANT'S VOTING MOTION: The Confirmation Hearing Notice will include a summary description of the "one dollar, one vote" procedure with respect to holders of filed Claims (other than Asbestos Personal Injury Claims) that are wholly unliquidated, contingent, and/or undetermined as described in section 6.a(ii)(5)(a) above. The Confirmation Hearing Notice will further state that any claimant wishing to have its Claim allowed for voting purposes in a greater amount must serve on AWI and file with the Bankruptcy Court, on or before the fifteenth (15th) day after the deadline by which AWI must have served the Solicitation Packages, a motion for an order pursuant to Bankruptcy Rule 3018(a) temporarily allowing such claim in a different amount for purposes of voting (a "CLAIMANT'S VOTING MOTION"). A Claimant's Voting Motion must set forth with particularity the amount and classification of which such claimant believes its Claim should be allowed for voting purposes, and the evidence in support of that belief.

          (III) ASBESTOS PROPERTY DAMAGE CLAIMS:

               With respect to the tabulation of Ballots for all Asbestos Property Damage Claims entitled to vote on the Plan, the amount to be used to tabulate acceptance or rejection of the Plan will be as follows (in order of priority):

               (1) If, prior to the Voting Deadline, (i) the Bankruptcy Court enters an order fully or partially allowing a Claim, whether for all purposes or for voting purposes only, (ii) a Claim is fully or partially allowed for all purposes in accordance with the Claims Settlement Guidelines, or (iii) AWI and the holder of a Claim agree to fully or partially allow such Claim for voting purposes only and no objection to such allowance is received by AWI within seven (7) calendar days after service by first-class mail of notice of such agreement to the parties on the All Notices List (as such term is defined in the Order Establishing Case Management Procedures and Hearing Schedule, entered on February 11,
                    2002), the amount allowed thereunder.

               (2) The liquidated amount specified in a proof of claim timely filed prior to the Asbestos PD Bar Date.

               (3) If a proof of claim has been timely filed prior to the Asbestos PD Bar Date and there is no liquidated amount specified therein or such Claim is wholly unliquidated, contingent, and/or undetermined, the claim amount, for voting purposes only, shall be $100.00.

               (4) If, prior to the Confirmation Hearing, the Bankruptcy Court enters a final order approving a settlement between AWI and the holder of an Asbestos Property Damage Claim, the vote of such holder of an Asbestos Property Damage Claim will not be counted.

               The amount used to tabulate votes to accept or reject the Plan with respect to Asbestos Property Damage Claims will be for voting purposes only and will not be binding upon the holder, the Asbestos PD Trust or any other Entity for any purpose other than voting on the Plan.

          (IV) ASBESTOS PERSONAL INJURY CLAIMS:

               With respect to the tabulation of Ballots for all Asbestos Personal Injury Claims, for voting purposes only, the amount to be used to tabulate acceptance or rejection of the Plan will be as described in section 4.b hereof.

          (V)  ENVIRONMENTAL CLAIMS:

               With respect to the tabulation of Ballots for Environmental Claims, for voting purposes only, the amount to be used to tabulate acceptance or rejection of the Plan will be the amount of the liquidated claim set forth under the applicable environmental settlement agreement, or, if such settlement agreement has not become effective as of the Voting Record Date, $100.00.

     Any holder of a Claim that is not entitled to vote because its Claim is the subject of an objection pending before the Bankruptcy Court, or is entitled to vote but seeks to challenge the amount of the allowed amount of the Claim for voting purposes, may file a Claimant's Voting Motion. A Claimant's Voting Motion must be filed by a holder of a Claim on or before the fifteenth (15th) calendar day after the deadline by which AWI must have served the Solicitation Packages. As to any creditor filing such a motion, such creditor's Ballot will not be counted unless temporarily allowed by the Court for voting purposes, after notice and a hearing.

B.   DETERMINATION OF NUMBER OF CLAIMS VOTED BY BENEFICIAL OWNERS OF DEBT
     SECURITIES:

     Each beneficial owner of Debt Securities is entitled to one (1) vote on account of its holdings of Debt Securities.

     C. AGGREGATION OF MULTIPLE UNSECURED CLAIMS (OTHER THAN DEBT SECURITIES) FOR VOTING, CLASSIFICATION, AND TREATMENT UNDER THE PLAN:

          (I)  SPECIFIC RULES RELATING TO ENTITIES WITH MULTIPLE CLAIMS:

               For purposes of voting, classification, and treatment under the Plan, except as provided in section 6.c(ii) hereof, each Entity that holds or has filed more than one (1) Unsecured Claim (other than an Unsecured Claim under a Debt Security) against AWI shall be treated as if such Entity has only one (1) Unsecured Claim against AWI, the Unsecured Claims (other than Unsecured Claims under Debt Securities) filed by such Entity shall be aggregated, and the total dollar amount of such Entity's Unsecured Claims (other than Unsecured Claims under Debt Securities) against AWI shall be the sum of the aggregated Unsecured Claims of such Entity.

          (II) SPECIFIC RULES RELATING TO TRANSFERS OF UNSECURED CLAIMS OTHER THAN DEBT SECURITIES:

               For purposes of voting, classification, and treatment under the Plan, other than with respect to Debt Securities, the number and amount of Unsecured Claims held by an Entity to which any Unsecured Claim (other than a Debt Security) is transferred and which transfer is effective pursuant to Bankruptcy Rule 3001(e) no later than the close of business on the Voting Record Date shall be determined based upon the identity of the original holder of such Unsecured Claim and whether any Unsecured Claims held by the Entity entitled to vote as of the Voting Record Date would be aggregated pursuant to section 6.c(i) hereof if they were held by the original holder thereof as of the Voting Record Date.

     D.   BALLOTS EXCLUDED:

          A Ballot will not be counted if any of the following applies to such
          Ballot:

          (I) The holder submitting the Ballot is not entitled to vote, pursuant to section 5.a hereof.

          (II) The Ballot is not ACTUALLY RECEIVED by the Voting Agent or the Special Voting Agent, as the case may be, in the manner set forth in section 5.c hereof by the Voting Deadline unless AWI shall have granted in writing an extension of the Voting Deadline with respect to such Ballot.

          (III) The Ballot is returned to the Voting Agent or Special Voting Agent, as the case may be, indicating acceptance or rejection of the Plan but is unsigned.

          (IV) The Ballot is postmarked prior to the deadline for submission of Ballots but is received afterward.

          (V) The Ballot is illegible or contains insufficient information to permit the identification of the claimant.

          (VI) The Ballot is transmitted to the Voting Agent or Special Voting Agent, as the case may be, by facsimile or other electronic means.

          (VII) The Ballot is submitted in a form that is not the appropriate Ballot for such claim.

          (VIII) A Ballot that is not completed - including, without limitation, a Master Ballot with respect to an Asbestos Personal Injury Claim on which the attorney fails to make the required certification.

E.   GENERAL VOTING PROCEDURES AND STANDARD ASSUMPTIONS:

          In addition, the following voting procedures and standard assumptions will be used in tabulating Ballots.

     (I) A creditor may not split his, her, or its vote. Accordingly, except as provided in section 6.c(ii) hereof, (a) each creditor shall have a single vote within a particular class, (b) the full amount of all such creditor's claims (calculated in accordance with these procedures) within a particular class shall be deemed to have been voted either to accept or reject a Plan, and (c) any Ballot that partially rejects and partially accepts the Plan shall not be counted. Notwithstanding the foregoing, each beneficial owner of a Debt Security as of the Voting Record Date shall be entitled to a single vote for each issue of Debt Securities held either directly as a registered holder or held through a Debt Nominee.

     (II) The Voting Agent or the Special Voting Agent, in its discretion, may contact voters to cure any defects in the Ballots or Master Ballots.

     (III) Any voter that delivers a valid Ballot or Master Ballot may withdraw his, her, or its vote by delivering a written notice of withdrawal to the Voting Agent or Special Voting Agent before the Voting Deadline. To be valid, the notice of withdrawal must (a) be signed by the party who signed the Ballot or Master Ballot to be revoked and (b) be received by the Voting Agent or the Special Voting Agent before the Voting Deadline. AWI may contest the validity of any withdrawals.

     (IV) If multiple Ballots are received from different holders purporting to hold the same Claim, in the absence of contrary information establishing which claimant held such Claim as of the Voting Deadline or, in the case of Debt Securities, the Voting Record Date, the latest-dated Ballot that is received prior to the Voting Deadline will be the Ballot that is counted.

     (V) If multiple Ballots are received from a holder of a Claim and someone purporting to be his, her, or its attorney or agent, the Ballot received from the holder of the Claim will be the Ballot that is counted, and the vote of the purported attorney or agent will not be counted.

     (VI) There shall be a rebuttable presumption that any claimant who submits a properly completed superseding Ballot or withdrawal of Ballot on or before the Voting Deadline has sufficient cause, within the meaning of Bankruptcy Rule 3018(a), to change or withdraw such claimant's acceptance or rejection of the Plan.

     (VII) A Ballot that is completed, but on which the claimant did not note whether to accept or reject the Plan, shall not be counted as a vote to accept or reject the Plan.

     (VIII) If multiple Ballots are received from a holder of a Claim for the same Claim, the latest-dated Ballot that is received prior to the Voting Deadline shall be the Ballot that is counted as vote to accept or reject the Plan.

Exhibit A

                      NEWSPAPERS

----------------------------------------------------
                REGIONAL NEWSPAPERS
----------------------------------------------------
Mobile Register
----------------------------------------------------
Daily News
----------------------------------------------------
LA Times
----------------------------------------------------
Pensacola News Journal
----------------------------------------------------
Macon Telegraph
----------------------------------------------------
Kankakee Daily Journal
----------------------------------------------------
Baltimore Sun
----------------------------------------------------
Jackson Clarion Ledger
----------------------------------------------------
Columbus Dispatch
----------------------------------------------------
Stillwater Newspress
----------------------------------------------------
Portland Oregonian
----------------------------------------------------
Beaver County Times
----------------------------------------------------
Lancaster Intelligencer
----------------------------------------------------
Williamsport Sun-Gazette
----------------------------------------------------

                                    EXHIBIT B

                 ASBESTOS PUBLICATION NOTICE TRADE PUBLICATIONS

Subject to modification before AWI commences its solicitation process, the Asbestos Publication Notice will be published in one time insertions in the following publications, so long as an issue of such publication will be printed and mailed prior to thirty days prior to the Voting Deadline:


   -----------------------------------------------------------------------------
                                       PUBLICATION
   =============================================================================
                                      Field & Stream
   -----------------------------------------------------------------------------
                                          Parade
   -----------------------------------------------------------------------------
                                     Reader's Digest
   -----------------------------------------------------------------------------
                                    Sports Illustrated
   -----------------------------------------------------------------------------
                                       USA Weekend
   -----------------------------------------------------------------------------

                                   EXHIBIT "E"
                        ARMSTRONG WORLD INDUSTRIES, INC.
                              LIQUIDATION ANALYSIS


STATEMENT OF ASSETS
($ in thousands)

                                                                                   BOOK VALUE AS OF  HYPOTHETICAL       ESTIMATED
                                                                                  SEPTEMBER 30, 2002  PERCENTAGE       LIQUIDATION
                                                                                        (NOTE A)       RECOVERY           VALUE
                                                                             Note     (Unaudited)                      (Unaudited)
                                                                         -------------------------    ----------     ---------------
                                                                                          [1]             [2]        [1] * [2] = [3]
Debtor Entity
       Cash and Cash Equivalents                                              B          $205,925          100%            $205,925
       Accounts and notes receivable                                          C           151,415           78%             117,993
       Inventory                                                              D            84,379           62%              52,354
       Income Taxes                                                                       118,900            0%                   0
       Deferred Taxes                                                                      46,800            0%                   0
       Other Current Assets                                                   E            20,050           16%               3,235
       Property, Plant and Equipment, Net                                     F           647,468           11%              69,480
       Other Intangibles                                                      G            49,288            NM             100,000
       Other Non-Current Assets                                               H           488,349           19%              95,120
       Other Investments                                                      I            41,900            NM             101,000
                                                                                     -------------                   ---------------

             Total Assets                                                              $1,854,475                          $745,108

Orderly Liquidation Value of Non-Debtor Entities                              J                                            $841,950
                                                                                                                     ---------------
Assets and Other Items Available for Distribution                                                                        $1,587,058
                                                                                                                     ---------------

Costs Associated with Liquidation:                                            K
       Corporate Payroll/Overhead Costs during Liquidation                                                                 (141,750)
       Chapter 7 Trustee Fees                                                                                               (22,353)
       Chapter 7 Professional Fees                                                                                           (2,700)
       Fees associated with Orderly Liquidation of Non-Debtor Entities                                                      (25,259)
                                                                                                                     ---------------
             Costs Associated with Liquidation                                                                            ($192,062)
                                                                                                                     ---------------

Net Estimated Liquidation Proceeds Available for Distribution                                                            $1,394,996
                                                                                                                     ===============

    DISTRIBUTION ANALYSIS SUMMARY
    ($ in thousands)                                                              ESTIMATED                     ESTIMATED
                                                                                  Allowable                    Liquidation
                                                                                    Claims                        Value
                                                                           -------------------------    -------------------------
    Net Estimated Proceeds Available for Distribution                                                                 $1,394,996

    Less Secured Claims (Note L):
          Other                                                                                $116
                                                                           -------------------------

          Total Secured Claims                                                                                              $116

    Net Estimated Liquidation Proceeds Available After Secured Claims                                                 $1,394,880

    Less Chapter 11 Administrative and Priority Claims (Note M):
                Drawn Letters of Credit                                                     $40,000
                Post-Petition Account Payable                                                62,924
                Post-Petition Accrued Expenses                                               37,332
                Administrative Expense Claims                                                 6,900
                Priority Claims (filed)                                                           0
                Priority Tax Claims (filed)                                                      30
                Professional Fees                                                            18,200
                                                                           -------------------------

          Total Administrative and Priority Claims                                                                      $165,386

    Proceeds Available to Unsecured Claims                                                                            $1,229,494

    Less Unsecured Claims with Debtor entities (Note N):
                Asbestos PI Liability Claim                                              $3,078,432
                Prepetition Account Payable                                                  53,400
                Prepetition Accrued Expenses                                                 56,100
                Filer Debt at Face Value                                                  1,400,700
                ESOP Loan Guarantee                                                         145,900
                Est. Executory Contract Damage Claims                                        21,900
                Other Claims Estimated                                                       15,000
                Debtor's Pre-petition L/C Balance                                            26,500
                                                                                                        -------------------------

          Total Unsecured Claims and Estimated Present and
            Future Asbestos Personal Injury Claims                                                                    $4,797,932

    Net Estimated Deficiency to Unsecured Claims                                                                     ($3,568,438)
                                                                                                        =========================

          Hypothetical Recovery (%)                                                                                        25.6%
                                                                                                        =========================


                          NOTES TO LIQUIDATION ANALYSIS

AWI believes that the Plan meets the "best interest of creditors" test of section 1129(a)(7) of the Bankruptcy Code. AWI believes that the members of each impaired class will receive at least as much as they would if a chapter 7 liquidation was performed for AWI. The analysis is summarized below.

The Liquidation Analysis reflects the estimated cash proceeds, net of liquidation-related costs, that would be realized if AWI were to be liquidated in accordance with chapter 7 of the Bankruptcy Code. Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by AWI's management and Lazard, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of AWI and its management, and upon assumptions with respect to the liquidation decisions that could be subject to change. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF AWI WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

The Liquidation Analysis was prepared by AWI's management with the assistance of Lazard, based on AWI's balance sheet as of the end of the Third Quarter of 2002, and on the assumption that in a chapter 7 liquidation, AWI would cease operations on June 30, 2003. The Liquidation Analysis assumes that the actual September 30, 2002 balance sheet, on which the analysis is based, is a proxy for the June 30, 2003 balance sheet. It is also assumed that the liquidation of AWI would commence under the direction of a Court-appointed trustee and continue for nine months, during which time all of AWI's major assets would either be sold or conveyed to the respective lien holders, and the cash proceeds, net of liquidation-related costs, would then be distributed to creditors, including holders of Asbestos Personal Injury Claims. Although some assets might be liquidated in less than nine months, other assets would be more difficult to collect or sell, thus requiring a liquidation period substantially longer than nine months. The liquidation period would allow for the collection of receivables, sale of assets, and wind-down of daily operations. For certain assets, estimates of the liquidation proceeds were made for each asset individually. For other assets, liquidation values were assessed for general classes of assets by estimating the percentage recoveries that a trustee might achieve through their disposition. The Liquidation Analysis was performed by liquidating debtor assets and assuming an orderly liquidation on a going concern basis for the non-debtor assets and assumes that liquidation proceeds would be distributed in accordance with Bankruptcy Code sections 726 and 1129(b). The Liquidation Analysis assumes that there are no proceeds from recoveries of any potential preferences, fraudulent conveyances, or other causes of action.

                        FOOTNOTES TO LIQUIDATION ANALYSIS

A summary of the assumptions used by Lazard and AWI's management in preparing the liquidation analysis is set forth below.


NOTE A - Book Values as of September 30, 2002

Unless stated otherwise, the book values used in this Liquidation Analysis are the unaudited book values as of September 30, 2002 of AWI only and are assumed to be representative of AWI's assets and liabilities as of June 30, 2003. The balances exclude investments in affiliates, investments in subsidiaries, and amounts due from subsidiary companies totaling $4,288.8 million, as well as the consolidated assets of non-filed subsidiaries. These assets are valued in Note J below.

NOTE B - Cash and Cash Equivalents

The Liquidation Analysis assumes that operations during the liquidation period would not generate additional cash available for distribution except for net proceeds from the disposition of non-cash assets. It is assumed that cash and cash equivalents of approximately $206 million held in corporate accounts would be 100% collectible. Other cash, located at non-debtor subsidiaries, is comprised of minimum operating cash and an estimated $47.5 million of excess cash, which has been allocated to the orderly liquidation value of the non-debtor entities.

NOTE C - Accounts Receivable

The accounts receivable assumes that a chapter 7 trustee would retain a staff to process the collection of outstanding accounts receivable. Proceeds from the collection of trade accounts receivable were estimated using the same methodology as the borrowing base certificate prepared on June 30, 2002 for the DIP Agent. This borrowing base certificate methodology was applied to the September 30, 2002 balance sheet values. The result is assumed to be an estimate of the amount of proceeds that would be available to a secured lender in the event of a liquidation as it is generally deemed adequate to cover the amount of the funds advanced based on the anticipated collections. Based on the borrowing base certificate, certain ineligible items were subtracted, and a discount based on the borrowing base advance rate was applied to the net receivables amount.

Accounts and notes receivable have been discounted to approximately 78% of their book value as a result of the application of this methodology.

NOTE D - Inventory

Inventories are comprised of raw materials, work-in-process and finished goods. Proceeds from the collection of inventories were estimated using the same methodology as the borrowing base certificate prepared on June 30, 2002 for the DIP Agent. This borrowing base certificate methodology was applied to the September 30, 2002 balance sheet. Raw materials inventory is generally assumed to be commodity materials and is assumed to be recoverable at 15% of eligible raw materials. It is assumed that the work-in-process inventory will be sold at 25% of eligible work in process. The amount of the finished goods inventory recovery is estimated at 60% of eligible finished goods. This methodology resulted in an overall inventory recovery as a percentage of net book value of 62%. The liquidation of AWI's substantial investment in inventory will require the expenditure of significant funds, including the costs of retaining a sales force and operating the distribution centers during the liquidation period. These costs are discussed in Note K --Costs Associated with Liquidation.

NOTE E - Other Current Assets

Other current assets include prepaid marketing and promotion expenses, prepaid sundry expenses, prepaid taxes, prepaid insurance, and other miscellaneous current assets. Prepaid insurance is assumed to have an 80% recovery rate, the liquidation value of prepaid sundry expenses is assumed to have a 50% recovery rate, and prepaid marketing and promotions, and prepaid taxes are assumed to have a 0% recovery rate. All other current assets are assumed to have no recovery. This methodology resulted in an overall other current asset recovery as a percentage of net book value of 16%.

NOTE F - Property, Plant & Equipment, Net

Property, Plant & Equipment includes owned land, buildings, machinery and equipment. The recovery rates for property, plant and equipment were determined by assumptions of AWI's management. Using this valuation, Property, Plant & Equipment was deemed to have a liquidation value of approximately 11% of its book value.

NOTE G - Other Intangibles

Other intangibles include the AWI brand name and the net amortized value of computer software. Based on a forecast of potential future royalty fees and related administrative costs, and taking into account AWI's own business plan, the liquidation value of the AWI brand name is estimated to be approximately $100 million. The net amortized value of computer software is assumed to have no recovery in a chapter 7 liquidation.

NOTE H - Other Non-Current Assets

Other non-current assets include the pension fund surplus, the trust established in connection with the Thomasville deferred compensation plan, an environmental receivable, and a reserve. The assumed value of the pension fund at liquidation is based upon an analysis conducted by Hewitt Associates. This value is based on estimating the after-tax value of the surplus between the value of the pension plan assets and the cost to purchase the annuity contracts from an insurance company.

NOTE I - Other Investments

Other investments include an investment in Interface Solutions, Inc. ("ISI") and an investment in the WAVE joint venture. The investment in ISI is assumed to have a value of $1 million in a liquidation, and the WAVE joint venture is assumed to have a value of $100 million in a liquidation analysis based on the capitalized value of the historical dividend stream in perpetuity.

NOTE J - Orderly Liquidation Value of Non-Debtor Entities

Orderly Liquidation Value of non-debtor business units includes Armstrong Wood Products, Armstrong European Resilient Flooring (ADE), European Building Products, Textile and Sports Flooring, and Pacific Rim Building Products; net of debt of $71.5 million, plus excess cash of $47.5 million as of October 31, 2002. The entities were valued using the same comparable company multiple methodology as used in determining the Reorganization Value. An additional 25% discount was applied to the multiples to reflect the orderly liquidation versus a full marketing and sales process of a going concern.

NOTE K - Costs Associated with Liquidation

Corporate payroll and operating costs during liquidation are based upon the assumption that corporate functions would be required to oversee the liquidation process. Corporate payroll/overhead costs of $141.8 million are calculated using the pay and benefits ($27 million/month) for 100% of employees of AWI for three months, for 50% of employees of AWI for three months, and for 25% of employees of AWI for three months.

Chapter 7 Trustee Fees include those fees associated with the appointment of a chapter 7 trustee in accordance with Section 326 of the Bankruptcy Code. Trustee fees are estimated based on historical experience in other similar cases and are calculated at 3% of the total cash generated during the liquidation.

Chapter 7 Professional Fees include legal and accounting fees incurred during the nine-month liquidation period. Monthly professional fees are assumed to be $300,000 per month during the beginning of the chapter 7 liquidation and will last for nine months.

In addition, a fee of 3% was assumed to reflect the cost relating to the sale of non-debtor entities.

The costs of administering a chapter 7 liquidation are estimated as follows:

              Corporate payroll/Overhead Costs             $141.8 million
              Trustee Fees                                 $22.3 million
              Professional Fees                            $2.7 million
              Wind-down Costs                              $25.3 million
              Total                                        $192.0 million


NOTE L - Secured Creditor Claims

For purposes of the Liquidation Analysis, AWI's management believes that the only significant secured claims are related to capital lease obligations, utility and mechanic's liens, and the St. Helen's debt. AWI's management believes that the COLI claims will be satisfied by the insurance policies to the extent these policies have value.

NOTE M - Administrative and Priority Claims

Administrative and priority claims include postpetition trade payables and accrued expenses, priority tax claims and other claims. Postpetition accrued expenses include estimates of additional administrative and priority claims in a chapter 7 case.

NOTE N - Prepetition Unsecured Claims and Present and Future Asbestos Personal Injury Claims

For purposes of the Liquidation Analysis, AWI's management has assumed that unsecured claims will consist of Asbestos Personal Injury Claims (net of insurance at book value), and all other Unsecured Claims, including prepetition accounts payable, prepetition accrued expenses, subordinated claims, and unsecured claims. AWI's management has assumed that future, unknown Asbestos Personal Injury Claims either will be treated as "claims" under section 101(5) of the Bankruptcy Code or will receive some allocation of value from the liquidation of AWI's assets to enable payment of such claims. Unsecured claims do not represent net intercompany claims against AWI of $420.1 million, and, if such claims were included and paid pari passu with other unsecured claims, the percentage recovery for creditors would be lower. The Abestos Personal Injury Claimants' Committee and the Future Claimants' Representative believe that the actual value of Abestos Personal Injury Claims would be higher than the assumed value used in the liquidation analysis.

                                   EXHIBIT "F"



                SUBSIDIARIES OF ARMSTRONG WORLD INDUSTRIES, INC.

AWI'S DIRECTLY OWNED DIRECT SUBSIDIARIES                              JURISDICTION OF INCORPORATION
Armstrong Cork Finance Corporation                                    Delaware
Armstrong Enterprises, Inc.                                           Vermont
Armstrong Foundation (non-profit)                                     Pennsylvania
Armstrong Holdings Canada, Inc.                                       Delaware
Armstrong Realty Group, Inc.                                          Pennsylvania
Armstrong Ventures, Inc.                                              Delaware
Armstrong Wood Products, Inc. ("AWP")                                 Delaware
Armstrong World Industries Asia, Inc.                                 Nevada
Armstrong World Industries (Delaware) Inc.                            Delaware
Armstrong World Industries (India) Inc.                               Nevada
Armstrong World Industries Latin America, Inc.                        Nevada
Armstrong.com Holding Company                                         Delaware
AWI Licensing Company                                                 Delaware
A W I (NEVADA), INC.                                                  Nevada
Charleswater Products, Inc.                                           Delaware
Chemline Industries, Inc.                                             Delaware
Desseaux Corporation of North America                                 Delaware
IWF, Inc.                                                             Nevada
Natural Plastic Research Institute                                    Delaware
Nitram Liquidators, Inc.                                              Delaware
Worthington Armstrong Venture
 (50%-owned unincorporated affiliate) ("WAVE")

AWI'S DIRECTLY OWNED FOREIGN SUBSIDIARIES                             JURISDICTION OF INCORPORATION
AIPB SPRL                                                             Belgium
Armstrong (Floor) Holdings, B.V.                                      Netherlands
Armstrong (Floor) Holdings Ltd.                                       United Kingdom
Armstrong (Japan) K.K. (IN LIQUIDATION)                               Japan
Armstrong (Singapore) Pte. Ltd.                                       Singapore
Armstrong (U.K.) Investments                                          United Kingdom
Armstrong Architectural Products S.L.                                 Spain
Armstrong Building Products                                           United Kingdom
Armstrong Building Products B.V.                                      Netherlands
Armstrong Building Products Company (Shanghai) Ltd.                   PRC
Armstrong Building Products G.m.b.H.                                  Germany
Armstrong Building Products S.A.                                      France
Armstrong Building Products S.r.l.                                    Italy
Armstrong DLW AG ("DLW")                                              Germany
Armstrong Europa G.m.b.H.                                             Germany
Armstrong Europe Services                                             United Kingdom
Armstrong FSC, Ltd.                                                   Bermuda
Armstrong Floor Products Europe Ltd.                                  United Kingdom
Armstrong Floor Products Europe Ltd. (Rep Office)                     Spain
Armstrong Floor Products Europe S.a.r.l.                              France
Armstrong Metal Ceilings Limited                                      United Kingdom
Armstrong Metalldecken Holding AG ("AWI METALLDECKEN")                Switzerland
Armstrong World do Brasil Ltda.                                       Brazil
Armstrong World Industries (Australia) Pty. Ltd.                      Australia
Armstrong World Industries (China) Ltd.                               PRC
Armstrong World Industries (H.K.) Limited                             Hong Kong
Armstrong World Industries (India) Private Limited                    India
Armstrong World Industries (Thailand) Ltd.                            Thailand


Armstrong World Industries AB                                         Sweden
Armstrong World Industries Canada Ltd.                                Canada
Armstrong World Industries Holding G.m.b.H.                           Germany
Armstrong World Industries Ltd.                                       United Kingdom
Armstrong World Industries Mauritius                                  Mauritius
Armstrong World Industries Pty. Ltd.                                  Australia
Armstrong World Industries de Mexico, S.A. de C.V.                    Mexico
Liberty Commercial Services Ltd.                                      Bermuda

AWP'S DOMESTIC SUBSIDIARIES                                           JURISDICTION OF INCORPORATION
Bruce Hardwood Flooring LLC                                           Delaware
Hartco Flooring Company                                               Tennessee
Robbins Hardwood Flooring, Inc.                                       Delaware
Triangle Pacific International LLC                                    Delaware
Worldwide Kitchens, Inc.                                              Delaware

AWP'S FOREIGN SUBSIDIARIES                                            JURISDICTION OF INCORPORATION
Bruce Hardwood Floors Mexico, S.A. de C.V.                            Mexico
Servitec Mexico, S.A. de C.V.                                         Mexico
Bruce Hardwood Floors (UK) Limited                                    United Kingdom
Bruce Chile Distribuidora Limitada                                    Chile

DLW'S DOMESTIC SUBSIDIARIES                                           JURISDICTION OF INCORPORATION
DDSS North America, Inc.                                              Delaware
Desso (U.S.A.) Inc.                                                   Pennsylvania

DLW'S FOREIGN SUBSIDIARIES                                            JURISDICTION OF INCORPORATION
"Marka" Bodenbelags-Vertriebs-GmbH                                    Germany
Armstrong DLW Belgium N.V.                                            Belgium
Armstrong DLW Licensing GmbH                                          Germany
Birla-DLW Ltd.                                                        India
DLW (Schweiz) AG                                                      Switzerland
DLW Austria Gesellschaft m.b.H.                                       Austria
DLW Beteiligungs GmbH                                                 Germany
DLW Bodenbelags GmbH                                                  Germany
DLW Financial Services Finanzierungsvermittlungs-GmbH                 Germany
DLW Floorings Ltd. (LIQUIDATION IN PROCESS/PLANNED)                   United Kingdom
DLW France S.a.r.l.                                                   France
DLW Iberica S.A.                                                      Spain
DLW Italia S.p.A. (PLANNED NAME CHANGE IN 04/03)                      Italy
DLW Nederland B.V.                                                    Netherlands
DLW Norge A/S                                                         Norway
DLW Scandinavia A/S                                                   Denmark
DLW Versicherungs-und Werbevermittlungs-GmbH                          Germany
DLW vybaveni interieru s.r.o.                                         Czech Republic
Desso Asia Pacific Pte. Ltd.                                          Singapore
Desso Australia Pty. Ltd.                                             Australia
Desso Belgie                                                          Belgium
Desso Dendermonde                                                     Belgium
Desso DLW Sports Systems                                              Belgium
Desso DLW Sports Systems B.V.                                         Netherlands
Desso DLW Sports Systems GmbH                                         Germany
Desso DLW Sports Systems Limited                                      United Kingdom
Desso DLW Sports Systems S.A.                                         Spain
Desso DLW Sports Systems S.a.r.l.                                     France


                                      F-2

Desso DLW Sports Systems Srl.                                         Italy
Desso DLW Textil GmbH                                                 Germany
Desso Danmark A/S                                                     Denmark
Desso Esco Espana S.A.                                                Spain
Desso Esco Italia S.p.A.                                              Italy
Desso Esco (UK) Limited                                               United Kingdom
Desso France SAS                                                      France
Desso Home B.V.                                                       Netherlands
Desso Limited                                                         United Kingdom
Desso Oss B.V.                                                        Netherlands
Desso Ltd.                                                            United Kingdom
Desso Waalwijk B.V.                                                   Netherlands
Indol Grundstucks-Verwaltungs Gesellschaft mbH & Co. OHG              Germany
Roder GmbH Sitzmobelwerke                                             Germany
Tapijtfabriek H. Desseaux N.V.                                        Netherlands

AWI METALLDECKEN'S DOMESTIC SUBSIDIARIES                              JURISDICTION OF INCORPORATION
Gema Metal Ceilings, Inc.                                             Delaware

AWI METALLDECKEN'S FOREIGN SUBSIDIARIES                               JURISDICTION OF INCORPORATION
Argenta Ltd.                                                          Hong Kong
Argenta Pte. Ltd.                                                     Singapore
Armstrong Metalldecken AG                                             Switzerland
Armstrong Metalldecken GmbH                                           Austria
Armstrong Metalldecken Management und Beratung AG                     Switzerland
Gema Metal Ceilings (Asia-Pacific) Pte. Ltd.                          Singapore
Gema Yapi Elemanlari Ticaret AS                                       Turkey
Phonex-Gema AG                                                        Switzerland

WAVE'S FOREIGN SUBSIDIARIES
Perfiles y Techos, S.L. (known as Peytesa)                            Spain
Worthington Armstrong Metal Products Co. (Shanghai) Ltd.              PRC
Worthington Armstrong UK Limited                                      United Kingdom
Worthington Armstrong Venture Europe S.A.                             France



                                                               PRELMINIARY COPY

                            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                                              ON AUGUST 26, 2003

                       SPECIAL MEETING OF SHAREHOLDERS OF


                            ARMSTRONG HOLDINGS, INC.

                                DECEMBER 3, 2003

 CO. # ________                                                 ACCT. # ________

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------

PLEASE CALL TOLL-FREE1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

TO VOTE BY INTERNET
-------------------

PLEASE ACCESS THE WEB PAGE AT www.voteproxy.com AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.



YOUR CONTROL NUMBER IS          -----------> [graphic]    ----------------------


                                                          ----------------------

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

--------------------------------------------------------------------------------

PROXY

                            ARMSTRONG HOLDINGS, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR SPECIAL MEETING OF STOCKHOLDERS, DECEMBER 3, 2003 AT 11:00 A.M.

           The undersigned stockholder of Armstrong Holdings, Inc. (the "Company") hereby appoints Michael D. Lockhart, John N. Rigas and Walter T. Gangl and each of them, as attorneys and proxies, each with power of substitution and revocation (collectively, the "Proxies"), to represent the undersigned at the Special Meeting of Stockholders of Armstrong Holdings, Inc. to be held at Weil, Gotshal and Manges LLP, 25th Floor, 767 Fifth Avenue, New York, NY 10153 on December 3, 2003 at 11:00 a.m., and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

           Receipt of the Notice of Special Meeting of Stockholders dated [September , 2003], the Proxy Statement furnished herewith, and the Disclosure Statement referred to therein is hereby acknowledged.

           THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1 AND PURSUANT TO ITEM 2.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         SPECIAL MEETING OF STOCKHOLDERS

                            ARMSTRONG HOLDINGS, INC.

                                DECEMBER 3, 2003



       [Graphic] PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED [Graphic]

--------------------------------------------------------------------------------


ITEM 1.. To dissolve the Company and to approve and adopt the plan of dissolution, winding up and distribution for the Company adopted by the board of directors of the Company (the "Plan of Dissolution"), a copy of which is attached as Exhibit A to the accompanying Proxy Statement.

         FOR              AGAINST              ABSTAIN

         [ ]               [ ]                  [ ]

ITEM 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly be presented to the special meeting or any adjournment of the special meeting.


(Signature)                                 (Signature if held jointly)                                   Dated:              , 2003
            ------------------------------                              -----------------------                  -------------



NOTE: THE SIGNATURE SHOULD AGREE WITH THE NAME ON YOUR STOCK CERTIFICATE. IF ACTING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH STOCKHOLDER SHOULD SIGN.




                                       2